As filed with the U.S. Securities and Exchange Commission on April 25, 2023

Registration No. 333-269113

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

Form S-4/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YOTTA ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6770	86-3374167
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1185 Avenue of the Americas
Suite 301
New York, NY 10036
(212) 612 -1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hui Chen, Chief Executive Officer
Yotta Acquisition Corporation
1185 Avenue of the Americas
Suite 301
New York, NY 10036
(212) 612 -1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: (212) 407-4000	Joseph M. Lucosky, Esq. Lucosky Brookman LLP 101 Wood Avenue South; 5th Floor Woodbridge, NJ 08830 Telephone: (732) 395-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions under the Merger Agreement described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/information statement/prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/information statement/prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/INFORMATION STATEMENT/PROSPECTUS SUBJECT TO
COMPLETION, DATED APRIL 25, 2023

YOTTA ACQUISITION CORPORATION

PROPOSED MERGER

YOUR VOTE IS VERY IMPORTANT

Dear Yotta Acquisition Corporation Stockholders:

You are cordially invited to attend the special meeting of the stockholders (the “Yotta Special Meeting”) of Yotta Acquisition Corporation (“Yotta”), which will be held at [●] [●].m., Eastern time, on [●], 2023. The Board of Directors has determined to convene and conduct the Yotta Special Meeting in a virtual meeting format at [●]. Stockholders will NOT be able to attend the Yotta Special Meeting in person. This proxy statement/information statement/prospectus includes instructions on how to access the virtual Yotta Special Meeting and how to listen, vote, and submit questions from home or any remote location with Internet connectivity.

Yotta is a Delaware blank check company established for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more businesses or entities, which we refer to as a “target business.” Holders of our common stock, par value $0.0001 per share (the “Common Stock”) will be asked to approve, among other things, the Merger Agreement, dated as of October 24, 2022 (the “Merger Agreement”), by and among Yotta, Yotta Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Yotta (“Merger Sub”), and NaturalShrimp Incorporated, a Nevada corporation (“NaturalShrimp”), and the other related proposals.

Upon the closing (the “Closing”) of the transactions contemplated in the Merger Agreement, Merger Sub will merge with and into NaturalShrimp, with NaturalShrimp surviving the merger as a wholly-owned subsidiary of Yotta. In addition, in connection with the consummation of the Business Combination, Yotta will be renamed “NaturalShrimp Incorporated.” The transactions contemplated under the Merger Agreement relating to the Business Combination are referred to in this proxy statement/information statement/prospectus as the “Business Combination” and New NaturalShrimp after the Business Combination is referred to in this proxy statement/information statement/prospectus as “New NaturalShrimp” or the “Combined Company.”

As a result of and upon the Closing, pursuant to the terms of the Merger Agreement, an aggregate of 17,500,000 shares of Common Stock will be issued to the NaturalShrimp Securityholders. NaturalShrimp Securityholders will also be entitled to receive additional shares post-Closing if certain revenue targets are achieved.

We anticipate that upon completion of the Business Combination, assuming no redemptions of the 11,500,000 shares of Common Stock sold by Yotta to the public in its initial public offering (the “Public Shares”), Yotta’s stockholders will retain an ownership interest of approximately 46.9% in New NaturalShrimp, the NaturalShrimp Securityholders will own approximately 51.6% of New NaturalShrimp and the representative of the underwriters in Yotta’s initial public offering (the “Representative”) will own approximately 1.5%. If all of the Public Shares are redeemed, Yotta’s stockholders will retain an ownership interest of approximately 19.7% in New NaturalShrimp, the NaturalShrimp Securityholders will own approximately 78% of New NaturalShrimp and the Representative will own approximately 2.3% of New NaturalShrimp. The ownership percentages with respect to New NaturalShrimp do not take into account the issuance of any additional shares of Common Stock underlying the Warrants but do take into account (i) the issuance of 1,184,350 shares of New NaturalShrimp Common Stock pursuant to the Rights; and (ii) the transfer of 1,006,250 shares of Common Stock held by the Sponsor and Yotta’s directors and officers to Yotta stockholders that elect not to redeem their Public Shares. If the actual facts are different from these assumptions (which they are likely to be), the percentage ownership retained by the Yotta stockholders will be different. See “Unaudited Pro Forma Condensed Combined Financial Information.”

As of [●], 2023, there was approximately $[●] in Yotta’s trust account (the “Trust Account”). On [●], 2023, the record date for the Yotta Special Meeting of stockholders, the last sale price of Yotta’s Public Shares was $[●].

Each stockholder’s vote is very important. Whether or not you plan to participate in the virtual Yotta Special Meeting, please submit your proxy card without delay. Stockholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a stockholder from voting virtually at the Yotta Special Meeting if such stockholder subsequently chooses to participate in the Yotta Special Meeting.

We encourage you to read this proxy statement/information statement/prospectus carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 35.

Yotta’s board of directors recommends that Yotta stockholders vote “FOR” approval of each of the proposals.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement/information statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/information statement/prospectus is dated [●], 2023, and is first being mailed to stockholders of Yotta on or about [●], 2023.

Hui Chen
Chief Executive Officer
Yotta Acquisition Corporation
[●], 2023

The information in this proxy statement/information statement/prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/information statement/prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/INFORMATION STATEMENT/PROSPECTUS SUBJECT TO
COMPLETION, DATED APRIL 25, 2023

NATURALSHRIMP INCORPORATED

PROPOSED MERGER

To the Securityholders of NaturalShrimp Incorporated:

On [●], 2023, the holders of the Series A Convertible Preferred Stock (the “Series A Preferred”) of NaturalShrimp Incorporated (“NaturalShrimp”) and Series F Convertible Preferred Stock of NaturalShrimp (the “Series F Preferred”), who hold, in the aggregate, at least a majority of the voting power of the shares of NaturalShrimp’s capital stock (with holders of Series A Preferred and Series F Preferred voting on an as-converted to NaturalShrimp common stock basis), executed and delivered to us irrevocable written consents (the “Stockholders’ Written Consents”). The Stockholders’ Written Consents approved the Merger Agreement, dated as of October 24, 2022 (the “Merger Agreement”), by and among Yotta Acquisition Corporation, a Delaware Corporation, Yotta Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Yotta (“Merger Sub”), and NaturalShrimp, pursuant to which Merger Sub will merge with and into NaturalShrimp, with NaturalShrimp surviving the merger as a wholly-owned subsidiary of Yotta (the “Business Combination”). Yotta is a blank check company established for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business transaction with one or more businesses or entities.

The Merger Agreement provides that outstanding shares of NaturalShrimp common stock, Series E Convertible Preferred Stock of NaturalShrimp, the Series F Preferred, and warrants to purchase shares of NaturalShrimp common stock or preferred stock that are not redeemed for cash, will be converted into the right to receive shares of common stock of Yotta. As a result of and upon the closing of the Business Combination, pursuant to the terms of the Merger Agreement, an aggregate of 17,500,000 shares of Yotta common stock will be issued to NaturalShrimp’s securityholders. NaturalShrimp’s securityholders will also be entitled to receive additional shares post-closing if certain revenue targets are achieved.

While the accompanying document, which we refer to as the “proxy statement/information statement/prospectus,” constitutes a proxy statement of Yotta under Section 14(a) of the Securities Exchange Act of 1934 with respect to the special meeting of Yotta’s stockholders to approve the Merger Agreement and certain related proposals, it also constitutes: (i) an information statement of NaturalShrimp with respect to the Merger Agreement and the Business Combination pursuant to Section 14(c) of the Securities Exchange Act of 1934; and (ii) a prospectus of Yotta with respect to the shares of Yotta common stock that it will issue to securityholders of NaturalShrimp in the Business Combination. The proxy statement/information statement/prospectus provides substantial information about the Merger Agreement and certain related agreements entered into by the parties to the Merger Agreement, the Business Combination, and the impact of the Business Combination on you as a holder of common stock, preferred stock, or warrants to purchase common stock of NaturalShrimp. We urge you to read this document carefully. A copy of the Merger Agreement, in its entirety, is attached as Annex A to the proxy statement/information statement/prospectus.

As described in the proxy statement/information statement/prospectus, the Merger Agreement has already been approved by holders of at least a majority of the voting power of the shares of our capital stock. Accordingly, we are not soliciting your proxy or consent in connection with the matters discussed above or in the accompanying proxy statement/information statement/prospectus.

We encourage you to read the accompanying proxy statement/information statement/prospectus carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 35.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of the proxy statement/information statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/information statement/prospectus is dated [●], 2023, and is first being mailed to securityholders of NaturalShrimp on or about [●], 2023.

Gerald Easterling

YOTTA ACQUISITION CORPORATION
1185 Avenue of the Americas; Suite 301
New York, NY 10036
Telephone: (212) 612-1400

NOTICE OF SPECIAL MEETING OF
YOTTA ACQUISITION CORPORATION STOCKHOLDERS
To Be Held on [●], 2023

To Yotta Acquisition Corporation Stockholders:

NOTICE IS HEREBY GIVEN, that you are cordially invited to attend a meeting of the stockholders of Yotta Acquisition Corporation (“Yotta,” “we”, “our”, or “us”), which will be held at [●] [●].m., Eastern time, on [●], 2023, at [●] (the “Yotta Special Meeting”). In light of COVID-19, we will hold the Yotta Special Meeting virtually. You can participate in the virtual Yotta Special Meeting as described in “The Yotta Special Meeting.”

During the Yotta Special Meeting, Yotta’s stockholders will be asked to consider and vote upon the following proposals, which we refer to herein as the “Proposals”:

●	To consider and vote upon a proposal to approve and adopt the Merger Agreement, dated as of October 24, 2022 (the “Merger Agreement”), by and among Yotta, Yotta Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Yotta (“Merger Sub”), and NaturalShrimp Incorporated, a Nevada corporation (“NaturalShrimp”) (the “Business Combination”), a copy of which is attached to this proxy statement/information statement/prospectus as Annex A, and the transactions contemplated thereby. This proposal is referred to as the “Business Combination Proposal” or “Proposal 1.”

●	To consider and vote upon a proposal to approve the Second Amended and Restated Certificate of Incorporation of Yotta, a copy of which is to be attached to this proxy statement/information statement/prospectus as Annex B (the “Amended Charter”). This proposal is referred to as the “Charter Amendment Proposal” or “Proposal 2.”

●	To consider and vote, on a non-binding advisory basis, upon three separate governance proposals relating to material differences between Yotta’s Current Charter and the Amended Charter to be in effect upon the completion of the Business Combination in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”). These proposals are referred to as the “Advisory Proposals” or “Advisory Proposals 3A-3C.”

●	Advisory Proposal A – to increase the number of shares of common stock that New NaturalShrimp is authorized to issue from 50,000,000 shares to 210,000,000 shares, consisting of 200,000,000 shares of New NaturalShrimp Common Stock and 10,000,000 shares of preferred stock;

●	Advisory Proposal B – to remove the requirement of an affirmative vote of holders of more than 60% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, to remove any or all of the directors at any time for cause; and

●	Advisory Proposal C – to change Yotta’s name to “NaturalShrimp Incorporated” and remove the various provisions applicable only to special purpose acquisition companies.

●	To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rules 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding shares of the common stock, par value $0.0001 per share, of Yotta (the “Common Stock”) and the resulting change in control in connection with the Business Combination. This proposal is referred to as the “Nasdaq Proposal” or “Proposal 4.”

●	To consider and vote upon a proposal to approve the adjournment of the Yotta Special Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals in the event Yotta does not receive the requisite stockholder vote to approve the proposals. This proposal is called the “Adjournment Proposal” or “Proposal 5.”

The Merger Agreement provides that approval of Proposals 1, 2 and 4 (the “Condition Precedent Proposals”) is a condition to each of the parties’ obligation to consummate the Business Combination. As such, if any of the Condition Precedent Proposals is not approved, the Business Combination cannot be consummated unless the condition is waived, to the extent legally permissible. As such, the approval of each of the Condition Precedent Proposals is conditioned on the approval (or waiver) of the other Condition Precedent Proposals. It is important for you to note that, in the event that our stockholders do not approve the Business Combination Proposal, Yotta will not consummate the Business Combination. If Yotta does not consummate the Business Combination and fails to complete an initial business combination by May 22, 2023 (or up to April 22, 2024 if the period of time to complete its initial business combination is further extended in accordance with its Certificate of Incorporation), Yotta will be required to dissolve and liquidate, unless we seek stockholder approval to amend our Certificate of Incorporation to extend the date by which Yotta must complete its initial business combination.

Approval of the Business Combination Proposal, the Advisory Proposals, the Nasdaq Proposal, and the Adjournment Proposal will each require the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Yotta Special Meeting or any adjournment thereof. Approval of the Charter Amendment Proposal will require the affirmative vote of a majority of the issued and outstanding shares of Common Stock.

As of [●], 2023, there were [●] shares of Common Stock issued and outstanding and entitled to vote. Only Yotta stockholders who hold Common Stock of record as of the close of business on [●], 2023 are entitled to vote at the Yotta Special Meeting or any adjournment of the Yotta Special Meeting. This proxy statement/information statement/prospectus is first being mailed to Yotta stockholders on or about [●], 2023.

Investing in Yotta’s securities involves a high degree of risk. See “Risk Factors” beginning on page 35 for a discussion of information that should be considered in connection with an investment in Yotta’s securities.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

Whether or not you plan to participate in the virtual Yotta Special Meeting, please complete, date, sign and return the enclosed proxy card without delay, or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Yotta Special Meeting no later than the time appointed for the Yotta Special Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your shares of Common Stock online if you subsequently choose to participate in the virtual Yotta Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Yotta Special Meeting, you must obtain a proxy issued in your name from that record. Only stockholders of record at the close of business on the record date may vote at the Yotta Special Meeting or any adjournment or postponement thereof. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not participate in the virtual Yotta Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at, and the number of votes voted at, the Yotta Special Meeting.

You may revoke a proxy at any time before it is voted at the Yotta Special Meeting by executing and returning a proxy card dated later than the previous one, by participating in the virtual Yotta Special Meeting and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation to Advantage Proxy, Inc., that is received by the proxy solicitor before we take the vote at the Yotta Special Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

Yotta’s board of directors recommends that Yotta stockholders vote “FOR” approval of each of the proposals. When you consider Yotta’s Board of Director’s recommendation of these proposals, you should keep in mind that Yotta’s directors and officers have interests in the Business Combination that may conflict or differ from your interests as a stockholder. See the section titled “Proposal 1 - The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

On behalf of the Yotta Board of Directors, I thank you for your support and we look forward to the successful consummation of the Business Combination.

By Order of the Board of Directors,

/s/ Hui Chen
Hui Chen
Chief Executive Officer
Yotta Acquisition Corporation
[●], 2023

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (I) IF YOU: (A) HOLD PUBLIC SHARES, OR (B) HOLD PUBLIC SHARES THROUGH PUBLIC UNITS AND YOU SEPARATE YOUR PUBLIC UNITS INTO THE UNDERLYING PUBLIC SHARES, WARRANTS AND RIGHTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES; AND (II) PRIOR TO [●] P.M., EASTERN TIME, ON [●], 2023, (A) SUBMIT A WRITTEN REQUEST TO CONTINENTAL THAT YOTTA REDEEM YOUR PUBLIC SHARES FOR CASH AND (B) DELIVER YOUR PUBLIC SHARES TO CONTINENTAL, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE PROXY STATEMENT/INFORMATION STATEMENT/PROSPECTUS. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “THE YOTTA SPECIAL MEETING — REDEMPTION RIGHTS” IN THIS PROXY STATEMENT/INFORMATION STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.

ABOUT THIS PROXY STATEMENT/INFORMATION STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by Yotta, constitutes a prospectus of Yotta under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock of Yotta to be issued to NaturalShrimp’s stockholders pursuant to the Merger Agreement. This document also constitutes a proxy statement of Yotta under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an information statement of NaturalShrimp under Section 14(c) of the Exchange Act.

You should rely only on the information contained in this proxy statement/information statement/prospectus in deciding how to vote on the Business Combination. Neither Yotta nor NaturalShrimp has authorized anyone to give any information or to make any representations other than those contained in this proxy statement/information statement/prospectus. Do not rely upon any information or representations made outside of this proxy statement/information statement/prospectus. The information contained in this proxy statement/information statement/prospectus may change after the date of this proxy statement/information statement/prospectus. Do not assume after the date of this proxy statement/information statement/prospectus that the information contained in this proxy statement/information statement/prospectus is still correct.

Information contained in this proxy statement/information statement/prospectus regarding Yotta and its business, operations, management and other matters has been provided by Yotta, and information contained in this proxy statement/information statement/prospectus regarding NaturalShrimp and its business, operations, management and other matters has been provided by NaturalShrimp.

This proxy statement/information statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy or consent, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

MARKET AND INDUSTRY DATA

Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and Yotta’s and NaturalShrimp’s own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this proxy statement/information statement/prospectus, we have not independently verified the market and industry data contained in this proxy statement/information statement/prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source.

TRADEMARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this proxy statement/information statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement/information statement/prospectus, the terms, “we,” “us,” “our” or “Yotta” refer to Yotta Acquisition Corporation, a Delaware corporation. Further, in this document:

●	“Additional Agreements” means the A&R Registration Rights Agreement, the Company Support Agreements, the Sponsor Support Agreement, the Company Lock-Up Agreements, the Sponsor Lock-Up Agreements, and the Sponsor Forfeiture Agreement.

●	“Amended Charter” means the Second Amended & Restated Certificate of Incorporation of Yotta to take effect upon Yotta’s stockholders approving the Second Amended & Restated Certificate of Incorporation, in the form included as Annex B to this proxy statement/information statement/prospectus, as further described in the “Charter Amendment Proposal” and the “Advisory Proposals” sections of this proxy statement/information statement/prospectus.

●	“A&R Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement to be entered into prior to the Closing by Yotta, certain stockholders of Yotta and certain stockholders of NaturalShrimp who will be affiliates of New NaturalShrimp immediately after the Closing.

●	“Board” means the board of directors of Yotta.

●	“Business Combination” means the merger and the other transactions contemplated by the Merger Agreement.

●	“Certificate of Incorporation” or “Current Charter” means Yotta’s current Amended and Restated Certificate of Incorporation.

●	“Closing” means the closing of the Business Combination.

●	“Closing Date” means date of the consummation of the Business Combination.

●	“Closing Merger Consideration Shares” means 17,500,000 shares of New NaturalShrimp Common Stock to be issued to NaturalShrimp Securityholders at the Effective Time.

●	“Code” means the Internal Revenue Code of 1986, as amended.

●	“Combined Company” means Yotta after the Business Combination, renamed “NaturalShrimp Incorporated.”

●	“Common Stock” means the common stock, $0.0001 par value per share, of Yotta.

●	“Company Support Agreements” means the agreements entered into simultaneously with the execution of the Merger Agreement pursuant to which certain stockholders of NaturalShrimp agreed to vote all of the shares of NaturalShrimp Stock beneficially owned by them in favor of the Business Combination.

●	“Continental” means Continental Stock Transfer & Trust Company, Yotta’s transfer agent.

●	“DGCL” means the Delaware General Corporation Law.

●	“Effective Time” means the time at which the Business Combination becomes effective.

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

●	“founder shares” means the 2,875,499 outstanding shares of Common Stock held by the Sponsor, sold for an aggregate purchase price of $25,000.

●	“GAAP” means accounting principles generally accepted in the United States of America.

●	“Initial Stockholders” means the Sponsor and the other initial holders of Private Units.

●	“IPO” refers to the initial public offering of 10,000,000 Units of Yotta consummated on April 22, 2022.

●	“IRS” means the United States Internal Revenue Service.

●	“Lock-Up Agreements” means the agreements entered into simultaneously with or following the execution of the Merger Agreement, pursuant to which certain NaturalShrimp stockholders agreed to certain restrictions on transfer of shares of Common Stock they will receive pursuant to the Business Combination for a period of six months after the Closing Date.

●	“Merger Agreement” means that certain Merger Agreement, dated as of October 24, 2022, by and among Yotta, Merger Sub and NaturalShrimp, as it may be amended or supplemented.

●	“Merger Sub” means Yotta Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Yotta.

●	“Nasdaq” means the Nasdaq Stock Market LLC.

●	“NaturalShrimp” means NaturalShrimp Incorporated, a Nevada corporation.

●	“NaturalShrimp Additional Agreements” means the Company Support Agreements and the Company Lock-Up Agreements.

●	“NaturalShrimp Board” means the board of directors of NaturalShrimp.

●	“NaturalShrimp Charter” means the articles of incorporation of NaturalShrimp in effect prior to the Effective Time.

●	“NaturalShrimp Common Stock” means the shares of common stock, par value $ __ per share of NaturalShrimp.

●	“NaturalShrimp Preferred Stock” means, collectively, (i) the Series A Convertible Preferred Stock of NaturalShrimp, par value $0.0001 per share, (ii) the Series B Convertible Preferred Stock of NaturalShrimp, par value $0.0001 per share, (iii) the Series D Convertible Preferred Stock of NaturalShrimp, par value $0.0001 per share, (iv) the Series E Convertible Preferred Stock of NaturalShrimp, par value $0.0001 per share, and (v) the Series F Convertible Preferred Stock of NaturalShrimp, par value $0.0001 per share.

●	“NaturalShrimp Securityholders” means the holders of NaturalShrimp Common Stock, NaturalShrimp Preferred Stock, and NaturalShrimp Warrants immediately prior to the Effective Time.

●	“NaturalShrimp Warrants” means the warrants to purchase shares of NaturalShrimp capital stock.

●	“NaturalShrimp Warrant Holders” means the holders of NaturalShrimp Warrants immediately prior to the Effective Time.

●	“New NaturalShrimp” means the combined company after the Business Combination.

●	“New NaturalShrimp Common Stock” means the common stock, par value $0.0001 per share, of New NaturalShrimp.

●	“NRS” means the Nevada Revised Statutes.

●	“Over-Allotment Option” means the 45-day option to purchase up to 1,500,000 additional Public Units to cover over-allotments, that Yotta granted to the Representative in connection with the IPO which the Representative exercised in full on April 27, 2022.

●	“Organizational Documents” means organizational or governing documents of an applicable entity.

●	“Private Units” mean the 343,500 Units issued to the Sponsor in a private placement.

●	“Private Warrants” means the Warrants that art part of the Private Units.

●	“Proposals” means the Proposals 1 – 5 to be voted on at the Yotta Special Meeting.

●	“Public Share” means a share of Common Stock held by Yotta stockholders other than the Sponsor.

●	“public stockholders” means holders of Public Shares.

●	“Public Units” means the 11,500,000 Units sold by Yotta in the IPO and upon exercise of the Over-Allotment Option.

●	“Public Warrants” means the redeemable Warrants that are part of the Public Units.

●	“Right” means the right included as part of the Units and the Private Units that entitle the holder to one-tenth of one share of New NaturalShrimp Common Stock upon consummation of the Business Combination.

●	“SEC” means the U.S. Securities and Exchange Commission.

●	“Securities Act” means the Securities Act of 1933, as amended.

●	“Sponsor” means Yotta Investment LLC, a Delaware limited liability company.

●	“Sponsor Support Agreement” means the agreements entered into in connection with execution of the Merger Agreement pursuant to which certain stockholders of Yotta agreed to vote all of the shares of Common Stock beneficially owned by them in favor of the Business Combination.

●	“Trust Account” means Yotta’s trust account maintained by Continental as trustee.

●	“Units” means the units of Yotta, each consisting of one Public Share, one Warrant and one Right.

●	“Warrants” refer to the redeemable warrants that entitle the holder thereof to purchase one share of Common Stock at a price of $11.50 per share (subject to adjustment).

●	“Yotta” means Yotta Acquisition Corporation, a Delaware corporation.

●	“Yotta Special Meeting” means the special meeting of the stockholders of Yotta, which will be held at [●] [●].m., Eastern time, on [●], 2023.

SHARE CALCULATIONS AND OWNERSHIP PERCENTAGES

Unless otherwise specified (including in the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Beneficial Ownership of Securities”), the share calculations and ownership percentages set forth in this proxy statement/information statement/prospectus statement with respect to Yotta’s stockholders following the Business Combination are for illustrative purposes only and assume the following (certain capitalized terms below are defined elsewhere in this proxy statement/information statement/prospectus):

1.	No public stockholders exercise their redemption rights in connection with the Closing, and the balance of the Trust Account as of the Closing is the same as its balance on [_____], 2023 of approximately $[____] million. Please see the section entitled “The Yotta Special Meeting — Redemption Rights.”

2.	There are no transfers by the Sponsor of Yotta securities held by the Sponsor on or prior to the Closing Date other than 1,006,250 founders shares that are transferred to holders of Public Shares in connection with any agreement not to redeem.

3.	No holders of Warrants exercise any of the outstanding Warrants and that, in the event of redemptions of Public Shares in connection with the Closing, for each Public Share redeemed, the one-quarter Warrant included in such redeemed Public Share is forfeited.

4.	There are no other issuances of equity securities of Yotta prior to or in connection with the Closing.

5.	That none of the NaturalShrimp Securityholders exercises dissenters rights in connection with the Business Combination.

6.	That for all purposes the number of outstanding shares and equity-linked securities of each of Yotta and NaturalShrimp is the same as the number of outstanding shares and equity-linked securities of Yotta and NaturalShrimp, respectively, as of December 31, 2022.

7.	That none of the NaturalShrimp Warrants that are outstanding as of December 31, 2022 are exercised prior to the Closing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/information statement/prospectus contains forward-looking statements, including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, and the financial condition, results of operations, earnings outlook and prospects of Yotta and/or NaturalShrimp and may include statements for the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this proxy statement/information statement/prospectus including, without limitation, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NaturalShrimp” and “Business of NaturalShrimp.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of Yotta and NaturalShrimp as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by Yotta and the following:

●	NaturalShrimp’s ability to meet expectations related to its products, technologies and services and its ability to attract and retain revenue-generating customers and execute on its growth plans;

●	the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect NaturalShrimp or the expected benefits of the Business Combination, if not obtained;

●	the failure to realize the anticipated benefits of the Business Combination;

●	the ability of Yotta prior to the Business Combination, and New NaturalShrimp following the Business Combination, to maintain the listing of Yotta’s securities on Nasdaq;

●	costs related to the Business Combination;

●	the failure to satisfy the conditions to the consummation of the Business Combination, including the approval of the definitive Merger Agreement by the stockholders of Yotta;

●	the risk of actual or alleged failure to comply with data privacy laws and regulations;

●	the outcome of any legal proceedings that may be instituted against Yotta or NaturalShrimp related to the Business Combination;

●	the attraction and retention of qualified directors, officers, employees and key personnel of Yotta and NaturalShrimp prior to the Business Combination, and New NaturalShrimp following the Business Combination;

●	the impact from future regulatory, judicial, and legislative changes in NaturalShrimp’s industry;

●	the uncertain effects of the COVID-19 pandemic; and

●	those factors set forth in documents filed, or to be filed, with SEC by Yotta and NaturalShrimp.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of Yotta and NaturalShrimp prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/information statement/prospectus and attributable to Yotta, NaturalShrimp or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/information statement/prospectus. Except to the extent required by applicable law or regulation, Yotta and NaturalShrimp undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/information statement/prospectus or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT THE PROPOSED BUSINESS COMBINATION AND
THE OTHER PROPOSALS TO BE PRESENTED AT THE YOTTA SPECIAL MEETING

The following are answers to some questions that you, as a stockholder of Yotta or NaturalShrimp, may have regarding the Business Combination and the Proposals being considered at the Yotta Special Meeting. We urge you to read carefully the remainder of this proxy statement/information statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the Business Combination and the Proposals being considered at the Yotta Special Meeting. Additional important information is also contained in the annexes to this proxy statement/information statement/prospectus.

QUESTIONS AND ANSWERS ABOUT THE PROPOSED BUSINESS COMBINATION — YOTTA STOCKHOLDERS AND NATURALSHRIMP SECURITYHOLDERS

Q:	What will happen in the Business Combination?

A:	At the Closing, Merger Sub will merge with and into NaturalShrimp, with NaturalShrimp surviving such merger as the surviving entity as a wholly-owned subsidiary of Yotta (the “Surviving Corporation”). Upon consummation of the Business Combination, NaturalShrimp will become a wholly-owned subsidiary of Yotta. In connection with the Business Combination, the cash held in the Trust Account after giving effect to any redemption of shares by Yotta’s public stockholders will be used to pay certain fees and expenses in connection with the Business Combination, and for working capital and general corporate purposes. A copy of the Merger Agreement is attached to this proxy statement/information statement/prospectus as Annex A.

Q:	What is the consideration being paid to NaturalShrimp Securityholders?

A:	Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the consideration to be delivered to NaturalShrimp Securityholders in connection with the Business Combination will consist of 17,500,000 newly issued shares of New NaturalShrimp Common Stock (the “Closing Merger Consideration Shares”). In addition, NaturalShrimp securityholders as of immediately prior to the Closing will be entitled to receive a pro rata share of up to an additional 10,000,000 shares of New NaturalShrimp Common Stock (the “Contingent Merger Consideration Shares”) post-closing if certain revenue targets are achieved.

Q:	When is the Business Combination expected to occur?

A:	Assuming the requisite regulatory and stockholder approvals are received, Yotta expects that the Business Combination will occur as soon as possible following the Yotta Special Meeting.

Q:	Are NaturalShrimp’s stockholders required to approve the Merger Agreement?

A:	Yes. We expect, pursuant to the terms of the Merger Agreement, that NaturalShrimp’s stockholders will approve the Merger Agreement within five business days of the effective date of the Registration Statement on Form S-4 of which this proxy statement/information statement/prospectus is a part.

Q:	Who will manage New NaturalShrimp after the Business Combination?

A:	As a condition to the consummation of the Business Combination, all of the officers and directors of Yotta will resign. For information on the anticipated management of New NaturalShrimp, see the section titled “Directors and Executive Officers of New NaturalShrimp after the Business Combination” in this proxy statement/information statement/prospectus.

Q:	What equity stake will current Yotta stockholders and NaturalShrimp Securityholders hold in New NaturalShrimp after the Business Combination?

A:	We anticipate that upon completion of the Business Combination, assuming no redemptions of the 11,500,000 Public Shares, Yotta’s stockholders would retain an ownership interest of approximately 46.9% in New NaturalShrimp, the NaturalShrimp Securityholders will own approximately 51.6% of New NaturalShrimp and the representative of the underwriters in the IPO (the “Representative”) will own approximately 1.5% of New NaturalShrimp. If all of the Public Shares are redeemed, Yotta’s stockholders will retain an ownership interest of approximately 19.7% in New NaturalShrimp, the NaturalShrimp Securityholders will own approximately 78% of New NaturalShrimp and the Representative will own approximately 2.3% of New NaturalShrimp. The ownership percentages with respect to New NaturalShrimp do not take into account the issuance of any additional shares of Common Stock underlying the Warrants but do take into account (i) the issuance of 1,184,350 shares of New NaturalShrimp Common Stock pursuant to the Rights; and (ii) the transfer of 1,006,250 shares of Common Stock held by the Sponsor and directors and officers of Yotta to Yotta stockholders that elect not to redeem their Public Shares. If the actual facts are different from these assumptions (which they are likely to be), these ownership percentages will be different. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Q:	What are the possible sources and extent of dilution that holders of Public Shares who elect not to redeem their Public Shares will experience in connection with the Business Combination?

A:	After the completion of the Business Combination, public stockholders will own a significantly smaller percentage of the combined company than they currently own of Yotta. Consequently, public stockholders, as a group, will have reduced ownership and voting power in the combined company compared to their ownership and voting power in Yotta.

The following table sets forth the ownership percentages of New NaturalShrimp upon completion of the Business Combination assuming no redemptions and 100% redemptions, including all sources of potential dilution. The ownership percentages reflected in the table are based upon the number of shares of Common Stock and NaturalShrimp Common Stock outstanding as of December 31, 2022 and are subject to the following additional assumptions:

●	exercise of all Warrants and conversion of all Rights;

●	1,006,250 shares of Common Stock are transferred from the Sponsor to one or more holders of Public Shares in connection with an agreement not to redeem;

●	all Contingent Merger Consideration Shares are issued; and

●	no issuance of additional securities by Yotta prior to Closing.

For purposes of the table:

No Redemption Scenario: This scenario assumes that no Public Shares are redeemed upon consummation of the Business Combination.

Maximum Redemption Scenario: This scenario assumes that all Public Shares are redeemed upon consummation of the Business Combination.

If any of these assumptions are not correct, these share numbers and ownership percentages will be different.

	No Redemption Scenario		Maximum Redemption Scenario
	Shares	Ownership Percentage	Shares	Ownership Percentage
Public Stockholders	12,506,250	22.3	0	-
Sponsor	2,212,250	4.0	3,218,499	7.2
Shares Underlying Public Warrants	11,500,000	20.5	11,500,000	25.8
Shares Underlying Private Warrants	343,500	0.6	343,500	0.8
Shares Underlying Public Rights	1,150,000	2.1	1,150,000	2.6
Shares Underlying Private Rights	34,350	0.1	34,350	0.1
NaturalShrimp Common Stockholders	12,669,735	22.6	12,669,735	28.4
NaturalShrimp Series E Preferred Stockholders	630,265	1.1	630,265	1.4
NaturalShrimp Series F Preferred Stockholders	4,200,000	7.5	4,200,000	9.4
Contingent Merger Consideration	10,000,000	17.8	10,000,000	22.4
Representative Shares	525,000	0.9	525,000	1.2
Representative Earn-Out Shares	300,000	0.5	300,000	0.6
Total Shares	56,071,350	100.0	44,571,349	100.0

QUESTIONS AND ANSWERS ABOUT THE PROPOSED BUSINESS COMBINATION AND THE OTHER PROPOSALS — YOTTA STOCKHOLDERS

Q:	Why am I receiving this document?

A:	Yotta, Merger Sub, and NaturalShrimp have agreed to the Business Combination under the terms of the Merger Agreement, which is attached to this proxy statement/information statement/prospectus as Annex A and is incorporated into this proxy statement/information statement/prospectus by reference. The Board is soliciting your proxy to vote for the Business Combination and other Proposals at the Yotta Special Meeting because you owned Common Stock at the close of business on [●], 2023, the “Record Date” for the Yotta Special Meeting, and are therefore entitled to vote at the Yotta Special Meeting. This proxy statement/information statement/prospectus summarizes the information that you need to know in order to cast your vote.

Q:	What is being voted on?

A:	Below are the Proposals that the Yotta stockholders are being asked to vote on:

●	Proposal 1 — The Business Combination Proposal to approve the Merger Agreement and the Business Combination.

●	Proposal 2 — The Charter Amendment Proposal to approve the Amended Charter attached to this proxy statement/information statement/prospectus as Annex B.

●	Proposal 3 — The Advisory Proposals (3A-3C) to approve and adopt, on a non-binding advisory basis, a proposal to approve certain differences in the governance provisions set forth in the Amended Charter, as compared to our Current Charter.

●	Advisory Proposal 3A — to increase the number of shares of common stock that New NaturalShrimp is authorized to issue from 50,000,000 shares to 210,000,000 shares, consisting of 200,000,000 shares of New NaturalShrimp Common Stock and 10,000,000 shares of preferred stock;

●	Advisory Proposal 3B — to remove the requirement of an affirmative vote of holders of more than 60% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, to remove any or all of the directors at any time for cause; and

●	Advisory Proposal 3C — to change Yotta’s name to “NaturalShrimp Incorporated” and remove the various provisions applicable only to special purpose acquisition companies.

●	Proposal 4 — The Nasdaq Proposal to approve the issuance of more than 20% of the issued and outstanding shares of Common Stock in connection with (i) the terms of the Merger Agreement, which will result in a change of control, as required by Nasdaq Listing Rule 5635(a) and (b).

●	Proposal 5 — The Adjournment Proposal to approve the adjournment of the Yotta Special Meeting.

Q:	What vote is required to approve the Proposals?

A:	Proposal 1 — The Business Combination Proposal requires the affirmative vote of the majority of the issued and outstanding shares of Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Yotta Special Meeting. An abstention will have the effect of a vote “AGAINST” Proposal 1. Broker non-votes will have no effect on the vote for Proposal 1.

Proposal 2 — The Charter Amendment Proposal requires the affirmative vote of the majority of the issued and outstanding shares of Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal 2.

Proposal 3 — The Advisory Proposals, being presented as three separate sub-proposals (Proposals 3A–3C), require the affirmative vote of the majority of the issued and outstanding shares of Common Stock present in person by virtual attendance or represented by proxy and entitled to vote. Abstentions will have the effect of a vote “AGAINST” Proposals 3A–3C. Broker non-votes will have no effect on the vote for Proposals 3A–3C.

Proposal 4 — The Nasdaq Proposal requires the affirmative vote of the majority of the issued and outstanding shares of Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Yotta Special Meeting. Abstentions will have the effect of a vote “AGAINST” Proposal 4. Broker non-votes will have no effect on the vote for Proposal 4.

Proposal 5 — The Adjournment Proposal requires the affirmative vote of the majority of the issued and outstanding shares of Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Yotta Special Meeting. Abstentions will have the effect of a vote “AGAINST” Proposal 5. Broker-non votes have no effect on the vote for Proposal 5.

Q:	Are any of the Proposals conditioned on one another?

A:	The Merger Agreement provides that approval of Proposals 1, 2 and 4 (the “Condition Precedent Proposals”) is a condition to each of the parties’ obligation to consummate the Business Combination. As such, if any of the Condition Precedent Proposals is not approved, the Business Combination cannot be consummated unless the condition is waived, to the extent legally permissible. As such, the approval of each of the Condition Precedent Proposals is conditioned on the approval (or waiver) of the other Condition Precedent Proposals. It is important for you to note that in the event that our stockholders do not approve the Business Combination Proposal, Yotta will not consummate the Business Combination. If Yotta does not consummate the Business Combination and fails to complete an initial business combination by May 22, 2023 (or up to April 22, 2024 if the time to complete its initial business combination has been further extended in accordance with its Certificate of Incorporation), Yotta will be required to dissolve and liquidate, unless we seek stockholder approval to amend our Certificate of Incorporation to extend the date by which Yotta must complete its initial business combination.

Q:	How will the Initial Stockholders vote?

A:	Pursuant to a letter agreement, the Initial Stockholders agreed to vote their respective shares of Common Stock acquired by them prior to the IPO and any shares of Common Stock purchased by them in the open market after the IPO in favor of the Business Combination Proposal and related proposals (“Letter Agreement”). In addition, in connection with the execution of the Merger Agreement, the Sponsor entered into the Sponsor Support Agreement with NaturalShrimp pursuant to which it agreed to vote all shares of Common Stock beneficially owned by it in favor of the Business Combination Proposal. As of [●], 2023, a total of [●] shares of Common Stock or approximately [●]% of the outstanding shares were subject to the Letter Agreement and the Sponsor Support Agreement. As a result, only [●] shares of Common Stock held by the public stockholders will need to be present by virtual attendance or by proxy to satisfy the quorum requirement for the Yotta Special Meeting. In addition, as the vote to approve the Business Combination Proposal is a majority of the then outstanding shares of Common Stock present and entitled to vote at the Yotta Special Meeting, assuming only the minimum number of shares of Common Stock to constitute a quorum is present, only [●] shares of Common Stock or approximately [●]% of the outstanding shares of the Common Stock held by the public stockholders must vote in favor of the Business Combination Proposal for it to be approved.

Q:	How many votes do I and others have?

A:	You are entitled to one vote for each share of Common Stock that you held as of the Record Date. As of the close of business on the Record Date, there were [●] outstanding shares of Common Stock.

Q:	Do any of Yotta’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:	In considering the recommendation of the Board to approve the Merger Agreement, Yotta stockholders should be aware that certain Yotta executive officers and directors may be deemed to have interests in the Business Combination that are different from, or in addition to, those of Yotta stockholders generally, including:

●	The Initial Stockholders have waived their right to redeem any Public Shares in connection with a stockholder vote to approve a proposed initial business combination or sell any Public Shares to Yotta in a tender offer in connection with a proposed initial business combination, or to receive distributions with respect to any Public Shares upon the liquidation of the Trust Account if Yotta is unable to consummate a business combination. This waiver was made at the time that the founder shares were purchased for no additional consideration. If Yotta does not complete an initial business combination, such as the Business

Combination, by May 22, 2023 (or up to April 22, 2024 if the period of time to complete the initial business combination has been further extended), it will be required to dissolve and liquidate. In such event, the 2,874,999 founder shares currently held by the Initial Stockholders, which they acquired prior to the IPO, will be worthless because such holders have agreed to waive their rights to any liquidation distributions. The Initial Stockholders purchased the founder shares for an aggregate purchase price of $25,000, or less than $0.01 per share. Accordingly, the Initial Stockholders will receive a positive rate of return so long as the market price of the Common Stock is at least $0.01 per share, even if public stockholders experience a negative rate of return in New NaturalShrimp.

●	If Yotta does not complete an initial business combination, such as the Business Combination, by May 22, 2023 (or up to April 22, 2024 if the period of time to complete the initial business combination has been further extended), the 343,500 Private Units that the Sponsor purchased for a total purchase price of $3,435,000 will be worthless. The Sponsor purchased the Private Units at a price of $10.00 per Unit, the same price paid by public stockholders in the IPO per Public Unit. The Units had an aggregate market value of approximately $[●] based on the closing price of Units on Nasdaq as of [●], 2023.

●	The exercise of Yotta’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest.

Other than as described above, Yotta’s officers and directors and their respective affiliates have no interest in, or affiliation with, NaturalShrimp.

Q:	Are there any arrangements to help ensure that Yotta will have sufficient funds, together with the proceeds in its Trust Account, to consummate the Business Combination?

A:

Pursuant to Yotta’s Certificate of Incorporation, it may not consummate the Business Combination unless it has net tangible assets of at least $5,000,001 upon consummation of the Business Combination. In the maximum redemption scenario, on a pro forma combined basis, we estimate that New NaturalShrimp’s net tangible assets would be $(21,191,130) meaning that the parties would not be able to consummate the Business Combination. Yotta may enter into agreements with holders of Public Shares in which the holders agree to not redeem their Public Shares so as to ensure that the net tangible assets test is satisfied. The Sponsor has agreed to forfeit 35% of its founders shares to be used as an incentive for holders to agree not to redeem their Public Shares. In addition, the Sponsor or one of its affiliates may purchase Public Shares in the open market or in privately negotiated transactions for the purpose preventing such shares from being redeemed. In such circumstances, the Sponsor or its affiliates will not purchase any Public Shares at a price higher than the price offered through the redemption process. Yotta represents that:

(i)	any Public Shares purchased by the Sponsor or its affiliates will not be voted in favor of approving the Business Combination transaction;

(ii)	the Sponsor and its affiliates will not possess any redemption rights with respect to the Public Shares purchased or, if they possess redemption rights, they waive such rights; and

(iii)	Yotta will disclose in a Form 8-K, prior to the Special Meeting, the following:

(a)	the amount of Public Shares purchased outside of the redemption offer by the Sponsor or its affiliates, along with the purchase price;

(b)	the purpose of the purchases by the Sponsor or its affiliates;

(c)	the impact, if any, of the purchases by the Sponsor or its affiliates on the likelihood that the Business Combination will be approved;

(d)	the identities of security holders who sold to the Sponsor or its affiliates (if not purchased on the open market) or the nature of such security holders (e.g., 5% security holders); and

(e)	the number of Public Shares for which Yotta has received redemption requests in connection with the approval of the Business Combination.

Q:	When and where is the Yotta Special Meeting?

A:	The Yotta Special Meeting will take place at [●], on [●], 2023, at [●] a.m.

Q:	Who may vote at the Yotta Special Meeting?

A:	Only holders of record of Common Stock as of the close of business on [●], 2023 may vote at the Yotta Special Meeting of stockholders. As of [●], there were [●] shares of Common Stock outstanding and entitled to vote. Please see “The Yotta Special Meeting — Record Date; Who is Entitled to Vote” for further information.

Q:	What is the quorum requirement for the Yotta Special Meeting?

A:	Stockholders representing a majority of the shares of Common Stock issued and outstanding as of the Record Date and entitled to vote at the Yotta Special Meeting must be present by virtual attendance or represented by proxy in order to hold the Yotta Special Meeting and conduct business. This is called a quorum. Shares of Common Stock will be counted for purposes of determining if there is a quorum if the stockholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card or voting instructions through a broker, bank or custodian. In the absence of a quorum, stockholders representing a majority of the votes present in person or represented by proxy at such meeting may adjourn the meeting until a quorum is present.

Q:	Am I required to vote against the Business Combination Proposal in order to have my Public Shares redeemed?

A:	No. You are not required to vote against the Business Combination Proposal in order to have the right to demand that Yotta redeem your Public Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the Trust Account, net of taxes payable). These rights to demand redemption of Public Shares for cash are sometimes referred to herein as “redemption rights.” If the Business Combination is not completed, holders of Public Shares electing to exercise their redemption rights will not be entitled to receive such payments and their shares of Common Stock will be returned to them.

Q:	How do I exercise my redemption rights?

A:	If you are a public stockholder and you seek to have your Public Shares redeemed, you must: (i) demand, no later than [●] p.m., Eastern Time on [●], 2023 (at least two business days before the Yotta Special Meeting), that Yotta redeem your shares into cash; and (ii) submit your request in writing to Continental, at the address listed at the end of this section and deliver your shares to Continental physically or electronically using The Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal at Custodian) System at least two business days before the Yotta Special Meeting.

Any corrected or changed written demand of redemption rights must be received by Continental two business days before the Yotta Special Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to Continental at least two business days before the Yotta Special Meeting.

Holders of outstanding Units must separate the underlying securities into one Public Share, one Warrant and one Right for each Unit, prior to exercising redemption rights with respect to the Public Shares. Holders of Units who separate the underlying securities will continue to hold the remaining one Warrant and one Right.

Assuming that 100% or 11,500,000 Public Shares held by public stockholders were redeemed, the 11,500,000 retained outstanding Public Warrants would have had an aggregate market value of approximately $[__] million on [__], 2023 based on the closing price of the Public Warrants on the Nasdaq of $[__] per Warrant and the 11,500,000 retained outstanding public Rights would have had an aggregate market value of approximately $[__] million on [__], 2023 based on the closing price of the Rights on the Nasdaq of $[__] per Right.

If a holder exercises his/her/its redemption rights with respect to all of the holder’s Public Shares, then such holder will be exchanging his/her/its Public Shares for cash and will no longer own shares of New NaturalShrimp other than shares received in connection with the Rights. Such a holder will be entitled to receive cash for his/her/its Public Shares only if such holder properly demands redemption and delivers his/her/its Public Shares

(either physically or electronically) to Continental in accordance with the procedures and time limits described herein. Please see the section titled “The Yotta Special Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

Yotta stockholders may seek to have their Public Shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of Common Stock as of the Record Date. Any public stockholder who holds shares of Common Stock on or before [●], 2023 (two business days before the Yotta Special Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

The actual per share redemption price will be equal to the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the Trust Account, net of taxes payable), divided by the number of shares of Common Stock underlying the Yotta Units sold in the IPO. Public stockholders who redeem their Public Shares for their share of the Trust Account still have the right to continue to hold any Warrants and Rights they hold outside of such Public Shares. Please see the section titled “The Yotta Special Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your shares of Common Stock for cash.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:	In the event that a U.S. Holder or Non-U.S. Holder (each, as defined in “Material U.S. Federal Income Tax Consequences”) elects to redeem its shares of Common Stock for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the Common Stock under Section 302 of the Code or is treated as a distribution under Section 301 of the Code. Whether the redemption qualifies as a sale or exchange or is treated as a distribution will depend on the facts and circumstances of each particular holder at the time such holder exercises his, her, or its redemption rights. See “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences to U.S. Holders of Exercising Redemption Rights” and “- Non U.S. Holders – U.S. Federal Income Tax Consequences to Non U.S. Holders of Exercising Redemption Rights.” for a more detailed discussion of the U.S. federal income tax consequences of a U.S. Holder or Non-U.S. Holder electing to redeem its shares of Common Stock for cash.

Q:	What do I need to do now?

A:	We urge you to read carefully and consider the information contained in this proxy statement/information statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/information statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How can I vote?

A:	If you are a stockholder of record, you may vote online at the virtual Yotta Special Meeting or vote by proxy using the enclosed proxy card, the Internet or telephone. Whether or not you plan to participate in the Yotta Special Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the virtual Yotta Special Meeting and vote online, if you choose.

To vote online at the virtual Yotta Special Meeting, follow the instructions below under “How may I participate in the virtual Yotta Special Meeting?”

To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If you return your signed proxy card before the Yotta Special Meeting, we will vote your shares as you direct.

To vote via the telephone, you can vote by calling the telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

To vote via the Internet, please go to [●] and follow the instructions. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on [●], 2023. After that, telephone and Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that your proxy card is received before the date of the Yotta Special Meeting or attend the virtual Yotta Special Meeting to vote your shares online.

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

If you plan to vote at the virtual Yotta Special Meeting, you will need to contact Continental at the phone number or email below to receive a control number and you must obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Common Stock you held as of the Record Date, your name and email address. You must contact Continental for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the Yotta Special Meeting for processing your control number.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Yotta Special Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Continental. Requests for registration should be directed to 917-[●]-[●] or email proxy@continentalstock.com. Requests for registration must be received no later than [●] p.m., Eastern Time, on [●], 2023.

You will receive a confirmation of your registration by email after we receive your registration materials. We encourage you to access the Yotta Special Meeting prior to the start time leaving ample time for the check in.

Q:	How may I participate in the virtual Yotta Special Meeting?

A.	If you are a stockholder of record as of the Record Date for the Yotta Special Meeting, you should receive a proxy card from Continental, containing instructions on how to attend the virtual Yotta Special Meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental at 917-[●]-[●] or email proxy@continentalstock.com.

You can pre-register to attend the virtual Yotta Special Meeting starting on [●], 2023. Go to http://[●], enter the control number found on your proxy card you previously received, as well as your name and email address. Once you pre-register you can vote [or enter questions in the chat box]. At the start of the Yotta Special Meeting you will need to re-log into http://[●] using your control number.

If your shares are held in street name, and you would like to join and not vote, Continental will issue you a guest control number. Either way, you must contact Continental for specific instructions on how to receive the control number. Please allow up to [48] hours prior to the Yotta Special Meeting for processing your control number.

Q:	Who can help answer any other questions I might have about the virtual Yotta Special Meeting?

A.	If you have any questions concerning the virtual Yotta Special Meeting (including accessing the meeting by virtual means) or need help voting your shares of Common Stock, please contact Continental at 917-[●]-[●] or by email at [_____].

The Notice of Yotta Special Meeting, proxy statement/information statement/prospectus and form of Proxy Card are available at: [●].

Q:	If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:	No. If you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any Proposal for which your broker does not have discretionary authority to vote. If a Proposal is determined to be discretionary, your broker, bank or other holder of record is permitted to vote on the Proposal without receiving voting instructions from you. If a Proposal is determined to be non-discretionary, your broker, bank or other holder of record is not permitted to vote on the Proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.

Each of the Proposals to be presented at the Yotta Special Meeting is a non-discretionary proposal. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any of the Proposals. A broker non-vote would have the same effect as a vote against the Charter Amendment Proposal and will have no effect on the Business Combination Proposal.

Q:	What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:	Yotta will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for the purposes of determining whether a quorum is present at the Yotta Special Meeting. For purposes of approval, an abstention on any proposals will have the same effect as a vote “AGAINST” such proposal.

Q:	If I am not going to attend the Yotta Special Meeting, should I return my proxy card instead?

A.	Yes. Whether you plan to attend the Yotta Special Meeting virtually or not, please read the enclosed proxy statement/information statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	How can I submit a proxy?

A.	You may submit a proxy by (a) visiting [●] and following the on screen instructions (have your proxy card available when you access the webpage), (b) calling toll-free [●] in the U.S. or [●] from foreign countries from any touch-tone phone and follow the instructions (have your proxy card available when you call), or (c) submitting your proxy card by mail by using the enclosed self-addressed, stamped envelope.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. You may change your vote at any time before your proxy is voted at the Yotta Special Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the virtual Yotta Special Meeting in person and casting your vote or by voting again by the telephone or Internet voting options described below, or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the Yotta Special Meeting. If you hold your shares of Common Stock through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of voting instructions. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Advantage Proxy, Inc.

P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: ksmith@advantageproxy.com

Unless revoked, a proxy will be voted at the virtual Yotta Special Meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR each of the Proposals.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:	If you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of Common Stock represented by your proxy will be voted in favor of each proposal. Proxy cards that are returned without a signature will not be counted as present at the Yotta Special Meeting and cannot be voted.

Q:	Should I send in my share certificates now to have my shares of Common Stock redeemed?

A:	Yotta stockholders who intend to have their Public Shares redeemed should send their certificates to Continental at least two business days before the Yotta Special Meeting. Please see “The Yotta Special Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

Q:	Who will solicit the proxies and pay the cost of soliciting proxies for the Yotta Special Meeting?

A:	Yotta will pay the cost of soliciting proxies for the Yotta Special Meeting. Yotta has engaged Advantage Proxy to assist in the solicitation of proxies for the Yotta Special Meeting. Yotta has agreed to pay Advantage Proxy a fee of $12,500.00, plus disbursements, and will reimburse Advantage Proxy for its reasonable out-of-pocket expenses and indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages, and expenses. Yotta will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	What happens if I sell my shares before the Yotta Special Meeting?

A:	The Record Date for the Yotta Special Meeting is earlier than the date of the Yotta Special Meeting, as well as the date that the Business Combination is expected to be consummated. If you transfer your shares of Common Stock after the Record Date, but before the Yotta Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Yotta Special Meeting, but will transfer ownership of the shares and will not hold an interest in Yotta after the Business Combination is consummated.

Q:	Are there risks associated with the Business Combination that I should consider in deciding how to vote?

A:	Yes. There are a number of risks related to the Business Combination and other transactions contemplated by the Merger Agreement that are discussed in this proxy statement/information statement/prospectus. Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 35 of this proxy statement/information statement/prospectus.

Q:	May I seek statutory appraisal rights or dissenter rights with respect to my Yotta shares?

A:	No. Appraisal rights are not available to holders of shares of Common Stock in connection with the proposed Business Combination. For additional information, see the section titled “Proposal 1 – The Business Combination Proposal — Appraisal and Dissenters’ Rights.”

Q:	What happens if the Business Combination is not consummated?

A:	If Yotta does not consummate the Business Combination by May 22, 2023 (or up to April 22, 2024 if the time to complete its initial business combination has been further extended in accordance with its Certificate of Incorporation), then pursuant to Article VI its current Amended and Restated Certificate of Incorporation, Yotta’s officers must take all actions necessary in accordance with the Delaware General Corporation Law (the “DGCL”) to dissolve and liquidate Yotta as soon as reasonably possible. Following dissolution, Yotta will no longer exist as a company. In any liquidation, the funds held in the Trust Account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets, will be distributed pro-rata to holders of shares of Common Stock who acquired such shares in the IPO or in the aftermarket. The estimated consideration that each share of Common Stock would be paid at liquidation would be approximately $[●] per share for stockholders based on amounts on deposit in the Trust Account as of [●], 2023. The closing price of the Common Stock on Nasdaq as of [●], 2023 was $[●]. The Initial Stockholders waived the right to any liquidation distribution with respect to any shares of Common Stock held by them at the time that the founder shares were purchased for no additional consideration.

Q:	What happens to the funds deposited in the Trust Account following the Business Combination?

A:	Following the Closing, holders of Public Shares exercising redemption rights will receive their per share redemption price out of the funds in the Trust Account. The balance of the funds will be released to New NaturalShrimp to pay expenses associated with the Business Combination and to fund working capital needs of New NaturalShrimp. As of [●], 2023, there was approximately $[●] in the Trust Account. Yotta estimates that approximately $[●] per outstanding Public Share will be paid to the public stockholders exercising their redemption rights.

Q:	Who can help answer my questions?

A:	If you have questions about the Proposals to be presented at the Yotta Special Meeting or if you need additional copies of this proxy statement/information statement/prospectus or the enclosed proxy card, you should contact Yotta’s proxy solicitor at:

ADVANTAGE PROXY, INC.
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: ksmith@advantageproxy.com

You may also obtain additional information about Yotta from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSED BUSINESS COMBINATION — NATURALSHRIMP SECURITY HOLDERS

Q:	Why am I receiving this document?

A:	Yotta, Merger Sub, and NaturalShrimp have agreed to the Business Combination under the terms of the Merger Agreement, which is attached to this proxy statement/information statement/prospectus as Annex A and is incorporated into this proxy statement/information statement/prospectus by reference. While approval of the Merger Agreement by NaturalShrimp’s stockholders is required, holders of NaturalShrimp Preferred Stock have sufficient voting power to approve, and have approved, the Merger Agreement. This document constitutes an information statement of NaturalShrimp with respect to the Merger Agreement and the Business Combination as required by Section 14(c) of the Exchange Act. In addition, the Merger Agreement provides that shares of NaturalShrimp Common Stock and Preferred Stock, and the NaturalShrimp Warrants that are not redeemed for cash, will be converted into the right to receive Common Stock. This constitutes an offer by Yotta of the shares of Common Stock that will be issued in the Business Combination in exchange for the outstanding shares of NaturalShrimp Common Stock and NaturalShrimp Preferred Stock and the NaturalShrimp Warrants outstanding as of the Effective Time, and this document is a prospectus of Yotta with respect to Yotta’s offer and issuance of such shares of Common Stock. As a security holder of NaturalShrimp, you are being offered such shares of Common Stock in connection with the Business Combination, and that is also why you are receiving this proxy statement/information statement/prospectus.

Q:	What do I need to do now? Do I need to vote?

A:

The holders of NaturalShrimp Preferred Stock have already approved the Merger Agreement, and the other NaturalShrimp equityholders are not being asked to vote on the Merger Agreement, the Business Combination, or any other matter. Therefore, there is nothing you need to do now, but we do suggest that you read carefully and consider the information contained in this proxy statement/information statement/prospectus, including the annexes, to understand how the Business Combination will affect you as a NaturalShrimp equityholder.

Q:	Why did the NaturalShrimp Board agree to the Business Combination?

A:

NaturalShrimp requires additional capital to expand its business and otherwise carry out its current business plan. The Business Combination will provide NaturalShrimp with an immediate source of additional capital as well as increased access to the U.S. capital markets as a result of the anticipated listing of the New NaturalShrimp Common Stock on Nasdaq.

Q:	Is the Business Combination Expected to be Taxable to NaturalShrimp Securityholders?

A:	The material U.S. federal income tax considerations that may be relevant to NaturalShrimp Securityholders in respect of the Business Combination are discussed in more detail in the section titled “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of NaturalShrimp Common Stock”. The discussion of the U.S. federal income tax consequences contained in this proxy statement/information statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all of the U.S. federal income tax considerations that are applicable to you in respect of the Business Combination, nor does it address any tax considerations arising under U.S. state or local or non-U.S. tax laws.

Q:	Will the stockholders of NaturalShrimp be entitled to dissenter’s rights of appraisal?

A:	Under Section 92A.380 of the NRS, if the Business Combination is completed, subject to compliance with the requirements of Sections 92A.300 to 92A.500 of the NRS, holders of NaturalShrimp Common Stock and NaturalShrimp Preferred Stock will have the right to dissent and demand payment in an amount that New NaturalShrimp estimates to be the fair value of such shares. Each dissenter will then have the right to contest New NaturalShrimp’s estimate of fair value. In order to exercise your dissenters’ rights, you must demand payment in writing no later than 30 days after the mailing of this proxy statement/information statement/prospectus and comply precisely with other procedures set forth in Sections 92A.300 to 92A.500 of the NRS, which are included as Annex C to the proxy statement/information statement/prospectus. This proxy statement/information statement/prospectus shall constitute notice to you from NaturalShrimp of the availability of dissenters’ rights under Sections 92A.300 to 92A.500 of the NRS.

Q:	What happens if the Business Combination is not consummated?

A:

If Yotta and NaturalShrimp do not complete the Business Combination, NaturalShrimp will remain an independent company and you will continue to own the shares of NaturalShrimp Common Stock, shares of NaturalShrimp Preferred Stock, and any NaturalShrimp Warrants that you currently own.

SUMMARY

This summary highlights selected information from this proxy statement/information statement/prospectus but may not contain all of the information that may be important to you. Accordingly, Yotta encourages you to read carefully this entire proxy statement, including the Merger Agreement attached as Annex A. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

Unless otherwise specified, all share calculations assume no exercise of the redemption rights by Yotta’s stockholders.

The Parties to the Business Combination

Yotta Acquisition Corporation

Yotta Acquisition Corporation is a blank check company incorporated as a Delaware corporation on March 8, 2021. Yotta was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

As of December 31, 2022, Yotta had not commenced any operations other than related to its formation and the IPO and, subsequent to the IPO, identifying a target company for a business combination. Yotta will not generate any operating revenues until after the completion of a business combination, at the earliest. Yotta will generate non-operating income in the form of interest income from the proceeds derived from the IPO.

Yotta’s Sponsor is Yotta Investments LLC, a Delaware limited liability company.

On April 22, 2022, Yotta consummated the IPO of 10,000,000 units at an offering price of $10.00 per unit (the “Public Units”), generating gross proceeds of $100,000,000. Simultaneously with the IPO, the Company sold to the Sponsor 313,500 Private Units at $10.00 per unit in a private placement generating total gross proceeds of $3,135,000.

Yotta granted the underwriters a 45-day option to purchase up to 1,500,000 additional Public Units to cover over-allotments, if any. On April 27, 2022, the underwriters exercised the over-allotment option in full and purchased 1,500,000 Public Units at a price of $10.00 per Public Unit, generating gross proceeds of $15,000,000. Simultaneously with the closing of the over-allotment option, the Company consummated the sale of an additional 30,000 Private Units to the Sponsor at a price of $10.00 per Private Unit, generating total proceeds of $300,000.

Upon the closing of the IPO and the private placement on April 22, 2022, and the exercise of the over-allotment option and the sale of the additional Private Units on April 27, 2022, we deposited a total of $115,000,000 in the Trust Account, which funds may be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and that invest only in direct U.S. government treasury obligations. These funds will not be released until the earlier of the completion of an initial business combination and the liquidation due to Yotta’s failure to complete a business combination within the applicable period of time. The proceeds deposited in the Trust Account could become subject to the claims of Yotta’s creditors, if any, which could have priority over the claims of its public stockholders. In addition, interest income earned on the funds in the Trust Account may be released to Yotta to pay its income or other tax obligations. With these exceptions, expenses incurred by Yotta may be paid prior to a business combination only from the net proceeds of the IPO and private placement not held in the Trust Account.

Yotta’s principal executive offices are located at 1185 Avenue of the Americas, Suite 301, New York, NY 10036 and its telephone number is (212) 612-1400.

Yotta Merger Sub, Inc.

Yotta Merger Sub, Inc. is a Nevada corporation formed as a wholly-owned subsidiary of Yotta for the sole purpose of effecting the Business Combination.

Merger Sub’s principal executive offices are located at 1185 Avenue of the Americas, Suite 301, New York, NY 10036 and its telephone number is (212) 612-1400.

NaturalShrimp Incorporated

NaturalShrimp Incorporated is an aquaculture technology company that has developed proprietary, patented platform technologies to allow for the production of aquatic species in an ecologically-controlled, high-density, low-cost environment, and in fully contained and independent production facilities without the use of antibiotics or toxic chemicals. NaturalShrimp owns and operate indoor recirculating Pacific White shrimp production facilities in Texas and Iowa using these technologies.

NaturalShrimp was incorporated in the State of Nevada on July 3, 2008 under the name “Multiplayer Online Dragon, Inc.” On January 30, 2015, NaturalShrimp acquired substantially all of the assets of NaturalShrimp Holdings, Inc. a Delaware corporation (“NSH”) that had developed the proprietary technology to grow and sell shrimp potentially anywhere in the world that is now the basis of NaturalShrimp’s business. Such assets consisted primarily of all of the issued and outstanding shares of capital stock of NaturalShrimp USA Corporation (“NSC”) and NaturalShrimp Global, Inc. (“NS Global”), and certain real property located outside of San Antonio, Texas, in exchange for the issuance of 75,520,240 shares of NaturalShrimp Common Stock to NSH. As a result of the transaction, NSH acquired 88.62% of the issued and outstanding shares of NaturalShrimp Common Stock, NSC and NS Global became wholly-owned subsidiaries of NaturalShrimp, and NaturalShrimp changed our principal business to a global shrimp farming company. NaturalShrimp changed its name to “NaturalShrimp Incorporated” in 2015.

On October 5, 2015, NaturalShrimp formed NAS in conjunction with F&T Water Solutions, LLC. The purpose of NAS was for NaturalShrimp and F&T to jointly develop certain water technologies.

NaturalShrimp has three wholly-owned subsidiaries: NSC, NS Global, and NAS, and owns 51% of NaturalShrimp/Hydrenesis LLC, a Texas limited liability company.

The Merger Agreement

On October 24, 2022, Yotta, Merger Sub, and NaturalShrimp entered into the Merger Agreement. Pursuant to the terms of the Merger Agreement, a business combination between Yotta and NaturalShrimp will be effected through the merger of Merger Sub with and into NaturalShrimp, with NaturalShrimp surviving the merger as a wholly-owned subsidiary of Yotta.

Treatment of NaturalShrimp Securities

The Merger Agreement provides for Yotta to issue to the NaturalShrimp Securityholders aggregate consideration of 17,500,000 shares of New NaturalShrimp Common Stock at the Effective Time, plus an additional (i) 5,000,000 shares of New NaturalShrimp Common Stock if the Surviving Corporation has at least $15,000,000 in revenue during its fiscal year ended March 31, 2024 and (ii) 5,000,000 shares of New NaturalShrimp Common Stock if the Surviving Corporation has at least $30,000,000 in revenue during its fiscal year ended March 31, 2025.

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Effective Time each share of NaturalShrimp Common Stock outstanding or deemed outstanding pursuant to the provisions discussed immediately below as of immediately prior to the Effective Time will be converted into the right to receive its allocable portion of the Closing Merger Consideration Shares and the Contingent Merger Consideration Shares (when and if the required revenue thresholds are met).

Pursuant to the terms of the Merger Agreement and agreements that, pursuant to the Merger Agreement, NaturalShrimp entered into with holders of such convertible securities, such convertible securities will be canceled in exchange (except for the Series A Convertible Preferred Stock of NaturalShrimp (the “Series A Preferred”)) for a cash payment or shares of New NaturalShrimp Common Stock as follows: (i) at the option of the holder thereof, each outstanding NaturalShrimp Warrant will be canceled in exchange for a cash payment based on the value thereof or treated as exercised for shares of NaturalShrimp Common Stock, in each case based on an adjusted exercise price and as otherwise set forth in the Merger Agreement and/or the individual agreements, and if treated as exercised, converted into the right to receive such deemed shares of NaturalShrimp Common Stock’s allocable portion of the Closing Merger Consideration Shares and the Contingent Merger Consideration Shares; (ii) each outstanding share of NaturalShrimp

Series F Convertible Preferred Stock will be canceled and treated as if converted into shares of NaturalShrimp Common Stock at an adjusted conversion rate as set forth in the Merger Agreement and/or such individual agreements, and converted into the right to receive such deemed shares of Common Stock’s allocable portion of the Closing Merger Consideration Shares and the Contingent Merger Consideration Shares; and (iii) each outstanding share of Series E Convertible Preferred Stock of NaturalShrimp (the “Series E Preferred”) will be canceled and treated as if converted into shares of NaturalShrimp Common Stock at an adjusted conversion rate as set forth in the Merger Agreement and/or such individual agreements, and converted into the right to receive such deemed shares of NaturalShrimp Common Stock’s allocable portion of the Closing Merger Consideration Shares and the Contingent Merger Consideration Shares. In addition, each holder of Series E Preferred and NaturalShrimp Warrants outstanding immediately prior to the Effective Time will be entitled to receive at the Effective Time an additional number of Closing Merger Consideration Shares as are necessary to ensure that the per-share value of the New NaturalShrimp Common Stock that such stockholder is entitled to receive is not less than the per-share value (based on the effective purchase price) of the shares of Common Stock then held by any Yotta stockholder after taking into account any newly-issued shares of Common Stock that such Yotta stockholder acquires directly from Yotta prior to the Closing (which will reduce the number of Closing Merger Consideration Shares that will be issued to the other NaturalShrimp Securityholders). The Series A Preferred will be cancelled and retired without any conversion thereof and for no consideration.

In addition, the Merger Agreement provides that, within 14 days of the date thereof, NaturalShrimp and Streeterville Capital, LLC (“Streeterville”) as the holder of the Secured Convertible Promissory Note in the initial amount of $16,320,000 issued by NaturalShrimp to Streeterville with an effective date of December 15, 2021 (the “Convertible Note”), must enter into an agreement to amend the Convertible Note to eliminate the conversion feature thereof, which agreement could also include certain other amendments to the Convertible Note as set forth therein, contingent on and effective immediately prior to the Effective Time. Please see the section of this proxy statement/information statement/prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NaturalShrimp — Recent Material Events — Convertible Note” for additional information regarding the changes effected to the Convertible Note in accordance with this provision of the Merger Agreement.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (i) entity organization, good standing and qualification, (ii) capital structure, (iii) authorization to enter into the Merger Agreement, (iv) compliance with laws and permits, (v) taxes, (vi) financial statements and internal control over financial reporting, (vii) real and personal property, (viii) material contracts, (ix) environmental matters, (x) absence of changes, (xi) employee matters, (xii) litigation, and (xiii) brokers and finders.

Covenants

The Merger Agreement includes customary covenants of the parties with respect to the operation of their respective businesses prior to consummation of the Business Combination and efforts to satisfy conditions to consummation of the Business Combination. The Merger Agreement also contains additional covenants of the parties, including, among others, access to information, cooperation in the preparation of this proxy statement/information statement/prospectus and the Registration Statement on Form S-4 of which it is a part (the “Form S-4”) and to obtain all requisite approvals of each party’s respective stockholders. Yotta also agreed to include in this proxy statement/information statement/prospectus the recommendation of the Board that Yotta’s stockholders approve all of the Proposals to be presented at the Yotta Special Meeting.

Each party’s representations, warranties and pre-Closing covenants will not survive Closing and no party has any post-Closing indemnification obligations.

Non-Solicitation Restrictions

Yotta and NaturalShrimp have each agreed that, from the date of the Merger Agreement to the Closing Date, it will not take, nor will it permit any of its representatives to, encourage or initiate any negotiations with, or enter into any agreement with, any party in connection with a business combination other than with the other or take any other action intended or designed to facilitate the efforts to do so. Each of Yotta and NaturalShrimp has also agreed to be responsible for any acts or omissions of any of its respective representatives that, if they were the acts or omissions of the Yotta or NaturalShrimp, as applicable, would be deemed a breach of the party’s obligations with respect to these non-solicitation restrictions.

Conditions to Closing

The consummation of the Business Combination is conditioned upon customary closing conditions including:

(i)	no governmental authority having enacted, issued, promulgated, enforced or entered any law or order that is then in effect that makes the Business Combination illegal or otherwise prohibits consummation of the Business Combination;

(ii)	no legal action having been commenced or asserted in writing (and not orally) by any governmental authority to enjoin or otherwise materially restrict the consummation of the Closing;

(iii)	the approval of the Merger Agreement by the requisite vote of the stockholders of NaturalShrimp;

(iv)	each of the proposals being considered at the Yotta Special Meeting having been approved by Yotta’s stockholders;

(v)	New NaturalShrimp’s initial listing application filed with Nasdaq in connection with the Business Combination having been approved;

(vi)	the Form S-4 having been declared effective and no stop order suspending the effectiveness of the Form S-4 having been issued by the SEC that remains in effect and no proceeding seeking such a stop order having been initiated by the SEC and not withdrawn;

(vii)	each party to the Merger Agreement having performed or complied with the provisions of the Merger Agreement applicable to it, subject to agreed-upon standards;

(viii)	the truth and accuracy of each party’s representations and warranties included in the Merger Agreement, subject to agreed-upon standards;

(ix)	the absence of any material adverse effect with respect to a party to the Merger Agreement;

(x)	the receipt by each of Yotta and NaturalShrimp of a certificate, dated as of the Closing, signed by the Chief Executive Officer of the other, certifying the compliance with various closing conditions;

(xi)	the execution by the relevant party or parties of the Additional Agreements;

(xiii)	no more than 5% of the issued and outstanding shares of NaturalShrimp Common Stock having exercised dissenters’ rights of appraisal;

(xiv)	NaturalShrimp having provided all required third party consents;

(xvi)	the requisite stockholders of NaturalShrimp having entered into a Company Lock-Up Agreement with respect to such holder’s shares of New NaturalShrimp Common Stock;

(xvii)	NaturalShrimp having entered into agreements or obtained the written consent of the NaturalShrimp Warrant Holders and the holders of shares of NaturalShrimp Preferred Stock outstanding immediately prior to the Effective Time, or the NaturalShrimp Warrant Holders and the holders of all such shares of NaturalShrimp Preferred Stock being obligated to comply with the terms of such an agreement or consent, in accordance with the Merger Agreement;

(xviii)	the Convertible Note having been amended to eliminate its conversion provisions or the holder thereof having irrevocably waived its ability to convert the Redemption Amount (as defined in the Convertible Note) into shares of New NaturalShrimp Common Stock;

(xx)	the Amended Charter having been filed with the Delaware Secretary of State and become effective;

(xxi)	NaturalShrimp and Yotta will have received a certificate, dated as of the Closing Date, from the Secretary of the other certifying certain matters;

(xxiii)	each requisite party, as applicable, will have executed and delivered to the other party a copy of each Additional Agreement to which they are a party;

(xxiv)	the receipt by NaturalShrimp of the resignations of Yotta’s directors; and

(xxv)	the post-Effective Time New NaturalShrimp Board of Directors and NaturalShrimp Board being in compliance with the size and composition requirements of the Merger Agreement.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation:

(i)	by the mutual written consent of the parties;

(ii)	by either Yotta or NaturalShrimp if the Closing does not occur on or prior to July 22, 2023 or, if Yotta’s stockholders have approved an amendment to the Current Charter to extend the period of time that Yotta is afforded to consummate an initial business combination, at the expiration of such extended period (the “Outside Termination Date”), unless the breach of any covenants or obligations under the Merger Agreement by the party seeking to terminate (or, in the case of Yotta, by Merger Sub) proximately caused the failure to consummate the Business Combination by the applicable date;

(iii)	by either Yotta or NaturalShrimp if any governmental authority shall have issued an order, enacted a law, or taken any other action that has the effect of making the Business Combination illegal or permanently restraining, enjoining, or otherwise prohibiting the consummation of the Business Combination and such law, order or other action shall have become final and nonappealable, unless the failure by such party or its affiliates to comply with any provision of the Merger Agreement was a substantial cause of, or substantially resulted in, such action by such governmental authority;

(iv)	by Yotta, subject to certain exceptions, if NaturalShrimp has breached any of its representations, warranties, covenants, or agreements in the Merger Agreement and such breach cannot be cured at all or within the earlier of (A) 30 days after written notice thereof and (B) the Outside Termination Date;

(v)	by Yotta, subject to certain exceptions, if NaturalShrimp does not receive the required stockholder approval of the Merger Agreement within five business days after the effective date of the Form S-4; and

(vi)	by NaturalShrimp, subject to certain exceptions, if Yotta or Merger Sub has breached any of its representations, warranties, covenants, or agreements in the Merger Agreement and such breach cannot be cured at all or within the earlier of (A) 30 days after written notice thereof and (B) the Outside Termination Date.

If the Merger Agreement is validly terminated, none of the parties to the Merger Agreement will have any liability or any further obligation under the Merger Agreement other than customary confidentiality obligations, except in the case of a willful breach of any covenant or agreement under the Merger Agreement or fraud, provided, that (A) if Yotta terminates the Merger Agreement pursuant to clauses (iv) or (v) above, NaturalShrimp must pay to Yotta, within two business days of such termination, a termination fee in the amount of $3,000,000, and (B) if NaturalShrimp terminates the Merger Agreement pursuant to clause (vi) above, Yotta must pay to NaturalShrimp, within two business days of such termination, a termination fee in the amount of $3,000,000.

Certain Related Agreements

Sponsor Support Agreement. In connection with the execution of the Merger Agreement, the Sponsor, NaturalShrimp and Yotta entered into the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, the Sponsor agreed to (i) not transfer any shares or redeem any shares of Common Stock held by it unless the buyer, assignee, or transferee thereof executes a joinder agreement to the Sponsor Support Agreement agreeing to be bound by its terms and (ii) to vote in favor of the adoption of the Merger Agreement and the other proposals to be presented at the special meeting.

Company Support Agreements. In connection with the execution of the Merger Agreement, certain stockholders of NaturalShrimp each entered into a Company Support Agreement with NaturalShrimp and Yotta in which each such stockholder agreed to vote their shares of NaturalShrimp Common Stock and each share of NaturalShrimp Preferred

Stock in favor of the Merger Agreement and the transactions contemplated thereby. Stockholders also agreed to: (i) waive any rights of appraisal, dissenter’s rights, and any similar rights under applicable law and not to sell or otherwise transfer any of their shares of NaturalShrimp Common Stock and NaturalShrimp Preferred Stock, unless the buyer, assignee, or transferee thereof executes a joinder agreement to the Company Stockholder Support Agreement agreeing to be bound by its terms; and (ii) convert any shares of NaturalShrimp Preferred Stock owned by them into NaturalShrimp Common Stock within the time period set forth in the Merger Agreement.

Lock-Up Agreements. In connection with the execution of the Merger Agreement, certain NaturalShrimp stockholders agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any shares of New NaturalShrimp Common Stock held by them (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive shares of Common Stock, if any, acquired during the Lock-Up Period (as defined below), the “Lock-up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is six months after the Closing Date (the “Lock-Up Period”).

A&R Registration Rights Agreement. At the Closing, Yotta will enter into the A&R Registration Rights Agreement with certain existing stockholders of Yotta and with certain NaturalShrimp stockholders with respect to the shares of New NaturalShrimp Common Stock and the New NaturalShrimp warrants to be owned by them after the Closing. The A&R Registration Rights Agreement will require New NaturalShrimp to, among other things, file a resale shelf registration statement on behalf of the stockholders no later than 30 days after the Closing. The A&R Registration Rights Agreement will also provide certain demand registration rights and piggyback registration rights to the stockholders, subject to underwriter cutbacks and issuer blackout periods. New NaturalShrimp will agree to pay certain fees and expenses relating to registrations under the A&R Registration Rights Agreement.

Management Post-Closing

Effective as of the Closing, New NaturalShrimp’s Board of Directors will have seven directors, all of which will be designated by NaturalShrimp. At the Closing, all of the executive officers of Yotta shall resign and the individuals serving as executive officers of New NaturalShrimp and the Surviving Corporation immediately after the Closing will be the same individuals (in the same offices) as those of NaturalShrimp immediately prior to the Closing.

See “Directors and Executive Officers of New NaturalShrimp After the Business Combination — Directors and Executive Officers” for additional information.

Voting Securities

As of the Record Date, there were [●] shares of Common Stock issued and outstanding. Only Yotta stockholders who hold shares of Common Stock of record as of the close of business on [●], 2023 are entitled to vote at the Yotta Special Meeting or any adjournment thereof. Approval of the Business Combination Proposal, the Nasdaq Proposal, and the Adjournment Proposal will each require the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Yotta Special Meeting or any adjournment thereof. Approval of the Charter Amendment Proposal will require the affirmative vote of a majority of the issued and outstanding shares of Common Stock.

Attending the Yotta Special Meeting either by virtual attendance or by submitting your proxy and abstaining from voting will have no effect with respect to the Business Combination Proposal, the Nasdaq Proposal and the Adjournment Proposal and will have the same effect as voting against all the Charter Amendment Proposal and, assuming that a quorum is present, broker non-votes will have no effect on the Proposals, other than the Charter Amendment Proposal, for which it will have the same effect as voting against the Proposal.

With respect to the Business Combination, pursuant to the Letter Agreement and the Sponsor Support Agreement, the Sponsor which holds [●] shares (or [●]% of the outstanding shares) of Common Stock, has agreed to vote its shares of Common Stock in favor of each of the Proposals. As a result, only [●] shares of Common Stock held by the public stockholders will need to be present by virtual attendance or by proxy to satisfy the quorum requirement for the meeting. In addition, as the vote to approve the Business Combination Proposal is a majority of the votes cast at a meeting at which a quorum is present, assuming only the minimum number of shares of Common Stock to constitute a quorum is present, only [●] shares of Common Stock, or approximately [●]% of the outstanding shares of the Common Stock held by the public stockholders, must vote in favor of the Business Combination Proposal for it to be approved.

Appraisal Rights/Dissenters’ Rights

Appraisal rights are not available to holders of shares of Common Stock in connection with the proposed Business Combination under Delaware law.

Any holder of NaturalShrimp Common Stock or NaturalShrimp Preferred Stock that has not consented to the Business Combination may exercise dissenters’ rights under Nevada law rather than receive the Closing Merger Consideration Shares and the Contingent Merger Consideration Shares in the Business Combination. The provisions of Nevada law governing dissenters’ rights are complex, and you should study them carefully if you wish to exercise your dissenters’ rights. A copy of Sections 92A.300 through 92A.500 of the NRS is attached to this proxy statement/information statement/prospectus as Annex C. For a more detailed discussion of dissenters’ rights under Nevada law, please see the section of this proxy statement/information statement/prospectus entitled “Proposal 1 — The Business Combination Proposal — Appraisal and Dissenters’ Rights.”

Redemption Rights

Pursuant to Yotta’s Certificate of Incorporation, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding Public Shares. As of [●], 2023, this would have amounted to approximately $[●] per share.

You will be entitled to receive cash for any Public Shares you elect to be redeemed only if you:

(i)	(a)	hold Public Shares, or

(b)	hold Public Shares through Units and you elect to separate your Units into the underlying Public Shares, Warrants, and Rights prior to exercising your redemption rights with respect to the Public Shares; and

(ii)	prior to [●], Eastern Time, on [●], 2023, (a) submit a written request to Continental that Yotta redeem your Public Shares for cash and (b) deliver your Public Shares to Continental, physically or electronically through DTC.

Holders of outstanding Units must separate the underlying Public Shares prior to exercising redemption rights with respect to the Public Shares. If the Units are registered in a holder’s own name, the holder must deliver the certificate for his/her/its Units to Continental, with written instructions to separate the Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the Public Shares from the Units.

If a holder exercises his/her/its redemption rights, then such holder will be exchanging his/her/its Public Shares for cash and will no longer own shares of New NaturalShrimp other than any shares received in connection with the Rights. Such a holder will be entitled to receive cash for his/her/its Public Shares only if such holder properly demands redemption and delivers his/her/its Public Shares (either physically or electronically) to Continental in accordance with the procedures described herein. Please see the section titled “The Yotta Special Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

Ownership of the Post-Business Combination Company After the Closing

We anticipate that upon completion of the Business Combination, assuming no redemptions of the 11,500,000 Public Shares, Yotta’s stockholders will retain an ownership interest of approximately 46.9% in New NaturalShrimp, the NaturalShrimp Securityholders will own approximately 51.6% of New NaturalShrimp and the Representative will own approximately 1.5% of New NaturalShrimp Common Stock. If all of the Public Shares are redeemed, Yotta’s stockholders will retain an ownership interest of approximately 19.7% in New NaturalShrimp, the NaturalShrimp

Securityholders will own approximately 78% of New NaturalShrimp and the Representative will own approximately 2.3% of New NaturalShrimp. The ownership percentages with respect to New NaturalShrimp do not take into account the issuance of any additional shares of Common Stock underlying the Warrants but do take into account (i) the issuance of 1,184,350 shares of New NaturalShrimp Common Stock pursuant to the Rights; and (ii) the transfer of 1,006,250 shares of Common Stock held by the Sponsor and directors and officers of Yotta to Yotta stockholders that elect not to redeem their Public Shares. If the actual facts are different from these assumptions (which they are likely to be), these ownership percentages will be different. See “Unaudited Pro Forma Condensed Combined Financial Information.”

The following summarizes the pro forma ownership of the Common Stock as of December 31, 2022, including Common Stock underlying Units, following the Business Combination under both the no redemption and maximum redemption scenarios:

	Assuming No Redemptions		Assuming Maximum Redemptions
Equity Capitalization Summary	Shares	%	Shares	%
NaturalShrimp Common Shareholders	12,669,735	37.3	12,669,735	56.5%
NaturalShrimp Series E Preferred Shareholders	630,265	1.9	630,265	2.8
NaturalShrimp Series F Preferred Shareholders	4,200,000	12.4	4,200,000	18.7
Yotta Stockholders	15,902,850	46.9	4,402,850	19.7%
Representative Shares	525,000	1.5	525,000	2.3%
Total Common Stock	33,927,850	100.0	22,427,850	100.0%

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the section entitled “Share Calculations and Ownership Percentages” and, with respect to the determination of the “maximum redemptions,” the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements.” Should one or more of the assumptions prove incorrect, actual ownership percentages may vary materially from those described in this proxy statement/information statement/prospectus as anticipated, believed, estimated, expected or intended. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Board in favor of adoption of the Business Combination Proposal and other Proposals, you should keep in mind that Yotta’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:

●	The Initial Stockholders have waived their right to redeem any Public Shares in connection with a stockholder vote to approve a proposed initial business combination or sell any Public Shares to Yotta in a tender offer in connection with a proposed initial business combination, or to receive distributions with respect to any Public Shares upon the liquidation of the Trust Account if Yotta is unable to consummate a business combination. This waiver was made at the time that the founder shares were purchased for no additional consideration. If Yotta does not complete an initial business combination, such as the Business Combination, by May 22, 2023 (or up to April 22, 2024 if the time to complete its initial business combination has been further extended in accordance with its Certificate of Incorporation), it will be required to dissolve and liquidate. In such event, the 2,874,999 founder shares currently held by the Initial Stockholders, which they acquired prior to the IPO, will be worthless because such holders have agreed to waive their rights to any liquidation distributions. The Initial Stockholders purchased the founder shares for an aggregate purchase price of $25,000, or less than $0.01 per share. Accordingly, the Initial Stockholders will receive a positive rate of return so long as the market price of the Common Stock is at least $0.01 per share, even if public stockholders experience a negative rate of return in New NaturalShrimp.

●	If Yotta does not complete an initial business combination, such as the Business Combination, by May 22, 2023 (or up to April 22, 2024 if the time to complete its initial business combination has been further extended in accordance with its Certificate of Incorporation), the 343,500 Private Units the Sponsor purchased for a total purchase price of $3,435,000 will be worthless. The Sponsor purchased the Private Units at a price of $10.00 per Unit, the same price paid by public stockholders in the IPO per Public Unit. The Units had an aggregate market value of approximately $[●] based on the closing price of Units on Nasdaq as of [●], 2023.

●	The exercise of Yotta’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest.

Other than as described above, Yotta’s officers and directors and their respective affiliates have no interest in, or affiliation with, NaturalShrimp.

NaturalShrimp’s directors and officers also have interests in the Business Combination that are in addition to and apart from their interests as stockholders of NaturalShrimp. The NaturalShrimp Board was aware of these interests and considered them in approving the Merger Agreement and the Business Combination.

●	Series F Preferred Stock. Each of Gerald Easterling, NaturalShrimp’s President, Chief Executive Officer, and a Director, William Delgado, NaturalShrimp’s Chief Financial Officer and a Director, and Tom Untermeyer, NaturalShrimp’s Chief Operating Officer, Chief Technology Officer, and a Director, owns 250,000 shares of NaturalShrimp’s Series F Preferred Stock, which NaturalShrimp issued to them in 2022 in consideration for their past and future services as executive officers of NaturalShrimp. Under the terms of the Merger Agreement, in the Business Combination their shares of Series F Preferred Stock will be treated as if they had been converted into shares of NaturalShrimp Common Stock upon the Effective Time, based on the Black Scholes Value thereof determined as of the effective date of the Business Combination, and converted into the right to receive their allocable portion of the Closing Merger Consideration Shares and the Contingent Merger Consideration Shares, if any, due based on the Surviving Corporation meeting the required revenue thresholds during its fiscal years ending March 31, 2024 and 2025. Assuming the Business Combination had been effective on [●], the 250,000 shares owned by each of Messrs. Easterling, Delgado, and Untermeyer would have been treated as if converted into an aggregate of [●] shares of NaturalShrimp Common Stock that would have been converted into the right to receive such shares’ allocable portion of the Closing Merger Consideration Shares and the Contingent Merger Consideration Shares.

●	Employment Agreements. Each of Messrs. Easterling, Delgado, and Untermeyer are a party to an employment agreement with NaturalShrimp. As the Merger Agreement provides that NaturalShrimp’s officers will become the initial officers of the Surviving Corporation, these agreements will continue to be in effect upon consummation of the Business Combination.

●	Service on the Board of Directors. The Merger Agreement provides that the initial directors of New NaturalShrimp as well as of the Surviving Corporation will be the current directors of NaturalShrimp as well as four additional persons selected by NaturalShrimp. Therefore, each of Messrs. Easterling, Delgado, and Untermeyer will serve as a director of New NaturalShrimp and the Surviving Corporation until his successor shall have been duly elected or appointed and qualified or until his earlier death, resignation, or removal. While no determination has been made as to whether directors of New NaturalShrimp or the Surviving Corporation will be paid for their services as such after the Business Combination is consummated, to the extent that either does pay directors for their service and does not limit such compensation to non-employee directors, Messrs. Easterling, Delgado, and Untermeyer would be eligible to receive such compensation.

●	Payments in Connection with a Change in Control. As described in the section entitled “Management Of New NaturalShrimp Following The Business Combination — Compensation of Directors and Executive Officers — Employment Agreements,” each of Messrs. Easterling, Delgado, and Untermeyer are eligible to receive a lump-sum payment equal to 500%, in the case of Mr. Easterling, or 50%, in the case of Messrs. Delgado and Untermeyer, if they elect to terminate their employment agreement with NaturalShrimp within 30 days of the Business Combination.

See “Proposal 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information.

Accounting Treatment

The Business Combination will be accounted for as a “reverse recapitalization,” with no goodwill or other intangible assets recorded, in accordance with GAAP. A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of NaturalShrimp in many respects.

Under this method of accounting, Yotta will be treated as the “acquired” company for financial reporting purposes. For accounting purposes, NaturalShrimp will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of NaturalShrimp (i.e. a capital transaction involving the issuance of stock by Yotta for the stock of NaturalShrimp). Accordingly, the consolidated assets, liabilities and results of operations of NaturalShrimp will become the historical financial statements of New NaturalShrimp, and Yotta’s assets, liabilities and results of operations will be consolidated with NaturalShrimp’s beginning on the acquisition date. Operations of Yotta prior to the Business Combination will be presented as those of NaturalShrimp in future reports. The net assets of NaturalShrimp will be recognized at carrying value, with no goodwill or other intangible assets recorded.

Recommendations of the Board and Reasons for the Business Combination

After careful consideration of the terms and conditions of the Merger Agreement, the Board has determined that Business Combination and the transactions contemplated thereby are fair to, and in the best interests of, Yotta and its stockholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the Board reviewed various industry and financial data and the evaluation of materials provided by NaturalShrimp. The Board did not obtain a fairness opinion on which to base its assessment. The Board recommends that Yotta stockholders vote:

●	FOR the Business Combination Proposal;

●	FOR the Charter Amendment Proposal;

●	FOR the Advisory Proposals;

●	FOR the Nasdaq Proposal; and

●	FOR the Adjournment Proposal.

Summary Risk Factors

In evaluating the Business Combination and the Proposals to be considered and voted on at the Yotta Special Meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 35 of this proxy statement/information statement/prospectus. Some of these risks related to are summarized below. References in the summary below to “NaturalShrimp” generally refer to NaturalShrimp in the present tense or New NaturalShrimp from and after the Business Combination.

The following summarizes certain principal factors that make an investment in New NaturalShrimp speculative or risky, all of which are more fully described in the “Risk Factors” section below. This summary should be read in conjunction with the “Risk Factors” section and should not be relied upon as an exhaustive summary of the material risks facing Yotta’s, NaturalShrimp’s and/or New NaturalShrimp’s business.

Risks Related to NaturalShrimp’s Business

●	The market for our product may be limited, and as a result our business may be adversely affected.

●	Our business and operations are affected by the volatility of prices for shrimp.

●	Market demand for our products may decrease.

●	Our expansion plans for our shrimp production facilities reflects our current intent and is subject to change.

●	Our product is subject to regulatory approvals and if we fail to obtain such approvals, our business may be adversely affected.

●	Failure to ensure food safety and compliance with food safety standards could result in serious adverse consequences for us.

●	Our success is dependent upon our ability to commercialize our shrimp production technology.

●	Our shrimp production technology may not operate as intended.

●	Our success is dependent upon our ability to protect our intellectual property.

●	We will need to grow the size and capabilities of our organization, and we may experience difficulties in managing this growth.

●	Our insurance coverage may be inadequate to cover all significant risk exposures.

●	If we lose our key management and technical personnel, our business may be adversely affected.

Risks Related to NaturalShrimp’s and Yotta’s Business

●	Failure to comply with applicable anti-corruption legislation and other governmental laws and regulations could result in fines, criminal penalties and materially adversely affect its business, financial condition and results of operations.

●	The continuation or worsening of the COVID-19 pandemic, or other similar public health developments, could have an adverse effect on business, results of operations, and financial condition.

●	Yotta will be forced to liquidate the Trust Account if it cannot consummate a business combination by May 22, 2023 (or up to April 22, 2024 if the time to complete the initial business combination is further extended in accordance with its Certificate of Incorporation). In the event of a liquidation, Yotta’s public stockholders will receive $10.00 per share and the Warrants and Rights will expire worthless.

Risks Related to Yotta’s Business and the Business Combination

●	You must tender your Public Shares in order to validly seek redemption at the Yotta Special Meeting of stockholders.

●	If third parties bring claims against Yotta, the proceeds held in trust could be reduced and the per-Public Share liquidation price received by Yotta’s stockholders may be less than $10.00.

●	Any distributions received by Yotta stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Yotta was unable to pay its debts as they fell due in the ordinary course of business.

●	If Yotta’s due diligence investigation of NaturalShrimp was inadequate, then stockholders of Yotta following the Business Combination could lose some or all of their investment.

Risks Related to the New NaturalShrimp Common Stock

●	The market price of the New NaturalShrimp Common Stock is likely to be highly volatile, and you may lose some or all of your investment.

●	Volatility in New NaturalShrimp’s share price could subject New NaturalShrimp to securities class action litigation.

SELECTED HISTORICAL FINANCIAL DATA OF YOTTA

Yotta’s statement of operations data for the period from March 8, 2021 (inception) through December 31, 2021 and the year ended December 31, 2022 as well as the balance sheet data as of December 31, 2022 and 2021 are derived from Yotta’s audited financial statements included elsewhere in this proxy statement/information statement/prospectus.

The historical results of Yotta included below and elsewhere in this proxy statement/information statement/prospectus are not necessarily indicative of the future performance of Yotta. You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Yotta” and the financial statements and the related notes appearing elsewhere in this proxy statement/information statement/prospectus.

	Year Ended December 31, 2022	Period from March 8, 2021 (inception) through December 31, 2021
General and administrative expenses	$1,020,741	$11,769
Franchise tax	175,600	10,580
Income from assets in Trust Account	1,651,461	-
Income (loss) before income taxes	455,120	(11,769)
Income tax provision	(309,931)	-
Net income (loss)	145,189	(11,769)
Basic and diluted weighted average shares outstanding, Common Stock subject to redemption	7,972,527	-
Basic and diluted net income per share, Common Stock subject to redemption	0.01	-
Basic and diluted weighted average shares outstanding, Common Stock	2,902,212	2,500,000
Basic and diluted net loss per share attributable to Common Stockholders	0.12	-

Balance Sheet Data:	As of December 31, 2022	As of December 31, 2021
Cash and cash equivalent	$235,864	$196,000
Prepaid expenses	84,486	-
Deferred Operating Costs	-	99,600
Assets held in Trust Account	116,651,461	-
Total assets	116,982,661	295,600

Liabilities
Accrued expenses	632,581	21,789
Franchise tax payable	186,180	10,580
Income taxes payable	309,931	-
Promissory note – related party	-	250,000
Total current liabilities	1,128,642	282,369
Deferred underwriting fee payable	4,025,000	-
Common stock subject to redemption	116,651,461	-
Stockholders’ (deficit) equity	$(4,822,442)	$13,231

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF NATURALSHRIMP

The following table contains selected historical consolidated financial data as of and for the years ended March 31, 2022 and 2021 and the nine months ended December 31, 2022 and 2021. Such data as of and for the years ended March 31, 2022 and 2021 have been derived from the audited financial statements of NaturalShrimp, which are included elsewhere in this proxy statement/information statement/prospectus. The following summary consolidated financial data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NaturalShrimp” and the audited consolidated financial statements and related notes included elsewhere. The summary consolidated financial data in this section are not intended to replace NaturalShrimp’s consolidated financial statements and related notes and are qualified in their entirety thereby. NaturalShrimp’s historical results are not necessarily indicative of the results to be expected in the future or for any full year period.

Statement of Operations Data:	For the Nine Months Ended December 31, 2022	For the Nine Months Ended December 31, 2021	For the Year Ended March 31, 2022	For the Year Ended March 31, 2021
Revenues	$186,004	$16,640	$33,765	$-
Operating expenses	8,795,369	7,554,256	54,474,975	3,301,254
Net loss from operations	(8,609,365)	(7,537,616)	(54,441,210)	(3,301,254)
Total other expense	(2,943,455)	(31,241,307)	(31,856,538)	(284,929)
Loss before income taxes	(11,552,820)	(38,778,923)	(86,297,748)	(3,586,183)
Provision for income taxes	-	-	-	-
Net loss	$(11,552,820)	$(38,778,923)	$(86,297,748)	$(3,580,454)
Net loss available for common stockholders	$(13,001,961)	$(45,389,246)	$(96,352,755)	$(5,920,870)
Basic and diluted net loss per share	$(0.02)	$(0.07)	$(0.16)	$(0.01)
Weighted average shares of common stock outstanding — basic and diluted	682,750,957	608,191,555	619,123,768	501,477,593

Balance Sheet Data:	As of December 31, 2022	As of March 31, 2022
Working capital (deficit)	$(8,191,151)	$(17,017,120)
Total assets	32,287,846	37,898,607
Total liabilities	29,561,892	24,881,197
Stockholders’ deficit	$(42,889,603)	$(33,133,766)

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined balance sheet as of December 31, 2022, and the summary unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 presents the combination of the financial information of NaturalShrimp and Yotta after giving effect to the Business Combination and related adjustments described in the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information, and have been prepared in accordance with Article 11 of Regulation S-X (“Article 11”). Furthermore, given the differing fiscal year ends of March 31st and December 31st for NaturalShrimp and Yotta, respectively, Article 11 permits the ending date of the periods included for the target company to differ from those of the registrant by up to 93 days.

The summary unaudited pro forma condensed combined balance sheet as of December 31, 2022 combines the historical balance sheet of NaturalShrimp and the historical balance sheet of Yotta on a pro forma basis as if the Business Combination, summarized below, had been consummated on December 31, 2022. The summary unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combine the historical statement of operations of NaturalShrimp and Yotta for such period on a pro forma basis as if the transaction, summarized below, had been consummated on January 1, 2022, the beginning of the earliest period presented:

●	The merger of NaturalShrimp and Yotta, with NaturalShrimp surviving the merger as NaturalShrimp Incorporated; and

●	Upon the exchange, each outstanding share of NaturalShrimp Common Stock will be automatically cancelled, extinguished and converted into a number of shares of Common Stock, based on NaturalShrimp’s Equity Value and based on a conversion rate of 0.02 at December 31, 2022.

The summary unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited historical financial statements of each of NaturalShrimp and Yotta and the notes thereto, as well as the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NaturalShrimp” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Yotta.”

The following tables present selected pro forma information after giving effect to the Business Combination presented under the following scenarios:

●	Assuming No Redemption: This presentation assumes that no public stockholders of Yotta exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account.

●	Assuming Maximum Redemption: This presentation assumes that all 11,500,000 Public Shares currently held by Yotta public stockholders exercise their redemption rights in exchange for their pro rata share of the $115,658,994 currently held in the Trust Account.

The figures in the following tables are presented only as illustrative examples and are based on the scenarios described above, which may be different from the actual amount of redemptions in connection with the Business Combination.

Summary Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2022

	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Summary Unaudited Pro Forma Condensed Combined
Balance Sheet Data as of December 31, 2022
Total assets	$129,761,507	$32,114,355
Total liabilities	$18,298,534	$37,302,843
Total stockholders’ equity (deficit)	$111,462,973	$(5,188,488)

Summary Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2022

	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data
Year Ended December 31, 2022
Revenue	$203,129	$203,129
Net loss per share – basic	$(3.03)	$(4.59)
Net loss per share – diluted	$(3.03)	$(4.59)
Weighted-average shares outstanding – basic	33,927,850	22,427,850
Weighted-average shares outstanding – diluted	33,927,850	22,427,850

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

TRADING MARKET AND DIVIDENDS

Yotta

Units, Public Shares, Warrants and Rights

The Units, Public Shares and Warrants are each quoted on Nasdaq, under the symbols “YOTAU,” “YOTA,” “YOTAW,” and “YOTAR,” respectively. Each of Yotta’s Units consists of one Public Share, one Warrant and one Right. Each Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share and each Right entitles the holder to one-tenth of one share of Common Stock upon completion of a business combination. The Units, Public Shares, Warrants and Rights commenced trading on Nasdaq separately on or about June 27, 2022.

Yotta’s Dividend Policy

Yotta has not paid any cash dividends on the Common Stock to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon Yotta’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. Further, if we incur any indebtedness, Yotta’s ability to declare dividends may be limited by restrictive covenants Yotta may agree to in connection therewith. The payment of any dividends subsequent to the Business Combination will be within the discretion of New NaturalShrimp’s Board of Directors. It is the present intention of the Board to retain all earnings, if any, for use in its business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

NaturalShrimp

The NaturalShrimp Common Stock is quoted on the OTCQB tier of the OTC Markets Group quotation system under the symbol “SHMP.” NaturalShrimp has never declared or paid any cash dividends on the NaturalShrimp Common Stock and intends to retain future earnings, if any, to increase its working capital and does not anticipate paying any cash dividends in the foreseeable future.

Combined Company

Dividend Policy

Following completion of the Business Combination, New NaturalShrimp’s Board of Directors will consider whether or not to institute a dividend policy. It is presently intended that New NaturalShrimp retain its earnings for use in business operations and accordingly, we do not anticipate New NaturalShrimp’s Board of Directors declaring any dividends in the foreseeable future.

RISK FACTORS

You should consider carefully the following risk factors, as well as the other information set forth in this proxy statement/information statement/prospectus, before making a decision on the Business Combination. Risks related to NaturalShrimp, including risks related to NaturalShrimp’s business, financial position and capital requirements, development, regulatory approval and commercialization, dependence on third parties, intellectual property and taxation, will continue to be applicable to New NaturalShrimp after the Closing of the Business Combination.

Risks Related to NaturalShrimp’s Business and Industry

The market for our product may be limited, and as a result our business may be adversely affected.

The feasibility of marketing our product has been assumed to this point and there can be no assurance that such assumptions are correct. It is possible that the costs of development and implementation of our shrimp production technology may be too expensive to market our shrimp at a competitive price. It is likewise possible that competing technologies will be introduced into the marketplace before or after the introduction of our product to the market, which may affect our ability to market our product at a competitive price.

Furthermore, there can be no assurance that the prices we determine to charge for our product will be commercially acceptable or that the prices that may be dictated by the market will be sufficient to provide to us sufficient revenues to profitably operate and provide a financial return to our investors.

Our business and operations are affected by the volatility of prices for shrimp.

Our business, prospects, revenues, profitability, and future growth are highly dependent upon the prices of and demand for shrimp. Our ability to borrow and to obtain additional capital on attractive terms is also substantially dependent upon shrimp prices. These prices have been and are likely to continue to be extremely volatile for seasonal, cyclical, and other reasons. Any substantial or extended decline in the price of shrimp will have a material adverse effect on our financing capacity and our prospects for commencing and sustaining any economic commercial production. In addition, increased availability of imported shrimp can affect our business by lowering commodity prices. This could reduce the value of inventories, held both by us and by our customers, and cause many of our customers to reduce their orders for new products until they can dispose of their higher-cost inventories.

Market demand for our products may decrease.

We face competition from other producers of seafood as well as from other protein sources, such as pork, beef, and poultry. The bases on which we expect to compete include, but may not be limited to:

●	price;

●	product quality;

●	brand identification; and

●	customer service.

Demand for our products will be affected by our competitors’ promotional spending. We may be unable to compete successfully on any or all of these bases in the future, which may have a material adverse effect on our revenues and results of operations.

Moreover, although historically the logistics and perishability of seafood has led to regionalized competition, the market for fresh and frozen seafood is becoming increasingly globalized as a result of improved delivery logistics and improved preservation of the products. Increased competition, consolidation, and overcapacity may lead to lower product pricing of competing products that could reduce demand for our products and have a material adverse effect on our revenues and results of operations.

Competition and unforeseen limited sources of supplies in the industry may result in occasional spot shortages of equipment, supplies, and materials. In particular, we may experience possible unavailability of post-larvae and materials and services used in our shrimp production facilities. Such unavailability could result in increased costs and delays to our operations. If we cannot find the products, equipment, supplies, and materials that we need on a timely basis, we may have to suspend our production plans until we find the products, equipment, and materials that we need.

Our expansion plans for our shrimp production facilities reflects our current intent and is subject to change.

Our current expansion plans are subject to change and the continuance of such plans will depend on the following factors, among others:

●	availability and cost of capital;

●	current and future shrimp prices;

●	costs and availability of post-larvae shrimp, equipment, supplies, and personnel necessary to conduct these operations;

●	the success or failure of system design and activities in similar areas;

●	changes in the estimates of the costs to complete production facilities; and

●	the decisions of operators and future joint venture partners.

We will continue to gather data about our production facilities, and it is possible that additional information may cause us to alter our schedule or determine that a certain facility should not be pursued at all.

Our product is subject to regulatory approvals and if we fail to obtain such approvals, our business may be adversely affected.

Most of the jurisdictions in which we operate will require us to obtain a license for each facility that we own and operate in that jurisdiction. We have obtained and currently hold a license to own and operate each of our facilities where a license is required. In order to maintain the licenses, we have to operate our current farms and, if we pursue acquisitions or construction of new farms, we will need to obtain additional licenses to operate those farms, where required. We are also exposed to dilution of the value of our licenses where a government issues new licenses to fish farmers other than us, thereby reducing the current value of our fish-farming licenses. Governments may change the way licenses are distributed or otherwise dilute or invalidate our licenses. If we are unable to maintain or obtain new fish farming licenses or if new licensing regulations dilute the value of our licenses, this may have a material adverse effect on our business.

It is possible that regulatory authorities could make changes in regulatory rules and policies, and we would not be able to market or commercialize our product in the intended manner and/or the changes could adversely impact the realization of our technology or market potential.

Failure to ensure food safety and compliance with food safety standards could result in serious adverse consequences for us.

As our end products are for human consumption, food safety issues (both actual and perceived) may have a negative impact on the reputation of and demand for our products. In addition to the need to comply with relevant food safety regulations, it is of critical importance that our products are safe and perceived as safe and healthy in all relevant markets.

Our products may be subject to contamination by food-borne pathogens, such as Listeria monocytogenes, Clostridia, Salmonella and E. Coli or contaminants. As these pathogens and substances are found in the environment, there is a risk that one or more of these organisms and pathogens can be introduced into our products as a result of improper handling, poor processing hygiene, or cross-contamination by us, the ultimate consumer, or any intermediary. We have little, if any, control over handling procedures once we ship our products for distribution. Furthermore, we may not be able to prevent contamination of our shrimp by pollutants such as polychlorinated biphenyls, or PCBs, dioxins, or heavy metals.

An inadvertent shipment of contaminated products may be a violation of law and may lead to product liability claims, product recalls (which may not entirely mitigate the risk of product liability claims), increased scrutiny, and penalties, including injunctive relief and plant closings, by regulatory agencies, as well as adverse publicity.

Increased quality demands from authorities in the future relating to food safety may have a material adverse effect on our business, financial condition, results of operations, or cash flow. Legislation and guidelines with tougher requirements are expected and may imply higher costs for the food industry. In particular, the ability to trace products through all stages of development, certification, and documentation is becoming increasingly required under food safety regulations. Further, limitations on additives and use of medical products in the farmed shrimp industry may be imposed, which could result in higher costs for us.

The food industry, in general, experiences high levels of customer awareness with respect to food safety and product quality, information, and traceability. We may fail to meet new and exacting customer requirements, which could reduce demand for our products.

Our success is dependent upon our ability to commercialize our shrimp production technology.

Prior to fiscal year 2021, we had been engaged primarily in the research and development of our technology. Therefore, we have a limited operating history upon which current and potential investors can evaluate our prospects. Our prospects must be considered in light of the risk, uncertainties, expenses, delays, and difficulties associated with the establishment of a business in the evolving food industry, as well as those risks encountered in the shift from development to commercialization of new technology and products or services based upon such technology.

While we have developed our first commercial system that employs our technology, additional work is required to incorporate that technology into a system capable of accommodating thousands of customers, which is the minimum capability that we believe is necessary to compete in the marketplace.

Our shrimp production technology may not operate as intended.

Although we have successfully tested our technology, our approach, which is still fairly new in the industry, may not operate as intended or may be subject to other factors that we have not yet considered. These may include the impact of new pathogens or other biological risks, low oxygen levels, algal blooms, fluctuating seawater temperatures, predation, or escapes. Any of the foregoing may result in physical deformities to our shrimp or affect our ability to increase shrimp production, which may have a material adverse effect on our operations. Furthermore, even if we are able to successfully manage these factors, our ability to grow healthy shrimp at a commercially scalable rate may be limited,

Our success is dependent upon our ability to protect our intellectual property.

Our success will depend in part on our ability to obtain and enforce protection for our intellectual property in the United States and other countries. It is possible that our intellectual property protection could fail. It is possible that the claims for patents or other intellectual property protections could be denied or invalidated or that our protections will not be sufficiently broad to protect our technology. It is also possible that our intellectual property will not provide protection against competitive products or will not otherwise be commercially viable.

Our commercial success will depend in part on our ability to commercialize our shrimp production without infringing on patents or proprietary rights of others. We cannot guarantee that other companies or individuals have not or will not independently develop substantially equivalent proprietary rights or that other parties have not or will not be issued patents that may prevent the sale of our products or require licensing and the payment of significant fees or royalties in order for us to be able to carry on our business.

We will need to grow the size and capabilities of our organization, and we may experience difficulties in managing this growth.

As our business strategies develop, we must add additional managerial, operational, financial, and other personnel. Future growth will impose significant added responsibilities on members of management, including:

●	identifying, recruiting, integrating, maintaining, and motivating additional personnel;

●	managing our internal development efforts effectively, while complying with our contractual obligations to contractors and other third parties; and

●	improving our operational, financial and management controls, reporting systems, and procedures.

Our future financial performance will depend, in part, on our ability to effectively manage any future growth and our management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

We currently rely, and for the foreseeable future will continue to rely, in substantial part on certain independent organizations, advisors, and consultants to provide certain services. There can be no assurance that the services of these independent organizations, advisors, and consultants will continue to be available to us on a timely basis when needed, or that we can find qualified replacements. In addition, if we are unable to effectively manage our outsourced activities or if the quality or accuracy of the services provided by consultants is compromised for any reason, we may not be able to advance our business. There can be no assurance that we will be able to manage our existing consultants or find other competent outside contractors and consultants on economically reasonable terms, if at all. If we are not able to effectively expand our organization by hiring new employees and expanding our groups of consultants and contractors, we may not be able to successfully implement the tasks necessary to further develop our business initiatives and, accordingly, may not achieve our research, development, and commercialization goals.

These and other risks associated with our planned international operations may materially adversely affect our ability to attain or maintain profitable operations.

Risks Related to Financing Our Business

Management has determined that there are factors that raise substantial doubt about our ability to continue as a going concern.

The accompanying consolidated financial statements of NaturalShrimp have been prepared in conformity with accounting principles generally accepted in the United States of America, assuming we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the fiscal year ended March 31, 2022 and the nine-month period ended December 31, 2022, we had a net loss available for common stockholders of approximately $13.0 million and $27.6 million, respectively. At December 31, 2022, we had an accumulated deficit of approximately $163.0 million and a working capital deficit of approximately $8.2 million. These factors raise substantial doubt about our ability to continue as a going concern within one year from the date of this proxy statement/information statement/prospectus. Our ability to continue as a going concern is dependent on our ability to raise the required additional capital or debt financing to meet short and long-term operating requirements. We may also encounter business endeavors that require significant cash commitments or unanticipated problems or expenses that could result in a requirement for additional cash. As we continue to raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our current stockholders could be reduced, and such securities might have rights, preferences, or privileges senior to the NaturalShrimp Common Stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available to us or are not available on acceptable terms, we may not be able to take advantage of prospective business endeavors or opportunities, which could significantly and materially restrict our operations. If we are unable to obtain the necessary capital, we may have to cease operations.

The rebuilding and expansion of our operations in Webster City, Iowa will require significant capital expenditures for which we may be unable to obtain sufficient financing.

Our need for additional capital may adversely affect our financial condition. Even prior to the loss of our plant in La Coste by fire or the purchase of the VBF assets in Webster City, Iowa, we had no sustained history of earnings and have operated at a loss since we commenced business. We have relied, and continue to rely, on external sources of financing to meet our capital requirements, to continue developing our proprietary technology, to build our production facilities, and to otherwise implement our corporate development and investment strategies.

We plan to obtain the future funding that we will need through the debt and equity markets, but there can be no assurance that we will be able to obtain additional funding when it is required. If we fail to obtain the funding that we need when it is required, we may have to forego or delay potentially valuable opportunities to build shrimp production facilities or default on existing funding commitments to third parties. Our limited operating history may make it difficult to obtain financing in the future.

Our ability to generate positive cash flows is uncertain.

To develop and expand our business, we will need to make significant up-front investments in our manufacturing capacity and incur research and development, sales and marketing, and general and administrative expenses. In addition, our growth will require a significant investment in working capital. Our business will require significant amounts of working capital to meet our production requirements and support our growth.

We cannot provide any assurance that we will be able to raise the capital necessary to meet these requirements. If adequate funds are not available or are not available on satisfactory terms, we may be required to significantly curtail our operations and may not be able to fund our production requirements once they commence — let alone fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance our products, or respond to competitive pressures. Any failure to obtain such additional financing could have a material adverse effect on our business, results of operations, and financial condition.

We have a history of operating losses and anticipate future losses and may never be profitable.

We have experienced significant operating losses in each period since we began investing resources in our production of shrimp. These losses have resulted principally from research and development, sales and marketing, and general and administrative expenses associated with the development of our business. During the fiscal year ended March 31, 2022 and the nine months ended December 31, 2022, we recorded a net loss available for common stockholders of approximately $96.4 million, or $0.16 per share, and $13.0 million, or $0.02 per share, respectively, as compared with approximately $5.9 million, or $0.01 per share, and $45.4 million, or $0.07 per share, for the corresponding periods in 2021. We expect to continue to incur operating losses until we reach sufficient commercial scale of our product to cover our operating costs. We cannot be certain when, if ever, we will become profitable. Even if we were to become profitable, we might not be able to sustain such profitability on a quarterly or annual basis.

Because we may never have net income from our operations, our business may fail.

We have no history of revenues and profitability from operations. There can be no assurance that we will ever operate profitably. Our success is significantly dependent on uncertain events, including successful development of our technology, establishing satisfactory manufacturing arrangements and processes, and distributing and selling our products.

Before receiving revenues from sales to customers of our products, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses. If we are unable to generate significant revenues from sales of our products, we will not be able to earn profits or continue operations. We can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our Company.

Our insurance coverage may be inadequate to cover all significant risk exposures.

We will be exposed to particular and heightened liabilities as a result of the products we provide. As our products are intended to be ingested by natural persons, we have a heightened level of liability because a problem with our product is more likely to cause injury than many other consumer products. In addition, seafood in particular has a higher risk of contamination or causing food-borne illness than many other types of foods. While we intend to maintain insurance, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

Our margins fluctuate, which leads to further uncertainty in our profitability model.

While we will have the potential ability to negotiate prices that benefit our clients and affect our profitability as it garners market-share and increases our book of business, margins in the aquaculture business are fluid, and our margins vary based upon production volume and the customer. This may lead to continued uncertainty in margins from quarter to quarter.

Risks Related to Doing Business in Foreign Countries

Our operations in foreign countries are subject to political, economic, legal, and regulatory risks.

The following aspects of political, economic, legal, and regulatory systems in foreign countries create uncertainty with respect to many of the legal and business decisions that we make:

●	cancellation or renegotiation of contracts due to uncertain enforcement and recognition procedures of judicial decisions;

●	disadvantages of competing against companies from countries that are not subject to U.S. laws and regulations, including the Foreign Corrupt Practices Act;

●	changes in foreign laws or regulations that adversely impact our business;

●	uncertainty regarding tariffs that may be imposed against certain international countries from time-to-time;

●	changes in tax laws that adversely impact our business, including, but not limited to, increases in the tax rates and retroactive tax claims;

●	royalty and license fee increases;

●	expropriation or nationalization of property;

●	currency fluctuations;

●	foreign exchange controls;

●	import and export regulations;

●	changes in environmental controls;

●	business interruptions resulting from geo-political actions, including war, and terrorism or disease outbreaks (such as the recent outbreak of COVID-19, or the novel coronavirus);

●	risks of loss due to civil strife, acts of war and insurrection; and

●	other risks arising out of foreign governmental sovereignty over the areas in which our operations are conducted.

Consequently, our development and production activities in foreign countries may be substantially affected by factors beyond our control, any of which could materially adversely affect our business, prospects, financial position, and results of operations. Furthermore, in the event of a dispute arising from our operations in other countries, we may be subject to the exclusive jurisdiction of courts outside the United States or may not be successful in subjecting non-U.S. persons or entities to the jurisdiction of the courts in the United States, which could adversely affect the outcome of a dispute.

The cost of complying with governmental regulations in foreign countries may adversely affect our business operations.

We may be subject to various governmental regulations in foreign countries. These regulations may change depending on prevailing political or economic conditions. In order to comply with these regulations, we believe that we may be required to obtain permits for producing shrimp and file reports concerning our operations. These regulations affect how we carry on our business, and in order to comply with them, we may incur increased costs and delay certain activities pending receipt of requisite permits and approvals. If we fail to comply with applicable regulations and requirements, we may become subject to enforcement actions, including orders issued by regulatory or judicial authorities requiring us to cease or curtail our operations or take corrective measures involving capital expenditures, installation of additional equipment, or remedial actions. We may be required to compensate third parties for loss or damage suffered by reason of our activities and may face civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations, and permit requirements governing our operations and activities could affect us in a materially adverse way and could force us to increase expenditures or abandon or delay the development of shrimp production facilities.

Our international operations will involve the use of foreign currencies, which will subject us to exchange rate fluctuations and other currency risks.

We currently have no revenues from international operations. In the future, however, any revenues and related expenses of our international operations will likely be generally denominated in local currencies, which will subject us to exchange rate fluctuations between such local currencies and the U.S. dollar. These exchange rate fluctuations will subject us to currency translation risk with respect to the reported results of our international operations, as well as to other risks sometimes associated with international operations. In the future, we could experience fluctuations in financial results from our operations outside of the United States, and there can be no assurance we will be able, contractually or otherwise, to reduce the currency risks associated with our international operations.

General Risk Factors Applicable to NaturalShrimp

If we lose our key management and technical personnel, our business may be adversely affected.

In carrying out our operations, we will rely upon a small group of key management and technical personnel including our Chief Executive Officer and President, Chief Operating Officer and Chief Technology Officer, and Chief Financial Officer. We currently maintain key man insurance for Tom Untermeyer as the Chief Operating Officer and Chief Technology Officer. An unexpected partial or total loss of the services of any of our executive officers could be detrimental to our business.

Our Chief Financial Officer and Treasurer does not devote his full time to NaturalShrimp.

We are highly dependent on the services of William Delgado, our Chief Financial Officer and Treasurer. Although Mr. Delgado allocates a significant amount of time to NaturalShrimp and is active in our management, he does not devote his full time and attention to NaturalShrimp. In addition to his positions with NaturalShrimp, he is also President, Chief Executive Officer, and Chief Financial Officer of Eco-Growth Strategies, Inc., a nutraceutical company developing a range of CBD-based products, and Chief Executive Officer and Chairman of the Board of Global Digital Solutions, Inc., an SEC reporting company that provides cyber arms technology and complementary security and technology solutions. Mr. Delgado may also become involved in additional ventures from time to time.

We face risks related to the COVID-19 pandemic that could significantly disrupt our research and development, operations, sales, and financial results, and other epidemics or outbreaks of infectious diseases may have a similar impact.

In March 2020, the World Health Organization categorized COVID-19 as a pandemic. The spread of the outbreak has caused significant disruptions in the global economy, and the impact may continue to be significant. While the threat level has declined to a significant extent in the United States and globally, and our operations have not been materially and negatively impacted by the pandemic to date, our business could be adversely impacted by the effects of the COVID-19 pandemic as well as government efforts to control or combat it, particularly if there is a resurgence in infections, including as a result of the emergence of new variants of the virus that causes COVID-19. In addition to global macroeconomic effects, the COVID-19 outbreak and any other related adverse public health developments could cause disruption to our operations and manufacturing activities. For example, if governments re-implement restrictions in an attempt to combat any resurgence of COVID-19, we may experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our employees to perform their jobs that may impact our ability to develop and design our products and services in a timely manner or meet required milestones. Further, our third-party equipment manufacturers, third-party raw material suppliers, and consultants have been and may continue to be disrupted by worker absenteeism, quarantines, and restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions, which could adversely affect our business and operations. Other epidemics or outbreaks of infectious diseases could have similar impacts on NaturalShrimp as well.

Worldwide economic and social instability could adversely affect our revenue, financial condition, and results of operations.

The health of the global economy, and the credit markets and the financial services industry in particular, as well as the stability of the social fabric of our society, will affect our business and operating results. For example, the credit and financial markets may continue to be adversely affected by the current conflict between Russia and Ukraine and measures taken in response thereto. If the credit markets are not favorable, we may be unable to raise additional financing when needed or on favorable terms. Our customers may experience financial difficulties or be unable to borrow money to fund their operations, which may adversely impact their ability to purchase our products or to pay for our products on a timely basis, if at all.

General inflation, including rising energy prices, and interest rates and wages could have negative impacts on our business by increasing our operating costs and our borrowing costs as well as decreasing the capital available for our customers to purchase our products. General inflation in the United States, Europe and other geographies has risen to levels not experienced in recent decades. Additionally, inflation and price volatility may cause our customers to reduce use of our products would harm our business operations and financial position.

We need to raise additional funds and such funds may not be available on acceptable terms or at all.

We may consider issuing additional debt or equity securities in the future to fund our business plan, for potential acquisitions or investments, or for general corporate purposes. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences, and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses. We may not be able to obtain financing on favorable terms, or at all, in which case, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures.

As the owner of real estate, we are subject to risks under environmental laws, the cost of compliance with which and any violation of which could materially adversely affect us.

Our operating expenses could be higher than anticipated due to the cost of complying with existing and future laws and regulations. Various environmental laws may impose liability on the current or prior owner or operator of real property for removal or remediation of hazardous or toxic substances. Current or prior owners or operators may also be liable for government fines and damages for injuries to persons, natural resources, and adjacent property. These environmental laws often impose liability regardless of whether the owner or operator knew of, or was responsible for, the presence or disposal of the hazardous or toxic substances. The cost of complying with environmental laws could materially adversely affect our results of operations, and such costs could exceed the value of our applicable facility. In addition, the presence of hazardous or toxic substances, or the failure to properly manage, dispose of, or remediate such substances, may adversely affect our ability to use, sell, or rent our property or to borrow using our property as collateral which, in turn, could reduce our revenue and our financing ability. We have not engaged independent environmental consultants to assess the likelihood of any environmental contamination or liabilities and have not obtained a Phase I environmental assessment on our properties. Even if we did obtain a Phase I environmental assessment report, however, such reports are limited in scope and might not reveal all existing material environmental contamination.

Risks Related to Ownership of New NaturalShrimp Common Stock

The market price and trading volume of the New NaturalShrimp Common Stock may be volatile and could decline significantly following the Business Combination.

The stock markets, including Nasdaq on which the shares of New NaturalShrimp Common Stock of to be issued in the Merger are expected to be traded, have from time to time experienced significant price and volume fluctuations. Even if an active, liquid, and orderly trading market develops and is sustained for the New NaturalShrimp Common Stock following the Business Combination, the market prices of shares of New NaturalShrimp Common Stock may be volatile and could decline significantly. In addition, the trading volumes in shares of the New NaturalShrimp Common Stock may fluctuate and cause significant price variations to occur. If the market prices of New NaturalShrimp Common Stock decline significantly, you may be unable to resell your shares of New NaturalShrimp Common Stock at or above the market price of the shares of New NaturalShrimp Common Stock as of the date immediately following the consummation of the Business Combination. There can be no assurance that the market prices of shares of New NaturalShrimp Common Stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

●	the realization of any of the risk factors presented in this proxy statement/information statement/prospectus;

●	actual or anticipated differences in our estimates, or in the estimates of analysts, for New NaturalShrimp’s revenues, results of operations, cash flows, level of indebtedness, liquidity, or financial condition;

●	actual or anticipated variations in our quarterly operating results;

●	announcements by New NaturalShrimp or its competitors of significant business developments;

●	New NaturalShrimp’s ability to obtain adequate working capital financing;

●	loss of any strategic relationships;

●	actions by New NaturalShrimp’s stockholders (including transactions in shares of New NaturalShrimp Common Stock);

●	changes in applicable laws or regulations, court rulings, enforcement, and legal actions;

●	sale of shares of New NaturalShrimp Common Stock or other securities in the future;

●	changes in market valuations of similar companies and general market conditions in our industry;

●	publication (or lack of publication) of research reports about New NaturalShrimp;

●	the trading volume of shares of New NaturalShrimp Common Stock;

●	additions or departures of key management personnel;

●	speculation in the press or investment community;

●	continuing increases in market interest rates, which may increase New NaturalShrimp’s cost of capital;

●	changes in our industry;

●	actual, potential, or perceived control, accounting, or reporting problems;

●	changes in accounting principles, policies, and guidelines;

●	other events or factors, including but not limited to those resulting from infectious diseases, health epidemics and pandemics (including but not limited to the ongoing COVID-19 pandemic) natural disasters, war, acts of terrorism, or responses to these events;

●	Our ability to execute New NaturalShrimp’s business plan; and

●	general economic and market conditions.

In addition, the securities markets have periodically experienced extreme price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the New NaturalShrimp Common Stock. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If New NaturalShrimp were involved in any similar litigation it could incur substantial costs and its management’s attention and resources could be diverted from running the business and implementing its business plan.

New NaturalShrimp will issue shares of New NaturalShrimp Common Stock as consideration in the Business Combination and may issue additional shares of New NaturalShrimp Common Stock or other equity or convertible debt securities without approval of the holders of New NaturalShrimp Common Stock, which would dilute then-existing ownership interests and may depress the market price of the New NaturalShrimp Common Stock.

We anticipate that, following the Business Combination, (i) former NaturalShrimp Securityholders will own approximately 51.6% of the outstanding shares of New NaturalShrimp Common Stock, (ii) former Yotta stockholders will own approximately 46.9% of the outstanding shares of New NaturalShrimp Common Stock, and (iii) the

Representative will own 1.5% of the outstanding shares of New NaturalShrimp Common Stock. These percentages assume a [●], 2023 Closing Date, and that none of the Public Shares are redeemed. If the actual facts differ from these assumptions, these percentages will differ.

New NaturalShrimp may continue to require capital investment to support its business and may issue additional shares of New NaturalShrimp Common Stock or other equity or convertible debt securities of equal or senior rank in the future without approval of its stockholders in certain of circumstances.

New NaturalShrimp’s issuance of additional shares of New NaturalShrimp Common Stock or other equity or convertible debt securities would have the following effects: (i) New NaturalShrimp’s existing stockholders’ proportionate ownership interest in New NaturalShrimp would decrease; (ii) the amount of cash available per share, including for payment of dividends in the future, may decrease; (iii) the relative voting power of each previously outstanding shares of New NaturalShrimp Common Stock may be diminished; and (iv) the market price of New NaturalShrimp Common Stock may decline.

There will be material differences between your current rights as a holder of NaturalShrimp Common Stock and the rights you will have as a holder of New NaturalShrimp Common Stock, some of which may adversely affect you.

Upon completion of the Business Combination, NaturalShrimp stockholders will no longer be stockholders of NaturalShrimp but will be stockholders of New NaturalShrimp. There will be material differences between the current rights of NaturalShrimp stockholders and the rights that you will have as a holder of the shares of New NaturalShrimp Common Stock, some of which may adversely affect you. For a more detailed discussion of the differences in the rights of NaturalShrimp stockholders and the New NaturalShrimp stockholders, see the section of this proxy statement/information statement/prospectus titled “Comparison of Corporate Governance and Stockholder Rights.”

If securities or industry analysts do not publish research, publish inaccurate or unfavorable research, or cease publishing research about New NaturalShrimp, its share price and trading volume could decline significantly.

The trading market for New NaturalShrimp Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about New NaturalShrimp or its business. New NaturalShrimp may be unable to sustain coverage by well-regarded securities and industry analysts. If either no or only a limited number of securities or industry analysts maintain coverage of New NaturalShrimp, or if these securities or industry analysts are not widely respected within the general investment community, the demand for New NaturalShrimp Common Stock could decrease, which might cause its share price and trading volume to decline significantly. In the event that New NaturalShrimp obtains securities or industry analyst coverage or, if one or more of the analysts who cover New NaturalShrimp downgrade their assessment of New NaturalShrimp or publish inaccurate or unfavorable research about New NaturalShrimp’s business, the market price and liquidity for New NaturalShrimp Common Stock could be negatively impacted.

We may be subject to the Excise Tax included in the Inflation Reduction Act of 2022 in connection with redemptions of our Common Stock.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on any publicly traded domestic corporation that repurchases its stock after December 31, 2022 (the “Excise Tax”). The Excise Tax is imposed on the fair market value of the repurchased stock, with certain exceptions. Because we are a Delaware corporation and because our securities trade on Nasdaq, we are a “covered corporation” within the meaning of the Inflation Reduction Act. While not free from doubt, absent any further guidance from the U.S. Department of the Treasury (the “Treasury”), who has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax, the Excise Tax may apply to any redemptions of our Common Stock after December 31, 2022, including redemptions in connection with the Business Combination, unless an exemption is available. Generally, issuances of securities in connection with an initial business combination transaction (including any PIPE transaction at the time of an initial business combination) are expected to reduce the amount of the Excise Tax in connection with redemptions occurring in the same calendar year. In addition, because the Excise Tax would be payable by us, and not by the redeeming holder, the mechanics of any required payment of the Excise Tax have not been determined. Further, based on recently issued interim guidance from the Internal Revenue Service and Treasury in Notice 2023-2, subject to certain exceptions, the Excise Tax should not apply in the event of a liquidation.

Future resales of shares of New NaturalShrimp Common Stock issued to NaturalShrimp stockholders and other significant stockholders may cause the market price of the New NaturalShrimp Common Stock to drop significantly, even if New NaturalShrimp’s business is doing well.

Pursuant to the Merger Agreement, immediately after Closing the NaturalShrimp Securityholders will hold approximately [●]% of the outstanding shares of New NaturalShrimp Common Stock, approximately [●]% of which will be eligible for sale immediately after the consummation of the Business Combination. These percentages assume a [●], 2023 Closing Date, and the no redemption scenario. If the actual facts differ from these assumptions, these percentages will differ. Pursuant to the Company Lock-Up Agreement and the Sponsor Lock-Up Agreement, certain New NaturalShrimp stockholders will be restricted, subject to certain exceptions, from selling any of the New NaturalShrimp Common Stock that they receive in or hold at the Effective Time, which restrictions will expire and therefore additional New NaturalShrimp Ordinary Shares will be eligible for resale six months after the Effective Time. See “Proposal 1 — The Business Combination Proposal — Certain Related Agreements.”

Subject to the Company Lock-Up Agreements, the NaturalShrimp stockholders that are a party thereto (which are NaturalShrimp’s three executive officers and directors) may sell New NaturalShrimp Common Stock pursuant to Rule 144 under the Securities Act (“Rule 144”), if available. In these cases, the resales must meet the criteria and conform to the requirements of that rule, including, because Yotta is currently a shell company, waiting until one year after New NaturalShrimp’s filing with the SEC of Form 10-type information reflecting the Business Combination.

Upon expiration of the Lock-Up Periods, and upon effectiveness of the registration statement that New NaturalShrimp files pursuant to the A&R Registration Rights Agreement or upon satisfaction of the requirements of Rule 144, certain former Yotta stockholders and certain other significant stockholders of New NaturalShrimp may sell large amounts of New NaturalShrimp Common Stock in the open market or in privately-negotiated transactions, which could have the effect of increasing the volatility in New NaturalShrimp’s share price or putting significant downward pressure on the price of the New NaturalShrimp Common Stock.

We do not expect that New NaturalShrimp will pay dividends in the foreseeable future after the Merger.

We expect that New NaturalShrimp will retain most, if not all, of its available funds and any future earnings after the Merger to fund its operations and the development and growth of its business. As a result, we do not expect that New NaturalShrimp will pay any cash dividends on the New NaturalShrimp Common Stock in the foreseeable future.

Following completion of the Business Combination, New NaturalShrimp’s board of directors will have complete discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount, and form of such dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by New NaturalShrimp from its subsidiaries, New NaturalShrimp’s financial condition, contractual restrictions, and other factors deemed relevant by the board of directors. There is no guarantee that the shares of New NaturalShrimp Common Stock will appreciate in value after the Business Combination or that the trading price of the shares will not decline. Holders of the New NaturalShrimp Common Stock should not rely on an investment in shares of New NaturalShrimp Common Stock as a source for any future dividend income.

The existence of indemnification rights to New NaturalShrimp’s directors, officers, and employees may result in substantial expenditures by New NaturalShrimp and may discourage lawsuits against its directors, officers, and employees.

The Amended Charter and Yotta’s bylaws, which will become the bylaws of New NaturalShrimp, contain indemnification provisions for its directors, officers, and employees. Such indemnification obligations could result in New NaturalShrimp incurring substantial expenditures to cover the cost of settlement or damage awards against its directors, executive officers, and employees, which it may be unable to recoup. These provisions and resultant costs may also discourage New NaturalShrimp from bringing a lawsuit against its directors and executive officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by its stockholders against its directors and officers even though such actions, if successful, might otherwise benefit New NaturalShrimp and its stockholders.

If New NaturalShrimp fails to develop or maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results or prevent financial fraud. As a result, current and potential stockholders could lose confidence in its financial reporting.

NaturalShrimp is, and New NaturalShrimp may be, subject to the risk that its independent registered public accounting firm could communicate to its board of directors that it has deficiencies in its internal control structure that they consider to be “significant deficiencies.” A “significant deficiency” is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is more than a remote likelihood that a material misstatement of the entity’s financial statements will not be prevented or detected by the entity’s internal controls.

Effective internal control is necessary to provide reliable financial reports and effectively prevent fraud. If New NaturalShrimp cannot provide reliable financial reports or prevent fraud, it could be subject to regulatory action or other litigation and its operating results could be harmed. As set forth in its Annual Report on Form 10-K for the fiscal year ended March 31, 2022, as of March 31, 2022, NaturalShrimp’s management assessed the effectiveness of NaturalShrimp’s internal control over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) based on the criteria for effective internal control over financial reporting established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and SEC guidance on conducting such assessments. Management concluded that, during the fiscal year ended March 31, 2022, NaturalShrimp’s internal control over financial reporting was not effective. Management realized that there were deficiencies in the design or operation of NaturalShrimp’s internal control over financial reporting that adversely affected it and that NaturalShrimp’s management considers to be material weaknesses. Such material weaknesses in NaturalShrimp’s internal control over financial reporting have not been remedied.

The ineffectiveness of NaturalShrimp’s internal control over financial reporting was due to the following material weaknesses, which are indicative of many small companies with small number of staff:

●	Inadequate segregation of duties consistent with control objectives;

●	Lack of independent board of directors (as of the balance sheet date) and absence of audit committee to exercise oversight responsibility related to financial reporting and internal control;

●	Lack of risk assessment procedures on internal controls to detect financial reporting risks in a timely manner; and

●	Lack of documentation on policies and procedures that are critical to the accomplishment of financial reporting objectives.

NaturalShrimp’s management continues to implement measures designed to ensure that control deficiencies contributing to the material weakness are remediated, such that these controls are designed, implemented, and operating effectively.

The remediation actions planned include:

●	Identify gaps in NaturalShrimp’s skills base and the expertise of its staff required to meet the financial reporting requirements of a public company;

●	Establish an independent board of directors and an audit committee to provide oversight for remediation efforts and ongoing guidance regarding accounting, financial reporting, overall risks and the internal control environment;

●	Retain additional accounting personnel with public company financial reporting, technical accounting, SEC compliance, and strategic financial advisory experience to achieve adequate segregation of duties; and

●	Continue to develop formal policies and procedures on accounting and internal control over financial reporting and monitor the effectiveness of operations on existing controls and procedures.

NaturalShrimp’s management will continue to monitor and evaluate the relevance of its risk-based approach and the effectiveness of our internal controls and procedures over financial reporting on an ongoing basis and is committed to taking further action and implementing additional enhancements or improvements, as necessary and as funds allow.

NaturalShrimp’s, and thereby New NaturalShrimp’s, intended business, operations, and accounting are expected to be substantially more complex than NaturalShrimp’s has been to date. It may be time consuming, difficult, and costly for New NaturalShrimp to develop and implement the internal control and reporting procedures required by the Exchange Act. New NaturalShrimp may need to hire additional financial reporting, internal control, and other finance personnel in order to develop and implement appropriate internal control and reporting procedures. If New NaturalShrimp is unable to comply with the internal control over financial reporting requirements of the Exchange Act, then it may not be able to obtain the required independent accountant certifications, which may preclude it from keeping its filings current with the SEC.

Further, a material weakness in the effectiveness of internal control over financial reporting could result in an increased chance of fraud and the loss of customers, reduce New NaturalShrimp’s ability to obtain financing, and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on its business, results of operations, and financial condition.

If New NaturalShrimp is unable to implement and maintain effective internal control over financial reporting, including as applicable standards governing internal control are modified, supplemented, or amended from time to time, New NaturalShrimp may not be able to ensure that it can conclude on an ongoing basis that it has effective internal control over financial reporting. Failure to achieve and maintain effective internal control over financial reporting could cause New NaturalShrimp to face regulatory action and cause investors to lose confidence in its reported financial information, either of which could adversely affect the value of the New NaturalShrimp Common Stock.

Risks Related to Yotta’s Business and the Business Combination

Yotta will be forced to liquidate the Trust Account if it cannot consummate an initial business combination by May 22, 2023 (unless further extended to as late as April 22, 2024 in accordance with the Certificate of Incorporation. In the event of a liquidation, Yotta’s public stockholders will receive $[●] per Public Share and the Warrant and the Right included in each Unit will expire worthless.

If Yotta is unable to complete a business combination by May 22, 2023 (unless further extended to as late as April 22, 2024), and is forced to liquidate, the per-share liquidation distribution will be $[●]. Furthermore, any Warrants and Rights will expire worthless.

You must tender your Public Shares in order to validly seek redemption at the Yotta Special Meeting of stockholders.

In connection with tendering your Public Shares for redemption, you must elect either to physically tender your share certificates to Continental or to deliver your Public Shares to Continental electronically using DTC’s DWAC (Deposit/Withdrawal At Custodian) System, in each case at least two business days before the Yotta Special Meeting. The requirement for physical or electronic delivery ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

If third parties bring claims against Yotta, the proceeds held in trust could be reduced and the per Public Share liquidation price received by Yotta’s public stockholders may be less than $10.00.

Yotta’s placing of funds in trust may not protect those funds from third party claims against Yotta. Although Yotta has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Yotta’s public stockholders, they may still seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of Yotta’s public stockholders. If Yotta liquidates the Trust Account before the completion of a business combination and distributes the proceeds held therein to its public stockholders, the Sponsor has contractually agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, Yotta cannot assure you that they will be able to meet such obligation. Therefore, the per-share distribution from the Trust Account for our stockholders may be less than $10.00 per Public Share due to such claims.

Additionally, if Yotta is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Yotta’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the Trust Account, Yotta may not be able to return $10.00 to our public stockholders.

We may be deemed a “foreign person” under the regulations relating to CFIUS and our failure to obtain any required approvals within the requisite time period may require us to liquidate.

We do not believe that either we or the Sponsor constitute a “foreign person” under CFIUS rules and regulations. However, if CFIUS considers us to be a “foreign person” and believes that the business of an initial business combination target may affect national security, we could be subject to foreign ownership restrictions and/or CFIUS review. If a potential business combination falls within the scope of applicable foreign ownership restrictions, we may be unable to consummate an initial business combination. In addition, if a potential initial business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing or determine to submit a voluntary notice to CFIUS, or to proceed with an initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination.

Although we do not believe we or the Sponsor are a “foreign person”, CFIUS may take a different view and decide to block or delay a potential initial business combination, impose conditions to mitigate national security concerns with respect to a potential initial business combination, order us to divest all or a portion of a U.S. business of the potential combined company if we had proceeded without first obtaining CFIUS clearance, or impose penalties if CFIUS believes that the mandatory notification requirement applied. Additionally, the laws and regulations of other U.S. government entities may impose review or approval procedures on account of any potential foreign ownership by the Sponsor. As a result, the pool of potential targets with which we could complete an initial business combination may be limited due to such regulatory restrictions. Moreover, the process of any government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete an initial business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we liquidate, our public stockholders may only receive $10.00 per share, and our warrants will expire worthless. This will also cause you to lose any potential investment opportunity in a potential initial business combination and the chance of realizing future gains on your investment through any price appreciation in the combined company.

Any distributions received by Yotta stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Yotta was unable to pay its debts as they fell due in the ordinary course of business.

Yotta’s Certificate of Incorporation provides that it will continue in existence only until January 22, 2023 (unless extended to as late as April 22, 2024 in accordance with the Certificate of Incorporation). In January this deadline was extended to April 22, 2023 in accordance with its Certificate of Incorporation. In April 2023, stockholders approved an amendment to the Certificate of Incorporation to provide for monthly extensions, at the option of the Yotta board up through April 22, 2024 and the term has been extended through May 22, 2023. Each monthly extension requires the payment into trust of $120,000. If Yotta is unable to consummate a transaction within the required time period, upon notice from Yotta, the trustee of the Trust Account will distribute the amount in its Trust Account to its public stockholders. Concurrently, Yotta shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although Yotta cannot assure you that there will be sufficient funds for such purpose.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $236,000 of proceeds held outside the Trust Account as of December 31, 2022, although we cannot assure you that there will be sufficient funds for such purpose. We will depend on sufficient interest being earned on the proceeds held in the Trust Account to pay any tax obligations we may owe or for working capital purposes.

However, we may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

If Yotta’s due diligence investigation of NaturalShrimp was inadequate, then stockholders of Yotta following the Business Combination could lose some or all of their investment.

Even though Yotta conducted a thorough due diligence investigation of NaturalShrimp, it cannot be sure that this diligence uncovered all material issues that may be present inside NaturalShrimp or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of NaturalShrimp and its business and outside of its control will not later arise.

Because the post-combination company will be a publicly traded company by virtue of a merger as opposed to an underwritten initial public offering, the process does not use the services of one or more underwriters, which could result in less diligence being conducted.

In an underwritten initial public offering, underwriters typically conduct due diligence on the company being taken public in order to establish a due diligence defense against liability claims under federal securities laws. Because Yotta is already a publicly traded company, an underwriter has not been engaged. While the Sponsor may have an inherent conflict of interest because its shares of Common Stock and Warrants will be worthless if Yotta does not complete a business combination, management and the board of directors of the acquirer, as well as private investors, undertake a certain level of due diligence. However, this due diligence is not necessarily the same level of due diligence undertaken by an underwriter in a traditional initial public offering. If such investigation had occurred, certain information in this proxy statement/information statement/prospectus may have been presented in a different manner or additional information may have been presented at the request of such underwriter.

Stockholder litigation and regulatory inquiries and investigations are expensive and could harm Yotta’s operating results and could divert management attention.

In the past, securities class action litigation and/or stockholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. Any stockholder litigation and/or regulatory investigations against Yotta, whether or not resolved in Yotta’s favor, could result in substantial costs and divert Yotta’s management’s attention from other business concerns, which could adversely affect Yotta’s business and cash resources and the ultimate value Yotta’s stockholders receive as a result of the Business Combination.

Yotta’s Current Charter includes a requirement that it must have net tangible assets of at least $5,000,001 upon consummation of the Business Combination and this requirement may not be satisfied in the maximum redemption scenario, which may make us unable to consummate the Business Combination.

Yotta’s Current Charter provides that it must have net tangible assets upon consummation of an initial business combination. As more fully described in the section of this proxy statement/information statement/prospectus titled “Unaudited Pro Forma Condensed Combined Financial Information” in the Maximum Redemption Scenario, this requirement may not be satisfied and the Business Combination will not be completed. If Yotta does not consummate the Business Combination and fails to complete an initial business combination by July 22, 2023, Yotta will be required to dissolve and liquidate, unless Yotta obtains stockholder approval to amend the Current Charter to extend the date by which it must consummate an initial business combination.

The Initial Stockholders who own shares of Common Stock and Private Units will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.

As of the Record Date, the Initial Stockholders owned an aggregate of 2,874,999 shares of Common Stock and 343,500 Private Units. They have waived their right to redeem any founder shares in connection with a stockholder vote to approve a proposed initial business combination or sell any founder shares to Yotta in a tender offer in connection with a proposed initial business combination, or to receive distributions with respect to any founder shares upon the liquidation of the Trust Account if Yotta is unable to consummate a business combination. Based on a market price of $[●] per Unit on [●], 2023, the value of the Units was $[●]. The Private Units (including underlying securities) and founder shares acquired prior to the IPO will be worthless if Yotta does not consummate a business combination. Consequently, our directors’ discretion in identifying and selecting NaturalShrimp as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in Yotta’s public stockholders’ best interest.

Yotta is requiring stockholders who wish to redeem their Public Shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

Yotta is requiring stockholders who wish to redeem their Public Shares to either tender their certificates to Continental or to deliver their Public Shares to Continental electronically using the DTC’s DWAC (Deposit/Withdrawal At Custodian) System at least two business days before the Yotta Special Meeting. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and Continental will need to act to facilitate this request. It is Yotta’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from Continental. However, because Yotta does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical certificate. While Yotta has been advised that it takes a short time to deliver Public Shares through the DWAC System, Yotta cannot assure you of this fact. Accordingly, if it takes longer than Yotta anticipates for stockholders to deliver their Public Shares, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their Public Shares.

Yotta will require its public stockholders who wish to redeem their Public Shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming stockholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

If Yotta requires public stockholders who wish to redeem their Public Shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, Yotta will promptly return such certificates to its public stockholders. Accordingly, investors who attempted to redeem their Public Shares in such a circumstance will be unable to sell their securities after the failed acquisition until Yotta has returned their securities to them. The market price of Public Shares may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek redemption may be able to sell their securities.

If Yotta’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of Yotta’s securities.

Yotta’s Initial Stockholders are entitled to make a demand that it register the resale of their founder shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the holders of the Private Units are entitled to demand that Yotta register the resale of the Private Units and any other Units Yotta issues to them (and the underlying securities) commencing at any time after Yotta consummates an initial business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional 3,252,849 shares of Common Stock and 343,500 Warrants (and underlying securities) eligible for trading in the public market. The presence of these additional shares of Common Stock and Warrants (and underlying securities) trading in the public market may have an adverse effect on the market price of Yotta’s securities.

Yotta will not obtain an opinion from an unaffiliated third party as to the fairness of the Business Combination to its stockholders.

Yotta is not required to obtain an opinion from an unaffiliated third party that the price it is paying in the Business Combination is fair to its public stockholders from a financial point of view. Yotta’s public stockholders therefore, must rely solely on the judgment of the Board.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of Yotta’s securities may decline.

The market price of Yotta’s securities may decline as a result of the Business Combination if:

●	Yotta does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

●	The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.

Yotta’s directors and officers may have certain conflicts in determining to recommend the acquisition of NaturalShrimp, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.

Yotta’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a stockholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the shares of Common Stock and Private Units (including the underlying securities) owned by Yotta’s management and directors, or their affiliates and associates, would become worthless if the Business Combination Proposal is not approved and Yotta otherwise fails to consummate a business combination prior to May 22, 2023 (unless such date has been further extended as described herein). See “Proposal 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” beginning on page 78 for additional information.

Yotta and NaturalShrimp have incurred and expect to incur significant costs associated with the Business Combination. Whether or not they complete the Business Combination, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Yotta if the Business Combination is completed or by Yotta if the Business Combination is not completed.

Yotta and NaturalShrimp have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, Yotta expects to incur approximately $[●] in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by Yotta if the Business Combination is completed or by Yotta if the Business Combination is not completed.

Yotta has incurred and will incur significant transaction costs in connection with transactions contemplated by the Merger Agreement.

Yotta has incurred and will incur significant transaction costs in connection with the Business Combination. If the Business Combination is not consummated, Yotta may not have sufficient funds to seek an alternative business combination and may be forced to liquidate and dissolve.

The unaudited pro forma condensed combined financial information included in this proxy statement/information statement/prospectus may not be indicative of what New NaturalShrimp’s actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information in this proxy statement/information statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what Combined Company’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

In the event that a significant number of Public Shares are redeemed, the Common Stock may become less liquid following the Business Combination.

If a significant number of Public Shares are redeemed, Yotta may be left with a significantly smaller number of stockholders. As a result, trading in the shares of New NaturalShrimp may be limited and your ability to sell your shares in the market could be adversely affected. New NaturalShrimp intends to apply to list its shares on Nasdaq, and Nasdaq may not list the Common Stock, which could limit investors’ ability to make transactions in Yotta’s securities and subject Yotta to additional trading restrictions.

New NaturalShrimp will be required to meet the initial listing requirements to be listed on Nasdaq. However, New NaturalShrimp may be unable to maintain the listing of its securities in the future.

If New NaturalShrimp fails to meet the continued listing requirements and Nasdaq delists its securities, Yotta could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	a limited amount of news and analyst coverage for New NaturalShrimp; and

●	a decreased ability to issue additional securities or obtain additional financing in the future

Yotta may waive one or more of the conditions to the Business Combination without resoliciting stockholder approval for the Business Combination.

Yotta may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The Board will evaluate the materiality of any waiver to determine whether amendment of this proxy statement/information statement/prospectus and resolicitation of proxies is warranted. In some instances, if the Board determines that a waiver is not sufficiently material to warrant resolicitation of stockholders, Yotta has the discretion to complete the Business Combination without seeking further stockholder approval. For example, it is a condition to Yotta’s obligations to close the Business Combination that there be no applicable law and no injunction or other order restraining or imposing any condition on the consummation of the Business Combination, however, if the Board determines that any such order or injunction is not material to the business of NaturalShrimp, then the Board may elect to waive that condition without stockholder approval and close the Business Combination.

Yotta’s stockholders will experience immediate dilution as a consequence of the issuance of Common Stock as consideration in the Business Combination. Having a minority share position may reduce the influence that Yotta’s current stockholders have on the management of Yotta.

We anticipate that upon completion of the Business Combination, assuming no redemptions of the 11,500,000 Public Shares, Yotta’s stockholders will retain an ownership interest of approximately 46.9% in New NaturalShrimp, the NaturalShrimp Securityholders will own approximately 51.6% of New NaturalShrimp and the Representative will own approximately 1.5% of New NaturalShrimp. If all of the Public Shares are redeemed, Yotta’s stockholders will retain an ownership interest of approximately 19.7% in New NaturalShrimp, the NaturalShrimp Securityholders will own approximately 78.0% of New NaturalShrimp and the Representative will own approximately 2.3% of New NaturalShrimp. The ownership percentages with respect to New NaturalShrimp do not take into account the issuance of any additional shares of Common Stock underlying the Warrants but do take into account (i) the issuance of 1,184,350 shares of New NaturalShrimp Common Stock pursuant to the Rights; and (ii) the transfer of 1,006,250 shares of Common Stock held by the Sponsor and Yotta’s directors and officers to Yotta stockholders that elect not to redeem their Public Shares. If the actual facts are different from these assumptions (which they are likely to be), the percentage ownership retained by the Yotta stockholders will be different. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Risks Related to the New NaturalShrimp Common Stock and the Securities Market

New NaturalShrimp’s stock price may fluctuate significantly.

The market price of the New NaturalShrimp Common Stock may fluctuate widely, depending on many factors, some of which may be beyond our control, including:

●	actual or anticipated fluctuations in our results of operations due to factors related to its business;

●	success or failure of its business strategies;

●	competition and industry capacity;

●	changes in interest rates and other factors that affect earnings and cash flow;

●	its level of indebtedness, its ability to make payments on or service its indebtedness and its ability to obtain financing as needed;

●	its ability to retain and recruit qualified personnel;

●	its quarterly or annual earnings, or those of other companies in its industry;

●	announcements by us or its competitors of significant acquisitions or dispositions;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	the failure of securities analysts to cover, or positively cover, the New NaturalShrimp Common Stock after the Business Combination;

●	changes in earnings estimates by securities analysts or its ability to meet those estimates;

●	the operating and stock price performance of other comparable companies;

●	investor perception of the company and its industry;

●	overall market fluctuations unrelated to its operating performance;

●	results from any material litigation or government investigation;

●	changes in laws and regulations (including tax laws and regulations) affecting its business;

●	changes in capital gains taxes and taxes on dividends affecting stockholders; and

●	general economic conditions and other external factors.

Low trading volume for the New NaturalShrimp Common Stock, which may occur if an active trading market does not develop, among other reasons, would amplify the effect of the above factors on stock price volatility.

Should the market price of our shares drop significantly, stockholders may institute securities class action lawsuits against us. A lawsuit against New NaturalShrimp could cause New NaturalShrimp to incur substantial costs and could divert the time and attention of its management and other resources.

An active, liquid trading market for the New NaturalShrimp Common Stock may not develop, which may limit your ability to sell your shares.

An active trading market for shares of New NaturalShrimp Common Stock may never develop or be sustained following the consummation of the Business Combination. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither New NaturalShrimp nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of the New NaturalShrimp Common Stock. An inactive market may also impair New NaturalShrimp’s ability to raise capital to continue to fund operations by issuing shares and may impair New NaturalShrimp’s ability to acquire other companies or technologies by using New NaturalShrimp’s shares as consideration.

Risks Related to U.S. and International Taxation Generally and in Connection with the Business Combination

Changes in tax laws or exposure to additional income tax liabilities could affect NaturalShrimp’s future profitability.

Factors that could materially affect NaturalShrimp’s future effective tax rates include but are not limited to:

●	changes in tax laws or the regulatory environment;

●	changes in accounting and tax standards or practices;

●	changes in the composition of operating income by tax jurisdiction; and

●	NaturalShrimp’s operating results before taxes.

Because NaturalShrimp does not have a long history of operating at its present scale and it has significant expansion plans, NaturalShrimp’s effective tax rate may fluctuate in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under GAAP, changes in the composition of earnings in countries with differing tax rates, changes in deferred tax assets and liabilities, or changes in tax laws.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), was signed into law making significant changes to the Code. In particular, sweeping changes were made to the U.S. taxation of foreign operations. Changes include, but are not limited to, a permanent reduction to the corporate income tax rate, limiting interest deductions, adopting elements of a territorial tax system, assessing a repatriation tax or “toll-charge” on undistributed earnings and profits of U.S.-owned foreign corporations, and introducing certain anti-base erosion provisions, including a new minimum tax on global intangible low-taxed income and base erosion and anti-abuse tax. The new legislation had no effect on NaturalShrimp’s 2018 and 2019 or 2020 provision for income taxes because the Company incurred losses in the U.S. in these years, and the management set up a full valuation allowance against its U.S. federal and states deferred tax assets.

In addition to the impact of the Tax Act on NaturalShrimp’s federal taxes, the Tax Act may impact its taxation in other jurisdictions, including with respect to state income taxes. State legislatures have not had sufficient time to respond to the Tax Act. Accordingly, there is uncertainty as to how the laws will apply in the various state jurisdictions. Additionally, other foreign governing bodies may enact changes to their tax laws that could result in changes to NaturalShrimp’s global tax position and materially adversely affect its business, results of operations and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and technologies and the use of intangibles. Tax authorities could disagree with NaturalShrimp’s future intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If NaturalShrimp does not prevail in any such disagreements, its profitability may be affected.

If the Business Combination does not qualify as a tax-free reorganization under Section 368(a) of the Code, holders of NaturalShrimp Common Stock may incur a substantially greater U.S. federal income tax liability as a result of the Business Combination.

Yotta and NaturalShrimp intend for the Business Combination to be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. However, neither Yotta nor NaturalShrimp has requested, or intends to request, an opinion of tax counsel or a ruling from the IRS, with respect to the tax consequences of the Business Combination and there can be no assurance that the companies’ position would be sustained by a court if challenged by the IRS. Accordingly, if the IRS or a court determines that the Business Combination does not qualify as a reorganization under Section 368(a) of the Code and is therefore fully taxable for U.S. federal income tax purposes, holders of NaturalShrimp Common Stock generally would recognize taxable gain or loss on their receipt of New NaturalShrimp Common Stock in connection with the Business Combination. For a more complete discussion of U.S. federal income tax consequences of the Business Combination, see the section titled “Material U.S. Federal Income Tax Consequences — Tax Consequences of the Business Combination to U.S. Holders of NaturalShrimp Common Stock.”

THE YOTTA SPECIAL MEETING

General

Yotta is furnishing this proxy statement/information statement/prospectus to the Yotta stockholders as part of the solicitation of proxies by the Board for use at the Yotta Special Meeting of Yotta stockholders to be held on [●], 2023 and at any adjournment or postponement thereof. This proxy statement/information statement/prospectus is first being furnished to our stockholders on or about [●], 2023 in connection with the vote on the Proposals. This proxy statement/information statement/prospectus provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Yotta Special Meeting.

Date, Time and Place

The Yotta Special Meeting will be held virtually at [●] [●].m., Eastern Time, on [●] and conducted exclusively via live webcast at [●], or such other date, time and place to which such meeting may be adjourned or postponed, for the purposes set forth in the accompanying notice. There will not be a physical location for the Yotta Special Meeting, and you will not be able to attend the meeting in person. We are pleased to utilize the virtual stockholder meeting technology to provide ready access and cost savings for our stockholders and Yotta. The virtual meeting format allows attendance from any location in the world. You will be able to attend, vote your shares, view the list of stockholders entitled to vote at the Yotta Special Meeting and submit questions during the Yotta Special Meeting via a live webcast available at [●].

Virtual Yotta Special Meeting Registration

To register for the virtual meeting, please follow these instructions as applicable to the nature of your ownership of the Common Stock.

If your shares are registered in your name with Continental and you wish to attend the online-only virtual meeting, go to [●], enter the control number you received on your proxy card and click on the “Click here” to preregister for the online meeting link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to participate in the virtual Yotta Special Meeting.

Beneficial stockholders who wish to participate in the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to ksmith@advantageproxy.com. Beneficial stockholders who email a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting Continental a beneficial holder will receive an email prior to the meeting with a link and instructions for entering the virtual Yotta Special Meeting. Beneficial stockholders should contact Continental at least five business days prior to the meeting date.

Accessing the Virtual Yotta Special Meeting Webcast

You will need your control number for access. If you do not have your control number, contact Continental at the phone number or email address below. Beneficial investors who hold shares through a bank, broker or other intermediary, will need to contact them and obtain a legal proxy. Once you have your legal proxy, contact Continental to have a control number generated. Continental contact information is as follows: 917-___-_____ or email proxy@continentalstock.com.

Record Date; Who is Entitled to Vote

Yotta has fixed the close of business on [●], 2023, as the record date for determining those Yotta stockholders entitled to notice of and to vote at the Yotta Special Meeting. As of the close of business on [●], 2023, there were [●] shares of Common Stock issued and outstanding and entitled to vote, of which [●] are Public Shares and [●] are founder shares held by the Initial Stockholders. Each holder of shares of Common Stock is entitled to one vote per share on each proposal. If your shares are held in “street name,” you should contact your broker, bank or other nominee to ensure that shares held beneficially by you are voted in accordance with your instructions.

In connection with the IPO, we entered into certain letter agreements pursuant to which the Initial Stockholders agreed to vote any shares of Common Stock owned by them in favor of our initial business combination. The Initial Stockholders also entered into the Letter Agreement, pursuant to which they are obligated to, among other things, vote in favor of the Business Combination Proposal and the other proposals. As of the date of this proxy statement, the Initial Stockholders hold approximately ____% of the outstanding Common Stock.

Quorum and Required Vote for Stockholder Proposals

A quorum of Yotta stockholders is necessary to hold a valid meeting. A quorum will be present at the Yotta Special Meeting if a majority of the shares of Common Stock issued and outstanding is present by virtual attendance or represented by proxy and entitled to vote at the Yotta Special Meeting. Abstentions by virtual attendance and by proxy will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval of the Business Combination Proposal, the Nasdaq Proposal, and the Adjournment Proposal will each require the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Yotta Special Meeting or any adjournment thereof. Approval of the Charter Amendment Proposal will require the approval of a majority of the issued and outstanding shares of Common Stock. Attending the Yotta Special Meeting either by virtual attendance or represented by proxy and abstaining from voting and a broker non-vote will have the same effect as voting against the Charter Amendment Proposal.

Along with the approval of the Charter Amendment Proposal, the Nasdaq Proposal, and the approval of the Business Combination Proposal are conditions to the consummation of the Business Combination. If the Business Combination Proposal is not approved, the Business Combination will not take place. Approval of this Business Combination Proposal is also a condition to Proposal 2, Proposals 3A – 3C, and Proposal 4. If the Charter Amendment Proposal or the Nasdaq Proposal are not approved, unless waived, this Business Combination Proposal will have no effect (even if approved by the requisite vote of our stockholders at the Yotta Special Meeting of any adjournment or postponement thereof) and the Business Combination will not occur.

Voting Your Shares

Each share of Common Stock that you own in your name entitles you to one vote on each proposal to be presented to stockholders at the Yotta Special Meeting. Your proxy card shows the number of shares of Common Stock that you own.

There are two ways to ensure that your shares of Common Stock are voted at the Yotta Special Meeting:

●	You can vote your shares by signing, dating and returning the enclosed proxy card in the pre-paid postage envelope provided. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the Board. The Board recommends voting “FOR” each of the Proposals. If you hold your shares of Common Stock in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided to you by your broker, bank or nominee to ensure that the votes related to the shares you beneficially own are properly represented and voted at the Yotta Special Meeting.

●	You can participate in the virtual Yotta Special Meeting and vote during the Yotta Special Meeting even if you have previously voted by submitting a proxy as described above. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Yotta can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL (AS WELL AS THE OTHER PROPOSALS).

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	if you are a record holder, you may notify our proxy solicitor, Advantage Proxy, in writing before the Yotta Special Meeting that you have revoked your proxy; or

●	you may participate in the virtual Yotta Special Meeting, revoke your proxy, and vote during the virtual Yotta Special Meeting, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of Common Stock, you may contact Advantage Proxy, our proxy solicitor as follows:

ADVANTAGE PROXY, INC.

P.O. Box 13581

Des Moines, WA 98198

Toll Free: 877-870-8565

Collect: 206-870-8565

Email: ksmith@advantageproxy.com

No Additional Matters May Be Presented at the Yotta Special Meeting

The Yotta Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Charter Amendment Proposal, the Advisory Proposals, the Nasdaq Proposal and the Adjournment Proposal. Under our Certificate of Incorporation, other than procedural matters incident to the conduct of the Yotta Special Meeting, no other matters may be considered at the Yotta Special Meeting if they are not included in the notice of the Yotta Special Meeting.

Approval of the Business Combination Proposal, the Nasdaq Proposal and the Adjournment Proposal will each require the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Yotta Special Meeting or any adjournment thereof.

Redemption Rights

Pursuant to our Certificate of Incorporation, a holder of Public Shares may demand that Yotta redeem such Public Shares for cash in connection with a business combination. You may not elect to redeem your Public Shares prior to the completion of a business combination.

If you are a public stockholder and you seek to have your shares redeemed, you must submit your request in writing that we redeem your Public Shares for cash no later than [●] [●].m., Eastern Time on [●], 2023 (at least two business days before the Yotta Special Meeting). The request must be signed by the applicable stockholder in order to validly request redemption. A stockholder is not required to submit a proxy card or vote in order to validly exercise redemption rights. The request must identify the holder of the Public Shares to be redeemed and must be sent to Continental at the following address:

Continental Stock Transfer & Trust Company

1 State Street, 30th floor
New York, NY 10004
Attention: [●]
Email: [●]

You must tender the Public Shares for which you are electing redemption at least two business days before the Yotta Special Meeting by either:

●	Delivering certificates representing the Public Shares to Continental, or

●	Delivering the Public Shares electronically through the DWAC system.

Any corrected or changed written demand of redemption rights must be received by Continental at least two business days before the Yotta Special Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to Continental at least two business days prior to the vote at the Yotta Special Meeting.

Public stockholders may seek to have their Public Shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of Public Shares as of the Record Date. Any public stockholder who holds Public Shares of Yotta on or before [●], 2023 (at least two business days before the Yotta Special Meeting) will have the right to demand that his, her or its Public Shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

In connection with tendering your shares for redemption, you must elect either to physically tender your certificates to Continental or deliver your Public Shares to Continental electronically using DTC’s DWAC (Deposit/Withdrawal At Custodian) System, in each case, at least two business days before the Yotta Special Meeting.

If you wish to tender through the DWAC system, please contact your broker and request delivery of your Public Shares through the DWAC system. Delivering Public Shares physically may take significantly longer. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC, and Continental will need to act together to facilitate this request. It is Yotta’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from Continental. Yotta does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical certificate. Stockholders who request physical certificates and wish to redeem may be unable to meet the deadline for tendering their Public Shares before exercising their redemption rights and thus will be unable to redeem their Public Shares.

In the event that a stockholder tenders his/her/its Public Shares and decides prior to the consummation of the Business Combination that it does not want to redeem his/her/its Public Shares, the stockholder may withdraw the tender. In the event that a stockholder tenders Public Shares and the Business Combination is not completed, these Public Shares will not be redeemed for cash and the physical certificates representing these Public Shares will be returned to the stockholder promptly following the determination that the Business Combination will not be consummated. Yotta anticipates that a stockholder who tenders Public Shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such Public Shares soon after the completion of the Business Combination.

If properly demanded by Yotta’s public stockholders, Yotta will redeem each Public Share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of [●], 2023, this would amount to approximately $[10.00] per Public Share. If you exercise your redemption rights, you will be exchanging your Public Shares for cash and will no longer own the Public Shares.

Notwithstanding the foregoing, a holder of the Public Shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 20% of the Public Shares.

If too many public stockholders exercise their redemption rights, we may not be able to meet certain closing conditions, and as a result, would not be able to proceed with the Business Combination. Yotta may enter into agreements with holders of Public Shares in which the holders agree to not redeem their Public Shares so as to ensure that the net tangible assets test is satisfied. The Sponsor has agreed to forfeit 35% of its founders shares to be used as an incentive for holders to agree not to redeem their Public Shares. In addition, the Sponsor or one of its affiliates may purchase Public Shares in the open market or in privately negotiated transactions for the purpose preventing such shares from being redeemed. In such circumstances, the Sponsor or its affiliates will not purchase any Public Shares at a price higher than the price offered through the redemption process. Yotta represents that:

(i)	any Public Shares purchased by the Sponsor or its affiliates will not be voted in favor of approving the Business Combination transaction;

(ii)	the Sponsor and its affiliates will not possess any redemption rights with respect to the Public Shares purchased or, if they possess redemption rights, they waive such rights; and

(iii)	Yotta will disclose in a Form 8-K, prior to the Special Meeting, the following:

(a)	the amount of Public Shares purchased outside of the redemption offer by the Sponsor or its affiliates, along with the purchase price;

(b)	the purpose of the purchases by the Sponsor or its affiliates;

(c)	the impact, if any, of the purchases by the Sponsor or its affiliates on the likelihood that the Business Combination will be approved;

(d)	the identities of security holders who sold to the Sponsor or its affiliates (if not purchased on the open market) or the nature of such security holders (e.g., 5% security holders); and

(e)	the number of Public Shares for which Yotta has received redemption requests in connection with the approval of the Business Combination

Proxies and Proxy Solicitation Costs

Yotta is soliciting proxies on behalf of the Board. This solicitation is being made by mail but also may be made by telephone or in person. Yotta and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/information statement/prospectus and proxy card. Yotta will bear the cost of solicitation. Advantage Proxy, a proxy solicitation firm that Yotta has engaged to assist it in soliciting proxies, will be paid a fixed fee of approximately $12,500.00 and be reimbursed out-of-pocket expenses.

Yotta will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Yotta will reimburse them for their reasonable expenses.

PROPOSAL 1 — THE BUSINESS COMBINATION PROPOSAL

Yotta is asking its stockholders to adopt the Merger Agreement and approve the Business Combination. Yotta stockholders should read carefully this proxy statement/information statement/prospectus in its entirety, including the subsection below titled “The Merger Agreement,” for more detailed information concerning the Business Combination and the terms and conditions of the Merger Agreement. We also urge Yotta stockholders to read carefully the Merger Agreement in its entirety before voting on this proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement/information statement/prospectus.

General

On October 24, 2022, Yotta, entered into a Merger Agreement by and among Yotta, Merger Sub, and NaturalShrimp. Pursuant to the terms of the Merger Agreement, a Business Combination between Yotta and NaturalShrimp will be effected through the merger of Merger Sub with and into NaturalShrimp, with NaturalShrimp surviving the merger as a wholly-owned subsidiary of Yotta. The Board has (i) approved and declared advisable the Merger Agreement, the Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related transactions by the stockholders of Yotta. The NaturalShrimp Board has recommended the Merger Agreement to the stockholders and that NaturalShrimp’s stockholders (i) approve and adopt the Merger Agreement, the NaturalShrimp Additional Agreements, and NaturalShrimp’s performance of its obligations thereunder, and (ii) approve the Business Combination and the other transactions contemplated by the Merger Agreement and the NaturalShrimp Additional Agreements.

The Merger Agreement

The following is a summary of the material terms of the Merger Agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/information statement/prospectus.

The Merger Agreement contains representations and warranties that Yotta and Merger Sub, on the one hand, and NaturalShrimp, on the other hand, have made to one another as of specific dates. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties. Some of these schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. You should not rely on the representations and warranties described below as current characterizations of factual information about Yotta or NaturalShrimp, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between Yotta and Merger Sub, and NaturalShrimp and are modified by the disclosure schedules.

Merger Consideration

The Merger Agreement provides for Yotta to issue to the NaturalShrimp Securityholders aggregate consideration of 17,500,000 shares of New NaturalShrimp Common Stock at the Effective Time. In addition, the Merger Agreement provides for an additional earn-out of up to an aggregate of 10,000,000 additional shares of New NaturalShrimp Common Stock to be issued post-Closing to the NaturalShrimp Securityholders if the Surviving Corporation achieves certain revenue targets. Specifically, an additional (i) 5,000,000 shares of New NaturalShrimp Common Stock will be issued if the Surviving Corporation has at least $15,000,000 in revenue during its fiscal year ended March 31, 2024 and (ii) 5,000,000 shares of New NaturalShrimp Common Stock will be issued if the Surviving Corporation has at least $30,000,000 in revenue during its fiscal year ended March 31, 2025.

Treatment of NaturalShrimp Securities

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Effective Time each share of NaturalShrimp Common Stock outstanding or deemed outstanding pursuant to the provisions discussed immediately below as of immediately prior to the Effective Time will be converted into the right to receive its allocable portion of the Closing Merger Consideration Shares and the Contingent Merger Consideration Shares (when and if the required revenue thresholds are met).

Pursuant to the terms of the Merger Agreement and agreements that, pursuant to the Merger Agreement, NaturalShrimp entered into with holders of such convertible securities, such convertible securities will be canceled in exchange (except for the Series A Preferred) for a cash payment or shares of New NaturalShrimp Common Stock as follows: (i) at the option of the holder thereof, each outstanding NaturalShrimp Warrant will be canceled in exchange for a cash payment based on the value thereof or treated as exercised for shares of NaturalShrimp Common Stock, in each case based on an adjusted exercise price and as otherwise set forth in the Merger Agreement and/or the individual agreements, and if treated as exercised, converted into the right to receive such deemed shares of NaturalShrimp Common Stock’s allocable portion of the Closing Merger Consideration Shares and the Contingent Merger Consideration Shares; (ii) each outstanding share of NaturalShrimp Series F Convertible Preferred Stock will be canceled and treated as if converted into shares of NaturalShrimp Common Stock at an adjusted conversion rate as set forth in the Merger Agreement and/or such individual agreements, and converted into the right to receive such deemed shares of Common Stock’s allocable portion of the Closing Merger Consideration Shares and the Contingent Merger Consideration Shares; and (iii) each outstanding share of Series E Preferred will be canceled and treated as if converted into shares of NaturalShrimp Common Stock at an adjusted conversion rate as set forth in the Merger Agreement and/or such individual agreements, and converted into the right to receive such deemed shares of NaturalShrimp Common Stock’s allocable portion of the Closing Merger Consideration Shares and the Contingent Merger Consideration Shares. In addition, each holder of Series E Preferred and NaturalShrimp Warrants immediately prior to the Effective Time will be entitled to receive at the Effective Time an additional number of Closing Merger Consideration Shares as are necessary to ensure that the per-share value of the New NaturalShrimp Common Stock that such stockholder is entitled to receive is not less than the per-share value (based on the effective purchase price) of the shares of Common Stock then held by any Yotta stockholder after taking into account any newly-issued shares of Common Stock that such Yotta stockholder acquires directly from Yotta prior to the Closing (which will reduce the number of Closing Merger Consideration Shares that will be issued to NaturalShrimp’s other securityholders). The Series A Preferred will be cancelled and retired without any conversion thereof and for no consideration.

In addition, pursuant to the terms of the Merger Agreement and the Restructuring Agreement dated as of November 4, 2022, by and between NaturalShrimp and Streeterville as the holder of the Convertible Note, as required by the Merger Agreement, (i) contingent on and effective as of the Effective Time, the Convertible Note will be amended to eliminate the conversion feature thereof; (ii) within three trading days of the Closing, the Surviving Corporation will pay Streeterville an amount equal to the lesser of (A) one-third of the amount (calculated prior to any deductions for any broker, underwriter, legal, accounting or other fees) retained in the Trust Account at the Effective Time or (B) $10,000,000, in order to repay a portion of the outstanding balance of the Convertible Note; (iii) the remaining balance of the Convertible Note must be repaid in equal monthly installments over a 12-month period beginning on the second month immediately following either the Closing Date or the termination of the Merger Agreement, but in no case later than June 30, 2024; and (iv) if the Closing Date is after December 31, 2022, the outstanding balance of all indebtedness owed by NaturalShrimp to Streeterville will be increased automatically by 2% and will automatically increase by 2% every 30 days thereafter until the Closing or the termination of the Merger Agreement.

Conditions to the Consummation of the Business Combination

The consummation of the Business Combination is conditioned upon customary closing conditions including:

(i)	no governmental authority having enacted, issued, promulgated, enforced or entered any law or order which is then in effect that makes the Business Combination illegal or otherwise prohibits consummation of the Business Combination;

(ii)	no legal action having been commenced or asserted in writing (and not orally) by any governmental authority to enjoin or otherwise materially restrict the consummation of the Closing;

(iii)	the approval of the Merger Agreement by the requisite vote of the stockholders of NaturalShrimp;

(iv)	each of the proposals being considered at the Yotta Special Meeting having been approved by Yotta stockholders;

(v)	New NaturalShrimp’s initial listing application filed with Nasdaq in connection with the Business Combination having been approved;

(vi)	the Form S-4 having been declared effective and no stop order suspending the effectiveness of the Form S-4 having been issued by the SEC that remains in effect and no proceeding seeking such a stop order having been initiated by the SEC and not withdrawn;

(vii)	each party to the Merger Agreement having performed or complied with the provisions of the Merger Agreement applicable to it, subject to agreed-upon standards;

(viii)	the truth and accuracy of each party’s representations and warranties included in the Merger Agreement, subject to agreed-upon standards;

(ix)	the absence of any material adverse effect with respect to a party to the Merger Agreement;

(x)	the receipt by each of Yotta and NaturalShrimp of a certificate, dated as of the Closing, signed by the Chief Executive Officer of the other certifying the compliance with various closing conditions;

(xi)	the execution by the relevant party or parties of the Additional Agreements;

(xii)

NaturalShrimp having delivered to Yotta a duly executed certificate conforming to the requirements of Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i) of the United States Treasury regulations, and a notice to be delivered to the IRS as required under Section 1.897-2(h)(2) of the United States Treasury regulations, each dated no more than 30 days prior to the Closing Date and in form and substance reasonable acceptable to Yotta;

(xiii)	no more than 5% of the issued and outstanding shares of NaturalShrimp Common Stock having exercised dissenters’ rights of appraisal;

(xiv)	NaturalShrimp having provided all required third party consents;

(xv)	NaturalShrimp having delivered to Yotta the financial statements required to be included in the Form S-4;

(xvi)	the requisite stockholders of NaturalShrimp having entered into a Company Lock-Up Agreement with respect to such holder’s shares of New NaturalShrimp Common Stock;

(xvii)	NaturalShrimp having entered into agreements or obtained the written consent of the NaturalShrimp Warrant Holders and the holders of shares of NaturalShrimp Preferred Stock outstanding immediately prior to the Effective Time, or the NaturalShrimp Warrant Holders and the holders of all such shares of NaturalShrimp Preferred Stock being obligated to comply with the terms of such an agreement or consent, in accordance with the Merger Agreement;

(xviii)	the Convertible Note having been amended to eliminate its conversion provisions or the holder thereof having irrevocably waived its ability to convert the Redemption Amount (as defined in the Convertible Note) into shares of New NaturalShrimp Common Stock;

(xix)	any regulatory approvals of the Business Combination required by the Financial Industry Regulatory Authority (“FINRA”) having been obtained;

(xx)	the Amended Charter having been filed with the Delaware Secretary of State and become effective;

(xxi)	NaturalShrimp and Yotta having received a certificate, dated as of the Closing Date, from the Secretary of the other certifying certain matters;

(xxiii)	NaturalShrimp and each NaturalShrimp Securityholder having executed and delivered to Yotta, and Yotta, the Sponsor, and each other stockholder of Yotta having executed and delivered to NaturalShrimp, as applicable, a copy of each Additional Agreement to which they are a party;

(xxiv)	the receipt by NaturalShrimp of the resignations of Yotta’s directors; and

(xxv)	the post-Effective Time New NaturalShrimp Board of Directors and the NaturalShrimp Board being in compliance with the size and composition requirements of the Merger Agreement.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (a) corporate existence and power, (b) authorization to enter into the Merger Agreement, the Additional Agreements, and to consummate the Business Combination and the transactions contemplated by the Additional Agreements, (c) governmental authorization, (d) capital structure, (e) corporate records, (f) subsidiaries, (g) consents, (h) financial statements, (i) books and records, (j) internal accounting controls, (k) absence of changes, (l) real and personal property, (m) litigation, (n) material contracts, (o) licenses and permits, (p) compliance with laws, (q) intellectual property, (r) accounts payable and affiliate loans, (s) employee matters and benefits, (t) tax matters, (u) environmental laws, (v) directors and officers, (w) insurance, (x) related party transactions, and (y) listing of securities.

The representations and warranties are, in many respects, qualified by materiality and knowledge, and will not survive the consummation of the Business Combination, but their accuracy forms the basis of some of the conditions to the obligations of Yotta, Merger Sub and NaturalShrimp to complete the Business Combination.

Conduct of Business Pending the Business Combination

Each of NaturalShrimp and Yotta have agreed that, except as expressly contemplated by the Merger Agreement or the Additional Agreements, as required by law, or as consented to in writing by the other (which consent shall not be unreasonably conditioned, withheld, or delayed), from the date of the Merger Agreement until the earlier of the Closing Date and the termination of the Merger Agreement in accordance with its terms, each party must:

(i)	conduct its business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices,

(ii)	duly and timely file all tax returns required to be filed (or obtain a permitted extension with respect thereto) and pay any and all taxes due and payable during such time period,

(iii)	duly observe and comply with all applicable laws, and

(iv)	use its commercially reasonable efforts to preserve intact in all material respects its business organization, assets, permits (with respect to NaturalShrimp only), properties, and material business relationships with employees, clients, suppliers, contract manufacturing organizations, contract research organizations and other third parties.

In addition, except as expressly contemplated by the Merger Agreement or the Additional Agreements, as required by applicable law, or as previously disclosed, from the date of the Merger Agreement until the earlier of the Closing Date and the termination of the Merger Agreement in accordance with its terms, without the other’s prior written consent (which shall not be unreasonably conditioned, withheld or delayed), neither NaturalShrimp nor Yotta shall, or permit its subsidiaries to:

(i)	amend, modify, or supplement its governing documents;

(ii)	amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way or relinquish any material right under any material contract;

(iii)	other than in the ordinary course of business, modify, amend, or enter into any contract, agreement, lease, license, or commitment, including for capital expenditures, that extends for a term of one year or more or obligates the payment by NaturalShrimp or Yotta, as applicable, of more than $200,000 (individually or in the aggregate);

(iv)	make any capital expenditures in excess of $500,000 (individually or in the aggregate);

(v)	sell, lease, license or otherwise dispose of any of its material assets, except pursuant to existing contracts or commitments disclosed in the Merger Agreement or in the ordinary course of business;

(vi)	solely in the case of NaturalShrimp, sell, exclusively license, abandon, permit to lapse, assign, transfer, or otherwise dispose of any Company Owned IP;

(vii)	solely in the case of NaturalShrimp, permit any material registered owned intellectual property to go abandoned or expire for failure to make an annuity or maintenance fee payment, or file any necessary paper or action to maintain such rights;

(viii)	(A) pay, declare, or set aside any dividends, distributions or other amounts with respect to its capital stock or other equity securities, other than dividends or distributions declared, set aside, or paid by any of NaturalShrimp’s subsidiaries to NaturalShrimp or any subsidiary that is, directly or indirectly, wholly-owned by NaturalShrimp; (B) pay, declare or promise to pay any other amount to any stockholder or other equity holder in its capacity as such; or (C) amend any term, right or obligation with respect to any outstanding shares of its capital stock or other equity securities;

(ix)	(A) make any loan, advance or capital contribution to, or guarantee for the benefit of, any person or entity; (B) incur any indebtedness including drawings under the lines of credit, if any, other than (1) loans evidenced by promissory notes made by Yotta as working capital advances and (2) intercompany indebtedness; or (C) repay or satisfy any indebtedness, other than the repayment of indebtedness in accordance with the terms thereof;

(x)	suffer or incur any lien, except for permitted liens, on its assets;

(xi)	delay, accelerate or cancel, or waive any material right with respect to, any receivables or Indebtedness owed to it, or write off or make reserves against the same (other than, in the case of NaturalShrimp, in the ordinary course of business);

(xii)	merge or consolidate or enter a similar transaction with, or acquire all or substantially all of the assets or business of, any other person or entity, make any material investment in any person or entity, or be acquired by any other Person;

(xiii)	terminate or allow to lapse any insurance policy protecting any of NaturalShrimp’s, its subsidiaries’, or Yotta’s, as applicable, assets, unless simultaneously with such termination or lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the terminated or lapsed policy for substantially similar premiums or less is in full force and effect;

(xiv)	adopt any severance, retention, or other employee benefit plan or fail to continue to make timely contributions to each such plan in accordance with the terms thereof;

(xv)	institute, settle or agree to settle any legal action, litigation, suit, claim, hearing, proceeding or investigation before any governmental authority in excess of $250,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xvi)	except as required by GAAP, make any material change in its accounting principles, methods or practices;

(xvii)	change its principal place of business or jurisdiction of organization;

(xviii)	issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities, other than (A) any redemption by Yotta of shares of Common Stock and Units held by its public stockholders as contemplated by Section 6.5(f) of the Merger Agreement and (B) any issuance of NaturalShrimp Common Stock in connection with the exercise of any option to purchase shares of NaturalShrimp Common Stock that were outstanding on the date of the Merger Agreement;

(xix)	(A) make, change, or revoke any material Tax election; (B) change any method of accounting other than as required under GAAP or Public Company Accounting Oversight Board rules or requirements; (C) settle or compromise any material claim, notice, audit report or assessment in respect of Taxes; (D) enter into any tax allocation, tax sharing, tax indemnity or other closing agreement relating to any taxes; or (E) surrender or forfeit any right to claim a tax refund;

(xx)	enter into any transaction with or distribute or advance any material assets or property to any of its affiliates, other than the payment of salary and benefits in the ordinary course;

(xxi)	solely in the case of NaturalShrimp, other than (A) as required by any employee benefit or compensation plans, policies, programs, arrangements or payroll practices (each, a “Plan”) or (B) in the ordinary course of business consistent with past practice, (1) increase or change the compensation or benefits of any employee or service provider, (2) accelerate the vesting or payment of any compensation or benefits of any employee or service provider, (3) enter into, amend or terminate any Plan or grant, amend or terminate any awards thereunder, (4) fund any payments or benefits that are payable or to be provided under any Plan, (5) make any loan to any present or former employee or other individual service provider, other than advancement of expenses in the ordinary course of business consistent with past practices, or (6) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or labor organization;

(xxii)	authorize, recommend, propose, or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization, or similar transaction involving it or any subsidiary; or

(xxiii)	enter into any agreement or otherwise agree or commit to take, or cause to be taken, any of the foregoing.

Non-Solicitation Restrictions

Yotta and NaturalShrimp have each agreed that from the date of the Merger Agreement to the Closing Date, it will not, nor will it permit any of its representatives to, (i) encourage, solicit, initiate, engage or participate in any negotiations with any Person concerning, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to, or (iii) approve, recommend, or enter into any agreement with, any Person in connection with a business combination other than with the other. Each of Yotta and NaturalShrimp has also agreed to be responsible for any acts or omissions of any of its respective representatives that, if they were the acts or omissions of the Yotta or NaturalShrimp, as applicable, would be deemed a breach of such party’s obligations with respect to these non-solicitation restrictions.

Other Covenants of the Parties

The Merger Agreement contains certain additional covenants of Yotta and NaturalShrimp, including covenants regarding:

(i)	providing the other with reasonable access to its properties and books and records;

(ii)	notifying the other of any occurrence of any fact or circumstance that constitutes or results, or would reasonably be expected to constitute or result, in a Material Adverse Effect with respect to such party;

(iii)	notifying the other of any legal action, litigation, suit, claim, hearing, proceeding or investigation before any governmental authority relating to, involving, or otherwise affecting it, its stockholders, or their equity, assets, or business, or that relate to the consummation of the Business Combination, or any notice or other communication from any governmental authority in connection with the Business Combination or the transactions contemplated by the Additional Agreements;

(iv)	cooperating in the preparation of this proxy statement/information statement/prospectus;

(v)	NaturalShrimp’s delivery to Yotta of financial statements and other financial information;

(vi)	Yotta ensuring that it remains listed as a public company on, and that the Common Stock is listed and tradable over, Nasdaq through the Closing;

(vii)	that Yotta use its reasonable best efforts to cause its initial listing application with Nasdaq in connection with the Business Combination to be approved;

(vii)	Yotta calling and hold a meeting of its stockholders to adopt the Merger Agreement and approve the Business Combination and the other matters presented to Yotta’s stockholder for approval or adoption at the Yotta Special Meeting;

(viii)	NaturalShrimp obtaining the written consent of the requisite voting power of its stockholders approving the Merger Agreement; and

(ix)	NaturalShrimp entering into agreements with the holders of the NaturalShrimp Common Stock, the NaturalShrimp Preferred Stock, and the NaturalShrimp Warrants agreeing to the treatment of such securities in the Business Combination; and

(x)	NaturalShrimp entering into an agreement with Streeterville to amend the Convertible Note.

Termination of the Merger Agreement; Termination Fee

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation:

(i)	by the mutual written consent of the parties;

(ii)	by either Yotta or NaturalShrimp if the Closing does not occur on or prior to July 22, 2023 or, if Yotta’s stockholders have approved an extension of the period of time that Yotta is afforded under its organizational documents to consummate an initial business combination, at the expiration of the Outside Termination Date, unless the breach of any covenants or obligations under the Merger Agreement by the party seeking to terminate (or, in the case of Yotta, by Merger Sub) proximately caused the failure to consummate the Business Combination by the applicable date;

(iii)	by either Yotta or NaturalShrimp if any governmental authority shall have issued an order, enacted a law, or taken any other action that has the effect of making the Business Combination illegal or permanently restraining, enjoining, or otherwise prohibiting the consummation of the Business Combination and such law or order or other action shall have become final and nonappealable, unless the failure by such party or its affiliates to comply with any provision of the Merger Agreement was a substantial cause of, or substantially resulted in, such action by such governmental authority;

(iv)	by Yotta, subject to certain exceptions, if NaturalShrimp has breached any of its representations, warranties, covenants, or agreements in the Merger Agreement and such breach cannot be cured at all or within the earlier of (A) 30 days after written notice thereof and (B) the Outside Termination Date;

(v)	by Yotta, subject to certain exceptions, if NaturalShrimp does not receive the required stockholder approval of the Merger Agreement within five business days after the effective date of the Form S-4; and

(vii)	by NaturalShrimp, subject to certain exceptions, if Yotta or Merger Sub has breached any of its representations, warranties, covenants, or agreements in the Merger Agreement and such breach cannot be cured at all or within the earlier of (A) 30 days after written notice thereof and (B) the Outside Termination Date.

The Merger Agreement also provides that, subject to certain exceptions, Yotta could terminate the Merger Agreement if NaturalShrimp failed to enter into by November 7, 2022, agreements with (i) the holders of NaturalShrimp Common Stock, NaturalShrimp Preferred Stock, and the NaturalShrimp Warrants agreeing to the treatment of such securities in the Business Combination and (ii) Streeterville to amend the Convertible Note. As NaturalShrimp entered into such agreements by the November 7, 2022 deadline, this provision is no longer relevant.

If the Merger Agreement is validly terminated, none of the parties to the Merger Agreement will have any liability or any further obligation under the Merger Agreement other than customary confidentiality obligations, except in the case of a willful breach of any covenant or agreement under the Merger Agreement or fraud, provided, that (A) if Yotta terminates the Merger Agreement pursuant to clauses (iv) or (v) above, NaturalShrimp must pay to Yotta, within two business days of such termination, a termination fee in the amount of $3,000,000, and (B) if NaturalShrimp terminates the Merger Agreement pursuant to clause (vi) above, Yotta must pay to NaturalShrimp, within two business days of such termination, a termination fee in the amount of $3,000,000.

Certain Related Agreements

Sponsor Support Agreement. In connection with the execution of the Merger Agreement, the Sponsor, NaturalShrimp and Yotta entered into the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, the Sponsor agreed to (i) not transfer any shares or redeem any shares of Common Stock held by it unless the buyer, assignee, or transferee thereof executes a joinder agreement to the Sponsor Support Agreement agreeing to be bound by its terms and (ii) vote in favor of the adoption of the Merger Agreement and the other proposals to be presented at the special meeting.

Company Support Agreements. In connection with the execution of the Merger Agreement, certain stockholders of NaturalShrimp each entered into a Company Support Agreement with NaturalShrimp and Yotta in which each such stockholder agreed to vote their shares of NaturalShrimp Common Stock and NaturalShrimp Preferred Stock in favor of the Merger Agreement and the transactions contemplated thereby. Stockholders also agreed to: (i) waive any rights of appraisal, dissenter’s rights, and any similar rights under applicable law and not to sell or otherwise transfer any of their shares of NaturalShrimp Common Stock and NaturalShrimp Preferred Stock, unless the buyer, assignee, or transferee thereof executes a joinder agreement to the Company Stockholder Support Agreement agreeing to be bound by its terms; and (ii) convert any shares of NaturalShrimp Preferred Stock owned by them into NaturalShrimp Common Stock within the time period set forth in the Merger Agreement.

Lock-Up Agreements. Certain key NaturalShrimp and Yotta stockholders will be required to enter into Lock-Up Agreements with New NaturalShrimp as a condition to the consummation of the Business Combination. Such Lock-Up Agreements will provide, subject to certain customary exceptions, that the holder will not (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any shares of New NaturalShrimp Common Stock held by them that constitute (Lock-up Shares, (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the expiration of the Lock-Up Period.

A&R Registration Rights Agreement. At the Closing, Yotta will enter into (the A&R Registration Rights Agreement with certain existing stockholders of Yotta and with certain NaturalShrimp stockholders with respect to the shares of New NaturalShrimp Common Stock they own at the Closing. The A&R Registration Rights Agreement will require Yotta to, among other things, file a resale shelf registration statement on behalf of the stockholders no later than 30 days after the Closing. The A&R Registration Rights Agreement will also provide certain demand registration rights and piggyback registration rights to the stockholders, subject to underwriter cutbacks and issuer blackout periods. New NaturalShrimp will agree to pay certain fees and expenses relating to registrations under the A&R Registration Rights Agreement.

Background of the Business Combination

The following is a discussion of Yotta’s formation, the background of Yotta’s previous attempts at a business combination, its negotiations with and evaluation of NaturalShrimp, the Merger Agreement and related matters, as well as NaturalShrimp’s attempts to have the NaturalShrimp Common Stock listed on Nasdaq and its ultimate decision to enter into the Merger Agreement.

Between August 2020 and August 2022, NaturalShrimp twice filed an initial listing application with Nasdaq as part of its efforts to have the NaturalShrimp Common Stock listed on Nasdaq. In this regard, NaturalShrimp considered a number of actions to meet Nasdaq’s initial listing requirements, including a reverse stock split to reduce the number of outstanding shares of NaturalShrimp Common Stock and increase its share price. NaturalShrimp was ultimately unable to secure a Nasdaq listing as a stand-alone company.

Yotta is a blank check company that was incorporated in Delaware on March 8, 2021, for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization, or other similar business combination with one or more businesses. The Business Combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of our management team and the Board. The terms of the Business Combination were the result of extensive arm’s-length negotiations between Yotta’s management team, in consultation with the Board and financial and legal advisors, the Sponsor, and representatives of NaturalShrimp, in consultation with NaturalShrimp’s financial and legal advisors.

Yotta’s management team and the Board, together with its financial and legal advisors, reviewed and evaluated potential strategic opportunities and alternatives with a view to enhancing stockholder value. Such opportunities and alternatives included, among other things, capital markets transactions and possible acquisitions.

The following is a brief description of the background of these negotiations, the Business Combination, and related transactions. The following does not purport to catalogue every conversation among representatives of Yotta, NaturalShrimp and other parties.

On April 22, 2022, Yotta consummated the IPO, selling 10,000,000 Units at an offering price of $10.00 per Unit, with each Unit consisting of one share of Common Stock, one Warrant and one Right entitling the holder to receive one-tenth of one share of Common Stock, resulting in gross proceeds of $100.0 million (before underwriting discounts and commissions and offering expenses). The underwriters were granted a 45-day option from the date of the final prospectus relating to the IPO to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. On April 25, 2022, the underwriters fully exercised their over-allotment option resulting in the purchase of an additional 1,500,000 Units.

Prior to the consummation of the IPO, neither Yotta, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with Yotta.

Yotta’s efforts to identify a prospective target business was not limited to a particular industry or geographic region. Yotta’s management considered a variety of factors in evaluating prospective target businesses, including, but not limited to, the following:

●	financial condition and results of operation;

●	growth potential;

●	brand recognition and potential;

●	experience and skill of management and availability of additional personnel;

●	capital requirements;

●	competitive position;

●	barriers to entry;

●	stage of development of the products, processes or services;

●	existing distribution and potential for expansion;

●	degree of current or potential market acceptance of the products, processes or services;

●	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

●	impact of regulation on the business;

●	regulatory environment of the industry;

●	costs associated with effecting the business combination;

●	industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates; and

●	macro competitive dynamics in the industry within which the company competes.

Yotta representatives were contacted by, and representatives of Yotta contacted, numerous individuals, financial advisors and other entities who offered to present ideas for business combination opportunities. Yotta’s officers and directors and their affiliates also brought to Yotta’s attention target business candidates.

During that period, Yotta’s officers:

●	developed a list of more than 40 potential acquisition candidates;

●	entered into preliminary discussion with approximately 17 of those companies in the period from May 2, 2022, through October 24, 2022;

●	entered into non-disclosure agreements with approximately 14 of the 17 target companies with which it had had preliminary discussions in the period from May 2, 2022, through October 24, 2022;

●	had in person, telephonic or email discussions with approximately 14 of those companies, of which approximately 10 were actively pursued (including NaturalShrimp) by engaging in significant due diligence and detailed discussions directly with the senior executives and/or stockholders;

●	submitted indications of interest or letters of intent to 10 acquisition candidates (including NaturalShrimp); and

●	discussed various targets at Yotta’s regularly scheduled board meetings.

Of the approximately 20 potential targets with which Yotta engaged in preliminary discussions, approximately six were eliminated prior to conducting substantive due diligence due to the potential target companies’ financial profile, motivation of going public, growth and profitability metrics, valuation of the target company, industry trends or lack of public company readiness. The key factors Yotta considered in determining which of the potential targets it had more substantive discussions with were:

Company readiness for a transaction:

●	Did the target have an audited financial statement?

●	Did the target require a significant cash commitment from Yotta?

●	Did the target have the necessary people in place to consummate a transaction in a timely manner?

Potential future return to investors:

●	What was the perceived potential market for the industry in which a target operated?

●	What was the likelihood that the combined company’s stock could maintain its value?

●	Evaluation of the current financial status and management of the target.

Below is a summary of the 10 acquisition candidates (other than NaturalShrimp) to which Yotta submitted an indication of interest or a letter of intent to the acquisition candidate:

1.	On May 9, 2022, a representative of Chardan Capital Markets, LLC (“Chardan”) reached out to Yotta to see if Yotta might be interested in a potential business combination with a company that develops electric motorcycles for vehicle autonomy and other applications. Yotta entered into a non-disclosure agreement with the potential target on May 7, 2022. After the initial call, Yotta conducted further due diligence, which included industry research, expert calls, and review of company materials. After several more discussions internally and with Chardan and the target, Yotta decided not to move forward with the target.

2.	On June 10, 2022, a representative QMIS Financial Group (“QMIS”) reached out to Yotta to see if Yotta might be interested in a potential business combination with a company that develops biological agents for various commercial industries. QMIS informed Yotta that the potential target was exploring merging with a special purpose acquisition corporation (“SPAC”). Yotta entered into a non-disclosure agreement with the potential target on June 14, 2022, and on June 14, 2022, Yotta’s management team held an initial in-person meeting with the target’s management team and representatives from QMIS to introduce the Yotta team to the target and to learn more about the target. After the initial meeting, Yotta conducted further due diligence, which included industry research, expert calls, and review of company materials. After several more discussions, Yotta sent target a draft letter of intent to the target on June 17, 2022 for a valuation of $650,000,000. Yotta and the target proceeded to have several more discussions regarding the terms of the proposal. On June 27, 2022, the target and Yotta made the mutual decision not to proceed with the proposed transaction due to the timing required to prepare the target’s audited financial statements.

3.	On June 14, 2022, a representative of Chardan reached out to Yotta to see if Yotta might be interested in a potential business combination with a company that operates in the drone delivery segment. Yotta entered into a non-disclosure agreement with the target on June 15, 2022, and on June 17, 2022, Yotta’s management team held an initial videoconference with the potential target’s management team and representatives from Chardan to introduce the Yotta team to the target and to learn more about the target. After the initial call, Yotta conducted further due diligence, which included industry research and review of company materials and two key patents that the target owns. After several more discussions internally and with Chardan and the target, Yotta decided not proceed with this target due to the pre-revenue nature of this target.

4.	On July 10, 2022, a representative of QMIS reached out to Yotta to see if Yotta might be interested in a potential business combination with an organic photovoltaic company. Yotta entered into a non-disclosure agreement with the potential target on July 11, 2022, and on July 12, 2022, Yotta’s management team held an initial videoconference with the target’s management team and representatives to introduce the Yotta team to the target and to learn more about the target. After the initial call, Yotta conducted further due diligence, which included industry research and review of company materials. After several more discussions internally and with QMIS and the target, Yotta sent target a draft letter of intent on July 22, 2022 for a valuation of 900,000,000. Yotta, QMIS, and the target proceeded to have several more discussions regarding the terms of the proposal. On July 26, 2022, QMIS informed Yotta of the target’s intent to delay a SPAC transaction until later in the year in order to raise additional funds.

5.	On July 5, 2022, a representative of Chardan reached out to Yotta to see if Yotta might be interested in a potential business combination with a logistic company that specializes in air cargo shipping service. Yotta entered into a non-disclosure agreement with the potential target on July 6, 2022, and on July 6, 2022, Yotta’s management team held an initial videoconference with the target’s management team and representatives from Chardan to introduce the Yotta team to the target and to learn more about the target. After the initial call, Yotta conducted further due diligence, which included industry research and review of company materials. After several more discussions internally and with Chardan and the target, Yotta sent target a draft letter of intent to the target on July 12, 2022 for a valuation of $5350,000,000. After several more discussions internally and with QMIS and the target, Yotta sent the target a revised draft letter of intent on July 28, 2022. Yotta, QMIS, and the target proceeded to have several more discussions regarding the terms of the proposal. On August 3, 2022, Yotta informed QMIS of its decision to withdraw its proposal as the two parties were unable to agree to terms around exclusivity and valuation.

6.	On July 7, 2022, a representative of QMIS reached out to Yotta to see if Yotta might be interested in a potential business combination with a company that provides satellite launching services for customers. Yotta entered into a non-disclosure agreement with the potential target on July 14, 2022, and on July 14, 2022, Yotta’s management team held an initial videoconference with the target’s management to introduce the Yotta team to the target and to learn more about the target. After the initial call, Yotta conducted further due diligence, which included industry research, expert calls, and review of company materials. Shortly thereafter, The target informed Yotta of the target’s decision to delay a SPAC transaction until the second quarter of 2023.

7.	On July 22, 2022, a representative of Chardan reached out to Yotta to see if Yotta might be interested in a potential business combination with a new energy disruptor that will generate electric power whenever it is demanded. Yotta entered into a non-disclosure agreement with the potential target on July 26, 2022, and on June 26, 2022, Yotta’s management team held an initial videoconference with the target’s management team and representatives from Chardan to introduce the Yotta team to the target and to learn more about the target. After the initial call, Yotta conducted further due diligence, which included industry research and review of company materials. After several more discussions internally and with Chardan and the target, Yotta decided not to proceed with the target due to the target owning only an exclusive license rather than patents.

8.	On July 28, 2022, a representative of EF Hutton reached out to Yotta to see if Yotta might be interested in a potential business combination with a company that specializes in ecommerce for community buying groups. Yotta entered into a non-disclosure agreement with the potential target on July 28, 2022; and on August 14, 2022, Yotta’s management team held an initial videoconference with the target’s management team and representatives from EF Hutton to introduce the Yotta team to the target and to learn more about the target. After the initial call, Yotta conducted further due diligence, which included industry research, expert calls, and review of company materials. Yotta, EF Hutton, and the target proceeded to have several more discussions regarding the terms of the proposal. On August 18, 2022, Yotta informed the target of suspension of negotiations due to Yotta having entered into an exclusivity arrangement with another target. On October 24, 2022, Yotta informed the target of Yotta’s decision not to proceed with the target due to Yotta having entered into the Merger Agreement with NaturalShrimp.

9.	On October 9, 2022, a representative of QMIS reached out to Yotta to see if Yotta might be interested in a potential business combination with a company that manufactures electric vehicles. Yotta entered into a non-disclosure agreement with the potential target on October 9, 2022; and on October 9, 2022, Yotta received company materials and conducted due diligence, which included industry research, expert calls, and review of company materials. On October 11, 2021, Yotta’s management team held an initial videoconference with the target’s management team and representatives from QMIS to introduce the Yotta team to the target and to learn more about the target. After several more discussions internally and with QMIS and the target, Yotta sent the target a draft letter of intent on October 12, 2022 for a valuation of $1,200,000,000. Yotta, QMIS, and the target proceeded to have several more discussions regarding the terms of the proposal. On October 14, 2022, Yotta and the target entered into a non-binding term sheet. On October 24, 2022, Yotta informed the target of Yotta’s decision not to proceed with the target due to Yotta having entered into the Merger Agreement with NaturalShrimp.

Yotta decided to pursue a business combination with NaturalShrimp because it determined that NaturalShrimp represented a compelling opportunity, particularly due to the Company’s proprietary technology platform, strategic partnerships, and large addressable market. With respect to the factors identified above that Yotta was using in its initial evaluation of potential targets, because NaturalShrimp was already a publicly traded company and subject to the periodic reporting requirements under the Exchange Act, it could timely produce the requisite financial statements and other data needed in connection with a registration statement. Moreover, its management team was already used to leading a public company. In addition, management believed that the market for its product was potentially large.

On July 30, 2022, Matthew Mrozinski of Chardan contacted Joseph Lucosky of Lucosky Brookman LLP (“Lucosky”), NaturalShrimp’s outside counsel, concerning a special purpose acquisition entity — Yotta, that was represented by Chardan. Mr. Lucosky followed up by passing this information on to Mr. Easterling.

In early August 2022, the CEO of Yotta received an email from Chardan to see if Yotta might be interested in NaturalShrimp Incorporated, an OTC Markets Group traded public company.

On August 2, 2022, Yotta and NaturalShrimp entered into a non-disclosure and confidentiality agreement. On the same day, NaturalShrimp forwarded to Yotta company materials and Yotta began to conduct due diligence, including industry research, expert calls, and review of company materials. After several more discussions internally and with Chardan, Yotta sent NaturalShrimp a draft letter of intent on August 2, 2022 for a valuation of $175,000,000, and providing that Yotta would agree to issue an additional $50,000,000 worth of Common Stock by the end of calendar year of 2024 provided that NaturalShrimp meets its threshold requirement and another $50,000,000 worth by the end of calendar year 2025 provided that NaturalShrimp meets its threshold requirement, and that the Sponsor would forfeit $10,000,000 worth of shares of Common Stock as an incentive for all non-redeemed public stockholders. The valuation was determined by Yotta in conjunction with its financial advisor. The NaturalShrimp Common Stock is quoted on the OTCQB tier of the OTC Markets Group quotation system under the symbol “SHMP,” and, at the time of the initial valuation, NaturalShrimp had a market capitalization of approximately $95 million. Chardan advised that once listed on Nasdaq, NaturalShrimp’s market capitalization would likely increase nearly two times. Additionally, Yotta believed that NaturalShrimp had a great deal of potential as it was in the process of negotiating various international joint ventures.

On August 2, 2022, Yotta’s Chief Executive Officer had a telephonic meeting with NaturalShrimp’s executive team, at which representatives of NaturalShrimp gave a presentation regarding its current and planned business and its views regarding a potential business combination transaction. During the meeting, the parties discussed NaturalShrimp’s business, the general terms of a potential transaction and certain potential competitive advantages related to NaturalShrimp’s product offerings. It was also noted that NaturalShrimp had also made commercial progress with its partnerships with several municipals across multiple states and joint venture opportunities with Norway, UK and Japan.

Throughout the month of August 2022, members of Yotta’s management held internal meetings to discuss their assessment of NaturalShrimp, the terms of a potential transaction and their estimates of NaturalShrimp’s enterprise value, including factors such as the value of comparable companies in NaturalShrimp’s industry and the strength of NaturalShrimp’s growth prospects.

On August 18, 2022, the CEO of Yotta met with the Sponsor to discuss Yotta management’s favorable assessment of NaturalShrimp in comparison to other acquisition candidates, the submission of an initial non-binding letter of intent and related deal terms, including valuation parameters and comparable companies, and market conditions.

Yotta’s management and the Sponsor agreed that NaturalShrimp satisfied Yotta’s investment criteria and guidelines and supported submitting an initial draft letter of intent to NaturalShrimp. Based on the discussions and negotiations with other potential targets, NaturalShrimp emerged as a frontrunner with which to pursue a business combination.

On August 18, 2022, NaturalShrimp submitted a non-binding letter of intent to Yotta. The draft term sheet included with the letter of intent contemplated entering into a business combination between Yotta and NaturalShrimp and for both parties to split any extension fees. Yotta considers pre-money enterprise value to be the measure of a company’s total value or the effective cost of buying a company. For this purpose, pre-money enterprise value represents the sum of the Company’s equity value, preferred stock, debt and minority interest less its cash and cash equivalents. The final negotiated and agreed-upon enterprise value for NaturalShrimp was $175 million, prior to any earn-out based on an overall analysis of the business and its prospects after negotiations between the parties.

On August 18, 2022, Yotta and NaturalShrimp executed a letter of intent with an exclusivity period of 30 days. On the same day, Yotta shared the executed letter of intent, term sheet and NaturalShrimp presentation with the Board.

On August 28, 2022, Yotta send an initial due diligence list to NaturalShrimp.

On September 7, 2022, NaturalShrimp provided access to a virtual data room containing additional due diligence materials for Yotta’s review, including a full financial model.

Over the following weeks, Yotta received materials in response to its due diligence requests, conducted several conference calls and meetings with NaturalShrimp management, and engaged advisors to assist in the due-diligence process, including to perform industry, accounting and tax, intellectual property, and other legal analyses.

In mid-September, 2022, Yotta’s counsel, Loeb & Loeb LLP (“Loeb”) provided a first draft of the Merger Agreement to Lucosky, the proposed terms of which Lucosky began to review with NaturalShrimp.

Starting the week of August 18, 2022, NaturalShrimp, Yotta, Lucosky, Loeb and NaturalShrimp’s financial advisor began hosting weekly calls to discuss transaction documentation and status.

On September 5, 2022, Yotta’s management and the Board began conducting due diligence to assess the commercial potential of NaturalShrimp’s technology, including how it compares with current formulation technology and to identify the potential use cases where NaturalShrimp’s technology may be differentiated and competitive. As part of this review, Yotta’s management and the Board retained a third-party advisor to review, among other things, NaturalShrimp’s strategy documents, scientific presentations showing technical potential of key formulation approaches (with comparative data with current technologies in the market) and NaturalShrimp’s partnership agreements and service contracts with industry participants.

On September 18, 2022, Yotta and NaturalShrimp entered into an Exclusivity Extension to extend the exclusivity period to September 30, 2022 at 11:59 PM.

On September 23, 2022, Loeb provided a revised draft Merger Agreement to Lucosky, the terms of which Loeb discussed with Yotta. Lucosky and Loeb then discussed their respective clients’ comments and came to resolution in subsequent drafts circulated by both sets of counsel. These discussions and revised drafts generally addressed, among other things, (i) a breakup fees of $3.0 million if either party is in default and the circumstances under which those payments would be due, (ii) revising the pre-money equity value of NaturalShrimp to $175 million and including an earn-out of 5,000,000 shares in the event that NaturalShrimp’s revenue met a specified threshold at the end of fiscal year 2024 and another 5,000,000 shares in the event that NaturalShrimp’s revenue met another specified threshold at the end of fiscal year 2025, (iii) timing of delivery of the NaturalShrimp stockholders’ written consent approving the Business Combination and related considerations regarding the NaturalShrimp Board’s fiduciary duties, (iv) the scope of representations and warranties, including appropriate materiality qualifications, dollar thresholds and lookback periods, (v) interim operating covenants, including applicable dollar thresholds, permitted debt incurrence and leakage between signing and closing, and (vi) the procedure for the extension of the term of Yotta and the payment of the extension fee, which the parties ultimately agreed to share.

On October 1, 2022, Yotta and NaturalShrimp entered into an Exclusivity Extension to extend the exclusivity period to October 7, 2022 at 11:59 PM.

On October 2, 2022, Yotta shared additional NaturalShrimp materials with the Board.

On October 4, 2022, the Board held a meeting at which management provided the Board with an update on the potential Business Combination and NaturalShrimp.

On October 18, 2022, Yotta’s Chief Executive Officer and NaturalShrimp’s Chief Financial Officer, Bill Delgado, had a telephonic meeting to discuss the key distinctions between NaturalShrimp and AquaBounty Technologies, Inc. (a company whose common stock is listed on Nasdaq) (“AQB”). Mr. Delgado explained the differences between the technology that AQB used as compared to NaturalShrimp. He stated that NaturalShrimp used a closed loop water technology which was superior to that used by AQB which required a water source.

On October 20, 2022 Yotta sent a copy of the current draft of the Merger Agreement to all members of the Board. The Merger Agreement and related documents and agreements were unanimously approved by the Board, subject to final negotiations and modifications, and the Board determined to recommend the approval of the Merger Agreement to Yotta’s stockholders.

On October 23, 2022, the Board met telephonically to discuss the transaction, including a detailed discussion of the form of the Merger Agreement and the related transaction documents and to confirm their understanding of the valuation methodology. The Board reviewed the proposed terms of the Merger Agreement and other related transaction agreements that had been negotiated with NaturalShrimp and its representatives. Additionally, the Board discussed the findings of the diligence review, including the third-party report it received from its advisor which provided an overview of NaturalShrimp’s technology platform, a review of NaturalShrimp’s strategic goals, a review of NaturalShrimp’s prior research collaborations and an overview of the formulation business as a whole. During the meeting, the Board discussed, among other things, (i) the strengths and weaknesses of NaturalShrimp’s growth strategy, (ii) NaturalShrimp’s near-term opportunities for partnerships, (iii) the potential positive impact on the valuation of NaturalShrimp if it were able to secure additional funds, (iv) the science of NaturalShrimp’s technology platform and (v) NaturalShrimp’s management team and how it compared favorably to other management teams at companies at NaturalShrimp’s stage of growth. The Board then discussed other factors including those described below under the caption “— Yotta’s Board of Directors’ Reasons for the Approval of the Business Combination.”

On October 21, 2022, the NaturalShrimp Board held a meeting. NaturalShrimp’s in-house counsel and attorneys from Lucosky also attended the meeting. Updated copies of the Merger Agreement, which contained no substantive revisions from the draft most recently circulated to the members of the NaturalShrimp Board, were provided to each director before the meeting. The attorneys from Lucosky then discussed the material provisions of the Merger Agreement, the form of Company Support Agreement, the form of Sponsor Support Agreement, the form of the Company Lock-Up Agreement, and the Form of the Sponsor Lock-Up, including the consideration to be paid to NaturalShrimp’s securityholders and the requirements with respect to obtaining agreements with the holders of convertible NaturalShrimp securities and the Convertible Note with respect to the treatment of such securities in the Business Combination by November 7, 2022, the representations that NaturalShrimp was making to Yotta and Merger Sub pursuant to the Merger Agreement, NaturalShrimp’s obligations under the Merger Agreement, the rights of each of NaturalShrimp and Yotta to terminate the Merger Agreement, and the conditions that would require NaturalShrimp to pay a termination fee to Yotta if Yotta terminated the Merger Agreement. Counsel answered questions from members of the NaturalShrimp Board during these discussions. Discussion of the Business Combination as proposed followed.

Following such discussion, the NaturalShrimp Board unanimously approved, adopted, and declared advisable, and in the best interests of NaturalShrimp and its stockholders, the Merger Agreement, the NaturalShrimp Additional Agreements, and the transactions contemplated thereby, up to and including the merger, declared the merger advisable, and approved related matters.

The parties executed the Merger Agreement and related documents and agreements on October 24, 2022. On October 25, 2022, Yotta and NaturalShrimp issued a joint press release announcing the execution of the Merger Agreement and each of Yotta and NaturalShrimp filed with the SEC a Current Report on Form 8-K announcing the execution of the Merger Agreement.

The parties have continued and expect to continue regular discussions in connection with, and to facilitate, the consummation of the Business Combination.

Yotta’s Board of Directors’ Reasons for the Approval of the Business Combination

As described under “— The Background of the Business Combination” above, the Board, in evaluating the Business Combination, consulted with Yotta’s management and accounting and legal advisors. In reaching its unanimous decision to approve the Merger Agreement and the Business Combination, the Board considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the combination, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors.

This explanation of Yotta’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, the Board reviewed the results of the due diligence conducted by our management, which included:

●	extensive meetings and calls with NaturalShrimp’s management to understand and analyze NaturalShrimp’s business and to understand NaturalShrimp’s final financial models and forecasts;

●	consultation with industry experts regarding competitive landscape, industry outlook, company reputation, business model and scientific validity;

●	consultation with Yotta’s legal and accounting advisors;

●	review of NaturalShrimp’s material contracts and financial, tax, legal, accounting, environmental, and intellectual property due diligence;

●	review of NaturalShrimp’s financial statements;

●	research on comparable public companies; and

●	research on comparable transactions.

In approving the combination, the Board did not obtain a fairness opinion. The officers and directors of Yotta have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, enabled them to make the necessary analyses and determinations regarding the Business Combination.

Yotta’s management also considered a comparable company analysis to assess the potential value that the public markets would likely ascribe to NaturalShrimp, and this analysis was discussed with the Board. These companies were selected by Yotta as publicly traded companies having businesses that were considered, in certain respects, to be similar to the combined company’s business.

Although none of the selected companies reviewed in this analysis were directly comparable to NaturalShrimp, the companies had one or more similar operating and financial characteristics as NaturalShrimp and therefore Yotta believes that the selected companies provide a solid basis to evaluate the proposed valuation of NaturalShrimp. The companies were selected because they (i) engage in seafood product development and/or (ii) develop technology platforms for the delivery of seafood. The selected companies generally had product candidates or partnerships that were farther along in their development than NaturalShrimp. Additionally, while a few of the selected companies were commercial-stage companies, Yotta considered these companies because of their similarities to the business, industry, commercial partnerships and technology platform to NaturalShrimp. Given NaturalShrimp’s unique technology platform and business strategy, and the limited number of directly comparable public companies, Yotta believed that it was important to consider both quantitative and qualitative information in its analysis of NaturalShrimp versus comparable companies. With respect to quantitative information, Yotta reviewed the selected companies’ total market capitalization and total enterprise value in its analysis. Additionally, with respect to qualitative information, Yotta reviewed the operational, business and/or financial characteristics of NaturalShrimp and the selected companies to provide a context in which to consider the results of the quantitative analysis. In its review of qualitative information,

NaturalShrimp’s technology platform, new management team, focus on development, product candidates, licensing and partnership opportunities, and general market size were key qualitative factors. The Board considered this analysis and viewed NaturalShrimp to be favorable compared to such other companies.

The Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the Business Combination, including, but not limited to, the following:

●	Large and Growing Market Opportunity. Yotta’s management and the Board considered NaturalShrimp’s current and projected market opportunity, including the expected growth in the seafood market;

●	Complementary and Experienced Management Teams. Yotta’s management and the Board believe that the complementary business, industry and investing experience of the Board members and NaturalShrimp’s management team will help to accelerate the growth for the Combined Company. In addition, NaturalShrimp has a strong management team with a successful track record of drug development and operating experience, which is expected to remain with the Combined Company to seek to execute NaturalShrimp’s strategic and growth goals;

●	Financial Condition. The Board also considered factors such as NaturalShrimp’s outlook, financial plan and capital structure, as well as valuations and trading of similar publicly traded companies;

●	Due Diligence. Yotta’s management conducted due diligence examinations of NaturalShrimp and discussions with NaturalShrimp’s management and Yotta’s financial and legal advisors concerning Yotta’s due diligence examination of NaturalShrimp;

●	Other Alternatives. The Board believes, after a thorough review of other business combination opportunities reasonably available to Yotta, that the proposed Business Combination represent the best available business combination opportunity for Yotta based upon the process utilized to evaluate and assess other potential combination targets, and the Board’s belief that such process has not presented a better available alternative; and

●	Negotiated Transaction. The financial and other terms of the Merger Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between Yotta and NaturalShrimp.

In the course of its deliberations, the Board considered a variety of uncertainties, risks and other potentially negative reasons relevant to the Business Combination, including the below:

●	NaturalShrimp has a limited cash flow and may not be able to execute on its business plan or achieve or sustain profitability.

●	In the event that NaturalShrimp is obligated to pay a break-up fee under the Merger Agreement, NaturalShrimp may not have sufficient funds to make the payment.

●	The potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected time frame and the significant fees, expenses and time and effort of management associated with completing the Business Combination.

●	The Business Combination might not be consummated or completed in a timely manner or that the Closing might not occur despite our best efforts, including by reason of a failure to obtain the approval of their stockholders, litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin the consummation of the Business Combination.

●	Competition in the industry is intense and, as a result, NaturalShrimp may fail to develop new products and identify and develop new collaboration partners, which may negatively impact NaturalShrimp’s operations, its ability to generate revenue, achieve profitability, and its growth prospects.

●	Economic downturns and political and market conditions beyond NaturalShrimp’s control, including inflation, changes in regulations applicable to the seafood industry, and potential economic effects of COVID-19, could adversely affect its business, financial condition, results of operations and prospects.

●	NaturalShrimp may be subject to litigation in the operation of its business and NaturalShrimp’s insurance may not provide adequate levels of coverage against any claims. An adverse outcome in one or more legal proceedings or inadequate insurance coverage could adversely affect NaturalShrimp’s business.

●	The Board did not obtain an opinion from any independent investment banking or accounting firm that the consideration Yotta would pay to acquire NaturalShrimp is fair to Yotta or its stockholders from a financial point of view. In addition, the Board considered the limits of the due diligence performed by Yotta’s management and outside advisors and the inherent risk that even a thorough review may not uncover all potential risks of the business. Accordingly, the Board may be incorrect in its assessment of the Business Combination.

●	Yotta’s public stockholders may be less protected as investors from any material issues with respect to NaturalShrimp’s business than an investor in an initial public offering because the scope of due diligence may be different than would typically be conducted in the event NaturalShrimp pursued an underwritten initial public offering.

●	The risk factors associated with NaturalShrimp’s business, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/information statement/prospectus.

After considering the foregoing potentially negative and potentially positive reasons, the Board concluded, in its business judgment, that the potentially positive aspects of the Business Combination and the other related transactions outweighed the potentially negative aspects of the transaction. The Board recognized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing discussion.

The above discussion of the material factors considered by the Board sets forth the principal factors it considered but is not intended to be exhaustive.

NaturalShrimp’s Board of Directors Reasons for the Business Combination and Recommendation of the NaturalShrimp Board of Directors

After consideration, the NaturalShrimp Board adopted resolutions determining that the Business Combination, the Merger Agreement, the forms of the NaturalShrimp Additional Agreements, and the other transactions contemplated by the Merger Agreement and the NaturalShrimp Additional Agreements were advisable and in the best interests of NaturalShrimp and its stockholders, adopting and approving the Business Combination, the Merger Agreement, the NaturalShrimp Additional Agreements, and the other transactions contemplated thereby, and directing that the Merger Agreement, the NaturalShrimp Additional Agreements, the Business Combination, the other transactions contemplated by the Merger Agreement and the NaturalShrimp Additional Agreements, and the performance of NaturalShrimp’s obligations thereunder, be submitted for adoption and/or approval, as applicable, to NaturalShrimp’s stockholders entitled to vote thereon. The NaturalShrimp Board also recommended the Merger Agreement to the stockholders and that the stockholders (i) approve and adopt the Merger Agreement, the NaturalShrimp Additional Agreements, and NaturalShrimp’s performance of its obligations thereunder, and (ii) approve the Business Combination and the other transactions contemplated by the Merger Agreement and the NaturalShrimp Additional Agreements.

In reaching their decision to adopt, approve, and declare advisable the Business Combination, the Merger Agreement, the NaturalShrimp Additional Agreements, and the other transactions contemplated by the Merger Agreement and the NaturalShrimp Additional Agreements and resolving to recommend the adoption and/or approval thereof, the NaturalShrimp Board consulted with its financial and legal advisors, and considered a number of factors, including its knowledge of NaturalShrimp’s business, operations, financial condition, earnings, and prospects, and its knowledge of the financial and capital markets. Among the various factors considered in favor of its decision are:

●	Nasdaq Listing. NaturalShrimp management and the NaturalShrimp Board had previously determined that having the NaturalShrimp Common Stock listed on Nasdaq was in the best interests of NaturalShrimp and its security holders because it believed, and continues to believe, that such a Nasdaq listing would provide NaturalShrimp with increased access to and more cost-effective capital and provide its stockholders with greater liquidity. After NaturalShrimp’s prior attempt to list on Nasdaq was unsuccessful due to FINRA’s failure to approve a proposed reverse split of the NaturalShrimp Common Stock necessary to satisfy Nasdaq’s initial listing standards, management and the board investigated alternative means of achieving a Nasdaq listing, and based on NaturalShrimp’s current circumstances, the information available to date, and its prior experience with attempting a Nasdaq listing, determined that the Business Combination provided the most likely and cost-effective means of achieving its goals in this regard.

●	Other Alternatives. It is the NaturalShrimp Board’s belief, after reviewing alternative strategic opportunities from time to time, that the Business Combination represents the best potential transaction for NaturalShrimp to execute its business plan and create greater value for its stockholders, while also providing stockholders greater liquidity by owning stock that is listed on Nasdaq.

●	Terms of the Merger Agreement. The NaturalShrimp Board considered the terms and conditions of the Merger Agreement, including but not limited to the nature and scope of the closing conditions and the likelihood of being able to enter into the required agreements with the holder of the Convertible Note, the NaturalShrimp Warrant Holders, and the holders of the Series E Preferred within 14 days of the execution of the Merger Agreement.

●	Size of Post-Combination Company. The implied enterprise value of the business combination of approximately $175 million for NaturalShrimp, providing the NaturalShrimp Securityholders with the opportunity to go forward with ownership in a company with a larger market capitalization.

●	Access to Capital. The NaturalShrimp Board expects that the Business Combination would be a more time- and cost-effective means to access capital, repay a portion of its existing indebtedness, and reduce leverage than other options considered.

●	Sponsor Forfeiture Agreement. The fact that, as a condition and an inducement to the Closing, the Sponsor and Yotta will enter into and deliver a Sponsor Forfeiture Agreement, pursuant to which the Sponsor will agree that 35% of the shares of Common Stock held by the Sponsor as of the Closing will be forfeited at Closing and up to an equivalent number of shares of Common Stock will be issued to existing Yotta stockholders that execute non-redemption agreements on a pro rata basis based on the total number of shares represented by Yotta stockholders that execute such non-redemption agreements, which the NaturalShrimp Board believes will encourage more Yotta stockholders to refrain from redeeming their shares of Common Stock than would have otherwise remained as investors in New NaturalShrimp, which will provide the combined company post-closing with access to any additional funds that remain in the Trust Account as a result.

●	Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement the Sponsor, among other things, agreed to vote any shares of Common Stock held by it and any shares of Common Stock it acquired after execution of the agreement in favor of approval of the Merger Agreement, Business Combination, and the Additional Agreements, and any related proposals presented to Yotta’s stockholders for approval, and not to redeem such shares in connection with the Business Combination.

●	Likelihood of Obtaining Required Stockholder Approvals. Given NaturalShrimp’s executive officers and directors’ beneficial ownership of the Series A Preferred and of NaturalShrimp’s Series F Preferred Stock, which ensured that NaturalShrimp could secure any required stockholder approvals without any additional stockholder support, and the execution of the Sponsor Support Agreement by the Sponsor, which owns [__]% of the outstanding shares of Common Stock, the NaturalShrimp Board determined that it was unlikely that any required stockholder approvals in connection with the Business Combination would not be obtained.

The NaturalShrimp Board also considered potential risks associated with the Business Combination when makings its decision to adopt, approve, and declare advisable the Business Combination, the Merger Agreement, the NaturalShrimp Additional Agreements, and the other transactions contemplated by the Merger Agreement and the NaturalShrimp Additional Agreements, including:

●	Risk that the Business Combination may not be Completed. The Business Combination might not be consummated in a timely manner or at all, due to a lack of Yotta stockholder approval or failure to satisfy various other conditions to Closing.

●	Impact on Reputation and Business if the Business Combination is not Completed. The possibility that the Business Combination might not be completed and that there may be an adverse effect of the public announcement of the Business Combination on NaturalShrimp’s reputation and business in the event that the Business Combination is not completed.

●	Expenses and Challenges. The expenses to be incurred in connection with the Business Combination and related administrative challenges associated with combining the companies.

●	Restrictions on Operations of NaturalShrimp’s Business. Although NaturalShrimp will continue to exercise, consistent with the terms and conditions of the Merger Agreement, control and supervision over its operations prior to the completion of the Business Combination, the Merger Agreement generally obligates NaturalShrimp, subject to Yotta’s prior consent (which consent may not be unreasonably conditions, withheld, or delayed), to conduct its business in the ordinary course of business consistent with past practice and in accordance with specified restrictions, which might delay or prevent NaturalShrimp from undertaking certain business opportunities that might arise pending completion of the Business Combination.

●	Other Risks. Various other risks associated with the combined organization and the Business Combination were considered, including the risks described in the section entitled “Risk Factors.”

The discussion and factors considered by the NaturalShrimp Board is not intended to be exhaustive, but rather includes all material factors it considered. The NaturalShrimp Board considered these factors as a whole, and considered them to be favorable to, and supportive of, its determination. The NaturalShrimp Board did not consider it practical, nor did it attempt, to quantify, rank, or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above, individual members of the NaturalShrimp Board may have given different weights or priority to different factors.

The NaturalShrimp Board realized there can be no assurance about future results, including results expected or considered in the factors listed above. The NaturalShrimp Board concluded, however, that the potential benefits outweighed the potential risks of completing the Business Combination. It should be noted that this explanation of the NaturalShrimp Board’s reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described under “Cautionary Statement Regarding Forward-Looking Statements.”

Satisfaction of 80% Test

Nasdaq rules require that the business or assets acquired in Yotta’s initial business combination have a fair market value equal to at least 80% of Yotta’s assets held in the Trust Account (excluding taxes payable on the income earned on the Trust Account), which we refer to the “80% test,” at the time of the execution of a definitive agreement for such initial business combination. As of October 24, 2022, the date of the execution of the Merger Agreement, the fair value of marketable securities held in the Trust Account was approximately $115.7 million and 80% thereof represents approximately $93 million. In reaching its conclusion that the Business Combination meets the 80% test, the Board reviewed the pre-money valuation of approximately $175,000,000. In determining whether the pro forma total enterprise value described above represents the fair market value of NaturalShrimp, the Board considered all of the factors described in this section and the section of this proxy statement/information statement/prospectus entitled “Proposal 1 — The Business Combination Proposal — The Merger Agreement” and that the pre-money valuation of approximately $175,000,000 was determined as a result of arm’s length negotiations. As a result, the Board concluded that the fair market value of the equity acquired was significantly in excess of 80% of the assets held in the Trust Account (excluding taxes payable on the income earned on the Trust Account).

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Board in favor of adoption of the Business Combination Proposal and the other proposals, you should keep in mind that Yotta’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:

●	The Initial Stockholders have waived their right to redeem any Public Shares in connection with a stockholder vote to approve a proposed initial business combination or sell any Public Shares to Yotta in a tender offer in connection with a proposed initial business combination, or to receive distributions with respect to any Public Shares upon the liquidation of the Trust Account if Yotta is unable to consummate a business combination. This waiver was made at the time that the founder shares were purchased for no additional consideration. If Yotta does not complete an initial business combination, such as the Business Combination, by May 22, 2023 (or up until April 22, 2024 if the time to complete its initial business combination has been further extended in accordance with its Certificate of Incorporation), Yotta will be required to dissolve and liquidate. In such event, the 2,874,999 founder shares currently held by the Initial Stockholders, which they acquired prior to the IPO, will be worthless because such holders have agreed to waive their rights to any liquidation distributions. The Initial Stockholders purchased the founder shares for an aggregate purchase price of $25,000, or less than $0.01 per share. Accordingly, the Initial Stockholders will receive a positive rate of return so long as the market price of the Common Stock is at least $0.01 per share, even if public stockholders experience a negative rate of return in New NaturalShrimp.

●	If Yotta does not complete an initial business combination, such as the Business Combination, by May 22, 2023 (or up until April 22, 2024 if the time to complete its initial business combination has been further extended in accordance with its Certificate of Incorporation), the 343,500 Private Units the Sponsor purchased for a total purchase price of $3,435,000 will be worthless. The Sponsor purchased the Private Units at a price of $10.00 per Unit, the same price paid by public stockholders in the IPO per Public Unit. The Units had an aggregate market value of approximately $[●] based on the closing price of the Units on Nasdaq as of [●], 2023.

●	The exercise of Yotta’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest.

Other than as described above, Yotta’s officers and directors and their respective affiliates have no interest in, or affiliation with, NaturalShrimp.

NaturalShrimp’s directors and officers also have interests in the Business Combination that are in addition to and apart from their interests as stockholders of NaturalShrimp. The NaturalShrimp Board was aware of these interests and considered them in approving the Merger Agreement and the Business Combination.

●	Series F Preferred Stock. Each of Messrs. Easterling, Delgado, and Untermeyer, NaturalShrimp’s executive officers and directors, owns 250,000 shares of NaturalShrimp’s Series F Preferred Stock, which NaturalShrimp issued to them in 2022 in consideration for their past and future services as executive officers of NaturalShrimp. Under the terms of the Merger Agreement, in the Business Combination their shares of Series F Preferred Stock will be treated as if they had been converted into shares of NaturalShrimp Common Stock upon the Effective Time, based on the Black Scholes Value thereof determined as of the effective date of the Business Combination, and converted into the right to receive their allocable portion of the Closing Merger Consideration Shares and the Contingent Merger Consideration Shares, if any, due based on NaturalShrimp meeting the required revenue thresholds during its fiscal years ending March 31, 2024 and 2025. Assuming the Business Combination had been effective on [●], the 250,000 shares owned by each of Messrs. Easterling, Delgado, and Untermeyer would have been treated as if converted into an aggregate of [●] shares of NaturalShrimp Common Stock that would have been converted into the right to receive such shares’ allocable portion of the Closing Merger Consideration Shares and the Contingent Merger Consideration Shares.

●	Employment Agreements. As discussed in the section entitled “Management Of New NaturalShrimp Following The Business Combination — Compensation of Directors and Executive Officers — Employment Agreements, each of Messrs. Easterling, Delgado, and Untermeyer are a party to an employment agreement with NaturalShrimp. As the Merger Agreement provides that NaturalShrimp’s officers will become the initial officers of the Surviving Corporation, these agreements will continue to be in effect upon consummation of the Business Combination.

●	Service on the Board of Directors. The Merger Agreement provides that the initial directors of New NaturalShrimp as well as of the Surviving Corporation will be the current directors of NaturalShrimp as well as four additional persons selected by NaturalShrimp. Therefore, each of Messrs. Easterling, Delgado, and Untermeyer will serve as a director of New NaturalShrimp and the Surviving Corporation until his successor shall have been duly elected or appointed and qualified or until his earlier death, resignation, or removal. While no determination has been made as to whether directors of New NaturalShrimp or the Surviving Corporation will be paid for their services as such after the Business Combination is consummated, to the extent that either does pay directors for their service and does not limit such compensation to non-employee directors, Messrs. Easterling, Delgado, and Untermeyer would be eligible to receive such compensation.

●	Payments in Connection with a Change in Control. As described in the section entitled “Management Of New NaturalShrimp Following The Business Combination — Compensation of Directors and Executive Officers — Employment Agreements,” each of Messrs. Easterling, Delgado, and Untermeyer are eligible to receive a lump-sum payment equal to 500%, in the case of Mr. Easterling, or 50%, in the case of Messrs. Delgado and Untermeyer, if they elect to terminate their employment agreement with NaturalShrimp within 30 days of the Business Combination.

Appraisal and Dissenters’ Rights

There are no appraisal rights available to Yotta stockholders in connection with the Business Combination.

Holders of NaturalShrimp Common Stock and NaturalShrimp Preferred Stock electing to exercise dissenters’ rights must comply with the provisions of the Sections 92A.300 through NRS 92A.500 of the NRS in order to perfect their rights. The following is intended as a brief summary of the material provisions of the procedures that such a NaturalShrimp stockholder must follow in order to dissent from the Business Combination and perfect dissenters’ rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the applicable Nevada statutes, the full text of which is set forth in Annex C to this proxy statement/information statement/prospectus.

This proxy statement/information statement/prospectus also functions as a dissenters’ notice pursuant to NRS 92A.430. In addition, a copy of the dissenters’ rights provisions of NRS 92A.300 through 92A.500 are attached to this proxy statement/information statement/prospectus as Annex C.

A stockholder who wishes to assert dissenters’ rights must, within 30 days from the date this proxy statement/information statement/prospectus is delivered to such stockholder, deliver to NaturalShrimp:

●	Written notice of the stockholder’s demand for payment for the stockholder’s shares of NaturalShrimp Common Stock or NaturalShrimp Preferred Stock in the Business Combination is completed.

●	Any stock certificates representing such shares of NaturalShrimp Common Stock or NaturalShrimp Preferred Stock; and

●	Certification that the stockholder acquired beneficial ownership of the shares of NaturalShrimp Common Stock or NaturalShrimp Preferred Stock before the date that this proxy statement/information statement/prospectus is delivered to such stockholder was mailed to NaturalShrimp stockholders, the form of which is attached as Annex E to this proxy statement/information statement/prospectus.

A stockholder wishing to deliver a notice asserting dissenters’ rights should hand-deliver or mail the notice, his, her, or its stock certificates, and the certification to the following address:

NaturalShrimp, Incorporated

5501 LBJ Freeway

Suite 450

Dallas, TX 75240

Attn: Gerald Easterling, Chief Executive Officer

Stockholders whose shares of NaturalShrimp Common Stock or NaturalShrimp Preferred Stock are not represented by certificates will be unable to transfer such shares once NaturalShrimp receives the demand for payment from such stockholder, unless such stockholder later withdraws their demand for payment or otherwise loses their right to demand payment for their shares.

A stockholder who wishes to exercise dissenters’ rights generally must dissent with respect to all of the shares the stockholder owns. If a record stockholder is a nominee for several beneficial stockholders, however, some of whom wish to dissent and some of whom do not, then the record holder may dissent with respect to all the shares beneficially owned by any one person by notifying NaturalShrimp in writing of the name and address of each person on whose behalf the record stockholder asserts dissenters’ rights. A beneficial stockholder may assert dissenters’ rights directly by submitting to NaturalShrimp the record stockholder’s written consent to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights, and by dissenting with respect to all the shares of which such stockholder is the beneficial stockholder or which such stockholder has the power to direct the vote.

A stockholder who does not, prior to lapse of 30 days from the date this proxy statement/information statement/prospectus is delivered, deliver to NaturalShrimp a written notice of the stockholder’s intent to demand payment for the “fair value” of the shares will lose the right to exercise dissenters’ rights.

Any stockholder electing to exercise dissenters’ rights must not have signed a stockholder written consent approving the Merger Agreement.

A stockholder wishing to exercise dissenters’ rights must file the payment demand within the prescribed time period and deliver share certificates as required in the notice. Failure to do so will cause that stockholder to lose his, her, or its dissenters’ rights.

A stockholder who has complied with the requirements summarized in the previous paragraphs may nevertheless decline to exercise dissenters’ rights and withdraw from the appraisal process by notifying NaturalShrimp within such 30-day period. If the stockholder does not withdraw from the appraisal process by such date, he, she or it may not do so thereafter unless NaturalShrimp consents to such withdrawal in writing.

Within 30 days after the Effective Time, New NaturalShrimp will pay each dissenter with properly perfected dissenters’ rights New NaturalShrimp’s estimate of the “fair value” of the stockholder’s shares, plus accrued interest from the Effective Date. The payment will be accompanied by specified financial information as required by NRS 92A.460 and a statement as to New NaturalShrimp’s estimate of the fair value of the shares and the interest payable with respect to the shares.

With respect to a dissenter who did not beneficially own shares of NaturalShrimp Common Stock or NaturalShrimp Preferred Stock prior to the public announcement of the Business Combination, New NaturalShrimp is not required to make the payment until the dissenter has agreed to accept the payment in full satisfaction of the dissenter’s demands or demand appraisal under NRS 92A.460.

“Fair value” is defined in NRS 92A.320 as the value of the NaturalShrimp Common Stock or NaturalShrimp Preferred Stock, as applicable, immediately before the Effective Time, excluding any appreciation or depreciation in anticipation of the Business Combination unless exclusion would be inequitable. The “fair value” may be less than, equal to, or greater than the value of the consideration that a NaturalShrimp stockholder would be entitled to receive under the Business Combination. The rate of interest will be the rate of interest provided under applicable law.

Within 30 days of New NaturalShrimp’s payment (or offer of payment in the case of shares acquired after public announcement of the Business Combination) to a dissenting stockholder, a dissenter dissatisfied with New NaturalShrimp’s estimate of the fair value of the shares may notify New NaturalShrimp of the dissenter’s own estimate of the fair value and demand payment of that amount. If New NaturalShrimp does not accept the dissenter’s estimate and the parties do not otherwise settle on a fair value, then New NaturalShrimp must, within 60 days of receiving the estimate and demand, petition a court to determine the fair value of the shares and accrued interest.

In view of the complexity of the Nevada statutes governing dissenters’ rights, NaturalShrimp stockholders who wish to dissent from the Business Combination and pursue dissenters’ rights should consult their legal advisors.

Total Shares of New NaturalShrimp Common Stock Outstanding Upon Consummation of the Business Combination

We anticipate that, upon the consummation of the Business Combination, assuming no redemption of the Public Shares, Yotta’s stockholders will retain an ownership interest of approximately 46.9% in New NaturalShrimp, the NaturalShrimp Securityholders will own approximately 51.6% of the outstanding New NaturalShrimp Common Stock, and the Representative will own approximately 1.5% of the outstanding New NaturalShrimp Common Stock. If all of the Public Shares are redeemed, then we anticipate that Yotta’s stockholders will retain an ownership interest of approximately 19.7% in New NaturalShrimp, the NaturalShrimp Securityholders will own approximately 78% of New NaturalShrimp, and the Representative will own approximately 2.3% of New NaturalShrimp. The ownership percentages with respect to New NaturalShrimp do not take into account (the issuance of any additional shares of Common Stock underlying the Warrants but do take into account (i) the issuance of 1,184,350 shares of New NaturalShrimp Common Stock pursuant to the Rights, and (ii) the transfer of 1,006,250 shares of Common Stock held by the Sponsor and Yotta’s directors and officers to Yotta stockholders that elect not to redeem their Public Shares. If the actual facts are different from these assumptions (which they are likely to be), these ownership percentages will be different.

The following summarizes the pro forma ownership of New NaturalShrimp Common Stock as of December 31, 2022, including Common Stock underlying Units that have not yet been separated, following the Business Combination under the no redemption and maximum redemption scenarios:

Equity Capitalization Summary	Assuming No Redemptions		Assuming Maximum Redemptions
	Shares	%	Shares	%
NaturalShrimp Common Shareholders	12,669,735	37.3	12,669,735	56.5%
NaturalShrimp Series E Preferred Shareholders	630,265	1.9	630,265	2.8
NaturalShrimp Series F Preferred Shareholders	4,200,000	12.4	4,200,000	18.7
Yotta Stockholders	15,902,850	46.9	4,402,850	19.7%
Representative	525,000	1.5	525,000	2.3%
Total Common Stock	33,927,850	100.0%	22,427,850	100.0%

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the section entitled “Share Calculations and Ownership Percentages” and, with respect to the determination of the “maximum redemptions,” the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements.” Should one or more of the assumptions prove incorrect, actual ownership percentages may vary materially from those described in this proxy statement/information statement/prospectus as anticipated, believed, estimated, expected or intended. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Anticipated Accounting Treatment

The Business Combination will be accounted for as a “reverse recapitalization,” with no goodwill or other intangible assets recorded, in accordance with GAAP. A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of NaturalShrimp in many respects.

Under this method of accounting, Yotta will be treated as the “acquired” company for financial reporting purposes. For accounting purposes, NaturalShrimp will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of NaturalShrimp (i.e., a capital transaction involving the issuance of stock by Yotta for the stock of NaturalShrimp). Accordingly, the consolidated assets, liabilities and results of operations of NaturalShrimp will become the historical financial statements of New NaturalShrimp, and Yotta’s assets, liabilities and results of operations will be consolidated with NaturalShrimp’s beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of NaturalShrimp in future reports. The net assets of NaturalShrimp will be recognized at carrying value, with no goodwill or other intangible assets recorded.

Redemption Rights

Pursuant to our Certificate of Incorporation, holders of Public Shares may elect to have their Public Shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding Public Shares. As of [●], 2023, this would have amounted to approximately $[●] per share.

You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)	(a)	hold Public Shares, or

(b)	hold Public Shares through public Units and you elect to separate your public Units into the underlying Public Shares, Warrants and Rights prior to exercising your redemption rights with respect to the Public Shares; and

(ii)	prior to [●] p.m., Eastern Time, on [●], 2023, (a) submit a written request to Continental that Yotta redeem your Public Shares for cash and (b) deliver your Public Shares to Continental, physically or electronically through DTC.

Holders of outstanding Units must separate the underlying Public Shares prior to exercising redemption rights with respect to the Public Shares. If the Units are registered in a holder’s own name, the holder must deliver the certificate for its Units to Continental, with written instructions to separate the Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the Public Shares from the Units.

If a holder exercises his, her or its redemption rights for all of such holder’s Public Shares, then such holder will be exchanging his, her or its Public Shares for cash and will no longer own securities of New NaturalShrimp other than the shares received in connection with the Rights. Such a holder will be entitled to receive cash for his, her or its Public Shares only if he, she or it properly demands redemption and delivers his, her or its Public Shares (either physically or electronically) to Continental in accordance with the procedures and by the deadline described herein. Please see the section titled “The Yotta Special Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash. Vote Required for Approval

Along with the approval of the Charter Amendment Proposal and the Nasdaq Proposal, the approval of the Business Combination Proposal is a condition to the consummation of the Business Combination. If the Business Combination Proposal is not approved, the Business Combination will not take place. Approval of the Business Combination Proposal is also a condition to Proposal 2, Proposals 3A – 3C, and Proposal 4. If the Charter Amendment Proposal and the Nasdaq Proposal are not approved, unless the condition is waived, the Business Combination Proposal will have no effect (even if approved by the requisite vote of our stockholders at the Yotta Special Meeting of any adjournment or postponement thereof) and the Business Combination will not occur.

The Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be approved and adopted only if holders of at least a majority of the issued and outstanding shares of Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Yotta Special Meeting vote “FOR” the Business Combination Proposal.

Pursuant to the Letter Agreement and the Sponsor Support Agreement, the Initial Stockholders holding an aggregate of ________ shares (or ___% of the outstanding shares) of Common Stock have agreed to vote their respective shares of Common Stock (including shares of Common Stock included in the Private Units) in favor of each of the Proposals. As a result, only ___________ shares of Common Stock held by the public stockholders will need to be present by virtual attendance or by proxy to satisfy the quorum requirement for the Yotta Special Meeting. In addition, as the vote to approve the Business Combination Proposal is a majority of the votes cast at a meeting at which a quorum is present, assuming only the minimum number of shares of Common Stock to constitute a quorum is present, only ____ shares of Common Stock, or approximately ___% of the outstanding shares of the Common Stock held by the public stockholders, must vote in favor of the Business Combination Proposal for it to be approved.

Board Recommendation.

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” APPROVAL OF THE BUSINESS COMBINATION / PROPOSAL 1.

PROPOSAL 2 — THE CHARTER AMENDMENT PROPOSAL

Overview

We are asking Yotta’s stockholders to adopt the Amended Charter in the form attached to this proxy statement/information statement/prospectus as Annex B, which, in the judgment of the Board, is necessary to adequately address the needs of New NaturalShrimp. The following is a summary of the key amendments effected by the Amended Charter, but this summary is qualified in its entirety by reference to the full text of the Amended Charter:

●	change Yotta’s name to “NaturalShrimp Incorporated”;

●	increase the number of shares of capital stock that New NaturalShrimp is authorized to issue from 50,000,000 shares to 210,000,000 shares, consisting of 200,000,000 shares of New NaturalShrimp Common Stock and 10,000,000 shares of preferred stock;

●	remove the requirement of an affirmative vote of holders of more than 60% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, to remove any or all of the directors at any time for cause; and

●	remove the various provisions applicable only to special purpose acquisition companies (such as the obligation to dissolve and liquidate if a business combination is not consummated within a certain period of time) that will no longer be applicable after the consummation of the Business Combination, including the elimination of Article VI (which generally set forth the requirements of an initial business combination).

This summary is qualified by reference to the complete text of the Amended Charter, a copy of which is attached to this proxy statement/information statement/prospectus as Annex B. All stockholders are encouraged to read the Amended Charter in its entirety for a more complete description of its terms.

Reasons for the Amendment Proposal

The Board’s reasons for proposing each of these amendments to the Current Charter is set forth below.

●	Amending the Current Charter to change Yotta’s name to “NaturalShrimp Incorporated.” Yotta’s name is currently “Yotta Acquisition Corp.” The Board believes that the name of the post-Business Combination company should align with the name of the post-Business Combination operating business.

●	Amending the Current Charter to increase the number of shares of Common Stock the post-Business Combination company is authorized to issue from 50,000,000 shares to 200,000,000 shares and authorize the post-Business Combination company to issue up to 10,000,000 shares of preferred stock. The Current Charter authorizes 50,000,000 shares of stock not divided into classes. The Amended Charter provides that the post-Business Combination company will be authorized to issue 210,000,000 shares, consisting of 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. The Board believes that it is important for the post-Business Combination company to have available for issuance a number of authorized shares of Common Stock and preferred stock sufficient to support growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions).

●	Amending the Current Charter to remove the requirement of an affirmative vote of holders of more than 60% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, to remove any or all of the directors at any time for cause. The provision in the Current Charter requiring the affirmative vote of holders of more than 60% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, to remove any or all of the directors at any time for cause was a provision that the Board believed was necessary while Yotta is a special purpose acquisition company to protect all stockholders against the potential self-interested actions by one or a few large stockholders. The Board believes that after the Business Combination there is less potential for certain stockholders to hold a substantial beneficial ownership of the Post-Business Combination company and that this provision is no longer required.

●	Amending the Current Charter to remove the various provisions applicable only to special purpose acquisition companies (such as the obligation to dissolve and liquidate if a business combination is not consummated within a certain period of time). The Current Charter would be amended and replaced in its entirety with the Amended Charter. This includes approval of all other changes in the Amended Charter and related clean up changes, as well as the removal of provisions of the Current Charter that will no longer be relevant in connection with replacing the Current Charter with the Amended Charter, including the elimination of certain provisions related to Yotta’s status as a special purpose acquisition company, which is desirable because these provisions will serve no purpose following the Business Combination. For example, these proposed amendments remove the requirement to dissolve the post-Business Combination company if an initial business combination is not completed within a certain period of time and will allow the post-Business Combination company to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the customary period of existence for corporations and the Board believes that it is the most appropriate period for the post-Business Combination company. These provisions cease to apply once the Business Combination is consummated.

Vote Required for Approval

Assuming that a quorum is present at the Yotta Special Meeting, the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock on this Proposal 2 is required to approve the Charter Approval Proposal. Accordingly, a stockholder’s failure to vote online during the Yotta Special Meeting or by proxy, a broker non-vote, or an abstention will have the same effect as a vote “AGAINST” Proposal 2.

This proposal is conditioned on the approval or waiver, to the extent legally permissible, of the other Condition Precedent Proposals. If any of the Condition Precedent Proposals is not approved, Proposal 2 will have no effect even if approved by our stockholders. Because stockholder approval of this Proposal 2 is a condition to completion of the Business Combination under the Merger Agreement, if this Proposal 2 is not approved by Yotta’s stockholders, the Business Combination will not occur unless Yotta and NaturalShrimp waive the applicable closing condition, to the extent legally permissible.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” ADOPTION OF THE CHARTER APPROVAL PROPOSAL UNDER PROPOSAL 2.

PROPOSALS 3A – 3C — THE ADVISORY PROPOSALS

Overview

We are also asking our stockholders to vote on three separate proposals with respect to certain governance provisions in the Amended Charter, which are separately being presented in order to give Yotta stockholders the opportunity to present their separate views on important corporate governance provisions. These separate votes are not otherwise required by Delaware law separate and apart from the Charter Amendment Proposal and will be voted upon on a non-binding advisory basis. Accordingly, the stockholder votes regarding the Advisory Proposals are advisory votes and are not binding on Yotta or the Board (separate and apart from the approval of the Charter Amendment Proposal). Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Proposals (separate and apart from approval of the Charter Amendment Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Proposals, Yotta intends that the Amended Charter will take effect upon the Closing (assuming approval of the Charter Amendment Proposal).

The following summary of the material changes to the Current Charter that will be effected by the Amended Charter is qualified in its entirety by reference to the full text of the Amended Charter:

(a)	increase the number of shares of Common Stock that New NaturalShrimp is authorized to issue from 50,000,000 shares to 210,000,000 shares, consisting of 200,000,000 shares of New NaturalShrimp Common Stock and 10,000,000 shares of preferred stock;

(b)	remove the requirement of an affirmative vote of holders of more than 60% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, to remove any or all of the directors at any time for cause; and

(c)	change Yotta’s name to “NaturalShrimp Incorporated” and remove the various provisions applicable only to special purpose acquisition companies.

The subsection below entitled “— Reasons for the Advisory Proposals” summarizes the principal, material changes proposed to be made between the Current Charter and the Amended Charter and the Board’s reasons for proposing each change. This summary is qualified by reference to the complete text of the Amended Charter, a copy of which is attached to this proxy statement/information statement/prospectus as Annex B. We encourage all Yotta stockholders and NaturalShrimp Securityholders to read the Amended Charter in its entirety for a more complete description of its terms.

Reasons for the Advisory Proposals

The Board’s reasons for proposing each of these amendments to the Current Charter is set forth below.

Proposal No. 3A: Increase in Authorized Shares — Amending the Current Charter to increase the number of shares of common stock that the post-Business Combination company is authorized to issue from 50,000,000 shares to 210,000,000 shares, consisting of 200,000,000 shares of New NaturalShrimp Common Stock and 10,000,000 shares of preferred stock.

The Board believes that the increase in authorized shares of common stock is necessary in order for New NaturalShrimp to have sufficient authorized common stock to issue to the NaturalShrimp Securityholders pursuant to the Merger Agreement and the Business Combination. The Board also believes that it is important for New NaturalShrimp to have available for issuance a number of authorized shares of common stock and preferred stock that is sufficient to support growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). The shares of New NaturalShrimp Common Stock to be authorized would be issuable as consideration for the Business Combination and for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of equity or convertible debt, stock dividends, or issuances under any future stock incentive plans. The shares of preferred stock to be authorized would be issuable for any proper corporate purpose, including future acquisitions and capital-raising transactions.

Proposal No. 3B: Required Vote to Amend the Charter — Amending the Current Charter to remove the requirement of an affirmative vote of holders of more than 60% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, to remove any or all of the directors at any time for cause.

The provision in the Current Charter requiring the affirmative vote of holders of more than 60% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, to remove any or all of the directors at any time for cause was a provision that the Board believed was necessary while Yotta is a special purpose acquisition company to protect all stockholders against the potential self-interested actions by one or a few large stockholders. The Board believes that after the Business Combination there is less potential for certain stockholders to hold a substantial beneficial ownership of post-Business Combination company and, as a result, that this provision is no longer required.

Proposal No. 3C: Name Change and Removal of SPAC Provisions — Amending the Current Charter to change Yotta’s name to “NaturalShrimp Incorporated” and to remove the various provisions applicable only to special purpose acquisition companies that will no longer be applicable after the consummation of the Business Combination, including the elimination of Article VI (which generally set forth the requirements of an initial business combination).

The Board believes that changing the post-Business Combination corporate name from “Yotta Acquisition Corporation” to “NaturalShrimp Incorporated” is desirable to reflect the Business Combination and to align its name with the post-Business Combination company’s operating business.

Furthermore, the Board has determined that it is in the best interest of Yotta to eliminate provisions specific to its status as a special purpose acquisition company. This deletion is desirable because these provisions will serve no purpose following consummation of the Business Combination. For example, these proposed amendments remove the requirement to dissolve the post-Business Combination company if Yotta does not complete an initial business combination within a certain period of time and will allow the post-Business Combination company to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the customary period of existence for corporations and the Board believes that it is the most appropriate period for the post-Business Combination company.

Vote Required for Approval

The Advisory Proposals will be approved and adopted only if holders of at least a majority of the issued and outstanding shares of Common Stock present by teleconference or represented by proxy and entitled to vote at the Yotta Special Meeting vote “FOR” the Advisory Proposals.

The Business Combination is not conditioned upon the approval of the Advisory Proposals.

As discussed above, a vote to approve each of the Advisory Proposals is an advisory vote, and therefore, is not binding on Yotta, NaturalShrimp or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, Yotta and NaturalShrimp intend that the Amended Charter, in the form attached to this proxy statement/information statement/prospectus as Annex B and containing the provisions noted above, will take effect at the Closing, assuming approval of the Charter Amendment Proposal (Proposal 2).

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” ADOPTION OF EACH OF THE ADVISORY PROPOSALS.

PROPOSAL 4 — THE NASDAQ PROPOSAL

Overview

We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a) and (b). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and, due to the present or potential issuance of common stock (or securities convertible into or exercisable for common stock), (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control.

Pursuant to the Merger Agreement, we anticipate that we will issue to the NaturalShrimp Securityholders as consideration in the Business Combination 17,500,000 shares of Common Stock. See the section entitled “Proposal 1 — The Business Combination Proposal — The Merger Agreement — Merger Consideration.” Because the number of shares of Common Stock that we anticipate issuing as consideration in the Business Combination (i) will constitute more than 20% of the outstanding Common Stock and more than 20% of outstanding voting power prior to such issuance and (ii) will result in a change of control of Yotta, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (b).

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, Yotta would issue shares representing more than 20% of the outstanding shares of Common Stock in connection with the Business Combination. The issuance of such shares would result in significant dilution to Yotta stockholders and would afford such stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of Yotta. If the Nasdaq Proposal is adopted, assuming that 17,500,000 shares of New NaturalShrimp Common Stock are issued to the NaturalShrimp Securityholders as consideration in the Business Combination, we anticipate that the NaturalShrimp Securityholders will hold 51.6% of the outstanding shares of New NaturalShrimp Common Stock, the current Yotta public stockholders will hold 40.3% of the outstanding shares of New NaturalShrimp Common Stock, the Sponsor will hold 6.6% of the outstanding shares of New NaturalShrimp Common Stock immediately following completion of the Business Combination and the Representative will hold 1.5% of the outstanding shares of New NaturalShrimp Common Stock. These percentages assume that no shares of Common Stock are redeemed in connection with the Business Combination and do not take into account any Warrants to purchase Common Stock that will be outstanding following the Business Combination

If the Nasdaq Proposal is not approved and we consummate the Business Combination on its current terms, Yotta would be in violation of Nasdaq Listing Rules 5635(a) and (b), which could result in the delisting of our securities from Nasdaq. If Nasdaq delists our securities, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage for the post-transaction company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Vote Required for Approval

Assuming that a quorum is present at the Yotta Special Meeting, the affirmative vote of holders of at least a majority of the issued and outstanding shares of Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Yotta Special Meeting is required to approve the Nasdaq Proposal.

This Proposal is conditioned on the approval of the other Condition Precedent Proposals. If any of the Condition Precedent Proposals is not approved, unless the condition is waived, Proposal 4 will have no effect even if approved by our stockholders. Because stockholder approval of this Proposal 4 is a condition to completion of the Business Combination under the Merger Agreement, if this Proposal 4 is not approved by our stockholders, the Business Combination will not occur unless we and NaturalShrimp waive the applicable closing condition.

Board Recommendation

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL UNDER PROPOSAL 4.

PROPOSAL 5 — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will approve the chairman’s adjournment of the Yotta Special Meeting to a later date, if necessary in the discretion of the chairman including, if necessary to permit further solicitation of proxies if there are insufficient votes received at the time of the Yotta Special Meeting to approve the Condition Precedent Proposals.

Required Vote

This Adjournment Proposal will be approved and adopted only if holders of at least a majority of the issued and outstanding shares of Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Yotta Special Meeting vote “FOR” the Adjournment Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/information statement/prospectus.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” ADOPTION OF THE ADJOURNMENT PROPOSAL UNDER PROPOSAL 5.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax consequences (i) of the exercise of redemption rights by U.S. Holders and Non-U.S. Holders (each, as defined below) of Common Stock, (ii) of the Business Combination for U.S. Holders and Non-U.S. Holders of NaturalShrimp Common Stock, and (iii) following the Business Combination, of the ownership and disposition of New NaturalShrimp Common Stock received in the Business Combination.

This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a holder as a result of the Business Combination or as a result of the ownership and disposition of Common Stock. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any tax laws other than the U.S. federal income tax law, such as gift or estate tax laws, U.S. state and local, or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of Common Stock or NaturalShrimp Common stock.

Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to holders that hold Common Stock, NaturalShrimp Common Stock and, after the completion of the Business Combination, New NaturalShrimp Common Stock, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	banks or other financial institutions, underwriters, or insurance companies;

●	traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts and regulated investment companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax- deferred accounts;

●	expatriates or former long-term residents of the United States;

●	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

●	dealers or traders in securities, commodities or currencies;

●	grantor trusts;

●	persons subject to the alternative minimum tax;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

●	persons who received Common Stock or NaturalShrimp Common Stock through the issuance of restricted stock under an incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

●	persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding Common Stock or NaturalShrimp Common Stock, or, after the Business Combination, the issued New NaturalShrimp Common Stock (excluding treasury shares);

●	holders holding Common stock or NaturalShrimp Common Stock, or, after the Business Combination, New NaturalShrimp Common Stock, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

●	controlled foreign corporations, passive foreign investment companies, or foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii); or

●	the Sponsor or its affiliates.

As used in this proxy statement/information statement/prospectus, the term “U.S. Holder” means a beneficial owner of Common Stock or NaturalShrimp Common Stock, and, after the Business Combination, New NaturalShrimp Common Stock received in the Business Combination, that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner of Common Stock or NaturalShrimp Common Stock, and, after the Business Combination, New NaturalShrimp Common Stock received in the Business Combination, that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Common Stock or NaturalShrimp Common Stock, and, after the completion of the Business Combination, New NaturalShrimp Common Stock received in the Business Combination, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partner and the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the exercise of redemption rights, the Business Combination and the subsequent ownership and disposition of New NaturalShrimp Common Stock received in the Business Combination.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXERCISE OF REDEMPTION RIGHTS, THE BUSINESS COMBINATION OR THE OWNERSHIP AND DISPOSITION OF NEW NATURALSHRIMP COMMON STOCK. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF COMMON STOCK, NaturalShrimp Common Stock, AND NEW NaturalShrimp Common Stock MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF COMMON STOCK OR NATURALSHRIMP COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF NEW NATURALSHRIMP COMMON STOCK AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Holders

U.S. Federal Income Tax Consequences to U.S. Holders of Exercising Redemption Rights

In the event that a U.S. Holder elects to redeem its Common Stock for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the Common Stock under Section 302 of the Code or is treated as a distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the Common Stock, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the Common Stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. However, it is unclear whether the redemption rights with respect to the Common Stock may prevent a U.S. Holder from satisfying the applicable holding period requirement. The deductibility of capital losses is subject to limitations.

Redemption Treated as Sale or Exchange

Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of shares of Common Stock treated as held by the U.S. Holder (including any Common Stock constructively owned by the U.S. Holder as a result of owning Warrants) relative to all of the Common Stock outstanding both before and after the redemption. The redemption of shares of Common Stock generally will be treated as a sale or exchange of the Common Stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in Yotta or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only Common Stock actually owned by the U.S. Holder, but also Common Stock that is constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities, including those in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include Common Stock which could be acquired pursuant to the exercise of the Warrants.

In order to meet the substantially disproportionate test, the percentage of Yotta’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of the Common Stock must be less than 80% of the percentage of Yotta’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption, (ii) the U.S. Holder’s percentage ownership (including constructive ownership) of the outstanding Common Stock (both voting and nonvoting) immediately after the redemption must be less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the U.S. Holder must own (including through constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of stock of Yotta entitled to vote. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of the Common Stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of the Common Stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other shares of Common Stock. The redemption of the Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Yotta. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Yotta will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

Redemption Treated as Corporate Distribution

If the redemption does not qualify as a sale or exchange of Common Stock, the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from Yotta’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock. Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the Common Stock may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their Common Stock pursuant to an exercise of redemption rights.

U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of NaturalShrimp Common Stock

It is intended that the Business Combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. Neither Yotta nor NaturalShrimp has requested, and neither intends to request, a ruling from the IRS as to the U.S. federal income tax consequences of the Business Combination. No assurance can be given that the IRS will not assert, or that a court would not sustain, a position that the Business Combination does not constitute a “reorganization.” Accordingly, each U.S. Holder is urged to consult its tax advisor with respect to the particular tax consequences of the Business Combination to such holder.

If the Business Combination qualifies as a “reorganization,” a U.S. Holder of NaturalShrimp Common Stock would generally not recognize gain or loss upon the exchange of his, her, or its NaturalShrimp Common Stock solely for New NaturalShrimp Common Stock pursuant to the Business Combination. In that instance, (i) a U.S. Holder’s tax basis in the shares of New NaturalShrimp Common Stock received in connection with the Business Combination will be the same as the holder’s tax basis in the NaturalShrimp Common Stock surrendered in exchange therefor, and (ii) the holding period for the shares of New NaturalShrimp Common Stock received by the holder will include such holder’s holding period for the NaturalShrimp Common Stock surrendered in exchange therefor.

If the Business Combination fails to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then a U.S. Holder of NaturalShrimp Common Stock would recognize gain or loss upon the exchange of its shares of NaturalShrimp Common Stock for shares of New NaturalShrimp Common Stock equal to the difference between the fair market value, at the time of the exchange, of the New NaturalShrimp Common Stock received in the Business Combination (including any cash received in lieu of a fractional share of New NaturalShrimp Common Stock) and the U.S. Holder of NaturalShrimp Common Stock’s tax basis in the shares of NaturalShrimp Common Stock surrendered in the Business Combination. Such gain or loss would be long-term capital gain or loss if the NaturalShrimp Common Stock was held for more than one year at the time of the Business Combination. In addition, the U.S. Holder of NaturalShrimp Common Stock’s aggregate tax basis in the shares of New NaturalShrimp Common Stock received in the Business Combination would equal its fair market value at the time of Closing, and the U.S. Holder of NaturalShrimp Common Stock’s holding period of such shares of New NaturalShrimp Common Stock would commence the day after Closing.

U.S. Federal Income Tax Consequences of Ownership and Disposition of New NaturalShrimp Common Stock

Distributions on New NaturalShrimp Common Stock

The gross amount of any distribution on shares of New NaturalShrimp Common Stock that is made out of New NaturalShrimp’s current or accumulated profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will qualify for a dividends received deduction (pursuant to which a portion of the dividend may be deducted) if the requisite holding period is satisfied. Subject to applicable requirements and limitations, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains.

Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation applicable to qualified dividends. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

To the extent that the amount of any distribution made by New NaturalShrimp on the New NaturalShrimp Common Stock exceeds New NaturalShrimp’s current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted basis of the U.S. Holder’s shares of New NaturalShrimp Common Stock, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of Shares of New NaturalShrimp Common Stock.”

Sale, Exchange, Redemption or Other Taxable Disposition of Shares of New NaturalShrimp Common Stock

A U.S. holder generally will recognize gain or loss on the sale, taxable exchange, or other taxable disposition of New NaturalShrimp Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the New NaturalShrimp Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its New NaturalShrimp Common Stock so disposed of. A U.S. holder’s adjusted tax basis in its shares of New NaturalShrimp Common Stock will generally equal the U.S. holder’s acquisition cost for such shares (or, in the case of New NaturalShrimp Common Stock received upon exercise of a warrant, the U.S. holder’s initial basis for such New NaturalShrimp Common Stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. holders are generally eligible for reduced rates of tax. If the U.S. holder’s holding period for the New NaturalShrimp Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

U.S. Federal Income Tax Consequences to Non-U.S. Holders of Exercising Redemption Rights

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s Common Stock as a sale or exchange under Section 302 of the Code or a distribution under Section 301 of the Code with respect to shares of Common Stock generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Common Stock, as described above, and the corresponding consequences will be as described below.

Redemption Treated as Sale or Exchange

Any gain realized by a Non-U.S. Holder on the redemption of Common Stock that is treated as a sale or exchange under Section 302 of the Code generally will not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the Non-U.S. Holder);

●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such Common Stock redeemed, and either (A) shares of Common Stock are not considered to be regularly traded on an established securities market or (B) such Non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period more than 5% of the outstanding shares of Common Stock. There can be no assurance that shares of Common Stock will be treated as regularly traded on an established securities market for this purpose.

A non-corporate Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses. If a Non-U.S. Holder that is a corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

If the last bullet point immediately above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder on the redemption of Common Stock generally will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such redemption. We would generally be classified as a “U.S. real property holding corporation” if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. However, we believe that we are not and have not been at any time since our formation a U.S. real property holding corporation and we do not expect to be a U.S. real property holding corporation immediately after the Business Combination is completed.

Redemption Treated as Corporate Distribution

With respect to any redemption treated as a corporate distribution under Section 301 of the Code, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, Yotta will be required to withhold U.S. tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of the Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described above.

This withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

U.S. Federal Income Tax Consequences of Ownership and Disposition of New NaturalShrimp Common Stock

Distributions on New NaturalShrimp Common Stock

Distributions of cash or property to a Non-U.S. Holder in respect of New NaturalShrimp Common Stock will generally constitute dividends for U.S. federal income tax purposes to the extent paid from New NaturalShrimp’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds New NaturalShrimp’s current and accumulated earnings and profits, the excess will generally be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in the New NaturalShrimp Common Stock. Any remaining excess will be treated as capital gain and will be treated as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of New NaturalShrimp Common Stock.”

Dividends paid to a Non-U.S. Holder of New NaturalShrimp Common Stock generally will be subject to withholding of U.S. federal income tax at a 30% rate, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate as described below. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder) are not subject to such withholding tax, provided certain certification and disclosure requirements are satisfied (generally by providing an IRS FormW-8ECI). Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of New NaturalShrimp Common Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete the applicable IRS FormW-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if the shares of New NaturalShrimp Common Stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury Regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Holder of New NaturalShrimp Common Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding their entitlement to the benefits under any applicable income tax treaty.

Sale, Exchange, Redemption or Other Taxable Disposition of New NaturalShrimp Common Stock

In general, a Non-U.S. Holder will not be subject to U.S. federal income or, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” withholding tax on any gain realized upon the sale or other disposition of shares of New NaturalShrimp Common Stock unless:

●	the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. Holder;

●	the Non-U.S. Holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

●	New NaturalShrimp is or has been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period for such securities disposed of, and either (A) shares of New NaturalShrimp Common Stock are not considered to be regularly traded on an established securities market or (B) such Non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period more than 5% of the outstanding shares of New NaturalShrimp Common Stock. We believe that New NaturalShrimp currently is not, and we do not anticipate it becoming, a USRPHC.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the Non-U.S. Holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual Non-U.S. Holder who is subject to U.S. federal income tax because the Non-U.S. Holder was present in the United States for 183 days or more during the year of sale or other disposition of our securities will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

New NaturalShrimp must report annually to the IRS and to each holder the amount of cash dividends (including constructive dividends) paid to, and the tax withheld with respect to, each holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. In the case of a Non-U.S. Holder, copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established.

U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to U.S. Holders that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a Non-U.S. Holder generally will be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of New NaturalShrimp’s securities effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder or otherwise establishes an exemption. The payment of proceeds from the disposition of our securities by a Non-U.S. Holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except in the case of proceeds from a disposition of our securities by a Non-U.S. Holder effected at a non-U.S. office of a broker that is:

●	a U.S. person;

●	a “controlled foreign corporation” for U.S. federal income tax purposes;

●	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

●	a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership, or (b) the foreign partnership is engaged in a U.S. trade or business.

Information reporting will apply unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the owner is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder generally can be refunded or credited against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner. Holders should consult their tax advisors regarding the application of the of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

Foreign Account Tax Compliance Act

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), a U.S. federal withholding tax of 30% generally is imposed on any dividends paid on our Common Stock paid to (i) a “foreign financial institution” (as specifically defined under FATCA) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and (ii) certain other foreign entities unless such entity provides the withholding agent with a certification identifying its direct and indirect “substantial U.S. owners” (as defined under FATCA) or, alternatively, provides a certification that no such owners exist and, in either case, complies with certain other requirements. Under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules and properly certifies its exempt status to a withholding agent or is deemed to be in compliance with FATCA. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective Non-U.S. Holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in New NaturalShrimp’s securities.

YOTTA’S BUSINESS

Unless the context otherwise requires, for purposes of this section, the terms “we,” “us,” “our,” “the Company” or “Yotta” refer to Yotta Acquisition Corp. prior to the consummation of the Business Combination.

Overview

Yotta was incorporated on March 8, 2021 under Delaware law and was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Yotta’s Current Charter provides that it must complete an initial business combination by January 22, 2023 (or as late as July 22, 2023 provided it deposits additional funds into the Trust Account). In January 2023, Yotta deposited $1,150,000 into the Trust Account to extend the deadline by which it must complete an initial business combination to April 22, 2023. In April 2023, stockholders approved an amendment to the Current Charter to permit extensions on a month to month basis to as late as April 22, 2024. Each such monthly extension requires the payment into trust of $120,000 and is at the discretion of the Board. The Board approved an extension to May 22, 2023. If Yotta is unable to complete its initial business combination by such date, it will (i) cease all operations except for the purpose of winding up and (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the outstanding shares of Common Stock at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest not previously released to Yotta (net of taxes payable), divided by the number of then outstanding shares of Common Stock, which redemption will completely extinguish public stockholders’ rights as holders of Common Stock(including the right to receive further liquidation distributions, if any), subject to applicable law. As promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board, Yotta will dissolve and liquidate, subject to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Trust Account

The registration statement for the IPO became effective on April 19, 2022. On April 22, 2022, the Company consummated the IPO. Simultaneously with the IPO, the Company sold to the Sponsor 313,500 Units at $10.00 per unit in a private placement generating total gross proceeds of $3,135,000.

The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Public Units to cover over-allotments, if any. On April 27, 2022, the underwriters exercised the over-allotment option in full and purchased 1,500,000 Public Units at a price of $10.00 per Public Unit, generating gross proceeds of $15,000,000. Simultaneously with the closing of the over-allotment option, the Company consummated the sale of an additional aggregate of 30,000 Private Units with the Sponsor at a price of $10.00 per Private Unit, generating total proceeds of $300,000. Transaction costs amounted to $6,764,402, consisting $2,300,000 of underwriting fees, $4,025,000 of deferred underwriting fees (payable only upon completion of a business combination) and $439,402 of other offering costs.

Upon the closing of the IPO and the private placement on April 22, 2022, and the exercise of the over-allotment option and the sale of the additional Private Units on April 27, 2022, we deposited a total of $115,000,000 in the Trust Account, which funds, pursuant to the terms of the Trust Account confirm, may be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government treasury obligations. These funds will not be released until the earlier of the completion of the initial business combination and the liquidation due to the Company’s failure to complete a business combination within the applicable period of time. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders. In addition, interest income earned on the funds in the Trust Account may be released to the Company to pay its income or other tax obligations. With these exceptions, expenses incurred by the Company may be paid prior to a business combination only from the net proceeds of the IPO and private placement not held in the Trust Account.

Pursuant to Nasdaq listing rules, the Company’s initial business combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the Trust Account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for its initial business combination, although the Company may structure a business combination with one or more target businesses whose fair market value significantly exceeds 80% of the Trust Account balance. If the Company is no longer listed on Nasdaq, it will not be required to satisfy the 80% test. The Company will only complete a business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. The Company will provide its public stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a business combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations).

Business Combination Activities

On October 24, 2022, Yotta entered into the Merger Agreement. As a result of the Business Combination, NaturalShrimp would become a wholly-owned subsidiary of Yotta, and we will change our name to “NaturalShrimp Incorporated.” In the event the Business Combination is not consummated by May 22, 2023 (unless further extended to as late as April 22, 2024) in accordance with the Current Charter) or stockholders approve an amendment to the Current Charter, our corporate existence will cease.

Facilities

We currently maintain our principal executive offices at 1185 Avenue of the Americas, Suite 301, New York, NY 10036. The cost for this space is $10,000 per month, which we pay to the Sponsor. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have two executive officers. They are not obligated to devote any specific number of hours to our matters and devote only as much time as they deem necessary to our affairs. The amount of time they devote to our affairs in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered the Units, Common Stock, Warrants and Rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We are not required by the Sarbanes-Oxley Act to have our internal control over financial reporting audited for the fiscal year ending December 31, 2022. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of their internal control over financial reporting. The development of the internal control over financial reporting of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

We are an emerging growth company as defined in the Exchange Act and will remain such for up to five years. However, if our non-convertible debt issued within a three-year period or our total revenues exceed $1.07 billion or the market value of the shares of Common Stock that are held by non-affiliates equals or exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected to take advantage of the extended transition period provided in Section 13(a) of the Exchange Act for complying with new or revised accounting standards.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any of our officers or directors in their capacity as such, and we and our officers and directors have not been subject to any such proceeding in the 12 months preceding the date of this proxy statement/information statement/prospectus.

INFORMATION ABOUT NATURALSHRIMP

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” or “our” refer to the business of NaturalShrimp Incorporated and its subsidiaries prior to the consummation of the Business Combination including, where applicable, its predecessor entities, which will be the business of New NaturalShrimp and its subsidiaries following the consummation of the Business Combination.

Corporate History

The Company was incorporated in the State of Nevada on July 3, 2008 under the name “Multiplayer Online Dragon, Inc.” On January 30, 2015, we acquired substantially all of the assets of NaturalShrimp Holdings, Inc., which had developed the proprietary technology to grow and sell shrimp potentially anywhere in the world that is now the basis of our business. Such assets consisted primarily of all of the issued and outstanding shares of capital stock of its subsidiaries NaturalShrimp Corporation, now called NaturalShrimp USA Corporation (“NSC”), and NaturalShrimp Global (“NS Global”), and certain real property located outside of San Antonio, Texas, in exchange for our issuance of 75,520,240 shares of NaturalShrimp Common Stock to NSH. As a result of the transaction, NSH acquired 88.62% of the issued and outstanding shares of NaturalShrimp Common Stock, NSC and NS Global became our wholly-owned subsidiaries, and we changed our principal business to a global shrimp farming company. We changed our name to “NaturalShrimp Incorporated” in 2015.

Business Overview

We are an aquaculture technology company that has developed proprietary, patented platform technologies to allow for the production of aquatic species in an ecologically-controlled, high-density, low-cost environment, and in fully contained and independent production facilities without the use of antibiotics or toxic chemicals. NaturalShrimp owns and operates indoor recirculating Pacific White shrimp production facilities in Texas and Iowa using these technologies.

On October 5, 2015, together with F&T Water Solutions, LLC (“F&T”), we formed Natural Aquatic Systems, Inc. (“NAS”), with NaturalShrimp holding a majority interest. The purpose of NAS was for NaturalShrimp and F&T to jointly develop certain water technologies including, without limitation, the electrocoagulation equipment dealing with enclosed aquatic production systems worldwide.

On December 17, 2020, we acquired for $10,000,000 certain assets from VeroBlue Farms USA, Inc. and its subsidiaries VBF Transport, Inc. and Iowa’s First, Inc., which included facilities located in Webster City, Iowa, Blairsburg, Iowa, and Radcliffe, Iowa. These facilities were designed for the growth of barramundi fish. We have converted 40% of the Webster City facility and 20% of the Blairsburg facility for producing shrimp using the Company’s propriety technology.

On May 25, 2021, the Company purchased from F&T its ownership interest in the water treatment technology that the Company and F&T had previously jointly developed and patented (the “Patent”) through NAS, which is used or useful in growing aquatic species in re-circulating and enclosed environments, as well as F&T’s 100% interest in a second patent associated with the Patent that was issued to F&T in March 2018 and all other intellectual property rights owned by F&T. In addition, the Company acquired all of the outstanding shares of common stock of NAS owned by F&T (the “Common Shares”), thereby making NAS a wholly-owned subsidiary of the Company. The purchase price for both the Patent and the Common Shares totaled $3,000,000 in cash and 13,861,386 shares of NaturalShrimp Common Stock.

On August 25, 2021, the Company, through its now wholly-owned subsidiary NAS, entered into an Equipment Rights Agreement with Hydrenesis Delta Systems, LLC, and a Technology Rights Agreement with Hydrenesis Aquaculture, LLC, in a sub-license agreement with Hydrenesis Aquaculture LLC. The Equipment Rights Agreements relates to specialized and proprietary equipment used to produce and control, dose, and infuse Hydrogas® and RLS® into both water and other chemical species, while the Technology Rights Agreement provides us with a sublicense to the rights to Hydrogas® and RLS®. These technologies enhance the health of the aquatic species and minimize stress in high ammonia conditions. Each such agreement is for a 10-year term and automatically renew for successive 10-year terms unless terminated in accordance therewith. The agreements give NAS the exclusive rights to purchase or distribute the technology, or buy or rent the equipment, in the Industry Sector, which is the primary business and revenue stream generated from indoor aquaculture farming of any species in the Territory, defined as anywhere in the world except for the countries in the Gulf Corporation Council.

The Company has three wholly-owned subsidiaries: NSC, NS Global, and NAS, and owns 51% of NaturalShrimp/Hydrenesis LLC, a Texas limited liability company.

Development of our Technology

General Background and Overview

Historically, efforts to raise shrimp in a high-density, closed system at the commercial level have been met with either modest success or outright failure through “BioFloc Technology.” An aquaculture system using “BioFloc Technology” recycles waste nutrients to culture microorganisms to form microbial protein from the toxic waste and other organic matter in the water. Infectious agents such as parasites, bacteria, and viruses potentially present in BioFloc systems are the most damaging and most difficult to control. While bacterial infection can in some cases be combated through the use of antibiotics (although not always), the use of antibiotics is generally considered undesirable and counter to “green” cultivation practices. Viruses can be worse in that they are immune to antibiotics. Once introduced to a shrimp population, viruses can wipe out entire farms and shrimp populations, even with intense probiotic applications.

Our primary solution against infectious agents is our “Vibrio Suppression Technology.” This technology utilizes electrocoagulation (a procedure that uses heat from an electric current to destroy abnormal tissue) to kill potential pathogens and harmful bacteria such aa vibrio. We believe that this system creates higher sustainable densities, consistent production, improved growth and survival rates, and improved food conversion without the use of antibiotics, probiotics, or unhealthy anti-microbial chemicals. Vibrio Suppression Technology helps to exclude and suppress harmful organisms that usually cause “BioFloc” and other enclosed technologies to fail.

Our technology platforms combine electrocoagulation and Hydrogas. Our patented electrocoagulation system replaces the need for biofilters and uses electronics to remove ammonia and to control the level of pathogens in an aquaculture system. The Hydrogas system reduces mortality rates and increases growth rates of aquatic species. These technologies produce an anti-oxidative water chemistry beneficial to the health of the aquatic species.

The principal theories behind the Company’s system are characterized as:

●	High-density shrimp production

●	Weekly production

●	Natural ecology system

●	Regional production

●	Regional distribution

These principles form the foundation for the Company and our potential distributors so that consumers can be provided with continuous volumes of live and fresh shrimp at competitive prices.

Research and Development; Evolution of Our Technology

In 2001, we began research and development of a high density, natural aquaculture system that is not dependent on ocean water to provide quality, fresh shrimp every week, 52 weeks a year. Our initial system was successful, but we determined that it would not be economically feasible due to high operating costs. Over the next several years, using the knowledge we gained from developing the first system, we developed a shrimp production system that eliminated the high costs associated with the previous system. We have continued to refine this technology, eliminating bacteria and other problems that affect recirculating systems, and now have a successful shrimp-growing process. We have produced thousands of pounds of shrimp over the years in order to develop a design that will consistently produce quality shrimp that grow to a large size at a specific rate of growth. This included experimenting with various types of natural live and synthesized feed supplies before selecting the most appropriate nutritious and reliable combination. It also included utilizing monitoring and control automation equipment to minimize labor costs and to provide the necessary oversight for proper regulation of the shrimp environment.

Our system currently consists of a nursery tank where the shrimp are acclimated and then moved to a larger grow-out tank for the rest of the growth cycle. During 2016, we engaged in additional engineering projects with third parties to further enhance our indoor production capabilities. The Company, working with F&T, contracted with RGA Labs, Inc. to build and update a prototype of NaturalShrimp’s patented electrocoagulation system for the grow-out and harvesting of fully mature, antibiotic-free Pacific White shrimp. The design provided a viable pathway to begin generating revenue and producing shrimp on a commercially-viable scale. During 2019 the Company decided to begin an approximately $2,000,000 facility renovation, demolishing the interior wood-lined tanks (720,000 gallons). The Company began replacing the previous tanks with 40 new fiberglass tanks (600,000 gallons) at a cost of approximately $400,000, allowing complete production flexibility with more smaller tanks.

On March 18, 2020, our research and development plant in La Coste, Texas was destroyed by a fire. The Company believed that it was caused by a natural gas leak, but the fire was so extensive that the cause was never determined. No one was injured as a result of the fire. The majority of the damage was to our pilot production plant, which comprised approximately 35,000 square feet of the total size of the production facilities at the La Coste location, but the fire did not impact the separate greenhouse, reservoirs, or utility buildings. The Company used the proceeds from its subsequent insurance claim to rebuild a 40,000 square foot production building at the La Coste facility and to repurchase the equipment needed to replace what was lost in the fire. The Company further refined the electrocoagulation system for installation in the Texas and later in its Iowa shrimp production facilities. The Company began making regular weekly sales of live shrimp from the Iowa production facility in November 2021 and from the Texas production facility in June 2022.

Overview of Industry

Shrimp is a well-known and globally-consumed commodity, constituting one of the most important types of seafood and a staple protein source for much of the world. According to the Food and Agriculture Organization of the United Nations, the 2021 global production of shrimp was 9.9 billion pounds with over 1.9 billion pounds of shrimp consumed in the United States alone. Approximately 65% of the global supply of shrimp is caught by ocean trawlers and the other 35% is produced by open-air shrimp farms, mostly in developing countries.

Shrimp boats catch shrimp through the use of large, boat-towed nets. These nets are quite toxic to the undersea environment as they disturb and destroy ocean-bottom ecosystems; these nets also catch a variety of non-shrimp sea life, which is typically killed and discarded as part of the shrimp harvesting process. Additionally, the world’s oceans can only supply a finite amount of shrimp each year, and in fact, single-boat shrimp yields have fallen by approximately 20% since 2010 and continue to decrease. The shrimping industry’s answer to this problem has been to deploy more (and larger) boats that deploy ever-larger nets, which has in the short-term been successful at maintaining global shrimp yields. This benefit, however, cannot continue forever, as eventually global demand has the potential of outstripping the oceans’ ability to maintain the natural ecosystem’s balance, resulting in a permanent decline in yields. When taken in light of global population growth and the ever-increasing demand for nutrient-rich foods such as shrimp, this method is clearly an unsustainable production paradigm.

Shrimp farming, known in the industry as “aquaculture,” has ostensibly stepped in to fill this demand/supply imbalance. Shrimp farming is typically done in open-air lagoons and man-made shrimp ponds connected to the open ocean. Because these ponds constantly exchange water with the adjacent sea, the farmers are able to maintain the water chemistry that allows the shrimp to prosper. This method of cultivating shrimp, however, also carries severe ecological peril. First of all, most shrimp farming is primarily conducted in developing countries, where poor shrimp farmers have little regard for the global ecosystem. As a result, these farmers use large quantities of antibiotics and other chemicals that maximize each farm’s chance of producing a crop, putting the entire system at risk. For example, a viral infection that crops up in one farm can spread to all nearby farms, quite literally wiping out an entire region’s production. In 1999, the White Spot virus invaded shrimp farms in at least five Latin American countries: Honduras, Nicaragua, Guatemala, Panama, and Ecuador, and in 2013-14 Early Mortality Syndrome wiped out most of the shrimp yields in the Asia Pacific region and Mexico. Secondly, there is also a finite amount of coastline that can be used for shrimp production — eventually shrimp farms that are dependent on the open ocean will have nowhere to expand. Again, this method is also an ecologically damaging and ultimately unsustainable system for producing shrimp.

In both the cases, the current method of shrimp production is unsustainable. As global populations rise and the demand for shrimp continues to grow, the current system is bound to fall short. Shrimp trawling cannot continue to increase production without completely depleting the oceans’ natural shrimp population. Trends in per-boat yield confirm that this industry has already crossed the overfishing threshold, putting the global open-ocean shrimp population in decline. While open-air shrimp aquaculture may seem to address this problem, it is also an unsustainable system that destroys coastal ecological systems and produces shrimp with very high chemical contamination levels. Closed-system shrimp farming is clearly a superior alternative, but its unique challenges have prevented it from becoming a widely-available alternative.

Of the 1.7 billion pounds of shrimp consumed annually in the United States, over 1.5 billion pounds are imported — much of this from developing countries’ shrimp farms. These farms are typically located in developing countries and use high levels of antibiotics and pesticides that are not allowed under USDA regulations. As a result, these shrimp farms produce chemical-laden shrimp in an ecologically unsustainable way.

Unfortunately, most consumers in the United States are not aware of the origin of their store-bought shrimp or the shrimp that they consume in restaurants. This lack of knowledge is due to a USDA rule that states that only bulk-packaged shrimp must state the shrimp’s country of origin; any “prepared” shrimp, which includes arrangements sold in grocery stores and seafood markets, as well as all shrimp served in restaurants, can simply be sold “as is.” Essentially, the foregoing means that most U.S. consumers may be eating shrimp laden with chemicals and antibiotics. Our product is free of pesticide chemicals and antibiotics, a fact that we believe will be highly attractive and beneficial in terms of our eventual marketing success.

Target Markets

We are establishing three target markets. The first market is live shrimp delivered to grocery stores and placed in aquariums, the second is fresh-on-ice shrimp delivered through distribution channels to groceries and restaurants, and the third is fresh-on-ice shrimp ordered via an eCommerce website delivered directly to the consumer. Our goal is to establish production systems and distribution centers in regional areas of the United States as well as international distribution networks through joint venture partnerships throughout the world. This should allow the Company to capture a significant portion of world shrimp sales by offering locally-grown, environmentally-friendly, fresh shrimp at competitive wholesale prices.

According to the State of World Fisheries and Aquaculture 2020 (fao.org), the United States consumes approximately 762,000 tons of mostly farmed shrimp per year, second only to China in total consumption, with over 90% imported. According to Research and Markets, the worldwide shrimp market was $18.3 billion in 2020 and is expected to reach $23.4 billion by 2026. According to SeafoodSource, in 2021 the United States Food and Drug Administration (the “FDA”) refused 75 entry lines of antibiotic-contaminated shrimp, over twice as many entry lines as was refused in 2020.

We strive to build a profitable global shrimp production company. We believe that our foundational advantage is that we can deliver fresh, organically grown, gourmet-grade shrimp, 52 weeks a year to retail and wholesale buyers in major market areas at competitive, yet premium, prices. By locating regional production and distribution centers in close proximity to consumer demand, we can provide a fresh product to customers within 24 hours after harvest. We believe that we can be the first to market and perhaps the sole weekly provider of fresh shrimp. Based on existing demand and what we believe are the advantages of our process, we believe that we can capture as much market share as our production capacity can support. The existing market demand, however, also might encourage new competitors to enter the market, including competitors that might develop processes that directly compete with NaturalShrimp, which could result in our not being able to capture the market share we anticipate.

Our patented technology and eco-friendly, bio-secure production processes enable the delivery of a chemical and antibiotic-free, locally-grown product that lives up to the Company’s mantra: “Always Fresh, Always Natural,” thereby addressing the issue of “unsafe” imported seafood.

Product Description

Most of the shrimp consumed in the world today come from shrimp farms that can only produce crops between one and four times per year. Consequently, the shrimp from these farms requires freezing between crops until consumed. Our system is designed to harvest different tanks each week, which provides for fresh shrimp throughout the year. We strive to create a niche market of “Always Fresh, Always Natural” shrimp. As opposed to many of the foreign shrimp farms, we can also claim that our product is 100% free of antibiotics. The ability to grow shrimp locally and year-round allows us to provide this high-end product to upscale restaurant and grocery stores throughout the world. We rotate the stocking and harvesting of our tanks each week, which allows for weekly shrimp harvests. Our product is free of pollutants and is fed only the highest-quality feeds.

Shrimp Growth Period

Our production system will produce shrimp at a harvest size of 12 grams in 12 weeks for the live market and 25 grams in 20 weeks for the fresh-on-ice market. We currently purchase post-larva shrimp that are approximately 10 days old. In the future, we plan to convert the Blairsburg, Iowa facility into a hatchery to control the supply of shrimp to each of our facilities. Our full-scale production systems include nursery and grow-out tanks, projected to produce fresh shrimp 52 weeks per year.

Distribution and Marketing

We plan to build environmentally friendly production systems near major metropolitan areas of the United States. Today, we have one, 40,000 square foot production facility in La Coste, Texas (near San Antonio) and three production facilities totaling 344,000 square feet in Iowa. On January 4, 2021, the Company formed a limited liability company with Hydresnesis Aquaculture, LLC in order to negotiate with local government for the construction of a production facility under available grant programs in Florida. We plan to construct a new regional production facility each year over the next three years.

Because our system is enclosed and also indoors, it is not affected by weather or climate and does not depend on ocean proximity. As such, we believe that we will be able to provide, naturally grown, high-quality, fresh-never frozen shrimp to customers in major markets each week. We believe that these characteristics will allow distribution companies that we partner with to leverage their existing customer relationships by offering an uninterrupted supply of high-quality, fresh, and locally-grown shrimp. We plan to sell and distribute the vast majority of our shrimp production through distributors, such as U.S. Foods in Texas markets, that have established customers and sufficient capacity to deliver a fresh product within hours following harvest. We believe that we have the added advantage of being able to market our shrimp as a fresh, natural, and locally-grown product using sustainable, eco-friendly technology, a key differentiation from existing shrimp producers. Furthermore, we believe that our ability to advertise our product in this manner, along with the fact that it is a locally-grown product, provides us with a marketing advantage over the competition. We expect to utilize distributors that currently supply fresh seafood to upscale restaurants and supermarkets, country clubs, and retail stores whose clientele expect and appreciate fresh, natural products.

Harvesting, Packaging and Shipment

We expect that each of our locations will include production, harvesting/processing and a general shipping and receiving area, in addition to warehousing space for storage of necessary supplies and products required to grow, harvest, package, and otherwise make ready for delivery, a fresh shrimp crop on a weekly basis to consumers in each individual market area within 24 hours following harvest.

The seafood industry lacks a consistent source verification method to track seafood products as they move through countries and customs procedures. With worldwide overfishing leading to declining shrimp freshness and sustainability around the world, it is vital for shrimp providers to be able to realistically identify the source of their product. We have well-managed, sustainable facilities that are able to track shrimp from hatchery to plate using environmentally responsible methods and intend to incorporate these methods in all our future facilities.

International

We own 100% of NS Global, which was formed to create international partnerships and licensing for our platform technologies. Each international partnership is expected to use the Company’s proprietary technology to penetrate shrimp markets throughout the world utilizing existing food service distribution channels.

Go to Market Strategy and Execution

Our strategy is to acquire or develop regional production and distribution centers or joint ventures near major metropolitan areas throughout the United States and internationally. Along with our La Coste facility that includes a 40,000 square foot production facility and a new water treatment plant and our purchase of 344,000 square foot production facilities and production assets from VBF. Our current plan includes a NaturalShrimp Iowa expansion, a La Coste, Texas expansion, and Hydrenesis joint ventures while developing regional production and distribution centers near major markets, adding production centers in Florida, Nevada, and New York.

We have sold live product to grocery stores at $10.50 per pound and we have an exclusive agreement with U.S. Foods to distribute fresh-on-ice shrimp weekly to retail consumers at $10.50 to $14.00 per pound depending on size, which helps to validate our pricing strategy. Additionally, we are developing an eCommerce website for on-line ordering and home delivery by the name of NaturalShrimp Harvest-Select to provide fresh-chilled directly to consumers at $22.00 per pound.

Current Systems and Expansion

The shrimp production facility rebuilt in La Coste, Texas is now using new patent-pending technologies the Company developed with F&T and Hydrenesis. We expect this facility to produce approximately 6,000 pounds of shrimp every week. By staging the stocking and harvests from tank to tank, it enables us to produce and therefore deliver fresh shrimp every week.

With the purchase of our Iowa facilities from VBF, the Company is using the aforementioned platform technologies to retrofit 344,000 square feet of the existing Iowa facilities that we expect will, once fully operational, produce 18,000 pounds of shrimp per week. We believe that the combined output from our La Coste, Texas and Iowa facilities will be approximately 24,000 pounds of shrimp production per week by the third or fourth calendar quarter of 2023.

The regional production facilities to be located in Florida, Nevada, and New York are expected to begin construction from future funding. These production centers are not surrounded by commercial shrimp production, and we believe that will create a high demand for fresh shrimp in all of these locations. In addition, the Company will continue to use the land it owns in La Coste and Iowa to build as many systems as the Texas and our Midwest markets demand.

Competition

There are a number of companies conducting research and development projects in their attempt to develop closed-system technologies in the U.S., some with reported production and sales. Most North American shrimp farms are using a BioFloc System to intensify shrimp growth. Since these are privately-held companies, it is not possible to know, with certainty, their state of technological development, production capacity, need for water exchange, location requirements, financial status, and other matters. To the best of our knowledge, none are producing significant quantities of shrimp relative to their local markets, and such fresh shrimp sales are likely confined to an area near their production facility.

Additionally, any new competitor would face significant barriers for entry into the market and would likely need years of research and development to develop the proprietary technology necessary to produce similar shrimp at a commercially viable level. We believe that our technology and business model set us apart from any current competition. It is possible that additional competitors will arise in the future, but with the size and growth of the worldwide shrimp market, we are confident that many competitors could co-exist and thrive in the fresh shrimp industry.

Intellectual Property

The following table provides information regarding our issued patents:

Patent Document Number (Issued)	Description	Jurisdiction	Type	Date Filed	Date Issued	Expiration Date	Current Ownership	Currently In Active Use	Must Be In Continued Use	Will Be Maintained Until a Third Party Challenge
US Patent 6,615,767 B1	Aquaculture Method and System for Producing Aquatic Species	United States	Utility*	2/15/2002	9/9/2003	2/15/2022 (Expired)	Natural Shrimp Inc	No	No	No
US Patent 10,163,199 B2	Recirculating Aquaculture System and Treatment method of Aquatic Species	United States	Utility*	11/28/2016	12/25/2018	11/28/2036	Natural Shrimp Inc	Yes	Yes	Yes
US Patent 11,297,809 B1	Ammonia Control in a Recirculating Aquaculture System	United States	Utility*	7/7/2021	4/12/2022	7/7/2041	Natural Shrimp Inc	Yes	Yes	Yes
US Patent 9,908,794 B2	Electrocoagulation Chamber with Atmospheric & Pressurized Flow Regimes	United States	Utility*	5/25/2015	3/6/2018	5/25/2035	Natural Shrimp Inc	Yes	Yes	Yes

*	Utility patents are granted to anyone who invents or discovers any new and useful process, machine, article of manufacture, or compositions of matters, or any new useful improvement thereof.

Patent Document Number (Applied)	Description	Jurisdiction	Date Filed
Application No 17/895,906	Method and Apparatus for removing specific contaminants from water in a recirculating or linear treatment system	United States	8/25/2022

Trademarks	Jurisdiction	Live	First Used in Commerce	Date Filed	Published for Opposition	Registration Date	Word Mark	Currently In Active Use	Must Be In Continued Use	Will Be Maintained Until a Third Party Challenge
6,122,073	United States	Yes	12/31/2004	7/2/2019	5/26/2020	8/11/2022	NATURALSHRIMP	Yes	Yes	Yes

We intend to take appropriate steps to protect our intellectual property.

There are potential additional technical processes for which the Company may be able to file a patent. There are no assurances, however, that such applications, if filed, would be issued and no right of enforcement is granted to a patent application. Therefore, the Company plans to use a variety of other methods, including copyright registrations as appropriate, trade secret protection, and confidentiality and non-compete agreements to protect its intellectual property portfolio.

Source and Availability of Raw Materials

We receive necessary raw materials from established suppliers, generally in a timely manner. Currently, we buy our feed from Zeigler, a leading producer of aquatic feed. Post larvae shrimp are available from Sea Products Development in Texas and Homegrown Shrimp in Florida.

We have not had any problems regarding the availability of our raw materials. We have favorable contacts and past business dealings with other major shrimp feed producers from which we can purchase required raw materials if our current suppliers are not available.

Government Approvals and Regulations

We are subject to government regulation and require certain licenses. The following list includes regulations to which we are subject and/or the permits and licenses we currently hold:

●	Exotic Species Permit (annual) required and issued by the Texas Parks and Wildlife Department (“TPWD”) relating to operation of the Company’s facility in La Coste, Texas to raise exotic shrimp (non-native to Texas). This permit is currently active, expiring on December 31, 2022.

●	Annual permit issued by the Texas Commission on Environmental Quality (“TCEQ”). TCEQ regulates facility wastewater discharge. The La Coste facility is rated Level 1 (Recirculation System with No Discharge). The Company’s technologies provide for zero discharge, which makes it much easier to locate production facilities in various locations having strict environmental requirements.

●	The Company has applied to register the La Coste facility with the FDA in case the Company decides to process the shrimp in the future at this facility. However, the shrimp are currently delivered heads-on with no processing.

●	The Company has applied to register the facility in Webster City, Iowa with the FDA in case the Company decides to process the shrimp in the future at this facility. However, the shrimp are currently delivered heads-on with no processing.

●	Annual aquaculture license issued by Iowa Department of Natural Resources in respect of the Webster City, Iowa facility to produce shrimp in Iowa.

We are subject to certain regulations regarding the need for field employees to be certified. We strictly adhere to these regulations. The cost of certification is an accepted part of expenses. Regulations may change and become a cost burden, but compliance and safety are our main concern.

Market Advantages and Corporate Drivers

We consider the following to be our advantages in the marketplace:

●	Early-mover Advantage: We believe that we have an early-mover advantage via commercialized platform technologies in a large, growing market with no significant competition yet identified. Most potential competitors are early-stage companies with limited production and distribution.

●	Farm-to-Market: This factor has significant advantages including reduced transportation costs and a product that we believe is more attractive to local consumers.

●	Bio-secured Building: Our process is a re-circulating, highly-filtered water technology in an indoor-regulated environment. External pathogens are excluded.

●	Eco-friendly Technology: Our closed-loop, recirculating system has no ocean water exchange requirements, does not use chemical or antibiotics and therefore is sustainable, eco-friendly, environmentally sound, and produces a superior-quality shrimp that is totally natural.

●	Availability of Weekly Fresh Shrimp: Assures consumers of optimal freshness, taste, and texture of product, which we believe will command premium prices.

●	Sustainability: Our naturally grown product does not deplete wild supplies, has no by-catch kill of marine life, does not damage sensitive ecological environments, and avoids potential risks of imported seafood.

Although we have the patented technology and concomitant trade secrets necessary to grow shrimp in commercial quantities in a recirculating, enclosed system, and believe that we have significant advantages in this market, we face competitive challenges from various directions. As noted above, the market for fresh shrimp is significant and attractive and could potentially lead to the development of new technologies that may compete with ours or copycat technologies that infringe on our patents and/or trade secrets.

Outside forces over which we have no control, such as supply chain issues, may create unforeseen obstacles that could hinder our ability to meet production goals. Further, weather may damage those companies from whom we purchase post-larvae shrimp and prohibit us from satisfying its contractual commitments to third party purchasers of our shrimp. Further, there might not be a sufficient pool of potential employees with the technical education and skills we require to staff and operate our intended new facilities in the locations in which we intend to expand.

Human Capital Management

We believe that our future success will depend, in part, on our continued ability to attract, hire, and retain qualified personnel. In particular, we depend on the skills, experience, and performance of our senior management and engineering and technical personnel. We compete for qualified personnel with other aquaculture industries.

We provide competitive compensation and benefits programs to help meet the needs of our employees. In addition to salaries, these programs (which vary by country/region and employment classification) include incentive compensation plan, pension, healthcare and insurance benefits, paid time off, family leave, and on-site services, among others. We also use targeted equity-based grants with vesting conditions to facilitate retention of personnel, particularly for our key employees.

Environmental, Social, and Governance Efforts

Environmental Commitment

We are committed to protecting the environment and attempt to mitigate any negative impact of our operations. We monitor resource use, improve efficiency, and at the same time reduce our emissions and waste.

Social Responsibility

We are trusted aquaculture experts providing safe, efficient, and sustainable solutions to our existing and new communities. Our success is the direct result of the dedication and strength of our team and promotes equity, diversity, integrity, inclusion, reliability, and accountability. We believe that a combination of diverse team members and an inclusive culture contributes to our success. Each member is a valued part of our team bringing a diverse perspective to help grow our business and achieve our goals. Our tradition of serving employees, customers, and investors is at the core of our culture. For third-party vendor selection and oversight, we have standard operating procedures that apply to employees and subcontractors who, on our behalf, oversee and conduct technical protocols.

Employees

As of December 31, 2022, we had 35 employees 32 of whom were full-time employees. We intend to hire additional staff and to engage consultants in general administration on an as-needed basis. We also may engage experts in particular business areas to advise us in various capacities on an as-needed basis. None of our employees are subject to a collective bargaining agreement, and we believe that our relationship with our employees is good.

Contractors

As of December 31, 2022, we retain 13 consultants and independent contractors.

Properties

Our principal offices are located at 5501 LBJ Freeway, Suite 450, Dallas, Texas 75240, where we pay $7,000 per month under an operating lease that expires on December 31, 2023, provided, however, that based on rent abatement provisions related to early termination of the lease agreement, which was originally scheduled to terminate on October 31, 2025, and pre-paid rent, no rental payments will be due for this office space during calendar year 2023.

We intend to rebuild our 8,000 square foot water treatment plant and maintain, own and operate a 40,000 square foot production facility on 37 acres at 833 County Road 583, La Coste, Texas.

We own 344,000 square feet of production facilities consisting of:

●	270,000 square feet on 13 acres at 401 Des Moines Street, Webster City, Iowa;

●	50,000 square feet on 20 acres at 2567 190th Street, Blairsburg, Iowa; and

●	24,000 square feet on 20 acres at 12282 200th Street, Radcliffe, Iowa.

Legal Proceedings

From time to time, we may become involved in actions, claims, suits, and other legal proceedings arising in the normal course of our business. Neither NaturalShrimp nor its subsidiaries are currently a party, nor is any of our property subject, to any actions, claims, suits, or other legal proceedings the outcome of which, in management’s opinion, would, if determined adversely to us, individually or in the aggregate have a material adverse effect on our business, financial condition, or results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF YOTTA

The following discussion and analysis of the Yotta’s financial condition and results of operations should be read in conjunction with our audited financial statements and the notes related thereto which are included elsewhere in this proxy statement/information statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a blank check company incorporated in Delaware on March 8, 2021. We were formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses, which we refer to herein as our “initial business combination.” Our efforts to identify a prospective target business are not limited to any particular industry or geographic region. We intend to utilize cash derived from the proceeds of our IPO and the private placement of Private Units, our securities, debt or a combination of cash, securities and debt, in effecting our initial business combination.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a business combination will be successful.

On January 20, 2023, we issued an unsecured promissory note in the aggregate principal amount of $575,000 to the Sponsor in exchange for its depositing such amount into the Trust Account in order to extend the time for us to complete an initial business combination from January 22, 2023 to April 22, 2023. Pursuant to the terms of the Agreement, NaturalShrimp paid one-half of the extension fee while we paid the other half. On April 19, 2023, stockholders approved an amendment to the Current Charter to permit an extension to as late as April 22, 2024 on a month-by-month basis. Any such extension requires the payment into trust of $120,000 per monthly extension and is at the discretion of the Board. In connection with the extension to May 22, 2023, NaturalShrimp entered into a promissory note to the Sponsor for one-half of the extension fee.

Results of Operations

We have neither engaged in any operations nor generated any operating revenues to date. Our only activities from inception through December 31, 2022 were organizational activities and those necessary to prepare, and consummate, for the IPO and an initial business combination. We do not expect to generate any operating revenues until after the completion of our initial business combination.

We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We have incurred increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, a business combination.

For the year ended December 31, 2022, we had net income of $145,189, which consisted of a loss of approximately $1,196,341 derived from general and administrative expenses of approximately $1,020,741, franchise tax expense of $175,600, offset by interest earned on marketable securities of approximately $1,651,461; income tax expense was $309,931 for the year.

For the period from March 8, 2021 (inception) through December 31, 2021, we had a net loss of $11,769, which was derived from general and administrative expenses of $1,189 and franchise tax expense of $10,580.

Liquidity and Capital Resources

On April 22, 2022, Yotta consummated the IPO of 10,000,000 Units (which did not include the exercise of the over-allotment option by the underwriters in the IPO) at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000. Simultaneously with the IPO, Yotta sold to the Sponsor 313,500 Private Units at $10.00 per Unit in a private placement generating total gross proceeds of $3,135,000. The Private Units are identical to the Units sold in the IPO, except that the Private Warrants and the shares of Common Stock issuable thereunder are subject to transfer restrictions.

We granted the underwriters in the IPO a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments, if any. On April 27, 2022, the underwriters fully exercised the Over-Allotment Option and purchased an additional 1,500,000 Units, at a price of $10.00 per Unit, generating gross proceeds of $15,000,000. Simultaneously with the closing of the Over-Allotment Units, the Company consummated the sale of an additional 30,000 Private Units with the Sponsor at a price of $10.00 per Private Unit, generating total proceeds of $300,000.

Following the IPO and the private placement (including the Over-Allotment Units and the Over-Allotment Private Units), we deposited a total of $115,000,000 in the Trust Account, which funds may be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest only in direct U.S. government treasury obligations.

As of December 31, 2022, we had marketable securities held in the Trust Account of $116,651,461. Interest income on the balance in the Trust Account may be used by us to pay taxes. Through December 31, 2022, we did not withdraw any interest earned on the Trust Account to pay our taxes. We intend to use substantially all of the funds held in the Trust Account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining funds held in the Trust Account will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the Trust Account were insufficient to cover such expenses.

As of December 31, 2022, we had cash of $235,864 outside the Trust Account and a working capital deficit of $301,331(excluding income tax and franchise tax payable). On February 5, 2023, we issued an unsecured promissory note in the aggregate principal amount of $250,000 to the Sponsor in order to meet our working capital needs. The note does not bear interest and matures upon the closing of a business combination. As result of depositing $1,150,000 into the Trust Account on January 20, 2022, the term was extended until April 22, 2023. On April 19, 2023, stockholders approved an amendment to the Current Charter to permit an extension to as late as April 22, 2024 on a month-by-month basis. Any such extension requires the payment into trust of $120,000 per monthly extension and is at the discretion of the Board. In connection with the extension to May 22, 2023, NaturalShrimp entered into a promissory note to the Sponsor for one-half of the extension fee. It is uncertain that we will be able to consummate the Business Combination by this time. If the Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution unless stockholders approve an amendment to its Charter to extend the deadline by which it must complete an initial business combination.

The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a business combination. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. The management’s plan in addressing this uncertainty is through the Working Capital Loans, as defined below (see Note 5). In addition, if the Company is unable to complete a business combination by January 27, 2023 (unless extended in accordance with the procedures set forth in the Company’s Certificate of Incorporation), the Board would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a business combination will be successful within this time period. As a result, management has determined that such additional condition also raise substantial doubt about the Company’s ability to continue as a going concern. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2022. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

Administrative Services Agreement

We entered into an agreement, commencing on April 19, 2022 through the earlier of our consummation of a business combination and our liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support. However, pursuant to the terms of such agreement, the Sponsor agreed to defer the payment of such monthly fee. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of an initial business combination.

Underwriting Agreement

Upon closing of a business combination, the underwriters were paid a cash underwriting discount of 2.0% of the gross proceeds of the IPO, or $2,300,000. In addition, the underwriters will be entitled to a deferred fee of 3.5% of the gross proceeds of the IPO, or $4,025,000 which will be paid from the amounts held in the Trust Account solely in the event that we complete a business combination, subject to the terms of the underwriting agreement.

Right of First Refusal

We granted Chardan for a period of 18 months after the date of the consummation of the Company’s business combination, a right of first refusal to act as book-running manager, with at least 30% of the economics, or, in the case of a “three-handed” deal 20% of the economics, for any and all future public and private equity and debt offerings

Critical Accounting Policies

The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Common Stock Subject to Possible Redemption

We account for the Common Stock subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and measured at fair value. Conditionally redeemable Common Stock (including Common Stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, Common Stock is classified as stockholders’ equity. The Common Stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, Common Stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of our condensed balance sheets. We recognize changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Common Stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of shares of redeemable Common Stock are affected by charges against additional paid in capital or accumulated deficit if additional paid in capital equals to zero.

Warrants

We account for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Common Stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of Yotta’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. We determined that both the Public and Private Warrants did not meet the definition of a liability pursuant to ASC 480-10-25-8 because once the warrants become exercisable, which will not be until after the close of an initial business combination, the holder will receive shares of Common Stock that are not redeemable and there is no obligation to repurchase the issuer’s shares. Additionally, there is no requirement or obligation to settle the Warrants by transferring assets. We further determined that the Warrants met the requirement for equity classification under ASC 815. ASC 815-40-25-1 and 25-2 provide the general framework for determining whether an instrument that is considered indexed to an issuer’s own stock should be classified as a liability (or in some cases, an asset) or equity. In addition, for a share-settled contract to be classified as equity, each of the additional conditions in ASC 815-40-25-10 must be met to ensure that the issuer has the ability to settle the contract in shares. Yotta believes that both the Public and Private Warrants meet the requirements in ASC 815-40-25-1 and 25-2 and 25-10 and, therefore, determined that Warrants meet the requirement for the equity classification since the settlement in Section 6.3 is at the choice of Yotta and not at the choice of the Warrant holders should any reorganization event occurred and there was only a net share settlement or a “cashless basis” settlement.

In addition, Yotta reviewed the guidance issued by the SEC on April 12, 2021 – Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (the “Guidance”). The following assessment was made based on the issues raised in the Guidance.

●	Accounting consideration – Indexation - The Public and Private Warrants do not include the provision for any potential changes to the settlement amounts dependent upon the characteristics of the holders, because the Warrants have a fixed conversion price and do not have variable consideration as the variable conversion consideration under Section 4.4 of the Warrant Agreement are based on Yotta’s own stock price that fell under ASC 815-40-15-7E-a on which such warrants are considered to be fixed-for-fixed option even with such variable.

●	Accounting consideration – Tender offer provisions - The Public Warrants and Private Warrants do not have a tender offer provision (no net cash settlement at the option of the holders) under Section 6 of Warrant Agreement. In addition, Yotta has the right to redeem the Warrants, but that is considered at the control of the entity under Section 6.1 of the Warrant Agreement. Except for the redemption right in accordance with Section 6 and such redemption right is considered to be non-substantive settlement feature, Yotta is not required to make any cash payment to the registered holder of any Warrant in connection with the ownership, exercise, or surrender of any Warrant.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. We Upon further review of the proposed form of Warrant Agreement, management concluded that the Public Warrants and Private Warrants to be issued pursuant to the Warrant agreement qualify for equity accounting treatment.

Net Income (Loss) Per Share

We comply with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. Net income (loss) per common share is computed by dividing net income (loss) by the weighted-average number of shares of Common Stock outstanding during the period. As the Public Shares are considered to be redeemable at fair value, and a redemption at fair value does not amount to a distribution different than other stockholders, redeemable and non-redeemable Common Stock are presented as one class of stock in calculating net income (loss) per share. The Company has not considered the effect of the Warrants sold in the IPO and private placement to purchase an aggregate of 11,843,500 shares in the calculation of diluted income (loss) per share, since the exercise of the Warrants are contingent upon the occurrence of future events. We then allocated the net income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares.

Offering Costs

We comply with the requirements of ASC 340 10 S99 1 and SEC Staff Accounting Bulletin Topic 5A – “Expenses of Offering.” Offering costs were consisting principally of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the IPO and were charged to stockholders’ equity upon the completion of the IPO. We allocate offering costs between Public Shares and public Rights based on the relative fair values of Public Shares and Public Rights.

Recent Accounting Pronouncements

In August 2020, FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. The amendments are effective for smaller reporting companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NATURALSHRIMP

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” or “our” refer to the business of NaturalShrimp Incorporated and its subsidiaries prior to the consummation of the Merger including, where applicable, its predecessor entities, which will be the business of New NaturalShrimp and its subsidiaries following the consummation of the Merger.

This discussion and analysis should be read in conjunction with our financial statements and the notes thereto included elsewhere in this proxy statement/information statement/prospectus.

Overview

We are an aquaculture technology company that has developed proprietary, patented platform technologies to allow for the production of aquatic species in an ecologically-controlled, high-density, low-cost environment, and in fully contained and independent production facilities without the use of antibiotics or toxic chemicals. We own and operate indoor recirculating Pacific White shrimp production facilities in Texas and Iowa using these technologies.

As discussed in the section of this proxy statement/information statement/prospectus entitled “Information About NaturalShrimp,” we were incorporated in July 2008 and acquired substantially all of the assets of NSH, the company that developed the proprietary technology to grow and sell shrimp potentially anywhere in the world that is now the basis of our business. As a result of the transaction, NSH acquired 88.62% of the issued and outstanding shares of NaturalShrimp Common Stock, NSC and NS Global became our wholly-owned subsidiaries, and we changed our principal business to a global shrimp farming company.

On October 5, 2015, we formed NAS with F&T, the purpose of which was to jointly develop with F&T certain water technologies.

On December 17, 2020, we acquired for $10.0 million certain assets from VeroBlue Farms USA, Inc. and its subsidiaries, which assets included our three current facilities located in Iowa.

On May 25, 2021, we purchased certain parent and intellectual property rights from F&T and acquired all of its outstanding shares in NAS, thereby making NAS our wholly-owned subsidiary, for $3.0 million in cash and 13,861,386 shares of NaturalShrimp Common Stock.

On August 25, 2021, through NAS, we entered into an Equipment Rights Agreements with Hydrenesis-Delta Systems, LLC and a Technology Rights Agreement with Hydrenesis Aquaculture LLC. The Equipment Rights Agreement relates to specialized and proprietary equipment used to produce and control, dose, and infuse Hydrogas® and RLS® into both water and other chemical species, while the Technology Rights Agreement provides us with a sublicense to the rights to Hydrogas® and RLS®.

The Company has three wholly-owned subsidiaries: NSC, NS Global, and NAS, and owns 51% of NaturalShrimp/Hydrenesis LLC, a Texas limited liability company.

Most of the shrimp consumed in the world today come from shrimp farms that can only produce crops between one and four times per year. Consequently, the shrimp from these farms requires freezing between crops until consumed. Our system is designed to harvest different tanks each week, which provides for fresh shrimp throughout the year. We strive to create a niche market of “Always Fresh, Always Natural” shrimp. As opposed to many of the foreign shrimp farms, we can also claim that our product is 100% free of antibiotics. The ability to grow shrimp locally and year-round allows us to provide this high-end product to upscale restaurant and grocery stores throughout the world. We rotate the stocking and harvesting of our tanks each week, which allows for weekly shrimp harvests. Our product is free of pollutants and is fed only the highest-quality feeds.

While we began making regular weekly sales of live shrimp from our Iowa production facility in November 2021 and from our Texas production facility in June 2022, we have not earned any significant revenues since our inception. The Company is using its aforementioned platform technologies to retrofit 344,000 square feet of its existing Iowa facilities that we expect will, once fully operational, produce 18,000 pounds of shrimp per week. We believe that the combined output from our La Coste, Texas and Iowa facilities will be approximately 24,000 pounds of shrimp production per week by the third or fourth calendar quarter of 2023. We can, however, provide no assurances as to how significant our revenue will be in the next one to two fiscal quarters.

Recent Material Events

Fire at Texas Facility

On March 18, 2020, our research and development plant in La Coste, Texas was destroyed by a fire. The majority of the damage was to our pilot production plant, which comprised approximately 35,000 square feet of the total size of the production facilities at the La Coste location, but the fire did not impact the separate greenhouse, reservoirs, or utility buildings. The Company used the proceeds from its subsequent insurance claim to rebuild a 40,000 square foot production building at the La Coste facility and to repurchase the equipment needed to replace what was lost in the fire.

On July 3, 2022, a building containing our water treatment and purification system in La Coste, Texas (the “Water Treatment Plant”) was completely destroyed in a fire. The Water Treatment Plant is a separate building consisting of approximately 8,000 square feet located apart from the production building, which was not damaged. The Company received $700,000 from its insurance company for the claim it filed for the fire damage. Due to the damage caused by the fire, the Company has written off approximately $1.8 million of the fixed assets and $325,000 of the accumulated depreciation, which, less the $700,000 insurance settlement, has resulted in the recognition of a $869,379 loss due to fire for the nine months ended December 31, 2022.

Resolution of Gary Shover Litigation

As further discussed in the section of this proxy statement/information statement/prospectus entitled “Certain Relationships and Related Transactions — Certain Transactions of NaturalShrimp — NaturalShrimp Holdings, Inc.,” pursuant to the settlement of a lawsuit filed by Gary Shover, a shareholder of NSH, as of March 31, 2022, the Company had issued 28,454,901 shares of NaturalShrimp Common Stock to the NSH shareholders. During the nine months ended December 31, 2022, we issued to the NSH shareholders an additional 61,558,203 shares of NaturalShrimp Common Stock with a fair value of $19,445,284.

Results of Operations

Comparison of the Three and Nine Months Ended December 31, 2022 to the Three and Nine Months Ended December 31, 2021 and the Year Ended March 31, 2022 to the Year Ended March 31, 2021

Revenue

Revenues were $97,943 and $186,004, respectively, during the three and nine months ended December 31, 2022, compared to revenues of $16,640 during each of the three and nine months ended December 31, 2021.

We had revenues of $33,765 during the fiscal year ended March 31, 2022, compared to no revenues during the year ended March 31, 2021.

Revenues during the 2022 periods were the result of our sale of shrimp to customers. At the beginning of fiscal 2023 these sales were made to two customers of a consultant to the Company under the terms of a trial distribution agreement between the consultant and the Company pursuant to which the consultant was to introduce the Company to customers and assist it in the set-up of ancillary materials used or useful in the delivery of live shrimp, including installation of necessary equipment and facilities, logistical support, training of staff and packaging necessary for shipment of live shrimp. After the trial period, the parties could have, but decided not to, negotiate and execute a long-term distribution agreement. We began receiving orders and billing one of these customers directly in June 2022 and the other in September 2022.

Operating Expenses

The following table summarizes the various components of our operating expenses for each of the three months ended December 31, 2022 and December 31, 2021:

	Three Months Ended December 31,
	2022	2021
Salaries and related expenses	$530,167	$332,393
Professional fees	351,053	544,684
Other general and administrative expenses	546,302	621,809
Rent	53,673	28,813
Facility operations	875,194	398,504
Research and development	14,212	20,357
Depreciation	416,377	218,134
Amortization	367,500	367,500
Total	$3,154,478	$2,532,194

Operating expenses for the three months ended December 31, 2022, increased $622,284, or 24.6%, compared to the same period in 2021, primarily due to increases in facility operations expense, depreciation, and salaries and related expenses, partially offset by decreases in professional fees and other general and administrative expenses. Facility operations expenses increased $476,690, or 119.6%, during the three months ended December 31, 2022, compared to the same period in 2021, as a result of the progress of the planning of the commercial operations in our Iowa and Texas facilities. Depreciation increased $198,243, or 90.9%, quarter over quarter due to the progressed fixed assets as well as the movement of construction in process to fixed assets in the two plants. Salaries and related expenses increased by $197,774, or 86.3%, during the quarter ended December 31, 2022, compared to the same period of 2021, primarily due to the increase in the number of employees and normal salary increases. Finally, professional fees during the quarter ended December 31, 2022, decreased by $193,631 compared to the same period of 2021 due to higher than normal levels of attorneys’ work with the Company on acquisitions and equity offerings and SEC filings, as well as consultant and accounting fees, in the 2021 period.

The following table summarizes the various components of our operating expenses for each of the nine months ended December 31, 2022 and December 31, 2021:

	Nine Months Ended December 31,
	2022	2021
Salaries and related expenses	$1,514,243	$1,987,920
Professional fees	1,097,493	1,520,783
Other general and administrative expenses	1,509,155	1,623,887
Rent	135,928	49,768
Facility operations	1,895,357	810,260
Research and development	190,855	217,229
Depreciation	1,349,838	830,260
Amortization	1,102,500	514,000
Total	$8,795,369	$7,554,256

Operating expenses for the nine months ended December 31, 2022 increased $1,241,113, or 16.4%, compared to the same period in 2021, primarily due to increases in facility operations expense, depreciation, and amortization, partially offset by decreases in salaries and related expenses and professional fees. Facility operations expenses increased $1,085,097, or 133.9%, during the nine months ended December 31, 2022 compared to the same period in 2021, primarily as a result of the progress of the planning of the commercial operations in our Iowa and Texas facilities. Depreciation increased $519,429, or 62.6%, during the nine months ended December 31, 2022, compared to the same period in 2021, as a result of the fixed assets from the new plant and the construction in process moved to fixed assets. Amortization increased $588,500, or 114.5%, during the nine months ended December 31, 2022, compared to the same period of 2021, as a result of the quarterly amortization of $367,500 for the new patent and license rights pursuant to the Equipment Rights Agreement with Hydrenesis Delta Systems and the Technology Rights Agreement with Hydrenesis Aquaculture, which amortization we began to recognize in August 2021 and that will be amortized over a 20-year period for the patents and a 10-year period for the license rights. While there were additional employees and normal salary increases, salaries and related expenses decreased $473,677, or 23.8%, during the nine months ended December 31, 2022, compared to the same period of 2021, primarily due to the Company’s payment of $700,000 in bonuses to its executive officers during the 2021 period. Professional fees decreased during the 2022 period due to higher than normal levels of legal work, as well as consultant and accounting fees, during the nine months ended December 31, 2021.

The following table summarizes the various components of our operating expenses for each of the fiscal years ended March 31, 2022 and March 31, 2021:

	Year Ended March 31,
	2022	2021
Salaries and related expenses	$2,292,849	$499,280
Stock compensation	43,704,900	-
Professional fees	2,044,001	1,121,371
Other general and administrative expenses	2,666,651	836,069
Rent	72,417	15,518
Facility operations	1,097,745	403,029
Research and development	407,874	79,550
Depreciation	1,307,038	346,437
Amortization	881,500	-
Total	$54,474,975	$3,301,254

Operating expenses for the fiscal year ended March 31, 2022, increased by approximately 1,550.1% as compared to operating expenses for the fiscal year ended March 31, 2021, primarily as a result of $43.7 million in stock compensation expense in 2022 compared to no stock compensation expense in 2021. The stock compensation expense related almost entirely to the Company’s issuance of 250,000 shares of Series F Preferred Stock, for an aggregate of 750,000 shares, on March 1, 2022, to each of its three executive officers, which resulted in the Company recognizing $43.6 million of stock compensation. The Company issued the shares in consideration of each executive’s past and future services as executive officers of the Company.

As set forth in the table above, each other component of our operating expenses also increased during fiscal 2022 compared to the prior fiscal year. The $922,630, or 82.3%, increase in professional fees is due to an increase in legal services during 2022 related to the Gary Shover legal settlement, the redemption of our Series D Convertible Preferred Stock, the creation and issuance of the new Series E Preferred and Series F Convertible Preferred Stock, and services in connection with our effort to list the NaturalShrimp Common Stock on Nasdaq, as well as an increase in accounting and consulting fees over the same period in the previous fiscal year. The $960,601, or 277.3%, increase in depreciation is due primarily to the increase in our fixed assets, including the assets that we acquired from VeroBlue Farms in December 2020, for which the depreciation for the year ended March 31, 2022 was for a full fiscal year. The new amortization expense during 2022 was for the patents acquired and the rights agreements entered into during fiscal 2022.

The increase in the other expenses during fiscal 2022 were mostly based on the progress of the plants as well as the operations to begin the production of shrimp, including additional employees and maintenance.

Other Income (Expense)

The following table summarizes the various components of our other income (expenses) for the three months ended December 31, 2022 and December 31, 2021:

	Three Months Ended December 31,
	2022	2021
Interest expense	$(593,331)	$(80,991)
Interest expense - related parties	(6,250)	-
Amortization of debt discount	(843,494)	(340,000)
Financing costs	-	(1,393,000)
Change in fair value of derivative liability	17,738,000	-
Change in fair value of warrant liability	1,155,000	(137,000)
Change in fair value of restructured notes	(1,594,515)	-
Gain on Vero Blue note settlement	-	500,000
Gain on extinguishment of debt	2,383,088	-
Legal settlement	-	(29,400,000)
Loss due to fire	(6,262)	-
Total	$18,232,236	$(30,850,991)

Other (income) expense for the three months ended December 31, 2022 changed significantly from the three months ended December 31, 2021, the majority of which was the result of the restructuring of the Convertible Note, with the removal of the conversion feature resulting in a “decrease” in the fair value of the derivative liability, and the legal settlement expense in connection with the settlement of the Gary Shover litigation in December 2021, for which there was no corresponding expense in the three months ended December 31, 2022.

The legal settlement expense during the three months ended December 31, 2021, represents the fair value of the approximately 93 million shares of NaturalShrimp Common Stock that the Company agreed to issue in settlement of the lawsuit filed by Gary Shover alleging breach of contract for the Company’s failure to exchange shares of NaturalShrimp Common Stock to shareholders of NSH, which had a fair value of $29,400,000, based on the market value of the NaturalShrimp Common Stock of $0.316 on the date the case was closed.

The $17,738,000 of income resulting from the change in fair value of derivative liability was a result of the decrease in the fair value of the Convertible Note resulting from the restructuring of the Convertible Note, as discussed above, on November 4, 2022, in connection with the Company’s entry into the Merger Agreement. There was no corresponding derivative liability during the three months ended December 31, 2021.

Interest expense increased during the three months ended December 31, 2022, compared to the same period of 2021, as a result of the approximately $592,000 of interest expense payable on the Convertible Note and the August Note (as defined below) during the 2022 period. The August Note was not outstanding, and we paid interest for only approximately 15 days on the Convertible Note, during the three months ended December 31, 2021. Additionally, prior to the restructuring and accounting treatment as an extinguishment, so a removal of the original debt discounts for the two notes, there was amortization of the recognized debt discounts on the original issuance of the notes through November 4, 2022. The amortization of the debt discount during the three months ended December 31, 2021, was only for approximately 15 days following the issuance of the Convertible Note.

In addition, as a result of the restructuring of the Convertible Note and the August Note, which the Company accounted for as an extinguishment of debt, the Company had a gain on the extinguishment of debt of $2,383,088 during the three months ended December 31, 2022. Additionally, as the Company elected the fair value option under ASC 825 for the restructured notes to be accounted for at fair value until settled, the fair value was revalued as of period-end, resulting in the Company recognizing as an expense the $1,594,515 decrease in fair value of the two notes during the three months ended December 31, 2022.

The following table summarizes the various components of our other income (expenses) for the nine months ended December 31, 2022 and December 31, 2021:

	Nine Months Ended December 31,
	2022	2021
Interest expense	$(1,674,994)	$(228,190)
Interest expense - related parties	(9,772)	-
Amortization of debt discount	(5,019,883)	(576,364)
Financing costs	-	(1,502,953)
Change in fair value of derivative liability	811,000	-
Change in fair value of warrant liability	3,031,000	(137,000)
Change in fair value of restructured notes	(1,594,515)	-
Forgiveness of PPP loan	-	103,200
Gain on Vero Blue note settlement	-	500,000
Gain on extinguishment of debt	2,383,088	-
Legal settlement	-	(29,400,000)
Loss due to fire	(869,379)	-
Total	$(2,953,455)	$(31,241,307)

Other expense for the nine months ended December 31, 2022, decreased significantly from the same period in 2021, almost entirely as a result of the legal settlement expense of $29.4 million in December 2021, as discussed above.

The $811,000 of income resulting from the change in fair value of derivative liability during the nine months ended December 31, 2022, was the result of the decrease in the fair value of the Convertible Note and the August Note as a result of their restructuring during the period. There was no corresponding derivative liability during the nine months ended December 31, 2021.

Interest expense increased during the nine months ended December 31, 2022, compared to the same period of 2021, as a result of the approximately $1,666,000 of interest expense payable on the Convertible Note and the August Note during the 2022 period. The August Note had not yet been issued, and we paid interest on the Convertible Note for only approximately 15 days, during the nine months ended December 31, 2022. Additionally, prior to the restructuring and accounting treatment as an extinguishment, so a removal of the original debt discounts for the two notes, there was amortization of the recognized debt discounts on the original issuance of the notes through November 4, 2022. As a result, the amortization of the debt discount was approximately $5,020,000 during the nine months ended December 31, 2022, compared to approximately $576,000 during the nine months ended December 31, 2021, constituting interest expense for only approximately 15 days following the issuance of the Convertible Note.

The Company originally recognized the warrant liability in December 2021 and revaluates it at each period-end. The decrease in the fair value as of December 31, 2022, resulted in a $3,031,000 recognition as income during the nine months ended December 31, 2022, compared to an increase in fair value as of December 31, 2021, which resulted in a $137,000 expense during the nine months ended December 31, 2021.

The $869,379 loss due to fire during the nine months ended December 31, 2022, was the result of the destruction by fire of the Company’s building containing its water treatment and purification system in La Coste, Texas.

The Company recognized approximately $1.5 million in financing costs during the nine months ended December 31, 2022. Such financing costs consisted of (i) the $1,373,000 fair value of the warrants to purchase 3,739,000 shares of NaturalShrimp Common Stock that the Company issued to GHS for its waiver of its right to participate in a stock offering and a subsequent financing and (ii) a redemption fee of $109,953 in connection with its settlement of a convertible note in April 2021.

The Company recognized income of $103,200 during the nine months ended December 31, 2021, in connection with the forgiveness of its Paycheck Protection Program (“PPP”) loan, which was approved for forgiveness on April 26, 2021.

The following table summarizes the various components of our other income (expenses) for each of the years ended March 31, 2022 and March 31, 2021:

	Year Ended March 31,
	2022	2021
Interest expense	$(726,243)	$(144,204)
Amortization of debt discount	(2,616,364)	(47,273)
Financing costs	(1,904,074)	(64,452)
Change in fair value of derivative liability	(116,000)	(29,000)
Change in fair value of warrant liability	1,987,000	-
Forgiveness of PPP loan	103,200	-
Gain on Vero Blue debt settlement	815,943	-
Legal settlement	(29,400,000)	-
Total	$(31,856,538)	$(284,929)

Other expense for the year ended March 31, 2022, increased significantly from the year ended March 31, 2021, almost entirely as a result of the legal settlement expense of $29,400,000 that we recognized in December 2021, as discussed above with respect to the three and nine months ended December 31, 2022.

Additionally, the interest expense on the Convertible Note was approximately $497,000 for the year ended March 31, 2022, which was the primary cause of the increase in interest expense for fiscal 2022 as compared to the year ended March 31, 2021. The issuance of the Convertible Note during the year ended March 31, 2022, resulted in the $2.6 million amortization of debt discount, as further discussed above with respect to the three- and nine-month periods ended December 31, 2022. Furthermore, due to the bifurcation of the conversion feature in the Convertible Note, there was a change in fair value of the derivative and the warrants when they were reclassified to a liability and re-fair valued at year-end. There were no warrant liabilities in the year ended March 31, 2021, and as a result the change in fair value of warrant liability was a new expense recognition for fiscal 2022.

On December 15, 2020, the Company entered into two promissory notes for a total of $5,000,000 as part of the purchase price for the assets it acquired from VeroBlue Farms USA, Inc. and its subsidiaries. On December 23, 2021, the Company paid off the two notes, for a discount of $4,500,000, and recognized a gain on settlement of the notes, including accrued interest, of $815,943.

Liquidity, Financial Condition and Capital Resources

At December 31, 2022, we had cash on hand of $141,864 and working capital deficit of approximately $8.2 million, compared to cash on hand of approximately $1.7 million and a working capital deficit of approximately $17.0 million at March 31, 2022. The increase in working capital for the nine months ended December 31, 2022, is mainly due to the decrease in cash on hand, as well as the decrease in the fair value of the derivative liability due to the removal of the conversion feature in the restructured Convertible Note and a decrease in fair value of the warrant liability. This was offset by the new promissory notes and related party notes, and an increase in accounts payable.

At March 31, 2022, we had cash on hand of approximately $1.7 million and a working capital deficiency of approximately $17.0 million, compared to cash on hand of $155,795 and a working capital deficiency of approximately $3.6 million at March 31, 2021. The increase in the working capital deficiency for the fiscal year ended March 31, 2022, as compared to the fiscal year ended March 31, 2021, is mainly due to an approximate $4.0 million increase in current assets, offset by an approximately $17.4 million increase in current liabilities, as discussed in further detail below.

The increase in current assets at March 31, 2022, compared to March 31, 2021, is based on the increase in cash on hand and the remaining $1.5 million held in an escrow account from the proceeds of our issuance of the Convertible Note, as well as an approximately $856,000 increase in prepaid expenses. The change in current liabilities is mainly the result of additions of the derivative liability of $13.1 million fair value as of fiscal year-end and the warrant liability fair value of $3.9 million at March 31, 2022, and, additionally, the increase in accounts payable and accrued interest.

Working Capital Deficiency

The following table summarizes our working capital deficiency at December 31, 2022, and March 31, 2022:

	December 31,	March 31,
	2022	2022
Current assets	$868,398	$4,829,141
Current liabilities	9,059,549	21,846,261
Working capital deficiency	$(8,191,151)	$(17,017,120)

Current assets decreased during the nine months ended December 31, 2022, primarily because of the release of the $1.5 million escrow account at March 31, 2022 related to the proceeds from the issuance of the Convertible Note in December 2021, which was transferred to the Company’s cash. This was offset by a decrease in the use of cash on hand and a decrease of approximately $1.0 million in prepaid expenses. The decrease in current liabilities during the nine months ended December 31, 2022, is primarily due to the $13.1 million decrease in the fair value of the derivative liability related to the removal of the conversion feature in the restructuring of the Convertible Note, as well as the decrease in the fair value of the warrant liability. This was offset by the issuance of a new $5.0 million promissory note, which upon its restructuring was treated as an extinguishment and then recognized at its fair value under ASC 825 at approximately $2.2 million and the issuance of $250,000 of notes payable to related parties.

The following table summarizes our working capital deficiency at March 31, 2022 and March 31, 2021:

	March 31,	March 31,
	2022	2021
Current assets	$4,829,141	$811,134
Current liabilities	21,846,261	4,425,512
Working capital deficiency	$17,017,120	$3,614,378

The increase in current assets at March 31, 2022, is due to the remainder of the receipt of the cash for the Convertible Note including the $1.5 million in escrow, as well as an approximately $856,000 increase in prepaid expense. The increase in the prepaid expense is primarily due to approximately $965,000 related to work being done at our Iowa facilities. The increase in current liabilities is primarily due to the addition of the derivative related to the Convertible Note with a fair value of $13.1 million as of March 31 2022. Additionally, due to the derivative, the existing NaturalShrimp Warrants were classified as a liability, with a fair value of $3.9 million, as of March 31, 2022. Finally, there was an increase of approximately $1.8 million in accounts payable as well as $427,000 in accrued interest primarily related to the Convertible Note. The increases in liabilities were offset by the settlement of bank loans and lines of credit and non-current short term notes and notes payable to related parties, as well as accrued expenses of approximately $316,000 related to the VeroBlue Farms acquisition recognized in the gain on VeroBlue Farms debt settlement.

Cash Flows

The following table summarizes our cash flows for each of the nine months ended December 31, 2022 and December 31, 2021:

	Nine months Ended December 31,
	2022	2021
Net cash used in operating activities	$(3,884,764)	$(12,201,031)
Net cash used in investing activities	(1,730,186)	(7,899,513)
Net cash provided by financing activities	4,022,773	22,609,954
Net change in cash	$(1,592,176)	$2,509,411

Net cash used in operating activities in the nine months ended December 31, 2022, is approximately $8.3 million less as compared to the same period in 2021. The decrease in cash used is based mainly on the increase in accounts payable in the 2022 period compared to the decrease in accounts payable in the prior-year period. A portion is also due to the decrease in prepaid expenses and an increase in accrued interest related to the August Note as well as the interest on the Convertible Note for the entire2022 period.

Net cash used in investing activities in the nine months ended December 31, 2022, decreased by approximately $6.2 million compared to the same period in the prior fiscal year. During the 2022 period cash used consisted of the purchase of approximately $2.4 million for machinery and equipment, offset by the $700,000 received from the insurance company for the fixed assets destroyed by the July 3, 2022 fire. The prior-year period’s cash spent on investing activities consisted of the $2.0 million of cash in the patent acquisition, $2.4 million in connection with the sub-license agreement with Hydrenesis Aquaculture LLC, and $1.0 million in the acquisition of shares of the non-controlling interest, as well as approximately $2.1 million for machinery and equipment and $433,000 for construction in process.

Net cash provided by financing activities decreased by approximately $18.6 million between periods. For the 2022 period, the Company received $1.4 million from the sale of shares of NaturalShrimp Common Stock pursuant to our existing equity line financing agreement with GHS (see “Recent Financing Arrangements and Developments During the Periods — GHS Purchase Agreement”), $1.5 million from the issuance of a new promissory note, and $250,000 from the issuance of promissory notes to related parties. Additionally, the $1.5 million that had been held in escrow from the issuance of the Convertible Note was transferred into cash on hand. During the comparable 2021 period, the Company received approximately $17.3 million from the sale of NaturalShrimp Common Stock and NaturalShrimp Warrants and $8.9 million of net proceeds from its issuance of the Convertible Note, offset by amounts to pay off a previously-outstanding convertible note, notes payable with related parties and bank loans, and the amount paid for our redemption of outstanding shares of our Series D Convertible Preferred Stock.

The following table summarizes our cash flows for each of the fiscal years ended March 31, 2022 and March 31, 2021:

	Year Ended March 31,
	2022	2021
Net cash used in operating activities	$(13,393,373)	$(2,377,377)
Net cash used in investing activities	(7,614,337)	(7,537,630)
Net cash provided by financing activities	22,585,954	9,961,311
Net change in cash	$1,734,040	$46,304

The increase in net cash used in operating activities in the year ended March 31, 2022, compared to the year ended March 31, 2021, is attributable primarily to the approximately $80.7 million increase in the net loss being offset by the $29.4 million fair value of the shares of NaturalShrimp Common Stock issued pursuant to the settlement of the Gary Shover litigation and of the 750,000 shares of NaturalShrimp Series F Preferred Stock issued to our executive officers for a fair value of approximately $43.7 million. The offset of the increase in the net loss also consists of the addition during fiscal 2022 of amortization of the new intangible assets, as well as the approximate $2.6 million amortization of the debt discount related to the Convertible Note. Furthermore, the offset includes the financing costs related to the transactions in connection with the Convertible Note, which contains approximately $1.4 million and $249,000, respectively, for an extension fee. In addition to the offsets, there also was an increase in accounts payable and prepaid expenses and the change in fair value of the warrant liability, which occurred in 2022.

Net cash used in investing activities in the year ended March 31, 2022, includes approximately $2.3 million in cash paid for machinery and equipment and construction in process to continue to build our facilities. We paid cash of $2.0 million towards the patent acquisition from F&T and $1.0 million towards the acquisition of the Controlling Shares in NAS. Additionally, we paid $2.4 million in cash for the license agreement. During fiscal 2021, the Company paid $5.0 million in cash for the VeroBlue Farms asset acquisition and $3.5 million for machinery and equipment and construction in process to rebuild our La Coste facility, which was offset by the $917,210 of cash proceeds received from the insurance settlement for the fire at such facility.

Net cash provided by financing activities increased by approximately $12.7 million for the year ended March 31, 2022, compared to the year ended March 31, 2021. During fiscal 2022 we received approximately $17.3 million in net proceeds from the issuance of shares of NaturalShrimp Common Stock under an equity agreement, $13.9 million in net proceeds from the Convertible Note, and $1.3 million from the sale of Series E Preferred. We paid off bank loans and lines of credit of approximately $768,000 and notes payable and convertible debentures of approximately

$5.7 million (which included $655,750 to a related party). During fiscal 2021 we received $3.3 million from the sale of Series B Convertible Preferred Stock, $6.1 million from the sale of Series D Convertible Preferred Stock, and $600,000 from a new convertible debenture, as well as $103,200 from the PPP loan and $50,000 connected to the Vista Capital Investments, LLC warrant settlement.

Recent Financing Arrangements and Developments During the Periods

Short-Term Debt and Lines of Credit

The Company has a working capital line of credit with Capital One Bank for $50,000. The line of credit bears an interest rate of prime plus 25.9 basis points, which totaled 33.17% as of December 31, 2022. The line of credit is unsecured. The balance of the line of credit was $9,580 at both December 31, 2022 and March 31, 2022.

The Company also has a working capital line of credit with Chase Bank for $25,000. The line of credit bears an interest rate of prime plus 10 basis points, which totaled 17.27% as of December 31, 2022. The line of credit is secured by assets of the Company’s subsidiaries. The balance of the line of credit was $10,237 at both December 31, 2022 and March 31, 2022.

GHS Purchase Agreement

On November 4, 2022, the Company entered into a purchase agreement (the “GHS Purchase Agreement”) with GHS pursuant to which the Company may require GHS to purchase a maximum of up to 64,000,000 shares of NaturalShrimp Common Stock (“GHS Purchase Shares”) based on a total aggregate purchase price of up to $5,000,000 over a one-year term that ends on November 4, 2023. Notwithstanding the foregoing dollar limitations, the Company and GHS may, from time to time, mutually agree in writing to waive the aforementioned limitations for a particular purchase of GHS Purchase Shares, which waiver may not exceed the 4.99% beneficial ownership limitation contained in the GHS Purchase Agreement. NaturalShrimp will control the timing and amount of any sales of GHS Purchase Shares to GHS. The Company intends to use the net proceeds from the sale of any GHS Purchase Shares for working capital and general corporate purposes.

The purchase price for the GHS Purchase Shares is 90% of the lowest volume-weighted average price during the 10 consecutive business days immediately preceding, but not including the applicable purchase date. The Company must deliver a number of GHS Purchase Shares equal to 112.5% of the aggregate purchase amount for any such purchase of GHS Purchase Shares divided by the applicable purchase price per share.

If any default events, as set forth in the GHS Purchase Agreement, has occurred and is continuing, the Company may not require GHS to purchase any GHS Purchase Shares.

Further, pursuant to the terms of the GHS Purchase Agreement, from November 4, 2022 until the later of the Closing and the 12-month anniversary of the first delivery of GHS Purchase Shares, upon any issuance by the Company or any of its subsidiaries of shares of NaturalShrimp Common Stock or NaturalShrimp Common Stock equivalents for cash, indebtedness, or a combination of units thereof (a “Subsequent Financing”), GHS will have the right to participate in any such financing in an amount equal to 100% or, following the Merger, up to 50% of such financing, on the same terms, conditions and price otherwise provided for in such subsequent financing.

During the three months ended December 31, 2022, the Company sold 17,175,675 shares of NaturalShrimp Common Stock at a net amount of approximately $1,378,000, at share prices ranging from $0.08 to $0.10, pursuant to the GHS Purchase Agreement. We sold an additional 11,306,351 GHS Purchase Shares after the period-end.

Secured Promissory Note

On August 17, 2022, Streeterville purchased from us a secured promissory note in the aggregate principal amount of approximately $5.4 million (the “August Note”). The August Note has an annual interest rate of 12% and was to mature on May 17, 2023. The August Note carried an original issue discount (“OID”) totaling $433,333 and a transaction expense amount of $10,000, both of which are included in its principal balance. At issuance the Company received $1.1 million, with $3.9 million put into escrow to be held until certain terms are met, which includes $3.4 million upon the listing of the NaturalShrimp Common Stock on the New York Stock Exchange (“NYSE”) or Nasdaq. The August Note also provided that if the Company did not effect the listing of the NaturalShrimp Common

Stock by November 15, 2022, the then-current outstanding balance on the August Note increased by 10%, and that following such listing, while the August Note was still outstanding, 10 days after the Company sold any shares of NaturalShrimp Common Stock or NaturalShrimp Preferred Stock, it would have been required to make a mandatory prepayment on the August Note equal to the greater of $3.0 million or 33% of the gross proceeds of such equity sale. The August Note is secured by all of the assets of the Company. All payments made by the Company on the note, including upon repayment at maturity, is subject to an exit fee of 15% of the portion of the outstanding balance being paid.

In conjunction with the Merger Agreement, the Company entered into a Restructuring Agreement with respect to the August Note through which the August Note was amended and restated in its entirety. The Restructuring Agreement included key modifications, in which (i) the uplist terms were removed, (ii) in the event that the Closing does not occur on or before December 31, 2022, the then-current outstanding balance will be increased by 2% and will increase by 2% every 30 days thereafter until the Closing or termination of the Merger Agreement, and (iii) the outstanding balance of the August Note may be increased by 5% to 15% upon the occurrence of an event of default or failure to obtain Streeterville’s consent or notify Streeterville for certain major equity related transactions. The Merger has not yet closed, and therefore the outstanding balance on the August Note increased by 2%, in the amount of approximately $35,000, as of December 31, 2022.

We analyzed the restructured August Note under ASC 470-50 as to whether the change in terms qualified as a modification or an extinguishment of the note. The changes in terms were considered an extinguishment as the present value of the cash flows under the terms of the new debt instrument was evaluated to be a substantial change, as over 10% difference from the present value of the remaining cash flows under the terms of the original instrument. As such, with the removal of the original note and its debt discount and accrued interest as compared to the restructured note with a fair value of approximately $1.9 million, there was a loss in extinguishment of approximately $157,000. As a result of the extinguishment and at the Company’s election of the fair value option under ASC 825, the August Note will be accounted for at fair value until it is settled. In accordance with ASC 815- 15-25-1(b), a hybrid instrument that is measured at fair value under ASC 825 fair value option each period with changes in fair value reported in earnings as they occur should not be evaluated for embedded derivatives. Therefore, we did not evaluate the provisions in the August Note as to whether it fell under the guidance of embedded derivatives and was required to be bifurcated. We revalued the August Note as of December 31, 2022 at approximately $2.2 million, with a change in fair value of approximately $286,000 recognized in the Company’s Statement of Operations.

Promissory Note — related parties

On August 10, 2022, the Company entered into a loan agreement for an aggregate of $300,000 with six related parties, which is to be considered priority debt of the Company. As of the date of this proxy statement/information statement/prospectus, five of the related parties have entered into promissory notes under the loan agreement for $50,000 each, for a total of cash received of $250,000. The notes bear interest at a 10% per annum and are due one year from the date of the note.

Convertible Note

We issued the Convertible Note in December 2021. The Convertible Note had an annual interest rate of 12% and matured on December 15, 2023. The Convertible Note carried an OID totaling $1.3 million and a transaction expense amount of $20,000, both of which were included in the principal balance of the Convertible Note. The Convertible Note had $2.0 million in debt issuance costs, including fees paid in cash of $1.1 million and 3,000,000 NaturalShrimp Warrants issued to placement agents with a fair value of $940,000. The warrant fair value was estimated using the Black Scholes Model, with the following inputs: the price of the NaturalShrimp Common Stock of $0.32; a risk-free interest rate of 1.19%; the expected volatility of the NaturalShrimp Common Stock of 209.9%; the estimated remaining term; and a dividend rate of 0%. The NaturalShrimp Warrants were classified as a liability, as it was not known if there would be sufficient authorized shares to be issued upon settlement, based on the conversion terms of the convertible debt.

The Company was required to obtain an effective registration statement or a supplement to any existing registration statement or prospectus with the SEC registering at least $15.0 million in shares of NaturalShrimp Common Stock for Streeterville’s benefit such that any redemption using shares of NaturalShrimp Common Stock could be done using registered NaturalShrimp Common Stock. Additionally, the Company was required, as soon as reasonably possible following the issuance of the Convertible Note, to cause the NaturalShrimp Common Stock to be listed for trading on either NYSE or Nasdaq. In the event the Company did not effectuate such listing by March 1, 2022, the then-current outstanding balance would be increased by 10%. On February 7, 2022, the Company and Streeterville entered into an amendment to the SPA, which extended the date by which the Uplist must be completed to April 15, 2022. In consideration of the grant of the extension an extension fee of $249,079 was added to the principal balance, which we recognized as a financing cost. Subsequently, the date by which the listing had to be completed was further extended to June 15, 2022, and again to November 15, 2022, with no additional fee included. The Company must make a one-time payment to Streeterville equal to 15% of the gross proceeds that the Company receives from the offering expected to be effected in connection with the listing (whether from the sale of shares of NaturalShrimp Common Stock and / or NaturalShrimp Preferred Stock) within 10 days of receiving such amount. In the event that the Company does not make this payment, the then-current outstanding balance will be increased by 10%. The Convertible Note also contains certain negative covenants and events of default. Upon the occurrence of an event of default, at its option and sole discretion, Streeterville may consider the Convertible Note immediately due and payable. Upon such an event of default, the annual interest rate on the Convertible Note will increase to 18% and the outstanding balance will increase from 5% to 15%, depending upon the specific event of default.

In accordance with the terms of the Merger Agreement, the Company and Streeterville entered into Restructuring Agreement dated as of November 4, 2022, pursuant to which the Convertible Note was amended and restated, and the Company issued to Streeterville and Amended and Restated Secured Promissory Note that amended and replaced the Convertible Note (the “Restructured Senior Note”), that: (i) eliminated the conversion feature of the Convertible Note; (ii) provides that within three trading days of the Closing, the Surviving Corporation will pay Streeterville an amount equal to the lesser of (A) one-third of the amount (calculated prior to any deductions for any broker, underwriter, legal, accounting or other fees) retained in the Trust Account at the Effective Time or (B) $10,000,000, in order to repay a portion of the outstanding balance of the Restructured Senior Note; (iii) provide that the remaining balance of the Restructured Senior Note must be repaid in equal monthly installments over a 12-month period beginning on the second month immediately following either the Closing Date or the termination of the Merger Agreement, but in no case later than June 30, 2024; and (iv) provides that if the Closing Date is after December 31, 2022, the outstanding balance of all indebtedness owed by NaturalShrimp to Streeterville will be increased automatically by 2% and will automatically increase by 2% every 30 days thereafter until the Closing or the termination of the Merger Agreement.

As of December 31, 2022, the Merger has not yet closed, and therefore the outstanding balance of the Restructured Senior Note increased 2%, in the amount of approximately $1,309,000, as of December 31, 2022.

We analyzed the Restructured Senior Note under ASC 470-50 as to if the changes in terms qualified as a modification or an extinguishment of the note. The changes in terms were considered an extinguishment as the conversion feature has been eliminated and therefore the Restructured Senior Note is determined to be fundamentally different from the original Convertible Note. As such, with the removal of the Convertible Note and its debt discount and accrued interest as compared to the Restructured Senior Note with a fair value of approximately $18.9 million, there was a gain in extinguishment of approximately $2.5 million. As a result of the extinguishment and at the Company’s election of the fair value option under ASC 825, we will account for the Restructured Senior Note at fair value every period end until it is settled. In accordance with ASC 815- 15-25-1(b) a hybrid instrument that is measured at fair value under ASC 825 fair value option each period with changes in fair value reported in earnings as they occur should not be evaluated for embedded derivatives. Therefore, we did not evaluate the provisions in the Restructured Senior Note as to whether they fell under the guidance of embedded derivatives and were required to be bifurcated. We revalued the Restructured Senior Note as of December 31, 2022 at approximately $20.2 million, with a change in fair value of approximately $1.3 million recognized in the Company’s Statement of Operations.

Series E Preferred Stock and Warrant

On November 23, 2021, we sold to an accredited investor 1,500 shares of Series E Preferred at a price of $1,000 per share and a NaturalShrimp Warrant to purchase up to 1,500,000 shares of NaturalShrimp Common Stock at an exercise price of $0.75 per share, subject to adjustment as set forth therein, for an aggregate purchase price of $1.5 million. We received approximately $1.4 million in net proceeds after deducting the commission of Joseph Gunnar & Co., LLC (the placement agent) and other estimated offering expenses payable by the Company. We issued 334,116 NaturalShrimp Warrants as placement agent fees.

Waiver

On April 14, 2021, NaturalShrimp entered into a securities purchase agreement with GHS Investments LLC (“GHS”) to sell to GHS: (a) 9,090,909 shares of NaturalShrimp Common Stock at a price per share of $0.55; (b) warrants to purchase up to 10,000,000 shares of NaturalShrimp Common Stock, at an exercise price of $0.75 per share; and (c) 1,000,000 shares of NaturalShrimp Common Stock with a value (although no purchase price will be paid) of $0.65 per share, pursuant to which, until April 14, 2022, GHS had a right to participate in any subsequent financing that we conducted.

On November 22, 2021, NaturalShrimp and GHS entered into a waiver whereby GHS agreed to waive its right to participate in the above-described offering and to participate in a possible debt financing. GHS also agreed to waive its right, pursuant to the Certificate of Designation for the Series E Preferred, to exchange its shares of Series E Preferred for securities issued in the debt financing, if the Company enters into such financing.

In consideration for GHS entering into the waiver, we lowered the exercise price of its NaturalShrimp Warrants to $0.35 per share and issued to GHS warrants to purchase 3,739,000 shares of NaturalShrimp Common Stock at an exercise price of $0.75 per share.

Notes Payable

On December 15, 2020, in connection with the asset acquisition from VeroBlue Farms, the Company entered into two notes payable with a third party. The first note, in the principal amount of $3.0 million, was payable in 36 months with interest thereon at an annual rate of 5%, interest only payable quarterly on the first day of the quarter, with the remaining balance to be paid as a balloon payment on the maturity date. The second note, in the principal amount of $2.0 million, was payable in 48 months with an annual interest rate of 5%, interest only payable quarterly on the first day of the quarter, with the remaining balance to be paid as a balloon payment on the maturity date. On December 23, 2021, the Company paid off the two notes, for a discount of $4.5 million, and recognized a gain on settlement of note, including accrued interest, of $815,943.

On July 15, 2020, the Company issued a promissory note to Ms. Williams in the amount of $383,604 to settle the amounts that had been recognized per the separation agreement with the late Mr. Bill Williams, a former officer and director of the Company, dated August 15, 2019, for his portion of the related party notes and related accrued interest, and accrued compensation and allowances. The note bears interest at an annual rate of 1.0% and requires monthly payments of $8,000 until the balance is paid in full. The balance at December 31, 2022, March 31, 2022, and March 31, 2021 was $143,604, $215,604, and $311,604, respectively, with $96,000 classified in current liabilities.

Bank Loan

On April 10, 2020, the Company obtained a PPP loan in the amount of $103,200 pursuant to the Coronavirus Aid, Relief, and Economic Security Act. On April 16, 2021, the Company filed for the forgiveness of the PPP loan and was approved for forgiveness of such loan on April 26, 2021.

Going Concern and Management Liquidity Plans

The audited consolidated financial statements and unaudited condensed consolidated financial statements of NaturalShrimp contained in this proxy statement/information statement/prospectus have been prepared assuming that it will continue as a going concern. The Company has accumulated losses through the period to December 31, 2022 of approximately $163.0 million as well as negative cash flows from operating activities of approximately $4.8 million. Presently, the Company does not have sufficient cash resources to meet its plans in the 12 months following the date of this proxy statement/information statement/prospectus. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is in the process of evaluating various financing alternatives in order to finance the continued build-out of our equipment and for general and administrative expenses. These alternatives include raising funds through public or private equity markets and either through institutional or retail investors. Although there is no assurance that the Company will be successful with its fundraising initiatives, management believes that the Company will be able to secure the necessary financing as a result of ongoing financing discussions with third party investors and existing stockholders.

The NaturalShrimp unaudited condensed consolidated financial statements included in this proxy statement/information statement/prospectus do not include any adjustments that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to obtain additional financing as may be required and ultimately to attain profitability. If the Company raises additional funds through the issuance of equity, the percentage ownership of current stockholders could be reduced, and such securities might have rights, preferences, or privileges senior to the rights, preferences, and privileges of the NaturalShrimp Common Stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective business endeavors or opportunities, which could significantly and materially restrict its future plans for developing its business and achieving commercial revenues. If the Company is unable to obtain the necessary capital, the Company may have to cease operations.

Future Financing

We will require additional funds to implement our growth strategy for our business. In addition, while we have received capital from various private placements that have enabled us to fund our operations, these funds have been largely used to develop our processes, although additional funds are needed for other corporate operational and working capital purposes. Not including funds needed for capital expenditures or to pay down existing debt and trade payables, however, we anticipate that we will need to raise an additional $2.5 million to cover all of our capital and operational expenses over the next 12 months, not including any capital expenditures needed as part of any commercial scale-up of our equipment. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the NaturalShrimp Common Stock. There can be no assurance that additional financing will be available to us when needed or, if available, that such financing can be obtained on commercially-reasonable terms. If we are not able to obtain the additional necessary financing on a timely basis, or if we are unable to generate significant revenues from operations, we will not be able to meet our other obligations as they become due, and we will be forced to scale down or perhaps even cease our operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources.

Effects of Inflation

We do not believe that inflation has had a material impact on our business, revenues, or operating results during the periods presented.

Critical Accounting Policies and Estimates

Our significant accounting policies are more fully described in the notes to our consolidated financial statements for the years ended March 31, 2022 and 2021 and the three and nine months ended December 31, 2022, included elsewhere in this proxy statement/information statement/prospectus. We believe that the accounting policies below are critical for one to fully understand and evaluate our financial condition and results of operations.

Fair Value Measurement

The fair value measurement guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in the valuation of an asset or liability. It establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under the fair value measurement guidance are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

Level 2 - Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; or

Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The derivative and warrant liabilities are Level 3 fair value measurements.

Basic and Diluted Earnings/Loss per Common Share

Basic and diluted earnings or loss per share (“EPS”) amounts in the Company’s unaudited condensed consolidated financial statements are computed in accordance with ASC 260 – 10 “Earnings per Share,” which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of shares of common stock outstanding. Diluted EPS is based on the weighted average number of shares of common stock outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income or loss available to common stockholders (numerator) by the weighted average number of shares of common stock outstanding (denominator) during the period. For the three months ended December 31, 2022, the Company had outstanding 5,000,000 shares of Series A Preferred convertible at the holder’s option into approximately 751,385,000 shares of NaturalShrimp Common Stock, 170 shares of Series E Preferred convertible at the investors’ option into approximately 2,775,000 shares of NaturalShrimp Common Stock at a conversion price of 90% of the average of the two lowest market prices of the NaturalShrimp Common Stock over the last 10 days, and 750,000 shares of Series F Preferred convertible at the holders’ option into approximately 180,333,000 shares of NaturalShrimp Common Stock, where the underlying shares of NaturalShrimp Common Stock were included in the calculation of diluted EPS. For the three months ended December 31, 2022, the Company had outstanding 1,500 shares of Series E Preferred convertible at the investors’ option into approximately 5,143,000 shares of NaturalShrimp Common Stock at a fixed conversion price of $0.35 and warrants to purchase 18,573,116 shares of NaturalShrimp Common Stock that were not included in the calculation of diluted EPS as their effect would be anti-dilutive as their conversion and exercise prices were greater than the market price of the NaturalShrimp Common Stock. For the nine months ended December 31, 2022, the Company had outstanding 5,000,000 shares of Series A Preferred convertible at the holder’s option into approximately 768,561,000 shares of NaturalShrimp Common Stock, 1,500 shares of Series E Preferred convertible at the investors’ option into approximately 5,143,000 shares of NaturalShrimp Common Stock at a fixed conversion price of $0.35, 170 shares of Series E Preferred convertible at the investors’ option into approximately 2,775,000 shares of NaturalShrimp Common Stock at conversion price of 90% of the average of the two lowest market prices over the last 10 days, 750,000 shares of Series F Preferred convertible at the holders’ option into approximately 184,387,000 shares of NaturalShrimp Common Stock, and warrants to purchase 18,573,116 shares of NaturalShrimp Common Stock that were not included in the calculation of diluted EPS as their effect would be anti-dilutive. For the three and nine months ended December 31, 2021, the Company had outstanding shares of redeemable convertible preferred stock convertible into approximately 9,842,000 shares of NaturalShrimp Common Stock, an $18,768,000 convertible debenture convertible at the holders’ option into approximately 67,816,000 shares of NaturalShrimp Common Stock at conversion price of 90% of the average of the two lowest market prices of the NaturalShrimp Common Stock over the last 10 days, and warrants to purchase 18,506,429 shares of NaturalShrimp Common Stock that were not included in the calculation of diluted EPS as their effect would be anti-dilutive.

For the year ended March 31, 2022, the Company had outstanding 5,000,000 shares of Series A Preferred convertible at the holder’s option into approximately 674,832,000 shares of NaturalShrimp Common Stock, 2,840 shares of Series E Preferred convertible at the investors’ option into approximately 9,737,000 shares of NaturalShrimp Common Stock at a fixed conversion price of $0.35, 750,000 shares of Series F Preferred convertible at the holders’ option into approximately 162,080,000 shares of NaturalShrimp Common Stock, approximately $18,768,000 in a convertible debenture convertible at the holders’ option into approximately 98,779,000 shares of NaturalShrimp Common Stock at conversion price of 90% of the average of the two lowest market prices of the NaturalShrimp Common Stock over the last 10 days, and warrants to purchase 18,506,429 shares of NaturalShrimp Common Stock that were not included in the calculation of diluted EPS as their effect would be anti-dilutive. For the year ended March 31, 2021, the Company had outstanding 5,000,000 shares of Series A Preferred convertible at the holder’s option into approximately 560,745,000 shares of NaturalShrimp Common Stock, 607 shares of Series B Convertible Preferred Stock convertible at the holders’ option into approximately 1,202,000 shares of NaturalShrimp Common

Stock at a conversion price based on the lowest market price of the NaturalShrimp Common Stock over the last 20 trading days, and 6,050 shares of Series D Redeemable Convertible Preferred Stock convertible at the investors’ option into approximately 60,050,000 shares of NaturalShrimp Common Stock at a fixed conversion price of $0.10 that were not included in the calculation of diluted EPS as their effect would be anti-dilutive.

Impairment of Long-lived Assets and Long-lived Assets

The Company will periodically evaluate the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review and at least annually. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, and, as such, the Company records revenue when its customers obtain control of the promised goods or services in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company will sell primarily to food service distributors, as well as to wholesalers, retail establishments and seafood distributors.

To determine revenue recognition for the arrangements that the Company determines are within the scope of Topic 606, the Company performs the following five steps: (1) identify the contract(s) with a customer by receipt of purchase orders and confirmations sent by the Company, which includes a required line of credit approval process, (2) identify the performance obligations in the contract, which includes shipment of goods to the customer FOB shipping point or destination, (3) determine the transaction price which initiates with the purchase order received from the customer and confirmation sent by the Company and will include discounts and allowances by customer if any, (4) allocate the transaction price to the performance obligations in the contract which is the shipment of the goods to the customer and transaction price determined in step 3 above and (5) recognize revenue when (or as) the Company satisfies a performance obligation, which is when the Company transfers control of the goods to the customers by shipment or delivery of the products.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined consolidated financial statements are based on the separate historical financial statements of NaturalShrimp Incorporated and Yotta Acquisition Corporation and give effect to the Business Combination, including pro forma assumptions and adjustments related to the Business Combination, as described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of December 31, 2022, is presented as if the Business Combination had occurred on December 31, 2022. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 gives effect to the Business Combination, as if it had been completed on January 1, 2022. The historical financial information has been adjusted on a pro forma basis to reflect factually supportable items that are directly attributable to the Business Combination and, with respect to the condensed combined statements of operations only, expected to have a continuing impact on consolidated results of operations.

Description of Business Combination

On October 24, 2022, Yotta entered into a Merger Agreement by and among, Yotta, NaturalShrimp, and Merger Sub. pursuant to which a business combination between Yotta and NaturalShrimp will be effected through the merger of Merger Sub with and into NaturalShrimp, with NaturalShrimp surviving the merger as a wholly-owned subsidiary of Yotta. The Merger Agreement provides for Yotta to issue to the NaturalShrimp Securityholders aggregate consideration of 17,500,000 shares of New NaturalShrimp Common Stock at the Effective Time, plus an additional (i) 5,000,000 shares of New NaturalShrimp Common Stock if the Surviving Corporation has at least $15,000,000 in revenue during its fiscal year ended March 31, 2024 and (ii) 5,000,000 shares of New NaturalShrimp Common Stock if the Surviving Corporation has at least $30,000,000 in revenue during its fiscal year ended March 31, 2025. The final negotiated and agreed-upon enterprise value for NaturalShrimp was $175 million, prior to any earn-out based on an overall analysis of the business and its prospects after negotiations between the parties.

Accounting for Business Combination

The Business Combination is expected to be accounted for as a reverse merger and recapitalization of NaturalShrimp into Yotta in accordance with GAAP because NaturalShrimp has been determined to be the accounting acquirer under ASC 805 under the no-redemption and maximum redemption scenarios. Under this method of accounting, Yotta will be treated as the “acquired” company for financial reporting purposes. Accordingly, the combined assets, liabilities and results of operations of NaturalShrimp will become the historical financial statements of the Combined Company, and Yotta’s assets, liabilities and results of operations will be consolidated with NaturalShrimp beginning on the acquisition date. For accounting purposes, the financial statements of the Combined Company will represent a continuation of the financial statements of NaturalShrimp with the transaction being treated as the equivalent of NaturalShrimp issuing stock for the net assets of Yotta, accompanied by a recapitalization. The net assets of Yotta will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of NaturalShrimp in future reports of the Combined Company.

The contingent consideration arrangement represents the conditional obligation to remit up to 10,000,000 Contingent Merger Consideration Shares to the NaturalShrimp stockholders if New NaturalShrimp meets or exceeds certain set revenue targets of the fiscal years ending on March 31, 2024, and March 31, 2025. These shares are contingently issuable upon the achievement of the set revenue targets. It was deemed that the contingent payments under the earnout provisions qualify for the scope exception in ASC 815-10-15-59(d) related to the contracts that are not exchange-traded and for which the underlying is a specified volume of a company’s sale or service revenues. As a result, the contingent consideration obligation will be recognized when the contingency is resolved, and the consideration is paid or becomes payable and has no impact on the pro forma condensed financial statements.

As a condition and an inducement to the Closing, the Sponsor of Yotta and Yotta will enter into and deliver a Sponsor Forfeiture Agreement, pursuant to which the Sponsor agrees that 35%, or 1,006,250, shares of Common Stock held by Sponsor as of the Closing shall be forfeited at Closing and up to an equivalent number of shares of Common Stock shall be issued to existing Yotta stockholders that execute non-redemption agreements on a pro rata basis based on the total number of shares represented by Yotta stockholders that execute such non-redemption agreements. The transfer of the shares is deemed compensation for the Yotta stockholders’ commitment and the fair value of the shares at the date of such non-redemption agreements was determined to be a contribution from the Sponsor for the Business

Combination closing costs in accordance with Staff Accounting Bulletin Topic 5T. These Business Combination closing costs will be expensed at the Closing. There were no non-redemption agreements executed through the date of this proxy statement/information statement/prospectus and the pro forma condensed financial statements will reflect impact of such transfer of the shares upon the execution of such non-redemption agreements. If 1,006,250 shares of Common Stock are transferred, the maximum expense would be approximately $9,100,000 based on the estimated fair value of the founder shares at December 31, 2022 (assuming 10% discount for lack of marketability), with the corresponding increase in the paid-in-capital.

The unaudited pro forma condensed combined statement of operations does not include the effects of the costs associated with any integration or restructuring activities resulting from the Business Combination, as they are nonrecurring in nature. However, the unaudited pro forma condensed combined consolidated balance sheet includes a pro forma adjustment to reduce cash and stockholders’ equity to reflect the payment of certain anticipated Business Combination costs.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Yotta and NaturalShrimp, adjusted to give effect to the Business Combination and other events contemplated by the Merger Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Furthermore, given the differing fiscal year ends of March 31st and December 31st for NaturalShrimp and Yotta, respectively, Article 11 permits the ending date of the periods included for the target company to differ from those of the registrant by up to 93 days.

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 combines the historical balance sheet of Yotta with the historical condensed consolidated balance sheet of NaturalShrimp on a pro forma basis as if the Business Combination and the other events contemplated by the Merger Agreement, summarized below, had been consummated on December 31, 2022.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the historical statements of operations of Yotta for the year ended December 31, 2022, with the historical unaudited condensed consolidated statements of operations of NaturalShrimp for the year ended December 31, 2022 (representing the statements of operations for nine months ended December 31, 2022 combined with the consolidated statements of operations for the fourth quarter of the year ended March 31, 2022), giving effect to the transaction as if the Business Combination and other events contemplated by the Merger Agreement had been consummated on January 1, 2022.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/information statement/prospectus:

●	the historical audited financial statements of Yotta as and for the year ended December 31, 2022;

●	the historical unaudited condensed financial statements of NaturalShrimp as of and for the three and nine months ended December 31, 2022. The historical unaudited condensed financial statements of NaturalShrimp for the year ended December 31, 2022 were conformed by adding together the statements of operations for the nine months ended December 31, 2022 and the three months ended March 31, 2022. Included in the fourth quarter of the year ended March 31, 2022 is revenue of $17,125, operating expenses of $46,920,719 and other income (expense) of $(615,231), resulting in net loss of $47,518,825; and

●	other information relating to Yotta and NaturalShrimp included in this proxy statement/information statement/prospectus, including the Merger Agreement and the description of certain terms thereof set forth thereof and the financial and operational condition of Yotta and NaturalShrimp.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Yotta believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Yotta believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of Yotta and NaturalShrimp.

The unaudited pro forma condensed combined information contained herein assumes that the Yotta stockholders approve the Business Combination. Yotta’s public stockholders may elect to redeem their Public Shares for cash even if they approve the Business Combination. Yotta cannot predict how many of its public stockholders will exercise their right to have their shares redeemed for cash. Yotta is assuming the scenarios of no redemption and maximum redemption of the 11,500,000 shares subject to redemption in the preparation of the unaudited pro forma condensed combined financial statements.

Yotta’s Current Charter provides that it may not consummate any business combination unless it has net tangible assets of at least $5,000,001 upon consummation. Under the maximum redemption scenario, on a pro forma combined basis, we estimate that New NaturalShrimp’s net tangible assets would be ($21,191,130), meaning that the parties would not be able to consummate the Business Combination. Under the maximum redemption scenario, Yotta will need additional equity financing in order to meet the requirement of the minimum net tangible assets. Yotta may also enter into agreements with holders of Public Shares in which the holders agree to not redeem their Public Shares so as to ensure that the net tangible assets test is satisfied.

As a result of the Business Combination, Yotta will acquire NaturalShrimp, subject to the terms of the Merger Agreement. Holders of NaturalShrimp Common Stock immediately prior to the Effective Time will be entitled to receive 17,500,000 fully paid and non-assessable shares of Common Stock.

The following summarizes the pro forma New NaturalShrimp Common Stock issued and outstanding immediately after the Business Combination, presented under the two redemption scenarios:

	Assuming No Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%
NaturalShrimp Common Shareholders	12,669,735	37.3%	12,669,735	56.5%
NaturalShrimp Series E Preferred Shareholders	630,265	1.9	630,265	2.8
NaturalShrimp Series F Preferred Shareholders	4,200,000	12.4	4,200,000	18.7
Yotta Stockholders	15,902,850	46.9%	4,402,850	19.7%
Representative	525,000	1.5%	525,000	2.3%
Pro Forma Common Stock at December 31, 2022	33,927,850	100.0%	22,427,850	100.0%

The following table summarizes the total shares of New NaturalShrimp Common Stock issued to the NaturalShrimp Securityholders consisting of holders of NaturalShrimp Common Stock, Series E Preferred Stock and Series F Preferred Stock in both the no redemption and maximum redemption scenarios as of December 31, 2022:

	Shares	%
Common Stockholders	12,669,735	72.4%
Series E Preferred Stockholders	630,265	3.6%
Series F Preferred Stockholders	4,200,000	24.0%
Total	17,500,000	100.0%

Each of Gerald Easterling, NaturalShrimp’s President, Chief Executive Officer, and a Director, William Delgado, NaturalShrimp’s Chief Financial Officer and a Director, and Tom Untermeyer, NaturalShrimp’s Chief Operating Officer, Chief Technology Officer, and a Director, is to receive, by virtue of their ownership of Series F Preferred, 8% of the shares issued to the NaturalShrimp Securityholders at the Business Combination (or 24% in total of the 17,500,000 shares issued to the NaturalShrimp Securityholders, which is equivalent to 4,200,000 shares of New NaturalShrimp Common Stock with the total fair value of $42,000,000). The rest of the shares of New NaturalShrimp Common Stock are allocated between the holders of the NaturalShrimp Common Stock and the Series E Preferred based on the shares outstanding on as converted basis (768,561,129 shares of NaturalShrimp Common Stock outstanding and the 38,232,601 shares of NaturalShrimp Common Stock that would be issuable upon the assumed conversion of the Series E Preferred at the Business Combination as of December 31, 2022). The NaturalShrimp Common Stock share equivalents issuable upon the assumed conversion of the Series E Preferred are calculated based on the restructured terms of the Series E Preferred, where the numerator is equal to 1,670 shares of Series E Preferred times the Stated Value of $1,200 per share, multiplied by the contractual multiple of 1.25 (which results in the numerator of $2,505,000), divided by (ii) 80% of the volume weighted average price of the NaturalShrimp Common Stock during the five trading day period immediately prior to the assumed Closing Date (which results in the denominator equal to $0.082 multiplied by 80%, to equal $0.066 assuming the Closing Date was December 31, 2022). NaturalShrimp had warrants to purchase 18,573,116 shares of NaturalShrimp Common Stock outstanding as of December 31, 2022, which were assumed to be settled in cash at the Closing Date in accordance with the restructured settlement terms as the most probable settlement scenario in the pro forma condensed financial statements.

NaturalShrimp Incorporated

Unaudited Pro Forma Condensed Combined Balance Sheet

(In thousands), except per share amounts

As of December 31, 2022

	As of December 31, 2022				As of December 31, 2022			As of December 31, 2022
	NaturalShrimp (Historical)	Yotta Acquisition Corporation (Historical)	Transaction Accounting Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
ASSETS
Current assets:
Cash and cash equivalents	$142	$236	$116,651	A	$97,647	$(116,651)	L	$-
			(1,673)	B		11,500	M
			(4,025)	C		7,504	N
			(11,500)	K
			(2,184)	J
Accounts receivable, net	8	-	-		8	-		8
Inventory	102	-	-		102	-		102
Prepaid expenses	490	84	-		574	-		574
Other receivables	-	11	-		11	-		11
Deferred offering costs	127	-	(127)	B	-	-		-
Total current assets	869	331	97,142		98,432	(97,647)		695
Fixed assets, net	15,350	-	-		15,350	-		15,350

Non-current assets:
Investments held in Trust Account	-	116,651	(116,651)	A	-	-		-
Construction-in-process	46	-	-		46	-		46
Patents, net	6,366	-	-		6,366	-		6,366
License Agreement, net	9,412	-	-		9,412	-		9,412
Right of Use asset	224	-	-		224	-		224
Deposits	21	-	-		21	-		21
Total non-current assets	16,069	116,651	(116,651)		16,069	-		16,069
TOTAL ASSETS	$32,288	$116,982	$(19,509)		$129,761	$(97,647)		$32,114

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Accounts payable	$3,523	$633			$4,156	$-		$4,156
Accrued interest	336	-	-		336	-		336
Accrued interest - related parties	213	-	-		213	-		213
Other accrued expenses	300	-	-		300	-		300
Accrued expenses - related parties	200	-	-		200	-		200
Short-term Promissory Note and Lines of credit	20	-	-		20			20
Note payable	96	-	-		96	7,504	N	7,600
Restructured August note payable	2,219	-			2,219			2,219
Notes payable - related parties	745	-	-		745			745
Dividends payable	514	-	-		514	-		514
Warrant liability	892	-	(1,292)	J	-	-		-
			(2,184)	J
Franchise tax payable	-	186	-		186	-		186
Income taxes payable	-	310	-		310	-		310
Total current liabilities	9,058	1,129	(892)		9,295	7,504		16,799

Non-current liabilities:
Restructured Senior note payable	20,223	-	(11,500)	K	8,723	11,500	M	20,223
Notes payable, less current maturities	48	-	-		48	-		48
Lease liability	232	-	-		232	-		232
Deferred underwriting fee payable	-	4,025	(4,025)	C	-	-		-
Total non-current liabilities	20,503	4,025	(15,525)		9,003	11,500		20,503
Total liabilities	29,561	5,154	(16,417)		18,298	19,004		37,302

	As of December 31, 2022				As of December 31, 2022			As of December 31, 2022
	NaturalShrimp (Historical)	Yotta Acquisition Corporation (Historical)	Transaction Accounting Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
COMMITMENTS AND CONTINGENCIES
Temporary equity:
Common stock subject to possible redemption	-	116,651	(116,651)	D	-	-		-
Series E Redeemable Convertible Preferred Stock	2,004	-	1,017	Ha	-	-		-
			(3,021)	Hb
Series F Redeemable Convertible Preferred Stock	43,612	-	(43,612)	I	-	-		-

Stockholders’ equity (deficit):
Series A Convertible Preferred Stock	1	-	(1)	G	-	-		-
Common stock	77	-	(79)	F	3	(1)	L	2
			4	Hb
			1	D
Additional paid-in capital	119,464	-	116,650	D	276,233	(116,650)	L	159,583
			(4,823)	E
			79	F		-
			(750)	B
			(1,017)	Ha
			3,017	Hb
			43,612	I
			1	G
Stock payable	663	-	-		663	-		663
Subscription receivable	(56)	-	-		(56)			(56)
Accumulated deficit	(163,038)	(4,823)	4,823	E	165,380	-		(165,380)
			(1,050)	B
			(1,292)	J
Total stockholders’ equity (deficit)	(42,889)	(4,823)	(3,092)		111,463	(116,651)		(5,188)
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	$32,288	$116,982	$(19,509)		$129,761	$(97,647)		$32,114

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2022, are as follows:

(A)	Reflects the reclassification of Investments Held in Trust to cash.

(B)	Represents preliminary estimated direct and incremental transaction costs to be incurred by NaturalShrimp and Yotta. As the transaction will be accounted for as a reverse recapitalization of NaturalShrimp, costs incurred to consummate the Business Combination by NaturalShrimp are accounted for as a reduction of additional paid in capital and costs incurred by Yotta are expensed as incurred.

(C)	Reflects payment of the deferred underwriting fee from funds held in trust.

(D)	Reflects the reclassification of 11,500,000 shares of Common Stock subject to possible redemption from temporary equity to permanent equity upon the expiration of the redemption feature.

(E)	Represents elimination of Yotta’s historical accumulated deficit in connection with the recapitalization of NaturalShrimp into Yotta.

(F)	Represents recapitalization of historical equity upon Yotta’s issuance of the 17,500,000 shares of Common Stock upon the Business Combination in exchange for the 768,561,129 shares of NaturalShrimp Common Stock outstanding as of December 31, 2022.

(G)	Represents the cancelation of the Series A Preferred in accordance with the Merger Agreement for no consideration.

(Ha)	Represents the difference between fair value of the Series E Preferred and its carrying value. Due to the amendment to the terms for Series E Preferred in November 2022, they no longer provide for redemption upon the Closing, and such fundamental changes in terms are considered an extinguishment. The difference between the fair value and carrying value of the Series E Preferred is treated as a return to (or from) the holder of the preferred stock in a manner similar to dividends paid on preferred stock. The excess of fair value of the consideration transferred over the carrying amount of the preferred stock is treated as a dividend and charged against retained earnings or, in absence of retained earnings, charged against paid-in-capital. The NaturalShrimp Common Stock share equivalents issuable upon the assumed conversion of the Series E Preferred are calculated based on the restructured terms of the Series E Preferred, where the numerator is equal to 1,670 shares of Series E Preferred times the Stated Value of $1,200 per share, multiplied by the contractual multiple of 1.25 (which results in the numerator of $2,505,000), divided by the denominator equal to (ii) 80% of the volume weighted average price of the NaturalShrimp Common Stock during the five trading day period immediately prior to the assumed Closing Date (which results in the denominator equal to $0.082 multiplied by 80%, to equal $0.066 assuming the Closing Date is December 31, 2022) of the fair value of the resulting 38,232,601 shares of NaturalShrimp Common Stock is $3,020,375 based on the $0.079 market value as of December 31, 2022. Therefore, the $1,016,818 difference between the fair value of the converted shares of $3,020,375 and the carrying value of the Series E Preferred as of December 31, 2022, of $2,003,557, was accounted as a deemed dividend.

(Hb)	Reflects the assumed conversion of the outstanding 1,670 shares of Series E Preferred into 38,232,601 shares of NaturalShrimp Common Stock at the closing of the Business Combination, in accordance with the terms of the Restructuring Agreement, with the assumptions used for the number of shares of NaturalShrimp Common Stock into which the Series E Preferred converted as discussed in Ha above.

(I)

Reflects the reclassification of the Series F Preferred from mezzanine into additional paid-in capital upon the Business Combination.

Each of Gerald Easterling, NaturalShrimp’s President, Chief Executive Officer, and a Director, William Delgado, NaturalShrimp’s Chief Financial Officer and a Director, and Tom Untermeyer, NaturalShrimp’s Chief Operating Officer, Chief Technology Officer, and a Director, is to receive, by virtue of their ownership of Series F Preferred, 8% of the shares issued to the NaturalShrimp Securityholders at the Business Combination (or 24% in total of the 17,500,000 shares issued to the NaturalShrimp Securityholders, which is equivalent to 4,200,000 shares of New NaturalShrimp Common Stock with the total fair value of $42,000,000). The issuance of shares to Gerald Easterling, William Delgado, and Tom Untermeyer will be subject to a 12-month service requirement post-Business Combination. The shares will be issued and placed in escrow until the vesting conditions are satisfied. These arrangements are accounted for as a reverse stock split followed by the grant of nonvested stock subject to a 12-month service requirement post Business Combination. As such, these compensation costs will be recognized over the 12-month service period following the Business Combination.

(J)	Reflects the change in fair value for warrant liability upon modification per the Business Combination and the redemption of warrants liability settled in cash at the holder’s option. The original warrant exercise price ranged from $0.35 to $0.75, and with all terms to end during 2026, with a fair value as of December 31, 2022 of $892,000. The Business Combination called for the NaturalShrimp Warrants to be cancelled and settled based on a Black Scholes Value as of at least five days prior to the Closing, with the assumptions being the share price based on the highest observed daily VWAP price from the trading day before the Merger Announcement Date (October 24, 2022) to the Transaction Date (December 31, 2022). This price was $0.1835 on October 27, 2022; an exercise price based on 80% of the average volume weighted average price of the NaturalShrimp Common Stock during the five trading day period immediately prior to the Closing Date (which was $0.082 multiplied by 80%, to equal $0.066), a risk-free interest rate of 4.27%, the expected volatility of the NaturalShrimp Common Stock of 100%; and a dividend rate of 0%, resulting in a fair value per warrant of $0.1176. Based on the 18,573,116 outstanding NaturalShrimp Warrants it resulted in a total fair value of $2,184,000, whereby the modification was an increase in the fair value totaling $1,292,000.

(K)	Reflects the mandatory prepayment term added in the Restructuring Agreement, setting forth that the outstanding balance of the Restructured Senior Note must have a payment made within three trading days of the closing of the Business Combination, which is to be lesser of one-third of the amount retained in the Trust Account at the time at which the Merger becomes effective or $10,000,000, plus a 15% required exit fee. Under the no redemption scenario, one-third of the amount retained in the Trust Account would be approximately $38,553,000 and therefore the mandatory prepayment would be the $10,000,000 plus an exit fee of $1,500,000. NaturalShrimp elected to account for the note at fair value (inclusive of the exit fee) subsequent to the amendments on November 4, 2022, and as such, under the no redemption scenario, the mandatory prepayment of $10,000,000 plus an exit fee of $1,500,000 is applied against the carrying value of the Restructured Senior Note payable at the effective date of the Merger.

(L)	Represents the maximum redemption of 11,500,000 of the Public Shares subject to redemption, plus the investment interest earned, under the maximum redemption scenario.

(M)	Reflects the reversal of the payments on the restructured Convertible Note. The repayment of the Convertible Note is subject to the closing of the Business Combination under both the no redemption and maximum redemption scenarios. Based on the terms of the restructured Convertible Note, the mandatory prepayment at the Closing Date is the lesser of $10,000,000 (or $11,500,000 including exit fees) or one-third of the amount retained in the Trust Account. Based on the lack of funds in the Trust Account, mandatory prepayment is deemed to be zero under the maximum redemption scenario. The Business Combination can be consummated under the maximum redemption scenario without the payment on the Convertible Note at the Closing Date, however, NaturalShrimp will need to meet other equity financing requirements under the maximum redemption scenario as described in adjustment N.

(N)	Represents necessary borrowings to satisfy maximum redemption request. Under the maximum redemption scenario, on a pro forma combined basis, we estimate that New NaturalShrimp’s net tangible assets would be ($21,191,130), meaning that the parties would not be able to consummate the Business Combination. Yotta’s Current Charter provides that Yotta may not consummate any business combination unless it has net tangible assets of at least $5,000,001 upon consummation. Under the maximum redemption scenario, Yotta will need additional equity financing in order to meet the requirement of the minimum net tangible assets. Yotta may also enter into agreements with holders of Public Shares in which the holders agree to not redeem their Public Shares so as to ensure that the net tangible assets test is satisfied.

The computations of the pro forma net tangible assets under the no redemption and maximum redemption scenarios are as follows:

	Assuming No Redemption	Assuming Full Redemption
Total stockholders’ equity (deficit)	111,462,973	(5,188,488)
Intangible assets	(16,002,642)	(16,002,642)
Proforma net tangible assets	95,460,331	(21,191,130)

NaturalShrimp and Yotta Acquisition

Unaudited Pro Forma Condensed Combined Detailed Adjusted Statement of Operations

In thousands

For the Year Ended December 31, 2022

	For the Year Ended December 31, 2022				For the Year Ended December 31, 2022		For the Year Ended December 31, 2022
	NaturalShrimp (Historical)	Yotta Acquisition Corporation (Historical)	Transaction Accounting Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)

Revenue:
Revenue	$203	$-	$-		$203	$-	$203
Operating costs and expenses:
General and administrative	49,031	1,021	42,000	FF	92,052	-	92,052
Franchise tax expenses	-	176	-		176	-	176
Research and development	382	-	-		382	-	382
Facility operations	3,007	-	-		3,007	-	3,007
Depreciation	1,826	-	-		1,826	-	1,826
Amortization	1,470	-	-		1,470	-	1,470
Transaction costs	-	-	1,050	DD	1,050	-	1,050
Total operating costs and expenses	55,716	1,197	43,050		99,963	-	99,963
Loss from operations	(55,513)	(1,197)	(43,050)		(99,760)	-	(99,760)
Other income (expense):
Interest expense	(2,173)	-	2,173	CC	-	-	-
Interest expense- related party	(10)	-	-		(10)	-	(10)
Amortization of debt discount	(7,060)	-	7,060	CC	-	-	-
Financing costs	(401)	-	-		(401)	-	(401)
Change in fair value of derivative liability	695	-	(695)	CC	-	-	-
Change in fair value of warrant liability	5,155	-	(5,155)	BB	(1,292)	-	(1,292)
			(1,292)	EE
Change in fair value of restructured notes	(1,595)	-	-		(1,595)	-	(1,595)
Gain on Vero Blue debt settlement	316	-	-		316	-	316
Gain on extinguishment of debt	2,383	-	(2,383)	CC	-	-	-
Loss due to fire	(869)	-	-		(869)	-	(869)
Interest earned on investment held in Trust Account	-	1,651	(1,651)	AA	-	-	-
Total other income (expense)	(3,559)	1,651	(1,943)		(3,851)	-	(3,851)
Net income (loss) before tax	(59,072)	454	(44,993)		(103,611)	-	(103,611)
Income tax provision	-	(310)	-		(310)	-	(310)
Net income (loss)	$(59,072)	$144	$(44,993)		$(103,921)	$-	$(103,921)

	NaturalShrimp (Historical)	Yotta (Historical)	Assuming No Redemptions	Assuming Maximum Redemption
Weighted average shares outstanding, basic and diluted, redeemable shares subject to redemption	-	7,972,527	-	-
Weighted average shares outstanding, basic and diluted, non-redeemable shares	716,843,791	2,902,212	33,927,850	22,427,850
Basic net (loss) income per share	(0.08)	0.01	(3.03)	(4.59)
Diluted net (loss) income per share	(0.08)	0.01	(3.03)	(4.59)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022, are as follows:

(AA)	Represents the elimination of interest income earned on investments held in Trust Account. This adjustment is non-recurring in nature and is not expected to have a continuing effect on future period statements of operations.

(BB)	Reflects an adjustment to eliminate the change in fair value of warrant liabilities associated with the NaturalShrimp Warrants, as such warrants were assumed to have been settled in cash at Closing, assumed to have occurred as of January 1, 2022.

(CC)

Reflects an adjustment to eliminate the interest expenses, discount amortization and change in fair value of derivative liabilities associated with the Convertible Note and the August Note. On November 4, 2022, NaturalShrimp and the holder of the Convertible Note and the August Note entered into a Restructuring Agreement (i) providing that, contingent on and effective as of the Effective Time, the Convertible Note will be amended to eliminate the conversion option thereof, extend the term to 12 months from the Closing or termination of the Merger Agreement, provided not to be later than June 30, 2024, and establish new repayment terms such that the Convertible Note has the mandatory prepayment feature with the remainder of the outstanding balance to be repaid ratably over the one-year period after the Business Combination, and (ii) with respect to the August Note removing the 10% uplist fee if the uplist did not occur, providing for an additional 2% increase in the outstanding balance of the August Note for each period in which the Closing did not occur after December 31, 2022, and removing the access to $3,900,000 in escrow in relation to the original August Note.

With respect to the Convertible Note and August Note, NaturalShrimp accounted for the amendment and restatement of these notes as an extinguishment, as the features of the modified notes were fundamentally different. NaturalShrimp elected to account for the Convertible Note and August Note at fair value subsequent to the November 4, 2022 date of the Restructuring Agreement, which amendments were deemed to have occurred as of January 1, 2022. The change in the fair value of the Convertible Note between January 1, 2022 and November 4, 2022 (amendment date) cannot be estimated due to the large range of possible assumed settlement scenarios at various valuation dates.

(DD)	Represents the transaction costs expected to be incurred by Yotta. Since the Business Combination is expected to be accounted for as a reverse merger and recapitalization of NaturalShrimp into Yotta, the costs incurred by Yotta to consummate the merger are expensed as incurred. This adjustment is non-recurring in nature and is not expected to have a continuing effect on future period statements of operations.

(EE)	Reflects the remeasurement of the warrants liability as of the Closing Date, prior to their settlement, assumed to have occurred as of January 1, 2022.

(FF)	Reflects the compensation expense related to the shares issued to each of Gerald Easterling, William Delgado, and Tom Untermeyer, each of whom is to receive, by virtue of their ownership of Series F Preferred, 8% of the shares issued to the NaturalShrimp Securityholders at the Business Combination in exchange for the Series F Preferred (or 24% in total of the 17,500,000 shares issued to the NaturalShrimp Securityholders, which is equivalent to 4,200,000 shares of New NaturalShrimp Common Stock with the total fair value of $42,000,000). The issuance of shares to Gerald Easterling, William Delgado, and Tom Untermeyer is subject to a 12-month service requirement post-Business Combination. The shares would have been issued and placed in escrow until the vesting conditions are satisfied. Such arrangements based on certain performance criteria tantamount to reverse stock splits followed by the grant of nonvested stock subject to performance. As such, these arrangements are presumed to be compensatory. Accordingly, compensation cost generally was measured based on the fair value of the shares at the grant date and recognized over the requisite service period. Assuming the merger occurred as of January 1, 2022, the entire fair value of the shares received by Gerald Easterling, William Delgado, and Tom Untermeyer would have been vested by December 31, 2022.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation and Accounting Policies

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with GAAP because NaturalShrimp has been determined to be the accounting acquirer under ASC 805 under the no-redemption scenario. Under this method of accounting, Yotta will be treated as the “acquired” company for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of NaturalShrimp will become the historical financial statements of the Combined Company, and Yotta’s assets, liabilities and results of operations will be consolidated with NaturalShrimp beginning on the acquisition date. For accounting purposes, the financial statements of the Combined Company will represent a continuation of the financial statements of NaturalShrimp with the Business Combination being treated as the equivalent of NaturalShrimp issuing stock for the net assets of Yotta, accompanied by a recapitalization. The net assets of Yotta will be stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of NaturalShrimp in future reports of the Combined Company.

Upon consummation of the Business Combination, the Combined Company will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Combined Company upon consummation of the Business Combination in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Merger Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the Combined Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Yotta and NaturalShrimp have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information contained herein assumes that the Yotta stockholders approve the Business Combination. Pursuant to its existing charter, Yotta will provide stockholders the opportunity to redeem the outstanding shares of common stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of the IPO, as of two business days prior to the consummation of the transactions contemplated by the Merger Agreement (including interest earned on the funds held in the Trust Account, net of taxes) upon the closing of the transactions contemplated by the Merger Agreement.

The level of redemptions assumed in the unaudited pro forma condensed combined balance sheet and statements of operations are based on the assumption that there are no adjustments for the outstanding Public Warrants issued in connection with the IPO as such securities are not exercisable until the later of the completion of an initial business combination and April 22, 2023.

As a condition and an inducement to the Closing, the Sponsor of Yotta and Yotta will enter into and deliver a Sponsor Forfeiture Agreement, pursuant to which Sponsor agrees that 35%, or 1,006,250, shares of Common Stock held by Sponsor as of the Closing shall be forfeited at Closing and up to an equivalent number of shares of Common Stock shall be issued to existing Yotta stockholders that execute non-redemption agreements on a pro rata basis based on the total number of shares represented by Yotta stockholders that execute such non-redemption agreements. The transfer of the shares is deemed a compensation for the Yotta stockholders’ commitment and the fair value of the shares at the date of such non-redemption agreements was determined to be a contribution from the Sponsor for the merger closing costs in accordance with Staff Accounting Bulletin Topic 5T. These merger closing costs will be expensed at the Closing Date. As there were non-redemption agreements executed through the date of this proxy statement/information statement/prospectus, the pro forma condensed financial statements will reflect impact of such transfer of the shares upon the execution of such non-redemption agreements. If 1,006,250 shares of Common Stock are transferred the maximum expense would be approximately $9,100,000 based on the estimated fair value of the founder shares at December 31, 2022 (assuming 10% discount for lack of marketability) with the corresponding increase in the paid-in-capital.

The following summarizes the pro forma shares of New NaturalShrimp Common Stock to be issued and outstanding immediately after the Business Combination, presented under the above scenarios:

	Assuming No Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%
NaturalShrimp Common Shareholders	12,669,735	37.3%	12,669,735	56.5%
NaturalShrimp Series E Preferred Shareholders	630,265	1.9	630,265	2.8
NaturalShrimp Series F Preferred Shareholders	4,200,000	12.4	4,200,000	18.7
Yotta Stockholders	15,902,850	46.9%	4,402,850	19.7%
Representative	525,000	1.5%	525,000	2.3%
Pro Forma Common Stock at December 31, 2022	33,927,850	100.0%	22,427,850	100.0%

The following table summarizes the total shares of New NaturalShrimp Common Stock issued to the NaturalShrimp Securityholders consisting of holders of NaturalShrimp Common Stock, Series E Preferred Stock and Series F Preferred Stock in both the no redemption and maximum redemption scenarios as of December 31, 2022:

	Shares	%
Common Stockholders	12,669,735	72.4%
Series E Preferred Stockholders	630,265	3.6%
Series F Preferred Stockholders	4,200,000	24.0%
Total	17,500,000	100.0%

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Combined Company following the completion of the Business Combination. The unaudited pro forma adjustments represent the Combined Company management’s estimates based on information available as of the dates of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The pro forma basic and diluted income per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of New NaturalShrimp Common Stock outstanding, assuming the Business Combination occurred on January 1, 2022.

3.	Income (loss) per share

Income (loss) per share represents the income per share calculated using the weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming all shares were outstanding since January 1, 2022, including the shares of Common Stock that Yotta issued in the IPO. As a result, the outstanding shares of Common Stock related to the Yotta stockholders include:

	Shares	%
Yotta Public Stockholders	12,506,250	78.7%
Yotta Founder Share Holders	2,212,250	13.9%
Shares Underlying Public Rights	1,150,000	7.2%
Shares Underlying Private Rights	34,350	0.2%
Total	15,902,850	100.0%

The shares issued at the IPO were included from January 1, 2022, the beginning of the earliest period presented, because Yotta would have needed to complete its IPO in order to complete the Business Combination. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented.

Under the maximum redemption scenario, the shares assumed to be redeemed by the public stockholders are eliminated as of January 1, 2022. No unexercised warrants were included in the earnings per share calculation as they would be anti-dilutive.

Yotta had 11,843,500 Public and Private Rights outstanding at December 31, 2022. Each holder of a Right will receive one-tenth of one share of New NaturalShrimp Common Stock upon consummation of the Business Combination, even if the holder of such Right redeemed all shares of Common Stock held by it in connection with the Business Combination. No fractional shares will be issued upon conversion of the Rights. No additional consideration will be required to be paid by a holder of Rights in order to receive its additional shares of New NaturalShrimp Common Stock upon consummation of the Business Combination, as the consideration related thereto has been included in the Unit purchase price paid for by investors in the IPO. Yotta assessed the classification of the Rights issued at the time of the IPO. The Rights were classified within the stockholders’ equity because the settlement terms are fixed and the underlying shares of Common Stock issuable upon exercises would be classified in stockholder’s equity. Accordingly, the Rights were classified in stockholders’ equity because they are indexed to the Common Stock. The Rights were accounted for as equity at the IPO date with the portion of the proceeds allocated to them and 1,184,350 shares of Common Stock issuable upon conversion of the Rights were included in the outstanding shares of Common Stock of the Yotta Public Stockholders above and in the calculation of pro forma earnings per share.

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2022
	Assuming No Redemption	Assuming Maximum Redemption
Pro forma net loss	$(102,870,075)	$(102,870,075)
Shares outstanding of common stock – basic	33,927,850	22,427,850
Shares outstanding of common stock – diluted	33,927,850	22,427,850
Net income per share attributable to common stockholders – basic	$(3.03)	$(4.59)
Net income per share attributable to common stockholders – diluted	$(3.03)	$(4.59)

The following outstanding shares of Common Stock equivalents are excluded from the computation of pro forma diluted net loss per share for all the periods and scenarios presented because as they have an anti-dilutive effect.

	For the Year Ended December 31, 2022
	Pro Forma Combined
	Assuming No Redemption	Assuming Maximum Redemption
Yotta Public Warrants	11,500,000	11,500,000
Yotta Private Warrants	343,500	343,500
Total	11,843,500	11,843,500

The 10,000,000 Contingent Merger Consideration Shares are contingently issuable and excluded from the calculation of pro forma net loss per share and the anti-dilutive table for all the periods and scenarios presented as such shares are contingently issuable based on the achievement of set revenue targets. The contingent consideration obligation will be recognized when the contingency is resolved, and the consideration is paid or becomes payable.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA COMBINED PER SHARE
FINANCIAL INFORMATION

The following tables set forth:

●	historical per share information of Yotta for the year ended December 31, 2022;

●	historical per share information of NaturalShrimp for the year ended December 31, 2022. The historical unaudited condensed financial statements of NaturalShrimp for the year ended December 31, 2022 were conformed by adding together the statements of operations for the nine months ended December 31, 2022 and the three months ended March 31, 2022; and

●	unaudited pro forma per share information of the Combined Company for the year ended December 31, 2022, after giving effect to the Business Combination, as follows:

Assuming No Redemption: This presentation assumes that no public stockholders of Yotta exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account.

Assuming Maximum Redemption: This presentation assumes that public stockholders exercise their redemption rights for all 11,500,000 Public Shares in exchange for their pro rata share of the $116,651,461 currently held in the Trust Account.

The following tables should be read in conjunction with the summary historical financial information included elsewhere in this proxy statement/information statement/prospectus and the historical financial statements of Yotta and NaturalShrimp and the related notes thereto that are included elsewhere in this proxy statement/information statement/prospectus. The unaudited Yotta and NaturalShrimp pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and the related notes thereto included elsewhere in this proxy statement/information statement/prospectus.

The unaudited pro forma combined net income per share information below does not purport to represent the actual results of operations that would have occurred had the companies been combined during the periods presented, nor does it purport to represent the actual results of operations for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Yotta and NaturalShrimp would have been had the companies been combined during the periods presented.

			Combined Pro Forma		Combined Company Equivalent Per Share Pro Forma
	Yotta (Historical)	NaturalShrimp (Historical)	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
As of and for the period ended December 31, 2022
Book Value per share (1)	$(0.60)	$(0.06)	$3.29	$(0.23)	$0.07	$(0.00)
Weighted average shares outstanding of common stock – basic	7,972,527	716,843,791	33,927,850	22,427,850	15,199,019	15,199,019
Weighted average shares outstanding of common stock – diluted	2,902,212	716,843,791	33,927,850	22,427,850	15,199,019	15,199,019
Net loss per share of common stock – basic	$0.01	$(0.08)	$(3.03)	$(4.59)	$(0.06)	$(0.10)
Net loss per share of common stock – diluted	$0.01	$(0.08)	$(3.03)	$(4.59)	$(0.06)	$(0.10)

(1)	Book value per share = (total equity)/common shares outstanding

YOTTA’S DIRECTORS AND EXECUTIVE OFFICERS

Current Directors and Executive Officers

Yotta’s directors and executive officers are as follows as of the Record Date:

Name	Age	Position
Hui Chen		Chief Executive Officer and Director
Robert L. Labbe		Chief Financial Officer and Director
Brandon Miller		Independent Director
Daniel M. McCabe		Independent Director
Michael Lazar		Independent Director

Hui Chen has been our Chief Executive Officer and director since December 2021. Mr. Chen is a cross-industry expert in computer science and law. Mr. Chen founded Law Offices of Hui Chen & Associates, PC in 2012, a New York-based law firm. Mr. Chen focuses his practice on patent prosecution, copyright infringement, and other general intellectual property matters. Mr. Chen has also been an adjunct professor at Hofstra University since September 2019, where he instructs multiple undergraduate computer science programming courses in Visual C++. Before joining Hofstra University, Mr. Chen was an adjunct associate professor at John Jay College of Criminal Justice, Pace University, Touro College, and Saint Francis College between 2000 and 2018 and was a full-time professor at Technical Career of Institute, College of Technology from December 2011 to December 2017. Before forming his law office in 2012, Mr. Chen worked for multiple Fortune 500 companies. Mr. Chen worked as an Oracle developer at eBay, Inc. from February 2008 to May 2015. Mr. Chen worked at IBM Global Services, where he was a solo back-end developer in designing and building the database and back-end process for DHS Inspection Application, from November 2007 to March 2008, and a programmer analyst between March 1998 and May 2004. Mr. Chen also worked at MultiPlan Inc. between June 2005 and February 2008 as a technical lead where he participated in designing new application systems and partnered with external vendors in coding and implementing new systems by using Java and Oracle PL/SQL. Before that, Mr. Chen worked at Pepsi Cola Inc. from January 2004 to June 2005, where he designed, coded, implemented, and documented a growth forecasting system and developed an automatic purchasing system. Mr. Chen received a Bachelor’s degree in Mechanical Engineering from Shanghai Jiaotong University in 1992, a Bachelor’s degree in HVAC from Technical Career Institutes in 1997, a Master of Science degree in Computer Science from Pace University in 2000, and his J.D. degree from Cardozo School of Law, Yeshiva University in 2010. We believe that Mr. Chen’s access to contacts and sources, ranging from high-technology companies and legal contacts, will allow us to generate acquisition opportunities and identify suitable acquisition candidates and makes him qualified to serve on the Board.

Robert L. Labbe has been our Chief Financial Officer and director since December 2021. Mr. Labbe is a real estate veteran and real estate finance attorney licensed in California and New York with over thirty (30) years of experience in real estate. Mr. Labbe also has been a manager of MCAP Realty Advisors, LLC, a real estate advisor company, since January 2010. Mr. Labbe has been the general counsel of Global Premier Development Inc. and Global Premier America, LLC, real estate development companies, from March 2012 to December 2021. Mr. Labbe was a co-founder, general counsel, and managing director of Lenders Direct Capital, a wholesale lender, and its retail affiliate Lenders Republic Financial, a nationwide mortgage banker, from May 2003 to December 2007. Mr. Labbe was also a co-founder and partner at Mazda Butler LLP, a commercial and real estate law firm in California, from January 2003 to December 2007. Mr. Labbe co-founded First Allegiance Financial, a national specialty finance company, where he was the president and chairman from September 1996 to December 1998. First Allegiance Financial was acquired by City Holding Company, a financial holding company, for approximately $22 million in 1997. Mr. Labbe received his Bachelor’s degree in Civil Law (B.C.L.) and Bachelor of Laws degree (LL.B.) from McGill University in 1982 and 1983, respectively. Mr. Labbe also received his Diplome d’Etude Collegiale St. Lawrence College (Quebec) in 1978. Mr. Labbe is a licensed broker with the California Department of Real Estate since 1990. Mr. Labbe also holds the UC Irvine Extension Light Construction and Development Management Program Certificate. We believe that Mr. Labbe is qualified to serve as a member of the Board due to his entrepreneurship and extensive experience in the real estate industry.

Brandon Miller is an independent director of our board. Mr. Miller has been the managing partner at Aspect Property Management LLC, a property management company in Connecticut, since January 2015. Before joining Aspect Property Management LLC, Mr. Miller spent a decade in the consulting industry at Matté & Company, a private and public sector consulting company from January 2005 to January 2015, where he offered executive recruiting, strategic planning, leadership, and corporate consulting services. Mr. Miller was a corporate controller at Corporate Dining Solutions, a corporate catering company, from 2003 to 2005. Mr. Miller is presently a certified manager of community associations (CMCA) and an association management specialist (AMS). Mr. Miller received his Bachelor’s degree in Finance from the University of Bridgeport in 1986 and studied in Mechanical Engineering at North Carolina State University from 1980 to 1983. We believe that Mr. Miller is qualified to serve as a member of the Board to his extensive experience in the real estate and business consulting industries.

Daniel M. McCabe is an independent director of our board. Mr. McCabe has been the managing partner of 1200 Summer Street Associates, a partnership focusing on real estate investment and management, since 1985. Mr. McCabe also has been the founding member of Daniel M. McCabe, LLC, a general practice law firm in Connecticut, since 1982. Prior to that, Mr. McCabe joined the law firm of Brennan, Dichter & Brennan in 1976 as an associate and became a partner in 1982. Mr. McCabe started his legal career as an assistant clerk of the Superior Court at Stamford from 1974 to 1976. Mr. McCabe obtained his Bachelor’s degree in Economics from University of Bridgeport in 1971 and Juris Doctor degree from St. John’s University Law School in 1974. We believe that Mr. McCabe is qualified to serve as a member of the Board due to his legal experience, contacts, and relationships.

Michael Lazar is an independent director of our board. Mr. Lazar has over 14 years of experience in guiding corporate issuers with the filing of their regulatory filings with the SEC. Mr. Lazar founded Empire Filings, a full-service financial printer, in October 2020, and has been the chief executive officer of the company since then. Mr. Lazar acted as the chief executive officer of Adorbs, Inc., an organic apparel company quoted on the OTC market, from April 2019 to October 2020. Prior to that, Mr. Lazar worked at S2 Filings, a full-service financial printer, from August 2016 to October 2020. Mr. Lazar started his career in the financial printer industry at Vintage Filings, a full-service financial printer and a division of PR Newswire, from August 2006 to August 2016. Mr. Lazar obtained his Bachelor’s degree in Economics from Brooklyn College in 2004. We believe that Mr. Lazar is qualified to serve as a member of the Board due to his experience in business management.

Number and Terms of Office of Officers and Directors

We have five directors. Each member of our board of directors will be elected at our annual meetings. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq.

Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the Board.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Other than the monthly rent expenses of $10,000, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than the Board and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Director Independence

Nasdaq requires that a majority of the Board must be composed of “independent directors.” Currently, Brandon Miller, Daniel M. McCabe, and Michael Lazar would each be considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors have regularly scheduled meetings at which only independent directors are present.

We will only enter into a business combination if it is approved by a majority of our independent directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must also be approved by our audit committee and a majority of disinterested independent directors.

Audit Committee

Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee all of whom must be independent. We have established an audit committee of the board of directors, which consists of Brandon Miller, Daniel M. McCabe, and Michael Lazar, each of whom is an independent director under Nasdaq’s listing standards. Brandon Miller is the Chairperson of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board has determined that Brandon Miller qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

We have established a nominating committee of the Board, which consists of Brandon Miller, Daniel M. McCabe, and Michael Lazar, each of whom is an independent director under Nasdaq’s listing standards. Michael Lazar is the Chairperson of the nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

We have established a compensation committee of the Board, which consists of Brandon Miller, Daniel M. McCabe, and Michael Lazar, each of whom is an independent director under Nasdaq’s listing standards. Daniel M. McCabe is the Chairperson of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer and Chief Financial Officer’s compensation, evaluating our Chief Executive Officer and Chief Financial Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer and Chief Financial Officer based on such evaluation;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Stockholders should be aware of the following potential conflicts of interest:

●	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

●	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

●	Unless we consummate our initial business combination, our officers, directors and insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account and the amount of interest income from the Trust Account that may be released to us as working capital.

●	The insider shares beneficially owned by our officers and directors will be released from escrow only if our initial business combination is successfully completed. Additionally, if we are unable to complete an initial business combination within the required time frame, our officers and directors will not be entitled to receive any amounts held in the Trust Account with respect to any of their insider shares or private units. Furthermore, our insiders (and/or their designees) have agreed that the private units will not be sold or transferred by them until after we have completed our initial business combination. For the foregoing reasons, the Board may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect our initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. In order to minimize potential conflicts of interest which may arise from multiple affiliations, our officers and directors (other than our independent directors) have agreed to present to us for our consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of: (i) our consummation of an initial business combination and (ii) nine months (or up to 15 months, as applicable) from the date of the closing of the IPO. This agreement is, however, subject to any pre-existing fiduciary and contractual obligations such officer or director may from time to time have to another entity. Accordingly, if any of them becomes aware of a business combination opportunity which is suitable for an entity to which he or she has pre-existing fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the pre-existing fiduciary duties or contractual obligations of our officers and directors will materially undermine our ability to complete our business combination because in most cases the affiliated companies are closely held entities controlled by the officer or director or the nature of the affiliated company’s business is such that it is unlikely that a conflict will arise.

Our insiders have agreed to vote any shares of Common Stock held by them in favor of our initial business combination. In addition, they have agreed to waive their respective rights to receive any amounts held in the Trust Account with respect to their founders shares and shares included in the Private Units if we are unable to complete our initial business combination within the required time frame. If they purchase shares of Common Stock in the open market, however, they would be entitled to receive their pro rata share of the amounts held in the Trust Account if we are unable to complete our initial business combination within the required time frame, but have agreed not to redeem such shares in connection with the consummation of our initial business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of the Board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or insiders, unless we have obtained (i) an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). Furthermore, in no event will our insiders or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

Limitation on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Notwithstanding the foregoing, as set forth in our Certificate of Incorporation, such indemnification will not extend to any claims our insiders may make to us to cover any loss that they may sustain as a result of their agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DIRECTORS AND EXECUTIVE OFFICERS OF NEW NATURALSHRIMP AFTER THE
BUSINESS COMBINATION

Directors and Executive Officers

The following table sets forth certain information relating to the persons who will serve as executive officers and directors of New NaturalShrimp, as well as the Surviving Corporation, immediately following the consummation of the Business Combination.

Name	Age	Position/Title
Gerald Easterling	75	Chief Executive Officer, President, and Director
William Delgado	63	Chief Financial Officer, Treasurer, and Director
Tom Untermeyer	63	Chief Operating Officer, Chief Technology Officer, Secretary, and Director
Edward Johnson	63	Director
Dr. Paraic J. Mulgrew	77	Director
Thomas B. Pickens III	66	Director
Dr. Edward R. Rashid	74	Director

Pursuant to New NaturalShrimp’s Amended Charter and bylaws, directors of New NaturalShrimp will serve for a term of one year and until their successors are elected at its annual meeting of stockholders meeting and are qualified, subject to removal by the stockholders. Each executive officer will serve at the pleasure of the board of directors, for a term of one year and until his or her successor is elected at a meeting of the board of directors and is qualified.

Biographies of Executive Officers and Directors

Set forth below are brief accounts of the business experience during at least the past five years of each intended executive officer and director of New NaturalShrimp.

Gerald Easterling has served as President and a Director of NaturalShrimp since January 2015 and as its Chief Executive Officer since August 2019. He also co-founded and has served as President and a director of NSH since its inception in 2001. Mr. Easterling has over 40 years’ experience in the food business and related industries. From 1995 to 2001, Mr. Easterling was Chief Executive Officer and Chairman of the Board of Excel Vending Companies, headquartered in Austin, Texas, which utilized the Café Quick patented customer automated fast food vending equipment. He was co-founder and served as President and a Director of Cafe Quick Enterprises, Inc., a Dallas-headquartered company that designed, developed, and patented both packaging and the Café Quick automated fast food vending equipment. Café Quick licensed the patented technology manufacturing rights both domestically and internationally, from 1988 to 2008. Mr. Easterling has also served as a member of the board of directors of NSC and NS Global since 2001.

The NaturalShrimp Board believes that Mr. Easterling is qualified to serve as a director because of his business experience, including his experience as a director of companies in industries similar to those as NaturalShrimp, as described above.

William J. Delgado has served as Chief Financial Officer and Treasurer of NaturalShrimp since July 2015 and as a Director since May 2014. He also served as President of NaturalShrimp from May 2014 through January 2015. Mr. Delgado has served as a Director of Global Digital Solutions, Inc. (“GDSI”), a publicly traded company that provides cyber arms technology and complementary security and technology solutions, since 2005 and as its Chief Executive Officer and Chairman of the Board since May 2016. He also previously served as GDSI’s President and Chief Executive Officer and Chief Financial Officer from August 2004 to August 2013 and as its Executive Vice President in charge of business development from August 2013 to May 2016. He has also served as the President, Chief Executive Officer, and Chief Financial Officer of Eco-Growth Strategies, Inc., a nutraceutical company developing a range of CBD-based products, since May 2007.

Mr. Delgado began his career with Pacific Telephone in the Outside Plant Construction. He later transferred to their network engineering group and concluded his career at Pacific Bell as the Chief Budget Analyst for the Northern California region. Prior to that, in 1991 Mr. Delgado founded and served as President of All Star Telecom, specializing in Open Settlement Protocol construction and engineering and systems cabling. All Star Telecom was sold to International FiberCom, which provided a wide variety of services and equipment to the telecommunications, cable television and other related industries, in 1999 and Mr. Delgado served as Executive Vice President of International FiberCom until 2002. Thereafter, Mr. Delgado served as President and Chief Executive Officer of Pacific Comtel in San Diego, California, a provider of structured cabling design, installation, and maintenance for companies, governments, and educational institutions, that was acquired by GDSI in 2004. Mr. Delgado holds a BS with honors in Applied Economics from the University of San Francisco and Graduate studies in Telecommunications Management at Southern Methodist University.

The NaturalShrimp Board believes that Mr. Delgado is qualified to serve on the board because of his business experience, including his experience in management and as a director of public companies including GDSI and International FiberCom, as described above.

Thomas Untermeyer co-founded NSH and invented the initial technology behind its computer-controlled shrimp-raising system acquired by NaturalShrimp in 2015 and that forms the core of its business. He has served as a director of NaturalShrimp since September 2020, as its Chief Operating Officer since September 2019, its Chief Technology Officer since January 2015, and as its Secretary from September 2020 through February 2021. Prior to NaturalShrimp’s acquisition of NSH in 2015 he had been an engineering consultant to NSH since 2001. From 1981 to 2017 Mr. Untermeyer served as a Senior Program Manager with Southwest Research Institute, an independent and nonprofit applied research and development organization in San Antonio, Texas. His business experience includes systems engineering, program development, and technical management. Mr. Untermeyer has spent his entire career in the process of defining, designing, and developing electronic products and systems for both commercial and government clients. This has included small design programs to large multi-million dollar programs involving large multidisciplinary teams composed of software, electrical, and mechanical engineers. Mr. Untermeyer holds a Bachelor of Science in Electrical Engineering from St. Mary’s University.

The NaturalShrimp Board believes that Mr. Untermeyer is qualified to serve on the board because of his technical expertise and historical knowledge of its business.

Edward Johnson is a former professional basketball player, TV and radio personality, businessman, and philanthropist. He spent 17 seasons in the National Basketball Association (“NBA”) and a year in the Greek Basket League midway through his career. Playing nearly 1,200 games, Mr. Johnson retired from the NBA in 2000 with 19,202 total points. Before his retirement from the NBA, he began his transition into radio and television. He was a writer for USA Today and Hoops Hype and served as guest analyst on TNT, NBC, and Fox Sports. Today he is a television Color Analyst for the Phoenix Suns and serves as Co-Host of the NBA Today Show on Sirius XM Radio. Mr. Johnson’s business ventures have included being a founder of TeamPhone (now Smartnumbers), which offers software to ensure that telecommunications networks stay secure, reliable, and compliant, a co-founder of Fabric.com, a retailer of fabrics, trims, notions, and other supplies that was purchased by Amazon in 2008, and Hour25.AI Inc., whose tech solution, based on NBA-inspired methods, reduces, in real-time, digital destructions and toggle tax, where he serves as Chair of its Athletic Advisory Board. His philanthropic efforts have supported youth and women’s organizations including Big Brothers/Big Sisters, the Phoenix Youth Commission, and Helping Hands for Single Moms.

The NaturalShrimp Board believes that Mr. Johnson is qualified to serve on the board of New NaturalShrimp because of his business and media background.

Dr. Paraic J. Mulgrew LTC. MD. FACP received his Medical Degree from University College Dublin in 1969. He completed his medical training at the Wilmington Medical Center in Delaware and at Brooke Army Medical Center in San Antonio. He is Board Certified in Internal Medicine and Nephrology. He spent much of his Medical Career as Medical Director of Multiorgan Transplant Programs in San Antonio. He was drafted into the U.S. Army in 1972 and received a Regular Commission in 1975. Dr. Mulgrew is currently semi-retired. He has been active through his practice in identifying trends in both health and medicine. Dr. Mulgrew has been a long-term investor in NaturalShrimp and its predecessors since the early 2000s.

The NaturalShrimp Board believes that Dr. Mulgrew is qualified to serve on the board of New NaturalShrimp because of his education in organic sciences.

Thomas B. Pickens III currently serves as Chairman of the Board and Chief Executive Officer of Astrotech Corporation (Nasdaq: ASTC), a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology, since January 2007. Mr. Pickens also currently serves as Chairman and Chief Executive Officer of the Astrotech Corporation subsidiaries Astrotech Technologies Inc, 1st Detect, AgLAB Inc., and BreathTech Corporation.

Mr. Pickens received a Bachelor of Arts in Economics, Computer Science and Engineering from Southern Methodist University. From 1982 to 1984, Mr. Pickens was the founder and President of Beta Computer Systems, Inc.; from 1985 to 1995, founder and President of T.B. Pickens & Co.; from 1986 to 1988, founder and General Partner of Grace Pickens Acquisition Partners L.P.; from 1988 to 1989, founder and Managing Partner of Sumpter Partners. From 1988 to 1994, Mr. Pickens was the CEO of Catalyst Energy Corporation and CEO of United Thermal Corporation (NYSE), President of Golden Bear Corporation, President of United Hydro, Inc., President of Slate Creek Corporation and President of Eury Dam Corporation. From 1995 to 2003, Mr. Pickens was the founder and CEO of U.S. Utilities, The Code Corporation, Great Southern Water Corp., South Carolina Water & Sewer, Inc. and the founder and Managing Partner of Pickens Capital Income Fund L.P. From 2004 to 2006, he was the Co-Chairman of the Equity Committee during the bankruptcy of Mirant Corp. (Nasdaq: MIRKQ).

Mr. Pickens is currently the Chairman of the Board of Astrotech Corporation, Astrotech Technologies, Inc., 1st Detect Corporation, AgLAB, Inc., and BreathTech Corporation. He also currently serves on the board of Chroma, Inc. Mr. Pickens was previously the Chairman of the Board of Xplore Technologies Corporation (Nasdaq: XPLR) until it was sold to Zebra Technologies (Nasdaq: ZBRA) in July 2018. He has served as the Chairman of the Board of Astrotech Space Operations, Inc., Beta Computer Systems, Inc., Catalyst Energy Corporation, United Thermal (NYSE), Century Power Corporation, Vidilia Hydroelectric Corporation, U.S. Utilities, Great Southern Water Corp. and South Carolina Water & Sewer, Inc. He has served as a member on the boards of Trenwick America Reinsurance Corporation, Spacehab Inc. (Nasdaq), Advocate MD, Optifab, Inc. (Nasdaq) and was the New York chapter Chairman of United Shareholders Association, a shareholders’ rights organization.

The NaturalShrimp Board believes that Mr. Pickens is qualified to serve on the board of New NaturalShrimp because of his current and prior service, including as Chairman, on the board of directors of numerous SEC reporting and Nasdaq-listed companies.

Dr. Edward R. Rashid MD. FACP, graduated from the United States Air Force Academy in 1970, and completed his medical degree at Northwestern University in Chicago, Illinois in 1976. Dr. Rashid obtained his board certification in ophthalmology in 1981 and served as an ophthalmologist and flight surgeon in the United States Air Force for 20 years and achieved the rank of full Colonel. Dr. Rashid served as a consultant to the surgeon general of the Air Force and he was the residency training director of the Air Force’s only ophthalmology program. He developed the first nationally certified eye bank in the United States military health system and was awarded the legion of merit upon his retirement. In 1995, Dr. Rashid founded Eye Associates, which has grown to 60 employees with seven doctors and four office locations across South Texas. He served as President and Medical Director of the Alamo Laser Vision Center for over twenty years. Dr. Rashid has performed over 20,000 eye operations including approximately one thousand corneal transplants. He has held the position as full clinical Professor of Ophthalmology at the University of Texas Health Science Center for over 20 years. He has authored several chapters in books both in the United States and Europe. For 30 years, Dr. Rashid has served as the team ophthalmologist for the five-time World Champion San Antonio Spurs. He has been regularly selected, by his peers, to be recognized by the annual rating services “Best Doctors in Texas” and “Best Doctors in America.” He is currently focusing his time as a principal investigator on several research projects as he continues his responsibilities with the San Antonio Spurs.

The NaturalShrimp Board believes that Dr. Rashid is qualified to serve on the board of New NaturalShrimp because of his education in organic sciences.

The NaturalShrimp Board has determined that Thomas B. Pickens III, Dr. Paraic J. Mulgrew, Dr. Edward R. Rashid, and Edward Johnson will qualify as “independent directors” as defined under applicable Nasdaq rules and listing standards.

Family Relationships

There are no family relationships between or among any of the persons who will serve as directors or executive officers of New NaturalShrimp.

No Classified Board of Directors

New NaturalShrimp’s Board of Directors will have one class of directors, with each director being elected in each year and serving a one-year term.

Committees of the Board of Directors

The standing committees of Combined Company’s Board of Directors will consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The expected composition of each committee following the Business Combination is set forth below.

Audit Committee

Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and following the Business Combination will consist of [●], [●], and [●], each of whom is an independent director and is “financially literate” as defined under the Nasdaq listing standards. [●], will serve as chairman of the Audit Committee. Our Board has determined that [●], qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

The audit committee’s duties will be specified in an Audit Committee Charter.

Compensation Committee

Following the Business Combination, our Compensation Committee will consist of [●], [●], and [●], each of whom is an independent director under Nasdaq’s listing standards will serve as chairman of the Compensation Committee. The functions of the Compensation Committee will be set forth in a Compensation Committee Charter.

Nominating and Corporate Governance Committee

Following the Business Combination, our Nominating and Corporate Governance Committee will consist of [●], and [●], each of whom is an independent director under Nasdaq’s listing standards [●] will serve as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. The Nominating and Corporate Governance Committee considers persons identified by its members, management, shareholders, investment bankers and others.

The guidelines for selecting nominees, including nominees who will permit the Continuing Company to comply with applicable California and Nasdaq diversity standards, will be specified in a Nominating and Corporate Governance Committee Charter.

Code of Business Conduct and Ethics

We anticipate that, upon the consummation of the Business Combination, the New NaturalShrimp Board of Directors will adopt NaturalShrimp’s code of ethics, which applies to NaturalShrimp’s employees, officers, and directors, as its own. A copy of such code of ethics is available upon written request to NaturalShrimp.

Officer and Director Compensation Following the Business Combination

While we do not expect any material differences in the compensation of NaturalShrimp’s current executive officers once they become executive officers of the Surviving Corporation, we have not determined whether and to what extent directors of New NaturalShrimp and the Surviving Corporation will be paid for their service as directors.

Compensation of Directors and Executive Officers

The following table sets forth the compensation earned by NaturalShrimp’s directors and executive officers who will continue to serve in such capacities for New NaturalShrimp after consummation of the Business Combination for their services rendered in all capacities during the fiscal years ended March 31, 2022 and 2021.

Summary Compensation Table

				Stock	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(4)	($)	($)
Gerald Easterling,	2022	206,836	200,000	14,537,333	14,385	14,958,554
President and CEO(1)	2021	116,000	-	-	42,334	158,334

William Delgado,	2022	146,667	300,000	14,537,333	-	14,984,000
CFO(2)	2021	-	-	-	-	-

Tom Untermeyer,	2022	186,667	200,000	14,537,333	14,385	14,938,385
COO and CTO(3)	2021	112,000	-	-	12,885	124,885

(1)	Mr. Easterling is entitled to receive medical insurance reimbursement, of which $8,386 and $17,834 was paid during the fiscal years ended March 31, 2022 and 2021, respectively. Mr. Easterling is also entitled to an automobile allowance of $500 per month, of which $6,000 was paid during the fiscal year ended March 31, 2022. As of March 31, 2022 and 2021, Mr. Easterling is owed zero and $33,836, respectively, for accrued and unpaid salary. On March 1, 2022, Mr. Easterling was issued 250,000 shares of Series F Preferred Stock with a fair value of $14,537,333.
(2)	Mr. Delgado received compensation of $446,667 and zero for the fiscal years ended March 31, 2022 and 2021, respectively. On March 1, 2022, Mr. Delgado was issued 250,000 shares of Series F Preferred Stock with a fair value of $14,537,333.
(3)	As of March 31, 2022 and 2021, Mr. Untermeyer is owed $64,000 and $96,000, respectively, for accrued and unpaid salary. Mr. Untermeyer is entitled to receive medical insurance reimbursement, of which $8,385 was paid during the fiscal year ended March 31, 2022. Mr. Untermeyer is also entitled to an automobile allowance of $500 per month, of which $6,000 was paid during the fiscal year ended March 31, 2022. On March 1, 2022, Mr. Untermeyer was issued 250,000 shares of Series F Preferred Stock with a fair value of $14,537,333.
(4)	Please see Note 12 to NaturalShrimp’s audited financial statements for the fiscal year ended March 31, 2022, and for the period then ended, for a discussion of the assumptions made in the valuation of the stock awards.

Employment Agreements

Gerald Easterling

As of April 1, 2015, NaturalShrimp entered into an employment agreement with Gerald Easterling as its President, as amended pursuant to an amendment thereto dated as of May 21, 2021. The agreement as amended provides for an annual base salary of $180,000 and that Mr. Easterling may also receive one or more bonuses at such times and in such amounts as determined in the sole discretion of NaturalShrimp’s board of directors. Mr. Easterling is also entitled to certain benefits including health insurance, reimbursement of cell phone costs, and a monthly $500 car allowance.

Mr. Easterling’s employment agreement terminates automatically upon his death. In addition, NaturalShrimp may terminate the agreement because of Mr. Easterling’s Total Disability or for certain events constituting Cause, in each case as defined in the agreement, or without Cause. Mr. Easterling may terminate his employment agreement for certain events constituting Good Reason, as defined in the agreement, or without Good Reason.

The agreement provides that in the event that Mr. Easterling is terminated without Cause or resigns for Good Reason he will receive, as severance, his base salary for a period of 60 months following the date of termination. In the event of a Change of Control (as defined in the agreement) of NaturalShrimp, Mr. Easterling may elect to terminate the agreement within 30 days thereafter and upon such termination would be entitled to receive a lump sum payment equal to 500% of his annual base salary. The Business Combination would qualify as a Change of Control.

The agreement contains certain restrictive covenants relating to non-competition, non-solicitation of customers and non-solicitation of employees for a period of one year following termination of the agreement, as well as confidentiality provisions.

Tom Untermeyer

As of November 1, 2017, NaturalShrimp entered into an employment agreement with Tom Untermeyer as its Chief Technology Officer, as amended pursuant to an amendment thereto dated as of May 21, 2021. The agreement as amended provides for an annual base salary of $160,000 and that Mr. Untermeyer may also receive one or more bonuses at such times and in such amounts as determined in the sole discretion of NaturalShrimp’s board of directors.

Mr. Untermeyer’s employment agreement terminates automatically upon his death. In addition, NaturalShrimp may terminate the agreement because of Mr. Untermeyer’s Total Disability or for certain events constituting Cause, in each case as defined in the agreement, or without Cause. Mr. Untermeyer may terminate his employment agreement for certain events constituting Good Reason, as defined in the agreement, or without Good Reason.

The agreement provides that in the event that Mr. Untermeyer is terminated without Cause he will receive, as severance, his base salary for a period of six months following the date of termination. The agreement also provides, however, that in the event of a Change of Control (as defined in the agreement) of NaturalShrimp, Mr. Untermeyer may elect to terminate the agreement within 30 days thereafter and upon such termination would be entitled to receive a lump sum payment equal to 50% of his annual base salary. The Business Combination would qualify as a Change of Control.

The agreement contains certain restrictive covenants relating to non-competition, non-solicitation of customers and non-solicitation of employees for a period of two years following termination of the agreement, as well as confidentiality provisions.

William Delgado

As of May 1, 2021, NaturalShrimp entered into an employment agreement with William Delgado as its Chief Financial Officer. The agreement provides for an annual base salary of $160,000 and that Mr. Delgado may also receive one or more bonuses at such times and in such amounts as determined in the sole discretion of NaturalShrimp’s board of directors. Mr. Delgado is also entitled to certain benefits including health insurance, reimbursement of cell phone costs, and a monthly $500 car allowance.

Mr. Delgado’s employment agreement terminates automatically upon his death. In addition, NaturalShrimp may terminate the agreement because of Mr. Delgado’s Total Disability or for certain events constituting Cause, in each case as defined in the agreement, or without Cause. Mr. Delgado may terminate his employment agreement for certain events constituting Good Reason, as defined in the agreement, or without Good Reason.

The agreement provides that in the event that Mr. Delgado is terminated without Cause or resigns for Good Reason he will receive, as severance, his base salary for a period of 60 months following the date of termination. In the event of a Change of Control (as defined in the agreement) of NaturalShrimp, Mr. Delgado may elect to terminate the agreement within 30 days thereafter and upon such termination would be entitled to receive a lump sum payment equal to 50% of his annual base salary. The Business Combination would qualify as a Change of Control.

The agreement contains certain restrictive covenants relating to non-competition, non-solicitation of customers and non-solicitation of employees for a period of one year following termination of the agreement, as well as confidentiality provisions.

Compensation of Directors

NaturalShrimp does not compensate its directors for their service on the board of directors.

Stock Option Plans — Outstanding Equity Awards at Fiscal Year End

None of NaturalShrimp’s executive officers held any unexercised options to purchase stock of NaturalShrimp, unvested shares of NaturalShrimp Stock, or outstanding equity incentive plan awards at March 31, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of [●], 2023 pre-Business Combination and immediately after the consummation of the Business Combination by:

●	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by Yotta to be the beneficial owner of more than 5% of the shares of Common Stock as of [●], 2023 (pre-Business Combination) or of shares of Common Stock upon the Closing;

●	each of Yotta’s executive officers and directors;

●	each person who will become an executive officer or director of New NaturalShrimp upon the Closing;

●	all of our current executive officers and directors as a group; and

●	all executive officers and directors of New NaturalShrimp as a group upon the Closing.

As of the Record Date, there were [●] shares of Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, Yotta believes, based on the information furnished to it, that the persons and entities named in the table below have, or will have immediately after the consummation of the Business Combination, sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. Any shares of Common Stock subject to options or Warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or Warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on [●] shares of Common Stock to be outstanding upon consummation of the Business Combination, but does not take into account any NaturalShrimp Warrants or options or other convertible securities of NaturalShrimp issued and outstanding as of the date hereof. If the actual facts are different than these assumptions (which they are likely to be), these ownership percentages will be different.

The expected beneficial ownership of New NaturalShrimp Common Stock post-Business Combination under the header “Post-Business Combination — Assuming No Redemption” assumes none of the Public Shares having been redeemed. The expected beneficial ownership of New NaturalShrimp Common Stock post-Business Combination under the header “Post-Business Combination — Assuming Maximum Redemption” assumes 11,500,000 Public Shares having been redeemed.

	Pre-Business Combination		Post-Business Combination
			Assuming No Redemptions		Assuming Maximum Redemptions
Name and Address of Beneficial Owner	Number of Shares	%	Number of Shares of Common Stock	%	Number of Shares of Common Stock	%
Directors and Executive Officers of Yotta(1)
Hui Chen(2)
Robert Labbe
Brandon Miller
Michael Lazar
Daniel McCabe
All directors and executive officers prior to the Business Combination as a group (5 individuals)
Directors and Executive Officers of New NaturalShrimp(2)
Gerald Easterling
William Delgado
Tom Untermeyer
Edward Johnson
Dr. Paraic J. Mulgrew
Thomas B. Pickens III
All directors and executive officers prior to the Business Combination as a group (6 individuals)
Five Percent Holders of Yotta
Yotta Investment LLC(1)(3)
Five Percent Holders of New NaturalShrimp

*	Less than 1%.
(1)	The business address of each of the individuals is c/o Yotta Acquisition Corporation, 1185 Avenue of the Americas, Suite 301, New York, NY 10036.
(2)	The business address of each of the individuals is c/o NaturalShrimp Inc., 5501 LBJ Freeway, Suite 450 Dallas, Texas 75240.
(3)	Yotta Investment LLC, a Delaware limited liability company, the Sponsor, is controlled by Ms. Chen Chen, who is the wife of Mr. Hui Chen, our CEO and director.

DESCRIPTION OF YOTTA’S SECURITIES

General

Pursuant to our Certificate of Incorporation, our authorized stock consists of 50,000,000 shares of common stock, par value $0.0001. As of the date of this proxy statement/information statement/prospectus, 14,718,499 shares of Common Stock are issued and outstanding. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our Certificate of Incorporation, bylaws, our warrant agreement, and to the applicable provisions of Delaware law.

Units and Public Shares

Each Unit consists of one Public Share, one Warrant and one Right. Each whole Warrant entitles the holder to purchase one share of Common Stock.

The Units will continue to trade as a Unit consisting of one share of Common Stock, and one Warrant and one Right until we consummate an initial business combination, at which time they (to the extent not redeemed) will automatically separate and the Units will no longer be outstanding.

Common Stock

Holders of record of shares of Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, our insiders, officers, and directors, have agreed to vote their respective shares of Common Stock in favor of the Business Combination.

We will consummate our initial business combination only if public stockholders do not exercise redemption rights in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of the initial business combination and a majority of the outstanding shares of Common Stock voted are voted in favor of the business combination.

Pursuant to our Certificate of Incorporation, if we do not consummate our initial business combination within nine months from the closing of the IPO (or up to 15 months from the closing of the IPO if the extension criteria is met), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Initial Stockholders have agreed to waive their rights to share in any distribution with respect to their founders shares and shares of Common Stock included in the Private Units, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if we fail to complete our initial business combination within the prescribed time period.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of Common Stock, except that public stockholders have the right to sell their shares to us in any tender offer or have their shares of Common Stock redeemed to cash equal to their pro rata share of the Trust Account if they vote on a proposed business combination and the business combination is completed. If we hold a stockholder vote to amend any provisions of our Certificate of Incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding Public Shares, in connection with any such vote. In either of such events, redeeming stockholders would be paid their pro rata portion of the Trust Account promptly following consummation of the business combination or the approval of the amendment to the certificate of incorporation. Public stockholders who sell or redeem their stock for their share of the Trust Account still have the right to exercise the redeemable warrants and convert the rights that they received as part of the Units. If we do not consummate a business combination or our stockholders do not approve the amendment, stockholders will not be paid such amounts.

Insider Shares

The insider shares are identical to the shares of Common Stock included in the Units, and our insiders have the same stockholder rights as public stockholders, except that (i) the insider shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our insiders have agreed (A) to vote their insider shares, private shares and any Public Shares acquired in or after the IPO in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our Certificate of Incorporation that would affect the substance or timing of our obligation to redeem 100% of our Public Shares if we do not complete our initial business combination within nine months from the closing of the IPO (or up to 15 months, if we extend the time to complete a business combination), unless we provide our public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, net of taxes payable, divided by the number of then outstanding Public Shares, (C) not to redeem any shares (including the insider shares) for cash from the Trust Account in connection with a stockholder vote to approve our initial business combination (or sell any shares they hold to us in a tender offer in connection with an initial business combination) or a vote to amend the provisions of our Certificate of Incorporation relating to the substance or timing of our obligation to redeem 100% of our Public Shares if we do not complete our initial business combination within nine months from the closing of the IPO (or up to 15 months, as applicable), and (D) that the insider shares and private shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the Trust Account if we do not consummate a business combination.

On the date of the completion of the IPO, the insider shares were placed into an escrow account with Continental Stock Transfer & Trust Company as escrow agent. Subject to certain limited exceptions, 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the consummation of our initial business combination and the remaining 50% of the insider shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. The limited exceptions referred to above include (i) transfers among the insiders, to our officers, directors, advisors and employees, (ii) transfers to an insider’s affiliates or its members upon its liquidation, (iii) transfers to relatives and trusts for estate planning purposes, (iv) transfers by virtue of the laws of descent and distribution upon death, (v) transfers pursuant to a qualified domestic relations order, (vi) private sales made at prices no greater than the price at which the securities were originally purchased or (vii7) transfers to us for cancellation in connection with the consummation of an initial business combination, in each case (except for clause (vii)) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the insider shares.

Warrants

Public Warrants

There are 11,500,000 Public Warrants outstanding. Each redeemable warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per full share, subject to adjustment. The Public Warrants will become exercisable on the later of the completion of an initial business combination and April 22, 2023. However, no Public Warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of the Common Stock issuable upon exercise of the Warrants and a current prospectus relating to such Common Stock. Notwithstanding the foregoing, if a registration statement covering the issuance of the Common Stock issuable upon exercise of the Public Warrants is not effective within 90 days from the closing of our initial business combination, Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Warrants on a cashless basis. The Warrants will expire five years from the closing of our initial business combination at 5:00 p.m., New York City time or earlier upon redemption or liquidation.

In addition, if (i) we issue additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Board), (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (iii) the volume weighted average trading price of the Common Stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Price”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $16.50 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

We may redeem the outstanding Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

●	if, and only if, the last reported sale price of the Common Stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such Warrant.

The redemption criteria for the Warrants have been established at a price that is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.

We will not redeem the Warrants unless a registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the Warrants is effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period, except if the Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Warrants become redeemable, we may not exercise our redemption right if the issuance of shares of Common Stock upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the fair market value by (ii) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants. For example, if a holder held 300 Warrants to purchase 300 shares and the fair market value on the trading date prior to exercise was $15.00, that holder would receive 70 shares without the payment of any additional cash consideration. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of the Common Stock at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants (including the Private Warrants) in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Common Stock at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their Warrants and receive the applicable shares of Common Stock. After the issuance of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no Public Warrants will be exercisable and we will not be obligated to issue Common Stock underlying such Public Warrants unless at the time a holder seeks to exercise such Warrant, a prospectus relating to the Common Stock issuable upon exercise of the Warrants is current and the Common Stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Common Stock issuable upon exercise of the Warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Common Stock issuable upon exercise of the warrants, holders will be unable to exercise their Warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the Common Stock issuable upon the exercise of the Warrants is not current or if the Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, we will not be required to net cash settle or cash settle the Warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York.

Private Warrants

The Private Warrants have terms and provisions that are identical to those of the Warrants sold with the Units in the IPO except that the Private Warrants are entitled to registration rights. The Private Warrants (including the Common Stock issuable upon exercise of the Private Warrants) will not be transferable, assignable or salable until after the completion of our initial business combination except to permitted transferees.

Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-tenth of one share of Common Stock upon consummation of our initial business combination, even if the holder of a public right converted all shares of Common Stock held by him, her or it in connection with the initial business combination or an amendment to our Certificate of Incorporation with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth of one share underlying such Right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of Rights in order to receive his, her or its additional shares of Common Stock upon consummation of an initial business combination. The shares issuable upon exchange of the Rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the Common Stock will receive in the transaction on an as-converted into Common Stock basis.

We will not issue fractional shares in connection with an exchange of Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the DGCL. As a result, you must hold Rights in multiples of 10 in order to receive shares for all of your Rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the Trust Account, holders of Rights will not receive any of such funds with respect to their Rights, nor will they receive any distribution from our assets held outside of the Trust Account with respect to such Rights, and the Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the Rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the Rights. Accordingly, the Rights may expire worthless.

Our Transfer Agent, Warrant Agent and Rights Agents

The transfer agent for our, Units and Common Stock and the warrant agent and rights agent for our Warrants and Rights is Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004.

Listing of our Securities

The Units, Public Shares, Warrants and Rights are currently listed on Nasdaq under the symbols “YOTAU,” “YOTA,” “YOTAW” and “YOTAR,” respectively. The Units, Public Shares, Warrants and Rights commenced trading on Nasdaq separately on or about ________, 2022.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Interested Stockholder Statute

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 10% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	the Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by the Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Exclusive Forum For Certain Lawsuits

Our Certificate of Incorporation requires that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our Certificate of Incorporation or the bylaws, or (iv) any action asserting a claim against the company, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, (A) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, and (b) any action or claim arising under the Exchange Act or the Securities Act. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company and its directors, officers, or other employees.

This exclusive-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with New NaturalShrimp or its directors, officers, or other employees, which may discourage lawsuits against New NaturalShrimp and its directors, officers, and other employees as it may increase the costs to a stockholder of pursuing any claims it may have.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of the Board, by our president or by our chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued Common Stock is available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

COMPARISON OF CORPORATE GOVERNANCE AND STOCKHOLDER RIGHTS

This section describes the material differences between the rights of NaturalShrimp stockholders and Yotta stockholders before the consummation of the Business Combination and the rights of New NaturalShrimp stockholders after the Business Combination. These differences in stockholder rights result from the differences between the respective governing documents of NaturalShrimp and Yotta, on the one hand, and New NaturalShrimp, on the other hand (and assumes the approval of the Amended Charter by Yotta’s stockholders), as well as differences between Nevada and Delaware law.

This section does not include a complete description of all differences among such rights, nor does it include a complete description of such rights. Furthermore, the identification of some of the differences of these rights as material is not intended to indicate that other differences that may be equally important do not exist. This summary is qualified in its entirety by reference to the full text of NaturalShrimp’s, Yotta’s and New NaturalShrimp’s governing documents as well as the relevant provisions of the DGCL and the NRS.

NaturalShrimp	New NaturalShrimp	Yotta
Authorized Capital Stock

NaturalShrimp is currently authorized to issue 1,100,000,000 shares, consisting of 900,000,000 shares of common stock and 200,000,000 shares of preferred stock, each with $0.0001 par value.

Pursuant to the NRS, with certain exceptions the NaturalShrimp Board can, without stockholder approval, increase or decrease the number of shares of a class or series of NaturalShrimp’s authorized stock by increasing or decreasing the number of authorized shares of the class or series and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class or series (essentially, authorizing a forward or reverse stock split) held by each stockholder of record at the effective date and time of the change.

	New NaturalShrimp will be authorized to issue 210,000,000 shares of capital stock, par value $0.0001 per share, of which 200,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock.	Yotta is currently authorized to issue 50,000,000 shares of stock, par value $0.0001 per share. All issued and outstanding shares of stock of Yotta are shares of Common Stock.
Rights of Preferred Stock
The board of directors may authorize the issuance of preferred stock and is authorized to divide the authorized shares of preferred stock into one or more series, and to fix and determine, within any limits prescribed by applicable law, the designations, rights, qualifications, preferences, limitations, and terms of the shares of any series of preferred stock.	The board of directors has the power to authorize the issuance of shares of preferred stock in one or more series and to establish the number of shares to be included in each such series, and to fix the designations, powers (including voting powers, whether full, limited, or no voting powers), preferences, and relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions, if any, of the shares of each such series.	The board of directors is not authorized to divide the authorized shares of capital stock into preferred stock or authorize the issuance thereof.

NaturalShrimp	New NaturalShrimp	Yotta
Number and Qualifications of Directors
The board of directors must consist of not less than one and not more than nine directors, provided that the number of directors may be fixed or changed from time to time by resolution of the stockholders.	The board of directors must consist of one or more members, provided that the number of directors may be fixed and thereafter changed from time to time by resolution of the board of directors.	The board of directors must consist of one or more members, provided that the number of directors may be fixed and thereafter changed from time to time by resolution of the board of directors (no change).
Election of Directors
Directors are elected annually by the stockholders by a plurality of the votes cast.	Directors are elected annually by the affirmative vote of a majority of the shares of stock present or represented at the meeting.	Directors are elected annually by the affirmative vote of a majority of the shares of stock present or represented at the meeting (no change).
Removal of Directors
One or more or all the directors may be removed with or without cause at any time by a vote of two-thirds of the stockholders entitled to vote thereon, at a special meeting of the stockholders called for that purpose.	Any director may be removed, either for or without cause, at any time by action of the holders of a majority of the outstanding shares of stock entitled to vote thereon.

Any or all of the directors may be removed, but only for cause, by the affirmative vote of holders of more than 60% of the voting power of the outstanding shares entitled to vote generally in the election of directors.

Vacancies on the Board of Directors

A vacancy on the board of directors may be filled by the remaining directors.

Between successive annual meetings, the directors have the power to appoint one or more additional directors but not more than one-half of the number of directors fixed at the last stockholder meeting at which directors were elected. A director so appointed holds office only until the next following annual meeting.

	Vacancies resulting from an increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen hold office until the next annual election and until their successors are duly elected and shall qualify. A vacancy created by the removal of a director by the stockholders may be filled by the stockholders.	Vacancies resulting from an increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen hold office until the next annual election and until their successors are duly elected and shall qualify. A vacancy created by the removal of a director by the stockholders may be filled by the stockholders (no change).
Special Meetings of Stockholders
Special meetings of the stockholders may be called by the board of directors or such person or persons authorized by the board of directors.	Special meetings of the stockholders may be called by the board of directors or by the Chairman or the Chief Executive Officer.	Special meetings of the stockholders may be called by the board of directors or by the Chairman or the Chief Executive Officer (no change).

NaturalShrimp	New NaturalShrimp	Yotta
Quorum
The presence of two persons who are stockholders or that represent stockholders by proxy constitutes a quorum.	The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, represented in person or by proxy, constitutes a quorum, except as otherwise provided by statute or by New NaturalShrimp’s certificate of incorporation.	The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, represented in person or by proxy, constitutes a quorum, except as otherwise provided by statute or the Current Charter (no change).
Amendment to Charter
Pursuant to the NRS, an amendment to NaturalShrimp’s articles of incorporation generally requires the approval of the board of directors and stockholders holding shares representing at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series.	Pursuant to the DGCL, an amendment to New NaturalShrimp’s certificate of incorporation generally requires the approval of the board of directors and the holders of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class.	Pursuant to the DGCL, an amendment to the Current Charter generally requires the approval of the board of directors and the holders of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class (no change).
Stockholder Proposals and Nominations of Persons for Election as Directors
No specific provisions exist governing stockholder proposals at a meeting of stockholders or director nominations by a stockholder.	Stockholders seeking to bring business before or to nominate candidates for election as directors at the annual meeting of stockholders must deliver notice of their intent in writing to the company’s principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders.	Stockholders seeking to bring business before or to nominate candidates for election as directors at the annual meeting of stockholders must deliver notice of their intent in writing to the company’s principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. (no change)
Limitation of Liability of Directors and Officers
Pursuant to the NRS and NaturalShrimp’s articles of incorporation, a director or officer is not personally liable to the company or its stockholders for damages as a result of their act or failure to act unless (i) the presumption under the NRS that officers and directors have act in good faith, on an informed basis, and with a view to the interests of the corporation is rebutted and (ii) it is proven that such act or failure to act constituted a breach of their fiduciary duty and such breach involved intentional misconduct, fraud, or a knowing violation of law, or the payment of unlawful distributions.	The Amended Charter provides that, to the fullest extent permitted by the DGCL, no director or officer shall be personally liable to New NaturalShrimp or its stockholders for monetary damages for breach of fiduciary duty. The DGCL provides that such provision does not eliminate or limit the liability: (i) for any breach of the duty of loyalty; (ii) for acts or omissions not in good faith or that involve intentional misconduct, or a knowing violation of law; (iii) of a director for unlawful stock redemptions, repurchases, or dividends; (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.	In accordance with the DGCL, the Current Charter provides that a director shall not be personally liable to Yotta or its stockholders for monetary damages for breach of their fiduciary duty, except for (i) breaches of the duty of loyalty, (ii) lack of good faith or intentional misconduct, or knowing violation of law, (iii) unlawful stock redemptions, repurchases, or dividends, or (iv) improper personal benefit.

NaturalShrimp	New NaturalShrimp	Yotta
Dividends and Distributions, Stock Repurchases
Pursuant to the NRS, no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, NaturalShrimp would not be able to pay its debts as they become due in the usual course of business, or its total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders.	Pursuant to the DGCL, New NaturalShrimp may declare and pay dividends out of surplus or, if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, New NaturalShrimp may redeem or repurchase its shares only if its capital is not impaired and such redemption or repurchase would not impair its capital, except that it may purchase or redeem out of capital any of its own shares that are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and its capital reduced in accordance with the requirements of the DGCL.	Pursuant to the DGCL, Yotta may declare and pay dividends out of surplus or, if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In connection with its IPO, Yotta disclosed that it did not anticipate paying any dividends prior to a business combination.
Anti-Takeover Provisions and Other Stockholder Protections
NaturalShrimp’s articles of incorporation provide that the NRS provisions governing the acquisition of a controlling interest in a Nevada corporation and business combinations with interested stockholders do not apply to NaturalShrimp.

Unless a corporation opts out of the statutory provision in accordance with the requirements of the DGCL, Section 203 of the DGCL generally prohibits corporations from engaging in certain business combinations (including mergers, sales and leases of assets, issuances of securities, and similar transactions by the corporation or a subsidiary) with an “interested stockholder” for three years following the date that such person becomes an interested stockholder, unless (i) prior to the date on which such stockholder became an interested stockholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) as a result of the transaction that resulted in such person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding certain shares), or (iii) after the stockholder became an interested stockholder, the

Unless a corporation opts out of the statutory provision in accordance with the requirements of the DGCL, Section 203 of the DGCL generally prohibits corporations from engaging in certain business combinations (including mergers, sales and leases of assets, issuances of securities, and similar transactions by the corporation or a subsidiary) with an “interested stockholder” for three years following the date that such person becomes an interested stockholder, unless (i) prior to the date on which such stockholder became an interested stockholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) as a result of the transaction that resulted in such person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding certain shares), or (iii) after the stockholder

NaturalShrimp	New NaturalShrimp	Yotta

business combination is approved by the board of directors and by a 66 2/3% vote of the voting shares of the corporation not owned by the interested stockholder. An “interested stockholder” generally is a person that owns more than 15% of a corporation’s outstanding voting stock or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the past three years.

The Amended Articles does not provide that NaturalShrimp has opted out of Section 203 of the DGCL.

became an interested stockholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) as a result of the transaction that resulted in such person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding certain shares), or (iii) after the stockholder became an interested stockholder, the business combination is approved by the board of directors and by a 66 2/3% vote of the voting shares of the corporation not owned by the interested stockholder. An “interested stockholder” generally is a person that owns more than 15% of a corporation’s outstanding voting stock or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the past three years.

Yotta has not opted out of Section 203 of the DGCL.

Inspection of Books and Records; Stockholder Lists

Pursuant to the NRS, holders of at least 15% of the outstanding shares of stock of NaturalShrimp, or that have been authorized by the holders of at least 15% of such shares, have the right to inspect, copy, and audit the books of account and financial records during normal business hours if they provide an affidavit that the inspection, copies, or audit is not for any purpose unrelated to his or her interest as a stockholder.

Any person who has been a stockholder of NaturalShrimp for at least six months or that holds 5% of its outstanding shares or is authorized by persons holding 5% of its outstanding shares is entitled to inspect and copy its stockholder list during usual business hours.

	Pursuant to the DGCL, any stockholder (including beneficial owners) may inspect New NaturalShrimp’s stock ledger, list of stockholders, and books and records for any proper purpose (if they provide an affidavit to that effect) during its usual hours for business. A “proper purpose” means a purpose reasonably related to such person’s interest as a stockholder.	Pursuant to the DGCL, any stockholder (including beneficial owners) may inspect Yotta’s stock ledger, list of stockholders, and books and records for any proper purpose (if they provide an affidavit to that effect) during its usual hours for business. A “proper purpose” means a purpose reasonably related to such person’s interest as a stockholder. (no change)

NaturalShrimp	New NaturalShrimp	Yotta
Choice of Forum
None.	The Amended Charter provides that, unless New NaturalShrimp consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of New NaturalShrimp, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of New NaturalShrimp to New NaturalShrimp or its stockholders, (iii) any action asserting a claim against New NaturalShrimp or its directors, officers, or employees arising pursuant to any provision of the DGCL, the Current Charter, or New NaturalShrimp’s bylaws, or (iv) any action asserting a claim against New NaturalShrimp or its directors, officers, or employees governed by the internal affairs doctrine, except for (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, and (b) any action or claim arising under the Exchange Act or the Securities Act.	The Current Charter provides that, unless Yotta consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of Yotta, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of Yotta to Yotta or its stockholders, (iii) any action asserting a claim against Yotta or its directors, officers, or employees arising pursuant to any provision of the DGCL, the Current Charter, or Yotta’s bylaws, or (iv) any action asserting a claim against Yotta or its directors, officers, or employees governed by the internal affairs doctrine, except for (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, and (b) any action or claim arising under the Exchange Act or the Securities Act. (no change)
Provisions Specific to a Special Purpose Acquisition Company
None.	The Amended Charter deletes the provisions previously included as Article SIXTH in the Current Charter in their entirety because, upon consummation of the Business Combination, New NaturalShrimp will cease to be a special purpose acquisition company. In addition, the provisions governing Yotta’s consummation of a proposed business combination will not be applicable following consummation of the Business Combination and thus will be removed.	Article SIXTH of the Current Charter sets forth various provisions related to Yotta’s operations as a special purpose acquisition company prior to the consummation of an initial business combination as well as the process for consummating such a transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Yotta Related Person Transactions

Founders Shares

In December 2021, we sold an aggregate of 2,875,000 shares of Common Stock for $25,000 to our insiders. In March 2022, the Sponsor surrendered 1,150,000 shares of Common Stock without any consideration. In April 2022, we declared a dividend, payable in shares of Common Stock, of two-thirds of one share of Common Stock for each share of Common Stock issued and outstanding, which resulted in 2,874,999 shares of Common Stock issued and outstanding.

Private Units

In connection with the IPO and the Over-Allotment Option, the Sponsor, which is controlled by Ms. Chen Chen, the wife of our CEO, purchased from us an aggregate of 343,500 Private Units at $10.00 per private unit, for a total purchase price of $3,435,000. The Private Units were issued on a private placement basis. The Private Units are identical to the Public Units sold in the IPO. Because the Private Units were issued in a private transaction, the Sponsor and its permitted transferees are allowed to exercise the Private Warrants for cash even if a registration statement covering the shares of Common Stock issuable upon exercise of such Warrants is not effective and receive unregistered shares of Common Stock. Furthermore, the holders agreed (i) to vote their Private Shares and any Public Shares acquired in or after the IPO in favor of any proposed business combination, (ii) not to propose, or vote in favor of, an amendment to our Certificate of Incorporation that would affect the substance or timing of our obligation to redeem 100% of our Public Shares if we do not complete our initial business combination within nine months from the closing of the IPO (or 12 or 15 months, as applicable), unless we provide our public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding Public Shares, (iii) not to redeem any shares (including the Private Shares) for cash from the Trust Account in connection with a stockholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our Certificate of Incorporation relating to the substance or timing of our obligation to redeem 100% of our Public Shares if we do not complete our initial business combination within nine months from the closing of the IPO offering (or 12 or 15 months, as applicable), and (iv) that the Private Shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the Trust Account if we do not consummate a business combination. Additionally, our insiders (and/or their designees) have agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to transferees that agree to the same terms and restrictions agreed to by the insiders) until the completion of our initial business combination.

In order to meet our working capital needs following the consummation of the IPO, our insiders, officers, and directors may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into Private Units at a price of $10.00 per unit (which, for example, would result in the holders being issued Units to acquire 55,000 shares of Common Stock (which includes 5,000 shares of Common Stock issuable upon exercise of Rights) and Warrants to purchase 50,000 shares of Common Stock of $500,000 of notes were so converted). Our stockholders have approved the issuance of the Private Units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. If we do not complete a business combination, any outstanding loans from our insiders, officers and directors or their affiliates, will be repaid only from amounts remaining outside the Trust Account, if any.

The holders of our insider shares, as well as the holders of the Private Units (and underlying securities) and any shares our insiders, officers, directors, or their affiliates may be issued in payment of working capital loans they have made to us, are entitled to registration rights pursuant to a registration rights agreement entered into with Yotta in connection with the IPO. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of Common Stock are to be released from escrow. The holders of a majority of the Private Units or shares issued in payment of working capital loans made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

We will not pay any compensation or fees of any kind, including finder’s fees, consulting fees, or other similar compensation, to our insiders or any of the members of our management team for services rendered to us prior to, or in connection with the consummation of, our initial business combination (regardless of the type of transaction that it is). However, such individuals do and will continue to receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the Trust Account and the interest income earned on the amounts held in the Trust Account, we would not reimburse such expenses unless we consummate an initial business combination. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested independent directors, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the audit committee). The Code of Ethics defines related party transactions as transactions in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) we or any of our subsidiaries is a participant, and (iii) any (A) executive officer, director or nominee for election as a director, (B) greater than 5% beneficial owner of shares of Common Stock, or (C) immediate family member, of the persons referred to in clauses (A) and (B), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of the Board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with any of our insiders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Furthermore, in no event will any of our existing officers, directors or insiders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Certain Transactions of NaturalShrimp

NaturalShrimp Holdings, Inc.

As discussed under “Information About NaturalShrimp — Corporate History,” on January 30, 2015, NaturalShrimp acquired substantially all of the assets of NSH, which consisted primarily of all of the issued and outstanding shares of capital stock of its subsidiaries NSC and NS Global and certain real property located outside of San Antonio, Texas, in exchange for its issuance of 75,520,240 shares of NaturalShrimp Common Stock to NSC. As a result of the transaction, NSH acquired 88.62% of the issued and outstanding shares of NaturalShrimp Common Stock, NSC and NS Global became wholly-owned subsidiaries of NaturalShrimp, and NaturalShrimp changed its principal business to a global shrimp farming company. It changed its name to “NaturalShrimp Incorporated” in 2015.

There were no material relationships between the NaturalShrimp and NSH or between the NaturalShrimp’s or NSH’s respective affiliates, directors, or officers or associates thereof, other than in respect of the asset acquisition and the related asset purchase agreement.

On January 1, 2016, NaturalShrimp entered into a note payable agreement with NSH. The note payable has no set monthly payment or maturity date with a stated interest rate of 2%. The Company paid off $655,750 of the note payable during the year ended March 31, 2022, and paid off the remainder of the note during the quarter ended June 30, 2022.

A shareholder of NSH, Gary Shover, filed suit against NaturalShrimp on August 11, 2020, in the Northern District of Texas, Dallas Division, alleging breach of contract for NaturalShrimp’s failure to exchange NaturalShrimp Common Stock for shares that Mr. Shover then owned in NSH. On November 15, 2021, a hearing was held before the US District Court for the Northern District of Texas, Dallas Division, at which time Mr. Shover and NaturalShrimp presented arguments as to why the Court should approve a joint motion for settlement. After considering the argument of counsel and taking questions from those NSH shareholders who were present through video conferencing link, the Court approved the motion of the parties to allow Mr. Shover and all like and similarly-situated NSH shareholders to exchange each share of NSH held by a NSH shareholder for a share of NaturalShrimp Common Stock. A final Order was signed on December 6, 2021 and the case was closed by an Order of the Court of the same date. NaturalShrimp recognized a fair value of $29,400,000, based on the market value of the NaturalShrimp Common Stock of $0.316 on the date the case was closed, for approximately 93 million shares issued in the settlement.

Gerald Easterling

On January 10, 2017, NaturalShrimp entered into a promissory note agreement with Community National Bank in the principal amount of $245,000, with an annual interest rate of 5% and a maturity date of January 10, 2020. The note is secured by certain real property owned by NaturalShrimp in La Coste, Texas, and was also personally guaranteed by Mr. Easterling as well as certain non-affiliated stockholders of NaturalShrimp. As consideration for the guarantee, NaturalShrimp issued 600,000 shares of NaturalShrimp Common Stock to the guaranteeing stockholders other than Mr. Easterling, which it recognized as debt issuance costs. On January 10, 2020, the note was amended with a new loan amount of $222,736 principal, plus interest of 5.75% per annum. Monthly installments of $1,780 were due on the first of each month, beginning March 1, 2020, with a maturity date February 1, 2037. NaturalShrimp paid off the note in full on December 20, 2021.

LEGAL MATTERS

The validity of the shares of Common Stock to be issued pursuant to the Merger Agreement will be passed upon by Loeb & Loeb LLP, counsel to Yotta.

EXPERTS

The financial statements of Yotta Acquisition Corporation as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and for the period from March 8, 2021 (inception) through December 31, 2021, appearing in this proxy statement/information statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to the substantial doubt about the ability of Yotta Acquisition Corporation to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this proxy statement/information statement/prospectus, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of NaturalShrimp Incorporated as of March 31, 2022 and 2021 and for the year then ended, included in this proxy statement/information statement/prospectus have been audited by Turner, Stone & Company, L.L.P., an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we and servicers that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, we will deliver a separate copy of the proxy statement/information statement/prospectus to any stockholder at a shared address to which a single copy of the proxy statement/information statement/prospectus was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement/information statement/prospectus may likewise request that we deliver single copies of the proxy statement/information statement/prospectus in the future. Stockholders may notify us of their requests by calling or writing to Advantage Proxy, our proxy solicitor at:

ADVANTAGE PROXY, INC.

P.O. Box 13581

Des Moines, WA 98198

Toll Free: 877-870-8565

Collect: 206-870-8565

Email: ksmith@advantageproxy.com

SUBMISSION OF STOCKHOLDER PROPOSALS

The Board is aware of no other matter that may be brought before the Yotta Special Meeting. Under Delaware law, only business that is specified in the notice of a special meeting to stockholders may be transacted at the Yotta Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

Stockholder proposals, including director nominations, for the 2023 annual meeting must be received at our principal executive offices by not earlier than the opening of business on the 120th day before the 2023 annual meeting and not later than the later of (i) the close of business on the 90th day before the 2023 annual meeting or (ii) the close of business on the 10th day following the first day on which we publicly announce the date of the 2023 annual meeting, and must otherwise comply with applicable SEC rules and the advance notice provisions of our bylaws, to be considered for inclusion in our proxy materials relating to our 2023 annual meeting.

You may contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND MORE INFORMATION

Yotta must comply with the informational requirements of the Exchange Act and its rules and regulations, and in accordance with the Exchange Act, Yotta files annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can read Yotta’s SEC filings, including this proxy statement/information statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov. If you would like additional copies of this proxy statement/information statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the Yotta Special Meeting, you should contact our proxy solicitation agent at the following address and telephone number:

ADVANTAGE PROXY, INC.

P.O. Box 13581

Des Moines, WA 98198

Toll Free: 877-870-8565

Collect: 206-870-8565

Email: ksmith@advantageproxy.com

If you are a stockholder of Yotta and would like to request documents, please do so by [●], 2023, in order to receive them before the Yotta Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement/information statement/prospectus relating to Yotta has been supplied by Yotta, and all such information relating to NaturalShrimp has been supplied by NaturalShrimp. Information provided by either the Yotta or NaturalShrimp does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of Yotta for the Yotta Special Meeting. Yotta has not authorized anyone to give any information or make any representation about the Business Combination, Yotta or NaturalShrimp that is different from, or in addition to, that contained in this proxy statement/information statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/information statement/prospectus speaks only as of the date of this proxy statement/information statement/prospectus unless the information specifically indicates that another date applies.

This document is an information statement of NaturalShrimp pursuant to Section 14(c) of the Exchange Act in connection with the approval of the Agreement, the Business Combination, and related matters by NaturalShrimp’s stockholders. NaturalShrimp has not authorized anyone to give any information or make any representation about the Business Combination, NaturalShrimp or Yotta that is different from, or in addition to, that contained in this proxy statement/information statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/information statement/prospectus speaks only as of the date of this proxy statement/information statement/prospectus unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

YOTTA ACQUISITION CORPORATION

Page
FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021:
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of December 31, 2022 and 2021	F-3
Statements of Operations for the year ended December 31, 2022 and the period from March 8, 2021 (inception) through December 31, 2021	F-4
Statement of Changes in Stockholders’ Equity for the year ended December 31, 2022 and the period from March 8, 2021 (inception) through December 31, 2021	F-5
Statement of Cash Flows for the year ended December 31, 2022 and the period from March 8, 2021 (inception) through December 31, 2021	F-6
Notes to Financial Statements	F-7

NATURALSHRIMP INCORPORATED

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Yotta Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Yotta Acquisition Corporation (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year ended December 31, 2022, and for the period from March 8, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022, and for the period from March 8, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, if the Company is unable to complete a Business Combination by the close of business on April 22, 2023, the Company will cease all operations except for the purpose of liquidating. This date for mandatory liquidation and subsequent dissolution combined with uncertainty as to whether the Company has sufficient liquidity to fund operations through the liquidation date or thereafter should a deferral occur raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2021.

New York, NY

March 10, 2023

F-2

YOTTA ACQUISITION CORPORATION
BALANCE SHEETS

	December 31, 2022	December 31, 2021
Assets
Current Assets
Cash	$235,864	$196,000
Prepaid expenses	84,486	-
Other receivable	10,850	-
Deferred offering costs	-	99,600
Total Current Assets	331,200	295,600

Investments held in Trust Account	116,651,461	-
Total Assets	$116,982,661	$295,600

Liabilities, Redeemable Common Stock, and Stockholder’s Equity (Deficit)
Current Liabilities
Accrued expenses	$632,531	$21,789
Franchise tax payable	186,180	10,580
Income taxes payable	309,931	-
Promissory note - related party	-	250,000
Total Current Liabilities	1,128,642	282,369

Deferred underwriting fee payable	4,025,000	-
Total Liabilities	5,153,642	282,369

Commitments and Contingencies (Note 6)
Common stock subject to possible redemption, 11,500,000 shares at redemption value of $10.14 per share as of December 31, 2022	116,651,461	-

Stockholders’ Equity (Deficit)
Common stock, $0.0001 par value; 50,000,000 shares authorized; 3,218,499 and 2,874,999 (1) shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively (excluding 11,500,000 and 0 shares subject to possible redemption, respectively)	321	287
Additional paid-in capital	-	24,713
Accumulated deficit	(4,822,763)	(11,769)
Total Stockholders’ Equity (Deficit)	(4,822,442)	13,231
Total Liabilities, Redeemable Common Stock, and Stockholders’ Equity (Deficit)	$116,982,661	$295,600

(1)	Shares have been retroactively restated to reflect the surrender of 1,150,000 shares without consideration by the sponsor on March 7, 2022 and a dividend, payable in shares of common stock, of two-thirds of one share of common stock for each share of common stock issued and outstanding on April 5, 2022 (Note 7).

The accompanying notes are an integral part of these financial statements.

F-3

YOTTA ACQUISITION CORPORATION
STATEMENTS OF OPERATIONS

	For the year ended December 31,	For the period from March 8, 2021 (inception) through December 31,
	2022	2021
General and administrative expenses	$1,020,741	$11,769
Franchise tax expenses	175,600	10,580
Loss from operations	(1,196,341)	(11,769)

Other income
Interest earned on investment held in Trust Account	1,651,461	-
Net income (loss) before income taxes	455,120	(11,769)

Income taxes provision	(309,931)	-
Net income (loss)	$145,189	$(11,769)

Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	7,972,527	-
Basic and diluted net income per share, common stock subject to possible redemption	$0.01	$-
Basic and diluted weighted average shares outstanding, common stock	2,902,212	2,500,000
Basic and diluted net loss per share, common stock	$0.01	$(0.00)

The accompanying notes are an integral part of these financial statements.

F-4

YOTTA ACQUISITION CORPORATION
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the year ended December 31, 2022

	Common Stock		Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	capital	deficit	deficit
Balance as of January 1, 2022	2,874,999	$287	$24,713	$(11,769)	$13,231
Sale of private placement units	343,500	34	3,434,966	-	3,435,000
Proceeds allocated to Public Warrants classified as equity	-	-	690,000	-	690,000
Proceeds allocated to Public Rights classified as equity	-	-	8,280,000	-	8,280,000
Offering costs allocated to Public Warrants and Public Rights classified as equity	-	-	(527,624)	-	(527,624)
Remeasurement of common stock to redemption value	-	-	(11,902,055)	(4,956,183)	(16,858,238)
Net income for the year	-	-	-	145,189	145,189
Balance as of December 31, 2022	3,218,499	$321	$-	$(4,822,763)	$(4,822,442)

For the period from March 8, 2021 (inception) through December 31, 2021

	Common Stock		Additional Paid-In	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Deficit
Balance as of March 8, 2021 (inception)	-	$-	$-	$-	$-
Common stock issued to initial stockholders(1)	2,874,999	287	24,713	-	25,000
Net loss	-	-	-	(11,769)	(11,769)
Balance as of December 31, 2021	2,874,999	$287	$24,713	$(11,769)	$13,231

(1)	Shares have been retroactively restated to reflect the surrender of 1,150,000 shares without consideration by the sponsor on March 7, 2022 and a dividend, payable in shares of common stock, of two-thirds of one share of common stock for each share of common stock issued and outstanding on April 5, 2022 (Note 7).

The accompanying notes are an integral part of these financial statements.

F-5

YOTTA ACQUISITION CORPORATION
STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2022	For the period from March 8, 2021 (inception) through December 31, 2021
Cash flows from operating activities:
Net income (loss)	$145,189	$(11,769)
Adjustments to reconcile net cash used in operating activities:
Interest earned on investment held in Trust Account	(1,651,461)	-
Changes in operating assets and liabilities:
Prepaid expenses	(84,486)	-
Other receivable	(10,850)	-
Accounts payable and accrued expenses	610,742	1,189
Income tax payable	309,931	-
Franchise tax payable	175,600	10,580
Net cash used in operating activities	(505,334)	-

Cash Flows from Investing Activities:
Purchase of investment held in Trust Account	(115,000,000)	-
Net cash used in investing activities	(115,000,000)	-

Cash Flows from Financing Activities:
Proceeds from promissory note- related party	-	250,000
Proceeds from issuance of shares of common stock to initial stockholders	-	25,000
Proceeds from sale of public units through public offering	115,000,000	-
Proceeds from sale of private placement units	3,435,000	-
Repayment of promissory note to related party	(250,000)	-
Payment of underwriters’ commissions	(2,300,000)	-
Payment of deferred offering costs	(339,802)	(79,000)
Net cash provided by financing activities	115,545,198	196,000

Net change in cash	39,864	196,000
Cash, beginning of the year	196,000	-
Cash, end of the year	$235,864	$196,000

Supplemental Disclosure of Non-cash Financing Activities
Initial classification of common stock subject to redemption	$106,030,000	$-
Deferred underwriting fee	$4,025,000	$-
Remeasurement of common stock to redemption value	$16,858,238	$-

The accompanying notes are an integral part of these financial statements.

F-6

YOTTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Organization and General

Yotta Acquisition Corporation (the “Company”) is a newly organized blank check company incorporated as a Delaware corporation on March 8, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (“Business Combination”). The Company intends to focus on target businesses in and around the high technology, blockchain and other general business industries globally.

As of December 31, 2022, the Company had not commenced any operations. All activities through December 31, 2022 are related to the Company’s formation and the initial public offering (“IPO” as described below in Note 3) and, subsequent to the IPO, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Yotta Investments LLC (the “Sponsor”), a Delaware limited liability company.

The registration statement for the Company’s IPO became effective on April 19, 2022. On April 22, 2022, the Company consummated the IPO of 10,000,000 units at an offering price of $10.00 per unit (the “Public Units’), generating gross proceeds of $100,000,000. Simultaneously with the IPO, the Company sold to its Sponsor 313,500 units at $10.00 per unit (the “Private Units”) in a private placement generating total gross proceeds of $3,135,000, which is described in Note 4.

The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Public Units to cover over-allotments, if any. On April 27, 2022, the underwriters exercised the over-allotment option in full and purchased 1,500,000 Public Units at a price of $10.00 per Public Unit, generating gross proceeds of $15,000,000. Simultaneously with the closing of the over-allotment option, the Company consummated the sale of an additional aggregate of 30,000 Private Units with the Sponsor at a price of $10.00 per Private Unit, generating total proceeds of $300,000.

Transaction costs amounted to $6,764,402, consisting $2,300,000 of underwriting fees, $4,025,000 of deferred underwriting fees (payable only upon completion of a Business Combination) and $439,402 of other offering costs.

Upon the closing of the IPO and the private placement on April 22, 2022, and the exercise of the over-allotment option and the sale of the additional Private Units on April 27, 2022, a total of $115,000,000 was placed in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company as a trustee and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and that invest only in direct U.S. government treasury obligations. These funds will not be released until the earlier of the completion of the initial Business Combination and the liquidation due to the Company’s failure to complete a Business Combination within the applicable period of time. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders. In addition, interest income earned on the funds in the Trust Account may be released to the Company to pay its income or other tax obligations. With these exceptions, expenses incurred by the Company may be paid prior to a business combination only from the net proceeds of the IPO and private placement not held in the Trust Account.

Pursuant to Nasdaq listing rules, the Company’s initial Business Combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the Trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account), which the Company refers to as the 80% test, at the time of the execution of a definitive agreement for its initial Business Combination, although the Company may structure a Business Combination with one or more target businesses whose fair market value significantly exceeds 80% of the trust account balance. If the Company is

F-7

YOTTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

no longer listed on Nasdaq, it will not be required to satisfy the 80% test. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations).

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor and any of the Company’s officers or directors that may hold Insider Shares (as defined in Note 5) (the “Initial Stockholders”) and the underwriters have agreed (a) to vote their Insider Shares, Private Shares (as defined in Note 4), Shares issued as underwriting commissions (see Note 6) and any Public Shares purchased during or after the IPO in favor of approving a Business Combination and (b) not to convert any shares (including the Insider Shares) in connection with a stockholder vote to approve, or sell the shares to the Company in any tender offer in connection with, a proposed Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Initial Stockholders and underwriters have agreed (a) to waive their redemption rights with respect to the Insider Shares, Private Shares, and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose, or vote in favor of, an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until 9 months (or up to 15 months if the time to complete a business combination is extended as described herein) from the closing of the IPO to consummate a Business Combination. In addition, if the Company anticipates that it may not be able to consummate initial business combination within 9 months, the Company’s insiders or their affiliates may, but are not obligated to, extend the period of time to consummate a business combination two times by an additional three months each time (for a total of 15 months to complete a business combination) (the “Combination Period”). In order to extend the time available for the Company to consummate a

F-8

YOTTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $1,000,000, or $1,150,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Public Share in either case or an aggregate of $2,000,000 (or $2,300,000 if the over-allotment option is exercised in full)), on or prior to the date of the applicable deadline.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of taxes payable, and less certain amount of interest to pay dissolution expenses) divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor and the other Initial Stockholders have agreed to waive their liquidation rights with respect to the Insider Shares, and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or the other Initial Stockholders acquires Public Shares in or after the IPO, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.00.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims.

Business Combination

On October 24, 2022, the Company, NaturalShrimp Incorporated, a Nevada corporation (the “Target”), and Yotta Merger Sub, Inc., a Nevada corporation (“Merger Sub”) and wholly-owned subsidiary of the Company, entered into a Merger Agreement (the “Agreement”), pursuant to which Merger Sub will merge with and into the NaturalShrimp (the “Business Combination”) with the Target as the surviving corporation of the Business Combination and becoming a wholly-owned subsidiary of the Company. In connection with the Business Combination, the Company will change its name to “NaturalShrimp, Incorporated” or such other name designated by NaturalShrimp by notice to the Company.

The Board of Directors of the Company has unanimously (i) approved and declared advisable the Agreement, the Merger and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Agreement and related matters by the stockholders of the Company. At the closing of the Business Combination, the Company will issue 17.5 million shares of common stock to the former security holders of the Target. In addition, the stockholders of the Target are entitled to receive an additional 5.0 million common shares (current valuation of $50.0 million) based

F-9

YOTTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

on achieving certain revenue targets for 2024 and 5 million common shares (current valuation of $50 million) based on achieving certain revenue targets for 2025. In the event the Company or the Target validly terminates the Agreement because of a default by the other, a breakup fee of $3.0 million will be due to the terminating party.

The proposed business combination is subject to the satisfaction of customary closing conditions, including the effectiveness of the registration statement on Form S-4 that the Company is required to file with the SEC, required Nasdaq approval, and the approval of the proposed transaction and the Agreement by a majority of the stockholders of the Company and the Target.

On January 20, 2023, the Company issued an unsecured promissory note in the aggregate principal amount of $575,000 to the Sponsor in exchange for its depositing such amount into the Company’s trust account in order to extend the amount of time it has available to complete a business combination from January 22, 2023 to April 22, 2023.

On January 20, 2023, the Company deposited $1,150,000 into the Trust Account (representing $0.10 per each share of redeemable common stock) to extend the time to complete the Business Combination by three months until April 22, 2023. Pursuant to the terms of the Agreement, the Target paid one-half of the extension fee while the Company paid the other half.

Going Concern Consideration

As of December 31, 2022, the Company had cash of $235,864 and a working capital deficit of $301,331 (excluding income tax and franchise tax payable).

On January 20, 2023, the Company deposited $1,150,000 into the Trust to extend the time to complete the Business Combination by three months until April 22, 2023. The Company has 12 months (or up to 15 months if the time to complete a business combination is extended) from the closing of the IPO to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution.

The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. The Company may need to obtain additional financing either to complete its Business Combination or because it becomes obligated to redeem a significant number of public shares upon consummation of its Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. In addition, if the Company is unable to complete a Business Combination within the Combination Period (by April 22, 2023 unless it’s extended), the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. As a result, management has determined that such additional condition also raise substantial doubt about the Company’s ability to continue as a going concern. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s future financial position, results of its operations and/or search for a target company, there has not been a significant impact as of the date of these financial statements. The financial statements do not include any adjustments that might result from the future outcome of this uncertainty.

Additionally, as a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business

F-10

YOTTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

At this time, it has been determined that none of the IR Act tax provisions have an impact to the Company’s fiscal 2022 tax provision. The Company will continue to monitor for updates to the Company’s business along with guidance issued with respect to the IR Act to determine whether any adjustments are needed to the Company’s tax provision in future periods.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying audited financial statements are presented in U.S. Dollars and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. Accordingly, they include all of the information and footnotes required by GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public

F-11

YOTTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

In preparing these financial statements in conformity with U.S. GAAP, the Company’s management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $235,864 and $196,000 in cash and $0 in cash equivalents as of December 31, 2022 and December 31, 2021, respectively.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs – SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred offering costs of $6,764,402 consisted of legal, accounting and other costs that were directly related to the IPO were charged to stockholders’ equity upon the completion of the IPO and exercise of over-allotment option on April 22, 2022 and April 27, 2022, respectively.

Stock Compensation Expense

The Company accounts for stock-based compensation expense in accordance with ASC 718, “Compensation – Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. The fair value of equity awards has been estimated using a market approach. Forfeitures are recognized as incurred.

F-12

YOTTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

The Company’s Insider Shares were granted to certain independent directors subject to a performance condition, namely the occurrence of a Business Combination. This performance condition is considered in determining the grant date fair value of these instruments using Monte Carlo simulation. Compensation expense related to the Insider Shares is recognized only when the performance condition is probable of occurrence, or more specifically when a Business Combination is consummated. Therefore, no stock-based compensation expense has been recognized for the year ended December 31, 2022 and for the period from March 8, 2021 (inception) through December 31, 2021. The estimated fair value of the 16,666 shares granted to the Company’s directors was $123,900, or $7.38 per share at December 31, 2022.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 825, “Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Net Income (Loss) Per Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The Company’s unaudited condensed statements of operations for subsequent periods will include a presentation of income (loss) per redeemable share and income (loss) per non-redeemable share following the two-class method of

F-13

YOTTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

income per share. Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture by the Initial Stockholders. At December 31, 2022, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Net income (loss) per common share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the period. As the Public Shares are considered to be redeemable at fair value, and a redemption at fair value does not amount to a distribution different than other stockholders, redeemable and non-redeemable common stock are presented as one class of stock in calculating net income (loss) per share. The Company has not considered the effect of the warrants sold in the IPO and private placement to purchase an aggregate of 11,843,500 shares in the calculation of diluted income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events.

The net income (loss) per share presented in the statement of operations is based on the following:

	For the year ended December 31, 2022
	Redeemable shares	Non-redeemable shares
Basic and diluted net income per share:
Numerators:
Allocation of net income	$106,441	$38,748

Denominators:
Weighted-average shares outstanding	7,972,527	2,902,212
Basic and diluted net income per share	$0.01	$0.01

	For the period from March 8, 2021 (inception) through December 31, 2021
	Redeemable shares	Non-redeemable shares
Basic and diluted net income per share:
Numerators:
Allocation of net loss	$-	$(11,769)

Denominators:
Weighted-average shares outstanding	-	2,500,000
Basic and diluted net loss per share	$-	$(0.00)

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the

F-14

YOTTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. As discussed in Note 7, the Company determined that upon further review of the proposed form of warrant agreement, management concluded that the Public Warrants and Private Warrants to be issued pursuant to the warrant agreement qualify for equity accounting treatment.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

Investments Held in Trust Account

Upon the closing of the IPO and the private placement on April 22, 2022, and the exercise of the over-allotment option and the sale of the additional Private Units on April 27, 2022, an amount of $115,000,000 was placed in the Trust Account and may be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the completion of our primary business objective, which is a business combination; or (ii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares.

The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income from investments held in Trust Account in the accompanying audited statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

F-15

YOTTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. The amendments are effective for smaller reporting companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

Note 3 — Initial Public Offering

Pursuant to the IPO on April 22, 2022, the Company sold 10,000,000 Public Units at $10.00 per Public Unit, generating gross proceeds of $100,000,000. The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Public Units to cover over-allotments, if any. On April 27, 2022, the underwriters exercised the over-allotment option in full and purchased 1,500,000 Public Units at a price of $10.00 per Public Unit, generating gross proceeds of $15,000,000. Each Unit consists of one share of common stock, one right (“Public Right”) and one redeemable warrant (“Public Warrant”). Each Public Right will convert into one-tenth (1/10) of one share of common stock upon the consummation of a Business Combination. Each whole Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per whole share, subject to adjustment. Because the Warrants may only be exercised for whole numbers of shares, only an even number of warrants may be exercised. The Warrants will become exercisable on the later of the completion of the Company’s initial Business Combination or 12 months from the closing of the IPO, and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation.

All of the 11,500,000 Public Shares sold as part of the Public Units in the IPO contain a redemption feature which allows for the redemption of such Public Shares if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation, or in connection with the Company’s liquidation. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity.

The Company’s redeemable common stock is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

F-16

YOTTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 3 — Initial Public Offering (cont.)

As of December 31, 2022, the shares of common stock reflected on the balance sheet are reconciled in the following table.

As of December 31, 2022
Gross proceeds	$115,000,000
Less:
Proceeds allocated to Public Warrants	(690,000)
Proceeds allocated to Public Rights	(8,280,000)
Offering costs of Public Shares	(6,236,777)
Plus:
Accretion of carrying value to redemption value	16,858,238
Common stock subject to possible redemption	$116,651,461

Note 4 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 313,500 Private Units at a price of $10.00 per Private Unit for an aggregate purchase price of $3,135,000 in a private placement. Simultaneously with the closing of the over-allotment option, the Company consummated the sale of an additional aggregate of 30,000 Private Units with the Sponsor at a price of $10.00 per Private Unit, generating total proceeds of $300,000. Each Private Unit will consist of one share of common stock (“Private Share”), one right (“Private Right”) and one redeemable warrant (“Private Warrant”). Each whole Private Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. The Private Warrants will be identical to the Public Warrants except that the Private Warrants and the common shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination. The proceeds from the Private Units were added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

Note 5 — Related Party Transactions

Insider Shares

On December 28, 2021, the Company issued 2,875,000 shares of common stock to the Initial Stockholders (the “Insider Shares”) for an aggregated consideration of $25,000, or approximately $0.0087 per share. Such shares included up to 375,000 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment is not exercised in full, so that the Initial Stockholders would collectively own 20% of the Company’s issued and outstanding shares after the IPO (assuming the Initial Stockholders did not purchase any Public Shares in the IPO and excluding the Private Units).

On March 7, 2022, the Sponsor surrendered 1,150,000 shares of common stock without any consideration. On April 5, 2022, the Sponsor declared a dividend, payable in shares of common stock, of two-thirds of one share of common stock for each share of common stock issued and outstanding. As a result of the underwriters’ full exercise of their over-allotment option on April 27, 2022, no Insider Shares are currently subject to forfeiture. As of December 31, 2022, there were 3,218,499 Insider Shares issued and outstanding.

The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of their Insider Shares until, with respect to 50% of the Insider Shares, the earlier of six months after the consummation of a Business Combination and the date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing after a Business Combination and, with respect to the remaining

F-17

YOTTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

50% of the Insider Shares, until the six months after the consummation of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On December 28, 2021, the Sponsor agreed to loan the Company up to an aggregate amount of $500,000 to be used, in part, for transaction costs incurred in connection with the IPO (the “Promissory Note”). The Promissory Note is unsecured, interest-free and due on the earlier of August 31, 2022 or the closing of the IPO. The Company repaid the outstanding balance of $250,000 to the Sponsor on April 22, 2022.

Related Party Loans

In addition, in order to finance transaction costs in connection with an intended initial Business Combination, the Initial Stockholders or their affiliates may, but are not obligated to, loan us funds as may be required. If the Company completes an initial Business Combination, it will repay such loaned amounts. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Certain amount of such loans may be converted into private at $10.00 per share at the option of the lender. As of December 31, 2022 and December 31, 2021, the Company had no borrowings under the working capital loans.

Administrative Services Agreement

The Company entered into an agreement, commencing on April 19, 2022 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support. However, pursuant to the terms of such agreement, the Sponsor agreed to defer the payment of such monthly fee. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of initial Business Combination. For the year ended December 31, 2022 and for the period from March 8, 2021(inception) through December 31, 2021, the Company incurred $80,000 and $0, respectively, in fees for these services, of which $80,000 and $0 were included in accrued expenses in the accompanying balance sheets as of December 31, 2022 and December 31, 2021, respectively. On January 26, 2023, the Company paid $80,000 accrued administrative support expenses in cash.

Professional Services

An affiliate of the Sponsor provided professional services related to formation of the Company. In addition, the affiliate paid certain offering costs on behalf of the Sponsor. There was no amount outstanding as of December 31, 2022 and $1,189 due to related party which was included in the accrued expenses as of December 31, 2021.

Other

Mr. Michael Lazar will serve as an independent director of the board beginning on the date of the prospectus, also is the Chief Executive Officer of Empire Filings, LLC, which is engaged by the Company to provide print and filing services. The Company paid $18,050 and $0 for the year ended December 31, 2022 and for the period from March 8, 2021(inception) through December 31, 2021, respectively, and will pay $1,000 per quarter for ongoing compliance filings.

F-18

YOTTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments and Contingencies

Registration Rights

The holders of the Insider Shares issued and outstanding as of April 19, 2022, as well as the holders of the private units and any shares of the Company’s insiders, officers, directors or their affiliates may be issued in payment of working capital loans and extension loans made to the Company (and any shares of common stock issuable upon the exercise of the warrants and conversion of the underlying the private rights), will be entitled to registration rights pursuant to an agreement signed on April 19, 2022. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Insider Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units and units issued in payment of working capital loans made to us can elect to exercise these registration rights at any time commencing on the date that the Company consummate an initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company has granted Chardan, the representative of the underwriters, a 45-day option from the date of this prospectus to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. On April 27, 2022, Chardan exercised the over-allotment option in full and purchased 1,500,000 additional Units.

The underwriters were paid a cash underwriting discount of 2.0% of the gross proceeds of the IPO (including the exercise of the over-allotment option), or $2,300,000. In addition, the underwriters will be entitled to a deferred fee of 3.5% of the gross proceeds of the IPO (including the exercise of the over-allotment option), $4,025,000 which will be paid upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Right of First Refusal

The Company has granted Chardan for a period of 18 months after the date of the consummation of the Company’s Business Combination, a right of first refusal to act as book-running manager, with at least 30% of the economics, or, in the case of a “three-handed” deal 20% of the economics, for any and all future public and private equity and debt offerings.

Note 7 — Stockholders’ Equity

Common Stock — The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.0001 per share. Holders of common stock are entitled to one vote for each share. In March 2022, the Sponsor surrendered 1,150,000 shares of common stock without any consideration and in April 2022, the Sponsor declared a dividend, payable in shares of common stock, of two-thirds of one share of common stock for each share of common stock issued and outstanding. As a result of the underwriters’ full exercise of their over-allotment option on April 27, 2022, no Insider Shares are currently subject to forfeiture. As of December 31, 2022, there were 3,218,499 Insider Shares issued and outstanding.

Rights — Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon conversion of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the Unit purchase price paid for by investors in the IPO. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common

F-19

YOTTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 7 — Stockholders’ Equity (cont.)

stock basis and each holder of a right will be required to affirmatively covert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, holders of the rights might not receive the shares of common stock underlying the rights.

Public Warrants — Each redeemable Public Warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per full share, and will become exercisable on the later of the completion of an initial Business Combination and 12 months from the closing of the IPO. However, no Public Warrants will be exercisable for cash unless the foregoing, if a registration statement covering the issuance of the common stock issuable upon exercise of the public warrants is not effective within 90 days from the closing of the Company’s initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the closing of the Company’s initial Business Combination at 5:00 p.m., New York City time or earlier upon redemption or liquidation.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the Company’s initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination, and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Price”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $16.50 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, which the Company refers to as the 30-day redemption period;

●	if, and only if, the last reported sale price of the Company’s common stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market

F-20

YOTTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 7 — Stockholders’ Equity (cont.)

value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Except as described above, no warrants will be exercisable and the Company will not be obligated to issue common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, the Company cannot assure that it will be able to do so and, if the Company does not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and the Company will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the Company will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Private Warrants — The private warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering except that the private warrants will be entitled to registration rights. The private warrants (including the common stock issuable upon exercise of the private warrants) will not be transferable, assignable or saleable until after the completion of our initial business combination except to permitted transferees.

Note 8 — Fair Value Measurements

The fair value of the Company’s consolidated financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level 1	Level 2	Level 3	Total
Assets
Marketable securities held in Trust Account	$116,651,461	$-	$-	$116,651,461

F-21

YOTTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 9 — Income Taxes

The Company’s net deferred tax assets are as follows:

December 31,
2022
Deferred tax asset
Net operating loss carryforward	$-
Startup/Organization Expenses	65,574
Total deferred tax asset	65,574
Valuation allowance	(65,574)
Deferred tax asset, net of allowance	$-

The income tax provision consists of the following:

For the Year ended December 31, 2022
Federal
Current	$309,931
Deferred	(65,574)
State
Current	$-
Deferred	-
Change in valuation allowance	65,574
Income tax provision	$309,931

A reconciliation of the Company’s statutory income tax rate to the Company’s effective income tax rate is as follows (in thousands):

For the Year ended December 31, 2022
Income at U.S. statutory rate	21.00%
State taxes, net of federal benefit	0.00%
Transaction costs	32.69%
Change in valuation allowance	14.41%
Effective income tax rate	68.10%

As of December 31, 2022, the Company did not have any U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. The change in the valuation allowance was $65,574 for the year ended December 31, 2022.

The provisions for U.S. federal and state income taxes were $309,931 and $0 for the year ended December 31, 2022 and for the period from March 8, 2021 (inception) to December 31, 2021, respectively. The Company’s tax returns for the year ended December 2022 and 2021 remain open and subject to examination.

F-22

YOTTA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based on the review as further disclosed in the footnotes and except as disclosed below, management did not any subsequent event requiring disclosure in the financial statements.

On January 20, 2023, the Company issued unsecured promissory note in the aggregate principal amount of $575,000 to the Sponsor in exchange for its depositing such amount into the Company’s trust account in order to extend the amount of time it has available to complete a business combination from January 22, 2023 to April 22, 2023. Pursuant to the terms of the Agreement, the target paid one-half of the extension fee while the Company paid the other half.

On January 20, 2023, the Company deposited $1,150,000 into the Trust Account (representing $0.10 per each share of redeemable common stock) to extend the time to complete the Business Combination by three months until April 22, 2023.

On February 5, 2023, the Company issued an unsecured promissory note in the aggregate principal amount of $250,000 to the Sponsor. The note does not bear interest and matures upon the closing of a business combination by the Company.

F-23

Your Vision Our Focus

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of NaturalShrimp Incorporated.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of NaturalShrimp Incorporated (the “Company”) as of March 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the two years in the period ended March 31, 2022 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant losses from inception and has a significant working capital deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-24

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Description of Matter

Preferred Stock

As discussed in Note 12 to the financial statements, the Company entered into certain financing transactions which included the issuance of multiple series of preferred stock. The various series of preferred stock included designations for conversion into common stock as well as other privileges which required unique presentation and accounting treatment within the financial statements.

We identified the accounting evaluation of the features in the preferred stock instrument to be a critical audit matter because the evaluation of the appropriate accounting treatment for this area involved a high degree of auditor judgment and an increased extent of effort to evaluate the Company’s conclusions.

How the Matter Was Addressed in the Audit

Our audit procedures related to the conclusions associated with the presentation and accounting for the preferred stock involved the following procedures, among others:

●	We obtained management’s analysis of the various rights and privileges included in the preferred stock designations.

●	We read and analyzed the terms included in the preferred stock designations to identify and assess the reasonableness of management’s accounting treatment for the various features in these instruments as they impacted both accounting and presentation in the financial statements.

Description of Matter

Convertible Debt Instruments

As disclosed in Note 9 to the financial statements, the Company had various debt instruments which included conversion features requiring bifurcation and separate accounting. Management evaluated the required accounting, significant estimates, and judgements around the valuation for these embedded derivatives. These embedded derivatives were measured at fair value.

There is no current observable market for these types of features and, as such, the Company determined the fair value of the embedded derivatives using an option pricing model to measure the fair value of the bifurcated derivatives. As a result, a high degree of auditor judgment and effort was required in performing audit procedures to evaluate the conclusions reached by management as well as the inputs to the Company’s option pricing model.

F-25

How the Matter Was Addressed in the Audit

Our principal audit procedures performed to address this critical audit matter included the following:

●	We evaluated management’s assessment and the conclusions reached to ensure these instruments were recorded in accordance with the relevant accounting guidance.

●	We evaluated the fair value of the bifurcated derivatives that included testing the valuation model and assumptions utilized by management and underlying data used in the model.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

June 29, 2022

We have served as the Company’s auditor since 2015.

Turner, Stone & Company, L.L.P.
Accountants and Consultants
12700 Park Central Drive, Suite 1400
Dallas, Texas 75251
Telephone: 972-239-1660 / Facsimile: 972-239-1665
Toll Free: 877-853-4195
Web site: turnerstone.com	INTERNATIONAL

F-26

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2022	March 31, 2021
ASSETS
Current assets
Cash	$1,734,040	$155,795
Accounts receivable	14,385	-
Escrow account	1,500,000	-
Inventory	69,170	-
Prepaid expenses	1,511,546	655,339

Total current assets	4,829,141	811,134

Fixed assets, net	14,798,103	12,236,557

Other assets
Construction-in-process	1,087,101	1,873,219
Patents, net	6,658,500	-
License Agreement, net	10,222,376	-
Right of Use asset	282,753	275,400
Deposits	20,633	20,633

Total other assets	18,271,363	2,169,252

Total assets	$37,898,607	$15,216,943

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$2,802,787	$963,289
Accrued interest	500,450	73,350
Accrued interest – related parties	203,520	187,520
Other accrued expenses	207,418	602,368
Accrued expenses – related parties	200,000	-
Short-term Promissory Note and Lines of credit	20,044	573,621
Bank loan	-	8,725
PPP loan	-	103,200
Convertible debenture	-	483,637
Note payable	96,000	96,000
Notes payable – related parties	495,412	1,151,162
Dividends payable	296,630	182,639
Derivative liability	13,101,000	-
Warrant liability	3,923,000	-

Total current liabilities	21,846,261	4,425,511

Bank loans, less current maturities	-	206,127
Convertible debenture, less unamortized debt discount of $13,940,000	2,629,079	-
Notes payable	-	5,000,000
Note payable, less current maturities	119,604	215,604
Lease Liability	286,253	275,400

Total liabilities	24,881,197	10,122,642

F-27

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (continued)

	March 31, 2022	March 31, 2021
Commitments and contingencies (Note 17)

Series D Redeemable Convertible Preferred stock, $0.0001 par value, 20,000 shares authorized, 0 and 6,050 shares issued and outstanding at March 31, 2022 and March 31, 2021, respectively	-	2,023,333

Series E Redeemable Convertible Preferred stock, $0.0001 par value, 20,000 shares authorized, 2,840 and 0 shares issued and outstanding at March 31, 2022 and March 31, 2021, respectively	2,539,176	-

Series F Redeemable Convertible Preferred stock, $0.0001 par value, 750,000 shares authorized, 750,000 and 0 shares issued and outstanding at March 31, 2022 and March 31, 2021, respectively	43,612,000	-

Stockholders’ deficit
Series A Convertible Preferred stock, $0.0001 par value, 5,000,000 shares authorized, 5,000,000 shares issued and outstanding at March 31, 2022 and March 31, 2021	500	500

Series B Convertible Preferred stock, $0.0001 par value, 5,000 shares authorized, 0 and 607 shares issued and outstanding at March 31, 2022 and March 31, 2021, respectively	-	-

Common stock, $0.0001 par value, 900,000,000 shares authorized, 674,831,624 shares issued and 674,644,124 shares outstanding at March 31, 2022 and 560,745,180 and 379,742,524 shares issued and outstanding at March 31, 2021, respectively	67,500	56,075

Additional paid in capital	96,701,607	56,649,491
Stock payable	20,132,650	136,000
Subscription receivable	-	-
Accumulated deficit	(150,036,023)	(53,683,268)
Total stockholders’ deficit attributable to NaturalShrimp, Inc. shareholders	(33,133,766)	3,158,798

Non-controlling interest in NAS	-	(87,830)

Total stockholders’ deficit	(33,133,766)	3,070,968

Total liabilities, mezzanine and stockholders’ deficit	$37,898,607	$15,216,943

The accompanying notes are an integral part of these consolidated financial statements.

F-28

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	March 31, 2022	March 31, 2021
Sales	$33,765	$-

Operating expenses:
General and administrative	49,956,514	2,472,238
Research and development	407,874	79,550
Facility operations	1,922,049	403,029
Depreciation	1,307,038	346,437
Amortization	881,500	-

Total operating expenses	54,474,975	3,301,254

Net loss from operations	(54,441,210)	(3,301,254)
		1549.1%
Other income (expense):
Interest expense	(726,243)	(144,204)
Amortization of debt discount	(2,616,364)	(47,273)
Financing costs	(1,904,074)	(64,452)
Change in fair value of derivative liability	(116,000)	(29,000)
Change in fair value of warrant liability	1,987,000	-
Forgiveness of PPP loan	103,200	-
Gain on Vero Blue debt settlement	815,943	-
Legal Settlement	(29,400,000)	-

Total other income (expense)	(31,856,538)	(284,929)

Loss before income taxes	(86,297,748)	(3,586,183)

Provision for income taxes	-	-

Net loss	(86,297,748)	(3,586,183)

Less net loss attributable to non-controlling interest	-	(5,729)

Net loss attributable to NaturalShrimp Inc.	(86,297,748)	(3,580,454)

Amoritzation of beneficial conversion feature on Preferred shares	(3,349,198)	(1,720,833)
Accretion on Series D Preferred shares	(337,834)	(302,500)
Redemption and exchange of Series D Preferred shares	(5,792,947)	-
Dividends	(575,029)	(317,083)

Net loss available for common stockholders	$(96,352,755)	$(5,920,870)

EARNINGS PER SHARE (Basic and diluted)	$(0.16)	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING (Basic and diluted)	619,123,768	501,477,593

The accompanying notes are an integral part of these consolidated financial statements.

F-29

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Series A Preferred stock		Series B Preferred stock		Common stock		Additional paid in	Stock	Accumulated	Non-controlling	Total stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	deficit	interest	deficit
Balance March 31, 2020	5,000,000	$500	2,250	$-	379,742,524	$37,975	$43,533,242	$-	$(46,427,396)	$(82,101)	$(2,937,780)

Issuance of common stock upon conversion					39,735,626	3,974	547,047				551,021
Reclass of derivative liability upon conversion or redemption of related convertible debentures							205,000				205,000
Purchase of Series B Preferred shares			3,250	-			3,250,000				3,250,000
Beneficial conversion feature related to the Series B Preferred Shares							1,335,000		(1,335,000)		-
Dividends payable on Series B PS									(317,085)		(317,085)
Series B PS Dividends in kind issued			115	-			134,442				134,442
Conversion of Series B PS to common stock			(5,008)	-	113,517,030	11,351	(11,351)				-
Common stock issued in Vista Warrant settlement					17,500,000	1,750	608,250				610,000
Reclass of warrant liability upon the cancellation of warrants under Vista Warrant settlement							90,000				90,000
Common stock issued to consultant					4,250,000	425	744,825				745,250
Beneficial conversion feature related to the Series D Preferred Shares							6,050,000				6,050,000
Amortization of beneficial conversion feature related to Series D Preferred Shares									(1,720,833)		(1,720,833)
Accretion on Series D Preferred shares									(302,500)		(302,500)
Commitment shares issued with Series D Preferred Shares					6,000,000	600	(600)				-

F-30

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT (continued)

	Series A Preferred stock		Series B Preferred stock		Common stock		Additional paid in	Stock	Accumulated	Non-controlling	Total stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	deficit	interest	deficit
Common stock to be issued as finder’s fees related to asset acquisition								136,000			136,000
Beneficial conversion feature related to convertible debenture							163,636				163,636

Net loss		-							(3,580,454)	(5,729)	(3,586,183)

Balance March 31, 2021	5,000,000	$500	607	$-	560,745,180	$56,075	$56,649,491	$136,000	$(53,683,268)	$(87,830)	$3,070,968

Issuance of common stock upon conversion					1,329,246	133	421,353	-	-		421,486
Conversion of Series B PS to common stock			(839)	-	10,068,000	1,007	(1,007)	-	-		-
Conversion of Series D PS to common stock					428,572	43	(43)	-	-		-
Exchange of Series D PS to Series E PS					-	-	-	-	(3,258,189)		(3,258,189)
Sale of common shares and warrants for cash, less offering costs and commitment shares					35,772,729	3,577	17,273,546	-	-		17,277,123
Exercise of warrants related to the sale of common shares					1,100,000	110	10,890	-	-		11,000
Beneficial conversion feature related to the Series E Preferred Shares					-	-	3,439,219	-	-		3,439,219
Amortization of beneficial conversion feature related to Series E Preferred Shares					-	-	-	-	(3,349,198)		(3,349,198)
Redemption of Series D Preferred shares					-	-	-	-	(2,534,758)		(2,534,758)
Common shares to be issued for the acquisition of the non-controlling interest subsidiary’s remaining equity					-	-	(3,087,830)	2,000,000	-	87,830	(1,000,000)
Common shares to be issued for Patent acquisition					-	-	-	5,000,000	-		5,000,000
Common stock vested to consultants					412,500	47	221,424	-	-		221,472

F-31

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT (continued)

	Series A Preferred stock		Series B Preferred stock		Common stock		Additional paid in	Stock	Accumulated	Non-controlling	Total stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	deficit	interest	deficit
Common stock issued to consultants					476,946	48	158,285	-	-		158,333
Common stock issued to employees					275,000	18	82,954	24,600	-		107,572
Common shares to be issued for Technical Rights Agreement					-	-	-	4,762,376	-		4,762,376
Revision of dividends payable on Series B Preferred Shares (See Note 2)					-	-	-	-	(182,639)		(182,639)
Conversion of Series E PS to common stock					8,228,572	822	2,879,179	-			2,880,001
Dividends payable on Preferred Shares					-	-		-	(392,390)		(392,390)
Series B PS Dividends in kind issued			232	-	-	-	278,400	-			278,400
Accretion of Series E Preferred Shares					-	-	-	-	(337,834)		(337,834)
Common shares issued for Technical Rights Agreement					12,871,287	1,287	4,761,089	(4,762,376)	-		-
Common shares issued for acquisition of non-controlling interest and Patent acquisition					13,861,386	1,386	6,998,614	(7,000,000)			-
Reclassification of warrants to liability					-	-	(2,935,000)	-	-		(2,935,000)
Common stock to be issued for legal settlement to NSH shareholders					-	-	-	29,388,000	-		29,388,000
Common stock issued for legal settlement to NSH shareholders					28,494,706	2,889	9,413,060	(9,415,950)	-		-
Common stock issued for financing expense					580,000	58	137,982	-	-		138,040

Net loss		-							(86,297,748)		(86,297,748)

Balance March 31, 2022	5,000,000	$500	-	$-	674,644,124	$67,500	$96,701,607	$20,132,650	$(150,036,023)	$-	$(33,133,766)

The accompanying notes are an integral part of these consolidated financial statements.

F-32

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	March 31, 2022	March 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss attributable to NaturalShrimp Inc.	$(86,297,748)	$(3,580,454)

Adjustments to reconcile net loss to net cash used in operating activities

Depreciation expense	1,307,038	346,437
Amortization expense	881,500	-
Amortization of debt discount	2,616,364	47,273
Change in fair value of derivative liability	116,000	29,000
Change in fair value of warrant liability	(1,987,000)	-
Financing costs	1,890,072	-
Default penalty	-	41,112
Net loss attributable to non-controlling interest	-	(5,729)
Forgiveness of PPP loan	(103,200)	-
Gain on Vero Blue debt settlement	(815,943)	-
Legal settlement	29,388,000	-
Shares issued for services	44,099,376	745,250

Changes in operating assets and liabilities:
Accounts receivable	(14,385)	-
Inventory	(69,170)	-
Prepaid expenses and other current assets	(1,506,207)	(526,646)
Accounts payable	(2,657,052)	325,264
Other accrued expenses	(79,007)	117,957
Accrued expenses – related parties	200,000	-
Accrued interest	440,118	39,063
Accrued interest – related parties	16,000	44,096

Cash used in operating activitites	(12,575,244)	(2,377,377)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid for machinery and equipment	(1,452,652)	(1,739,186)
Cash paid for asset acquisition with VeroBlue Farms, Inc.	-	(5,000,000)
Cash received from Insurance settlement	-	917,210
Cash paid for patent acquisition with F & T	(2,000,000)
Cash paid for acquisition of shares of NCI	(1,000,000)
Cash paid for License Agreement	(2,350,000)
Cash paid for construction in process	(1,629,813)	(1,715,654)

CASH USED IN INVESTING ACTIVITIES	(8,432,465)	(7,537,630)

F-33

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

	For the Year Ended
	March 31, 2022	March 31, 2021
CASH FLOWS FROM FINANCING ACTIVITIES

Payments on bank loan	(214,852)	(19,889)
Payments of notes payable	(4,596,000)
Payments on notes payable, related party	(655,750)	(72,000)
Repayment line of credit short-term	(553,577)	-
Proceeds from PPP loan	-	103,200
Proceeds from issuance of common shares under equity agreeement	17,277,123	-
Proceeds from sale of Series B Convertible Preferred stock	-	3,250,000
Proceeds from convertible debentures	8,905,000	600,000
Escrow account in relation to the proceeds from convertible debenture	5,000,000	-
Payments on convertible debentures	(421,486)	-
Proceeds from sale of Series E PS	1,348,000	-
Proceeds from sale of Series D PS	-	6,050,000
Redemption of Series D PS	(3,513,504)	-
Shares issued upon exercise of warrants	11,000	-
Cash received in relation to Vista warrant settlement	-	50,000

Cash provided by financing activitites	22,585,954	9,961,311

NET CHANGE IN CASH	1,578,245	46,304

CASH AT BEGINNING OF YEAR	155,795	109,491

CASH AT END OF YEAR	$1,734,040	$155,795

INTEREST PAID	$1,153,343	$100,108

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Shares issued upon conversion of convertible debentures	$421,486	$551,021
Shares issued upon conversion of Preferred stock	$2,880,000	-
Cancellation of Right of Use asset and Lease liability	$275,400	-
Right of Use asset and Lease liability	$332,566	$-
Dividends in kind issued	$278,400	$134,442
Shares issued as consideration for Patent acquisition	$5,000,000	$-
Shares issued as consideration for acquisition of remaining NCI	$2,000,000	$-
Shares issued as consideration for Rights Agreement	$4,762,376	$-
Shares issued/to be issued, for legal settlement	$29,388,000	$-
Shares issued on Vista Warrant settlement	$-	$610,000
Note payable, related party, issued in place of Settlement Agreement	$-	$383,604
Notes payable, issued as consideration in VeroBlue Farms, Inc. asset acquisition	$-	$5,000,000
Shares payable, to be issued as finders fee in VeroBlue Farms, Inc. asset acquisition	$-	$136,000

The accompanying notes are an integral part of these consolidated financial statements.

F-34

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS

Nature of the Business

NaturalShrimp Incorporated (“NaturalShrimp” or the “Company”), a Nevada corporation, is a biotechnology company and has developed a proprietary technology that allows it to grow Pacific White shrimp (Litopenaeus vannamei, formerly Penaeus vannamei) in an ecologically controlled, high-density, low-cost environment, and in fully contained and independent production facilities. The Company’s system uses technology which allows it to produce a naturally-grown shrimp “crop” weekly and accomplishes this without the use of antibiotics or toxic chemicals. The Company has developed several proprietary technology assets, including a knowledge base that allows it to produce commercial quantities of shrimp in a closed system with a computer monitoring system that automates, monitors and maintains proper levels of oxygen, salinity and temperature for optimal shrimp production. The Company’s production facilities are located in La Coste, Texas and Webster City, Iowa.

On December 15, 2020, the Company entered into an Asset Purchase Agreement (“APA”) between VeroBlue Farms USA, Inc., a Nevada corporation (“VBF”), VBF Transport, Inc., a Delaware corporation (“Transport”), and Iowa’s First, Inc., an Iowa corporation (“Iowa’s First”) (each a “Seller” and collectively, “Sellers”). Transport and Iowa’s First were wholly-owned subsidiaries of VBF. The agreement called for the Company to purchase all of the tangible assets of VBF, the motor vehicles of Transport and the real property (together with all plants, buildings, structures, fixtures, fittings, systems and other improvements located on such real property) of Iowa’s First. The facility was originally designed as an aquaculture facility, with the company having production issues. The Company began a modification process to convert the plant to produce shrimp, which will allow them to scale faster without having to build new facilities. The three Iowa facilities contain the tanks and infrastructure that will be used to support the production of shrimp with the incorporation of the Company’s patented EC platform technology. On May 19, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with F&T Water Solutions, LLC (“F&T”), for F&T’s owned shares of Natural Aquatic Systems, Inc. (“NAS”). Prior to entering into the SPA, the Company owned fifty-one percent (51%) and F&T owned forty-nine percent (49%) of the issued and outstanding shares of common stock of NAS. After the SPA, NAS is a 100% owned subsidiary of the Company (See Note 11).

The Company has three wholly-owned subsidiaries including NaturalShrimp USA Corporation, NaturalShrimp Global, Inc. and NAS.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the year ended March 31, 2022, the Company had a net loss available for common stockholders of approximately $96,353,000. As of March 31, 2022, the Company had an accumulated deficit of approximately $150,036,000 and a working capital deficit of approximately $17,017,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern, within one year from the issuance date of this filing. The Company’s ability to continue as a going concern is dependent on its ability to raise the required additional capital or debt financing to meet short and long-term operating requirements. During the year ended March 31, 2022, the Company received net cash proceeds of approximately $17,277,000 from the sale of common shares (See Note 12), $1,348,000 from the sale of Series E Preferred Stock and $13,905,000 proceeds from the issuance of a convertible debenture (with $1,500,000 in Escrow account as of March 31, 2022).

Management believes that private placements of equity capital will be needed to fund the Company’s long-term operating requirements. The Company may also encounter business endeavors that require significant cash commitments or unanticipated problems or expenses that could result in a requirement for additional cash. If the Company raises additional funds through the issuance of equity, the percentage ownership of its current shareholders could be reduced, and such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable

F-35

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

terms, the Company may not be able to take advantage of prospective business endeavors or opportunities, which could significantly and materially restrict our operations. The Company continues to pursue external financing alternatives to improve its working capital position. If the Company is unable to obtain the necessary capital, the Company may be unable to develop its facilities and enter in production.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

The consolidated financial statements include the accounts of NaturalShrimp Incorporated and its wholly-owned subsidiaries, NaturalShrimp USA Corporation, NaturalShrimp Global and Natural Aquatic Systems, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic and Diluted Earnings/Loss per Common Share

Basic and diluted earnings or loss per share (“EPS”) amounts in the consolidated financial statements are computed in accordance with ASC 260 - 10 “Earnings per Share”, which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of shares of common stock outstanding. Diluted EPS is based on the weighted average number of shares of common stock outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income or loss available to common stockholders (numerator) by the weighted average number of shares of common stock outstanding (denominator) during the period. For the year ended March 31, 2022, the Company had 5,000,000 Series A Convertible Preferred Stock which would be converted at the holder’s option into approximately 674,832,000 underlying common shares, 2,840 of Series E Redeemable Convertible Preferred shares whose approximately 9,737,000 underlying shares are convertible at the investors’ option at a fixed conversion price of $0.35, 750,000 shares of Series F Preferred Stock which would be converted at the holders’ option into approximately 162,080,000 underlying common shares, and approximately $18,768,000 in a convertible debenture whose approximately 98,779,000 underlying shares are convertible at the holders’ option at conversion price of 90% of the average of the two lowest market prices over the last 10 days and 18,506,429 warrants outstanding which were not included in the calculation of diluted EPS as their effect would be anti-dilutive. For the year ended March 31, 2021, the Company had 5,000,000 Series A Convertible Preferred Stock which would be converted at the holder’s option into approximately 560,745,000 underlying common shares, 607 shares of Series B Preferred shares whose approximately 1,202,000 underlying shares are convertible at the investors’ option at a conversion price based on the lowest market price over the last 20 trading days, and 6,050 of Series D Preferred shares whose approximately 60,050,000 underlying shares are convertible at the investors’ option at a fixed conversion price of $0.10, which were not included in the calculation of diluted EPS as their effect would be anti-dilutive.

Fair Value Measurements

ASC Topic 820, “Fair Value Measurement”, requires that certain financial instruments be recognized at their fair values at our balance sheet dates. However, other financial instruments, such as debt obligations, are not required to be recognized at their fair values, but GAAP provides an option to elect fair value accounting for these instruments. GAAP requires the disclosure of the fair values of all financial instruments, regardless of whether they are recognized at their fair values or carrying amounts in our balance sheets. For financial instruments recognized at fair value, GAAP requires the disclosure of their fair values by type of instrument, along with other information, including

F-36

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

changes in the fair values of certain financial instruments recognized in income or other comprehensive income. For financial instruments not recognized at fair value, the disclosure of their fair values is provided below under “Financial Instruments.”

Nonfinancial assets, such as property, plant and equipment, and nonfinancial liabilities are recognized at their carrying amounts in the Company’s balance sheets. GAAP does not permit nonfinancial assets and liabilities to be remeasured at their fair values. However, GAAP requires the remeasurement of such assets and liabilities to their fair values upon the occurrence of certain events, such as the impairment of property, plant and equipment. In addition, if such an event occurs, GAAP requires the disclosure of the fair value of the asset or liability along with other information, including the gain or loss recognized in income in the period the remeasurement occurred.

The Company did not have any Level 1 or Level 2 assets and liabilities as of March 31, 2022 and March 31, 2021.

The derivative and warrant liabilities are Level 3 fair value measurements. There were no derivative and warrant liabilities in Level 3 fair value measurements during the year ended March 31, 2021.

The following is a summary of activity of Level 3 liabilities during the year ended March 31, 2022 and 2021:

Derivatives

	2022	2021
Derivative liability balance at beginning of period	$-	$176,000
Reclass to equity upon conversion or redemption	-	(205,000)
Additions to derivatives	12,985,000	-
Change in fair value	116,000	29,000
Balance at end of period	$13,101,000	$-

At March 31, 2022, the fair value of the derivative liabilities of convertible notes was estimated using a bi-nomial model with the following weighted-average inputs: the price of the Company’s common stock of $0.225; a risk-free interest rate of 2.28% and expected volatility of the Company’s common stock of 109.47%, and the remaining term of 1.75 years.

Warrant liability

	2022	2021
Warrant liability balance at beginning of period	$-	$90,000
Additions to warrant liability	5,910,000	-
Reclass to equity upon cancellation or exercise	-	(90,000)
Change in fair value	(1,987,000)	-
Balance at end of period	$3,923,000	$-

At March 31, 2022, the fair value of the warrant liability was estimated using a Black Sholes model with the following weighted-average inputs: the price of the Company’s common stock of $0.225; a risk-free interest rate of 2.42% and expected volatility of the Company’s common stock ranging from 185.9% to 205.9% and the remaining terms of each warrant issuance.

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, receivables, payables, and debt and are accounted for under the provisions of ASC Topic 825, “Financial Instruments”. The carrying amount of these financial instruments, with the exception of discounted debt, as reflected in the consolidated balance sheets approximates fair value.

F-37

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash and Cash Equivalents

For the purpose of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents as of March 31, 2022 and March 31, 2021.

Concentration of Credit Risk

The Company maintains cash balances at two financial institutions. Accounts at this institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. As of March 31, 2022 the Company’s cash balance exceeded FDIC coverage. As of March 31, 2021, the Company’s cash balance did not exceed FDIC coverage. The Company has not experienced any losses in such accounts and periodically evaluates the credit worthiness of the financial institutions and has determined the credit exposure to be negligible.

Fixed Assets

Equipment is carried at historical value or cost and is depreciated using the straight-line method over the estimated useful lives of the related assets. Estimated useful lives are as follows:

Buildings	39 years
Machinery and Equipment	7 - 10 years
Vehicles	10 years
Furniture and Fixtures	3 - 10 years

Maintenance and repairs are charged to expense as incurred. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

Income Taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

In addition, the Company’s management performs an evaluation of all uncertain income tax positions taken or expected to be taken in the course of preparing the Company’s income tax returns to determine whether the income tax positions meet a “more likely than not” standard of being sustained under examination by the applicable taxing authorities. This evaluation is required to be performed for all open tax years, as defined by the various statutes of limitations, for federal and state purposes.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees and non-employees in accordance with ASC 718. “Stock-based Compensation to Employees” is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period. The Company estimates the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock options and warrants and the closing price of the Company’s common stock for common share issuances. Once the stock is issued the appropriate expense account is charged.

F-38

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Intangible Assets

The Company has intangible assets, which were acquired in a patent acquisition, and license rights agreements. The Company’s patents represent definite lived intangible assets and will be amortized over the twenty year duration of the patent, unless at some point the useful life is determined to be less than the protected life of the patent. The Company’s license rights will be amortized on a straight-line basis over the expected term of the agreements of ten years. The Company periodically evaluates the remaining useful lives of its finite-lived intangible assets to determine whether events and circumstances warrant a revision to the remaining period of amortization. As of March 31, 2022, the Company believes the carrying value of the intangible assets are still recoverable, and there is no impairment to be recognized.

Impairment of Long-lived Assets

The Company will periodically evaluate the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review and at least annually. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

Commitments and Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recently Issued Accounting Standards

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (1) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (2) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (3) revises the guidance in ASC 260, Earnings Per Share, to require entities to

F-39

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

calculate diluted earnings per share (EPS) for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. For SEC filers, excluding smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2021 including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. For all other entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. The Company is currently evaluating the impact that ASU 2020-06 may have on its consolidated financial statements and related disclosures.

As of March 31, 2022, there were several new accounting pronouncements issued by the Financial Accounting Standards Board. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date of March 31, 2022, through the date which the consolidated financial statements were issued. Based upon the review, other than described in Note 18 - Subsequent Events, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

NOTE 3 — ASSET ACQUISITION

On December 15, 2020, the Company entered into an Asset Purchase Agreement (“APA”) between VeroBlue Farms USA, Inc., a Nevada corporation (“VBF”), VBF Transport, Inc., a Delaware corporation (“Transport”), and Iowa’s First, Inc., an Iowa corporation (“Iowa’s First”) (each a “Seller” and collectively, “Sellers”). Transport and Iowa’s First were wholly-owned subsidiaries of VBF. The agreement called for the Company to purchase all of the tangible assets of VBF, the motor vehicles of Transport and the real property (together with all plants, buildings, structures, fixtures, fittings, systems and other improvements located on such real property) of Iowa’s First. The consideration was $10,000,000, consisting of $5,000,000 in cash, paid at closing on December 17, 2020, (ii) $3,000,000 payable in 36 months with interest thereon at the rate of 5% per annuum, interest only payable quarterly on the first day of the quarter, with the remaining balance to be paid to VBF as a balloon payment on the maturity date, (“Promissory Note A”), and (iii) $2,000,000 payable in 48 months with interest thereon at the rate of 5% per annuum, interest only payable quarterly on the first day of the quarter, with the remaining balance to be paid to VBF as a balloon payment on the maturity date (“Promissory Note B”). (Note 10)

The Company determined the asset acquisition did not qualify as a business combination as not only did the Company only acquire certain listed tangible assets, but VBF did not fall under the definition of a business in accordance with ASU 2017-01. VBF was an early-stage company that had not yet generated revenue, and it did not yet include an input and a substantive process that will afford the Company the ability to create an output. Additionally, the acquisition does not include an organized workforce. Instead, the assets acquired are to be used by the Company as a location in which to apply their own patented process and create their output, the production of shrimp.

The $10,136,000 consideration was allocated to the assets acquired based on their relative fair value:

Equipment	$7,015,000	69.2%
Vehicles	202,000	2.0%
Buildings	2,797,000	26.6%
Land	122,000	1.2%
	$10,136,000	100%

F-40

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 4 — FIXED ASSETS

A summary of the fixed assets as of March 31, 2022 and March 31, 2021 is as follows:

	March 31, 2022	March 31, 2021
Land	$324,293	$324,293
Buildings	5,611,723	4,702,063
Machinery and equipment	10,524,343	7,580,873
Autos and trucks	247,356	213,849
Fixed assets, gross	16,707,715	12,815,178
Accumulated depreciation	(1,909,612)	(584,521)
Fixed assets, net	$14,798,103	$12,236,557

The consolidated statements of operations reflect depreciation expense of approximately $1,307,000 and $346,000 for the years ended March 31, 2022 and 2021, respectively.

NOTE 5 — PATENT ACQUISITION

On May 19, 2021, the Company entered into a Patents Purchase Agreement (the “Patents Agreement”) with F&T. The Company and F&T had previously jointly developed and patented a water treatment technology used or useful in growing aquatic species in re-circulating and enclosed environments (the “Patent”) with each party owning a fifty percent (50%) interest. Upon the closing of the Patents Agreement, the Company would purchase F&T’s interest in the Patent, F&T’s 100% interest in a second patent associated with the first Patent issued to F&T in March 2018, and all other intellectual property rights owned by F&T for a purchase price of $2,000,000 in cash and issue 9,900,990 shares of the Company’s common stock with a market value of $0.505 per share for a total fair value of $5,000,000, for a total acquisition price of $7,000,000. The Company paid the cash purchase price on May 20, 2021 and the closing of the Patents Agreement took place on May 25, 2021.

In accordance with ASC 805-10-55-5A, as substantially all the assets acquired are concentrated in a single identifiable asset, the patents, the acquisition has been determined to not be considered a business combination but an asset acquisition. The consideration will be allocated to the two patents, which were both approved in December, 2018, and will be amortized through the earliest of their useful life or December, 2038. Amortization over the next five years is expected to be $390,000 per year, for a total of $1,950,000. Amortization expense was $341,500 for the year ended March 31, 2022.

NOTE 6 — LICENSE AGREEMENTS

On August 25, 2021, the Company, through their 100% owned subsidiary NAS, entered into an Equipment Rights Agreements with Hydrenesis-Delta Systems, LLC (“Hydrenesis-Delta”) and a Technology Rights Agreement, in a sub-license agreement with Hydrenesis Aquaculture LLC (“Hydrenesis-Aqua”), The Equipment Rights involve specialized and proprietary equipment used to produce and control, dose, and infuse Hydrogas® and RLS® into both water and other chemical species, while the Technology sublicense pertains to the rights to Hydrogas® and RLS®. Both Rights agreements are for a 10 year term, which shall automatically renew for ten year successive terms. The term can be terminated by written notice by mutual consent, or by either party upon a breach of contract, insolvency or filing of bankruptcy. The agreements accord the exclusive rights to purchase or distribute the technology, or buy or rent the equipment, in the Industry Sector, which is the primary business and revenue stream generated from indoor aquaculture farming of any species in the Territory, defined as anywhere in the world except for the countries in the Gulf Corporation Council.

The consideration for the Equipment Rights consists of the sum of $2,500,000, with $500,000 in cash paid at closing, and $500,000 to be paid on the first day of the next calendar quarter, plus $250,000 to be paid on the first day of each successive calendar quarter until the amount is paid in full. As of March 31, 2022, $1,250,000 has been paid with $1,250,000 balance remaining in accounts payable.

F-41

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 6 — LICENSE AGREEMENTS (cont.)

Per the Terms set forth in the Technology Rights Agreement, the consideration is defined as the sum of $10,000,000, consisting of $2,500,000 in cash at closing, and an additional $1,000,000 within 60 days after closing, and $6,500,000 worth of unrestricted common shares of stock in the parent company, NSI, at a stipulated share price of $0.505. Determined with this stipulated price, 12,871,287 shares were issued. Based on the market price on August 25, 2021 of $0.37, the fair value of the shares is $4,762,376, which results in a fair value total consideration of $8,262,376. The common shares are covered by a Lock-Up and Leak-Out Agreement.

The terms of the Agreements set forth that NAS will pay Hydrenesis 12.5% royalty fees. The royalties are calculated per all customer or sub-license revenue generated by NAS, NSI or any Affiliate, from the sale or rental of either the Technologies or Hydrenesis Equipment, based on gross revenue less returns, rebates and sales taxes. There are sales milestones for exclusivity, whereby if NAS fails to achieve a sales milestone starting in Year 3, the exclusivity rights in both of the Rights agreements shall revert to non-exclusive rights. To maintain the exclusivity for the subsequent year, the Company may pay the amount of the royalty fees that would have been due if the Sales Milestone had been meet in the current year.

The Sales Milestones are:

Year 3	$250,000 Royalty
Year 4	$375,000 Royalty
Year 5	$625,000 Royalty
Year 6	$875,000 Royalty
All subsequent years	$1,000,000 Royalty

For the year ended March 31, 2022, the amortization of the Rights was $540,000. The amortization is approximately $1,076,000 per year, and approximately $5,381,000 over the next five years.

NOTE 7 — SHORT-TERM NOTE AND LINES OF CREDIT

The Company has a working capital line of credit with Extraco Bank. On April 30, 2020, the line of credit was renewed with a maturity date of April 30, 2021 for a balance of $372,675. The line of credit bears an interest rate of 5.0%, that is compounded monthly and to be paid with the principal on the maturity date. The line of credit matures on April 30, 2021 and is secured by certificates of deposit and letters of credit owned by directors and shareholders of the Company. On May 5, 2021, the Company paid off the line of credit. The balance of the line of credit was $372,675 at March 31, 2021.

The Company also has an additional line of credit with Extraco Bank for $200,000, which was renewed with a maturity date of April 30, 2021, for a balance of $177,778. The lines of credit bear interest at a rate of 5%, that is compounded monthly and to be paid with the principal on the maturity date. The line of credit is secured by certificates of deposit and letters of credit owned by directors and shareholders of the Company. On April 15, 2021, the line of credit was paid off in full. The balance of the line of credit was $177,778 at March 31, 2021.

The Company also has a working capital line of credit with Capital One Bank for $50,000. The line of credit bears an interest rate of prime plus 25.9 basis points, which totaled 29.15% as of March 31, 2022. The line of credit is unsecured. The balance of the line of credit was $9,580 at both March 31, 2022 and March 31, 2021.

The Company also has a working capital line of credit with Chase Bank for $25,000. The line of credit bears an interest rate of prime plus 10 basis points, which totaled 13.25% as of March 31, 2022. The line of credit is secured by assets of the Company’s subsidiaries. The balance of the line of credit is $10,237 as of March 31, 2022 and March 31, 2021.

F-42

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 8 — BANK LOANS

On April 10, 2020, the Company obtained a Paycheck Protection Program (“PPP”) loan in the amount of $103,200 pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). On April 16, 2021, the Company filed for the forgiveness of the PPP loan and was approved for forgiveness of such loan on April 26, 2021.

On January 10, 2017, the Company entered into a promissory note with Community National Bank for $245,000, at an annual interest rate of 5% and a maturity date of January 10, 2020 (the “CNB Note”). The CNB Note is secured by certain real property owned by the Company in LaCoste, Texas, and is also personally guaranteed by the Company’s President, as well as certain shareholders of the Company. On January 10, 2020, the loan was modified, with certain terms amended. The modified note is for the principal balance of $222,736, with initial monthly payments of $1,730 through February 1, 2037, when all unpaid principal and interest will be due and payable. The loan has an initial yearly rate of interest of 5.75%, which may change beginning on February 1, 2023 and each 36 months thereafter, to the Wall Street Journal Prime Rate plus 1%, but never below 4.25%. The monthly payments may change on the same dates as the interest changes. The Company is also allowed to make payments against the principal at any time. The note was paid off in full on December 20, 2021. The balance of the CNB Note was $214,452 at March 31, 2021, of which $8,725 was in current liabilities.

On November 3, 2015, the Company entered into a short-term note agreement with Community National Bank for a total value of $50,000, with a maturity date of December 15, 2017. On July 18, 2018, the short-term note was replaced by a promissory note for the outstanding balance of $25,298, which bears interest at 8% with a maturity date of July 18, 2021. The note is guaranteed by an officer and director. The note was paid off in full in July of 2021. The balance of the note at March 31, 2021 was $3,124.

NOTE 9 — CONVERTIBLE DEBENTURES

December 15, 2021 Debenture

The Company entered into a securities purchase agreement (the “SPA”) with an investor (the “Investor”) on December 15, 2021. Pursuant to the SPA, the Investor purchased a secured promissory note (the “Note”) in the aggregate principal amount totaling approximately $16,320,000 (the “Principal Amount”). The Note has an interest rate of 12% per annum, with a maturity date 24 months from the issuance date of the Note (the “Maturity Date”). The Note carried an original issue discount totaling $1,300,000 and a transaction expense amount of $20,000, both of which are included in the principal balance of the Note. The Note had $2,035,000 in debt issuance costs, including fees paid in cash of $1,095,000 and 3,000,000 warrants issued to placement agents with a fair value of $940.000. The warrant fair value was estimated using the Black Scholes Model, with the following inputs: the price of the Company’s common stock of $0.32; a risk-free interest rate of 1.19%, the expected volatility of the Company’s common stock of 209.9%; the estimated remaining term, a dividend rate of 0%. The warrants were classified as a liability, as it is not known if there will be sufficient authorized shares to be issued upon settlement, based on the conversion terms of the convertible debt.

Beginning on the date that is 6 months from the issuance date of the Note, the Investor has the right to redeem up to $1,000,000 of the outstanding balance per month. Payments may be made by the Company, at the Company’s option, (a) in cash, or (b) by paying the redemption amount in the form of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), per the following formula: the number of redemption shares equals the portion of the applicable redemption amount divided by the Redemption Repayment Price. The “Redemption Repayment Price” equals 90% multiplied by the average of the two lowest volume weighted average price per share of the Common Stock during the ten (10) trading days immediately preceding the date that the Investor delivers notice electing to redeem a portion of the Note. The redemption amount shall include a premium of 15% of the portion of the outstanding balance being paid (the “Exit Fee”). As the Exit Fee is to be included in every settlement of the Note, an additional 15% of the principal balance, which totals $2,448,000, was recognized along with the principal balance, and offset by a contra account in a manner similar to a debt discount. In addition to the Investor’s right of redemption, the Company has the option to prepay the Notes at any time prior to the Maturity Date by paying a premium of 15% plus the principal, interest, and fees owed as of the prepayment date.

F-43

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 9 — CONVERTIBLE DEBENTURES (cont.)

Within 180 days of the issuance date of the Note, the Company will obtain an effective registration statement or a supplement to any existing registration statement or prospectus with the SEC registering at least $15,000,000 in shares of Common Stock for the Investor’s benefit such that any redemption using shares of Common Stock could be done using registered Common Stock. Additionally, as soon as reasonably possible following the issuance of the Note, the Company will cause the Common Stock to be listed for trading on either of (a) NYSE, or (b) NASDAQ (in either event, an “Uplist”). In the event the Company has not effectuated the Uplist by March 1, 2022, the then-current outstanding balance will be increased by 10%. On February 7, 2022, the Company and the Lender entered into an amendment to the SPA, which extended the date by which the Uplist must be completed to April 15, 2022. In consideration of the grant of the extension there was an extension fee of $249,079 added to the principal balance, which has been recognized as a financing cost in the accompanying consolidated financial statement. Subsequent to the year end, the date by which the Uplist had to be completed was further extended to June 15, 2022, with no additional fee included. The Company will make a one-time payment to the Investor equal to 15% of the gross proceeds the Company receives from the offering expected to be effected in connection with the Uplist (whether from the sale of shares of its Common Stock and / or preferred stock) within ten (10) days of receiving such amount. In the event Borrower does not make this payment, the then-current outstanding balance will be increased by 10%. In addition, the Company had 30 days in which to secure the Note and grant the Lender a first position security interest in the real property in Texas and Iowa, and if it had not been effectuated within the 30 days the outstanding balance would have been increased by 15%. The Company was required to reserve 65,000,000 shares of common stock from its authorized and unissued common stock and to add 100,000,000 shares of common stock to the Share Reserve on or before March 10, 2022.

The Note also contains certain negative covenants and Events of Default, which in addition to common events of default, include a failure to deliver conversion shares, the Company fails to maintain the share reserve, the occurrence of a Fundamental Transaction without the Lenders written consent, the Company effectuates a reverse split of its common stock without 20 trading days written notice to Lender, fails to observe or perform or breaches any covenant, and, the Company or any of its subsidiaries, breaches any covenant or other term or condition contained in any Other Agreements in any material. Upon an Event of a Default, at its option and sole discretion, the Investor may consider the Note immediately due and payable. Upon such an Event of Default, the interest rate increases to 18% per annum and the outstanding balance of the Note increases from 5% to 15%, depending upon the specific Event of Default. As of March 31, 2022, the Company is in full compliance with the covenants and Events of Default.

The conversion feature meets the definition of a derivative and therefore requires bifurcation and will be accounted for as a derivative liability. The Company estimated the fair value of the conversion feature derivative embedded in the debenture at issuance at $12,985,000, based on assumptions used in a bi-nomial option pricing model. The key valuation assumptions used consist, in part, of the price of the Company’s common stock of $0.305 at issuance date; a risk-free interest rate of 0.69% and expected volatility of the Company’s common stock, of 125.90%, and the strike price of $0.3075.

February 26, 2021 Debenture

On February 26, 2021, the Company entered into a convertible note for the principal amount of $720,000, with an original issue discount of $120,000, convertible into shares of common stock of the Company. The note bears interest of 12% and is due six months from the date of issuance. The note is convertible from the date of issuance, at a fixed conversion rate of $0.36. The conversion rate shall change to $0.10 upon the event of default. The conversion feature at issuance meets the definition of conventional convertible debt and therefore qualifies for the scope exception in ASC 815-10-15-74(a) and would not be bifurcated and accounted for separately as a derivative liability. The Company analyzed the conversion feature under ASC 470-20, “Debt with conversion and other options”, and based on the market price of the common stock of the Company on the date of funding as compared to the conversion price, determined there was an approximately $164,000 beneficial conversion feature to recognize, which will be amortized over the term of the note using the effective interest method. The amortization of the beneficial conversion feature was $27,273 and the original issuance discount was $20,000, for the year ended March 31, 2021. In April 2021

F-44

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 9 — CONVERTIBLE DEBENTURES (cont.)

the Company paid off approximately $422,000 of the convertible note. On April 16, 2021, the Company settled the convertible note, consisting of $720,000 in principal, approximately $13,000 in accrued interest, and approximately $110,000 in redemption fee, for a total of $842,972. The Company paid $421,486 in cash, and settled the remaining balance through the conversion into the issuance of 1,303,982 common shares.

April 17, 2019 Debenture

On April 17, 2019, the Company entered into a 10% convertible promissory note for $110,000, with an OID of $10,000, for a purchase price of $100,000, which matures on January 23, 2020. The maturity date has been extended until September 1, 2020. During the first 180 days the convertible redeemable note is in effect, the Company may redeem the note at a prepayment percentage of 120% to 130% of the outstanding principal and accrued interest based on the redemption date’s passage of time ranging from 60 days to 180 days from the date of issuance of the debenture. Per the agreement, the Company is required at all times to have authorized and reserved three times the number of shares that is actually issuable upon full conversion of the note. In the event of default, as set forth in the agreement, the outstanding principal balance increases to 150%. In addition to standard events of default, an event of default occurs if the common stock of the Company shall lose the “bid” price for its Common Stock, on trading markets, including the OTCBB, OTCQB or an equivalent replacement exchange. If the Company enters into a 3 (a)(9) or 3(a)(10) issuance of shares there are liquidation damages of 25% of principal, not to be below $15,000. The Company must also obtain the noteholder’s written consent before issuing any new debt. The note is convertible at a fixed conversion price of $0.124. If an event of default occurs, the fixed conversion price is extinguished and replaced by a variable conversion rate that is 70% of the lowest trading prices during the 20 days prior to conversion. The fixed conversion price shall reset upon any future dilutive issuance of shares, options or convertible securities. The conversion feature at issuance meets the definition of conventional convertible debt and therefore qualifies for the scope exception in ASC 815-10-15-74(a) and would not be bifurcated and accounted for separately as a derivative liability. The Company analyzed the conversion feature under ASC 470-20, “Debt with conversion and other options”, and based on the market price of the common stock of the Company on the date of funding as compared to the conversion price, determined there was an approximately $59,000 beneficial conversion feature to recognize, which will be amortized over the term of the note using the effective interest method. There was not any amortization expense recognized during the year ended March 31, 2021, as the beneficial conversion feature was fully amortized as of December 31, 2019. On September 14, 2020, the outstanding balance of $110,000 was converted into 1,014,001 shares of common stock of the Company, at a conversion rate of $0.124.

August 24, 2018 Debenture

On August 24, 2018, the Company entered into a 10% convertible note in the principal amount of $55,000, convertible into shares of common stock of the Company, which matures August 24, 2019. The interest rate increases to 24% per annum upon an event of default, as set forth in the agreement, including a cross default to all other outstanding notes, and if the debenture is not paid at maturity the principal due increases by 10%. If the Company loses its bid price the principal outstanding on the debenture increases by 20%, and if the Company’s common stock is delisted, the principal increases by 50%. The note is convertible into shares of the Company’s common stock at a price per share equal to 57% of the lowest closing bid price for the last 20 days. The discount is increased an additional 10%, to 47%, upon a “DTC chill”. The conversion feature meets the definition of a derivative and therefore requires bifurcation and will be accounted for as a derivative liability. On January 10, 2019 the outstanding principal of $55,000 and accrued interest of $1,974 was purchased from the noteholder by a third party, for $82,612. During the year ended March 31, 2019, the holder converted $57,164 of principal into 9,291,354 shares of common stock of the Company.

On May 5, 2020, the remaining outstanding balance of $29,057 was converted into 2,039,069 shares of common stock of the Company, at a conversion rate of $0.014. As a result of the conversion the derivative liability related to the debenture was remeasured immediately prior to the conversions with an overall increase in the fair value of $8,000 recognized, with the fair value of the derivative liability related to the converted portion, of $30,000 being reclassified

F-45

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 9 — CONVERTIBLE DEBENTURES (cont.)

to equity. The key valuation assumptions used consist, in part, of the price of the Company’s common stock on the dates of conversion of $0.03; a risk-free interest rate of 0.13% and expected volatility of the Company’s common stock, of 158.29%, and the various estimated reset exercise prices weighted by probability.

September 14, 2018 Debenture

On September 14, 2018, the Company entered into a 12% convertible promissory note for $112,500, with an original issuance discount (OID) of $10,250, which matures on March 14, 2019. The interest rate increases to a default rate of 24% for events as set forth in the agreement On January 25, 2019 the outstanding principal of $101,550, plus an additional $81,970 of default principal and $13,695 in accrued interest of the note, resulting in a new balance of $197,215, was purchased from the noteholder by a third party, who extended the maturity date.

The note is convertible into shares of the Company’s common stock at a variable conversion rate that is equal to the lesser of 60% of the lowest trading price for the last 20 days prior to the issuance of the note or 60% of the lowest market price over the 20 days prior to conversion. The conversion price shall be adjusted upon subsequent sales of securities at a price lower than the original conversion price. There are additional 10% adjustments to the conversion price for events set forth in the agreement, including if the conversion price is less than $0.01, if the Company is not DTC eligible, the Company is no longer a reporting company, or the note cannot be converted into free trading shares on or after nine months from issue date. Per the agreement, the Company is required at all times to have authorized and reserved three times the number of shares that is actually issuable upon full conversion of the note. The conversion feature meets the definition of a derivative and therefore requires bifurcation and is accounted for as a derivative liability.

During the first quarter of the fiscal year ending March 31, 2021, the outstanding balance was converted into 35,887,170 shares of common stock of the Company, at a conversion rate of $0.006. As a result of the conversion the derivative liability related to the debenture was remeasured immediately prior to the conversions with an overall increase in the fair value of $21,000 recognized, with the fair value of the derivative liability related to the converted portion, of $175,000 being reclassified to equity. The key valuation assumptions used consist, in part, of the price of the Company’s common stock on the dates of conversion of $0.03; a risk-free interest rate of 0.13% and expected volatility of the Company’s common stock, of 158.29%, and the various estimated reset exercise prices weighted by probability.

March 1, 2019 Debenture

On March 1, 2019, the Company entered into a 10% convertible promissory note for $168,000, with an OID of $18,000, for a purchase price of $150,000, which originally matured on November 1, 2019. The maturity date was extended to September 1, 2020, with the noteholders waiving the default penalties through December 31, 2020. In the event of default, as set forth in the agreement, the outstanding principal balance increases to 150%. The note is convertible at a fixed conversion price of $0.25. If an event of default occurs, the fixed conversion price is extinguished and replaced by a variable conversion rate that is 70% of the lowest trading prices during the 20 days prior to conversion. The fixed conversion price shall reset upon any future dilutive issuance of shares, options or convertible securities. The conversion feature at issuance meets the definition of conventional convertible debt and therefore qualifies for the scope exception in ASC 815-10-15-74(a) and would not be bifurcated and accounted for separately as a derivative liability. The Company analyzed the conversion feature under ASC 470-20, “Debt with conversion and other options”, and based on the market price of the common stock of the Company on the date of funding as compared to the conversion price, determined there was a $134,000 beneficial conversion feature to recognize, which was amortized over the term of the note using the effective interest method. and fully amortized during the year ended March 31, 2020. On December 21, 2020, the outstanding balance of $168,000 and accrued interest of $30,847 was converted into 795,387 shares of common stock of the Company, at a conversion rate of $0.25.

F-46

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 10 — NOTES PAYABLE

On December 15, 2020, in connection with the asset acquisition with VBF (Note 3), the Company entered into two notes payable with a third party. The first note, Promissory Note A, is for principal of $3,000,000, which is payable in 36 months with interest thereon at the rate of 5% per annum, interest only payable quarterly on the first day of the quarter, with the remaining balance to be paid to VBF as a balloon payment on the maturity date. Promissory Note B, is for principal of $2,000,000, which is payable in 48 months with interest thereon at the rate of 5% per annum, interest only payable quarterly on the first day of the quarter, with the remaining balance to be paid to VBF as a balloon payment on the maturity date. On December 23, 2021, the Company paid off the two notes, for a discount of $4,500,000, and recognized a gain on settlement of note, including accrued interest, of $815,943.

On July 15, 2020, the Company issued a promissory note to Ms. Williams in the amount of $383,604 to settle the amounts that had been recognized per the separation agreement with the late Mr. Bill Williams dated August 15, 2019 (Note 14) for his portion of the related party notes and related accrued interest discussed above, and accrued compensation and allowances. The note bears interest at one percent per annum and calls for monthly payments of $8,000 until the balance is paid in full. The balance as of March 31, 2022 and 2021 was $215,604 and $311,604, with $96,000 classified in current liabilities for both year ends on the consolidated balance sheets.

NOTE 11 — ACQUISITION OF NON-CONTROLLING INTEREST

On May 19, 2021, the Company entered into a Securities Purchase Agreement (“SPA”) with F&T, for the shares owned by F&T of NAS. Upon the closing of the SPA, the Company purchased the 980,000 shares of NAS’ common stock owned by F&T for a total acquisition price of $3,000,000, consisting of $1,000,000 paid in cash and 3,960,396 shares of the Company’s common stock issued at a market value of $0.505 per share for a total fair value of $2,000,000. The Company paid the cash purchase price on May 20, 2021 and the purchase of the NAS shares closed on May 25, 2021. Prior to entering into the SPA, the Company owned fifty-one percent (51%) and F&T owned forty-nine percent (49%) of the issued and outstanding shares of common stock of NAS, and therefore, NAS was included in the consolidated financial statements of the Company, with F&T’s ownership accounted for as a non-controlling interest. After the SPA, the non-controlling interest was no longer in existence and NAS became a 100% owned subsidiary of the Company. In accordance with ASC 810-10-45, when the parent’s ownership interest changes while the parent retains its controlling interest in a subsidiary, it is accounted for as an equity transaction and there is no gain or loss recognized in the consolidated net loss. The difference between the fair value of the consideration paid and the amount of the non-controlling interest as of the acquisition of NAS shares held by F&T is recognized in equity attributable to the Company. The carrying amount of the non-controlling interest prior to the acquisition was a deficit of $87,830, and as a result, a deduction of $3,087,830 was recognized in additional paid in capital in the Consolidated Statement of Changes in Equity, in the three months ended June 30, 2021.

NOTE 12 — STOCKHOLDERS’ EQUITY

Preferred Stock

As of March 31, 2022 and March 31, 2021, the Company had 200,000,000 shares of preferred stock authorized with a par value of $0.0001. Of this amount, 5,000,000 shares of Series A preferred stock are authorized and outstanding, 5,000 shares Series B preferred stock are authorized with 0 and 607 outstanding, respectively; 20,000 shares Series D preferred stock are authorized with 0 and 6,050 outstanding, respectively; 10,000 shares Series E preferred stock are authorized with 2,840 and 0 outstanding, respectively; and 750,000 shares Series F Redeemable Convertible Preferred stock are authorized with 750,000 and 0 shares outstanding, respectively.

Series B Preferred Stock

On September 5, 2019, the Board authorized the issuance of 5,000 preferred shares to be designated as Series B Preferred Stock. The Series B Preferred Stock have a par value of $0.0001, a stated value of $1,200 and no voting rights. The Series B Preferred Stock include 10% cumulative dividends, payable quarterly. Upon the dissolution,

F-47

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 12 — STOCKHOLDERS’ EQUITY (cont.)

liquidation or winding up of the Company, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Company an amount equal to the stated value, plus any accrued and unpaid dividends and any other fees or liquidated damages then due and owing for each share of Series B Preferred Stock before any payment or distribution shall be made to the holders of any Junior securities. The Series B Preferred Stock are redeemable at the Company’s option, at percentages ranging from 120% to 135% for the first 180 days, based on the passage of time. The Series B are also redeemable at the holder’s option, upon the occurrence of a triggering event which includes a change of control, bankruptcy, and the inability to deliver Series B Preferred Stock requested under conversion notices. The triggering redemption amount is at the greater of (i) 135% of the stated value or (ii) the product of the volume-weighted average price (“VWAP”) on the day proceeding the triggering event multiplied by the stated value divided by the conversion price. As the redemption feature at the holder’s option is contingent on a future triggering event, the Series B Preferred Stock is considered contingently redeemable, and as such the preferred shares are classified in equity until such time as a triggering event occurs, at which time they will be classified as mezzanine.

The Series B Preferred Stock is convertible, at the discounted market price which is defined as the lowest VWAP over last 20 days. The conversion price is adjustable based on several situations, including future dilutive issuances. As the Series B Preferred Stock does not have a redemption date and is perpetual preferred stock, it is considered to be an equity host instrument and as such the conversion feature is not required to be bifurcated as it is clearly and closely related to the equity host instrument.

Series B Preferred Equity Offering

On September 17, 2019, the Company entered into a Securities Purchase Agreement (“SPA”) with GHS Investments LLC, a Nevada limited liability company (“GHS”) for the purchase of up to 5,000 shares of Series B Preferred Stock at a stated value of $1,200 per share, or for a total net proceeds of $5,000,000 in the event the entire 5,000 shares of Series B Preferred Stock are purchased. During the year ended March 31, 2020, the Company issued 2,250 Series B Preferred Shares in various tranches of the SPA, totaling $2,250,000. The intrinsic value of the beneficial conversion option on several of the tranches was calculated at a total of $475,000, which was fully amortized upon issuance, as the Series B Preferred Stock is immediately convertible into common stock. During the year ended March 31, 2021 the Company received $3,250,000 for the issuance of 3,250 Series B Preferred Stock. The intrinsic value of the beneficial conversion option on several of the tranches was calculated at a total of $1,335,000, which was fully amortized upon issuance, as the Series B Preferred Stock is immediately convertible into common stock. During the year ended March 31, 2021, the Company converted 5,008 Series B Preferred Stock which includes 115 Series B Preferred Stock dividends-in-kind into 113,517,030 shares of the Company’s common stock. During the year ended March 31, 2022, the Company converted the remaining 607 Series B Preferred Stock plus 232 Series B Preferred Stock dividends-in-kind into 10,068,000 shares of the Company’s common stock.

Series D Preferred Stock

On December 16, 2020, the Board authorized the issuance of 20,000 preferred shares to be designated as Series D Preferred Stock. The Series D Preferred Stock have a par value of $0.0001, a stated value of $1,200 and will vote together with the common stock on an as-converted basis. In addition, as further described in the Series D Designation, as long as any of the shares of Series D Preferred Stock are outstanding, the Company will not take certain corporate actions without the affirmative vote at a meeting (or the written consent with or without a meeting) of the majority of the shares of Series D Preferred Stock then outstanding. Each holder of Series D Preferred Stock shall be entitled to receive, with respect to each share of Series D Preferred Stock then outstanding and held by such holder, dividends at the rate of twelve percent (12%) per annum (the “Preferred Dividends”). Dividends may be paid in cash or in shares of Preferred Stock at the discretion of the Company.

The Series D Preferred Stock are convertible into Common Stock at the election of the holder of the Series D Preferred Stock at any time following five days after a qualified offering (defined as an offering of common stock for an aggregate price of at least $10,000,000 resulting in the listing for trading of the Common Stock on the NYSE

F-48

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 12 — STOCKHOLDERS’ EQUITY (cont.)

American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange) at a 35% discount to the offering price, or, if a qualified offering has not occurred, at a price of $0.10 per share, subject to adjustment based on several situations, including future dilutive issuances and a Fundamental Transaction.

The Series D Preferred Stock shall be redeemed by the Corporation on the date that is no later than one calendar year from the date of its issuance. The Series D Preferred Stock are also redeemable at the Company’s option, at percentages ranging from 115% to 125% for the first 180 days, based on the passage of time. The Company shall redeem the Series D Preferred Stock in cash upon a three business days prior notice to the holder or the holder may convert the Series D Preferred Stock within such three business days period prior to redemption. Additionally, the holder shall have the right to either redeem for cash or convert the Preferred Stock into Common Stock within three business days following the consummation of a qualified offering. The Series D Preferred Stock are also redeemable at the holder’s option, upon the occurrence of a triggering event which includes a change of control, bankruptcy, and the inability to deliver shares of common stock requested under conversion notices. The triggering redemption amount is 150% of the stated value.

Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of Series D Preferred Stock shall be entitled to receive out of the assets of the Company an amount equal to the stated value, plus any accrued and unpaid dividends and any other fees or liquidated damages then due and owing for each share of Series D Preferred Stock before any payment or distribution shall be made to the holders of any Junior securities.

As the Series D Preferred Stock has a conditional redemption date, as it is convertible, it is classified in mezzanine and, it is considered to be a debt host instrument. The conversion price, unless and until there is a qualified offering, is a fixed price and as such the conversion feature is not required to be bifurcated and accounted for as a derivative liability. The Company will analyze the conversion feature under ASC 470-20, “Debt with conversion and other options”, at each issuance date and based on the market price of the common stock of the Company on the commitment date as compared to the conversion price, determine if there is a beneficial conversion feature to recognize.

The Series D Designation are subject to certain Registration Rights, whereby if the Corporation does not complete a market listing to the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing) within one hundred twenty (120) calendar days from the issuance of the Series D Preferred Stock, the Company will, within ten (10) calendar days, file a registration statement covering the shares of Common Stock underlying the Series D Preferred Shares. Additionally, the Company will include the shares of Common Stock underlying the Series D Preferred Shares in any registration statement which is being filed by the Corporation’s existing investment banker, provided, that said registration statement is not yet effective with the SEC and provided that the Company receives the prior written approval of said investment banker. There is no penalty provision associated with not registering the underlying shares of common stock.

Series D Preferred Equity Offering

On December 18, 2020, the Company entered into securities purchase agreements (the “Purchase Agreement”) with GHS Investments LLC, Platinum Point Capital LLC and BHP Capital NY (collectively, the “Purchaser”), whereby, at the closing, each Purchaser agreed to purchase from the Company, up to 5,000 shares of the Company’s Series D Preferred Stock, par value $0.0001 per share, at a purchase price of $1,000 per share of Series D Preferred Stock. The aggregate purchase price per Purchaser for the Series D Preferred Stock is $5,000,000. With a stated value of $6,000,000 for the purchased Series D Preferred Stock, there is a discount of $1,000,000 to be accreted over the period until the redemption of the Series D Preferred Stock. In connection with the sale of the Series D Preferred Stock, the Purchasers were granted 6,000,000 shares of the Company’s common stock, par value $0.0001 (the “Commitment Shares”), which have a fair value of $1,616,250 based on the market price of the common shares of $0.27 on the date of the Series D Preferred Stock purchase.

F-49

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 12 — STOCKHOLDERS’ EQUITY (cont.)

The Company analyzed the conversion feature under ASC 470-20, “Debt with conversion and other options”, and based on the market price of the common stock of the Company on the dates of funding as compared to the conversion price, determined there was a $8,471,000, capped at $5,000,000 based on the purchase price of the Series D PS, beneficial conversion feature to recognize, which will be amortized over the term of the note using the effective interest method.

On January 8 and 10, 2021, the Company entered into additional securities purchase agreements with the Purchaser, for 1,050 shares of Series D Preferred Stock, at an aggregate purchase price of $1,050,000. With a stated value of $1,250,000 for the purchased Series D Preferred Stock, there is a discount of $250,000 to be accreted over the period until the redemption of the Series D Preferred Stock.

The Company analyzed the conversion feature under ASC 470-20, “Debt with conversion and other options”, and based on the market price of the common stock of the Company on the dates of funding as compared to the conversion price, determined there was a $3,022,000, capped at $1,050,000 based on the purchase price of the Series D Preferred Stock, beneficial conversion feature to recognize, which will be amortized over the term of the note using the effective interest method.

As discussed below, the Series D Preferred Stock was fully redeemed on April 14, 2022, at which point the carrying value recognized included the remaining unamortized beneficial conversion feature and redemption feature. The amortization of the beneficial conversion feature recognized during the year ended March 31, 2021 amounted to approximately $1,721,000. The accretion of the redemption for the year ended March 31, 2021 was $302,500.

Series E Preferred Stock

On April 14, 2021, the Board authorized the issuance of 10,000 shares of the Company’s Series E Preferred Stock and has filed a Certificate of Designation (“COD”) of Preferences of the Series E Convertible Preferred Stock with the State of Nevada. The shares of Series E Preferred Stock have a stated value of $1,200 per share and are convertible into shares of common stock at the election of the holder of the Series E Preferred Stock at any time at a price of $0.35 per share, subject to adjustment (the “Conversion Price”). The Series E Preferred Stock is convertible into that number of shares of common stock determined by dividing the Series E Stated Value (plus any and all other amounts which may be owing in connection therewith) by the Conversion Price, subject to certain beneficial ownership limitations. Each holder of Series E Preferred Stock shall be entitled to receive, with respect to each share of Series E Preferred Stock then outstanding and held by such holder, dividends at the rate of twelve percent (12%) per annum, payable quarterly. Each share of Series E Preferred Stock shall be redeemed by the Company on the date that is no later than one calendar year from the date of its issuance. The Series E Preferred Stock are also redeemable at the Company’s option, at percentages ranging from 115% to 125% for the first 180 days, based on the passage of time. The holders of Series E Preferred Stock rank senior to the Common Stock and Common Stock Equivalents (as defined in the Series E Designation) with respect to payment of dividends and rights upon liquidation and will vote together with the holders of the Common Stock on an as-converted basis, subject to beneficial ownership limitations, on each matter submitted to a vote of holders of Common Stock (whether at a meeting of shareholders or by written consent). Based upon a subsequent financing, the holder has the option to exchange (in lieu of conversion), all or some of the shares of Series E Preferred Stock then held for any securities or units issued in a subsequent financing on a $1.00 for $1.00 basis. In the event of a Fundamental Transaction, the holder has the option to request that the Company or the successor entity shall purchase the Preferred Stock from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes value. Upon any triggering event as set forth in the COD, including a change in control or the Company shall fail to have available a sufficient number of authorized and unreserved shares of common stock to issue to such holder upon a conversion, each holder shall have the right, exercisable at the sole option of such holder, to require the Company to redeem all of the Series E Preferred Stock then held by such holder for a redemption price, in cash, equal to the Triggering Redemption Amount (150% of the Stated Value and all accrued but unpaid dividends and all liquidated damages, late fees and other costs), and increase the dividend rate on all of the outstanding Preferred Stock held by such Holder to 18% per annum thereafter. Upon any liquidation, dissolution

F-50

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 12 — STOCKHOLDERS’ EQUITY (cont.)

or winding-up of the Company, the holders shall be entitled to receive out of the assets of the Company an amount equal to the stated value, plus any accrued and unpaid dividends and any other fees or liquidated damages then due and owing for each share of Preferred Stock, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

On November 22, 2021, the Company entered into a securities purchase agreement (“SPA”) for 1,500 shares of the Company’s Series E Preferred Stock, at a price of $1,000 per share and (ii) a warrant to purchase up to 1,500,000 shares of the Company’s common stock, with an exercise price equal to $0.75, which expires in five years, for a purchase price of $1,500,000. The warrant has a fair value of $561,000, estimated using the Black Scholes Model, with the following inputs: the price of the Company’s common stock of $0.38; a risk-free interest rate of 1.33%, the expected volatility of the Company’s common stock of 209.9%; the estimated remaining term, a dividend rate of 0%. The Company also issued 267,429 warrants as placement agent fees, with a fair value of $101,000, estimated with the same assumptions. All of the warrants were classified as a liability, as it is not known if there will be sufficient authorized shares to be issued upon settlement, based on the conversion terms of the convertible debt. The Company analyzed the conversion feature under ASC 470-20, “Debt with conversion and other options”, and based on the market price of the common stock of the Company on the dates of funding as compared to the conversion price, determined there was a beneficial conversion feature of approximately $170.000 to recognize, which will be amortized over the term of the note using the effective interest method. The Company will accrete the carrying value, reflecting the discount of $300,000 between the stated value and purchase price and the fair value of the warrants issued of $662,000, of the Series E Preferred Stock in temporary equity up to the redemption value over the period until its redemption. For the year ended March 31, 2022, approximately $338,000 was accreted.

During the year ended March 31, 2022, 2,400 shares of Series E Preferred Stock were converted into 8,228,572 shares of common stock. As of March 31, 2022, there are 2,840 shares of Series E Preferred Stock outstanding.

Share Exchange Agreement and Redemption

On April 14, 2021, the Company, entered into a share exchange agreement (the “Exchange Agreement”) with a holder of the Series D Preferred Stock, whereby, at the closing of the Offering, the Holder agreed to exchange an aggregate of 3,600 shares of the Company’s Series D Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”) into 3,739.63 shares of the Company’s Series E Convertible Preferred stock, par value $0.0001 (the “Series E Preferred Stock”). The exchange was completed on April 15, 2021. In accordance with ASC 260-10-S99-2, exchanges of preferred stock that are considered to be extinguishments are to be accounted for as a redemption. Therefore, the difference between the fair value of the Series E Preferred Stock transferred to the holder of the Series D Preferred Stock and the carrying amount of the Series D Preferred Stock immediately prior to the exchange, which was $3,258,189, was accounted for in a manner similar to a dividend.

In addition, in relation to the Offering, on April 15, 2021, the Company redeemed the remaining 2,450 of the Series D Preferred Stock for $3,513,504. In accordance with ASC 260-10-S99-2, the difference between the fair value of the consideration transferred to the holder of the Series D Preferred Stock and the carrying amount of the Series D Preferred Stock immediately prior to the redemption, which was $2,719,538, was accounted for in a manner similar to a dividend.

The Company analyzed the conversion feature of the Series E Preferred Stock issued on April 14, 2021, under ASC 470-20, “Debt with conversion and other options”, and based on the market price of the common stock of the Company on the dates of funding as compared to the conversion price, determined there was a beneficial conversion feature of approximately $3,270.000 to recognize, which will be amortized over the term of the note using the effective interest method. During the year ended March 31, 2022, the total Series E Preferred Stock BCF amortization, including the November 22, 2021, SPA, was $3,326,172.

F-51

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 12 — STOCKHOLDERS’ EQUITY (cont.)

Series F Preferred Stock

On February 22, 2022, the Board of Directors authorized Series F Preferred Stock and filed the Certificate of Designation with Nevada. The Series F Preferred Stock have a par value of $0.0001. The Series F Designation authorized the issuance of up to 750,000 shares of the Company’s Series F Convertible Preferred Stock. At any time after the three year anniversary of the issuance of the shares of Series F Preferred Stock (the “Issuance Date”), each individual holder shall have the right, at each individual holder’s sole option, to convert all of the shares of Series F Preferred Stock that such individual holds into shares of fully paid and nonassessable shares of common stock in an amount equal to 8% of the Company’s issued and outstanding shares of common stock. Each individual holder of Series F Preferred Stock may only convert all of their shares of Series F Preferred Stock in one transaction. On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company each holder of outstanding shares of Series F Preferred Stock will cast 1,000 votes per each share of Series F Preferred Stock held by such holder. The holders are not entitled to receive dividends, nor are they entitled to receive any distributions in the event of any liquidation, dissolution or winding down of the Company, either voluntarily or involuntarily. The Company determined that the conversion feature was not required to be bifurcated as the conversion provision was determined to be clearly and closely related to the Series F Preferred Stock host instrument.

In the case of any capital reorganization, any reclassification of the stock of the Company, or a Change in Control, the shares of Series F Preferred Stock shall, at the effective time of such reorganization, reclassification, or Change in Control, be automatically converted into the kind and number of shares of stock or other securities or property of the Company or of the entity resulting from such reorganization, reclassification, or Change in Control to which such holder would have been entitled if immediately prior to such reorganization, reclassification, or Change in Control it had converted its shares of Series F Preferred Stock into common stock.

On March 1, 2022, the Board of Directors of the Company issued 250,000 shares of Series F Preferred Stock to each of Gerald Easterling, William Delgado and Thomas Untermeyer in consideration for their past and future services as executive officers of the Company, for a total of 750,000 shares of Series F Preferred Stock. The fair value of the stock compensation has been recognized based on the estimated value of the instruments the Company would be obligated to provide to the holders upon conversion to common shares, which for all three holders of Series F Preferred Stock would reflect 24% of the fair value of the outstanding common shares as of the grant date of March 1, 2022. Based on the number of outstanding shares of common stock plus shares payable, of 738,687,135, and the market value of the common stock of $0.246 on that date, the total stock compensation was $43,612,000. In accordance with ASC 718, as the shares are fully vested on the grant date, as well as all services required to be provided have occurred, the stock compensation was immediately recognized.

Common Stock

For shares of common stock issued upon conversion of outstanding convertible debentures see Note 9.

Securities Purchase Agreement

On April 14, 2021, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Purchaser”), for the offering (the “Offering”) of (i) $5,000,000 worth of common stock (“Shares”), par value $0.0001 per share, of the Company (“Common Stock”); at a per share purchase price of $0.55 per Share (ii) common stock purchase warrants (“Warrants”) to purchase up to an aggregate of 10,000,000 shares of Common Stock, which are exercisable for a period of five years after issuance at an initial exercise price of $0.75 per share, subject to certain adjustments, as provided in the Warrants; and (iii) 1,000,000 shares of Common Stock (the “Commitment Shares”). Pursuant to the Purchase Agreement, on April 15, 2021, the Company received net proceeds of $4,732,123 from the Purchaser.

F-52

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 12 — STOCKHOLDERS’ EQUITY (cont.)

Further, pursuant to the terms of the Purchase Agreement, from the date thereof until the date that is the twelve-month anniversary of the closing of the Offering, upon any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

Pursuant to the Purchase Agreement, on May 5, 2021, the Purchaser purchased an additional 15,454,456 shares of common stock at a per share purchase price of $0.55 per share (the “Second Closing”), for net proceeds of approximately $8,245,000.

Additionally, on May 20, 2021, the Purchaser purchased an additional 2,727,272 shares of common stock at a price per share of $0.55 per share (“Third Closing”), for net proceeds of approximately $1,455,000.

On November 22, 2021, in relation to the SPA with a different holder for 1,500 shares of the Company’s Series E Preferred Stock, GHS entered into a waiver, whereby they waived their right to participate in a subsequent filing. Additionally, the exercise price on the existing warrants to purchase 10,000,000 shares of common stock was reduced to $0.35, as well as the issuance of warrants to purchase 3,739,000 shares of common stock warrants, with an exercise price of $0.75. The modification on the change in the exercise price of the warrants was estimated on November 22, 2021, by comparison of the fair value of the warrants with the original exercise price to the fair value with the new exercise price, using Black Scholes Model, with the following inputs: the price of the Company’s common stock of $0.38; a risk-free interest rate of 1.33%, the expected volatility of the Company’s common stock of 209.9%; the estimated remaining term, a dividend rate of 0%, with a essentially no change in fair value. The newly issued warrants had a fair value of $1,373,000, which was estimated using the Black Scholes Model, with the same inputs, including the exercise price of $0.75. The warrants fair value has been recognized as a liability, based on the fact it as it is not known if there will be sufficient authorized shares to be issued upon settlement, based on the conversion terms of the existing convertible debt, with the April 12, 2021 warrants reclassed from equity to warrant liability, and the newly issued warrants liability recognized as financing costs.

GHS Purchase Agreement

On June 28, 2021, the Company entered into a securities purchase agreement with GHS (the “June GHS Purchase Agreement”) for the offering of up to (i) $3,000,000 worth of common stock of the Company at a per share purchase price of $0.40 and (ii) $11,000 worth of prefunded common stock purchase warrants to purchase an aggregate of up to 1,100,000 shares of common stock, which are exercisable upon issuance and shall not expire prior to exercise, and are subject to certain adjustments, as provided in the warrants. Pursuant to the June GHS Purchase Agreement, on June 28, 2021, GHS purchased 7,500,000 shares of common stock and 1,100,000 shares of common stock underlying the prefunded warrants, for an aggregate purchase price of $3,011,000, less offering expenses of $90,330, for net proceeds of $2,909,670.

Common Shares Issued to Consultants

During the three months ended December 31, 2021, three consultants were issued a total of approximately 430,000 shares of common stock, with a total fair value of approximately $158,000, based on the market price of $0.36 on the grant date.

On April 14, 2021, 500,000 shares of common stock were issued to a consultant per an agreement entered into on January 20, 2021 for advisory services for a two-year period. The shares had a fair value of $195,000, based on the market price of $0.39 on the grant date. 62,500 common shares shall vest each quarter through October 1, 2022, at $24,275, with $121,875 vested through March 31, 2022.

F-53

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 12 — STOCKHOLDERS’ EQUITY (cont.)

On May 24, 2021, the Company entered into an agreement with a consultant, with a three-month term, that shall automatically renew each three months unless one party terminates the agreement. The compensation shall be $12,500 in cash per month for the first six months and $15,000 per month thereafter. Also included in compensation are 200,000 shares of common stock, with a fair value of $99,600 based upon the market price of $0.50 upon the grant date. The shares of common stock will vest in quarterly installments, with 50,000 to vest immediately, and 50,000 each quarter at $24,900, and was fully vested by the year end March 31, 2022.

On August 24, 2020, the Company issued 1,500,000 shares of common stock to a consultant per an agreement entered into on June 25, 2020. The agreement has a six-month term, and therefore the fair value of $67,500, based on the market value of $0.045 on the grant date, will be recognized over the term of the agreement, with $67,500 expensed during the year ended March 31, 2021. On December 25, 2020, the Company renewed the agreement for an additional six months. As consideration for the agreement the Company issued 1,500,000 shares of common stock to the consultant. The agreement has a six-month term, and therefore the fair value of $616,500, based on the market value of $0.041 on the grant date, is recognized in Prepaid expense to be amortized over the six-month term. As of the year end March 31, 2021, $308,250 remained in Prepaid expense with $308,250 recognized in consulting expense for the year end March 31, 2021. The remaining $308,250 was expensed in the three months ended June 30, 2021.

On June 12, 2020, the Company issued 1,250,000 shares of common stock to a consultant, with the fair value of $61,250 based on the market price of $0.049 on the date issued and which was recognized as professional services upon grant.

Common Shares Issued to Employees

During the three months ended December 31, 2021, a number of new employees were issued a total of 175,000 shares of common stock as signing bonuses, with a total fair value of $68,300, based on the market price of $0.395 on the grant date.

Leak-Out Agreements

In connection with the issuance of a total of 13,861,386 shares of the Company’s common stock pursuant to the SPA (Note 8) and the Patents Agreement (Note 3) (the “Shares”), the Company and F&T, on May 19, 2021, entered into two separate leak-out agreements (the “Leak-Out Agreements”). Pursuant to the Leak-Out Agreements, F&T agreed that it would not sell or transfer the Shares for six months following the closing of the SPA and Patents Agreement and that, following these six months, each shareholder of F&T who was issued a portion of the Shares could sell up to one-sixth of their portion of the Shares every thirty-day period occurring thereafter for the next six months. Following the one-year anniversary of the closings, there will be no further restrictions regarding the sale or transfer of the Shares.

NOTE 13 — OPTIONS AND WARRANTS

The Company has not granted any options since inception.

On April 14, 2021, the Company entered into a securities purchase agreement in which 10,000,000 warrants were also issued, which are exercisable for a period of five years after issuance at an initial exercise price of $0.75 per share, subject to certain adjustments, as provided in the Warrants (see Note 12 for more discussion)

Additionally as noted in Note 12, on November 22, 2021, 3,739,000 shares of common stock warrants, with an exercise price of $0.75, were issued in relation to a waiver. As part of the waiver, the exercise price on the existing warrants to purchase 10,000,000 shares of common stock was reduced to $0.35

In connection with the November 22, 2021 sale of Series E Preferred Stock (Note 12), 1,500,000 options were issued, as well as approximately 270,000 warrants were issued to placement agents. Additionally, in relation to the December 15, 2021, convertible note (Note 9) there were 3,000,000 warrants issued to placement agents with a fair value.

F-54

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 13 — OPTIONS AND WARRANTS (cont.)

All of the warrants issued have been recognized as a liability, based on the fact it as it is not known if there will be sufficient authorized shares to be issued upon settlement, based on the conversion terms of the existing convertible debt, with the April 14, 2021 warrants reclassed from equity to warrant liability, and the newly issued warrants liability recognized as financing costs.

The 18,506,429 warrants outstanding as of March 31, 2022, were revalued as of year end for a fair value of $3,986,000, with a decrease in the fair value of $2,061,000 recognized on the Statement of Operations. The fair value was estimated using Black Scholes Model, with the following inputs: the price of the Company’s common stock of $0.225; a risk-free interest rate of 2.42%, the expected volatility of the Company’s common stock of 205.9%; the estimated remaining term, a dividend rate of 0%,

NOTE 14 — RELATED PARTY TRANSACTIONS

Accrued Payroll — Related Parties

Included in other accrued expenses on the accompanying consolidated balance sheet is approximately $119,000 and $154,000, owing to a key employee (which includes $50,000 in both fiscal years, from consulting services prior to his employment) as of March 31, 2022 and March 31, 2021. These amounts include both accrued payroll and accrued allowances and expenses. The accrued payroll owing to the President of the Company was paid off in full during July 2021, and was approximately $35,000 as of March 31, 2021.

Bonus Compensation — Related Party

On May 11, 2021, the Company paid the Chief Financial Officer a bonus of $300,000. On August 10, 2021, the Board of Directors ratified the bonus payment to the CFO and awarded the President and the Chief Technology Officer compensation bonuses of $300,000 each. The bonuses to the President and CTO are to be distributed within the next twelve months from the award date, and are included in accrued expenses, related parties as of December 31, 2021. During the year ended March 31, 2022, $200,000 was paid each to the President and Chief Technology Officer, with a total of $200,000 remaining in accrued expenses, related parties.

NaturalShrimp Holdings, Inc.

On January 1, 2016 the Company entered into a notes payable agreement with NaturalShrimp Holdings, Inc.(“NSH”), a shareholder. The note payable has no set monthly payment or maturity date with a stated interest rate of 2%. During the year ended March 31, 2022, the Company paid off $655,750 of the note payable. The outstanding balance is approximately $77,000 and $735,000, as of March 31, 2022 and March 31, 2021, respectively. As of March 31, 2022 and March 31, 2021, accrued interest payable was approximately $74,000 and $66,000, respectively.

Shareholder Notes

The Company has entered into several working capital notes payable to multiple shareholders of NSH and Bill Williams, a former officer and director, and a shareholder of the Company, for a total of $486,500. The notes are unsecured and bear interest at 8%. These notes had stock issued in lieu of interest and have no set monthly payment or maturity date. The balance of these notes was $356,404 as of March 31, 2022 and 2021, respectively, and is classified as a current liability on the consolidated balance sheets. As of March 31, 2022 and March 31, 2021, accrued interest payable was approximately $146,000 and $118,000, respectively.

Shareholders

Beginning in 2010, the Company started entering into several working capital notes payable with various shareholders of NSH for a total of $290,000 and bearing interest at 8%. The balance of these notes as of March 31, 2021 and March 31, 2020 was $54,647 and is classified as a current liability on the consolidated balance sheets.

F-55

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 15 — FEDERAL INCOME TAX

The Company accounts for income taxes under ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

The components of income tax expense for the years ended March 31, 2022 and 2021 consist of the following:

	2022	2021
Federal Tax statutory rate	21.00%	21.00%
Permanent differences	18.40%	3.46%
Valuation allowance	(39.40)%	(24.46)%
Effective rate	0.00%	0.00%

Significant components of the Company’s deferred tax assets as of March 31, 2021 and 2020 are summarized below.

	2022	2021
Deferred tax assets:
Net operating loss carryforwards	$6,022,000	$3,429,000

Other	(350,000)	-
Total deferred tax asset	5,672,000	3,429,000
Valuation allowance	(5,672,000)	(3,429,000)
Total	$-	$-

As of March 31, 2022, the Company had approximately $28,676,000 of federal net operating loss carry forwards. The carry forwards beginning in tax years 2018 are allowed to be carried forward indefinitely and are to be limited to 80% of the taxable income. Future utilization of the net operating loss carry forwards is subject to certain limitations under Section 382 of the Internal Revenue Code. The Company believes that the issuance of its common stock in exchange for Multiplayer Online Dragon, Inc. on January 30, 2015 resulted in an “ownership change” under the rules and regulations of Section 382. Accordingly, the Company’s ability to utilize their net operating losses generated prior to this date is limited to approximately $282,000 annually.

To the extent that the tax deduction is included in a net operating loss carry forward and is in excess of amounts recognized for book purposes, no benefit will be recognized until the loss carry forward is recognized. Upon utilization and realization of the carry forward, the corresponding change in the deferred asset and valuation allowance will be recorded as additional paid-in capital.

The Company provides for a valuation allowance when it is more likely than not that it will not realize a portion of the deferred tax assets. The Company has established a valuation allowance against the net deferred tax asset due to the uncertainty that enough taxable income will be generated in those taxing jurisdictions to utilize the assets. Therefore, the Company has not reflected any benefit of such deferred tax assets in the accompanying financial statements. The Company’s net deferred tax asset and valuation allowance increased by $2,243,000 and $1,454,000 in the years ended March 31, 2022 and 2021, respectively.

The Company reviewed all income tax positions taken or that they expect to be taken for all open years and determined that the income tax positions are appropriately stated and supported for all open years. The Company is subject to U.S. federal income tax examinations by tax authorities for years after 2022 due to unexpired net operating loss carryforwards originating in and subsequent to that year. The Company may be subject to income tax examinations for the various taxing authorities which vary by jurisdiction.

F-56

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 16 — LEASE

On May 26, 2021, the Company entered into a sublease for a new office space in Texas, on two floors. The lease commenced on August 1, 2021 for a monthly rent of $7,000, and will terminate on October 31, 2025, for one of the spaces, and commence in the second half of 2022 for monthly rent of $1,727, and terminate on October 31, 2025, for the second space. On June 2, 2021, the Company paid a deposit of $52,362 which shall be applied to the last six months of the sublease term, and $17,454 security deposit, which is included in Prepaid expenses on the accompanying consolidated balance sheet. The Company assessed its new office lease as an operating lease.

At inception, on August 1, 2021, the ROU and lease liability was calculated as approximately $316,000, based on the net present value of the future lease payments over the term of the lease. When available, the Company uses the rate implicit in the lease discount payments as the incremental borrowing rate to calculate the net present value; however, the rate implicit in the lease is not readily determinable for their corporate office lease. In this case, the Company estimated its incremental borrowing rate of 5.75% as the interest rate it could have incurred to borrow an amount equal to the lease payments in a similar economic environment on a collateralized basis over a term similar to the lease term. The Company estimated its rate based on observable risk-free interest rate and credit spreads for commercial debt of a similar duration as to what rate would have been effective for the Company.

On September 8, 2021, the Company entered into an equipment lease agreement for VOIP phone equipment. The lease term is for sixty months, with a monthly lease payment of approximately $300. The Company assessed the equipment lease as an operating lease. The Company determined the Right of Use asset and Lease liability values at inception as approximately $17,000 calculated at the present value of all future lease payments for the lease term, using an incremental borrowing rate of 5.75%.

On June 24, 2019, the Company entered into a service and equipment lease agreement for water treatment services, consumables and equipment. The lease term was for five years, with a renewal option of an additional five years, with a monthly lease payment of $5,000. The Company analyzed the classification of the lease under ASC 842, and as it did not meet any of the criteria for a financing lease it has been classified as an operating lease. The Company determined the Right of Use asset and Lease liability values at inception at a value of $275,400, calculated at the present value of all future lease payments for the lease term, using an incremental borrowing rate of 5%. As of March 31, 2021, the lease was on hold while the Company waited for new equipment to be delivered and installed. During the first quarter of fiscal 2022, the Company has cancelled the lease. As the lease was on hold there has been no lease expense or amortization of the Right of Use asset since inception of the lease and recognition of the Lease liability and Right of Use asset, and therefore there is no gain or loss recognized upon cancellation of the lease.

NOTE 17 — COMMITMENTS AND CONTINGENCIES

Executive Employment Agreements -Gerald Easterling

On April 1, 2015, the Company entered into an employment agreement with Gerald Easterling at the time as the Company’s President, effective as of April 1, 2015 (the “Employment Agreement”).

The Employment Agreement is terminable at will and provides for a base annual salary of $96,000. In addition, the Employment Agreement provides that the employee is entitled, at the sole and absolute discretion of the Company’s Board of Directors, to receive performance bonuses. Mr. Easterling will also be entitled to certain benefits including health insurance and monthly allowances for cell phone and automobile expenses.

The Employment Agreement provides that in the event the employee is terminated without cause or resigns for good reason (as defined in their Employment Agreement), the employee will receive, as severance the employee’s base salary for a period of 60 months following the date of termination. In the event of a change of control of the Company, the employee may elect to terminate the Employment Agreement within 30 days thereafter and upon such termination would receive a lump sum payment equal to 500% of the employee’s base salary.

F-57

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEARS ENDED MARCH 31, 2022 AND 2021

NOTE 17 — COMMITMENTS AND CONTINGENCIES (cont.)

The Employment Agreement contains certain restrictive covenants relating to non-competition, non-solicitation of customers and non-solicitation of employees for a period of one year following termination of the employee’s Employment Agreement.

RGA Labs, Inc.

On February 18, 2020, RGA Labs, Inc. (“RGA”) filed suit against the Company in the Illinois Circuit Court (23rd District) alleging that the Company owed RGA money pursuant to a written contract for the design and manufacture of certain water treatment equipment commissioned by the Company. The Company disputed the allegations and has counterclaimed against RGA for additional costs and expenses incurred by the Company in correcting, repairing and retro-fitting the equipment to enable it to work in the Company’s facilities. As a result of RGA’s failure to respond to written discovery served by the Company and failure of RGA to satisfy requirements imposed by an order compelling response, the court issued an order prohibiting RGA from introducing any evidence at the time of trial other than the original agreement between RGA and the Company. Further, the Court sustained the Company’s objection to RGA’s written discovery obviating the Company’s obligation to respond. On December 31, 2021, a settlement was finalized for the sum of $12,000.

Gary Shover

A shareholder of NaturalShrimp Holdings, Inc. (“NSH”), Gary Shover, filed suit against the Company on August 11, 2020 in the Northern District of Texas, Dallas Division, alleging breach of contract for the Company’s failure to exchange common shares of the Company for shares Mr. Shover owns in NSH. On November 15, 2021, a hearing was held before the US District Court for the Northern District of Texas, Dallas Division at which time Mr. Shover and the Company presented arguments as to why the Court should approve a joint motion for settlement. After considering the argument of counsel and taking questions from those NSH Shareholders who were present through video conferencing link, the Court approved the motion of the parties to allow Mr. Shover and all like and similarly situated NSH Shareholders to exchange each share of NSH held by a NSH Shareholder for a share of the Company. A final Order was signed on December 6, 2021 and the case was closed by an Order of the Court of the same date. The Company is to issue approximately 93 million shares in settlement, which as of December 6, 2021 was recognized as stock payable on the Company’s balance sheet, and its fair value of $29,388,000, based on the market value of the Company’s common shares of $0.316 on the date the case was closed, has been recognized in the Company’s statement of operations as legal settlement. As of March 31, 2022, 28,494,706 of the shares presented in Stock Payable have been issued, with the fair value of $9,415,950 reclassified out of Stock Payable. In April of 2022, and additional 60,841,649 of shares of common stock were issued out of the Stock Payable.

NOTE 18 — SUBSEQUENT EVENTS

On May 17, 2022, 400 shares of Series E Preferred Stock were converted into 1,523,810 shares of common stock.

On April 25, 2022, the Company received $1,500,000 to close the escrow account outstanding as of March 31, 2022, in relation to the proceeds from the December 15, 2022 convertible debenture.

F-58

NATURALSHRIMP INCORPORATED and subsidiaries

CONDENSED Consolidated Balance Sheets

	December 31, 2022	March 31, 2022
	(unaudited)
ASSETS
Current assets
Cash	$141,864	$1,734,040
Accounts receivable	7,502	14,385
Escrow account	-	1,500,000
Inventory	101,929	69,170
Prepaid expenses	490,140	1,511,546
Deferred offering costs	126,963	-

Total current assets	868,398	4,829,141

Fixed assets, net	15,350,443	14,798,103

Other assets
Construction-in-process	45,730	1,087,101
Patents, net	6,366,000	6,658,500
License Agreement, net	9,412,376	10,222,376
Right of Use asset	224,266	282,753
Deposits	20,633	20,633

Total other assets	16,069,005	18,271,363

Total assets	$32,287,846	$37,898,607

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$3,523,210	$2,802,787
Accrued interest	336,102	500,450
Accrued interest - related parties	213,292	203,520
Other accrued expenses	299,978	207,418
Accrued expenses - related parties	200,000	200,000
Short-term Promissory Note and Lines of credit	19,817	20,044
Note payable	96,000	96,000
Restructured August note payable	2,219,347	-
Notes payable - related parties	745,412	495,412
Dividends payable	514,391	296,630
Derivative liability	-	13,101,000
Warrant liability	892,000	3,923,000

Total current liabilities	9,059,549	21,846,261

Convertible debenture, less unamortized debt discount of $9,680,000	-	2,629,079
Restructured Senior note payable	20,223,035	-
Note payable, less current maturities	47,604	119,604
Lease Liability	231,704	286,253

Total liabilities	29,561,892	24,881,197

F-59

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

	December 31, 2022	March 31, 2022
	(unaudited)
Commitments and contingencies (Note 10)

Series E Redeemable Convertible Preferred stock, $0.0001 par value, 20,000 shares authorized, 1,670 and 2,840 shares issued and outstanding at December 31, 2022 and March 31, 2021, respectively	2,003,557	2,539,176

Series F Redeemable Convertible Preferred stock, $0.0001 par value, 750,000 shares authorized, 750,000 and 0 shares issued and outstanding at December 31, 2022 and March 31, 2021, respectively	43,612,000	43,612,000

Stockholders’ deficit
Series A Convertible Preferred stock, $0.0001 par value, 5,000,000 shares authorized, 5,000,000 shares issued and outstanding at December 31, 2022 and March 31, 2021	500	500

Common stock, $0.0001 par value, 900,000,000 shares authorized, 768,561,129 shares issued and 751,322,954 shares outstanding at December 31, 2022 and 674,831,624 shares issued and 674,644,124 shares outstanding at March 31, 2022, respectively	76,894	67,500

Additional paid in capital	119,464,471	96,701,607
Stock payable	662,767	20,132,650
Subscription receivable	(56,250)	-
Accumulated deficit	(163,037,985)	(150,036,023)
Total stockholders’ deficit	(42,889,603)	(33,133,766)

Total liabilities, mezzanine and stockholders’ deficit	$32,287,846	$37,898,607

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-60

NATURALSHRIMP INCORPORATED and subsidiaries

CONDENSED Consolidated STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Sales	$97,943	$16,640	$186,004	$16,640

Operating expenses:
General and administrative	1,481,195	1,527,699	4,256,819	5,182,358
Research and development	14,212	20,357	190,855	217,229
Facility operations	875,194	398,504	1,895,357	810,260
Depreciation	416,377	218,134	1,349,838	830,409
Amortization	367,500	367,500	1,102,500	514,000

Total operating expenses	3,154,478	2,532,194	8,795,369	7,554,256

Net loss from operations	(3,056,535)	(2,515,554)	(8,609,365)	(7,537,616)
				14.2%
Other income (expense):
Interest expense	(593,331)	(80,991)	(1,674,994)	(228,190)
Interest expense - related parties	(6,250)	-	(9,772)	-
Amortization of debt discount	(843,494)	(340,000)	(5,019,883)	(576,364)
Financing costs	-	(1,393,000)	-	(1,502,953)
Change in fair value of derivative liability	17,738,000	-	811,000	-
Change in fair value of warrant liability	1,155,000	(137,000)	3,031,000	(137,000)
Change in fair value of restructured notes	(1,594,515)	-	(1,594,515)	-
Forgiveness of PPP loan	-	-	-	103,200
Gain on Vero Blue note settlement	-	500,000		500,000
Gain on extinguishment of debt	2,383,088	-	2,383,088	-
Legal Settlement	-	(29,400,000)	-	(29,400,000)
Loss due to fire	(6,262)	-	(869,379)	-

Total other income (expense)	18,232,236	(30,850,991)	(2,943,455)	(31,241,307)

Income (loss) before income taxes	15,175,701	(33,366,545)	(11,552,820)	(38,778,923)

Provision for income taxes	-	-	-	-

Net income (loss)	15,175,701	(33,366,545)	(11,552,820)	(38,778,923)

Amortization of beneficial conversion feature on Preferred shares	(28,048)	-	(212,048)	(817,376)
Accretion on Preferred shares	(198,333)	-	(755,333)	-
Redemption and exchange of Series D Preferred shares	-	-	-	(5,792,947)
Dividends	(60,107)	-	(481,761)	-

Net income (loss) available for common stockholders	$14,889,213	$(33,366,545)	$(13,001,961)	$(45,389,246)

EARNINGS PER SHARE (Basic)	$0.02	$(0.05)	$(0.02)	$(0.07)

EARNINGS PER SHARE (Diluted)	$0.01	$(0.05)	$(0.02)	$(0.07)

WEIGHTED AVERAGE SHARES OUTSTANDING (Basic)	697,586,776	635,536,459	682,750,957	608,191,555

WEIGHTED AVERAGE SHARES OUTSTANDING (Diluted)	1,629,304,739	635,536,459	682,750,957	608,191,555

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-61

NATURALSHRIMP INCORPORATED and subsidiaries

CONDENSED Consolidated STATEMENT of CHANGES IN SHAREHOLDERS’ DEFICIT

(Unaudited)

	Series A Preferred stock		Series B Preferred stock		Common stock		Additional paid in	Stock	Subscription	Accumulated	Non-controlling	Total stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	receivable	deficit	interest	deficit
Balance March 31, 2022	5,000,000	$500	-	$-	674,644,124	$67,500	$96,701,607	$20,132,650	$	$(150,036,023)	$-	$(33,133,766)

Common stock issued for legal settlement to NSH shareholders	-	-	-	-	61,154,136	6,112	19,311,486	(19,317,598)	-	-	-	-
Conversion of Series E Preferred Shares to common stock	-	-	-	-	4,537,240	454	839,546	-	-	-	-	840,000
Contingent beneficial conversion feature related to the Series E Preferred Shares, fully amortized	-	-	-	-	-	-	99,000	-	-	(99,000)	-	-
Amortization of beneficial conversion feature related to Series E Preferred Shares	-	-	-	-	-	-	-	-	-	(42,500)	-	(42,500)
Accretion of Series E Preferred Shares	-	-	-	-	-	-	-	-	-	(278,500)	-	(278,500)
Dividends payable on Preferred Shares	-	-	-	-	-	-	-	-	-	(102,227)	-	(102,227)
Common stock issued in business agreement, to be paid from revenue earned	-	-	-	-	250,000	25	56,225	-	(56,250)	-	-	-
Common stock vested to consultants	-	-	-	-	-	6	24,369	-	-	-	-	24,375

Net loss										(2,200,176)		(2,200,176)

Balance June 30, 2022	5,000,000	$500	-	$-	740,585,500	$74,097	$117,032,233	$815,052	$(56,250)	$(152,758,426)		$(34,892,794)

Common stock issued for legal settlement to NSH shareholders	-	-	-	-	404,067	40	127,646	(127,686)	-	-	-	-
Conversion of Series E Preferred Shares to common stock	-	-	-	-	9,920,887	992	827,008	-	-	(108,000)	-	720,000
Increase of 10% in Series E Preferred Shares to one holder based on certain rights										(156,000)		(156,000)
Amortization of beneficial conversion feature related to Series E Preferred Shares	-	-	-	-	-	-	-	-	-	(42,500)	-	(42,500)
Accretion of Series E Preferred Shares	-	-	-	-	-	-	-	-	-	(278,500)	-	(278,500)
Dividends payable on Preferred Shares	-	-	-	-	-	-	-	-	-	(55,427)	-	(55,427)

F-62

NATURALSHRIMP INCORPORATED and subsidiaries

CONDENSED Consolidated STATEMENT of CHANGES IN SHAREHOLDERS’ DEFICIT

(Unaudited) (continued)

	Series A Preferred stock		Series B Preferred stock		Common stock		Additional paid in	Stock	Subscription	Accumulated	Non-controlling	Total stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	receivable	deficit	interest	deficit
Common stock issued in business agreement	-	-	-	-	250,000	25	25,975	-		-	-	26,000
Common stock issued from shares payable	-	-	-	-	100,000	10	24,590	(24,600)		-	-	-
Common stock vested to consultants	-	-	-	-	62,500	6	24,369	-	-	-	-	24,375

Net loss										(24,528,345)		(24,528,345)

Balance September 30, 2022	5,000,000	$500	-	$-	751,322,954	$75,170	$118,061,820	$662,767	$(56,250)	$(177,927,198)		$(59,183,191)

Issuance of common shares under financing agreement					17,175,675	1,718	1,378,282					1,380,000
Amortization of beneficial conversion feature related to Series E Preferred Shares	-	-	-	-	-	-	-	-	-	(28,048)	-	(28,048)
Accretion of Series E Preferred Shares	-	-	-	-	-	-	-	-	-	(198,333)	-	(198,333)
Dividends payable on Preferred Shares	-	-	-	-	-	-	-	-	-	(60,107)	-	(60,107)
Common stock vested to consultants	-	-	-	-	62,500	6	24,369	-	-	-	-	24,375

Net income										15,175,701		15,175,701

Balance December 31, 2022	5,000,000	$500	-	$-	768,561,129	$76,894	$119,464,471	$662,767	$(56,250)	$(163,037,985)		$(42,889,603)

Balance March 31, 2021	5,000,000	$500	607	$-	560,745,180	$56,075	$56,649,491	$136,000	$-	$(53,683,268)	$(87,830)	$3,070,969

Issuance of common stock upon conversion	-	-	-	-	1,329,246	133	421,353	-	-	-	-	421,486
Conversion of Series B PS to common stock	-	-	(262)	-	3,144,000	314	(314)	-	-	-	-	-
Conversion of Series D PS to common stock	-	-	-	-	428,572	43	(43)	-	-	-	-	-
Exchange of Series D Preferred Shares to Series E Preferred Shares	-	-	-	-	-	-	-	-	-	(3,258,189)	-	(3,258,189)
Sale of common shares and warrants for cash, less offering costs and commitment shares	-	-	-	-	35,772,729	3,577	17,273,546	-	-	-	-	17,277,123
Exercise of warrants related to the sale of common shares	-	-	-	-	1,100,000	110	10,890	-	-	-	-	11,000

F-63

NATURALSHRIMP INCORPORATED and subsidiaries

CONDENSED Consolidated STATEMENT of CHANGES IN SHAREHOLDERS’ DEFICIT

(Unaudited) (continued)

	Series A Preferred stock		Series B Preferred stock		Common stock		Additional paid in	Stock	Subscription	Accumulated	Non-controlling	Total stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	receivable	deficit	interest	deficit
Beneficial conversion feature related to the Series E Preferred Shares	-	-	-	-	-	-	3,269,505	-	-	-	-	3,269,505
Amortization of beneficial conversion feature related to Series E Preferred Shares	-	-	-	-	-	-	-	-	-	(817,376)	-	(817,376)
Redemption of Series D Preferred shares	-	-	-	-	-	-	-	-	-	(2,534,758)	-	(2,534,758)
Common shares to be issued for the acquisition of the non-controlling interest subsidiary’s remaining equity	-	-	-	-	-	-	(3,087,830)	2,000,000	-	-	87,830	(1,000,000)
Common shares to be issued for Patent acquisition	-	-	-	-	-	-	-	5,000,000	-	-	-	5,000,000
Common stock vested to consultants	-	-	-	-	125,000	13	48,738	24,900	-	-	-	73,651

Net loss										(2,562,743)		(2,562,743)

Balance June 30, 2021	5,000,000	$500	345	$-	602,644,727	$60,265	$74,585,336	$7,160,900	$-	$(62,856,334)	$-	$18,950,668

Conversion of Series E PS to common stock					4,114,286	411	(411)					-
Amortization of beneficial conversion feature related to Series E Preferred Shares										(1,341,948)		(1,341,948)
Revision of dividends payable on Series B Preferred Shares (See Note 2)										(182,639)		(182,639)
Dividends payable on Preferred Shares										(177,586)		(177,586)
Common shares to be issued for Technical and Equipment Rights Agreement								4,762,376				4,762,376
Common stock vested to consultants					62,500	6	24,369	24,900				49,275

Net loss										(2,849,635)		(2,849,635)

Balance September 30, 2021	5,000,000	$500	345	$-	606,821,513	$60,683	$74,609,294	$11,948,176		$(67,408,142)	$-	$19,210,511

F-64

NATURALSHRIMP INCORPORATED and subsidiaries

CONDENSED Consolidated STATEMENT of CHANGES IN SHAREHOLDERS’ DEFICIT

(Unaudited) (continued)

	Series A Preferred stock		Series B Preferred stock		Common stock		Additional paid in	Stock	Subscription	Accumulated	Non-controlling	Total stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	receivable	deficit	interest	deficit
Conversion of Series B Preferred Shares to common stock	-	-	(278)	-	3,336,000	334	(334)	-	-	-	-	(334)
Conversion of Series E Preferred Shares to common stock	-	-	-	-	4,114,286	411	2,879,589	-	-	-	-	2,880,000
Amortization of beneficial conversion feature related to Series E Preferred Shares	-	-	-	-	-	-	-	-	-	(831,543)	-	(831,543)
Beneficial conversion feature related to the Series E Preferred Shares	-	-	-	-	-	-	169,714	-	-	-	-	169,714
Accretion of Series E Preferred Shares	-	-	-	-	-	-	-	-	-	(80,167)	-	(80,167)
Dividends payable on Preferred Shares	-	-	-	-	-	-	-	-	-	(112,577)	-	(112,577)
Common shares issued for Technical and Equipment Rights Agreement	-	-	-	-	26,732,673	2,673	11,759,706	(11,762,376)	-	-	-	-
Common stock vested to consultants	-	-	-	-	112,500	21	99,054	(49,800)	-	-	-	49,275
Common stock issued to consultants	-	-	-	-	430,071	43	158,285	-	-	-	-	158,328
Common stock vested to employees	-	-	-	-	175,000	18	68,286	-	-	-	-	68,304
Reclassification of warrants to liability	-	-	-	-	-	-	(2,935,000)	-	-	-	-	(2,935,000)
Common stock to be issued for legal settlement to NSH shareholders	-	-	-	-	-	-	-	29,388,000	-	-	-	29,388,000

Net loss										(33,366,545)		(33,366,545)

Balance December 31, 2021	5,000,000	$500	67	$-	641,722,043	$64,183	$86,808,594	$29,524,000	$-	$(101,798,974)	$-	$14,597,966

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-65

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	December 31, 2022	December 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,552,820)	$(38,778,923)

Adjustments to reconcile net loss to net cash used in operating activities

Depreciation expense	1,349,838	586,409
Amortization expense	1,102,500	514,000
Amortization of debt discount	5,019,883	576,364
Change in fair value of derivative liability	(811,000)	-
Change in fair value of warrant liability	(3,031,000)	137,000
Change in fair value of promissory notes	1,594,515	-
Financing costs	-	1,502,953
Gain on extinguishment of debt	(1,883,089)	-
Loss due to fire	869,379	-
Forgiveness of PPP loan	-	(103,200)
Gain on Vero Blue note settlement	-	(500,000)
Legal settlement	-	29,388,000
Shares issued for services	99,124	398,831

Changes in operating assets and liabilities:
Accounts receivable	6,883	-
Inventory	(32,759)	(28,128)
Prepaid expenses and other current assets	1,021,406	(321,162)
Deferred offering costs	(126,963)	-
Accounts payable	724,360	(5,637,796)
Other accrued expenses	92,560	(101,896)
Accrued expenses - related parties	-	200,000
Accrued interest	1,662,647	(49,482)
Accrued interest - related parties	9,772	16,000

Cash used in operating activities	(3,884,764)	(12,201,031)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid for fixed assets	(2,430,186)	(2,116,124)
Cash received for fire damage to fixed assets	700,000	-
Cash paid for patent acquisition with F & T	-	(2,000,000)
Cash paid for acquisition of shares of NCI	-	(1,000,000)
Cash paid for License Agreement	-	(2,350,000)
Cash paid for construction in process	-	(433,389)

Cash used in investing activities	(1,730,186)	(7,899,513)

F-66

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (continued)

	For the Nine Months Ended
	December 31, 2022	December 31, 2021
CASH FLOWS FROM FINANCING ACTIVITIES

Payments on bank loan	-	(214,852)
Payments of notes payable	(72,000)	(72,000)
Payments on notes payable, related party	-	(655,750)
Repayment of short-term promissory note and lines of credit	(227)	(553,577)
Proceeds from issuance of common shares under equity agreement	-	17,277,123
Proceeds from sale of stock	1,380,000	-
Proceeds from promissory note	1,465,000	-
Proceeds from promissory note, related parties	250,000	-
Proceeds from convertible debentures	-	8,905,000
Proceeds from convertible debentures, receipt from escrow	1,500,000	-
Escrow account in relation to the proceeds from promissory notes	(500,000)	5,000,000
Payments on convertible debentures	-	(421,486)
Payments on notes payable	-	(4,500,000)
Proceeds from sale of Series E Preferred Shares	-	1,348,000
Redemption of Series D Preferred Shares	-	(3,513,504)
Shares issued upon exercise of warrants	-	11,000

Cash provided by financing activities	4,022,773	22,609,954

NET CHANGE IN CASH	(1,592,176)	2,509,411

CASH AT BEGINNING OF YEAR	1,734,040	155,795

CASH AT END OF YEAR	$141,864	$2,665,206

INTEREST PAID	$1,829,570	$212,190

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Construction in process transferred to fixed assets	$1,041,371	$-
Shares issued upon conversion of convertible debentures	$-	$421,486
Shares issued upon conversion of Preferred stock	$1,560,000	-
Cancellation of Right of Use asset and Lease liability	$-	$275,400
Shares issued as consideration for Rights Agreement	$-	$4,762,376
Shares issued as consideration for Patent acquisition	$-	$5,000,000
Shares issued as consideration for acquisition of remaining NCI	$-	$2,000,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-67

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2022 (Unaudited)

NOTE 1 – NATURE OF THE ORGANIZATION AND BUSINESS

Nature of the Business

NaturalShrimp Incorporated (“NaturalShrimp” or the “Company”), a Nevada corporation, is a biotechnology company and has developed a proprietary technology that allows it to grow Pacific White shrimp (Lit Penaeus, formerly Penaeus vannamei) in an ecologically controlled, high-density, low-cost environment, and in fully contained and independent production facilities. The Company’s system uses technology which allows it to produce a naturally grown shrimp “crop” weekly and accomplishes this without the use of antibiotics or toxic chemicals. The Company has developed several proprietary technology assets, including a knowledge base that allows it to produce commercial quantities of shrimp in a closed system with a computer monitoring system that automates, monitors and maintains proper levels of oxygen, salinity and temperature for optimal shrimp production. The Company’s production facilities are located in La Coste, Texas and Webster City, Iowa.

On December 17, 2020, the Company closed on an Asset Purchase Agreement (“APA”) between VeroBlue Farms USA, Inc., a Nevada corporation (“VBF”), VBF Transport, Inc., a Delaware corporation (“Transport”), and Iowa’s First, Inc., an Iowa corporation (“Iowa’s First”) (each a “Seller” and collectively, “Sellers”). Transport and Iowa’s First were wholly-owned subsidiaries of VBF. The agreement called for the Company to purchase all of the tangible assets of VBF, the motor vehicles of Transport and the real property (together with all plants, buildings, structures, fixtures, fittings, systems and other improvements located on such real property) of Iowa’s First. The facility was originally designed as an aquaculture facility, with the company having production issues. The Company began a modification process to convert the plant to produce shrimp, which will allow them to scale faster without having to build new facilities. The three Iowa facilities contain the tanks and infrastructure that will be used to support the production of shrimp with the incorporation of the Company’s patented EC platform technology.

On May 19, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with F&T Water Solutions, LLC (“F&T”), for F&T’s owned shares of Natural Aquatic Systems, Inc. (“NAS”). Prior to entering into the SPA, the Company owned fifty-one percent (51%) and F&T owned forty-nine percent (49%) of the issued and outstanding shares of common stock of NAS. After the SPA, NAS is a 100% owned subsidiary of the Company.

The Company has three wholly-owned subsidiaries including NaturalShrimp USA Corporation, NaturalShrimp Global, Inc. and NAS.

Going Concern

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the nine months ended December 31, 2022, the Company had a net loss from operations of approximately $8,609,000. At December 31, 2022, the Company had an accumulated deficit of approximately $163,038,000 and a working capital deficit of approximately $8,191,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern, within one year from the issuance date of this filing. The Company’s ability to continue as a going concern is dependent on its ability to raise the required additional capital or debt financing to meet short and long-term operating requirements. During the nine months ended December 31, 2022, the Company received the $1,500,000 remaining escrow amount related to the proceeds from the issuance of a convertible debenture in December 2021, as well as $1,465,000 from the issuance of a convertible debenture in August 2022, per the restructuring agreement and $250,000 in a loan agreement with related parties. Additionally, the Company entered into a Purchase Agreement with GHS Investments LLC (“GHS”) under which the Company may require GHS to purchase a maximum of up to 64,000,000 shares of the Company’s common stock (“GHS Purchase Shares”) based on a total aggregate purchase price of up to $5,000,000 over a one-year term that ends on November 4, 2023 (see Note 11). During the three months ended December 31, 2022, the Company received a net amount of approximately $1,380,000, for the sale of 17,175,675 shares of common stock. Subsequent to the period end, the Company has received another $878,365 from GHS for the sale of 14,880,460 shares of common stock. Management believes that private placements

F-68

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2022 (Unaudited)

NOTE 1 – NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

of equity capital will be needed to fund the Company’s long-term operating requirements. The Company may also encounter business endeavors that require significant cash commitments or unanticipated problems or expenses that could result in a requirement for additional cash. If the Company raises additional funds through the issuance of equity, the percentage ownership of its current shareholders could be reduced, and such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective business endeavors or opportunities, which could significantly and materially restrict our operations. The Company continues to pursue external financing alternatives to improve its working capital position. If the Company is unable to obtain the necessary capital, the Company may be unable to develop its facilities and enter in production.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial information as of and for the three and nine months ended December 31, 2022 and 2021 has been prepared in accordance with GAAP for interim financial information and with the instructions to Quarterly Report on Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, such financial information includes all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of our financial position at such date and the operating results and cash flows for such periods. Operating results for the nine months ended December 31, 2022 are not necessarily indicative of the results that may be expected for the entire year or for any other subsequent interim period.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to the rules of the U.S. Securities and Exchange Commission, or the SEC. These unaudited financial statements and related notes should be read in conjunction with our audited financial statements for the year ended March 31, 2022 included in the Company’s Annual Report on Form 10-K filed with the SEC on June 29, 2022.

The condensed consolidated balance sheet at March 31, 2022 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements.

Consolidation

The unaudited condensed consolidated financial statements include the accounts of NaturalShrimp Incorporated and its wholly-owned subsidiaries, NaturalShrimp USA Corporation, NaturalShrimp Global, Inc. and Natural Aquatic Systems, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic and Diluted Earnings/Loss per Common Share

Basic and diluted earnings or loss per share (“EPS”) amounts in the unaudited condensed consolidated financial statements are computed in accordance with ASC 260 – 10 “Earnings per Share”, which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of shares of common stock outstanding. Diluted EPS is based on the weighted average number of shares of common stock outstanding and dilutive common

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NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2022 (Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

stock equivalents. Basic EPS is computed by dividing net income or loss available to common stockholders (numerator) by the weighted average number of shares of common stock outstanding (denominator) during the period. For the three months ended December 31, 2022, the Company had 5,000,000 shares of Series A Convertible Preferred Stock which would be converted at the holder’s option into approximately 751,385,000 underlying common shares, 170 shares of Series E Redeemable Convertible Preferred shares whose approximately 2,775,000 underlying shares are convertible at the investors’ option at conversion price of 90% of the average of the two lowest market prices over the last 10 days, 750,000 shares of Series F Preferred Stock which would be converted at the holders’ option into approximately 180,333,000 underlying common shares, whose shares were included in the calculation of diluted EPS. For the three months ended December 31, 2022, the Company had 1,500 shares of Series E Redeemable Convertible Preferred shares whose approximately 5,143,000 underlying shares are convertible at the investors’ option at a fixed conversion price of $0.35, and 18,573,116 warrants outstanding which were not included in the calculation of diluted EPS as their effect would be anti-dilutive as their conversion and exercise prices were greater than the market price of the Company’s common shares. For the nine months ended December 31, 2022, the Company had 5,000,000 shares of Series A Convertible Preferred Stock which would be converted at the holder’s option into approximately 768,561,000 underlying common shares, 1,500 shares of Series E Redeemable Convertible Preferred shares whose approximately 5,143,000 underlying shares are convertible at the investors’ option at a fixed conversion price of $0.35, and 170 shares of Series E Redeemable Convertible Preferred shares whose approximately 2,775,000 underlying shares are convertible at the investors’ option at conversion price of 90% of the average of the two lowest market prices over the last 10 days, 750,000 shares of Series F Preferred Stock which would be converted at the holders’ option into approximately 184,387,000 underlying common shares, and 18,573,116 warrants outstanding which were not included in the calculation of diluted EPS as their effect would be anti-dilutive. For the three and nine months ended December 31, 2021, the Company had Redeemable Convertible Preferred stock with approximately 9,842,000 underlying common shares, $18,768,000 in a convertible debenture whose approximately 67,816,000 underlying shares are convertible at the holders’ option at conversion price of 90% of the average of the two lowest market prices over the last 10 days and 18,506,429 warrants outstanding which were not included in the calculation of diluted EPS as their effect would be anti-dilutive.

Fair Value Measurements

ASC Topic 820, “Fair Value Measurement”, requires that certain financial instruments be recognized at their fair values at our balance sheet dates. However, other financial instruments, such as debt obligations, are not required to be recognized at their fair values, but GAAP provides an option to elect fair value accounting for these instruments. GAAP requires the disclosure of the fair values of all financial instruments, regardless of whether they are recognized at their fair values or carrying amounts in our balance sheets. For financial instruments recognized at fair value, GAAP requires the disclosure of their fair values by type of instrument, along with other information, including changes in the fair values of certain financial instruments recognized in income or other comprehensive income. For financial instruments not recognized at fair value, the disclosure of their fair values is provided below under “Financial Instruments.”

Nonfinancial assets, such as property, plant and equipment, and nonfinancial liabilities are recognized at their carrying amounts in the Company’s balance sheets. GAAP does not permit nonfinancial assets and liabilities to be remeasured at their fair values. However, GAAP requires the remeasurement of such assets and liabilities to their fair values upon the occurrence of certain events, such as the impairment of property, plant and equipment. In addition, if such an event occurs, GAAP requires the disclosure of the fair value of the asset or liability along with other information, including the gain or loss recognized in income in the period the remeasurement occurred.

The Company did not have any Level 1 or Level 2 assets and liabilities at December 31, 2022 and March 31, 2022.

The derivative and warrant liabilities are Level 3 fair value measurements.

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NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2022 (Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following is a summary of activity of Level 3 derivatives during the nine months ended December 31, 2022 and the year ended March 31, 2022:

Derivatives

	December 31, 2022	March 31, 2022
	(unaudited)
Derivative liability balance at beginning of period	$13,101,000	$-
Included in gain on extinguishment of note	(12,290,000)	-
Additions to derivatives	-	12,985,000
Change in fair value	(811,000)	116,000
Balance at end of period	$-	$13,101,000

The derivative liability does not exist as of December 31, 2022, as the convertible note removed the conversion feature upon its restructuring and there is no longer an embedded derivative to be bifurcated (Note 6).

At March 31, 2022, the fair value of the derivative liabilities of convertible notes was estimated using the following inputs: the price of the Company’s common stock of $0.225; the conversion price of $0.19; a risk-free interest rate of 2.28% and expected volatility of the Company’s common stock of 109.47%.

Warrant liability

	December 31, 2022	March 31, 2022
	(unaudited)
Warrant liability balance at beginning of period	$3,923,000	$-
Additions to warrant liability	-	5,910,000
Reclass to equity upon cancellation or exercise	-	-
Change in fair value	(3,031,000)	(1,987,000)
Balance at end of period	$892,000	$3,923,000

At December 31, 2022, the fair value of the warrant liability was estimated using the following inputs: the price of the Company’s common stock of $0.079; a risk-free interest rate ranging from 4.11% to 4.22% and expected volatility of the Company’s common stock ranging from 125.3% to 145.6% and the remaining terms of each warrant issuance.

At March 31, 2022, the fair value of the warrant liability was estimated using a Black Sholes model with the following weighted-average inputs: the price of the Company’s common stock of $0.225; a risk-free interest rate of 2.42% and expected volatility of the Company’s common stock ranging from 185.9% to 205.9% and the remaining terms of each warrant issuance.

Promissory Note

	December 31, 2022	March 31, 2022
	(unaudited)
Promissory Notes fair value at beginning of period	$-	$-
Fair value of Promissory Note upon Restructuring Agreement	20,847,867	-
Change in fair value	(1,594,515)	-
Promissory Note fair value at end of period	$22,442,382	$-

F-71

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2022 (Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

On November 4, 2022, when the Company entered into a Restructuring Agreement for an Amended and Restated Secured Promissory Note for two of their outstanding debentures (Note 6 and Note 7), which were accounted for as debt extinguishment, the Company elected to recognize the new debt under ASC 825 fair value option.

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, receivables, payables, and debt and are accounted for under the provisions of ASC Topic 825, “Financial Instruments”. The carrying amount of these financial instruments, with the exception of discounted debt, as reflected in the unaudited condensed consolidated balance sheets approximates fair value.

Cash and Cash Equivalents

For the purpose of the unaudited condensed consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2022 and March 31, 2022.

Concentration of Credit Risk

The Company maintains cash balances at two financial institutions. Accounts at this institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. As of December 31, 2022, the Company’s cash balance did not exceed FDIC coverage. As of March 31, 2022, the Company’s cash balance exceeded FDIC coverage. The Company has not experienced any losses in such accounts and periodically evaluates the credit worthiness of the financial institutions and has determined the credit exposure to be negligible.

Fixed Assets

Equipment is carried at historical value or cost and is depreciated using the straight-line method over the estimated useful lives of the related assets. Estimated useful lives are as follows:

Buildings	39 years
Machinery and Equipment	7 – 10 years
Vehicles	10 years
Furniture and Fixtures	3 – 10 years

Maintenance and repairs are charged to expense as incurred. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees and non-employees in accordance with ASC 718. “Stock-based Compensation to Employees” is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period. The Company estimates the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock options and warrants and the closing price of the Company’s common stock for common share issuances. Once the stock is issued the appropriate expense account is charged.

F-72

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2022 (Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Intangible Assets

The Company has intangible assets, which were acquired in a patent acquisition, and license rights agreements. The Company’s patents represent definite lived intangible assets and will be amortized over the twenty-year duration of the patent, unless at some point the useful life is determined to be less than the protected life of the patent. The Company’s license rights will be amortized on a straight-line basis over the expected term of the agreements of ten years. For the three and nine months ended December 31, 2022, the amortization of the patents was $97,500 and $292,500 and the license rights was $270,000 and $810,000. Amortization expense for the patents was $97,500 and $244,000 for the three and nine months ended December 31, 2021. The accumulated amortization of the patents was $633,500,000 and $341,500 as of December 31, 2022 and March 31, 2022, respectively. The accumulated amortization of the license rights was $1,350,000 and $540,000 as of December 31, 2022 and March 31, 2022, respectively.

The Company periodically evaluates the remaining useful lives of its finite-lived intangible assets to determine whether events and circumstances warrant a revision to the remaining period of amortization. As of December 31, 2022, the Company believes the carrying value of the intangible assets are still recoverable, and there is no impairment to be recognized.

Impairment of Long-lived Assets

The Company will periodically evaluate the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review and at least annually. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

Commitments and Contingencies

Certain conditions may exist as of the date the unaudited condensed consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s unaudited condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, and as such, the Company records revenue when its customers obtain control of

F-73

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2022 (Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the promised goods or services in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company will sell primarily to food service distributors, as well as to wholesalers, retail establishments and seafood distributors.

To determine revenue recognition for the arrangements that the Company determines are within the scope of Topic 606, the Company performs the following five steps: (1) identify the contract(s) with a customer by receipt of purchase orders and confirmations sent by the Company, which includes a required line of credit approval process, (2) identify the performance obligations in the contract, which includes shipment of goods to the customer FOB shipping point or destination, (3) determine the transaction price, which initiates with the purchase order received from the customer and confirmation sent by the Company and will include discounts and allowances by customer if any, (4) allocate the transaction price to the performance obligations in the contract which is the shipment of the goods to the customer and transaction price determined in step 3 above and (5) recognize revenue when (or as) the Company satisfies a performance obligation which is when the Company transfers control of the goods to the customers by shipment or delivery of the products.

Recently Issued Accounting Standards

In August 2020, the Financial Accounting Standards Board issued ASU 2020-06, “Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (1) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (2) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (3) revises the guidance in ASC 260, “Earnings Per Share”, to require entities to calculate diluted EPS for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. For SEC filers, excluding smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2021 including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. For all other entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. The Company is currently evaluating the impact that ASU 2020-06 may have on its consolidated financial statements and related disclosures.

As of December 31, 2022, there were several new accounting pronouncements issued by the Financial Accounting Standards Board. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date of December 31, 2022, through the date which the unaudited condensed consolidated financial statements were issued. Based upon the review, other than described in Note 11 – Subsequent Events, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

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NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2022 (Unaudited)

NOTE 3 – FIXED ASSETS

A summary of the fixed assets as of December 31, 2022 and March 31, 2022 is as follows:

	December 31, 2022	March 31, 2022
	(unaudited)
Land	$324,293	$324,293
Buildings	5,439,365	5,611,723
Machinery and equipment	12,210,036	10,524,343
Autos and trucks	307,227	247,356
	18,280,921	16,707,715
Accumulated depreciation	(2,930,478)	(1,909,612)
Fixed assets, net	$15,350,443	$14,798,103

The unaudited condensed consolidated statements of operations reflect depreciation expense of approximately $416,000 and $218,000, and $1,350,000 and $830,000 for the three and nine months ended December 31, 2022 and 2021, respectively.

On July 3, 2022, the Company’s building containing its water treatment and purification system in La Coste, Texas (the “Water Treatment Plant”) was completely destroyed in a fire. The Water Treatment Plant is a separate building consisting of approximately 8,000 square feet located apart from the production building which was not damaged. The Company received $700,000 from the insurance company for the claim filed for the fire damage. Due to the damage caused by the fire, the Company has written off approximately $1,764,000 of the fixed assets, and $325,000 of the accumulated depreciation, which, less the $700,000 insurance settlement, has resulted in the recognition of a Loss due to fire in the condensed consolidated statement of operations.

NOTE 4 – SHORT-TERM NOTE AND LINES OF CREDIT

The Company has a working capital line of credit with Capital One Bank for $50,000. The line of credit bears an interest rate of prime plus 25.9 basis points, which totaled 33.17% as of December 31, 2022. The line of credit is unsecured. The balance of the line of credit was $9,580 at both December 31, 2022 and March 31, 2022.

The Company also has a working capital line of credit with Chase Bank for $25,000. The line of credit bears an interest rate of prime plus 10 basis points, which totaled 17.27% as of December 31, 2022. The line of credit is secured by assets of the Company’s subsidiaries. The balance of the line of credit is $10,237 at December 31, 2022 and March 31, 2022.

NOTE 5 – PROMISSORY NOTE

The Company entered into a securities purchase agreement (the “SPA”) with an investor (the “Investor”) on August 17, 2022. Pursuant to the SPA, the Investor purchased a secured promissory note (the “Note”) in the aggregate principal amount totaling approximately $5,433,333. The Note has an interest rate of 12% per annum, with a maturity date nine months from the issuance date of the Note. The Note carried an original issue discount totaling $433,333 and a transaction expense amount of $10,000, both of which are included in the principal balance of the Note. On the Closing Date the Company received $1,100,000, with $3,900,000 put into escrow to be held until certain terms are met, which includes $3,400,000 upon the completion of a successful uplist to NYSE or NASDAQ. The SPA includes a Security Agreement, whereby the note is secured by the collateral set forth in the agreement, covering all of the assets of the Company. All payments made by the Company under the terms in the note, including upon repayment of this Note at maturity, shall be subject to an exit fee of 15% of the portion of the Outstanding Balance being paid (the “Exit Fee”). As the Exit Fee is to be included in every settlement of the Note, an additional 15% of the principal balance, which totals $816,500, was recognized along with the principal balance, and offset by a contra account in a manner similar to a debt discount.

F-75

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2022 (Unaudited)

NOTE 5 – PROMISSORY NOTE (cont.)

As soon as reasonably possible, the Company will cause the Common Stock to be listed for trading on either of (a) NYSE, or (b) NASDAQ (in either event, an “Uplist”). In the event the Company has not effectuated the Uplist by November 15, 2022, the then-current outstanding balance will be increased by 10%. Following the Uplist, while the Note is still outstanding, ten days after the Company may have a sale of any of its shares of common stock or preferred stock, there shall be a Mandatory Prepayment equal to the greater of $3,000,000 or thirty-three percent of the gross proceeds of the equity sale.

In conjunction with the Merger Agreement, entered into on October 24, 2022, with Yotta Acquisition Corporation (Note 10), on November 4, 2022, the Company entered into a Restructuring Agreement for an Amended and Restated Secured Promissory Note (the “August Note”), through which the August Note was amended and restated in its entirety. The Restructuring Agreement included key modifications, in which i) the Uplist terms were removed, ii) in the event that the Closing of the Merger does not occur on or before December 31, 2022, the then-current Outstanding Balance will be increased by 2% and shall increase by 2% every 30 days thereafter until the Closing or termination of the Merger Agreement, and iii) the outstanding balance of the Convertible Note may be increased by 5% to 15% upon the occurrence of an event of default or failure to obtain the Lender’s consent or notify the Lender for certain major equity related transactions (“Trigger Events”). The Merger has not yet closed, and therefore the 2% of the outstanding balance was increased as of December 31, 2022, in the amount of approximately $35,000.

The Restructured August Note was analyzed under ASC 470-50 as to if the change in terms qualified as a modification or an extinguishment of the note. The changes in terms were considered an extinguishment as the present value of the cash flows under the terms of the new debt instrument was evaluated to be a substantial change, as over 10% difference from the present value of the remaining cash flows under the terms of the original instrument. As such, with the removal of the original note and its debt discount and accrued interest as compared to the restructured note with a fair value of approximately $1,933,000, there was a loss in extinguishment of approximately $157,000. As a result of the extinguishment and at the Company’s election of the fair value option under ASC 825, the August Note will be accounted for at fair value until they are settled. In accordance with ASC 815- 15-25-1(b) a hybrid instrument that is measured at fair value under ASC 825 fair value option each period with changes in fair value reported in earnings as they occur should not be evaluated for embedded derivatives. Therefore, the provisions in the August Note were not evaluated as to if they fell under the guidance of embedded derivatives and were required to be bifurcated. The August Note was revalued as of December 31, 2022 at approximately $2,219,000, with a change in fair value of approximately $286,000 recognized in the Statement of Operations.

NOTE 6 – CONVERTIBLE DEBENTURES

December 15, 2021 Debenture

The Company entered into a securities purchase agreement (the “December 2021 SPA”) with an investor (the “December 2021 Investor”) on December 15, 2021. Pursuant to the December 2021 SPA, the December 2021 Investor purchased a secured promissory note (the “December 2021 Note”) in the aggregate principal amount totaling approximately $16,320,000. The December 2021 Note has an interest rate of 12% per annum, with a maturity date 24 months from the issuance date of the December 2021 Note (the “Maturity Date”). The December 2021 Note carried an original issue discount totaling $1,300,000 and a transaction expense amount of $20,000, both of which are included in the principal balance of the December 2021 Note. The December 2021 Note had $2,035,000 in debt issuance costs, including fees paid in cash of $1,095,000 and 3,000,000 warrants issued to placement agents with a fair value of $940.000. The warrant fair value was estimated using the Black Scholes Model, with the following inputs: the price of the Company’s common stock of $0.32; a risk-free interest rate of 1.19%, the expected volatility of the Company’s common stock of 209.9%; the estimated remaining term, a dividend rate of 0%. The warrants were classified as a liability, as it is not known if there will be sufficient authorized shares to be issued upon settlement, based on the conversion terms of the convertible debt.

F-76

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2022 (Unaudited)

NOTE 6 – CONVERTIBLE DEBENTURES (cont.)

Beginning on the date that is 6 months from the issuance date of the December 2021 Note, the December 2021 Investor has the right to redeem up to $1,000,000 of the outstanding balance per month. Payments may be made by the Company, at the Company’s option, (a) in cash, or (b) by paying the redemption amount in the form of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), per the following formula: the number of redemption shares equals the portion of the applicable redemption amount divided by the Redemption Repayment Price. The “Redemption Repayment Price” equals 90% multiplied by the average of the two lowest volume weighted average price per share of the Common Stock during the ten (10) trading days immediately preceding the date that the December 2021 Investor delivers notice electing to redeem a portion of the December 2021 Note. The redemption amount shall include a premium of 15% of the portion of the outstanding balance being paid (the “Exit Fee”). As the Exit Fee is to be included in every settlement of the December 2021 Note, an additional 15% of the principal balance, which totals $2,448,000, was recognized along with the principal balance, and offset by a contra account in a manner similar to a debt discount. In addition to the December 2021 Investor’s right of redemption, the Company has the option to prepay the December 2021 Notes at any time prior to the Maturity Date by paying a premium of 15% plus the principal, interest, and fees owed as of the prepayment date.

Within 180 days of the issuance date of the December 2021 Note, the Company will obtain an effective registration statement or a supplement to any existing registration statement or prospectus with the SEC registering at least $15,000,000 in shares of Common Stock for the December 2021 Investor’s benefit such that any redemption using shares of Common Stock could be done using registered Common Stock. Additionally, as soon as reasonably possible following the issuance of the December 2021 Note, the Company will cause the Common Stock to be listed for trading on either of (a) NYSE, or (b) NASDAQ (in either event, an “Uplist”). In the event the Company has not effectuated the Uplist by March 1, 2022, the then-current outstanding balance will be increased by 10%. On February 7, 2022, the Company and the December 2021 Investor entered into an amendment to the December 2021 SPA, which extended the date by which the Uplist must be completed to April 15, 2022. In consideration of the grant of the extension there was an extension fee of $249,079 added to the principal balance, which has been recognized as a financing cost in the accompanying unaudited condensed consolidated financial statement. Subsequently, the date by which the Uplist had to be completed was further extended to June 15, 2022, and again to November 15, 2022, with no additional fee included. The Company will make a one-time payment to the December 2021 Investor equal to 15% of the gross proceeds the Company receives from the offering expected to be effected in connection with the Uplist (whether from the sale of shares of its Common Stock and / or preferred stock) within ten (10) days of receiving such amount. In the event the Company does not make this payment, the then-current outstanding balance will be increased by 10%. In addition, the Company has 30 days in which to secure the December 2021 Note and grant the December 2021 Investor a first position security interest in the real property in Texas and Iowa, and if it is not effectuated within the 30 days the outstanding balance will be increased by 15%. The Company is required to reserve 65,000,000 shares of common stock from its authorized and unissued common stock and to add 100,000,000 shares of common stock to the Share Reserve on or before March 10, 2022.

The December 2021 Note also contains certain negative covenants and Events of Default, which in addition to common events of default, include a failure to deliver conversion shares, the Company fails to maintain the share reserve, the occurrence of a Fundamental Transaction without the December 2021 Investor’s written consent, the Company effectuates a reverse split of its common stock without 20 trading days written notice to the December 2021 Investor, fails to observe or perform or breaches any covenant, and, the Company or any of its subsidiaries, breaches any covenant or other term or condition contained in any Other Agreements in any material. Upon an Event of a Default, at its option and sole discretion, the December 2021 Investor may consider the December 2021 Note immediately due and payable. Upon such an Event of Default, the interest rate increases to 18% per annum and the outstanding balance of the December 2021 Note increases from 5% to 15%, depending upon the specific Event of Default. As of December 31, 2022, the Company is in full compliance with the covenants and Events of Default.

The conversion feature meets the definition of a derivative and therefore requires bifurcation and was accounted for as a derivative liability. As of December 31, 2022 the fair value of the derivative is $30,028,000, with a change in fair value of $16,927,000 recognized in the nine months ended December 31, 2022.

F-77

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2022 (Unaudited)

NOTE 6 – CONVERTIBLE DEBENTURES (cont.)

On November 4, 2022, the Company entered into a Restructuring Agreement for an Amended and Restated Secured Promissory Note (the “Senior Note”) with the December 2021 Investor through which the December 2021 Note was amended and restated in its entirety. These amendments were made in conjunction with the Merger Agreement, entered into on October 24, 2022, with Yotta Acquisition Corporation (Note 10), The main modification of the terms of the Senior Note was that the conversion feature was eliminated. Second, a Mandatory Payment was added whereby within 3 trading days of the closing upon the Merger an amount equal to the lesser of (A) one-third of the amount retained in the Trust Account at the Effective Time or (B) $10,000,000, in order to repay a portion of the outstanding balance of the Convertible Note; after which the remaining balance of the Convertible Note is to be repaid in equal monthly installments over a 12-month period beginning on a date after the Closing Date or the termination of such agreement. Additionally, if the Closing Date is after December 31, 2022, the outstanding balance of all indebtedness owed by the Company to December 2021 Investor will be increased automatically by 2% and will automatically increase by 2% every 30 days thereafter until the Closing, or substantially similar terms as approved by the Board of Directors of the Company. Additional key modifications include i) the Uplist terms were removed, ii) Maturity date was modified from December 15, 2023 to 12 months from the Closing or termination of the Merger Agreement, provided not to be later than June 30, 2024, and iii) the outstanding balance of the Convertible Note may be increased by 5% to 15% upon the occurrence of an event of default or failure to obtain the Lender’s consent or notify the Lender for certain major equity related transactions (“Trigger Events”). As of December 31, 2022, the Merger has not yet closed, and therefore the 2% of the outstanding balance was increased as of December 31, 2022, in the amount of approximately $1,309,000.

The Restructured Senior Note was analyzed under ASC 470-50 as to if the change in terms qualified as a modification or an extinguishment of the note. The changes in terms were considered an extinguishment as the conversion feature has been eliminated and therefore the modified August Note is determined to be fundamentally different from the original convertible note. As such, with the removal of the original note and its debt discount and accrued interest as compared to the restructured note with a fair value of approximately $18,914,000, there was a gain in extinguishment of approximately $2,540,000. As a result of the extinguishment and at the Company’s election of the fair value option under ASC 825, the Senior Note will be accounted for at fair value until it is settled. In accordance with ASC 815- 15-25-1(b) a hybrid instrument that is measured at fair value under ASC 825 fair value option each period with changes in fair value reported in earnings as they occur should not be evaluated for embedded derivatives. Therefore, the provisions in the Senior Note were not evaluated as to if they fell under the guidance of embedded derivatives and were required to be bifurcated. The Senior Note was revalued as of December 31, 2022 at approximately $20,223,000, with a change in fair value of approximately $1,309,000 recognized in the Statement of Operations.

NOTE 7 – STOCKHOLDERS’ EQUITY

Preferred Stock

As of December 31, 2022 and March 31, 2022, the Company had 200,000,000 shares of preferred stock authorized with a par value of $0.0001. Of this amount, 5,000,000 shares of Series A preferred stock are authorized and outstanding, 5,000 shares Series B preferred stock are authorized and no shares outstanding, 5,000 shares Series D preferred stock are authorized with no shares outstanding 10,000 shares Series E preferred stock are authorized and 1,670 and 2,840 outstanding, respectively, and 750,000 shares of Series F preferred stock are authorized with 750,000 outstanding, respectively.

Series E Preferred Stock

On June 16, 2022, one of the holders of our Series E Convertible Preferred Stock chose to exercise their right, pursuant to the Certificate of Designation relating to the Series E Convertible Preferred Stock, to receive the rights extended to the convertible noteholder, of 90% multiplied by the average of the two lowest volume weighted average price per share of the Common Stock during the ten (10) trading days immediately preceding the date of conversion. As the exercise of the conversion price adjustment was similar to a down round, and the Company has not yet adopted
F-78

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2022 (Unaudited)

NOTE 7 – STOCKHOLDERS’ EQUITY (cont.)

ASU 2020-06, the accounting treatment of ASU 2017-11 was applied, whereby the adjustment was treated as a contingent beneficial conversion feature recognized as of the triggering date. As of June 16, 2022, this holder held 940 shares of the Series E preferred stock. The Company analyzed the conversion feature under ASC 470-20, “Debt with conversion and other options”, and based on the market price of the common stock of the Company as compared to the conversion price, determined there was a $99,000 beneficial conversion feature to recognize, which was fully amortized as there is no remaining redemption date to their Series E Preferred Stock. The additional rights of the convertible note which were applied include the 10% increase in the outstanding balance if an uplist to a national exchange was not consummated by the Company by March 1, 2022, for an increase of 130 Series E Preferred shares with a stated value of $156,000, as well as an exit fee of 15% to be recognized upon conversions of the Series E Preferred shares into shares of common stock.

During the nine months ended December 31, 2022, 1,300 shares of Series E Preferred Stock were converted into 14,458,127 shares of common stock.

During the three and nine months ended December 31, 2022, the amortization of the beneficial conversion feature of the Series E preferred stock was approximately $28,000 and $113,000, and the Series E beneficial conversion feature was fully amortized. The Company is accreting the carrying value, of the Series E Preferred Stock in temporary equity up to the redemption value over the period until its redemption. For the three and nine months ended December 31, 2022, approximately $198,000 and $755,000 was accreted, and $1,114,000 was fully amortized to date as of December 31, 2022.

On November 5, 2022, the Company entered a restructuring agreement with GHS, whereby the Series E Preferred Stock and the warrants outstanding (13,739,000 warrants of the warrants discussed below) as of the Closing date shall have their terms adjusted. The outstanding warrants shall be a) cancelled in exchange for a cash payment equal to the fair value of the warrants based on the Black Scholes model, with the exercise price to be adjusted to equal 80% of the average volume weighted average price of the Company common stock during the five trading day period immediately prior to the Closing Date (the “Adjusted Exercise Price”); or (b) as of the Effective Time, canceled and treated as if exercised for that number of shares of the Company’s common stock calculated using the Black Scholes model fair value, the number of Warrant Shares on the Closing Date and the Adjusted Exercise Price, with the shares of the Company’s common stock that would have been due to Holder as a result of such exercise of the Warrant treated as if issued to Holder and then converted into the right to receive (i) the Closing Per Share Merger Consideration (as defined in the Merger Agreement) plus (ii) the Additional Per Share Merger Consideration (as defined in the Merger Agreement), if any, at the time and subject to the contingencies set forth in the Merger Agreement. For the Series E Preferred Stock that shall be outstanding immediately prior to the Effective Time, they shall be canceled and treated as if converted into that number of shares of the Company’s common stock equal to (i) the stated value of $1,200 per share plus any unpaid dividends, multiplied by 1.25, divided by (ii) 80% of the average volume weighted average price of the Company’s common stock during the five trading day period immediately prior to the Closing Date. The shares of the Company’s common stock that would have been due to the holder as a result of the conversion of such shares of Series E Convertible Preferred Stock shall be treated as issued to holder and converted, as of the Effective Time, into the right to receive (y) the Closing Per Share Merger Consideration plus (z) the Additional Per Share Merger Consideration, if any, at the time and subject to the contingencies set forth in the Merger Agreement.

GHS Purchase Agreement

On November 4, 2022, the Company entered into a purchase agreement (the “GHS Purchase Agreement”) with GHS Investments LLC (“GHS”), an accredited investor, pursuant to which, the Company may require GHS to purchase a maximum of up to 64,000,000 shares of the Company’s common stock (“GHS Purchase Shares”) based on a total aggregate purchase price of up to $5,000,000 over a one-year term that ends on November 4, 2023. Notwithstanding the foregoing dollar limitations, the Company and GHS may, from time to time, mutually agree in writing to waive the aforementioned limitations for a relevant Purchase Notice, which waiver, shall not exceed the 4.99% beneficial

F-79

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2022 (Unaudited)

NOTE 7 – STOCKHOLDERS’ EQUITY (cont.)

ownership limitation contained in the GHS Purchase Agreement. The Company is to control the timing and amount of any sales of GHS Purchase Shares to GHS. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The “Purchase Price” means, with respect to a purchase made pursuant to the GHS Purchase Agreement, 90% of the lowest VWAP during the 10 consecutive business days immediately preceding, but not including, the applicable purchase date. The Company shall deliver a number of GHS Purchase Shares equal to 112.5% of the aggregate purchase amount for such GHS Purchase divided by the Purchase Price per share for such GHS Purchase.

If there are any default events, as set forth in the GHS Purchase Agreement, has occurred and is continuing, the Company shall not deliver to GHS any Purchase Notice.

Further, pursuant to the terms of the GHS Purchase Agreement, from November 4, 2022 until the date that is the later of (i) the closing of the transactions whereby Yotta Merger Sub, Inc. will merge with and into the Company, with the Company as the surviving company (the “Merger”); and (ii) the 12 month anniversary of the first delivery of GHS Purchase Shares, upon any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), GHS shall have the right to participate in any financing, up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. Following the Merger, the Participation Maximum shall be 50% of the Subsequent Financing.

In the three months ended December 31, 2022, the Company sold 17,175,675 shares of common stock at a net amount of approximately $1,378,000, at share prices ranging from $0.08 to $0.10. There were 11,306.351 additional shares of common stock sold after the period end (see Note 11).

Common Shares Issued to Consultant

On August 1, 2022, the Company issued 250,000 shares of common stock to a consultant per the terms of an agreement from June 2021, to be issued upon the approval of a patent.

On April 14, 2021, 500,000 shares of common stock were issued to a consultant per an agreement entered into on January 20, 2021 for advisory services for a two-year period. The shares had a fair value of $195,000, based on the market price of $0.39 on the grant date. A total of 62,500 common shares shall vest each quarter through October 1, 2022, at $24,275, with the it fully vested through December 31, 2022.

Common Stock Issued in Relation to Business Agreement

As of June 22, 2022, 250,000 common shares were issued in relation to a trial distribution agreement entered into with a consultant who was to introduce the Company to customers. Additionally, the consultant was also to assist the Company in the set-up of ancillary materials used or useful in the delivery of live shrimp, including installation of necessary equipment and facilities, logistical support, training of staff and packaging necessary for shipment of live shrimp. After the result of the trial period, the parties could have, but decided not to, negotiate and execute a long-term distribution agreement. The shares will be paid for by the Company withholding sufficient profits from the sale of the live shrimp to the customers introduced by the consultant.

Options and Warrants

The Company has not granted any options since inception.

All of the warrants issued have been recognized as a liability, as of the issuance of the convertible debenture on December 15, 2021, based on the fact it as it is not known if there will be sufficient authorized shares to be issued upon settlement, based on the conversion terms of the existing convertible debt.

F-80

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2022 (Unaudited)

NOTE 7 – STOCKHOLDERS’ EQUITY (cont.)

The 18,573,116 warrants outstanding as of December 31, 2022, were revalued as of period end for a fair value of $892,000, with a decrease in the fair value of $3,031,000 recognized on the unaudited condensed consolidated statement of operations. The fair value was estimated using Black Scholes Model, with the following inputs: the price of the Company’s common stock of $0.079; a risk-free interest rate of 4.11% to 4.22%, the expected volatility of the Company’s common stock ranging from 125.3% to 145.6%; the estimated remaining term, a dividend rate of 0%,

NOTE 8 – RELATED PARTY TRANSACTIONS

Accrued Payroll – Related Parties

Included in other accrued expenses on the accompanying unaudited condensed consolidated balance sheets approximately $119,000, owing to a key employee (which includes $50,000 in both fiscal years, from consulting services prior to his employment) as of both December 31, 2022 and March 31, 2022. These amounts include both accrued payroll and accrued allowances and expenses.

Bonus Compensation – Related Party

On May 11, 2021, the Company paid the Chief Financial Officer a bonus of $300,000. On August 10, 2021, the Board of Directors ratified the bonus payment to the CFO and awarded the President and the Chief Technology Officer compensation bonuses of $300,000 each. The bonuses to the President and CTO are to be distributed within the next twelve months from the award date, and are included in accrued expenses, related parties as of December 31, 2022. As of December 31, 2022, $200,000 has been paid each to the President and Chief Technology Officer, with a total of $200,000 remaining in accrued expenses, related parties.

NaturalShrimp Holdings, Inc.

On January 1, 2016 the Company entered into a notes payable agreement with NaturalShrimp Holdings, Inc.(“NSH”), a shareholder. The note payable has no set monthly payment or maturity date with a stated interest rate of 2%. During the year ended March 31, 2022, the Company paid off $655,750 of the note payable. The outstanding balance is approximately $77,000 as of both December 31, 2022 and March 31, 2022. As of December 31, 2022 and March 31, 2022, accrued interest payable was approximately $74,000 and $74,000, respectively.

Promissory Note

On August 10, 2022, the Company issued a loan agreement for $300,000, with related parties, which is to be considered priority debt of the Company. As of this filing, five of the related parties have entered into promissory notes under the loan agreement for $50,000 each, for a total of cash received of $250,000. The notes bear interest at a 10% per annum and are due in one year from the date of the note.

Shareholder Notes

The Company has entered into several working capital notes payable to multiple shareholders of NSH and Bill Williams, a former officer and director, and a shareholder of the Company, for a total of $486,500. The notes are unsecured and bear interest at 8%. These notes had stock issued in lieu of interest and have no set monthly payment or maturity date. The balance of these notes was $356,404 as of both December 31, 2022 and March 31, 2022 and is classified as a current liability on the unaudited condensed consolidated balance sheets. As of December 31, 2022 and March 31, 2022, accrued interest payable was approximately $161,000 and $146,000, respectively.

F-81

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2022 (Unaudited)

NOTE 8 – RELATED PARTY TRANSACTIONS (cont.)

Shareholders

Beginning in 2010, the Company started entering into several working capital notes payable with various shareholders of NSH for a total of $290,000 and bearing interest at 8%. The balance of these notes at December 31, 2022 and March 31, 2022 was $54,647 and is classified as a current liability on the unaudited condensed consolidated balance sheets.

NOTE 9 – LEASES

On May 26, 2021, the Company entered into a sublease for a new office space in Texas, on two floors. The lease commenced on August 1, 2021 for a monthly rent of $7,000, and will terminate on October 31, 2025, for one of the spaces, and commence in the second half of 2022 for monthly rent of $1,727, and terminate on October 31, 2025, for the second space. On June 2, 2021, the Company paid a deposit of $52,362 which shall be applied to the last nine months of the sublease term, and $17,454 security deposit, which is included in Prepaid expenses on the accompanying unaudited condensed consolidated balance sheets. The Company assessed its new office lease as an operating lease.

At inception, on August 1, 2021, the ROU and lease liability was calculated as approximately $316,000, based on the net present value of the future lease payments over the term of the lease. When available, the Company uses the rate implicit in the lease discount payments as the incremental borrowing rate to calculate the net present value; however, the rate implicit in the lease is not readily determinable for their corporate office lease. In this case, the Company estimated its incremental borrowing rate of 5.75% as the interest rate it could have incurred to borrow an amount equal to the lease payments in a similar economic environment on a collateralized basis over a term similar to the lease term. The Company estimated its rate based on observable risk-free interest rate and credit spreads for commercial debt of a similar duration as to what rate would have been effective for the Company.

On September 8, 2021, the Company entered into an equipment lease agreement for VOIP phone equipment. The lease term is for sixty months, with a monthly lease payment of approximately $300. The Company assessed the equipment lease as an operating lease. The Company determined the Right of Use asset and Lease liability values at inception as approximately $17,000 calculated at the present value of all future lease payments for the lease term, using an incremental borrowing rate of 5.75%.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Executive Employment Agreements –Gerald Easterling

On April 1, 2015, the Company entered into an employment agreement with Gerald Easterling at the time as the Company’s President, effective as of April 1, 2015 (the “Employment Agreement”).

The Employment Agreement is terminable at will and each provide for a base annual salary of $96,000. On May 4, 2021, the Company’s Board of Directors approved a salary for Mr. Easterling of $180,000 per annum. In addition, the Employment Agreement provides that the employee is entitled, at the sole and absolute discretion of the Company’s Board of Directors, to receive performance bonuses. Mr. Easterling will also be entitled to certain benefits including health insurance and monthly allowances for cell phone and automobile expenses.

The Employment Agreement provides that in the event the employee is terminated without cause or resigns for good reason (as defined in their Employment Agreement), the employee will receive, as severance the employee’s base salary for a period of 60 months following the date of termination. In the event of a change of control of the Company, the employee may elect to terminate the Employment Agreement within 30 days thereafter and upon such termination would receive a lump sum payment equal to 500% of the employee’s base salary.

The Employment Agreement contains certain restrictive covenants relating to non-competition, non-solicitation of customers and non-solicitation of employees for a period of one year following termination of the employee’s Employment Agreement.

F-82

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2022 (Unaudited)

NOTE 10 – COMMITMENTS AND CONTINGENCIES (cont.)

Merger Agreement

On October 24, 2022, the Company entered into a Merger Agreement (as it may be amended, supplemented, or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Yotta Acquisition Corporation, a Delaware corporation (“Yotta”), and Yotta Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Yotta (“Merger Sub”). The Merger Agreement and the transactions contemplated thereby (the “Transactions”) were approved by the board of directors of each of the Company, Yotta, and Merger Sub.

The Merger Agreement provides, among other things, that Merger Sub will merge with and into the Company, with the Company as the surviving company (the “Surviving Company”) in the merger and, after giving effect to such merger, the Company shall be a wholly-owned subsidiary of Yotta (the “Merger”). In addition, Yotta will be renamed “NaturalShrimp, Incorporated” or such other name as shall be designated by the Company. Other capitalized terms used, but not defined, herein have the respective meanings given to such terms in the Merger Agreement.

The Merger Agreement provides for aggregate consideration to be issued to securityholders of the Company of 17,500,000 shares (the “Closing Merger Consideration Shares”) of Yotta’s common stock, par value $0.0001 per share (“Yotta Shares”), to be issued at the effective time of the Merger (the “Effective Time”), plus an additional (i) 5,000,000 Yotta Shares if the Surviving Corporation has at least $15,000,000 in revenue during the fiscal year ended March 31, 2024 and (ii) 5,000,000 Yotta Shares if the Surviving Corporation has at least $30,000,000 in revenue during the fiscal year ended March 31, 2025 (collectively, the “Contingent Merger Consideration Shares”).

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Effective Time each share of Common Stock outstanding or deemed outstanding pursuant to the provisions discussed immediately below as of immediately prior to the Effective Time will be converted into the right to receive its allocable portion of the Closing Merger Consideration Shares and the Contingent Merger Consideration Shares (to the extent the required revenue thresholds are met).

Pursuant to the terms of the Merger Agreement and agreements that, pursuant to the Merger Agreement, the Company will enter into with holders of such convertible securities, such convertible securities will be canceled prior to the closing of the Merger in exchange (except for the Series A Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series A Preferred”) for a cash payment or Yotta Shares as follows: (i) at the option of the holder thereof, each outstanding warrant to purchase shares of Common Stock will be canceled in exchange for a cash payment based on the value thereof or treated as exercised for shares of Common Stock, in each case based on an adjusted exercise price and as otherwise set forth in the Merger Agreement and/or the individual agreements, and if treated as exercised, converted into the right to receive such deemed shares of Common Stock’s allocable portion of the Closing Merger Consideration Shares and the Contingent Merger Consideration Shares; (ii) each outstanding share of Series F Convertible Preferred Stock of the Company, par value $0.0001 per share, will be canceled and treated as if converted into shares of Common Stock at an adjusted conversion rate as set forth in the Merger Agreement and/or such individual agreements, and converted into the right to receive such deemed shares of Common Stock’s allocable portion of the Closing Merger Consideration Shares and the Contingent Merger Consideration Shares; and (iii) each outstanding share of Series E Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series E Preferred”), will be canceled and treated as if converted into shares of Common Stock at an adjusted conversion rate as set forth in the Merger Agreement and/or such individual agreements, and converted into the right to receive such deemed shares of Common Stock’s allocable portion of the Closing Merger Consideration Shares and the Contingent Merger Consideration Shares. In addition, each holder of Series E Preferred will be entitled to receive at the Effective Time an additional number of Closing Merger Consideration Shares as are necessary to ensure that the per-share value of the Yotta Shares that such stockholder is entitled to receive is not less than the per-share value (based on the effective purchase price) of the aggregate Yotta Shares then held by any Yotta stockholder after taking into account any newly-issued Yotta Shares that such Yotta stockholder acquires directly from Yotta prior to the closing of the Merger (the “Closing”) (which will reduce the number of Closing Merger Consideration Shares that will be issued to the Company’s other securities holders). The Series A Preferred will be cancelled and retired without any conversion thereof and for no consideration.

F-83

NATURALSHRIMP INCORPORATED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2022 (Unaudited)

NOTE 10 – COMMITMENTS AND CONTINGENCIES (cont.)

As noted in Notes 5 and 6, the Company entered into Restructuring Agreements with the December 2021 Investor as required in the Merger Agreement.

The Business Combination is expected to be accounted for as a reverse merger and recapitalization of NaturalShrimp into Yotta in accordance with GAAP because NaturalShrimp has been determined to be the accounting acquirer under ASC 805 under the no-redemption and full redemption scenarios. Under this method of accounting, Yotta will be treated as the “acquired” company for financial reporting purposes. Accordingly, the combined assets, liabilities and results of operations of NaturalShrimp will become the historical financial statements of NaturalShrimp Incorporated, and Yotta’s assets, liabilities and results of operations will be consolidated with NaturalShrimp beginning on the acquisition date. For accounting purposes, the financial statements of NaturalShrimp Incorporated will represent a continuation of the financial statements of NaturalShrimp with the transaction being treated as the equivalent of NaturalShrimp issuing stock for the net assets of Yotta, accompanied by a recapitalization. The net assets of Yotta will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of NaturalShrimp in future reports of NaturalShrimp Incorporated.

NOTE 11 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statement was issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement.

After the period end, there were three purchases of a total of 14,880,460 shares of common stock for a net amount of $878,365, with share price ranging from $0.060 to $0.065.

On January 20, 2023, the Company entered into a secured promissory note (“January 2023 Note”) with an investor (the “Investor”). The January 2023 Note is in the aggregate principal amount of $631,968. The January 23 Note has an interest rate of 10% per annum, with a maturity date nine months from the issuance date of the January 23 Note. The January 23 Note carried an original issue discount totaling $56,868, whereby the purchase price is $575,100. All payments made by the Company under the terms in the January 23 Note, including upon repayment of the January 23 Note at maturity, shall be subject to an exit fee of 15% of the portion of the Outstanding Balance being paid (the “Exit Fee”).

F-84

Annex A

EXECUTION VERSION

MERGER AGREEMENT

dated October 24, 2022

by and among

NaturalShrimp Incorporated, as the Company,

Yotta Acquisition Corporation, as Parent,

and

Yotta Merger Sub, Inc., as Merger Sub

Annex A-i

Annex A-ii

Exhibit A –	Form of Company Support Agreement
Exhibit B –	Form of Parent Support Agreement
Exhibit C-1 –	Form of Company Lock-Up Agreement
Exhibit C-2 –	Form of Sponsor Lock-Up Agreement

Annex A-iii

MERGER AGREEMENT

This MERGER AGREEMENT dated as of October 24, 2022 (this “Agreement”), is by and among NaturalShrimp Incorporated, a Nevada corporation (the “Company”), Yotta Acquisition Corporation, a Delaware corporation (“Parent”), and Yotta Merger Sub, Inc., a Nevada corporation (“Merger Sub”) and wholly-owned subsidiary of Parent.

RECITALS:

I.	The Company and its Subsidiaries (the “Company Group”) are a group of aqua-tech companies in the business of developing proprietary technology to produce fresh, gourmet-grade shrimp (as conducted by the Company Group, the “Business”);

II.	Parent is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, and Merger Sub is a wholly-owned subsidiary of Parent;

III.	Merger Sub will merge with and into the Company (the “Merger”) in accordance with this Agreement and Chapter 92A of the Nevada Revised Statutes (the “NRS”), after which the Company will be the surviving company (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent;

IV.	The Company’s valuation immediately prior to the Merger is contemplated to be $175,000,000;

V.	Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, the Company Securityholders listed on Schedule I hereto are entering into and delivering Support Agreements, substantially in the form attached hereto as Exhibit A (each, a “Company Support Agreement”), pursuant to which each such Company Securityholder, to the extent that such Company Securityholder then owns Company Securities entitled to vote, has agreed to vote in favor of the approval of this Agreement, approval of the Merger and the other transactions contemplated hereby;

VI.	Contemporaneously with the execution of, and as a condition and an inducement to the Company entering into this Agreement, the Sponsor is entering into and delivering a Support Agreement, substantially in the form attached hereto as Exhibit B (the “Parent Support Agreement”), pursuant to which the Sponsor has agreed (i) not to transfer or redeem any shares of Parent Common Stock held by the Sponsor, and (ii) to vote in favor of the adoption and approval of each of the Parent Proposals at the Parent Stockholder Meeting;

VII.	As a condition and an inducement to the Closing, the Sponsor and Parent will enter into and deliver a Sponsor Forfeiture Agreement, pursuant to which Sponsor agrees that 35% of shares of Parent Common Stock held by Sponsor as of the Closing shall be forfeited at Closing and up to an equivalent number of shares of Parent Common Stock shall be issued to existing Parent stockholders that execute non-redemption agreements on a pro rata basis based on the total number of shares represented by Parent stockholders that execute such non-redemption agreements (the “Sponsor Forfeiture Shares”).

VIII.	For U.S. federal income tax purposes, the parties hereto intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and the Company’s Board of Directors and the Boards of Directors of Parent and Merger Sub have approved this Agreement and intend that it constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g); and

IX.	The Boards of Directors of each of the Company, Parent and Merger Sub have unanimously (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement and the Additional Agreements to which they are or will be party, including the Merger, and the performance of their respective obligations hereunder or thereunder, on the terms and subject to the conditions set forth herein or therein, (ii) determined that this Agreement and such transactions are advisable and in the best interests of, them and their respective stockholders and (iii) resolved to recommend that their respective stockholders approve the Merger and such other transactions and adopt this Agreement and the Additional Agreements to which they are or will be a party and the performance of such party of their obligations hereunder and thereunder.

Annex A-1

In consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article I
DEFINITIONS

1.1 Definitions. As used in this Agreement the following capitalized terms shall have the meaning ascribed to such terms as follows:

“2022 Second Quarter Financial Statements” has the meaning set forth in Section 7.3.

“Action” means any legal action, litigation, suit, claim, hearing, proceeding or investigation, including any audit, claim or assessment for Taxes or otherwise, by or before any Authority.

“Additional Agreements” means the Registration Rights Agreement, the Company Support Agreements, the Parent Support Agreement, the Company Lock-Up Agreements, the Sponsor Lock-Up Agreements, and the Sponsor Forfeiture Agreement.

“Additional Extension Period” has the meaning set forth in Section 8.7(c)(i).

“Additional Parent SEC Documents” has the meaning set forth in Section 5.12(a).

“Additional Per Share Merger Consideration” means the pro rata portion of the Contingent Merger Consideration Shares payable to Contingent Merger Consideration Recipients, if any, set forth in the Closing Consideration Spreadsheet with respect to a share of Company Common Stock, in accordance with this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

“Agreement” has the meaning set forth in the preamble.

“Alternative Proposal” has the meaning set forth in Section 6.2(b).

“Alternative Transaction” has the meaning set forth in Section 6.2(a).

“Amended Parent Charter” has the meaning set forth in Section 6.5(e).

“Annual Financial Statements” has the meaning set forth in Section 4.9(a).

“Anti-Corruption Laws” has the meaning set forth in Section 4.28(a).

“Applicable Taxes” mean such Taxes as defined in Internal Revenue Service Notice 2020-65 (and any corresponding Taxes under state or local tax applicable Law).

“Applicable Wages” mean such wages as defined in Internal Revenue Service Notice 2020-65 (and any corresponding wages under state or local tax applicable Law).

“Articles of Merger” has the meaning set forth in Section 2.2.

“Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority exercising executive, legislative, judicial, regulatory or administrative functions (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Balance Sheet” means the audited consolidated balance sheet of the Company as of March 31, 2022 (the “Balance Sheet Date”).

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

Annex A-2

“Breakup Fee” has the meaning set forth in Section 10.3.

“Business” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“Calculation Period” has the meaning set forth in Section 3.7(a).

“CARES Act” means Coronavirus Aid, Relief, and Economic Security Act.

“Change in Control” means, with respect to any Person, (i) any transaction or series of related transactions that results in any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring Equity Interests that represent more than 50% of the total voting power of Parent or (ii) a sale or disposition of all or substantially all of the assets of such Person and its Subsidiaries on a consolidated basis, in each case other than a transaction or series of related transactions which results in at least 50% of the combined voting power of the then outstanding voting securities of such Person (or any successor to such Person) immediately following the closing of such transaction (or series of related transactions) being beneficially owned (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, by individuals and entities (or Affiliates of such individuals and entities) who were the beneficial owners, respectively, of at least 50% of the Equity Interests of such Person (or any successor to such Person) immediately prior to such transaction (or series of related transactions).

“Closing” has the meaning set forth in Section 2.6.

“Closing Consideration Spreadsheet” means the last Consideration Spreadsheet prepared and delivered by the Company to Parent prior to the Closing in accordance with Section 3.5.

“Closing Date” has the meaning set forth in Section 2.6.

“Closing Exchange Ratio” means, (i) with respect to shares of Company Common Stock owned, or deemed to be owned pursuant to Section 3.1(c) and Section 3.2, by holders of Series E Convertible Preferred Stockholders, the quotient obtained by dividing (A) the Closing Merger Consideration Shares by (B) the Fully Diluted Company Shares, and (ii) with respect to shares of Company Common Stock owned, or deemed to be owned pursuant to Section 3.1(c) and Section 3.2, by Company Stockholders other than holders of Series E Convertible Preferred Stockholders, the quotient obtained by dividing (A) the Closing Merger Consideration Shares minus the shares of Parent Common Stock issued to such holders pursuant to Section 3.2(c)(ii)(B) by (B) the Fully Diluted Company Shares.

“Closing Merger Consideration Shares” means the 17,500,000 shares of Parent Common Stock issuable pursuant to Section 3.5, subject to adjustment as provided in Section 3.8.

“Closing Per Share Merger Consideration” means with respect to a share of Company Common Stock, a number of shares of Parent Common Stock equal to the applicable Closing Exchange Ratio.

“COBRA” means, collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

“Code” means the Internal Revenue Code of 1986.

“Company” has the meaning set forth in the preamble.

“Company Articles of Incorporation” means the Articles of Incorporation of the Company, originally filed with the Secretary of State of the State of Nevada on July 3, 2008, as amended.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company Consent” has the meaning set forth in Section 4.8.

Annex A-3

“Company Exclusively Licensed IP” means all Company Licensed IP that is solely and exclusively licensed to any member of the Company Group.

“Company Financial Statements” has the meaning set forth in Section 4.9(a).

“Company Group” has the meaning set forth in the recitals to this Agreement.

“Company Information Systems” has the meaning set forth in Section 4.18(n).

“Company IP” means, collectively, all Company Owned IP and Company Licensed IP.

“Company Licensed IP” means all Intellectual Property owned by a third Person and licensed to any member of the Company Group or that any member of the Company Group otherwise has a right to use.

“Company Lock-Up Agreement” means the agreement, in substantially the form attached hereto as Exhibit C-1, restricting the sale, transfer or other disposition of the shares of Parent Common Stock received by certain of the Company Securityholders at the Closing in connection with the Merger.

“Company Owned IP” means all Intellectual Property owned or purported to be owned by any member of the Company Group, in each case, whether exclusively, jointly with another Person or otherwise.

“Company Preferred Stock” means, collectively, (i) the Series A Convertible Preferred Stock of the Company, par value $0.0001 per share, (ii) the Series B Convertible Preferred Stock of the Company, par value $0.0001 per share, (iii) the Series D Convertible Preferred Stock of the Company, par value $0.0001 per share, (iv) the Series E Convertible Preferred Stock of the Company, par value $0.0001 per share, and (v) the Series F Convertible Preferred Stock of the Company, par value $0.0001 per share.

“Company Product” means any product that is being, or has previously been, researched, tested, developed, commercialized, manufactured, sold or distributed by or behalf of the Company Group and all products (if any) with respect to which the Company Group has the right to receive payment.

“Company SEC Documents” has the meaning set forth in Section 4.11(a).

“Company Securities” means the Company Common Stock, the Company Preferred Stock, and the Company Warrants.

“Company Securityholder” means each Person who holds Company Securities.

“Company Stock Certificate” has the meaning set forth in Section 2.10.

“Company Stockholders” means, at any given time, the holders of Company Capital Stock.

“Company Stockholder Approval” has the meaning set forth in Section 4.2(b).

“Company Stockholder Written Consent” has the meaning set forth in Section 7.2(a).

“Company Stockholder Written Consent Deadline” has the meaning set forth in Section 7.2(a).

“Company Warrants” means each warrant to purchase shares of Company Capital Stock that is outstanding and unexercised (in whole or in part).

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company Group, or any suppliers, customers or agents of the Company Group that is not already generally available to the public, including Intellectual Property of a confidential nature.

“Confidentiality Agreement” means the Non-Disclosure Agreement dated as of August 22, 2022, by and between the Company and Parent.

“Consideration Spreadsheet” has the meaning set forth in Section 3.5(a).

“Contingent Merger Consideration Recipients” means, with respect to each Revenue Threshold that has been achieved, the Company Stockholders as of immediately prior to the Effective Time that are entitled to receive Contingent Merger Consideration Shares in accordance with the Closing Consideration Spreadsheet.

Annex A-4

“Contingent Merger Consideration Shares” has the meaning set forth in Section 3.7(a).

“Convertible Note” means the Secured Convertible Promissory Note in the initial amount of $16,320,000.00 issued by the Company to Streeterville Capital, LLC, with an effective date of December 15, 2021.

“Contracts” means the Leases and all other contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, sales and purchase orders and similar instruments to which any member of the Company Group is a party or by which any of its respective properties or assets is bound.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled,” “Controlling” and “under common Control with” have correlative meanings.

“Copyleft Licenses” means all licenses or other Contracts to Software that requires as a condition of use, modification, or distribution of such Software that other Software or technology incorporated into, derived from, or distributed with such Software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no or minimal charge.

“Copyrights” has the meaning set forth in the definition of “Intellectual Property.”

“Data Protection Laws” means all applicable Laws in any applicable jurisdiction relating to the Processing, privacy, security, or protection of Personal Information, and all regulations or guidance issued thereunder.

“DGCL” means the General Corporation Law of the State of Delaware.

“Dissenting Shares” has the meaning set forth in Section 3.4.

“Domain Names” has the meaning set forth in the definition of “Intellectual Property.”

“Effect” has the meaning set forth in the definition of “Material Adverse Effect.”

“Effective Time” has the meaning set forth in Section 2.2.

“Enforceability Exceptions” has the meaning set forth in Section 4.2(a).

“Environmental Laws” shall mean all applicable Laws that prohibit, regulate, or control any Hazardous Material or any Hazardous Material Activity, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

“Equity Interest” means, with respect to any Person, any capital stock of, or other ownership, membership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights in, such Person or any indebtedness, securities, options, warrants, call, subscription or other rights or entitlements of, or granted by, such Person or any of its Affiliates that are convertible into, or are exercisable or exchangeable for, or give any person any right or entitlement to acquire any such capital stock or other ownership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights, in all cases, whether vested or unvested, of such Person or any of its Affiliates or any similar security or right that is derivative or provides any economic benefit based, directly or indirectly, on the value or price of any such capital stock or other ownership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights, in all cases, whether vested or unvested.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means each entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b) or (c) (o) of the Code that includes the Company Group.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 3.5(a).

“Exchange Fund” has the meaning set forth in Section 3.5(a).

Annex A-5

“Excluded Matter” means any one or more of the following: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which such Person or its Subsidiaries operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, international or national political conditions, or the escalation or worsening thereof; (v) (A) any changes in applicable Laws (including in connection with the COVID-19 pandemic) or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof, or (B) new pronouncements or interpretations by the SEC or other U.S. federal regulators with respect to prior accounting rules; (vi) the announcement, pendency or completion of the transactions contemplated by this Agreement; (vii) any natural or man-made disaster, acts of God, epidemics, or pandemics, including the COVID-19 pandemic (including any action taken or refrained from being taken in response to COVID-19), or the worsening thereof; (viii) any failure by a party to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise an Excluded Matter may be taken into account in determining whether there has been a Material Adverse Effect); (ix) the taking of any action expressly required to be taken under this Agreement; or (x) the impact on the Company of any action taken by, or at the request of, Parent or Merger Sub or the impact on Parent and/or Merger Sub or Parent of any action taken by, or at the request of, the Company; provided, however, that the exclusions provided in the foregoing clauses (i) through (v), and clause (vii) shall not apply to the extent that Parent and Merger Sub, taken as a whole, on the one hand, or the Company Group, taken as a whole, on the other hand, is disproportionately affected by any such exclusions or any change, event or development to the extent resulting from any such exclusions relative to all other similarly situated companies that participate in the industry in which they operate.

“Export Control Laws” has the meaning set forth in Section 4.28(a).

“Extension Expenses” has the meaning set forth in Section 8.7(c)(i).

“Extension Proposal” has the meaning set forth in Section 8.7(c)(i).

“Extension Proxy Statement” has the meaning set forth in Section 8.7(c)(i).

“Extension Stockholders’ Meeting” has the meaning set forth in Section 8.7(c)(iii).

“First Extension Period” has the meaning set forth in Section 8.7(a).

“First Year Revenue Threshold” has the meaning set forth in Section 3.7(a).

“FFDCA” has the meaning set forth in Section 4.17(a).

“Foreign Corrupt Practices Act” has the meaning set forth in Section 4.17(a).

“Form S-4” has the meaning set forth in Section 6.5(a).

“FTC Act” has the meaning set forth in 4.17(a).

“Fully Diluted Company Shares” means the sum, without duplication, of: (i) all shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time; plus (ii) all shares of Company Preferred Stock (on an as converted to Company Common Stock basis in accordance with Section 3.1(c)) that are issued and outstanding immediately prior to the Effective Time; plus (iii) all shares of Company Common Stock or Company Preferred Stock (on an as converted to Company Common Stock basis) that would have been due to the holders of Company Warrants in accordance with Section 3.2; plus (iv) all shares of Company Common Stock and all shares of Company Preferred Stock (on an as converted to Company Common Stock basis) issuable upon conversion, exercise or exchange of any other in-the-money securities of the Company convertible into or exchangeable or exercisable for shares of Company Capital Stock.

“Hazardous Material” shall mean any material, emission, chemical, substance, or waste that has been designated by any Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant including, but not limited to, any designated as a “Hazardous Substance,” “Hazardous Waste,” or “Hazardous Material”.

Annex A-6

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including any required labeling, payment of waste fees or charges (including so- called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

“Indebtedness” means with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, including with respect thereto, all interests, fees and costs, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business consistent with past practices), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (vii) all guarantees by such Person of the Indebtedness of another Person (other than any guarantee by a member of the Company Group of the Indebtedness of another member of the Company Group), (viii) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, (ix) any unfunded or underfunded liabilities pursuant to any retirement or nonqualified deferred compensation plan or arrangement, and any earned but unpaid compensation (including salary, bonuses and paid time off), other than earned but unpaid compensation outstanding as of the end of the current monthly period, (x) long term and short term deferred revenue, (xi) any obligations that the Company has elected to defer pursuant to the CARES Act or as a result of COVID-19, including any deferred rent or deferred Taxes, and any liabilities associated with any loans or other stimulus packages received by the Company under the CARES Act and applicable rules and regulations thereunder, and (xii) any agreement to incur any of the same.

“Intellectual Property” means all of the worldwide intellectual property rights and proprietary rights associated with any of the following, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction: discoveries, inventions, ideas, technology, know-how, trade secrets, and Software, in each case whether or not patentable or copyrightable (including proprietary or confidential information, systems, methods, processes, procedures, practices, algorithms, formulae, techniques, knowledge, results, protocols, models, designs, drawings, specifications, materials, technical data or information, and other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing) (collectively, “Trade Secrets”); trade names, trademarks, service marks, trade dress, product configurations, other indications of origin, registrations thereof or applications for registration therefor, together with the goodwill associated with the foregoing (collectively, “Trademarks”); patents, patent applications, utility models, industrial designs, supplementary protection certificates, and certificates of inventions, including all re-issues, continuations, divisionals, continuations-in-part, re-examinations, renewals, counterparts, extensions, and validations thereof (“collectively, “Patents”); works of authorship, copyrights, copyrightable materials, copyright registrations and applications for copyright registration (collectively, “Copyrights”); and domain names and URLs (collectively, “Domain Names”), social media accounts, and other intellectual property, and all embodiments and fixations thereof and related documentation and registrations and all additions, improvements and accessions thereto.

“Interim Period” has the meaning set forth in Section 6.1(a).

“International Trade Control Laws” has the meaning set forth in Section 4.28(a).

“IP Assignment Agreement” has the meaning set forth in Section 4.20(h).

“IP Contracts” means, collectively, any and all Contracts material to the operation of the Business to which any member of the Company Group is a party or by which any of its respective properties or assets is bound, in any case under which any member of the Company Group (i) is granted a right (including option rights, rights of first offer, first refusal, first negotiation, etc.) in or to any Intellectual Property of a third Person, (ii) grants a right (including option rights, rights of first offer, first refusal, first negotiation, etc.) to a third Person in or to any Intellectual Property owned or purported to be owned by the Company Group or (iii) has entered into an agreement not to assert or sue with respect to any Intellectual Property (including settlement agreements and co-existence arrangements), in each case other than (A) “shrink wrap” or other licenses for generally commercially available software (including

Annex A-7

Publicly Available Software) or hosted services, (B) customer, distributor or channel partner Contracts on Company’s standard forms, (C) Contracts with the Company Group’s employees or contractors on Company’s standard forms, and (D) customary non-disclosure agreements entered into in the ordinary course of business consistent with past practices (subparts (A)-(D) collectively, the “Standard Contracts”).

“IPO” means the initial public offering of Parent pursuant to a prospectus dated April 19, 2022.

“Knowledge of the Company” or “to the Company’s Knowledge” means the actual knowledge, after reasonable inquiry, of Gerald Easterling, William Delgado, and Thomas Untermeyer.

“Knowledge of Parent” means the actual knowledge, after reasonable inquiry, of Hui Chen and Robert Labbe.

“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

“Leases” means, collectively, the leases described on Schedule 1.1(B) attached hereto, together with all fixtures and improvements erected on the premises leased thereby.

“Letter of Transmittal” has the meaning set forth in Section 3.4(b).

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Material Adverse Effect” means any fact, effect, event, development, change, state of facts, condition, circumstance or occurrence (an “Effect”) that, individually or together with one or more other contemporaneous Effects, (i) has or would reasonably be expected to have a materially adverse effect on the financial condition, assets, liabilities, business or results of operations of the Company, together with its Subsidiaries, on the one hand, or on Parent and Merger Sub, on the other hand, in each case, taken as a whole, or (ii) prevents or materially impairs or would reasonably be expected to prevent or materially impair the ability of the Company, on the one hand, or on Parent and Merger Sub, on the other hand, to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement; provided, however, that a Material Adverse Effect shall not be deemed to include Effects (and solely to the extent of such Effects) resulting from an Excluded Matter.

“Material Contracts” has the meaning set forth in Section 4.15(a). The phrase “Material Contracts” shall not include any Contracts that are also Plans.

“Maximum Contingent Merger Consideration Shares” has the meaning set forth in Section 3.7(a).

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Consideration Shares” means, collectively, the Closing Merger Consideration Shares and any portion of the Contingent Merger Consideration Shares to which the Contingent Merger Consideration Recipients become entitled to receive under the terms of this Agreement.

“Merger Sub” has the meaning set forth in the preamble.

“Merger Sub Common Stock” has the meaning set forth in Section 5.7(b).

“Nasdaq” means the Nasdaq Stock Market, LLC.

“NRS” has the meaning set forth in the recitals to this Agreement.

“Offer Documents” has the meaning set forth in Section 6.5(a).

“Order” means any decree, order, judgment, writ, award, injunction, stipulation, determination, award, rule or consent of or by an Authority.

“OSHA” has the meaning set forth in Section 4.20(k).

Annex A-8

“Other Filings” means any filings to be made by Parent required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws, other than the SEC Statement and the other Offer Documents.

“Outside Closing Date” has the meaning set forth in Section 10.1(a).

“Parent” has the meaning set forth in the preamble.

“Parent Board Recommendation” has the meaning set forth in Section 5.11(a).

“Parent Common Stock” means the common stock, par value $0.0001 per share, of Parent.

“Parent Counsel” has the meaning set forth in Section 11.19.

“Parent Parties” has the meaning set forth in Article V.

“Parent Private Warrants” means each warrant issued to the Sponsor in a private placement at the time of the consummation of the IPO, entitling the holder thereof to purchase one share of Parent Common Stock at an exercise price of $11.50 per whole share.

“Parent Privileged Communications” has the meaning set forth in Section 11.19.

“Parent Proposals” has the meaning set forth in Section 6.5(e).

“Parent Public Warrant” means each warrant issued as part of a Parent Unit.

“Parent SEC Documents” has the meaning set forth in Section 5.12(a).

“Parent Stockholder Approval” has the meaning set forth in Section 5.2.

“Parent Stockholder Meeting” has the meaning set forth in Section 6.5(a).

“Parent Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Parent Unit” means each unit of Parent issued in the IPO consisting of (i) one share of Parent Common Stock, (ii) one warrant to purchase one share of Parent Common Stock at a price of $11.50 per share, and (iii) one Parent Right to receive one-tenth of one share of Parent Common Stock upon consummation of a business combination.

“Parent Warrant” means each Parent Private Warrant and Parent Public Warrant.

“Patents” has the meaning set forth in the definition of “Intellectual Property.”

“Permit” means each license, franchise, permit, order, approval, consent, or other similar authorization required to be obtained and maintained by any member of the Company Group under applicable Law to carry out the Business.

“Permitted Liens” means: (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance that have been made available to Parent; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business consistent with past practices for amounts (A) that are not delinquent or that are being contested in good faith, (B) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and (C) not resulting from a breach, default or violation by a member of the Company Group of any Contract or Law; (iii) liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Financial Statements in accordance with U.S. GAAP); (iv) Liens, imperfections, or irregularities of title and other defects of title that are not reasonably likely to be material to the operations of the Person in question; (v) easements, rights of way, and other similar encumbrances that do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties; and (vi) the Liens set forth on Schedule 1.1(C).

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

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“Personal Information” means: (i) any data or information that, alone or in combination with other data or information identifies an individual natural Person (including any part of such Person’s name, physical address, telephone number, email address, financial account number or credit card number, government issued identifier (including social security number and driver’s license number), user identification number and password, billing and transactional information, medical, health or insurance information, date of birth, educational or employment information, vehicle identification number, IP address, cookie identifier, or any other number or identifier that identifies or relates to an individual natural Person, or such Person’s vehicle, browser or device); or (ii) any other data or information that constitutes personal data, personal health information, protected health information, personally identifiable information, personal information or similar defined term under any Data Protection Law.

“Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other compensation and benefits plans, policies, programs, arrangements or payroll practices, but excluding multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment (other than any employment offer letter in such form as previously provided to Parent that is terminable “at will” without any contractual obligation on the part of the Company Group to make any severance, termination, change of control, or similar payment), consulting, change-of-control, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in each case, that is sponsored, maintained, contributed or required to be contributed to by the Company Group, or under which the Company Group has any current or potential liability.

“Pre-Closing Engagements” has the meaning set forth in Section 11.19.

“Privacy Policy” has the meaning set forth in Section 4.18(k).

“Process,” “Processed” or “Processing” means any operation or set of operations performed upon Personal Information or sets of Personal Information, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination, or otherwise making available, alignment or combination, restriction, erasure, or destruction.

“Prospectus” means the final prospectus of Parent filed with the SEC (File No. 333- 263415) on April 19, 2022.

“Proxy Statement” has the meaning set forth in Section 6.5(a).

“Publicly Available Software” means each of any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, “copyleft,” open source software (e.g. Linux), or under similar licensing and distribution models, including but not limited to any of the following: (i) the GNU General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Source License (SISL); and (vii) the Apache Server License, including for the avoidance of doubt all Software licensed under a Copyleft License.

“Real Property” means, collectively: all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way that are appurtenant thereto.

“Registered Exclusively Licensed IP” means all Company Exclusively Licensed IP that is the subject of a registration or an application for registration, including issued patents and patent applications.

“Registered Owned IP” means all Intellectual Property constituting Company Owned IP or filed in the name of any member of the Company Group, and in each instance is the subject of a registration or an application for registration, including issued patents and patent applications.

“Registration Rights Agreement” “means the registration rights agreement, in form and substance mutually agreeable to Parent and the Company.

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“Representatives” means a party’s officers, directors, Affiliates, managers, consultant, employees, representatives and agents.

“Required Parent Proposals” has the meaning set forth in Section 6.5(e).

“Revenue Threshold” has the meaning set forth in Section 3.7(a).

“S-4 Effective Date” has the meaning set forth in Section 6.5(c).

“Sanctions Laws” has the meaning set forth in Section 4.28(a).

“SEC” means the Securities and Exchange Commission.

“SEC Statement” means the Form S-4, including the Proxy Statement, whether in preliminary or definitive form, and any amendments or supplements thereto.

“Second Extension Period” has the meaning set forth in Section 8.7(b).

“Second Year Revenue Threshold” has the meaning set forth in Section 3.7(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor Forfeiture Shares” has the meaning set forth in the recitals to this Agreement.

“Software” means computer software, programs, and databases (including development tools, library functions, and compilers) in any form, including in or as Internet Web sites, web content, links, source code, object code, operating systems, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, together with all versions, updates, corrections, enhancements and modifications thereof, and all related specifications, documentation, developer notes, comments, and annotations.

“Sponsor” means Yotta Investments LLC, a Delaware limited liability company.

“Sponsor Forfeiture Agreement” means the Sponsor Forfeiture Agreement in form and substance mutually agreeable to Parent and the Company.

“Sponsor Lock-Up Agreement” means the agreement, in substantially the form attached hereto as Exhibit C-2, restricting the sale, transfer or other disposition of the shares of Parent Common Stock held or received by the Sponsor.

“Standards Setting Agreements” has the meaning set forth in Section 4.18(o).

“Standard Contracts” has the meaning set forth in the definition of IP Contracts.

“Standards Setting Body” has the meaning set forth in Section 4.18(o).

“Subsidiary” means, with respect to any Person, each entity of which at least 50% of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by such Person.

“Surviving Corporation” has the meaning set forth in the recitals to this Agreement.

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by the Company Group.

“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

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“Tax(es)” means any U.S. federal, state or local or non-U.S. tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, escheat, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property.”

“Trademarks” has the meaning set forth in the definition of “Intellectual Property.”

“Transaction Litigation” has the meaning set forth in Section 6.6(c).

“Trust Account” has the meaning set forth in Section 5.9.

“Trust Agreement” has the meaning set forth in Section 5.9.

“Trust Fund” has the meaning set forth in Section 5.9.

“Trustee” has the meaning set forth in Section 5.9.

“Unaudited Financial Statements” has the meaning set forth in Section 4.9(a).

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

“WARN Act” means the Worker Adjustment Retraining and Notification Act of 1988, as amended.

1.2 Construction.

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement. Captions are not a part of this Agreement, but are included for convenience only.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine or neuter gender, includes the others, unless the context otherwise requires; the word “including” means “including without limitation”; the word “or” means “and/or”; the word “any” means “any one, more than one, or all”; and, unless otherwise specified, any financial or accounting term has the meaning of the term under U.S. GAAP. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Additional Agreement to a Person’s shareholders or stockholders shall include any applicable owners of the Equity Interests of such Person.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law means such law as amended, restated, supplemented or otherwise modified from time to time and includes any rule, regulation, ordinance or the like promulgated thereunder, in each case, as amended, restated, supplemented or otherwise modified from time to time.

(e) Any reference to a numbered schedule means the same-numbered section of the Schedules to this Agreement. Any reference in a schedule contained in the Schedules to this Agreement delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such Schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. Nothing

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in the Schedules to this Agreement constitutes an admission of any liability or obligation of the disclosing party to any third party or an admission to any third party, including any Authority, against the interest of the disclosing party, including any possible breach of violation of any Contract or Law. Summaries of any written document in the Schedules to this Agreement do not purport to be complete and are qualified in their entirety by the written document itself.

(f) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day that is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(g) To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, such Contract, document, certificate or instrument shall be deemed to have been given, delivered, provided and made available to Parent or its Representatives if such Contract, document, certificate or instrument shall have been posted not later than two Business Days prior to the date of this Agreement to the electronic data site maintained on behalf of the Company for the benefit of Parent and its Representatives and Parent and its Representatives have been given access to the electronic folders containing such information.

Article II
MERGER

2.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NRS, at the Effective Time, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the Surviving Corporation, and (c) the name of the Surviving Corporation shall be “NaturalShrimp Incorporated” or such other name as shall be designated by the Company by notice to Parent.

2.2 Merger Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company shall file with the Secretary of State of the State of Nevada articles of merger as required by and executed in accordance with the relevant provisions of the NRS (the “Articles of Merger”). The Merger shall become effective upon the later of (a) the date and time of the filing of the Articles of Merger and (b) such later date and time as is agreed to by the parties and specified in the Articles of Merger, which may not be more than 90 days after the filing of the Articles of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger, and the applicable provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.4 U.S. Tax Treatment. For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby (a) adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury regulations, (b) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (c) agree to file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that, other than the representations set forth in Sections 4.24(e) and 5.18(e), no party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368(a) of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledges and agrees that each such party (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368(a) of the Code.

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2.5 Articles of Incorporation; Bylaws.

(a) The Company Articles of Incorporation as in effect immediately prior to the Effective Time shall, in accordance with the terms thereof and the NRS, be the articles of incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the NRS.

(b) The Bylaws of the Company as in effect immediately prior to the Effective Time shall be amended at the Effective Time to read in its entirety as the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the terms thereof, the articles of incorporation of the Surviving Corporation and applicable Law.

2.6 Closing. Unless this Agreement is earlier terminated in accordance with Article X, the closing of the Merger (the “Closing”) shall take place virtually at 10:00 a.m. local time, on the second Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article IX or at such other time, date and location as Parent and the Company agree in writing. The parties may participate in the Closing, and any certificate, opinion, instrument or other document to be delivered at the Closing may be delivered, via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

2.7 Directors and Officers of the Surviving Corporation.

(a) At the Effective Time, the initial directors of the Surviving Corporation shall consist of the same persons serving on Parent’s Board of Directors in accordance with Section 2.8, and such directors shall hold office until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s articles of incorporation and bylaws.

(b) At the Effective Time, the officers of the Company shall become the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

2.8 Directors and Officers of Parent. At the Effective Time, Parent’s Board of Directors will consist of seven directors. The Company shall have the right to designate such directors, four of whom shall qualify as “Independent Directors” under Nasdaq Rule 5605(a)(2).

2.9 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, or possession of, all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of the Company and Merger Sub, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.10 No Further Ownership Rights in Company Capital Stock. All Merger Consideration Shares paid or payable in respect of shares of Company Capital Stock hereunder, or upon the exercise of the appraisal rights described in Section 3.4, shall be deemed to have been paid or payable in full satisfaction of all rights pertaining to such shares of Company Capital Stock and Company Preferred Stock, and from and after the Effective Time there shall be no further registration of transfers of shares of Company Capital Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of Company Common Stock or Company Preferred Stock (each, a “Company Stock Certificate”) are presented to the Surviving Corporation, subject to the terms and conditions set forth herein, they shall be cancelled and exchanged for the Merger Consideration Shares provided for, and in accordance with the procedures set forth, in Article III.

Article III
EFFECT OF THE MERGER

3.1 Effect of the Merger on Company Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of capital stock of any of them:

(a) Cancellation of Certain Shares of Company Capital Stock. Each share of Company Capital Stock, if any, that is owned by Parent or Merger Sub (or any other Subsidiary of Parent) or the Company (or any of its Subsidiaries) (as treasury stock or otherwise), will automatically be cancelled and retired without any conversion thereof and will cease to exist, and no consideration will be delivered in exchange therefor.

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(b) Conversion of Shares of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any such shares of Company Common Stock cancelled pursuant to Section 3.1(a) and any Dissenting Shares) shall, in accordance with and subject to this Agreement, be converted into the right to receive: (i) the Closing Per Share Merger Consideration; plus (ii) the Additional Per Share Merger Consideration, if any, at the time and subject to the contingencies set forth in Section 3.7.

(c) Treatment of Preferred Stock.

(i) Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock of the Company outstanding immediately prior to the Effective Time shall be cancelled and retired without any conversion thereof and will cease to exist, and no consideration shall be delivered in exchange therefor.

(ii) Series E Convertible Preferred Stock.

(A) Each share of Series E Convertible Preferred Stock of the Company issued and outstanding immediately prior to the Effective Time (other than any such shares of Company Preferred Stock cancelled pursuant to Section 3.1(a) and any Dissenting Shares) shall be canceled and treated as if converted into that number of shares of Company Common Stock equal to (I) the Stated Value (as defined in the Certificate of Designations of the Series E Convertible Preferred Stock) per share plus any unpaid dividends, multiplied by 1.25, divided by (II) 80% of the average volume weighted average price of the Company Common Stock during the five trading day period immediately prior to the Closing Date, or for such other reasonable consideration, valuation, and/or conversion ratio as shall be approved by the Board of Directors of the Company (provided that no such terms shall alter the number of shares of Parent Common Stock constituting the Closing Merger Consideration Shares). The shares of Company Common Stock that would have been due to the holder as a result of the conversion of such shares of Series E Convertible Preferred Stock shall be treated as issued to the holder thereof and converted, as of the Effective Time, into the right to receive: (y) the Closing Per Share Merger Consideration; plus (z) the Additional Per Share Merger Consideration, if any, at the time and subject to the contingencies set forth in Section 3.7.

(B) Notwithstanding the foregoing, in addition to the number of shares of Parent Common Stock that each holder of Series E Convertible Preferred Stock is entitled to receive pursuant to Section 3.1(c)(ii)(A), such holder of Series E Convertible Preferred Stock shall be entitled to receive, upon the Effective Time, an additional number of Closing Merger Consideration Shares as are necessary to ensure that the per-share value of the shares of Parent Common Stock that such holder is entitled to receive pursuant to Section 3.1(c)(ii)(A) is not less than the per-share value (based on the effective purchase price) of the aggregate shares of Parent Common Stock then held by any Parent Stockholder after taking into account any newly-issued shares of Parent Common Stock that such Parent Stockholder acquires directly from Parent subsequent to the date hereof and prior to the Closing of the Merger. For clarification, any calculation pursuant to this Section 3.2(c)(ii)(B) shall not reference, include, or consider the issuance or other status of the Sponsor Forfeiture Shares.

(iii) Series F Convertible Preferred Stock. Each share of Series F Convertible Preferred Stock of the Company issued and outstanding immediately prior to the Effective Time (other than any such shares of Company Preferred Stock cancelled pursuant to Section 3.1(a) and any Dissenting Shares) shall be canceled and treated as if converted into Company Common Stock based on the Black Scholes Value (as defined in the Certificate of Designations of the Series E Convertible Preferred Stock) thereof determined as of the date on which the Effective Time falls, or for such other reasonable consideration, valuation, and/or conversion ratio as shall be approved by the Board of Directors of the Company (provided that no such terms shall alter the number of shares of Parent Common Stock constituting the Closing Merger Consideration Shares). The shares of Company Common Stock that would have been due to the holder as a result of the conversion of such shares of Series F Convertible Preferred Stock shall be treated as issued to the holder thereof and converted, as of the Effective Time, into the right to receive: (A) the Closing Per Share Merger Consideration; plus (B) the Additional Per Share Merger Consideration, if any, at the time and subject to the contingencies set forth in Section 3.7.

(d) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

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3.2 Treatment of Company Warrants. Each Company Warrant that is outstanding immediately prior to the Effective Time, the holder of which has not elected to receive a cash payment for such Company Warrant in accordance with Section 7.5(a), shall be canceled and be treated as if exercised for that number of shares of Company Common Stock calculated using the Black Scholes formula calculation and an Exercise Price (as defined in such Company Warrant) equal to 80% of the average volume weighted average price of the Company Common Stock during the five trading day period immediately prior to the Closing Date, or for such other reasonable consideration, valuation, and/or exercise price as shall be approved by the Board of Directors of the Company (provided that no such terms shall alter the number of shares of Parent Common Stock constituting the Closing Merger Consideration Shares). The shares of Company Common Stock that would have been due to the holder as a result of such exercise of the Company Warrant shall be treated as issued to the holder thereof and converted, as of the Effective Time, into the right to receive: (i) the Closing Per Share Merger Consideration; plus (ii) the Additional Per Share Merger Consideration, if any, at the time and subject to the contingencies set forth in Section 3.7.

3.3 Treatment of Convertible Note. Contingent on and effective immediately prior to the Effective Time, the Convertible Note shall be treated in accordance with the provisions of Section 7.5(d).

3.4 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 4.1, shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Capital Stock cancelled in accordance with Section 3.1(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised and perfected appraisal rights of such shares of Company Capital Stock in accordance with Section 92A.380 of the NRS (such shares of Company Capital Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the NRS with respect to such shares) shall not be converted into a right to receive a portion of the Merger Consideration Shares, but instead shall be entitled to only such rights as are granted by Section 92A.380 of the NRS; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 92A.380 of the NRS, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Merger Consideration Shares to which such holder is entitled pursuant to the applicable subsections of Section 4.1, without interest thereon, upon surrender of the Company Stock Certificate or Company Stock Certificates representing such Dissenting Shares in accordance with Section 4.4. The Company shall promptly provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Capital Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the NRS that relates to such demand, and Parent shall have the opportunity to participate in all negotiations and proceedings with respect to such demands.

3.5 Surrender and Payment.

(a) Exchange Fund. On the Closing Date, Parent shall deposit, or shall cause to be deposited, with an exchange agent to be mutually agreed upon by the parties hereto (the “Exchange Agent”) for the benefit of the Company Stockholders, for exchange in accordance with this Article III, the number of shares of Parent Common Stock equal to the Closing Merger Consideration Shares (such shares of Parent Common Stock, the “Exchange Fund”). Parent shall cause the Exchange Agent, pursuant to irrevocable instructions, to pay the applicable portion of the Closing Merger Consideration Shares out of the Exchange Fund in accordance with the Closing Consideration Spreadsheet and the other applicable provisions contained in this Agreement. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.

(b) Exchange Procedures. As soon as practicable following the Effective Time, and in any event within two Business Days following the Effective Time (but in no event prior to the Effective Time), Parent shall cause the Exchange Agent to deliver to each Company Stockholder, as of immediately prior to the Effective Time, a letter of transmittal and instructions for use in exchanging such Company Stockholder’s shares of Company Capital Stock for such Company Stockholder’s applicable portion of the Closing Merger Consideration Shares from the Exchange Fund, and that shall be in form and contain provisions which Parent may specify and which are reasonably acceptable to the Company (a “Letter of Transmittal”), and promptly following receipt of a Company Stockholder’s properly completed and executed Letter of Transmittal, deliver such Company Stockholder’s applicable portion of the Closing Merger Consideration Shares to such Company Stockholder. For the purpose of clarification, the portion of the Closing Merger Consideration Shares payable to each Company Stockholder following such Person’s

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delivery of a properly completed and executed Letter of Transmittal shall consist of such Company Stockholder’s applicable portion of (i) the Exchange Fund plus (ii) the contingent right to receive such Company Stockholder’s applicable portion of any Contingent Merger Consideration Shares released to the Company Stockholders, all as set forth in the Closing Consideration Spreadsheet.

(c) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the Company Stockholders for one year after the Effective Time shall be delivered to Parent by the Exchange Agent, upon demand, and any Company Stockholders who have not theretofore complied with this Section 3.5 shall thereafter look only to Parent for their portion of such Closing Merger Consideration Shares. Any portion of the Exchange Fund remaining unclaimed by Company Stockholders as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

3.6 Consideration Spreadsheet.

(a) At least five Business Days prior to the Closing, the Company shall deliver to Parent a spreadsheet (the “Consideration Spreadsheet”), prepared by the Company in good faith and setting forth the following, in each case as of immediately prior to the Effective Time based, when relevant, on assumptions reasonably acceptable to Parent and that are described in detail in the Consideration Spreadsheet:

(i) the name and address of record of each Company Stockholder and the number and class, type, or series of shares of Company Capital Stock held by each;

(ii) the names of record of each holder of Company Warrants and the exercise price, number of shares of Company Preferred Stock or Company Common Stock subject to each such Company Warrant held by it and any vesting schedules or expiration dates;

(iii) the number of Fully Diluted Company Shares;

(iv) detailed calculations of each of the following (in each case, determined without regard to withholding):

(A) the Closing Per Share Merger Consideration payable to each named Company Stockholder; and

(B) the Closing Exchange Ratio with respect to (I) each Company Stockholder that hold Series E Convertible Preferred Stock and (II) Company Stockholders other than Company Stockholders that hold Series E Convertible Preferred Stock; and

(v) any explanatory or supporting information, including calculations, as Parent may reasonably request.

(b) The Consideration Spreadsheet delivered hereunder shall be true complete and correct and shall contain the same information described in this Section 3.6, subject to Parent’s rights pursuant to Section 3.6(a)(v).

(c) The contents of the Consideration Spreadsheet delivered by the Company hereunder shall be subject to reasonable review and comment by Parent, and shall comport with the provisions of this Agreement, but the Company shall, in all events, remain solely responsible for the contents of the Consideration Spreadsheet. Under no circumstances shall Parent or Merger Sub be responsible for the calculations or the determinations regarding such calculations in the Consideration Spreadsheet and the parties agree that Parent and Merger Sub shall be entitled to rely on the Consideration Spreadsheet in making payments under Article IV.

(d) Prior to the Closing, the Company shall update the Consideration Spreadsheet, and deliver such updated Consideration Spreadsheet to Parent, as promptly as practicable after the occurrence of any event that would change the information set forth in the latest version of the Consideration Spreadsheet that it previously delivered to Parent.

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(e) Nothing contained in this Section 3.6 or in the Consideration Spreadsheet shall be construed or deemed to: (i) modify the Company’s obligations pursuant to Section 6.1(b)(xviii) to obtain Parent’s prior consent to the issuance of any securities; or (ii) alter or amend the definitions of the Closing Merger Consideration Shares or the Merger Consideration Shares.

3.7 Contingent Consideration.

(a) For purposes of this Section 3.7, the following terms shall have the following meanings:

(i) “Calculation Period” means each of the fiscal years of the Surviving Corporation ending on March 31, 2024 and March 31, 2025.

(ii) “Contingent Merger Consideration Shares” means up to 10,000,000 shares of Parent Common Stock.

(iii) “First Year Revenue Threshold” means at least $15,000,000 in revenue of the Surviving Corporation as per the audited financial statements of the Surviving Corporation as of and for the Calculation Period ended March 31, 2024.

(iv) “Maximum Contingent Merger Consideration Shares” means 10,000,000 shares of Parent Common Stock.

(v) “Revenue Threshold” means each of the First Year Revenue Threshold and the Second Year Revenue Threshold.

(vi) “Second Year Revenue Threshold” means at least $30,000,000 in revenue of the Surviving Corporation as per the audited financial statements of the Surviving Corporation as of and for the Calculation Period ended March 31, 2025.

(b) In the event that the First Year Revenue Threshold has been achieved for the Calculation Period ended March 31, 2024, the Contingent Merger Consideration Recipients shall be entitled to receive, and Parent shall issue, 50% of the Contingent Merger Consideration Shares to the Contingent Merger Consideration Recipients on a pro rata basis in accordance with each Stockholder’s pro rata share (i.e., based on the number of Closing Merger Consideration Shares issued to each such Contingent Merger Consideration Recipient compared to the total number of Closing Merger Consideration Shares).

(c) In the event that the Second Year Revenue Threshold has been achieved for the Calculation Period ended March 31, 2025, the Contingent Merger Consideration Recipients shall be entitled to receive, and Parent shall issue, 50% of the Contingent Merger Consideration Shares to the Contingent Merger Consideration Recipients on a pro rata basis in accordance with each Contingent Merger Consideration Recipient’s pro rata share.

(d) If, after the Closing and prior to the expiration of the last Calculation Period, there occurs any transaction resulting in a Change in Control of Parent or the Surviving Corporation, then, prior to the effective time of such Change in Control, Parent shall issue to the Contingent Merger Consideration Recipients an amount equal to the Maximum Contingent Merger Consideration Shares, less the Contingent Merger Consideration Shares previously issued by Parent as of immediately prior to the Change in Control, and the recipients of such Contingent Merger Consideration Shares shall be eligible to participate in such Change in Control transaction with respect to such Contingent Merger Consideration Shares.

(e) During the Calculation Period, Parent shall take commercially reasonable efforts for Parent to remain listed as a public company on, and for the Parent Common Stock to be listed on and tradable over, Nasdaq; provided, however, that the foregoing shall not limit Parent from consummating a Change in Control or entering into a Contract that contemplates a Change in Control of Parent. Upon the consummation of any Change in Control of Parent during the Calculation Period, other than as set forth in Section 3.7(d), Parent shall have no further obligations pursuant to this Section 3.7(e).

(f) Except with respect to any amounts treated as imputed interest under Section 483 of the Code, any issuance of Contingent Merger Consideration Shares pursuant to this Section 3.7 shall be treated as an adjustment to the merger consideration by the parties for Tax purposes, unless otherwise required by a change in

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applicable Tax Law. Any Contingent Merger Consideration Shares that are issued pursuant to this Section 3.7 shall be treated as eligible for non-recognition treatment under Section 354 of the Code (and shall not be treated as “other property” within the meaning of Section 356 of the Code).

3.8 Adjustment.

(a) The number of shares of Parent Common Stock constituting the Merger Consideration Shares and the Closing Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of Parent Common Stock occurring prior to the date that the applicable Merger Consideration Shares are issued.

3.9 No Fractional Shares. No fractional shares of Parent Common Stock, or certificates or scrip representing fractional shares of Parent Common Stock, will be issued in connection with the conversion of the Company Capital Stock pursuant to the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. After aggregating all shares of Company Capital Stock represented by all Company Stock Certificates and in book-entry form delivered by a holder thereof, any fractional share of Parent Common Stock will be rounded up to the nearest whole number of shares of Parent Common Stock.

3.10 Withholding. Parent, the Surviving Corporation, and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so deducted and withheld and paid over to the appropriate Taxing Authorities, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding the foregoing, Parent and the Surviving Corporation shall provide notice of any withholding that either intends to make (or cause to be made) in connection with consideration payable or otherwise deliverable pursuant to this Agreement (other than any withholding required in connection with amounts properly treated as compensation for applicable Tax purposes) at least five days prior to the date of the relevant payment and shall use commercially reasonable efforts to reduce or eliminate any such withholding, including providing recipients of consideration a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings.

3.11 Lost or Destroyed Certificates. Notwithstanding the foregoing, if any Company Stock Certificate shall have been lost, stolen or destroyed, then upon the making of a customary affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed in a form reasonably acceptable to Parent, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Company Stock Certificate, the portion of the Merger Consideration Shares to be paid in respect of the shares of Company Capital Stock formerly represented by such Company Stock Certificate as contemplated under this Article III.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents filed prior to the date of this Agreement, other than any risk factor disclosures or other similar cautionary or predictive statements therein, and (ii) as set forth in the Schedules to this Agreement delivered by the Company to Parent concurrent with execution of this Agreement (with specific reference to the particular section or subsection of this Agreement to which the information set forth in such Schedule relates (which qualify the correspondingly numbered representation, warranty or covenant specified therein), the Company hereby represents and warrants to Parent as follows:

4.1 Corporate Existence and Power. The Company and each other member of the Company Group is a corporation, limited liability company or legal entity duly incorporated, organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, in each case with respect to jurisdictions that recognize that concept or any equivalent thereof, in each case) under the Laws of its jurisdiction of incorporation, organization or formation, as the case may be. The Company has all requisite power and authority, corporate and otherwise, to own, lease or otherwise hold and operate its properties and other assets and to carry on the Business as currently conducted. Each other member of the Company Group has all requisite power and authority, corporate and otherwise, to own, lease or otherwise hold and operate its properties and other assets and to carry on its portion of the Business as currently conducted, except where the failure to have such power or authority has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company. The Company and each other member of the Company

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Group is duly licensed or qualified to do business and is in good standing (or the equivalent thereof, in each case, with respect to jurisdictions that recognize that concept or any equivalent thereof, in each case) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and each other member of the Company Group has offices located only at the addresses set forth on Schedule 4.1. The Company has made available to Parent, prior to the date of this Agreement, complete, current and accurate copies of the Company Articles of Incorporation and the Company’s Bylaws, and the comparable organizational or constitutive documents of each of its Subsidiaries, in each case as amended to the date hereof. The Company Articles of Incorporation, the Company’s Bylaws and the comparable organizational or constitutive documents of the Company’s Subsidiaries so delivered are in full force and effect. The Company is not in violation of the Company Articles of Incorporation or the Company’s Bylaws and none of its Subsidiaries is in violation of such Subsidiaries’ respective comparable organizational or constitutive documents.

4.2 Authorization.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby subject, in the case of the Merger, to receipt of the Company Stockholder Approval. The execution and delivery by the Company of this Agreement and the Additional Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Additional Agreements to which it is a party or to consummate the transactions contemplated by this Agreement (other than, in the case of the Merger, the receipt of the Company Stockholder Approval) or the Additional Agreements. This Agreement and the Additional Agreements to which the Company is a party have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, this Agreement and the Additional Agreements to which the Company is a party constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”).

(b) By resolutions duly adopted (and not thereafter modified or rescinded) by the requisite vote of the Board of Directors of the Company, the Board of Directors of the Company has: (i) approved the execution, delivery and performance by the Company of this Agreement, the Additional Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger, on the terms and subject to the conditions set forth herein and therein; (ii) determined that this Agreement, the Additional Agreements to which it is a party, and the transactions contemplated hereby and thereby, are in the best interests of the Company and the Company Stockholders; (iii) adopted this Agreement; and (iv) directed that the approval of this Agreement be submitted to the Company Stockholders and recommended the Agreement to the Stockholders and that the Company Stockholders approve this Agreement. The affirmative vote or written consent of Persons holding a majority of the voting power of the shares of Company Capital Stock (with holders of shares of Company Preferred Stock voting on an as-converted to Company Common Stock basis) entitled to vote thereon to approve this Agreement (the “Company Stockholder Approval”) is the only vote or consent of any of the holders of Company Capital Stock or any other class or series of capital stock of the Company that is necessary in order for the Company to consummate the Merger and the other transactions contemplated hereby.

4.3 Governmental Authorization. Assuming the accuracy of the representations and warranties of the Parent Parties set forth in Section 5.3, none of the execution, delivery or performance by the Company of this Agreement or any Additional Agreement to which the Company is or will be a party, or the consummation of the transactions contemplated hereby or thereby, requires any consent, approval, license, Order or other action by or in respect of, or registration, declaration or filing with, any Authority, except for (a) the filing of the Articles of Merger with the Secretary of State of the State of Nevada pursuant to the NRS, (b) the filing with the SEC of (i) the Proxy Statement and (ii) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Additional Agreements, or the transactions contemplated hereby or thereby, or (c) any consent, approval, license, Order or other action, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to the Company or, after the Closing, to Parent or the Surviving Corporation.

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4.4 Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreement to which the Company is or will be a party or the consummation by the Company of the transactions contemplated hereby and thereby does or will (a) contravene or conflict with the Company Articles of Incorporation or the Company’s Bylaws, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to any member of the Company Group or to any of their respective properties, rights or assets, (c) except for the Contracts listed on Schedule 4.8 requiring Company Consents (but only as to the need to obtain such Company Consents), (i) require consent, approval, authorization, Order, waiver or other action under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), (iii) violate, or (iv) give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or to a loss of any material benefit to which any member of the Company Group is entitled, in the case of each of clauses (i) - (iv), under any provision of any Permit, Contract or other instrument or obligations binding upon any member of the Company Group or any of their respective properties, rights or assets, (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Group’s properties, rights or assets, or (e) require any consent, approval, authorization, Order, waiver, or other action from any Person pursuant to any provision of the Company Articles of Incorporation or Bylaws of the Company or the organizational or constitutive documents of any other member of the Company Group, except (1) for any such consent, approval, authorization, Order, waiver, or other action that shall be obtained (and a copy provided to Parent) prior to the Closing and (2) in the case of clauses (c) and (d), to the extent that the occurrence of the foregoing would not, individually or in the aggregate, reasonably be expected to be material to the Company or, after the Closing, to Parent or the Surviving Corporation.

4.5 Capitalization.

(a) The authorized capital stock of the Company consists of 900,000,000 shares of Company Common Stock, of which 751,385,454 shares are issued and outstanding as of the date of this Agreement and 200,000,000 shares of Company Preferred Stock, of which 752,344 shares are issued and outstanding as of the date of this Agreement. As of the date hereof, there are 18,573,286 shares of Company Common Stock and no shares of Company Preferred Stock issuable under Company Warrants. No other shares of capital stock or other voting securities of the Company are authorized or reserved for issuance or, other than as set forth on Schedule 4.5(a), issued or outstanding. All issued and outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable Laws (including any applicable securities laws) and in compliance with the Company Articles of Incorporation and the Company’s Bylaws. No shares of Company Common Stock or Company Preferred Stock are subject to or were issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right (including under any provision of the NRS, the Company Articles of Incorporation or any Contract to which the Company is a party or by which the Company or any of its properties, rights or assets are bound). All outstanding shares of Company Common Stock and Company Preferred Stock are owned of record by the Persons set forth on Schedule 4.5(a) in the amounts set forth opposite their respective names. Schedule 4.5(a) contains a complete and correct list of each Company Warrant outstanding as of the date of this Agreement, the holder thereof, the number of shares of Company Common Stock issuable thereunder or otherwise subject thereto, the grant date thereof and the exercise price and expiration date thereof.

(b) Except for the Company Warrants, there are no (i) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any of its shares of Company Capital Stock or other securities, (ii) outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company, (iii) treasury shares of capital stock of the Company, (iv) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, issued or outstanding, (v) preemptive or similar rights to purchase or otherwise acquire shares or other securities of the Company (including pursuant to any provision of Law, the Company Articles of Incorporation or any Contract to which the Company is a party), or (vi) Liens (including any right of first refusal, right of first offer, proxy, voting trust, voting agreement or similar arrangement) with respect to the sale or voting of shares or securities of the Company (whether outstanding or issuable). The Company has no issued, outstanding or authorized stock appreciation, phantom stock or similar rights.

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4.6 Corporate Records. Since March 31, 2019 all proceedings of the Board of Directors of the Company, including all committees thereof, and of the Company Stockholders, and all consents to actions taken thereby, are, in all material respects, accurately reflected in the minutes and records contained in the corporate minute books of the Company and made available to Parent. The stockholder ledger of the Company is true, correct and complete in all material respects.

4.7 Subsidiaries. Schedule 4.7 lists each Subsidiary of the Company (including its jurisdiction of incorporation or formation). All the issued and outstanding shares of capital stock of, or other Equity Interests in, each Subsidiary of the Company have been validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all Liens. Except for the Subsidiaries of the Company, the Company does not own, directly or indirectly, as of the date hereof, (a) any capital stock of, or other voting securities or other equity or voting interests in, any Person or (b) any other interest or participation that confers on the Company or any Subsidiary of the Company the right to receive (i) a share of the profits and losses of, or distributions of assets of, any other Person or (ii) any economic benefit or right similar to, or derived from, the economic benefits and rights occurring to holders of capital stock of any other Person.

4.8 Consents. The Contracts listed on Schedule 4.8 are the only Contracts requiring a consent, approval, authorization, Order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any Additional Agreement to which the Company is or will be a party or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”), except for any consent, approval, authorization, Order or other action, the absence of which would not, individually or in the aggregate, reasonably be expected to be material the Company or, after the Closing, to Parent or the Surviving Corporation.

4.9 Financial Statements.

(a) The Company has delivered or made available to Parent (i) the audited consolidated balance sheets of the Company, and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows, for the fiscal years ended March 31, 2022, March 31, 2021 and March 31, 2020 including the notes thereto (collectively, the “Annual Financial Statements”), and (ii) the unaudited consolidated balance sheet of the Company as of June 30, 2022 and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for the three-month period then ended (the “Unaudited Financial Statements” and, together with the Annual Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in conformity with U.S. GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. The Company Financial Statements fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein subject, in the case of the Unaudited Financial Statements, to normal audit adjustments and the absence of notes thereto. The Company Financial Statements were prepared from the Books and Records of the Company Group in all material respects. Since the Balance Sheet Date, except as required by applicable Law or U.S. GAAP, there has been no change in any accounting principle, procedure or practice followed by the Company or in the method of applying any such principle, procedure or practice.

(b) Except: (i) as specifically disclosed, reflected or fully reserved against on the Balance Sheet; (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practices since the Balance Sheet Date; (iii) for liabilities that are executory obligations arising under Contracts to which a member of the Company Group is a party (none of which, with respect to the liabilities described in clause (ii) and this clause (iii) results from, arises out of, or relates to any breach or violation of, or default under, a Contract or applicable Law); (iv) for expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Additional Agreement or any of the transactions contemplated hereby or thereby; and (v) for liabilities set forth on Schedule 4.9(b), the Company Group does not have any material liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise).

(c) Except as set forth on Schedule 4.9(c), the Company Group does not have any Indebtedness.

(d) Except as may be specifically disclosed in the Company Financial Statements, since March 31, 2022 through the date hereof, the Company has not incurred any material losses in excess of $100,000.

4.10 Intentionally omitted.

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4.11 Company SEC Documents.

(a) Since January 1, 2019, the Company has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by the Company with the SEC under the Exchange Act or the Securities Act, together with any amendments, restatements, or supplements thereto (collectively, the “Company SEC Documents”), and will use its commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents that it is required to file subsequent to the date of this Agreement and prior to the Closing, all of which the Company has made available to Parent through the SEC’s website the Company SEC Documents.

(b) The Company SEC Documents were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder. The Company SEC Documents did not, at the time they were filed with the SEC (except to the extent that information contained in any Company SEC Document or has been or is revised or superseded by a later filed Company SEC Document, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not, including through any Subsidiary of the Company, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act of 2002.

(d) The Company has complied in all material respects with all applicable Nasdaq listing and corporate governance rules and regulations. The books of account, minute books and transfer ledgers and other similar Books and Records of the Company and the other members of the Company Group have been maintained in accordance with good business practice, are complete and correct in all material respects, and there have been no material transactions that are required to be set forth therein that have not been so set forth.

(e) There are no outstanding or unresolved comments in any comment letters received from the SEC with respect to the Company SEC Documents. To the knowledge of the Company, none of the Company SEC Documents is subject to ongoing SEC review or investigation as of the date hereof.

(f) Except as is not required in reliance on exemptions from various reporting requirements by virtue of the Company’s status as a “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) the Company has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company Financial Statements for external purposes in accordance with U.S. GAAP and (ii) the Company has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) reasonably designed to ensure that all material information concerning the Company Group and other material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of the Company’s SEC filings and other public disclosure documents.

4.12 Absence of Certain Changes. From the Balance Sheet Date until the date of this Agreement, except as set forth on Schedule 4.12: (a) the Company and each other member of the Company Group has conducted their respective businesses in the ordinary course and in a manner consistent with past practices; (b) there has not been any Material Adverse Effect on the Company; and (c) neither the Company nor any other member of the Company Group has taken any action that, if taken after the date of this Agreement and prior to the consummation of the Merger, would require the consent of Parent pursuant to Section 6.1, except where Parent has given such consent.

4.13 Properties; Title to the Company’s Assets.

(a) Except as set forth on Schedule 4.13(a), all items of Tangible Personal Property are, to the Knowledge of the Company, in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted), have been properly maintained and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto, in each case in all material respects. All of the Tangible Personal Property is located at the offices or properties of the Company or another member of the Company Group.

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(b) The Company or a Subsidiary of the Company has good, valid and marketable title in and to, or in the case of the Leases and the assets that are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use all of the tangible assets reflected on the Balance Sheet. Except as set forth on Schedule 4.13(b), no such tangible asset is subject to any Lien other than Permitted Liens. The Company Group’s assets constitute all of the rights, properties, and assets of any kind or description whatsoever, including goodwill, necessary for the Surviving Corporation to operate the Business immediately after the Closing in substantially the same manner as the Business is currently being conducted.

4.14 Litigation. Except as set forth on Schedule 4.14, there is no Action pending or, to the Knowledge of the Company, threatened, against or affecting any member of the Company Group, any of the officers or directors of any member of the Company Group in their capacity as such, or any of the Company Group’s rights, properties or assets or that, as of the date hereof, in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any Additional Agreement and there are no outstanding judgments against any member of the Company Group or any of its respective rights, properties or assets. No member of the Company Group or any of its respective rights, properties or assets is, nor has been since March 31, 2019, subject to any Action.

4.15 Contracts.

(a) Schedule 4.15(a) sets forth a complete and correct list, as of the date of this Agreement, of all of the following Contracts as amended to date that are currently in effect (collectively, “Material Contracts”):

(i) Contracts with the top 10 customers and partners based on amounts paid by the Company in the 12-month period immediately preceding the Balance Sheet Date;

(ii) Contracts with the top 10 vendors and suppliers based on amounts paid by the Company in the 12-month period immediately preceding the Balance Sheet Date;

(iii) all Contracts that require annual payments or expenses incurred by, or annual payments or income to, the Company Group of $100,000 or more and, in each case, that is not terminable by the applicable member(s) of the Company Group without penalty upon less than 30 days’ prior written notice (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practices);

(iv) each Contract with any current officer, director, employee or consultant of any member of the Company Group, under which the Company Group: (A) has continuing obligations for payment of an annual compensation of at least $100,000, and which is not terminable for any reason or no reason upon reasonable notice without payment of any penalty, severance or other obligation; (B) has severance or post-termination obligations to such Person (other than COBRA obligations); or (C) has an obligation to make a payment upon consummation of the transactions contemplated by this Agreement or any Additional Agreement or as a result of a Change in Control of the Company;

(v) all Contracts creating a joint venture, strategic alliance, limited liability company or partnership arrangement to which any member of the Company Group is a party;

(vi) all Contracts relating to any acquisitions or dispositions of material assets by any member of the Company Group (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practices);

(vii) all IP Contracts, separately identifying all such IP Contracts under which any member of the Company Group is obligated to pay royalties thereunder and all such IP Contracts under which any member of the Company Group is entitled to receive royalties hereunder;

(viii) all Contracts limiting the freedom of any member of the Company Group to compete in any line of business or industry, with any Person or in any geographic area;

(ix) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by any member of the Company Group, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations, other than Standard Contracts;

(x) all Contracts with or pertaining to the Company Group to which any Affiliate of the Company Group is a party;

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(xi) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which any member of the Company Group holds a leasehold interest (including the Lease) and that involve payments to the lessor thereunder in excess of $100,000 per year;

(xii) all Contracts creating or otherwise relating to outstanding Indebtedness (other than intercompany Indebtedness), except any such Contract with an aggregate outstanding principal amount not exceeding $50,000;

(xiii) all Contracts relating to the voting or control of the Equity Interests of any member of the Company Group or the election of directors of any member of the Company Group (other than the organizational or constitutive documents of any member of the Company Group);

(xiv) all Contracts not cancellable by the Company Group with no more than 60 days’ notice if the effect of such cancellation would result in monetary penalty to the Company Group in excess of $100,000 per the terms of such contract;

(xv) all Contracts that may be terminated, or the provisions of which may be altered, as a result of the consummation of the transactions contemplated by this Agreement or any Additional Agreement;

(xvi) all Contracts under which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated by this Agreement or any Additional Agreement, or the amount or value thereof will be calculated on the basis of, the transactions contemplated by this Agreement or any Additional Agreement; and

(xvii) all collective bargaining agreements or other agreement with a labor union or labor organization.

(b) Each Material Contract is (i) valid and binding on the applicable member(s) of the Company Group and, to the Company’s Knowledge, the counterparties thereto, (ii) in full force and effect, and (iii) enforceable by and against the member(s) of the Company Group that are a party thereto and, to the Company’s Knowledge, each counterparty thereto, subject, in the case of this clause (iii), to the Enforceability Exceptions. Neither the Company Group nor, to the Company’s Knowledge, any other party to a Material Contract is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. No member of the Company Group has assigned, delegated or otherwise transferred any of its rights or obligations under any Material Contract or granted any power of attorney with respect thereto (other than, in each case, to another member of the Company Group).

(c) Each member of the Company Group is in compliance in all material respects with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or Contracts establishing or evidencing any Indebtedness to which it is a party. The consummation and closing of the transactions contemplated by this Agreement shall not cause or result in an event of default under any instruments or Contracts establishing or evidencing any Indebtedness, other than to the extent any such event of default would not have a Material Adverse Effect on the Company.

4.16 Licenses and Permits. Schedule 4.16 sets forth a complete and correct list of each Permit except for such Permits that are immaterial to the Company Group, taken as a whole, together with the name of the Authority issuing the same. Except as could not reasonably be expected to be material to the Company Group, taken as a whole, to the Company’s Knowledge, such Permits are valid and in full force and effect and none of such Permits will, to the Company’s Knowledge, be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement or any Additional Agreement. Except as could not reasonably be expected to be material to the Company Group, taken as a whole, no member of the Company Group is in material breach or violation of, or material default under, any such Permit issued to it, and, to the Company’s Knowledge, no basis (including the execution of this Agreement and the other Additional Agreements to which the Company is a party and the consummation of the transactions contemplated by this Agreement or any Additional Agreement) exists that, with notice or lapse of time or both, would reasonably constitute any such breach, violation or default or give any Authority grounds to suspend, revoke, or terminate any such Permit. The Company has not received any written (or, to the Company’s Knowledge, oral) notice from any Authority regarding any material violation of any such Permit. Neither the Company Group, nor, to the Knowledge of the Company, any Representative or other Person acting on behalf of the Company Group, has made any false statement in, or omission from, the Permits required to be set forth on Schedule 4.16 or any

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applications, reports, or other submissions to or correspondence with any Authority in connection therewith. Except as could not reasonably be expected to be material to the Company Group, taken as a whole, there has not been and there is not any pending or, to the Company’s Knowledge, threatened, any Action, investigation or disciplinary proceeding by or from any Authority against the Company involving any Permit required to be set forth on Schedule 4.16, and the Company Group has not received any written communications from any Authority notifying the Company of a Permit it does not currently possess, or has not applied for, that is required in connection with the Company’s operation of the Business.

4.17 Compliance with Laws.

(a) Each member of the Company Group currently conducts and, since March 31, 2019, has conducted, its part of the Business in compliance in all material respects with all applicable Laws and Orders and is not and, since March 31, 2019, has not been, in violation of any applicable Law or Order in any material respect. Since March 31, 2019, (i) no Action by any Authority or other adversarial litigant is pending or, to the Knowledge of the Company, threatened, alleging any such violation or noncompliance by a member of the Company Group, and (ii) no member of the Company Group has been threatened in writing or, to the Company’s Knowledge, orally, to be charged with, or given written or, to the Company’s Knowledge, oral, notice of any material violation of any material Law or Order applicable to it. Without limiting the generality of the foregoing, each member of the Company Group is, and since March 31, 2019 has been, in compliance in all material respects with: (i) every Law applicable to it due to the specific nature of the Business, including Data Protection Laws; (ii) the Foreign Corrupt Practices Act of 1977 (the “Foreign Corrupt Practices Act”) and any comparable or similar Law of any jurisdiction applicable to it; (iii) the Federal Food, Drug, and Cosmetic Act (the “FFDCA”) and U.S. Food and Drug Administration (“FDA”) regulations promulgated thereunder; (iv) the Federal Trade Commission Act (the “FTC Act”) and FTC regulations promulgated thereunder; (v) United States Department of Agriculture rules and regulations; (vi) the California Safe Drinking Water and Toxic Enforcement Act of 1986 without reliance on any exemption codified at 27 California Code of Regulations § 25501; (vii) all applicable U.S. state and local Laws governing the breeding, harvesting, manufacturing, processing and distribution of aquaculture; and (viii) every Law regulating or covering conduct in the workplace, including regarding sexual harassment or, on any legally impermissible basis, a hostile work environment. Since March 31, 2019, no member of the Company Group has been threatened or charged in writing (or to the Company’s Knowledge, orally) with or given written (or to the Company’s Knowledge, oral) notice of any actual or potential violation of any Data Protection Law, the Foreign Corrupt Practices Act or any other Law referred to in or generally described in foregoing sentence by any Authority and, to the Company’s Knowledge, the Company Group is not under any investigations with respect to any such Law. Neither the Company Group nor, to the Knowledge of the Company, any Representative or other Person acting on behalf of the Company Group, has received any written or, to the Company’s Knowledge, oral, notice, order, complaint or correspondence that would restrict the ability of the Company Group to produce, sell, market, or distribute any Company Product as it is being produced, sold, marketed, or distributed currently or in the future.

(b) The Company Group makes reasonable efforts to confirm that all labeling, marketing, and advertising claims regarding any Company Product or technology (including express and implied claims) made by or on behalf of the Company Group are adequately substantiated and comply with all applicable Law, including but not limited to the FFDCA, the FTC Act, and equivalent state and local Law.

(c) Since December 31, 2018, neither the Company Group, nor, to the Knowledge of the Company, any Person acting on behalf of the Company Group, has been the subject of any ban, suspension, recall, market withdrawal, inventory destruction, safety alert, or other notice relating to an alleged lack of safety or regulatory compliance involving a Company Product, whether voluntarily or as required by any Authority. To the Company’s Knowledge, there are presently no facts or circumstances that exist that could reasonably be expected to result in any such actions.

(d) All activities related to the breeding, harvesting, processing, holding, packaging, and distribution of Company Product by, or on behalf of, the Company Group is and has at all times been conducted in material compliance with all applicable U.S. food safety Laws. The Company Group maintains and follows standard operating procedures related to the breeding, harvesting, processing, holding, packaging, and distribution of Company Products that are adequate to ensure that Company Products intended for distribution will conform to specifications and the regulations established therefor, and will be safe for their intended use.

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(e) Neither the Company Group nor, to the Knowledge of the Company, any Representative or other Person acting on behalf of the Company Group, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

4.18 Intellectual Property.

(a) The Company Group is the sole and exclusive owner of each item of Company Owned IP, free and clear of any Liens (except for Permitted Liens). To the Knowledge of the Company, the Company Group is the sole and exclusive licensee of each item of Company Exclusively Licensed IP, free and clear of any Liens. The Company Group has a valid right to use the Company Licensed IP as currently used.

(b) Schedule 4.18(b) sets forth a complete and correct list of all: (i) Registered Owned IP; (ii) unregistered material Trademarks constituting Company Owned IP; (iii) Domain Names constituting Company Owned IP; and (iv) all social media handles constituting Company Owned IP, accurately specifying as to each of the foregoing, as applicable: (A) the filing number, issuance or registration number, or other identify details; (B) the owner and nature of the ownership; and (C) the jurisdictions by or in which such Registered Owned IP has been issued or registered or in which an application for such issuance or registration has been filed.

(c) All Registered Owned IP is subsisting and valid and enforceable. All Registered Exclusively Licensed IP All Registered Owned IP is subsisting and to the Knowledge of the Company valid and enforceable. All Persons (including members of the Company Group) have, in connection with the prosecution of all Patents before the United States Patent and Trademark Office and other similar offices in other jurisdictions complied with the applicable obligations of candor owed to the United States Patent and Trademark Office and such other offices. Since March 31, 2017, no Registered Owned IP is or has been involved in any interference, opposition, reissue, reexamination, revocation or equivalent proceeding, and no such proceeding has been threatened in writing with respect thereto. Since March 31, 2017, there have been no claims filed, served or threatened in writing, or to the Knowledge of the Company orally threatened, against the Company contesting the validity, use, ownership, enforceability, patentability, registrability, or scope of any Registered Owned IP. All registration, maintenance and renewal fees currently due in the next 90 days in connection with any Registered Owned IP have been paid and all documents, recordations and certificates in connection therewith have been filed with the authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such rights and recording the Company Group’s ownership or interests therein.

(d) To the Knowledge of the Company, the operation of the Business as currently conducted and as conducted since March 31, 2017 does not conflict with, infringe, misappropriate, or otherwise violate any Intellectual Property Right of any third Person. Since March 31, 2017, there have been no claims filed, served, or threatened in writing, or to the Knowledge of the Company orally threatened, against the Company alleging any conflict with, infringement, misappropriation, or other violation of any Intellectual Property of a third Person (including any unsolicited written offers to license any such Intellectual Property). There are no Actions pending that involving a claim against a member of the Company Group by a third Person alleging infringement or misappropriation of such third Person’s Intellectual Property. To the Knowledge of the Company, since March 31, 2017, no third Person has conflicted with, infringed, misappropriated, or otherwise violated any Company IP.

(e) Since March 31, 2017, no member of the Company Group has filed, served, or threatened a third Person with any claims alleging any conflict with, infringement, misappropriation, or other violation of any Company IP. There are no Actions pending that involving a claim against a third Person by a member of the Company Group by a third Person alleging infringement or misappropriation of Company IP. No member of the Company Group is subject to any Order that adversely restricts the use, transfer, registration or licensing of any such Intellectual Property by it.

(f) Except as disclosed on Schedule 4.18(f), each employee, agent, consultant, and contractor who has contributed to or participated in the creation or development of any material Intellectual Property on behalf of the Company Group or any predecessor in interest thereto has executed a form of proprietary information and/or inventions agreement or similar written Contract with a member of the Company Group under which such Person: (i) has assigned all right, title and interest in and to such Intellectual Property to one or more members of the Company Group (or such predecessor in interest, as applicable); and (ii) is obligated to maintain the confidentiality of the applicable member(s) of the Company Group’s confidential information both during and after the term of such Person’s employment or engagement. To the extent that any such proprietary information and/or inventions

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agreement or other similar written Contract permitted any such employee, agent, consultant, or contractor to exclude from the scope of such agreement or Contract any Intellectual Property in existence prior to the date of the employment or relationship, no such employee, agent, consultant, or contractor excluded Intellectual Property that was related to the Business. To the Knowledge of the Company, no employee, agent, consultant, or contractor of any member of the Company Group is or has been in violation of any term of any such Contract.

(g) To the Knowledge of the Company, no government funding or facility of a university, college, other educational institution or research center was used in the development of any item of Company Owned IP.

(h) None of the execution, delivery or performance by the Company of this Agreement or any of the Additional Agreements to which the Company is or will be a party or the consummation by the Company of the transactions contemplated hereby or thereby will (i) cause any item of Company Owned IP, or any material item of Company Licensed IP immediately prior to the Closing, to not be owned, licensed or available for use by the Company Group on substantially the same terms and conditions immediately following the Closing or (ii) require any additional payment obligations by any member of the Company Group in order to use or exploit any other such Intellectual Property to the same extent as the Company Group was permitted immediately before the Closing.

(i) Except with respect to the agreements listed on Schedule 4.18(i), no member of the Company Group is obligated under any Contract to make any payments by way of royalties, fees, or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property.

(j) The Company Group has exercised reasonable efforts necessary to maintain, protect and enforce the confidentiality of all Trade Secrets constituting Company Owned IP and all other material Confidential Information. No Company IP is subject to any technology or source code escrow arrangement or obligation. No Persons other than the Company Group and their employees and contractors (i) have a right to access or possess any source code of the Software constituting the Company Owned IP, or (ii) will be entitled to obtain access to or possession of such source code as a result of the execution, delivery and performance of by the Company of this Agreement. One or more members of the Company Group is in actual possession of the source code of any Software constituting Company Owned IP.

(k) The Company Group has a privacy policy regarding the collection, use or disclosure of Personal Information in connection with the operation of the Business (the “Privacy Policy”) that is made available to all visitors to the Sites prior to the collection of any Personal Information in the possession, custody, or control, or otherwise held or Processed by, or on behalf of the Company Group. For purposes of this subsection (k), “Sites” means any websites or applications made available to the general public provided by or on behalf of one or more members of the Company Group. The Privacy Policy accurately describes the Company Group’s data collection, disclosure and use practices, complies with all Laws, and is consistent with good industry practice, and none of the marketing materials and/or advertisements made, or provided by or on behalf of, the Company Group have been inaccurate in a material way, misleading in a material way, or unfair or deceptive in violation of applicable Laws.

(l) In connection with its Processing of any Personal Information, the Company is and has been in compliance with all applicable Laws, including without limitation all Data Privacy Laws and Laws related to data loss, theft, and security breach notification obligations, and, to the Knowledge of the Company, there has been no unauthorized disclosure of any Personal Information for which the Company would be required to make a report to an Authority, a data subject, or any other Person. In addition, the Company Group has in place and since March 31, 2019 has had in place commercially reasonable policies (including the Privacy Policy and any other internal and external privacy policies), rules, and procedures regarding its collection, use, disclosure, disposal, dissemination, storage, protection and other Processing of Personal Information. The Company Group has complied in all respects with such privacy policies, rules, and procedures in connection with any collection, use, or disclosure by the Company Group of any Personal Information of any Person. The Company Group has not been subject to and, to the Knowledge of the Company, there are no, complaints to or audits, proceedings, investigations or claims pending against any member of the Company Group by any Authority or by any other Person in respect of the collection, use, storage disclosure or other Processing of Personal Information. The Company (i) has implemented commercially reasonable physical, technical, organization and administrative security measures and policies designed to protect all Personal Information of any Person accessed, Processed or maintained by the Company from unauthorized physical or virtual access, use, modification, acquisition, disclosure or other misuse, and (ii) requires by written contract all material third party providers and other persons who have or have had access to Personal Information,

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or who Process Personal Information on Company’s behalf to implement, appropriate security programs and policies consistent with the Data Protection Laws. Without limiting the generality of the foregoing, since March 31, 2019, to the Knowledge of the Company, the Company Group has not experienced any material loss, damage or unauthorized access, use, disclosure or modification, or breach of security of Personal Information maintained by or on behalf of the Company Group (including by any agent, subcontractor, or vendor of the Company Group).

(m) The Software that constitutes Company Owned IP and all Software that is used by the Company Group is, to the Knowledge of the Company, free of all viruses, worms, Trojan horses and other material known contaminants and does not contain any bugs, errors, or problems of a material nature that would disrupt its operation or have an adverse impact on the operation of other Software. The Company Group has not incorporated Publicly Available Software into the Company Group’s products and services, and the Company Group has not distributed Publicly Available Software as part of the Company Group’s products and services other than as set forth on Schedule 4.18(m) in a manner that subjects, in whole or in part, any Software constituting Company Owned IP to any Copyleft License obligations. The Company Group is in material compliance with all Publicly Available Software license terms applicable to any Publicly Available Software licensed to or used by the Company Group. No member of the Company Group has received any written (or, to the Knowledge of the Company, oral) notice from any Person that it is in breach of any license with respect to Publicly Available Software.

(n) The Company Group has implemented and maintained (or, where applicable, has required its vendors to maintain), consistent with commercially reasonable and industry practices and in compliance with its contractual obligations to other Persons, reasonable security measures designed to protect, preserve and maintain the performance, security and integrity of all computers, servers, equipment, hardware, networks, Software and systems used, owned, leased or licensed by the Company Group in connection with the operation of the Business (the “Company Information Systems”). There has been no unauthorized access to or use of the Company Information Systems, nor has there been any downtime or unavailability of the Company Information Systems that resulted in a material disruption of the Business. The Company Information Systems are adequate and sufficient (including with respect to working condition and capacity) for the operation of the Business. There has been no failure with respect to any Company Information System that has had a material effect on the operations of the Company Group.

(o) The Company Group is not bound by, and has not agreed in writing to be bound by, any Contract (including any written licensing commitment), bylaw, policy, or rule of any standards-setting organization (including ETSI, 3GPP, 3GPP2, TIA, IEEE, IETF, and ITU-R), university or industry body, consortium, other multi-party special interest group and any other collaborative or other group in which the Company Group is currently participating, or has participated in the past or applied for future participation in, including any of the foregoing that may be organized, funded, sponsored, formed or operated, in whole or in part, by any Authority, in all cases, to the extent related to any Intellectual Property (each a “Standards Setting Body”) that requires or purports to require Company to contribute, disclose or license any Intellectual Property to such Standards Setting Body or its other members, other than the Standards Setting Agreements. Schedule 4.18(o) sets forth a listing of the membership agreements and other Contracts relating to such Standards Bodies, to which any member of the Company Group is bound (collectively, “Standards Setting Agreements”). True, complete and correct copies of all Standards Setting Agreements have been delivered or otherwise made available to Parent. The Company Group has not made any written Patent disclosures to any Standards Setting Body. The Company Group is in material compliance with all Standards Setting Agreements that relate to Intellectual Property. The Company is not engaged in any material dispute with any Standards Setting Body with respect to any Intellectual Property or with any third Persons with respect to Company Group’s conduct with respect to any Standards Setting Body.

4.19 Accounts Payable; Affiliate Loans.

(a) The accounts payable of the Company Group reflected on the Company Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course of business consistent with past practices.

(b) The information set forth on Schedule 4.19(b) separately identifies any and all accounts, receivables or notes of the Company Group that are owed by any Affiliate of the Company Group. Except as set forth on Schedule 4.19(b), no member of the Company Group is indebted to any of its Affiliates and no Affiliates are indebted to a member of the Company Group.

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4.20 Employees; Employment Matters.

(a) Schedule 4.20(a) sets forth a complete and correct list of the five highest compensated officers or employees of the Company Group as of the date hereof, setting forth each such person’s name, title, current base salary or hourly rate, total compensation (including bonuses and commissions) for the fiscal years ended March 31, 2022 and 2021, employer, hire date, status as exempt or non-exempt from overtime Laws, and leave status.

(b) No member of the Company Group is a party to any collective bargaining agreement or similar labor agreement with respect to its employees, and, since March 31, 2019, there has been no activity or proceeding by a labor union, other labor organizations or representative thereof to organize any employees of the Company Group. There is no labor strike, picketing, material slowdown or material work stoppage or lockout pending or, to the Knowledge of the Company, threatened, against any member of the Company Group, and, since March 31, 2019, no member of the Company Group has experienced any strike, material slowdown, picketing, material work stoppage or lockout by or with respect to its employees. To the Knowledge of the Company, no member of the Company Group is subject to any attempt by any union or other labor organization to represent Company Group employees as a collective bargaining agent.

(c) There are no pending or, to the Knowledge of the Company, threatened, Actions against any member of the Company Group under any worker’s compensation policy or long-term disability policy. There are no material liabilities, whether contingent or absolute, of the Company Group relating to workers’ compensation benefits that are not fully insured against by a bona fide third-party insurance carrier. With respect to each Plan and with respect to each state workers’ compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund, all premiums required to have been paid to date under such insurance policy or fund have been paid. There is no unfair labor practice charge or complaint pending or, to the Knowledge of the Company, threatened, before any applicable Authority relating to employees of the Company Group. Since March 31, 2019, the Company Group has not engaged in, and is not currently contemplating, any location closing, employee layoff, relocation activities or similar event that would trigger the WARN Act or any similar state or local statute, rule or regulation.

(d) The Company Group: (i) is, and since March 31, 2019, has been, in compliance in all material respects with all applicable Laws relating to employment of labor, including all applicable Laws relating to wages, hours, overtime, terms and conditions of employment, collective bargaining, equal employment opportunity, anti-discrimination, anti-harassment (including, but not limited to sexual harassment), anti-retaliation, immigration, employee leave, disability rights or benefits, employment and reemployment rights of members and veterans of the uniformed services, paid time off/vacation, unemployment insurance, safety and health, workers’ compensation, pay equity, restrictive covenants, child labor, whistleblower rights, classification of employees and independent contractors, meal and rest breaks, business expenses, and the collection and payment of withholding or social security Taxes; (ii) is not and, since March 31, 2019, has not been, liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing (except for wages and withholding thereon in the ordinary course of business and consistent with past practice for the current payroll period); (iii) is not and, since March 31, 2019, has not been, liable for any payment to any trust or other fund or to any Authority with respect to unemployment compensation benefits, social security or other benefits for employees of the Company Group (other than routine payments to be made in the normal course of business and consistent with past practice for the current payroll period); and (iv) is not and, since March 31, 2019, has not been, party to or bound by any consent decree with or citation by any Authority relating to employees or employment practices. Since March 31, 2019, no audits have been conducted, or are currently being conducted, or, to the Knowledge of the Company, are threatened to be conducted, by any Authority with respect to applicable Laws regarding employment or labor Laws. No employee of the Company Group has, since March 31, 2019, brought or, to the Knowledge of the Company, threatened to bring, a claim for unpaid compensation, including overtime amounts.

(e) The Company Group has complied, in all material respects, with all Laws relating to the verification of identity and employment authorization of individuals employed in the United States, and no member of the Company Group currently employs, or since March 31, 2019 has employed, any individual who was not permitted to work in the jurisdiction in which such individual was employed. No audit by any Authority is currently being conducted, is pending or, to the Knowledge of the Company, is threatened to be conducted, in respect to any foreign workers employed by any member of the Company Group. Schedule 4.20(e) sets forth each individual who is employed by any member of the Company Group pursuant to a visa and, with respect to each such individual, (i) the expiration date of such visa and (ii) whether the applicable member of the Company Group has made any attempts to renew such visa.

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(f) To the Knowledge of the Company, no key employee or officer of the Company Group is a party to or is bound by any confidentiality agreement, non-competition or other restrictive covenant agreement or other contract (with any Person) that would materially interfere with: (i) the performance by such officer or key employee of any of his or her duties or responsibilities as an officer or employee of the Company Group or (ii) the Company’s business or operations. No key employee or officer of the Company Group has given written notice of their definite intent to terminate their employment with the Company or, to the Knowledge of the Company, has plans to terminate their employment with the Company Group, nor does the Company have any present intention to terminate the employment of any of the foregoing.

(g) Except as set forth on Schedule 4.20(g), the employment of each of the employees of the Company Group is terminable at will without any penalty or severance obligation on the part of the Company Group. All material sums due for employee compensation and all vacation time owing to any employees of any member of the Company Group, and all fees owing to any independent contractors and consultants, have been duly accrued on the accounting records of the applicable member of the Company Group.

(h) Each current and former employee and officer, and where appropriate, each independent contractor and consultant, of any member of the Company Group who has contributed to or participated in the creation or development of any material Intellectual Property on behalf of the Company Group or any predecessor in interest thereto has executed a form of proprietary information and/or inventions agreement or similar agreement (each, an “IP Assignment Agreement”). To the Knowledge of the Company, no such current or former employees, officers or consultants are or were, as the case may be, in violation thereof. Other than with respect to exclusions previously accepted by the Company involving works or inventions unrelated to the business of the Company Group, no current or former employee, officer or consultant of any member of the Company Group has disclosed excluded works or inventions made prior to his, her, or its employment or consulting relationship with the applicable member of the Company Group from his, her or its assignment of inventions pursuant to such employee, officer or consultant’s IP Assignment Agreement.

(i) Schedule 4.20(i) sets forth a list of the name of each Person currently engaged by the Company Group as a consultant or an independent contractor (including any Person engaged through any arrangement with such Person’s loan-out or similar company), including for each such Person the following: (A) name, (B) principal location of engagement, (C) engagement or start date, (D) compensation structure, (E) average monthly compensation and (F) nature of services provided. With regard to any individual who performs or performed services for the Company Group and who is not treated as an employee for Tax purposes by the Company Group, the Company Group has complied in all material respects with applicable Laws concerning independent contractors, including for Tax withholding purposes or Plan purposes, and the Company Group does not have any Liability by reason of any individual who performs or performed services for the Company Group, in any capacity, being improperly excluded from participating in any Plan. Each individual engaged by a member of the Company Group as an independent contractor or consultant is, and since March 31, 2019 has been, properly classified by the applicable member of the Company Group as an independent contractor, and no member of the Company Group has received any notice from any Authority or Person disputing such classification. Each of the employees of the Company Group is, and since March 31, 2019 has been, properly classified by the Company Group as “exempt” or “non-exempt” under applicable Law.

(j) There is no, and since March 31, 2019 there has been no, written notice provided to any member of the Company Group of any claim or litigation relating to, or any complaint or allegation of, discrimination, retaliation, wrongful termination, constructive termination, harassment (including sexual harassment), sexual misconduct, or wage and hour violation against the Company Group; nor there is any pending obligation for any member of the Company Group under any settlement or out-of-court or pre-litigation arrangement relating to such matters nor, to the Knowledge of the Company, has any such litigation, settlement or other arrangement been threatened.

(k) Since March 31, 2019, the Company Group has investigated all workplace harassment (including sexual harassment), discrimination, retaliation, and workplace violence claims or complaints reported to the appropriate Company personnel or third-party Persons retained by the Company Group to receive such claims or complaints relating to current and/or former employees of any member of the Company Group or third-parties who interacted with current and/or former employees of such member of the Company Group. With respect to each such claim or complaint with potential merit, the Company Group has taken corrective action. Further, to the Knowledge of the Company, no allegations of sexual harassment have been made to any member of the Company Group against any individual in his or her capacity as director or an employee of a member of the Company Group.

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(l) As of the date hereof and since March 31, 2019, there have been no audits by any Authority, nor have there been any charges, fines, or penalties, including those pending or threatened, under any applicable federal, state or local occupational safety and health Law and Orders (collectively, “OSHA”) against the Company Group. The Company Group is in compliance in all material respects with OSHA and there are no pending appeals of any Authority’s decision or fines issued in relation to OSHA.

(m) There have been no, and there are no pending or anticipated layoffs, leaves of absence or terminations of employment in respect to the employees of the Company as a result of the COVID-19 pandemic. The Company Group has promptly and thoroughly investigated all occupational safety and health complaints, issues, or inquiries related to the COVID-19 pandemic. With respect to each occupational safety and health complaint, issue, or inquiry related to the COVID-19 pandemic, the Company Group has taken prompt corrective action that is reasonably calculated to prevent further spread of COVID-19 within the Company Group’s workplace.

(n) Except as set forth on Schedule 4.20(n), the Company Group has not paid or promised to pay any bonus or commission to any employee in connection with the consummation of the transactions contemplated hereby.

4.21 Withholding. Except as disclosed on Schedule 4.21, all obligations of the Company Group applicable to its employees, whether arising by operation of Law, by Contract, or attributable to payments by the Company Group to trusts or other funds or to any Authority, with respect to unemployment compensation benefits or social security benefits for its employees through the date hereof, have been paid or adequate accruals therefor have been made on the Company Financial Statements. Except as disclosed on Schedule 4.21, all reasonably anticipated obligations of the Company Group with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business consistent with past practices), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company Group prior to the Closing Date.

4.22 Employee Benefits.

(a) Schedule 4.22(a) sets forth a complete and correct list of all Plans. With respect to each Plan, the Company has made available to Parent or its Representatives a true, complete and correct copy, to the extent applicable, of: (i) each writing constituting a part of such Plan and all amendments thereto, including all plan documents, material employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent annual report on Form 5500 and accompanying schedules; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination or advisory letter received by the Company Group from the Internal Revenue Service regarding the tax-qualified status of such Plan; and (vi) the three most recent written results of all required compliance testing.

(b) None of the Company Group, or any ERISA Affiliate, maintains or contributes to or has, within the six-year period immediately prior to the Closing Date, had any Liability (contingent or otherwise) with respect to: (i) any “multiemployer plan,” as that term is defined in Section 4001 of ERISA; (ii) any “employee benefit plan” subject to Title IV of ERISA or Section 412 of the Code; (iii) a “multiple employer plan” (within the meaning of the Code or ERISA), (iv) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), or (v) a plan sponsored by a human resources or benefits outsourcing entity, professional employer organization or other similar vendor or provider. No member of the Company Group, or any ERISA Affiliate, has withdrawn at any time since March 31, 2019 from any multiemployer plan or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and, to the Knowledge of the Company, no circumstances exist that could reasonably be expected to result in any such liability to the Company Group with respect to any multiemployer plan.

(c) With respect to each Plan that is intended to qualify under Section 401(a) of the Code, such Plan, including its related trust, has received a determination letter (or may rely upon opinion letters in the case of any prototype plans) from the Internal Revenue Service that it is so qualified and that its trust is exempt from Tax under Section 501(a) of the Code, and nothing has occurred with respect to the operation of any such Plan that could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

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(d) There are no pending or, to the Knowledge of the Company, threatened, Actions against or relating to the Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of any Plan with respect to the operation of such Plan (other than routine benefits claims). No Plan is presently under audit or examination (nor has written notice been received of a potential audit or examination) by any Authority.

(e) Each Plan has been established, administered, and funded in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code, and other applicable Laws. All premiums due or payable with respect to insurance policies funding any Plan have been made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements.

(f) None of the Plans provide retiree health or life insurance benefits, except as may be required by Section 4980B of the Code, Section 601 of ERISA, or any other applicable Law. There has been no violation of the “continuation coverage requirement” of “group health plans” as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA with respect to any Plan to which such continuation coverage requirements apply.

(g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event): (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee of the Company Group with respect to any Plan; (ii) increase any benefits otherwise payable under any Plan; or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits. No Person is entitled to receive any additional payment (including any tax gross-up or other payment) from any member of the Company Group as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

(h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) result in the payment of any amount that would, individually or in combination with any other such payment, be an “excess parachute payment” within the meaning of Section 280G of the Code.

(i) Each Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in material documentary compliance with, and has been administered in material compliance with, Section 409A of the Code.

(j) Each Plan that is subject to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 has been established, maintained, and administered in compliance with the requirements thereof.

(k) All Plans subject to the laws of any jurisdiction outside of the United States (i) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (ii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

4.23 Real Property.

(a) Except as set forth on Schedule 4.23, the Company Group does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license, or other occupancy agreement. The Leases are the only Contracts pursuant to which the Company Group leases any Real Property or right in any Real Property. The Company has provided or made available to Parent and Merger Sub accurate and complete copies of all Leases. Each member of the Company Group holds a good and valid leasehold estate in its respective offices described on Schedule 4.23, free and clear of all Liens except for Permitted Liens. The Company Group has not breached or violated any local zoning ordinance, and no notice from any Person has been received by any member of the Company Group or served upon any member of the Company Group claiming any violation of any local zoning ordinance.

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(b) With respect to each Lease: (i) it is valid and binding on and enforceable against the member of the Company Group that is a party to such Lease and, to the Company’s Knowledge, the counterparties thereto, in each case in accordance with its terms and, with respect to enforceability, to the Enforceability Exceptions; (ii) it is in full force and effect; (iii) the applicable member of the Company Group has paid all rents and additional rents and other sums, expenses, and charges due and payable by it thereunder; (iv) the applicable member of the Company Group has been in peaceable possession of the premises leased thereunder since the commencement of the original term thereof; (v) no waiver, indulgence or postponement of the applicable member of the Company Group’s obligations thereunder has been granted by the lessor; (vi) the applicable member(s) of the Company Group has performed all material obligations imposed on it under such Lease and there exist no material default or event of default thereunder by any member of the Company Group or, to the Company’s Knowledge, by any other party thereto; (vii) there exists, to the Company’s Knowledge, no occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any further event or condition, would reasonably be expected to become a default or event of default by any member of the Company Group thereunder; (viii) to the Knowledge of the Company, there are no outstanding claims of breach or indemnification or notice of default or termination thereunder; and (ix) the applicable member of the Company Group has not exercised early termination options, if any, under such Lease. The applicable member of the Company Group holds the leasehold estate established under the Leases free and clear of all Liens, except for Permitted Liens and Liens of mortgagees of the Real Property on which such leasehold estate is located. The Real Property leased by the Company Group is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and, to the Company’s Knowledge, there are no material repair or restoration works likely to be required in connection with such leased Real Property. A member of the Company Group is in physical possession and actual and exclusive occupation of the whole of the leased premises, none of which is subleased or assigned to another Person. No member of the Company Group owes any brokerage commission with respect to any Real Property. With respect to alterations or improvements made by a member of the Company Group that require restoration by it upon the expiration or the earlier termination of the applicable Leases in accordance with the terms of such Leases, the cost of the Company Group’s restoration obligations will not exceed $25,000 in the aggregate.

4.24 Tax Matters. Except as set forth on Schedule 4.24:

(a) (i) The Company Group has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes (whether or not shown on such material Tax Returns) that have become due; (ii) all such Tax Returns are true, correct, complete and accurate in all material respects; (iii) to the Knowledge of the Company, there is no Action pending, or proposed in writing, with respect to Taxes of the Company Group; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company Group for which a Lien may be imposed on any of the Company Group’s assets has been waived or extended, which waiver or extension is in effect; (v) the Company Group has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company Group; (vi) the Company has (A) properly collected all sales Taxes required to be collected in the time and manner required by applicable Law and remitted all such sales Taxes to the applicable Taxing authority in the time and in the manner required by applicable Law and (B) properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or similar transactions as to which it would otherwise have been obligated to collect or withhold Taxes; (vii) there is no outstanding request for a ruling from any Taxing Authority, request for consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority or agreement with any Taxing Authority with respect to the Company Group; (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company Group; (ix) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company Group has not paid any Tax or filed Tax Returns, asserting that the Company Group is or may be subject to Tax in such jurisdiction, the Company Group is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of the Company Group members by virtue of having a permanent establishment or other place of business in that country, and the members of the Company Group are and have always been tax residents solely in their respective countries of incorporation or formation; (x) the Company has provided or made available to Parent true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after for which the statute of limitations has not expired; (xi) the Company Group is not nor has it ever been

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a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than any customary commercial contract the principal purpose of which is not Taxes); (xii) the Company has not been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company); (xiii) the Company has no liability for the Taxes of any other Person (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (B) as a transferee or successor or by contract or (C) otherwise by operation of applicable Law; (xiv) to the Knowledge of the Company, no issue has been raised by a Taxing Authority in any prior Action relating to the Company Group with respect to any Tax for any period that, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Company Group for any other period; (xv) no member of the Company Group has requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed; (xvi) the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xvii) the Company has not disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign Law; and (xviii) the Company has not been a party to any “reportable transaction” or “listed transaction” as defined in Section 6707A(c) of the Code and Treasury Regulation Section 1.6011-4(b).

(b) No member of the Company Group will be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) the use of, or change in, a method of accounting with respect to any transaction that occurred on or before the Closing Date; (ii) any closing agreement described in Section 7121 of the Code (or similar provision of state, local or foreign Law); (iii) any installment sale or open sale transaction disposition made in a pre-Closing Tax period; (iv) any prepaid amount received in a pre-Closing Tax period; (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law); (vi) an election under Section 108(i) of the Code made on or before the Closing; (vii) an entity in the Company Group that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) having “subpart F income” (within the meaning of Section 952(a) of the Code) accrued on or before the Closing; (viii) “global intangible low-taxed income” of the Company or any of its Subsidiaries within the meaning of Section 951A of the Code (or any similar provision of state, local or non-U.S. Law) attributable to any taxable period (or portion thereof) on or before the Closing; or (ix) an election made pursuant to Section 965(h) of the Code.

(c) The unpaid Taxes of the Company Group (i) did not, as of the most recent fiscal month-end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

(d) The Company Group has been in compliance in all respects with all applicable transfer pricing laws and legal requirements.

(e) The Company is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f) No member of the Company Group has deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of the Company and shall not defer the withholding or remittance any Applicable Taxes related or attributable to Applicable Wages for any employees of the Company up to and through and including Closing Date, notwithstanding Internal Revenue Service Notice 2020-65 (or any comparable regime for state or local Tax purposes).

4.25 Environmental Laws. The Company Group is, and since March 31, 2019, has been in compliance in all material respects with all Environmental Laws, and there are no, and since March 31, 2019 there have not been, any Actions pending or, to the Knowledge of the Company, threatened, against the Company Group alleging any failure to so comply. No member of the Company Group has: (a) received any notice of any alleged claim, violation of or liability under any Environmental Law or any claim of potential liability with regard to any Hazardous Material; (b) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Material; arranged

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for the disposal, discharge, storage or release of any Hazardous Material; or exposed any employee or other individual or property to any Hazardous Material; or (c) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Material Activity. There are no Hazardous Materials in, on or under any properties currently or formerly owned, leased, or used at any time by the Company Group.

4.26 No Finders’ Fees. Except as set forth in Schedule 4.26, there is no investment banker, broker, finder, or other intermediary that has been retained by or is authorized to act on behalf of the Company or any other member the Company Group or any of its respective Affiliates who is entitled to any fee or commission from the Company, any other member of the Company Group, Merger Sub, Parent or any of their respective Affiliates in connection with the transactions contemplated by this Agreement or any of the Additional Agreements.

4.27 Directors and Officers. Schedule 4.27 sets forth a complete and correct list of all directors and officers of each member of the Company Group.

4.28 Anti-Money Laundering Laws.

(a) The Company Group currently is and, since March 31, 2019, has been, in compliance with applicable Laws in all applicable jurisdictions related to (i) anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by any Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries, (v) anti-boycott regulations, as administered by the U.S. Department of Commerce, and (vi) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries (collectively, “International Trade Control Laws”).

(b) Neither the Company Group nor, to the Knowledge of the Company, any Representative of the Company Group (acting on behalf of the Company Group), is or is acting under the direction of, on behalf of or for the benefit of a Person that is: (i) the subject of Sanctions Laws or identified on any sanctions or similar lists administered by an Authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, or any similar list enforced by any other relevant Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing (collectively, “Prohibited Party”); (ii) the target of any Sanctions Laws; (iii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria; or (iv) an officer or employee of any Authority or public international organization, or officer of a political party or candidate for political office. Neither the Company Group nor, to the Knowledge of the Company, any Representative of the Company Group (acting on behalf of the Company Group), (A) has participated in any transaction involving a Prohibited Party, or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws, (B) to the Knowledge of the Company, has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or (C) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

(c) The Company has not received written notice of, nor, to the Knowledge of the Company, any of its Representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense) and, to the Knowledge of the Company, there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

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4.29 Insurance. All liability, property, workers’ compensation, and other insurance policies currently in effect that are owned or held by any member of the Company Group are set forth on Schedule 4.29, and such policies are in full force and effect. All premiums due and payable on such policies as of the date of this Agreement have been paid, and no notice of cancellation or termination has been received by the applicable member of the Company Group with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation or termination. There is no claim by any member of the Company Group or, to the Company’s Knowledge, any other Person pending under any of such insurance policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such policies except as would not reasonably be expected to be material to the Company. There is no existing default or event that, with or without the passage of time or the giving of notice or both, would constitute noncompliance with, or a default under, any such policy or entitle any insurer to terminate or cancel any such policy. Such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement or the Additional Agreements. The insurance policies to which any member of the Company Group is a party are sufficient for compliance with all requirements of all Material Contracts to which it is a party or by which it is bound, and, in light of the nature of the Business and the Company Group’s assets and properties, are in amounts and have coverage as are carried by Persons engaged in similar business and having similar assets and properties. Since March 31, 2019, no member of the Company Group has been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The Company Group does not have any self-insurance arrangements. Except as set forth on Schedule 4.29, no fidelity bonds, letters of credit, performance bonds or bid bonds have been issued to or in respect of the Company Group.

4.30 Related Party Transactions. Except as set forth on Schedule 4.30, as contemplated by this Agreement, or as provided in the Company Financial Statements, no Affiliate of the Company Group, current or former director, manager, officer or employee of any Person in the Company Group or any immediate family member or Affiliate of any of the foregoing (a) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with any member of the Company Group, (b) owns any asset, property or right, tangible or intangible, that is used by any member of the Company Group, or (c) is a borrower or lender, as applicable, under any Indebtedness owed by or to any member of the Company Group since March 31, 2019, other than (i) Contracts with respect to or relating to employment or similar arrangements, including equity compensation awards, that are disclosed on Schedule 4.15(a)(x), and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 6.1(a) or entered into in accordance with Section 6.1(a).

Article V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, other than any risk factor disclosures or other similar cautionary or predictive statements therein, Parent and Merger Sub (each sometimes referred to individually as a “Parent Party” and collectively as the “Parent Parties”) hereby represent and warrant to the Company as follows:

5.1 Corporate Existence and Power. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Merger Sub is Parent’s only Subsidiary. Each Parent Party has all requisite power and authority, corporate and otherwise, to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as currently conducted. Each Parent Party is duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that recognize that concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect in respect of the Parent Parties. Merger Sub does not hold and has not held any material assets or incurred any material liabilities, and has not carried on any business activities other than in connection with the Merger.

5.2 Corporate Authorization. Each of the Parent Parties has all requisite corporate power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, in the case of the Merger, subject to receipt of the Parent Stockholder Approval. The execution and delivery by each of the Parent Parties of this Agreement and the Additional Agreements to which it is a party and the consummation by each of the Parent Parties

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of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Parent Party. No other corporate proceedings on the part of such Parent Party are necessary to authorize this Agreement or the Additional Agreements to which it is a party or to consummate the transactions contemplated by this Agreement (other than, in the case of the Merger, the receipt of the Parent Stockholder Approval) or the Additional Agreements. This Agreement and the Additional Agreements to which such Parent Party is a party have been duly executed and delivered by such Parent Party and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto (other than a Parent Party), this Agreement and the Additional Agreements to which such Parent Party is a party constitute a legal, valid and binding obligation of such Parent Party, enforceable against such Parent Party in accordance with their respective terms, subject to the Enforceability Exceptions. The approval of the Merger and this Agreement by the affirmative vote of holders of a majority of the then outstanding shares of Parent Common Stock present in person or by proxy and entitled to vote at the Parent Stockholder Meeting, assuming a quorum is present, is the only vote of the holders of any of Parent’s capital stock necessary to adopt this Agreement and approve the Merger (the “Parent Stockholder Approval”) and the consummation of the other transactions contemplated hereby. The affirmative vote or written consent of the sole stockholder of the Merger Sub is the only vote of the holders of any of Merger Sub’s capital stock necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby.

5.3 Governmental Authorization. Assuming the accuracy of the representations and warranties of the Company set forth in Section 4.3, none of the execution, delivery or performance of this Agreement or any Additional Agreement by a Parent Party or the consummation by a Parent Party of the transactions contemplated hereby and thereby requires any consent, approval, authorization, Order, license or other action by or in respect of, or registration, declaration or filing with any Authority except for (a) the filing of the Articles of Merger with the Secretary of State of the State of Nevada, (b) the filing with the SEC of (i) the Form S-4 and the declaration of the effectiveness thereof by the SEC and (ii) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Additional Agreements, or the transactions contemplated hereby or thereby, or (c) any consent, approval, license, Order or other action, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to Parent or Merger Sub.

5.4 Non-Contravention. The execution, delivery and performance by a Parent Party of this Agreement or the consummation by a Parent Party of the transactions contemplated hereby and thereby do not and will not (a) contravene or conflict with the organizational or constitutive documents of the Parent Parties, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon the Parent Parties, (c) (i) require consent, approval or waiver under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), (iii) violate, (iv) give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Parent Parties or to a loss of any material benefit to which any Parent Party is entitled, in the case of each of clauses (i) – (iv), under any provision of any material Contract to which a Parent Party is a party, or (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any Parent Party’s properties, rights or assets, in the cases of clauses (b) through (d), other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect in respect of the Parent Parties.

5.5 Finders’ Fees. Except for the Persons identified on Schedule 5.5, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent Parties or their Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

5.6 Issuance of Shares. The Closing Merger Consideration Shares and Contingent Merger Consideration Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

5.7 Capitalization.

(a) The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock of which 14,718,499 shares of Parent Common Stock are issued and outstanding, 11,843,500 Parent Rights are issued and outstanding, each entitling the holder to receive one-tenth of one share of Parent Common Stock, and 11,843,500 Parent Warrants (inclusive of Parent Warrants included in any outstanding Parent Units) exercisable for 11,843,500 shares of Parent Common Stock are issued and outstanding. No other shares of capital stock or other securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding shares of Parent

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Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the General Corporation Law of the State of Delaware (the “DGCL”), Parent’s organizational documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in Parent’s organizational documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital equity of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) Merger Sub is authorized to issue 1,000 shares of common stock, par value $0.001 per share (“Merger Sub Common Stock”), of which 1,000 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. Parent owns all of the issued and outstanding shares of Merger Sub Common Stock and no other shares of capital stock or other securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the NRS, Merger Sub’s organizational documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. There are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or any equity capital of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

5.8 Information Supplied. None of the information supplied or to be supplied by the Parent Parties expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, will, at the date of filing or mailing, at the time of the Parent Stockholder Meeting or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or included in the Parent SEC Documents, the Additional Parent SEC Documents, the SEC Statement or any Other Filing).

5.9 Trust Fund. As of the date of this Agreement, Parent has at least $115,000,000 in the trust fund established by Parent for the benefit of its public stockholders (the “Trust Fund”) in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company (the “Trustee”) located in the United States and such monies are invested in specified U.S. government treasury bills or in specified money market fund and held in trust by the Trustee pursuant to the trust agreement dated as of the date of the Prospectus, between Parent and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions, and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect or that would entitle any Person (other than stockholders of Parent holding shares of Parent Common Stock sold in the IPO who shall have elected to redeem their shares of Parent Common Stock pursuant to Parent’s amended and restated certificate of incorporation) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement and Parent’s amended and restated certificate of incorporation. Parent has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the Knowledge of Parent, no event has occurred which, with due notice or lapse of time or both, would reasonably be expected to constitute such a material default thereunder. There are no claims or proceedings pending with respect to the Trust Account.

5.10 Listing. The Parent Common Stock, Parent Units, Parent Warrants and Parent Rights, are listed on Nasdaq, with trading tickers “YOTAU,” “YOTA,” “YOTAW,” and “YOTAR”.

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5.11 Board Approval.

(a) By resolutions duly adopted (and not thereafter modified or rescinded) by Parent’s Board of Directors (including any required committee or subgroup of such board), the Board of Directors of Parent has unanimously (i) approved the execution, delivery and performance by Parent and Merger Sub of this Agreement, the Additional Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger, on the terms and subject to the conditions set forth herein and therein; determined that this Agreement, the Additional Agreements to which a Parent Party is a party, and the transactions contemplated hereby and thereby, upon the terms and subject to the conditions set forth herein, are advisable and in the best interests of Parent and Parent’s stockholders; (iii) directed that the Parent Proposals be submitted to Parent’s stockholders for consideration at the Parent Stockholder Meeting, (iv) determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Parent’s amended and restated certificate of incorporation and (v) recommended to Parent’s stockholders to adopt and approve each of the Parent Proposals (“Parent Board Recommendation”).

(b) By resolutions duly adopted (and not thereafter modified or rescinded) by Merger Sub’s Board of Directors (including any required committee or subgroup of such board), Merger Sub’s Board of Directors has, unanimously (i) approved the execution, delivery and performance by Merger Sub of this Agreement, the Additional Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger, on the terms and subject to the conditions set forth herein and therein, (ii) declared the advisability of the transactions contemplated by this Agreement, (iii) determined that the transactions contemplated hereby are in the best interests of its sole stockholder and (iv) recommended to Merger Sub’s sole stockholder to adopt this Agreement.

5.12 Parent SEC Documents and Financial Statements.

(a) Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement and prior to the Closing (the “Additional Parent SEC Documents”). Parent has made available to the Company true and complete copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two Business Days prior to the date of this Agreement: (i) Parent’s Quarterly Reports on Form 10-Q for each fiscal quarter of Parent beginning with the first quarter Parent was required to file such a form, (ii) its Form 8-Ks filed since its initial public offering, and (iii) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.12(a)) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i) through (iii) above, whether or not available through EDGAR, collectively, the “Parent SEC Documents”).

(b) Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder. Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the Company Group expressly for inclusion or incorporation by reference in the SEC Statement or Other Filing.

5.13 Certain Business Practices. Neither Parent nor any Representative of Parent has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials, employees or political parties or campaigns, (c) violated any provision of the Foreign Corrupt Practices Act or (d) made any other unlawful payment. Neither Parent nor any director, officer, agent or employee of Parent (nor any Person acting on behalf of any of the foregoing, but solely in

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his or her capacity as a director, officer, employee or agent of Parent) has, since the IPO, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Parent or assist Parent in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to (i) adversely affect the business of Parent and (ii) subject Parent to suit or penalty in any private or governmental Action.

5.14 Anti-Money Laundering Laws. The operations of Parent are and have at all times been conducted in compliance with the Money Laundering Laws, and no Action involving Parent with respect to the Money Laundering Laws is pending or, to the Knowledge of Parent, threatened.

5.15 Affiliate Transactions. Except as described in Parent SEC Documents, there are no transactions, agreements, arrangements or understandings between Parent or any of its subsidiaries, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of Parent or any of its subsidiaries, on the other hand.

5.16 Litigation. There is no (a) Action pending or, to the Knowledge of Parent, threatened against Parent or any of its subsidiaries or any of its or their respective officers or directors or that affects its or their assets or properties or which, as of the date hereof, in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any Additional Agreement, or (b) Order outstanding against Parent or any of its subsidiaries or that affects its or their assets or properties. Neither Parent nor any of its subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing obligations, restrictions or liabilities (of any nature) that are material to Parent and its subsidiaries.

5.17 Expenses, Indebtedness and Other Liabilities. Except as set forth in Parent SEC Documents, Parent does not have any Indebtedness or other liabilities other than liabilities for expense incurred in connection with the transactions contemplated by this Agreement.

5.18 Tax Matters.

(a) (i) Parent has duly and timely filed all material Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due (whether or not shown on such Tax Returns); (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) to the Knowledge of Parent, there is no Action, pending or proposed in writing, with respect to Taxes of Parent; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of Parent for which a Lien may be imposed on any of Parent’s assets has been waived or extended, which waiver or extension is in effect; (v) Parent has complied in all material respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by Parent; (vi) Parent has (A) properly collected all sales Taxes required to be collected in the time and manner required by applicable Law and remitted all such sales Taxes to the applicable Taxing authority in the time and in the manner required by applicable Law and (B) properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or similar transactions as to which it would otherwise have been obligated to collect or withhold Taxes; (vii) there is no outstanding request for a ruling from any Taxing Authority, request for consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority or agreement with any Taxing Authority with respect to Parent; (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of Parent; (ix) no claim has ever been made by a Taxing Authority in a jurisdiction where Parent has not paid any Tax or filed Tax Returns, asserting that Parent is or may be subject to Tax in such jurisdiction, Parent is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of Parent members by virtue of having a permanent establishment or other place of business in that country, and the members of Parent are and have always been tax residents solely in their respective countries of incorporation or formation; (x) Parent has provided to Company true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period since its formation; (xi) there is no outstanding power of attorney from Parent authorizing anyone to act on behalf of Parent in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of Parent; (xii) Parent is not, and has never been, a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than any customary commercial contract the principal purpose of which is not Taxes); (xiii) Parent has not been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent); (xiv) Parent has no liability for the

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Taxes of any other Person: (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (B) as a transferee or successor or by contract or (3) otherwise by operation of applicable Law; (xv) no issue has been raised by a Taxing Authority in any prior Action relating to the Parent with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Parent for any other period; (xvi) Parent has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed; (xvii) Parent is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xviii) the Parent has not disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign Law); and (xix) Parent has not been a party to any “reportable transaction” or “listed transaction” as defined in Section 6707A(c) of the Code and Treasury Regulation Section 1.6011-4(b).

(b) Parent will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) the use of, or change in, a method of accounting with respect to any transaction that occurred on or before the Closing Date (ii) any closing agreement described in Section 7121 of the Code (or similar provision of state, local or foreign Law); (iii) any installment sale or open sale transaction disposition made in a pre-Closing Tax period; (iv) any prepaid amount received in a pre-Closing Tax period; or (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law); (vi) an election under Section 108(i) of the Code made on or before the Closing; (vii) the Parent being treated as a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) having “subpart F income” (within the meaning of Section 952(a) of the Code) accrued on or before the Closing, (viii) “global intangible low-taxed income” of the Company or any of its Subsidiaries within the meaning of Section 951A of the Code (or any similar provision of state, local or non-U.S. Law) attributable to any taxable period (or portion thereof) on or before the Closing, or (ix) election made pursuant to Section 965(h) of the Code.

(c) The unpaid Taxes of Parent (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the financial statements of Parent and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Parent in filing its Tax Return.

(d) Parent has been in compliance in all respects with all applicable transfer pricing laws and legal requirements.

(e) Parent is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f) Parent has not deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of the Parent and shall not defer the withholding or remittance any Applicable Taxes related or attributable to Applicable Wages for any employees of the Parent up to and through and including Closing Date, notwithstanding Internal Revenue Service Notice 2020-65 (or any comparable regime for state or local Tax purposes).

Article VI
COVENANTS OF THE PARTIES PENDING CLOSING

6.1 Conduct of the Business. Each of the Company and Parent covenants and agrees that:

(a) Except as expressly contemplated by this Agreement or the Additional Agreements, as required by applicable Law, as set forth on Schedule 6.1(a), or as consented to in writing (which shall not be unreasonably conditioned, withheld or delayed) by Parent, with respect to any deviation by the Company, or the Company, with respect to any deviation by Parent or Merger Sub, from the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms (the “Interim Period”), each party shall (i) conduct its business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, (ii) duly and timely file all Tax Returns required to be filed (or obtain a

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permitted extension with respect thereto) with the applicable Taxing Authorities and pay any and all Taxes due and payable during such time period, (iii) duly observe and comply with all applicable Law and Orders, and (iv) use its commercially reasonable efforts to preserve intact in all material respects its business organization, assets, Permits (with respect to the Company only), properties, and material business relationships with employees, clients, suppliers, contract manufacturing organizations, contract research organizations and other third parties.

(b) Without limiting the generality of the foregoing, and except as expressly contemplated by this Agreement or the Additional Agreements, as required by applicable Law, or as set forth on Schedule 6.1(b), during the Interim Period, without the other party’s prior written consent (which shall not be unreasonably conditioned, withheld or delayed), neither the Company nor Parent shall, or permit its Subsidiaries to:

(i) amend, modify, or supplement its articles of incorporation or bylaws or other organizational or governing documents except as contemplated hereby, or engage in any reorganization, reclassification, liquidation, dissolution, or similar transaction;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way or relinquish any material right under, (A) in the case of the Company, any Material Contract, or (B) in the case of Parent, any material contract, agreement, lease, license, or other right or asset of Parent;

(iii) other than in the ordinary course of business, modify, amend, or enter into any contract, agreement, lease, license, or commitment, including for capital expenditures, that extends for a term of one year or more or obligates the payment by the Company or Parent, as applicable, of more than $200,000 (individually or in the aggregate);

(iv) make any capital expenditures in excess of $500,000 (individually or in the aggregate);

(v) sell, lease, license or otherwise dispose of any of its material assets, except pursuant to existing contracts or commitments disclosed herein or in the ordinary course of business;

(vi) solely in the case of the Company, sell, exclusively license, abandon, permit to lapse, assign, transfer, or otherwise dispose of any Company Owned IP;

(vii) solely in the case of the Company, permit any material Registered Owned IP to go abandoned or expire for failure to make an annuity or maintenance fee payment, or file any necessary paper or action to maintain such rights;

(viii) (A) pay, declare, or set aside any dividends, distributions or other amounts with respect to its capital stock or other equity securities, other than dividends or distributions declared, set aside, or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly-owned by the Company; (B) pay, declare or promise to pay any other amount to any stockholder or other equity holder in its capacity as such; or (C) amend any term, right or obligation with respect to any outstanding shares of its capital stock or other equity securities;

(ix) (A) make any loan, advance or capital contribution to, or guarantee for the benefit of, any Person; (B) incur any Indebtedness including drawings under the lines of credit, if any, other than (1) loans evidenced by promissory notes made to Parent as working capital advances as described in the Prospectus and (2) intercompany Indebtedness; or (C) repay or satisfy any Indebtedness, other than the repayment of Indebtedness in accordance with the terms thereof;

(x) suffer or incur any Lien, except for Permitted Liens, on its assets;

(xi) delay, accelerate or cancel, or waive any material right with respect to, any receivables or Indebtedness owed to it, or write off or make reserves against the same (other than, in the case of the Company, in the ordinary course of business);

(xii) merge or consolidate or enter a similar transaction with, or acquire all or substantially all of the assets or business of, any other Person, make any material investment in any Person, or be acquired by any other Person;

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(xiii) terminate or allow to lapse any insurance policy protecting any of the Company Group’s or Parent’s, as applicable, assets, unless simultaneously with such termination or lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the terminated or lapsed policy for substantially similar premiums or less is in full force and effect;

(xiv) adopt any severance, retention, or other employee benefit plan or fail to continue to make timely contributions to each such plan in accordance with the terms thereof;

(xv) institute, settle or agree to settle any Action before any Authority, in each case in excess of $250,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xvi) except as required by U.S. GAAP, make any material change in its accounting principles, methods or practices;

(xvii) change its principal place of business or jurisdiction of organization;

(xviii) issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities, other than (A) any redemption by Parent of shares of Parent Common Stock and Parent Units held by its public stockholders as contemplated by Section 6.5(f) and (B) any issuance of Company Common Stock in connection with the exercise of any option to purchase shares of Company Common Stock that are outstanding on the date hereof;

(xix) (A) make, change, or revoke any material Tax election; (B) change any method of accounting other than as required under U.S. GAAP or Public Company Accounting Oversight Board rules or requirements; (C) settle or compromise any material claim, notice, audit report or assessment in respect of Taxes; (D) enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement relating to any Taxes; or (E) surrender or forfeit any right to claim a Tax refund;

(xx) enter into any transaction with or distribute or advance any material assets or property to any of its Affiliates, other than the payment of salary and benefits in the ordinary course;

(xxi) solely in the case of the Company, other than (A) as required by a Plan or (B) in the ordinary course of business consistent with past practice (it being understood and agreed, for the avoidance of doubt, that in no event shall the exception in this clause (B) be deemed or construed as permitting any member of the Company Group to take any action that is not permitted by any other provision of this Section 6.1(b)), (1) increase or change the compensation or benefits of any employee or service provider, (2) accelerate the vesting or payment of any compensation or benefits of any employee or service provider, (3) enter into, amend or terminate any Plan (or any plan, program, agreement or arrangement that would be a Plan if in effect on the date hereof) or grant, amend or terminate any awards thereunder, (4) fund any payments or benefits that are payable or to be provided under any Plan, (5) make any loan to any present or former employee or other individual service provider, other than advancement of expenses in the ordinary course of business consistent with past practices, or (6) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or labor organization;

(xxii) authorize, recommend, propose, or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization, or similar transaction involving it or any Subsidiary; or

(xxiii) enter into any agreement or otherwise agree or commit to take, or cause to be taken, any of the actions set forth in this Section 6.1(b).

(c) Neither party shall (i) take or agree to take any action with the intent to cause any representation or warranty of such party to be inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date, or (ii) omit to take, or agree to omit to take, any action with the intent to cause any such representation or warranty to be inaccurate or misleading in any respect at any such time.

(d) Notwithstanding the foregoing, the Company and Parent and their respective Subsidiaries shall be permitted to take any and all actions required to comply in all material respects with the quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or another Law,

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directive, guidelines or recommendations by any governmental authority (including the Centers for Disease Control and Prevention and the World Health Organization) in each case in connection with, related to or in response to COVID-19, including the CARES Act or any changes thereto, or any future epidemics, pandemics, or similar health emergencies.

6.2 Exclusivity.

(a) Subject to Section 6.2(b), during the Interim Period, neither the Company, on the one hand, nor Parent, on the other hand, shall, and such Persons shall cause each of their respective Representatives not to, without the prior written consent of the other (which consent may be withheld in the sole and absolute discretion of the party asked to provide consent), directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any contract or agreement related to any Alternative Transaction. Immediately following the execution of this Agreement, the Company, on the one hand, and Parent, on the other hand, shall, and shall cause each of their Representatives, to terminate any existing discussion or negotiations with any Persons other than the Company or Parent, as applicable, concerning any Alternative Transaction. Each of the Company and Parent shall be responsible for any acts or omissions of any of its respective Representatives that, if they were the acts or omissions of the Company or Parent, as applicable, would be deemed a breach of such party’s obligations hereunder (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company or Parent, as applicable, may have against such Representatives with respect to any such acts or omissions). For purposes of this Agreement, the term “Alternative Transaction” means any of the following transactions involving the Company or Parent or their respective Subsidiaries (other than the transactions contemplated by this Agreement or the Additional Agreements): (A) any merger, consolidation, share exchange, business combination or other similar transaction; (B) any sale, lease, exchange, transfer or other disposition of all or a material portion of the assets of such Person or any capital stock or other Equity Interests of such party or its Subsidiaries in a single transaction or series of transactions; and (C) any purchase, lease, exchange, transfer or other acquisition of (1) all or a material portion of the assets of any Person by the Company or Parent or their respective Subsidiaries or (2) any capital stock or other Equity Interests of any Person by the Company or Parent or their respective Subsidiaries, in each case, in a single transaction or series of transactions.

(b) In the event that there is an unsolicited proposal for, or an indication of interest in entering into, an Alternative Transaction, communicated in writing to the Company or Parent or any of their respective Representatives (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one Business Day after receipt thereof) advise the other parties to this Agreement, orally and in writing, of such Alternative Proposal and the material terms and conditions thereof (including any changes thereto) and the identity of the Person making any such Alternative Proposal. The Company and Parent shall keep each other informed on a reasonably current basis of material developments with respect to any such Alternative Proposal. As used herein with respect to Parent, the term “Alternative Proposal” shall not include the receipt by Parent of any unsolicited communications (including the receipt of draft non-disclosure agreements) in the ordinary course of business inquiring as to Parent’s interest in a potential target for a business combination; provided, however, that Parent shall inform the Person initiating such communication of the existence of this Agreement and its obligations under this Section 6.2.

6.3 Access to Information. During the Interim Period, each of the Company and Parent shall, and shall direct their Subsidiaries to, upon reasonable advance written notice, provide, or cause to be provided, to the other and their authorized Representatives during normal business hours reasonable access to their offices, properties and Books and Records, in a manner so as to not interfere with their normal business operations. Notwithstanding the foregoing, neither Parent or Merger Sub, on the one hand, or any member of the Company Group, on the other hand, shall be required to provide to the other or any of its authorized Representatives any information (i) if and to the extent doing so would (A) violate any applicable Law, including any Data Protection Law, (B) result in the disclosure of any trade secrets of third parties in breach of any contract or other agreement with such third party, (C) violate any legally-binding obligation with respect to confidentiality, non-disclosure. or privacy, or (D) jeopardize protections afforded under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company or Parent shall, and shall cause their Subsidiaries to, use their commercially reasonable efforts to (1) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, contract, agreement, obligation or

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Law and (2) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any member of the Company Group, on the one hand, and any Parent Party or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that, in the case of clause (i) or (ii), the withholding party shall provide to the other prompt written notice of the withholding of access or information on any such basis.

6.4 Notices of Certain Events. During the Interim Period, each of Parent and the Company shall promptly notify the other of:

(a) any notice from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or Parent Parties, post-Closing) to any such Person or create any Lien on any of the Company Group’s or Parent’s assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or, to the Knowledge of Parent or the Company, as applicable, threatened, relating to or involving or otherwise affecting either party or any of their stockholders or their equity, assets, or business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d) the occurrence of any fact or circumstance that constitutes or results, or would reasonably be expected to constitute or result in, a Material Adverse Effect; and

(e) any inaccuracy of any representation or warranty of such party contained in this Agreement, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in Article IX not to be satisfied by the Closing; provided, however, that no such notification or failure to provide such notification pursuant to clause (d) or clause (e) of this Section 6.4 shall affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement, and a failure to comply with clause (d) or clause (e) of this Section 6.4 shall not, of itself, cause the condition stated in Section 9.2(a) or Section 9.3(a), as the case may be, to fail to be satisfied.

6.5 Cooperation with Form S-4/Proxy Statement; Other Filings.

(a) The Company shall promptly provide to Parent such information concerning the Company Group and the Company Securityholders as is either required by the federal securities Laws or reasonably requested by Parent for inclusion in the Offer Documents. Promptly after the receipt by Parent from the Company of all such information, Parent shall prepare and file with the SEC, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock sufficient to obtain Parent Stockholder Approval at a meeting of holders of Parent Common Stock to be called and held for such purpose (the “Parent Stockholder Meeting”). Such proxy materials shall be in the form of a joint proxy/information statement/prospectus (the “Proxy Statement”), which shall be included in a Registration Statement on Form S-4 (the “Form S-4”) filed by Parent with the SEC, pursuant to which the offer and issuance of the Parent Common Stock in the Merger shall be registered. Parent shall promptly respond to any SEC comments on the Form S-4. The Proxy Statement, the Form S-4 and the documents included or referred to therein, together with any supplements, amendments or exhibits thereto, are referred to herein as the “Offer Documents”.

(b) Parent: (i) shall permit the Company and its counsel to review and comment on the Proxy Statement and the Form S-4 and any exhibits, amendments or supplements thereto (or other related documents) at a reasonable time prior to the filing except to the extent not legally permissible; (ii) shall consider any such comments reasonably and in good faith; and (iii) shall not file the Proxy Statement and the Form S-4 or any exhibit, amendment or supplement thereto without giving reasonable and good faith consideration to the comments of the Company. As promptly as practicable after receipt thereof, Parent shall provide to the Company and its counsel notice and a copy of all correspondence (or, to the extent such correspondence is oral, a summary thereof), including any comments from the SEC or its staff, between Parent or any of its Representatives, on the one hand, and the SEC

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or its staff or other government officials, on the other hand, with respect to the Proxy Statement and the Form S-4 and, in each case, shall consult reasonably and in good faith with the Company and its counsel concerning any such correspondence. Parent shall not file any response letters to any comments from the SEC without consulting reasonably and in good faith with the Company except to the extent not practicable or legally permissible. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Proxy Statement or the Form S-4 or any amendment or supplement thereto has been filed with the SEC and the time when the Form S-4 declared effective or any stop order relating to the Form S-4 is issued.

(c) As soon as practicable following the date on which the Form S-4 is declared effective by the SEC (the “S-4 Effective Date”), Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the Parent Stockholder Meeting to be held on a date no later than 45 days after the S-4 Effective Date in accordance with its organizational documents and the laws of the State of Delaware and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other matters presented to the Parent Stockholders for approval or adoption at the Parent Stockholder Meeting.

(d) Parent and the Company shall comply with all applicable provisions of and rules under the Securities Act, the Exchange Act, and all applicable Laws of the State of Delaware and the State of Nevada, and Nasdaq rules, in the preparation, filing and distribution of the Form S-4 and the Proxy Statement (or any amendment or supplement thereto), as applicable, the solicitation of proxies pursuant to the Proxy Statement and the calling and holding of the Parent Stockholder Meeting. Without limiting the foregoing, Parent shall use its reasonable best efforts to ensure that the Form S-4, at the time it is initially filed with the SEC, at each time at which it is amended, and on the S-4 Effective Date, and the Proxy Statement, on the date it is first distributed to Parent Stockholders and on the date of the Parent Stockholder Meeting, (i) complies in all material respects with the applicable rules and regulations promulgated by the SEC and (ii) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided, that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company (or any other information) that is furnished by the Company expressly for inclusion in the Proxy Statement). The Company shall use its reasonable best efforts to ensure that the information relating to the Company that has been supplied by the Company for inclusion in the Proxy Statement or the Form S-4, as applicable, (i) complies in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) does not, with respect to the Form S-4, at the time it is initially filed with the SEC, at each time at which it is amended, or on the S-4 Effective Date and, with respect to the Proxy Statement, on the date that the Proxy Statement (or any amendment or supplement thereto) is first distributed to Parent Stockholders or on the date of the Parent Stockholder Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, a change in the information relating to the Company or any other information furnished by Parent, Merger Sub or the Company for inclusion in the Proxy Statement that would make the preceding sentence incorrect should be discovered by Parent, Merger Sub or the Company, as applicable, such party shall promptly notify the other parties of such change or discovery and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to Parent’s and the Company’s stockholders. In connection therewith, Parent, Merger Sub and the Company shall instruct their respective employees, counsel, financial advisors, auditors and other authorized Representatives to reasonably cooperate with Parent as relevant if required to achieve the foregoing.

(e) In accordance with Parent’s amended and restated certificate of incorporation and applicable securities laws, rules and regulations, including the DGCL and rules and regulations of Nasdaq, in the Proxy Statement, Parent shall seek from the holders of Parent Capital Stock the approval of the following proposals: (i) the Parent Stockholder Approval; (ii) adoption and approval of the second amended and restated certificate of incorporation of Parent in form and substance mutually agreeable to Parent and the Company, including the change of the name of Parent to “NaturalShrimp, Incorporated” or such other name as shall be designated by the Company by notice to Parent (the “Amended Parent Charter”); (iii) approval of the members of the Board of Directors of Parent immediately after the Closing; (iv) approval of the issuance of more than 20% of the issued and outstanding shares of Parent Common Stock to the Company Securityholders in connection with the Merger under applicable Nasdaq rules; (v) approval to adjourn the Parent Stockholder Meeting, if necessary; and (vi) approval to obtain

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any and all other approvals necessary to effect the consummation of the Merger as reasonably determined by the Company and Parent (the proposals set forth in the foregoing clauses (i), (ii), (iii), (iv), and (vi) collectively, the “Required Parent Proposals” and, together with the proposal set forth in the foregoing clause (v), the “Parent Proposals”.

(f) Parent, with the assistance of the Company, shall use its reasonable best efforts to promptly respond to any comments from the SEC or its staff with respect to the Form S-4 and have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC, and to keep the Form S-4 effective as long as is necessary to consummate the transactions contemplated hereby. As soon as practicable after the S-4 Effective Date, Parent shall cause the Proxy Statement, together will all other Offer Documents, to be disseminated to holders of Parent Common Stock. The Offer Documents shall provide the public stockholders of Parent with the opportunity to redeem all or a portion of their public shares of Parent Common Stock, all in accordance with and as required by Parent’s amended and restated certificate of incorporation, the Trust Agreement, applicable Law and any applicable rules and regulations of the SEC. Parent shall call and hold the Parent Stockholder Meeting as promptly as practicable after the S-4 Effective Date for the purpose of seeking the approval of each of the Parent Proposals, and Parent shall consult in good faith with the Company with respect to the date on which such meeting is to be held. Parent shall use reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Required Parent Proposals and the other Parent Proposal. Parent’s Board of Directors shall include the Parent Board Recommendation in the Proxy Statement and shall recommend that the Parent Stockholders vote in favor of the Parent Proposals and neither Parent’s Board of Directors, nor any committee thereof, shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to the Company, the Parent Board Recommendation. If on the date for which the Parent Stockholder Meeting is scheduled (including any postponed or adjourned date), Parent has not received proxies representing a sufficient number of shares to obtain the Parent Stockholder Approval, whether or not a quorum is present, Parent shall make one or more successive postponements or adjournments of the Parent Stockholder Meeting, each such postponement or adjournment to be no more than 10 Business Days, and shall continue to use its reasonable best efforts to solicit from its stockholders proxies in favor of the Required Parent Proposals and the other Parent Proposal; provided that, without the consent of the Company, Parent shall not postpone or adjourn the Parent Stockholder Meeting to a date later than the Closing Date.

(g) The Company acknowledges that a substantial portion of the Proxy Statement/Form S-4 shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide Parent with such information as shall be requested by Parent for inclusion in or attachment to the Proxy Statement/Form S-4, and shall use its reasonable best efforts to ensure that such information is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company understands that such information shall be included in the Proxy Statement/Form S-4 or responses to comments from the SEC or its staff in connection therewith.

(h) Notwithstanding anything else to the contrary in this Agreement or any Additional Agreements, each of Parent and the Company may make any public filing with respect to the Merger, this Agreement, or the Additional Agreements to the extent required by applicable Law, provided that (i) prior to making any filing that includes information regarding the Company Group, Parent shall provide a copy of the filing to the Company and permit the Company to make revisions to protect confidential or proprietary information of the Company Group, and (ii) prior to making any filing that includes information regarding the Parent Parties, the Company shall provide a copy of the filing to Parent and permit Parent to make revisions to protect confidential or proprietary information of the Parent Parties.

(i) Prior to the S-4 Effective Date, each of Parent and the Company shall use its commercially reasonable efforts to take all or any action required under any applicable federal or state securities Laws in connection with the issuance of the Parent Common Stock pursuant to this Agreement. Each of Parent and the Company also agrees to use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated hereby, and the Company shall furnish all information concerning the Company Group or the Company Securityholders as may be reasonably requested by Parent in connection with any such action.

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(j) In connection with the preparation and filing of the Form S-4 and any amendments thereto, the Company shall reasonably cooperate with Parent and shall make its directors, officers and appropriate senior employees reasonably available to Parent and its counsel in connection with the drafting of the Form S-4, including the Proxy Statement, and responding in a timely manner to comments from the SEC or its staff thereon.

6.6 Commercially Reasonable Efforts; Further Assurances; Governmental Consents.

(a) Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable, or as reasonably requested by the other parties, to consummate and make effective as promptly as is reasonably practicable the transactions contemplated by this Agreement, including using its reasonable best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals, authorizations, Orders, or other actions from all applicable Authorities prior to the Effective Time, (ii) avoid an Action by any Authority, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement.

(b) Subject to applicable Law, each of the Company and Parent agrees to (i) reasonably cooperate and consult with the other regarding obtaining and making all notifications and filings with Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices and other communications received by such party from, or given by such party to, any third party or any Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Authority with respect to any filings required to be made with, or action or nonactions, consents, approvals, authorizations, Orders, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, that, in each of clauses (iii) and (iv) above, that materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

(c) During the Interim Period, Parent, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any stockholder demands or other stockholder Action (including derivative claims) relating to this Agreement, any of the Additional Agreements or any matters relating thereto commenced against Parent, any of the Parent Parties or any of its or their respective Representatives in their capacity as a representative of a Parent Party or against any member of the Company Group, as applicable (collectively, the “Transaction Litigation”). Parent shall control the negotiation, defense and settlement of any such Transaction Litigation brought against Parent, the Merger Sub or members of the boards of directors of Parent or Merger Sub and the Company shall control the negotiation, defense and settlement of any such Transaction Litigation brought against any member of the Company Group or the members of their boards of directors; provided, however, that in no event shall the Company or Parent settle, compromise or come to any arrangement with respect to any Transaction Litigation, or agree to do the same, without the prior written consent of the other (not to be unreasonably withheld, conditioned or delayed); provided, that it shall be deemed to be reasonable for Parent (if the Company is controlling the Transaction Litigation) or the Company (if Parent is controlling the Transaction Litigation) to withhold, condition or delay its consent if any such settlement or compromise (i) does not provide for a legally binding, full, unconditional and irrevocable release of each Parent Party (if the Company is controlling the Transaction Litigation) or the Company and its Subsidiaries and related parties (if Parent is controlling the Transaction Litigation) and its respective Representative that is the subject of such Transaction Litigation, (ii) provides for any non-monetary, injunctive, equitable or similar relief against any Parent Party (if the Company is controlling the Transaction Litigation) or the Company and its Subsidiaries and related parties (if Parent is controlling the Transaction Litigation) or (iii) contains an admission of wrongdoing or Liability by a Parent Party (if the Company is controlling the Transaction Litigation) or the Company and its Subsidiaries and related parties (if the Parent is controlling the Transaction Litigation) and its respective Representative that is the subject of such Transaction Litigation. Parent and the Company shall each (A) keep the other reasonably informed

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regarding any Transaction Litigation (to the extent such action would not jeopardize an attorney-client privilege or the attorney work product doctrine), (B) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (C) consider in good faith the other’s advice with respect to any such Transaction Litigation, and (D) reasonably cooperate with each other including with respect to the defense, settlement, and compromise of any such Transaction Litigation.

6.7 Nasdaq Listing Requirements. From and after the date on which the Parent Stockholder Approval is obtained, and until the Closing, each of Parent and the Company agrees and covenants to take all actions necessary and/or appropriate to cause and ensure that the listing requirements set forth under Nasdaq Rule 5505(b)(2), with respect to Parent, are satisfied.

6.8 Directors’ and Officers’ Indemnification and Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of the Company or its Subsidiaries or the Parent Parties and Persons who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Company or its Subsidiaries or the Parent Parties, as provided in their respective organizational documents or in any indemnification agreements shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of six years after the Effective Time, Parent shall cause the organizational documents of Parent and the Surviving Corporation and their respective Subsidiaries to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses than are set forth as of the date of this Agreement in the organizational documents of, with respect to Parent, Parent, and with respect to the Surviving Corporation and its Subsidiaries, the Company and its Subsidiaries, as applicable, to the extent permitted by applicable Law.

(b) Prior to the Closing, Parent and the Company shall reasonably cooperate in order to obtain directors’ and officers’ liability insurance for Parent and the Company that shall be effective as of Closing and will cover (i) those Persons who were directors and officers of the Company prior to the Closing and (ii) those Persons who will be the directors and officers of Parent and its Subsidiaries (including the Surviving Corporation after the Effective Time) at and after the Closing on terms not less favorable than the better of (x) the terms of the current directors’ and officers’ liability insurance in place for the Company’s directors and officers and (y) the terms of a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on Nasdaq which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as the Company.

(c) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of the Company or Parent for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

(d) Prior to the Effective Time, the Company shall obtain and fully pay the premium for a six year prepaid “tail” policy for the extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ liability insurance policies, for claims reporting or discovery period of six years from and after the Effective Time, on terms and conditions providing coverage retentions, limits and other material terms (other than premiums payable) substantially equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Company with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby.

(e) Parent shall obtain and deliver to the Company resignations executed by each director of Parent in office immediately prior to the Effective Time, such resignations to be effective as of immediately prior to the Effective Time.

6.9 Confidentiality. Except as necessary to complete the SEC Statement, the other Offer Documents or any Other Filings, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall comply with the Confidentiality Agreement.

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6.10 Publicity. None of Parent and/or Merger Sub, on the one hand, and the Company, on the other hand, shall, nor authorize any of their respective Representatives to, issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, with respect to the Company, Parent and, with respect to Parent or Merger Sub, the Company, which consent shall not be unreasonably delayed or withheld; provided, however, that each party may make any such announcement or other communication (a) if such announcement or other communication is required by applicable Law or applicable stock exchange rules, in which case the disclosing party and its Representatives shall use reasonable best efforts to consult with the Company, if the disclosing party is a Parent Party, or Parent, if the disclosing party is the Company, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, (b) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release, or other communication previously approved in accordance with this Section 6.10, and (c) to Authorities in connection with any actions, nonactions, waivers, consents, approvals, authorizations, Orders, or other actions from such Authorities required to be made or obtained under this Agreement, the Additional Agreements, or in connection with the transactions contemplated hereby or thereby.

Article VII
COVENANTS OF THE COMPANY

7.1 No Trading in Parent Securities During the Interim Period. The Company shall not, and it shall direct its Representatives to not, directly or indirectly: (a) purchase or sell (including entering into any hedge transaction with respect to) any Parent Common Stock, Parent Unit, Parent Warrant or Parent Right, except in compliance with all applicable securities Laws, including Regulation M under the Exchange Act; or (b) use or disclose or permit any other Person to use or disclose any information that Parent or its Affiliates has made or makes available to the Company and its Representatives in violation of the Exchange Act, the Securities Act or any other applicable securities Law.

7.2 Company’s Stockholders Approval.

(a) As promptly as reasonably practicable after the S-4 Effective Date and in any event within five Business Days following the S-4 Effective Date (the “Company Stockholder Written Consent Deadline”), the Company shall obtain and deliver to Parent a true, complete and correct copy of a written consent (in form and substance reasonably satisfactory to Parent) evidencing the Company Stockholder Approval that is duly executed by the Company Stockholders that hold at least the requisite number and class of issued and outstanding shares of Company Capital Stock required to obtain the Company Stockholder Approval (the “Company Stockholder Written Consent”).

(b) The Company’s Board of Directors shall recommend that the Company Stockholders vote in favor of the approval of this Agreement and any other related matters that the Company submits to the Company Stockholders, and neither the Company’s Board of Directors, nor any committee thereof, shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to Parent, the recommendation of the Company’s Board of Directors.

7.3 Additional Financial Information. No later than November 14, 2022, the Company shall provide or make available to Parent the Company’s reviewed financial statements for the six-month period ended September 30, 2022, consisting of the unaudited consolidated balance sheet as of such date, the consolidated statement of operations for the three month- and six-month periods ended on such date, the consolidated statements of changes in shareholders’ deficit, and the consolidated statements of cash flows for the six-month period ended on such date (the “2022 Second Quarter Financial Statements”). Subsequent to the delivery of the 2022 Second Quarter Financial Statements, the Company’s reviewed consolidated interim financial information for each quarterly period thereafter shall be delivered or made available to Parent no later than 45 calendar days following the end of each quarterly period. All of the financial statements to be delivered pursuant to this Section 7.3, shall be prepared under U.S. GAAP in accordance with requirements of the Public Company Accounting Oversight Board for public companies. The Company will promptly provide additional Company financial information (including information required to prepare a Management Discussion and Analysis) reasonably requested by Parent for inclusion in the Proxy Statement and any other filings to be made by Parent with the SEC.

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7.4 Lock-Up Agreements. Prior to the Closing, the Company shall cause those persons set forth on Schedule 7.4(a) to enter into a Company Lock-Up Agreement with Parent to be effective as of the Closing, pursuant to which the Merger Consideration Shares shall be subject to a lock-up for a period of no less than six months in accordance with the terms and conditions more fully set forth in the Company Lock-Up Agreements. Prior to the Closing, Parent shall cause the Sponsor and the stockholders of Parent set forth on Schedule 7.4(b) to enter into a Sponsor Lock-Up Agreement with Parent to be effective as of the Closing, pursuant to which the Merger Consideration Shares shall be subject to a lock-up for a period of no less than six months in accordance with the terms and conditions more fully set forth in the Sponsor Lock-Up Agreement.

7.5 Convertible and Exercisable Company Securities. At or prior to the date that is 14 days from the date of this Agreement, the Company shall:

(a) enter into a written binding agreement with or obtain the written consent of each holder of Company Warrants providing that the Company Warrants owned by such holder (or such holder’s transferee) will be (i) canceled and treated in accordance with Section 3.2 or (ii) contingent on and effective at Closing, cancelled in exchange for a cash payment equal to the value thereof based on the Black Scholes formula calculation and an Exercise Price (as defined in such Company Warrant) equal to 80% of the average volume weighted average price of the Company Common Stock during the five trading day period immediately prior to the Closing Date, or for such other reasonable consideration, valuation, and/or exercise price as shall be approved by the Board of Directors of the Company (provided that any that no such terms shall alter the number of shares of Parent Common Stock constituting the Closing Merger Consideration Shares);

(b) enter into a written binding agreement with or obtain all necessary consents from each holder of the Series E Convertible Preferred Stock of the Company providing that the shares of Company Preferred stock owned by such holder (or such holder’s transferee) will be canceled and treated in accordance with Section 3.1(c)(ii);

(c) enter into a written binding agreement with or obtain all necessary consents from each holder of the Series F Convertible Preferred Stock of the Company providing that the shares of Company Preferred stock owned by such holder (or such holder’s transferee) will be canceled and treated in accordance with Section 3.1(c)(iii);

(d) enter into a written binding agreement with the holder of the Convertible Note to amend the Convertible Note to eliminate the conversion features thereof or obtain from the holder of the Convertible Note an irrevocable waiver of such holder’s ability to convert the Redemption Amount (as defined in the Convertible Note) into shares of Company Common Stock, which agreement may provide (i) for the payment to such holder of an amount equal to the lesser of (A) one-third of the amount retained in the Trust Account at the Effective Time or (B) $10,000,000, in order to repay a portion of the outstanding balance of the Convertible Note, (ii) that the remaining balance of the Convertible Note be repaid in equal monthly installments over a 12-month period beginning on a date after the Closing Date or the termination of this Agreement, and (iii) that in the event that the Closing Date occurs after December 31, 2022, the outstanding balance of all Indebtedness owed by the Company to the holder of the Convertible Note will be increased automatically by 2% and will automatically increase by 2% every 30 days thereafter until the Closing, or substantially similar terms as approved by the Board of Directors of the Company, with the effectiveness of such amendment or waiver contingent on and effective as of the Effective Time; and

(e) obtain the written agreement of the holder of all outstanding shares of Series A Convertible Preferred Stock of the Company agreeing not to convert such shares and consenting to the cancellation of such shares at or prior to the Closing.

7.6 Tax Filings. Prior to the Closing the Company shall file or cause to be filed all, to the extent required by applicable Law, outstanding state and federal Tax Returns and pay all Taxes for the Company and its Subsidiaries, including for those entities set forth on Schedule 4.24 for the taxable years 2019, 2020, and 2021.

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Article VIII
COVENANTS OF PARENT AND MERGER SUB

8.1 Trust Account. Parent covenants that it shall cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and Parent’s amended and restated certificate of incorporation, including for the payment of (a) all amounts payable to public holders of shares of Parent Common Stock, (b) deferred underwriting commissions and the expenses of Parent and the Company Group to the third parties to which they are owed, and (c) the remaining monies in the Trust Account to Parent or the Surviving Corporation after the Closing.

8.2 Obligations of Merger Sub. Merger Sub shall, and Parent shall take all action necessary to cause Merger Sub to, perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement upon the terms and subject to the conditions set forth in this Agreement. No later than one Business Day after the date hereof, Parent, as the sole stockholder of Merger Sub, shall take all necessary action to adopt this Agreement and approve the Merger and consummation of the other transactions contemplated hereby and shall promptly thereafter provide written evidence of such action to the Company.

8.3 Compliance with SPAC Agreements. Without the prior written consent of the Company, during the Interim Period, Parent shall (a) comply with the Trust Agreement, the Underwriting Agreement, dated as of April 19, 2022, by and between Parent and Chardan Capital Markets, LLC and (b) enforce the terms of (i) the letter agreement, dated as of April 19, 2022, by and among Parent, Chardan Capital Markets, LLC and each of the officers and directors of Parent named therein, and (ii) the Stock Escrow Agreement, dated as of April 19, 2022, by and among Parent, certain Parent stockholders and Continental Stock Transfer & Trust Company.

8.4 Parent Public Filings; Nasdaq.

(a) During the Interim Period, Parent will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws, and shall use its reasonable best efforts prior to the Closing to maintain the listing of the Parent Common Stock, the Parent Units, the Parent Warrants and the Parent Rights on Nasdaq.

(b) During the Interim Period, Parent shall use its reasonable best efforts to cause (i) Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved; (ii) all applicable initial and continuing listing requirements of Nasdaq to be satisfied; and (iii) the Parent Common Stock, including the Merger Consideration Shares, the Parent Warrants and the Parent Rights to be approved for listing on Nasdaq, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement and in any event prior to the Effective Time.

8.5 Amended Parent Charter. Prior to the Effective Time, subject to the Parent Stockholder Approval, Parent shall duly amend and restate its certificate of incorporation to be in the form of the Amended Parent Charter by filing the Amended Parent Charter with the Delaware Secretary of State.

8.6 Certain Tax Matters.

(a) Each of Parent and the Company shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Parent nor the Company shall take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Parent and the Company intend to report and, except to the extent otherwise required by a change in Law, shall report, for U.S. federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, unless otherwise required by applicable Law.

(b) If, in connection with the preparation and filing of the Form S-4, the SEC requests or requires a tax opinion be prepared and submitted, Parent and the Company shall deliver to Lucosky Brookman LLP customary Tax representation letters satisfactory to counsel, dated and executed as of such date as determined reasonably necessary by such counsel and, if required, Lucosky Brookman LLP shall furnish an opinion, subject to customary assumptions and limitations, to the effect that the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Notwithstanding anything to the contrary in this Agreement, Loeb & Loeb LLP shall not be required to provide any opinion to any party regarding the Merger.

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(c) Each of the parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another party, in connection with the filing of relevant Tax Returns, and any Tax proceeding, audit or examination. Such cooperation shall include the retention and (upon the other party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any Tax proceeding, audit or examination, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

8.7 Extensions of Time to Consummate a Business Combination.

(a) First Extension Period. If the Closing has not occurred by January 22, 2023, Parent shall, with the Company’s reasonable cooperation, take such actions as are reasonably necessary pursuant to the Trust Agreement and Parent’s amended and restated certificate of incorporation to extend the period of time for it to complete an initial business combination for an additional period of three months (i.e., to April 22, 2023) (the “First Extension Period”), including providing any required notices to the Trustee. Each of Parent and, so long as Parent takes such actions as are described in the immediately preceding sentence and provides written notice thereof to the Company not less than two Business Days prior to January 22, 2023, the Company, shall deposit, or cause to be deposited, into the Trust Account, not later than January 22, 2023, 50% of such funds as are required pursuant to the Trust Agreement and Parent’s amended and restated certificate of incorporation to extend the period of time for Parent to complete an initial business combination for an additional period of three months through the First Extension Period; provided however, that (i) the Company may issue shares of Company Common Stock for cash in an amount sufficient to pay such funds hereunder and any fees and expenses related to such offering of Company Common Stock (including the fees and expenses of any underwriter, sales agent, or placement agent) and (ii) neither the Company’s issuance of such shares of Company Common Stock, the payment of all fees and expenses in accordance therewith, nor the Company’s payment of such funds as are required to extend the period of time to complete the initial business combination through the First Extension Period, shall be or be deemed to be prohibited by or a breach of the Company’s obligations under Section 6.1(b)(xviii).

(b) Second Extension Period. If the Closing shall not be consummated on or prior to the expiration of the First Extension Period, Parent shall take such actions as are reasonably necessary pursuant to the Trust Agreement and Parent’s amended and restated certificate of incorporation to extend the period of time for it to complete an initial business combination for a second additional period of three months (i.e., to July 22, 2023) (the “Second Extension Period”), including providing any required notices to the Trustee. Each of Parent and, so long as Parent takes such actions as are described in the immediately preceding sentence and provides written notice thereof to the Company not less than two Business Days prior to the expiration of the First Extension Period, the Company, shall deposit, or cause to be deposited, into the Trust Account, not later than April 22, 2023, 50% of such funds as are required pursuant to the Trust Agreement and Parent’s amended and restated certificate of incorporation to extend the period of time for Parent to complete an initial business combination for an additional period of three months through the Second Extension Period; provided however, that (i) the Company may issue shares of Company Common Stock for cash in an amount sufficient to pay such funds hereunder and any fees and expenses related to such offering of Company Common Stock (including the fees and expenses of any underwriter, sales agent, or placement agent) and (ii) neither the Company’s issuance of such shares of Company Common Stock, the payment of all fees and expenses in accordance therewith, nor the Company’s payment of such funds as are required to extend the period of time to complete the initial business combination through the Second Extension Period shall be or be deemed to be prohibited by or a breach of the Company’s obligations under Section 6.1(b)(xviii).

(c) Extension Pursuant to Amendment to Parent’s Organizational Documents.

(i) In the event that the Closing has not occurred by the expiration of the Second Extension Period, Parent shall, with the Company’s reasonable cooperation, prepare and file with the SEC a mutually acceptable proxy statement (such proxy statement, together with any amendments or supplements thereto, the “Extension Proxy Statement”) with respect to a meeting of the stockholders of Parent called for the purpose of approving the amendment of the Parent organizational documents, on terms and conditions agreed by the parties, to extend the period of time that Parent is afforded under its organizational documents and the Prospectus to consummate an initial business combination for an additional three months, from July 22, 2023 to October 22, 2023 (or such earlier date as the parties may agree in writing) (such proposal, the “Extension Proposal” and such additional time period, the “Additional Extension Period”) and the associated costs, expenses, and any deposit into the Trust Account (the “Extension Expenses”) shall be borne

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50% by Parent and 50% by the Company (including the payment of any additional funds into the Trust Account as is necessary to ensure that a sufficient number of stockholder do not elect redemption to permit Parent to remain in compliance with applicable rules, regulations and Laws, which is not expected to be less than $0.125 per share). Parent shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on and approve in writing (which approval will not be unreasonably withheld, conditioned or delayed) the Extension Proxy Statement, and any amendment or supplement thereto, and any responses to comments from the SEC or its staff or the provision of additional information in connection therewith, prior to filing or delivery of the same with or to the SEC. The Parent Parties shall consider the comments of the Company in good faith. The Parent Parties, with the assistance and written approval of the Company, will promptly respond to any SEC comments on the Extension Proxy Statement and will use its commercially reasonable efforts to cause the Extension Proxy Statement to be cleared by the SEC as promptly as practicable after such filing. The Parent Parties will advise the Company promptly after: (A) the time when the Extension Proxy Statement has been filed; (B) in the event that the Extension Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (C) in the event that the preliminary Extension Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (D) the filing of any supplement or amendment to the Extension Proxy Statement; (E) any request by the SEC for an amendment of the Extension Proxy Statement; (F) any comments from the SEC or its staff relating to the Extension Proxy Statement and responses thereto (and shall provide the Company with a copy or, in the case of oral communications, summary of such comments); (G) requests by the SEC or it staff for additional information (and shall provide the Company with a copy or, in the case of oral communications, summary of such request); and (H) any other communication, whether written or oral, from the SEC or its staff (and shall provide the Company with a copy or, in the case of oral communications, summary of such communication).

(ii) Each party shall promptly correct any information provided by it for use in the Extension Proxy Statement if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws.

(iii) As promptly as practicable after the Extension Proxy Statement is cleared by the SEC, Parent shall distribute the Extension Proxy Statement to Parent’s stockholders and (A) having, prior to effectiveness of the Registration Statement, established the record date therefor, shall duly call and give notice of special meeting of its stockholders (the “Extension Stockholders’ Meeting”) in accordance with its organizational documents and the DGCL for a date no later than 45 days after such notice, subject to Parent’s right to adjourn the Extension Stockholders’ Meeting as provided in this Agreement, (B) subject to the other provisions of this Agreement, shall solicit proxies from Parent’s stockholders to vote in favor of the Extension Proposal, and shall duly convene and hold the Extension Stockholders’ Meeting, and (C) shall provide its stockholders with the opportunity to elect to convert their Parent Common Stock into a pro rata portion of the Trust Fund in connection with the extension as provided for in Parent’s organizational documents. Parent may only adjourn the Extension Stockholders’ Meeting (1) to solicit additional proxies for the purpose of obtaining approval of the Extension Proposal or to take steps to reduce the number of shares of Parent Common Stock issued in the IPO as to which the holders thereof elect to convert such shares into a pro rata portion of the Trust Fund in connection with the extension as provided for in Parent’s organizational documents, (2) if a quorum is not present at the Extension Stockholders’ Meeting, (3) to amend the Extension Proposal, subject to the Company’s consent, not to be unreasonably withheld, conditioned or delayed, or (4) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Parent has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of Parent prior to the Extension Stockholders’ Meeting; provided that the Extension Stockholders’ Meeting is reconvened as promptly as practical thereafter. Parent agrees that if the approval of the Extension Proposal shall not have been obtained at any such Extension Stockholders’ Meeting, then Parent shall continue until October 15, 2022 to take all such necessary actions and hold additional Extension Stockholders’ Meetings in order to obtain the approval of the Extension Proposal. If approval has not been obtained by October 15, 2022, Parent may cease seeking to have the Extension Proposal approved.

(iv) The Parent Parties shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Extension Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Extension Stockholders’ Meeting. Without limiting the foregoing, each of the Parent Parties and the Company shall use its reasonable best efforts to ensure that the Extension Proxy Statement does not, as of the date on which it is first distributed to Parent stockholders, and as of the date of the Extension Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under

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which they were made, not misleading (provided that no party shall be responsible for the accuracy or completeness of any information relating to another party or any other information furnished by another party for inclusion in the Extension Proxy Statement).

(v) Parent, acting through its Board of Directors, shall include in the Extension Proxy Statement the recommendation of its Board of Directors that Parent’s stockholders vote in favor of the Extension Proposal, and shall otherwise use its reasonable best efforts to obtain approval thereof. Neither Parent’s Board of Directors nor any committee or agent or representative thereof shall withdraw (or modify in a manner adverse to the Company), or propose to withdraw (or modify in a manner adverse to the Company), Parent’s Board of Directors’ recommendation that Parent stockholders vote in favor of the adoption of the Extension Proposal.

(vi) The Company may issue shares of Company Common Stock for cash in an amount sufficient to pay 50% of the Extension Expenses in accordance with Section 8.7(c)(i) and any fees and expenses related to such offering of Company Common Stock (including the fees and expenses of any underwriter, sales agent, or placement agent), and neither the Company’s issuance of such shares of Company Common Stock, the payment of all fees and expenses in accordance therewith, nor the Company’s payment of 50% of the Extension Expenses shall be or be deemed to be prohibited by or a breach of the Company’s obligations under Section 6.1(b)(xviii).

8.8 Section 16 Matters. Prior to the Closing Date, Parent shall take all such steps (to the extent permitted under applicable Law) as are reasonably necessary to cause any acquisition or disposition of the Merger Consideration Shares or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Merger or the other transactions contemplated hereby by each Person who is or will be or may become subject to Section 16 of the Exchange Act with respect to Parent, including by virtue of being deemed a director by deputization, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

8.9 Post-Closing Directors. Each of Parent and Merger Sub, as applicable, shall take all such action within its power as may be necessary or appropriate such that, effective at the Effective Time: (i) each of Parent’s Board of Directors and Merger Sub’s Board of Directors consist of seven directors; (ii) the members of Parent’s Board of Directors are the individuals determined in accordance with Section 2.8; and (iii) the members of the Surviving Corporation’s Parent’s Board of Directors are the individuals determined in accordance with Section 2.7(a).

8.10 Assumption or Guarantee of Certain Company Indebtedness. Parent will assume or guarantee in writing all Indebtedness owed by the Company to Streeterville Capital, LLC, as of the Effective Time and will deliver a written instrument to the Company and/or to Streeterville Capital, LLC, to that effect on or prior to the Closing.

Article IX
CONDITIONS TO CLOSING

9.1 Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (where permissible) by Parent and the Company of all the following conditions:

(a) No Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order which is then in effect that makes the transactions contemplated by this Agreement illegal or otherwise prohibits consummation of such transactions.

(b) There shall not be any Action commenced or asserted in writing (and not orally) by any Authority to enjoin or otherwise materially restrict the consummation of the Closing.

(c) The Company Stockholder Approval shall have been obtained.

(d) Each of the Required Parent Proposals shall have been approved at the Parent Stockholder Meeting or at any adjournment or postponement thereof.

(e) Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been conditionally approved and, immediately following the Effective Time, Parent shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and Parent shall not have received any notice of non-compliance therewith, and the Parent Common Stock shall have been approved for listing on Nasdaq.

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(f) The Form S-4 shall have been declared effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC that remains in effect and no proceeding seeking such a stop order shall have been initiated by the SEC and not withdrawn.

9.2 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the satisfaction, or the waiver in Parent’s sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed or complied with, in all material respects, all of its covenants, agreements and obligations hereunder required to be performed or complied with (without giving effect to any “in all material respects” qualifiers contained therein) by the Company at or prior to the Closing Date.

(b) The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date).

(c) Since the date of this Agreement, there shall not have occurred and be continuing any Effect in respect of the Company Group that individually, or together with any other Effect, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

(d) Parent shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of the Company, in such Person’s capacity as an officer of the Company and not in such Person’s individual capacity, certifying the accuracy of the provisions of the foregoing clauses (a), (b), and (c) of this Section 9.2.

(e) Parent shall have received a certificate, dated as of the Closing Date, signed by the Secretary of the Company attaching true, correct and complete copies of: (i) the Company Articles of Incorporation, certified as of a recent date by the Secretary of State of the State of Nevada; (ii) the Company’s Bylaws; (iii) copies of resolutions duly adopted by the Board of Directors of the Company approving this Agreement, the Additional Agreements to which the Company is a party and the transactions contemplated hereby and thereby and the Company Stockholder Written Consent; and (iv) a certificate of good standing of the Company, certified as of a recent date by the Secretary of State of the State of Nevada.

(f) Each of the Company and the Company Securityholders, as applicable, shall have duly executed and delivered to Parent a copy of each Additional Agreement to which the Company or such Company Securityholder, as applicable, is a party.

(g) The Company shall have delivered to Parent a duly executed certificate conforming to the requirements of Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i) of the United States Treasury regulations, and a notice to be delivered to the United States Internal Revenue Service as required under Section 1.897-2(h)(2) of the United States Treasury regulations, each dated no more than 30 days prior to the Closing Date and in form and substance reasonable acceptable to Parent.

(h) Not more than 5% of the issued and outstanding shares of Company Capital Stock shall constitute Dissenting Shares.

(i) The Company shall have obtained each Company Consent set forth on Schedule 4.8.

(j) The Company shall have delivered to Parent the financial statements required to be included in the Parent SEC Documents.

(k) Each Company Securityholder set forth on Schedule 7.4(a) shall have entered into a Company Lock-Up Agreement with respect to such Company Securityholder’s Merger Consideration Shares.

(l) The Company shall have entered into agreements or obtained the written consent of the holders of Company Warrants and shares of Company Preferred Stock outstanding immediately prior to the Effective Time, or the holders of all such Company Warrants and shares of Company Preferred Stock shall be obligated to comply with the terms of such an agreement or consent, in accordance with Section 7.5(a), Section 7.5(b), or Section 7.5(c), as applicable.

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(m) The Convertible Note shall have been amended to eliminate its conversion provisions or the holder thereof shall have irrevocably waived its ability to convert the Redemption Amount (as defined in the Convertible Note) into shares of Company Common Stock, with the effectiveness of such amendment or waiver contingent on and effective as of the Effective Time.

(n) Any regulatory approvals of the Merger required by FINRA shall have been obtained.

9.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction, or the waiver in the Company’s sole and absolute discretion, of all of the following further conditions:

(a) Parent and Merger Sub shall each have duly performed or complied with, in all material respects, all of its respective covenants, agreements and obligations hereunder required to be performed or complied with (without giving effect to any “in all material respects” qualifiers contained therein) by Parent or Merger Sub, as applicable, at or prior to the Closing Date.

(b) The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date).

(c) Since the date of this Agreement, there shall not have occurred and be continuing any Effect in respect of Parent or Merger Sub that individually, or together with any other Effect, has had or would reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub.

(d) The Company shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of Parent in such Person’s capacity as an officer of the Company and not in such Person’s individual capacity, certifying the accuracy of the provisions of the foregoing clauses (a), (b), and (c) of this Section 9.3.

(e) The Amended Parent Charter shall have been filed with the Delaware Secretary of State and become effective.

(f) The Company shall have received a certificate, dated as of the Closing Date, signed by the Secretary of Parent attaching true, correct and complete copies of: (i) the amended and restated certificate of incorporation of Parent, certified as of a recent date by the Secretary of State of the State of Delaware; (ii) bylaws of Parent; (iii) copies of resolutions duly adopted by the Board of Directors of Parent authorizing this Agreement, the Additional Agreements to which Parent is a party and the transactions contemplated hereby and thereby and the Parent Proposals; and (iv) a certificate of good standing of Parent, certified as of a recent date by the Secretary of State of the State of Delaware.

(g) The Company shall have received a certificate, dated as of the Closing Date, signed by the Secretary of Merger Sub attaching true, correct and complete copies of (i) copies of resolutions duly adopted by the Board of Directors and sole stockholder of Merger Sub authorizing this Agreement, the Additional Agreements to which Merger Sub is a party and the transactions contemplated hereby and thereby and (ii) a certificate of good standing of Merger Sub, certified as of a recent date by the Secretary of State of the State of Nevada.

(h) Each of Parent, Sponsor or other stockholder of Parent, as applicable, shall have executed and delivered to the Company a copy of each Additional Agreement to which Parent, Sponsor or such other stockholder of Parent, as applicable, is a party.

(i) Parent shall have delivered to the Company true and complete copies of the resignations from Parent’s Board of Directors of all directors of Parent’s Board of Directors, effective as of immediately prior to the Effective Time.

(j) The size and composition of the post-Effective Time Parent Board of Directors shall have been established as set forth in Section 2.8.

(k) The size and composition of the post-Effective Time Board of Directors of the Surviving Corporation shall have been established as set forth in Section 2.7.

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Article X
TERMINATION

10.1 Termination Without Default.

(a) In the event that the Closing has not occurred by July 22, 2023 or, if an Additional Extension Period has been approved pursuant to Section 8.7(c), then the expiration of the Additional Extension Period (such date, the “Outside Closing Date”), then each of Parent and the Company shall have the right, at its sole option and by written notice to the other, to terminate this Agreement without liability to the other; provided, however, that (i) the right to terminate this Agreement pursuant to this Section 10.1(a) shall not be available to Parent if Parent’s or Merger Sub’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Outside Closing Date, and (ii) the right to terminate this Agreement pursuant to this Section 10.1(a) shall not be available to the Company if the Company’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Outside Closing Date.

(b) In the event an Authority shall have issued an Order or enacted, issued, promulgated, enforced, or entered a Law or Order then in effect and that has the effect of making the transactions contemplated by this Agreement illegal or otherwise permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, which Order or Law is final and non-appealable, Parent or the Company shall have the right, at its sole option and by written notice to the other, to terminate this Agreement at any time prior to Closing without liability to the other; provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to the Company or Parent if the failure by such party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Authority.

(c) This Agreement may be terminated at any time prior to Closing by mutual written consent of the parties.

10.2 Termination Upon Default.

(a) Parent may terminate this Agreement at any time prior to Closing by giving notice to the Company if: (i)(A) the Company shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered or would reasonably be expected to render the satisfaction of any of the conditions set forth in Section 9.2(a), Section 9.2(b), Section 9.2(c), Section 9.2(l), or Section 9.2(m) impossible and (B) such breach cannot be cured or, if such breach is capable of being cured, such breach is not cured by the earlier of (1) 30 days following receipt by the Company of a written notice from Parent describing in reasonable detail the nature of such breach or (2) the Outside Termination Date; (ii) at any time after the Company Stockholder Written Consent Deadline if the Company has not received the Company Stockholder Approval (provided, that upon the Company receiving the Company Stockholder Approval, Parent shall no longer have any right to terminate this Agreement under this clause (ii)); or (iii) the Company has failed to comply with its covenants under Section 7.5 in the time period required by such provision; provided, however that no Parent Party is then in breach of this Agreement so as to prevent the conditions to Closing set forth in Section 9.3(a), Section 9.3(b) or Section 9.3(c) from being satisfied.

(b) The Company may terminate this Agreement at any time prior to Closing by giving notice to Parent, if: Parent or Merger sub shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, which has rendered or would reasonably be expected to render the satisfaction of any of the conditions set forth in Section 9.3(a), Section 9.3(b) or Section 9.3(c) impossible, and such breach cannot be cured or is not cured by the earlier of (i) 30 days following receipt by Parent of a written notice from the Company describing in reasonable detail the nature of such breach or (ii) the Outside Termination Date; provided, however that Company is not then in breach of this Agreement so as to prevent the conditions to Closing set forth in Section 9.2(a), Section 9.2(b), Section 9.2(c), Section 9.2(l), or Section 9.2(l) from being satisfied.

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10.3 Effect of Termination.

(a) Subject to Section 10.4, if this Agreement is terminated pursuant to this Article X, this Agreement shall become void and of no further force or effect without liability of any party (or any shareholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to the other parties hereto; provided that, if such termination shall result from the willful breach by a party or its Affiliate of its covenants and agreements hereunder or fraud in connection with the transactions contemplated by this Agreement, such party shall not be relieved of liability to the other parties for any such willful breach or fraud. The provisions of Section 6.9, this Section 10.3, Article XI, and Article I (to the extent related to the foregoing) and the Confidentiality Agreement, shall survive any termination hereof pursuant to this Article X.

10.4 Termination Fee

(a) In consideration for the considerable time, effort and expense to be undertaken by the Company and Parent in connection with the transactions contemplated by this Agreement, if Parent validly terminates this Agreement pursuant to Section 10.2(a), or the Company validly terminates this Agreement pursuant to Section 10.2(b), then within two Business Days of such termination, the Company shall pay to Parent, or Parent shall pay to the Company, as applicable, by wire transfer of immediately available funds to one or more accounts designated in writing by such party the sum of $3,000,000 (the “Breakup Fee”). Each of the parties acknowledges and agrees that the Breakup Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which the Breakup Fee is due and payable. Following payment of the Breakup Fee in accordance with this Section 10.4, no party (or their Affiliates and their respective directors, officers, employees, stockholders, and Representatives) shall have further liability with respect to this Agreement or the transactions contemplated hereby, other than in respect of fraud or willful and material breach of this Agreement. If the Company or Parent, as applicable, fails to timely pay the Breakup Fee when due, then such party shall pay the interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment is actually received.

(b) The parties agree that the foregoing provision is fair and reasonable in light of the anticipated or actual harm caused by a breach, the difficulties of proof of loss and the inconvenience or non-feasibility of otherwise obtaining an adequate remedy. The parties further acknowledge that the agreements contained in this Section 10.4 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement.

Article XI
MISCELLANEOUS

11.1 Notices. Any notice, request, claim, demand and other communication hereunder shall be given in writing, addressed as specified below, and shall be deemed given: (a) if by hand or nationally recognized overnight courier service, (i) if delivered by 5:00 PM Eastern Time on a Business Day, on the date of delivery, and (ii) if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery; (b) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt; or (c) three Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (or, following the Closing, the Surviving Corporation or Parent), to:

NaturalShrimp, Incorporated
5501 LBJ Freeway

Suite 450

Dallas, TX 75240

Attn: Gerald Easterling, CEO

E-mail: geasterling@naturalshrimp.com

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with a copy (which shall not constitute notice) to:

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, New Jersey 08830
Attn: Joseph M. Lucosky, Esq.

E-mail: jlucosky@lucbro.com

if to Parent or Merger Sub (prior to the Closing):

Yotta Acquisition Corporation
1185 Avenue of the Americas

Suite 301

New York, NY 10036
Attn: Hui Chen
E-mail: hui.chen@alum.cardozo.yu.edu

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Giovanni Caruso, Esq.
E-mail: gcaruso@loeb.com

11.2 Amendments; Waivers; Extensions; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Any party to this Agreement may, at any time prior to the Closing, by action taken by its Board of Directors or other officers or Persons thereunto duly authorized, extend the time for the performance of the obligations or acts of another party hereto, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

(c) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(e) Notwithstanding anything to the contrary contained herein, no party shall seek, nor shall any party be liable for, punitive or exemplary damages under any tort, contract, equity or other legal theory with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

11.3 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

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11.4 Non-Survival. Other than as otherwise provided in the last sentence of this Section 11.4, each of the representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time), of the parties set forth in this Agreement, shall terminate at the Effective Time, such that no claim for breach of any such representation, warranty, agreement, or covenant, detrimental reliance or other right or remedy (whether in contract, in tort, at law, in equity or otherwise) may be brought with respect thereto after the Effective Time against any party, except in the case of and without in any way limiting any remedies available with regard to fraud. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time, including but not limited to Section 3.7, Section 6.9, and this Section 11.4, shall so survive the Effective Time in accordance with its terms.

11.5 Expenses. Except as otherwise expressly set forth herein, all costs and expenses incurred in connection with this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if the Closing does not take place, each party shall be solely responsible for its own fees and expenses; and (b) if the Closing occurs, then Parent and the Surviving Corporation shall be jointly and severally responsible for and shall pay, or cause to be paid, all of the unpaid fees and expenses incurred by the parties at the Closing.

11.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void.

11.7 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

11.8 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one and the same agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

11.9 Entire Agreement. This Agreement, together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or in any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. Notwithstanding the foregoing, the Confidentiality Agreement is not superseded by this Agreement or merged herein and shall continue in accordance with its terms, including in the event of any termination of this Agreement.

11.10 Severability. A determination by a court or other legal authority that any provision of this Agreement is legally invalid, illegal or unenforceable shall not affect the validity or enforceability of any other term or provision hereof. The parties shall cooperate in good faith to modify (or cause such court or other legal authority to modify) this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11.11 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

11.12 Third Party Beneficiaries. Except as provided in Section 6.8 and Section 11.18, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

11.13 Trust Account Waiver. Reference is made to the Prospectus. The Company acknowledges that it has read the Prospectus and understands that Parent has established the Trust Account containing the proceeds of the IPO for the benefit of the public shareholders of Parent and the underwriters of the IPO pursuant to the Trust Agreement and

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that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, the Company, for itself and on behalf of the Company Securityholders, hereby agrees that it does not now and shall not at any time hereafter prior to the Closing have any right, title, interest or claim of any kind in or to any monies in the Trust Account as a result of, or arising out of, any negotiations, contracts or agreements with Parent and hereby agrees that it will not seek recourse against the Trust Account for any reason.

11.14 No Other Representations; No Reliance.

(a) NONE OF THE COMPANY, ANY COMPANY SECURITYHOLDER NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR THE BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN Article IV, IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT. Without limiting the generality of the foregoing, neither the Company, any Company Securityholder nor any of their respective Representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the Company made available to Parent and its Representatives, including due diligence materials, or in any presentation of the business of the Company by management of the Company or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in Article IV as modified by the Schedules to this Agreement. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by the Company, any Company Securityholder or their respective Representatives are not and shall not be deemed to be or to include representations or warranties of the Company or any Company Securityholder, and are not and shall not be deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement, the Additional Agreement and the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in Article IV, in each case, as modified by the Schedules to this Agreement. Except for the specific representations and warranties expressly made by the Company in Article IV, in each case as modified by the Schedules: (a) Parent acknowledges and agrees that: (i) neither the Company, the Company Securityholders nor any of their respective Representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of the Company, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of the Company, the nature or extent of any liabilities of the Company, the effectiveness or the success of any operations of the Company or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding the Company furnished to Parent, Merger Sub or their respective Representatives or made available to any Parent Party and their Representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no representative of any Company Securityholder or the Company has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in Article IV and subject to the limited remedies herein provided; (b) each of Parent and Merger Sub specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Company Securityholders and the Company have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of the Company, the Company Securityholders nor any other Person shall have any liability to Parent, Merger Sub or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of the Company or the future business, operations or affairs of the Company. Except as expressly provided in the foregoing provisions of this Section 11.14(a), nothing in this Section 11.14(a) is intended, nor shall it be deemed or construed, to limit or excuse the liability of any Person for intentional fraud or willful misconduct.

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(b) NONE OF PARENT, MERGER SUB NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO PARENT, MERGER SUB, THEIR RESPECTIVE BUSINESSES OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN Article V, IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT AND THE PARENT SEC DOCUMENTS. Without limiting the generality of the foregoing, none of Parent, the Merger Sub nor any of their respective Representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to Parent and the Merger Sub made available to the Company and the Company Securityholders and their Representatives, including due diligence materials, or in any presentation of the business of Parent by management of Parent or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by the Company and the Company Securityholders in executing, delivering and performing this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in Article V as modified by the Schedules to this Agreement and the Parent SEC Documents. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by Parent, the Merger Sub or their respective Representatives are not and shall not be deemed to be or to include representations or warranties of Parent and Merger Sub, and are not and shall not be deemed to be relied upon by the Company or Company Securityholders in executing, delivering and performing this Agreement, the Additional Agreement and the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in Article V, in each case, as modified by the Schedules to this Agreement and the Parent SEC Documents. Except for the specific representations and warranties expressly made by Parent and Merger Sub in Article V, in each case as modified by the Schedules to this Agreement and Parent SEC Documents: (a) the Company acknowledges and agrees that: (i) none of Parent, Merger Sub nor any of their respective Representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of Parent, Merger Sub, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of Parent or Merger Sub, the nature or extent of any liabilities of Parent or Merger Sub, the effectiveness or the success of any operations of Parent or Merger Sub or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding Parent or Merger Sub furnished to the Company, the Company Securityholders or their respective Representatives or made available to the Company, the Company Securityholders and their Representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no Representative of Parent or Merger Sub has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in Article V and subject to the limited remedies herein provided; (b) the Company specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Parent and the Merger Sub have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of Parent, Merger Sub nor any other Person shall have any liability to the Company, the Company Securityholders or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of Parent or the future business, operations or affairs of Parent. Except as expressly provided in the foregoing provisions of this Section 11.14(b), nothing in this Section 11.14(b) is intended, nor shall it be deemed or construed, to limit or excuse the liability of any Person for intentional fraud or willful misconduct.

11.15 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (A) ARISING UNDER THIS AGREEMENT OR UNDER ANY ADDITIONAL AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF THE PARTIES HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY

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COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

11.16 Submission to Jurisdiction. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines or does not otherwise have jurisdiction, a state or federal court sitting in the State of Delaware) (or any appellate courts thereof), for the purposes of any Action (a) arising under this Agreement or under any Additional Agreement or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action (i) arising under this Agreement or under any Additional Agreement, or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 11.16 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Action commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (1) the Action in any such court is brought in an inconvenient forum, (2) the venue of such Action is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 11.1 shall be effective service of process for any such Action.

11.17 Remedies. Except as otherwise expressly provided herein (including in Section 10.4), any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

11.18 Non-Recourse. Subject to Section 10.4, this Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or Representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 11.18) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

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11.19 Privileged Communications. Loeb & Loeb LLP and Parent’s in-house legal department (collectively, “Parent Counsel”) have acted as counsel for Parent and the Sponsor for various matters prior to the Closing, including in connection with this Agreement and the Additional Agreements, the negotiation and documentation of this Agreement and the Additional Agreements, and the consummation of the transactions contemplated by this Agreement and the Additional Agreements (collectively, the “Pre-Closing Engagements”). Each of the Company and the Company Securityholders agree, on behalf of itself and/or themselves, as the case may be, and, after the Closing, on behalf of the Surviving Corporation, that (a) all communications in any form or format whatsoever between or among Parent Counsel, on the one hand, and the Sponsor, Parent, or any of their respective Representatives, on the other hand, that relate in any way to the Pre-Closing Engagements (collectively, the “Parent Privileged Communications”) will be deemed to be attorney-client privileged, (b) immediately prior to the Closing, without the need for any further action on the part of any Person, all right, title, and interest of Parent in and to any and all Parent Privileged Communications shall transfer to and be vested solely in the Sponsor, (c) from and after the Closing, the Parent Privileged Communications and the expectation of client confidence relating thereto shall belong solely to the Sponsor and shall not pass to or be claimed by Parent or the Surviving Corporation, and (d) Parent Counsel shall have no duty whatsoever to reveal or disclose any such Parent Privileged Communications, or any of its files relating to the Pre-Closing Engagements, to the Company, the Company Securityholders, the Surviving Corporation, or any of their respective Representatives by reason of any attorney-client relationship between Parent Counsel and Parent and/or the Sponsor or otherwise. Company and its Affiliates (including, after the Closing, the Surviving Corporation) and/or the Company Securityholders will not have access to any such Parent Privileged Communications, or to the files of Parent Counsel relating to the Pre-Closing Engagements. Notwithstanding anything set forth in the foregoing provisions of this Section 11.19 to the contrary, if after the Closing a dispute arises between Company or any of its Affiliates, including the Surviving Corporation and the Company Securityholders, on the one hand, and a third party, other than the Sponsor or any of its respective Affiliates, on the other hand, the Surviving Corporation may assert the attorney-client privilege to prevent disclosure of Parent Privileged Communications to such third party; provided that none of the Company, the Company Securityholders, Parent nor the Surviving Corporation may waive such privilege without the prior written consent of the Sponsor.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:

YOTTA ACQUISITION CORPORATION

By:
Name:
Title:

Merger Sub:

YOTTA MERGER SUB, INC.

By:
Name:
Title:

Company:

NATURALSHRIMP, INCORPORATED

By:
Name:
Title:

Annex A-67

Schedule 1

Persons to Execute Company Support Agreement

Gerald Easterling

William Delgado

Thomas Untermeyer

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EXECUTION VERSION

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT, dated as of October 20, 2022 (this “Sponsor Support Agreement”), is entered into by and among Yotta Acquisition Corporation, a Delaware corporation (“Parent”), Yotta Investments LLC, a Delaware limited liability company (the “Sponsor”), and NaturalShrimp Incorporated, a Nevada corporation (the “Company”). Capitalized terms used but not defined in this Sponsor Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent, Yotta Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are parties to that certain Merger Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Merger Agreement”), which provides, among other things, that, in accordance with the Merger Agreement and Chapter 92A of the Nevada Revised Statutes (the “NRS”), Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent;

WHEREAS, as a result of the Merger, among other matters, all of the issued and outstanding capital stock of the Company as of immediately prior to the Effective Time shall be converted into the right to receive the Closing Merger Consideration Shares and, if applicable, the Contingent Merger Consideration Shares as set forth in the Merger Agreement, and subject to the Merger Agreement;

WHEREAS, as of the date hereof, the Sponsor owns 2,858,333 shares of Parent’s common stock, par value $0.0001 per share (“Parent Common Stock”) (all such shares, or any successor or additional shares of Parent of which ownership of record or the power to vote is hereafter acquired by the Sponsor prior to the termination of this Sponsor Support Agreement being referred to herein as the “Sponsor Shares”);

WHEREAS, the Board of Directors of each of Parent and Merger Sub has (a) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement and the Additional Agreements to which it is or will be a party, including the Merger (collectively, the “Transactions”), and the performance of their respective obligations thereunder, on the terms and subject to the conditions set forth therein, (b) determined that the Merger Agreement and the Transactions are advisable and in the best interests of it and its stockholders, and (c) resolved to recommend that its stockholders approve the Merger and the Transactions and adopt the Merger Agreement, the Additional Agreements to which it is or will be a party, and the performance of its obligations thereunder; and

WHEREAS, in order to induce the Company to enter into the Merger Agreement, the Sponsor is executing and delivering this Sponsor Support Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. The Sponsor, solely in its capacity as a stockholder of Parent, agrees that, during the term of this Sponsor Support Agreement, at the Parent Stockholder Meeting, at any other meeting of the stockholders of Parent (the “Parent Stockholders”) related to the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the Parent Stockholders related to the Transactions (the Parent Stockholder Meeting and all other meetings or consents related to the Merger Agreement and/or the Transactions collectively referred to herein as the “Meeting”), the Sponsor shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause the Sponsor Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of the Sponsor Shares in favor of all Parent Proposals, including approval of the Merger Agreement and the Transactions; and

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(c) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of the Sponsor Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent under the Merger Agreement or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Sponsor Support Agreement.

2. Restrictions on Transfer and Related Restrictions. Except in connection with the Sponsor Forfeiture Agreement, the Sponsor agrees that, during the term of this Sponsor Support Agreement, it shall not:

(a) (i) sell, assign, pledge or otherwise transfer or dispose of, encumber, hedge, swap, convert or utilize a derivative to transfer an interest in (collectively, “Transfer”) any of the Sponsor Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Sponsor Support Agreement in a form reasonably acceptable to the Company and Parent, or (ii) enter into any Contract, option, or other binding arrangement (including any profit sharing arrangement) with respect to the Transfer of any Sponsor Shares.

(b) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of the Sponsor Shares) with respect to any Sponsor Shares, or enter into any other Contract with respect to any Sponsor Shares that would prohibit or prevent the satisfaction of its obligations pursuant to this Sponsor Support Agreement;

(c) take any action that would make any representation or warranty of the Sponsor herein untrue or incorrect, or have the effect of preventing or disabling the Sponsor from performing its obligations hereunder;

(d) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying the Sponsor from performing any of its obligations hereunder; or

(e) publicly announce any intention to effect any such transaction specified in this Section 2.

Except in connection with the Sponsor Forfeiture Agreement, Parent shall not, and shall not permit Parent’s transfer agent to, register any Transfer of the Sponsor Shares on Parent’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. No Redemption. The Sponsor hereby agrees that, during the term of this Sponsor Support Agreement, it shall not redeem, or submit a request to Parent or Parent’s transfer agent, or otherwise exercise, any right to redeem, any Sponsor Shares.

4. New Securities. During the term of this Sponsor Support Agreement, in the event that, (a) any shares of Parent Common Stock or other equity securities of Parent are issued to the Sponsor after the date of this Sponsor Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Parent securities owned by the Sponsor, (b) the Sponsor purchases or otherwise acquires beneficial ownership of any shares of Parent Common Stock or other equity securities of Parent after the date of this Sponsor Support Agreement, or (c) the Sponsor acquires the right to vote or share in the voting of any Parent Common Stock or other equity securities of Parent after the date of this Sponsor Support Agreement (such Parent Common Stock or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by the Sponsor shall be subject to the terms of this Sponsor Support Agreement to the same extent as if they constituted the Sponsor Shares as of the date hereof.

5. No Challenge. The Sponsor agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Sponsor Support Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

6. Waiver. The Sponsor hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal, dissenter’s rights and any similar rights under applicable law (including NRS 92A.380 of the NRS) relating to the Merger and the consummation of the Transactions, including any notice requirements.

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7. Consent to Disclosure. The Sponsor hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of the Sponsor’s identity and beneficial ownership of the Sponsor Shares and the nature of the Sponsor’s commitments, arrangements and understandings under and relating to this Sponsor Support Agreement and, if deemed appropriate by Parent or the Company, a copy of this Sponsor Support Agreement. The Sponsor will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). The Sponsor shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Parent.

8. Sponsor Representations: The Sponsor represents and warrants to Parent and the Company, as of the date hereof, that:

(a) the Sponsor has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) the Sponsor has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Sponsor Support Agreement;

(c) the Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Sponsor Support Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Sponsor;

(d) this Sponsor Support Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Support Agreement, this Sponsor Support Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e) the execution and delivery of this Sponsor Support Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Sponsor, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Sponsor Support Agreement;

(f) there are no Actions pending against the Sponsor or, to the knowledge of the Sponsor, threatened against the Sponsor, before (or, in the case of threatened Actions, that would be before) any Authority that in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of the Sponsor’s obligations under this Sponsor Support Agreement;

(g) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Sponsor Support Agreement or any of the transactions contemplated hereby, based upon arrangements made by or on behalf of the Sponsor;

(h) the Sponsor has had the opportunity to read the Merger Agreement and this Sponsor Support Agreement and has had the opportunity to consult with its tax and legal advisors;

(i) the Sponsor has not entered into, and shall not enter into, any agreement that would prevent the Sponsor from performing any of its obligations hereunder;

(j) the Sponsor has good title to the Sponsor Shares, free and clear of any Liens other than Permitted Liens and Liens under Parent’s amended and restated certificate of incorporation and/or Bylaws, and the Sponsor has the sole power to vote or cause to be voted the Sponsor Shares; and

Annex A-71

(k) the Sponsor Shares are the only shares of Parent’s outstanding capital stock owned of record or beneficially owned by the Sponsor as of the date hereof, and none of the Sponsor Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Sponsor Shares that is inconsistent with the Sponsor’s obligations pursuant to this Sponsor Support Agreement.

9. Specific Performance. The Sponsor hereby agrees and acknowledges that (a) Parent and the Company would be irreparably injured in the event of a breach by the Sponsor of its obligations under this Sponsor Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) Parent and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate.

10. Entire Agreement; Amendment; Waiver. This Sponsor Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Additional Agreement. This Sponsor Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Sponsor Support Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

11. Binding Effect; Assignment; Third Parties. This Sponsor Support Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Sponsor Support Agreement and all obligations of the Sponsor are personal to the Sponsor and may not be assigned, transferred or delegated by the Sponsor at any time without the prior written consent of Parent and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Nothing contained in this Sponsor Support Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

12. Counterparts. This Sponsor Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13. Severability. This Sponsor Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Sponsor Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Sponsor Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

14. Governing Law; Jurisdiction; Jury Trial Waiver. Sections 11.7 (Governing Law), 11.15 (Waiver of Jury Trial), 11.16 (Submission to Jurisdiction) and 11.17 (Remedies) of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Sponsor Support Agreement.

15. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.1 (Notices) of the Merger Agreement to the applicable party, with respect to the Company and Parent, at the respective addresses set forth in Section 11.1 of the Merger Agreement, and, with respect to the Sponsor, at the address set forth underneath its name on the signature page hereto.

16. Termination. This Sponsor Support Agreement shall become effective upon the date hereof and shall automatically terminate, and none of Parent, the Company or the Sponsor shall have any rights or obligations hereunder, on the earliest of (a) the mutual written consent of Parent, the Company and the Sponsor, (b) the Closing (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing), or (c) the termination of the Merger Agreement in accordance with its terms. No such termination shall relieve the Sponsor,

Annex A-72

Parent or the Company from any liability resulting from a breach of this Sponsor Support Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 16 shall survive the termination of this Sponsor Support Agreement.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

18. Expenses. The Sponsor shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Sponsor Support Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, and the payment of the fees and expenses of the Company and Parent in connection herewith shall be governed by the provisions of Section 11.5 (Expenses) of the Merger Agreement, which is incorporated herein by reference; provided, that in the event of any Action arising out of or relating to this Sponsor Support Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

19. Interpretation. The titles and subtitles used in this Sponsor Support Agreement are for convenience only and are not to be considered in construing or interpreting this Sponsor Support Agreement. In this Sponsor Support Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (c) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Sponsor Support Agreement as a whole and not to any particular section or other subdivision of this Sponsor Support Agreement. The parties have participated jointly in the negotiation and drafting of this Sponsor Support Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Sponsor Support Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Sponsor Support Agreement.

20. No Partnership, Agency or Joint Venture. This Sponsor Support Agreement is intended to create a contractual relationship among the Sponsor, the Company and Parent, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto. The Sponsor has acted independently regarding its decision to enter into this Sponsor Support Agreement. Nothing contained in this Sponsor Support Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Sponsor Shares. All rights, ownership and economic benefits of and relating to the Sponsor Shares shall remain vested in and belong to the Sponsor, and neither the Company nor Parent shall have any authority to direct the Sponsor in the voting or disposition of any Sponsor Shares, except as otherwise provided herein.

21. Capacity as Stockholder. The Sponsor signs this Sponsor Support Agreement solely its capacity as a stockholder of Parent, and not in any other capacity. Nothing herein shall be construed to limit or affect any actions or inactions by any Representative of the Sponsor serving as a director of Parent or any Subsidiary of Parent, acting in such Person’s capacity as a director of Parent or any Subsidiary of Parent.

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Annex A-73

IN WITNESS WHEREOF, the parties have executed this Sponsor Support Agreement as of the date first written above.

The Company:

NATURALSHRIMP INCORPORATED

By:
Name:
Title:

Annex A-74

IN WITNESS WHEREOF, the parties have executed this Sponsor Support Agreement as of the date first written above.

Parent:

YOTTA ACQUISITION CORPORATION

By:
Name:	Hui Chen
Title:	Chief Executive Officer

Annex A-75

The Sponsor:

YOTTA INVESTMENTS LLC

By:
Name:
Title:

Address for Notice:

Goldenstone Holding, LLC

4360 E New York St.

Aurora, IL 60504

Annex A-76

EXECUTION VERSION

COMPANY STOCKHOLDER SUPPORT AGREEMENT

This COMPANY STOCKHOLDER SUPPORT AGREEMENT, dated as of October 20, 2022 (this “Company Support Agreement”), is entered into by and among the stockholder named on the signature page hereto (the “Stockholder”), NaturalShrimp Incorporated, a Nevada corporation (the “Company”), and Yotta Acquisition Corporation, a Delaware corporation (“Parent”). Capitalized terms used but not defined in this Company Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent, Yotta Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are parties to that certain Merger Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Merger Agreement”), which provides, among other things, that, in accordance with the Merger Agreement and Chapter 92A of the Nevada Revised Statutes (the “NRS”), Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent;

WHEREAS, and as a result of the Merger, among other matters, all of the issued and outstanding capital stock of the Company as of immediately prior to the Effective Time will be converted into the right to receive the Closing Merger Consideration Shares and, if applicable, the Contingent Merger Consideration Shares as set forth in the Merger Agreement and subject to the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder owns the number of shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) and the number of shares of each series of preferred stock, par value $0.0001 per share, of the Company (the “Company Preferred Stock” and, together with the Company Common Stock, “Company Capital Stock”), as set forth underneath Stockholder’s name on the signature page hereto (all such shares, or any successor or additional shares of the Company of which ownership of record or the power to vote is hereafter acquired by the Stockholder prior to the termination of this Company Support Agreement being referred to herein as the “Stockholder Shares”);

WHEREAS, the Board of Directors of the Company (a) has approved and declared advisable the execution of the Merger Agreement, and the transactions contemplated thereby, and the Additional Agreements to which the Company is or will be a party including the Merger (collectively, the “Transactions”) and the performance of its obligations thereunder, on the terms and subject to the conditions set forth therein, (b) has determined that the Merger Agreement and the Transactions are advisable and in the best interests of the Company and its stockholders (the “Company Stockholders”), and (c) resolved to recommend that the Company Stockholders approve the Merger and the Transactions and adopt the Merger Agreement, the Additional Agreements to which it is or will be a party and the performance of its obligations thereunder; and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, Stockholder is executing and delivering this Company Support Agreement to Parent.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. Stockholder, solely in its capacity as a Company Stockholder, agrees that, during the term of this Company Support Agreement, at any meeting of the Company Stockholders related to the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), including any separate class or series vote thereof, and/or in connection with any written consent of the Company Stockholders related to the Transactions (all meetings or consents related to the Merger Agreement and/or the Transactions collectively referred to herein as the “Meeting”), Stockholder shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause the Stockholder Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of the Stockholder Shares in favor of the Merger Agreement and the Transactions; and

Annex A-77

(c) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of the Stockholder Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, or (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Company Support Agreement.

2. Restrictions on Transfer and Related Restrictions. The Stockholder agrees that, during the term of this Company Support Agreement, it shall not

(a) (i) sell, assign, pledge or otherwise transfer or dispose of, encumber, hedge, swap, convert or utilize a derivative to transfer an interest in (collectively, a “Transfer”) any of the Stockholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Company Support Agreement in a form reasonably acceptable to Parent and the Company, or (ii) enter into any Contract, option or other binding arrangement (including any profit sharing arrangement with respect to the Transfer of any Stockholder Shares

(b) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of the Stockholder Shares) with respect to any Stockholder Shares, or enter into any other Contract with respect to any Stockholder Shares that would prohibit or prevent the satisfaction of its obligations pursuant to this Company Support Agreement;

(c) take any action that would make any representation or warranty of the Stockholder herein untrue or incorrect, or have the effect of preventing or disabling the Stockholder from performing its obligations hereunder;

(d) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying the Stockholder from performing any of its obligations hereunder; or

(e) publicly announce any intention to effect any such transaction specified in this Section 2.

The Company agrees that it shall not register any sale, assignment or transfer of the Stockholder Shares on the Company’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. New Securities. During the term of this Company Support Agreement, in the event that, (a) any shares of Company Capital Stock or other equity securities of the Company are issued to the Stockholder after the date of this Company Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of the Company securities owned by the Stockholder, (b) the Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Capital Stock or other equity securities of the Company after the date of this Company Support Agreement, or (c) the Stockholder acquires the right to vote or share in the voting of any Company Capital Stock or other equity securities of the Company after the date of this Company Support Agreement (such Company Capital Stock and other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by the Stockholder shall be subject to the terms of this Company Support Agreement to the same extent as if they constituted the Stockholder Shares as of the date hereof.

4. No Challenge. Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Company Support Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Waiver. Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal, dissenter’s rights and any similar rights under applicable law (including Section NRS 92A.380 of the NRS) relating to the Merger and the consummation of the Transactions, including any notice requirements.

6. Consent to Disclosure. Stockholder hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of Stockholder’s identity and beneficial ownership of Stockholder Shares and the nature of Stockholder’s commitments, arrangements and understandings under and relating to this Company

Annex A-78

Support Agreement and, if deemed appropriate by Parent or the Company, a copy of this Company Support Agreement. Stockholder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). Stockholder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Parent.

7. Stockholder Representations: Stockholder represents and warrants to Parent and the Company, as of the date hereof, that:

(a) Stockholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) Stockholder has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Company Support Agreement;

(c) Stockholder’s signature on this Company Support Agreement is genuine, and Stockholder has legal competence and capacity to execute the same and if any shares beneficially owned by the Stockholder are held by an entity that is not an individual, such entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized, and the execution, deli very and performance of this Company Support Agreement and the consummation of the transactions contemplated hereby are within the Stockholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Stockholder;

(d) this Company Support Agreement has been duly executed and delivered by Stockholder and, assuming due authorization, execution and delivery by the other parties to this Company Support Agreement, this Company Support Agreement constitutes a legally valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e) the execution and delivery of this Company Support Agreement by Stockholder does not, and the performance by Stockholder of its obligations hereunder will not require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Stockholder of its obligations under this Company Support Agreement;

(f) there are no Actions pending against Stockholder or, to the knowledge of Stockholder, threatened against Stockholder, before (or, in the case of threatened Actions, that would be before) any Authority, that in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Stockholder of Stockholder’s obligations under this Company Support Agreement;

(g) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Company Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of the Stockholder;

(h) Stockholder has had the opportunity to read the Merger Agreement and this Company Support Agreement and has had the opportunity to consult with Stockholder’s tax and legal advisors;

(i) Stockholder has not entered into, and shall not enter into, any agreement that would prevent Stockholder from performing any of Stockholder’s obligations hereunder;

(j) Stockholder has good title to the Stockholder Shares underneath Stockholder’s name on the signature page hereto, free and clear of any Liens other than Permitted Liens and Liens under the Company’s Articles of Incorporation and/or Bylaws and investment documents with the Company, and Stockholder has the sole power to vote or cause to be voted the Stockholder Shares; and

Annex A-79

(k) the Stockholder Shares are the only shares of the Company’s outstanding capital stock owned of record or beneficially owned by the Stockholder as of the date hereof, and none of the Stockholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Stockholder Shares that is inconsistent with Stockholder’s obligations pursuant to this Company Support Agreement.

8. Conversion of Preferred Stock. The Stockholder agrees to take all actions necessary to convert all of its shares of Company Preferred Stock of the Company into shares of Company Common Stock within the time period set forth in the Merger Agreement, including by delivering any conversion election notice to the Company or voting in favor of any amendments to the Company’s Articles of Incorporation or the Certificate of Designations of any series of Company Preferred Stock.

9. Specific Performance. The Stockholder hereby agrees and acknowledges that (a) Parent and the Company would be irreparably injured in the event of a breach by the Stockholder of its obligations under this Company Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) Parent and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate.

10. Entire Agreement; Amendment; Waiver. This Company Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Additional Agreement. This Company Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Company Support Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

11. Binding Effect; Assignment; Third Parties. This Company Support Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Company Support Agreement and all obligations of Stockholder are personal to Stockholder and may not be assigned, transferred or delegated by Stockholder at any time without the prior written consent of Parent and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Nothing contained in this Company Support Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

12. Counterparts. This Company Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13. Severability. This Company Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Company Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Company Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

14. Governing Law; Jurisdiction; Jury Trial Waiver. Sections 11.7 (Governing Law), 11.15 (Waiver of Jury Trial), 11.16 (Submission to Jurisdiction) and 11.17 (Remedies) of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Company Support Agreement.

15. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Company Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.1 (Notices) of the Merger Agreement to the applicable party, with respect to the Company and Parent, at the respective addresses set forth in Section 11.1 of the Merger Agreement, and, with respect to the Stockholder, at the address set forth underneath Stockholder’s name on the signature page hereto.

Annex A-80

16. Termination. This Company Support Agreement shall become effective upon the date hereof and shall automatically terminate, and none of Parent, the Company or Stockholder shall have any rights or obligations hereunder, on the earliest of (a) the mutual written consent of Parent, the Company and the Stockholder, (b) the Closing (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing), or (c) the termination of the Merger Agreement in accordance with its terms. No such termination shall relieve the Stockholder, Parent or the Company from any liability resulting from a breach of this Company Support Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 16 shall survive the termination of this Company Support Agreement.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

18. Expenses. The Stockholder shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Company Support Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, and the payment of the fees and expenses of the Company and the Parent in connection herewith shall be governed by the provisions of Section 11.5 (Expenses) of the Merger Agreement, which is incorporated herein by reference; provided, that in the event of any Action arising out of or relating to this Company Support Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

19. Interpretation. The titles and subtitles used in this Company Support Agreement are for convenience only and are not to be considered in construing or interpreting this Company Support Agreement. In this Company Support Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Company Support Agreement as a whole and not to any particular section or other subdivision of this Company Support Agreement. The parties have participated jointly in the negotiation and drafting of this Company Support Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Company Support Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Company Support Agreement.

20. No Partnership, Agency or Joint Venture. This Company Support Agreement is intended to create a contractual relationship among Stockholder, the Company and Parent, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto. Stockholder has acted independently regarding its decision to enter into this Company Support Agreement. Nothing contained in this Company Support Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Stockholder Shares. All rights, ownership and economic benefits of and relating to the Stockholder Shares shall remain vested in and belong to Stockholder, and neither Company nor Parent shall have any authority to direct Stockholder in the voting or disposition of any Stockholder Shares, except as otherwise provided herein.

21. Capacity as Stockholder. Stockholder signs this Company Support Agreement solely in Stockholder’s capacity as a Company Stockholder and not in any other capacity. Nothing herein shall be construed to limit or affect any actions or inactions by Stockholder or any representative of Stockholder, as applicable, serving as a director of the Company or any Subsidiary of the Company, acting in such Person’s capacity as a director of the Company or any Subsidiary of the Company.

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Annex A-81

IN WITNESS WHEREOF, the parties have executed this Company Support Agreement as of the date first written above.

The Company:

NATURALSHRIMP INCORPORATED

By:
Name:
Title:

{Signature Page to Company Stockholder Support Agreement}

Annex A-82

IN WITNESS WHEREOF, the parties have executed this Company Support Agreement as of the date first written above.

Parent:

YOTTA ACQUISITION CORPORATION

By:
Name:	Hui Chen
Title:	Chief Executive Officer

{Signature Page to Company Stockholder Support Agreement}

Annex A-83

Stockholder:

[_________________________________]

By:
Name:
Title:

Number and Type of Shares:

Shares of Company Common Stock:

Shares of Company Preferred Stock:

Series A Convertible Preferred Stock:

Series B Convertible Preferred Stock:

Series D Convertible Preferred Stock:

Series E Convertible Preferred Stock:

Series F Convertible Preferred Stock:

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email:	:

{Signature Page to Company Stockholder Support Agreement}

Annex A-84

EXECUTION VERSION

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of October 20, 2022, by and among the undersigned (the “Holder”), Yotta Acquisition Corporation, a Delaware corporation (“Parent”), and NaturalShrimp, Incorporated, a Nevada corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A. Parent, the Company and Yotta Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into a Merger Agreement, dated as of October 20, 2022 (the “Merger Agreement”).

B. The Merger Agreement provides, among other things, that Merger Sub will be merged with and into the Company (the “Merger”) with the Company becoming a wholly owned subsidiary of Parent and that each outstanding share of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) will be converted into the right to receive that number of shares of the common stock, par value $0.0001 per share, of Parent (the “Parent Common Stock”) equal to the Closing Per Share Merger Consideration, subject to the provisions of the Merger Agreement.

C. The Holder is the record and/or beneficial owner of certain shares of Company Common Stock or securities that are convertible into, exercisable for, or exchangeable for shares of Company Common Stock.

D. As a condition of, and as a material inducement for Parent to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of Parent (these actions, collectively, “Transfer”).

(b) In furtherance of the foregoing, Parent will (i) place an irrevocable stop order on all Lock-up Shares, including those that may be covered by a registration statement, and (ii) notify Parent’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Parent’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means the period commencing at the Effective Time and ending on the date that is six months after the date on which the Effective Time occurs.

Annex A-85

The restrictions set forth herein shall not apply to:

(1) Transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended);

(2) Transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family or to a charitable organization;

(3) by virtue of the laws of descent and distribution upon death of the Holder;

(4) by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(5) Transfers to a partnership, limited liability company or other entity of which the Holder and/or the Holder’s immediate family are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(6) in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; and

(7) the entry, by the Holder, at any time after the effective time of the Merger, of any trading plan providing for the sale of Parent Common Stock by the Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Parent Common Stock during the Lock-up Period and no public announcement or filing is voluntarily made or is required to be made regarding such plan during the Lock-up Period;

in the case of clauses (1) through (6) where such transferee agrees in writing to be bound by the terms of this Agreement.

In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of Parent and Parent’s Subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of Parent being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of Parent with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, subject to the Enforceability Exceptions, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any Company Common Stock or any Company Securities exercisable for, exchangeable for, or convertible into Company Common Stock, or any economic interest in or derivative of such securities, other than those securities specified on the signature page hereto. For purposes of this Agreement, the shares of Parent Common Stock into which any shares of Company Common Stock beneficially owned by the Holder immediately prior to the Effective Time will be converted into at the Effective Time pursuant to the Merger are collectively referred to as the “Lock-up Shares.”

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

Annex A-86

5. Termination of the Merger Agreement. This Agreement shall be binding upon the parties in accordance with Section 8 hereof, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligation hereunder.

6. Notices. Any notices required or permitted to be sent hereunder shall be given in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, (i) if delivered by 5:00 PM Eastern Time on a Business Day, on the date of delivery, and (ii) otherwise on the first Business Day after such delivery; (b) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt; or (c) three Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to Parent, to:

Yotta Acquisition Corporation

1185 Avenue of the Americas

Suite 301

New York, NY 10036

Attention:

Email:

with a copy to (which shall not constitute notice):

Loeb & Loeb

345 Park Avenue, 19th Floor

New York, NY 10154

Attention: Mitchell S. Nussbaum, Esq.

E-mail: mnussbaum@loeb.com

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

with a copy to (which shall not constitute notice):

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Attention: Joseph M. Lucosky, Esq.

Email: jlucosky@lucbro.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

7. Captions and Headings. The captions and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one and the same agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

9. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Parent and its successors and assigns.

Annex A-87

10. Severability. A determination by a court or other legal authority that any provision of this Agreement is invalid, illegal or unenforceable shall not affect the validity or enforceability of any other term or provision hereof. The parties shall cooperate in good faith to modify (or cause such court or other legal authority to modify) this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

Annex A-88

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

YOTTA ACQUISITION CORPORATION

By:
Name:
Title:

NATURALSHRIMP, INCORPORATED

By:
Name:
Title:

[Signature Page to Lock-up Agreement]

Annex A-89

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF HOLDER:

By:
Name:
Title:
Address:
Attention:
Email:

COMPANY STOCK OWNERSHIP:

COMPANY COMMON STOCK: ______________

COMPANY PREFERRED STOCK: ____________ (SPECIFY SERIES)

COMPANY WARRANTS: ___________________

[Signature Page to Lock-up Agreement]

Annex A-90

EXECUTION VERSION

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of October 20, 2022, by and among the undersigned (the “Holder”), Yotta Acquisition Corporation, a Delaware corporation (“Parent”), and NaturalShrimp, Incorporated, a Nevada corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A. Parent, the Company and Yotta Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into a Merger Agreement, dated as of October 20, 2022 (the “Merger Agreement”).

B. The Merger Agreement provides, among other things, that Merger Sub will be merged with and into the Company (the “Merger”) with the Company becoming a wholly owned subsidiary of Parent and that each outstanding share of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) will be converted into the right to receive that number of shares of the common stock, par value $0.0001 per share, of Parent (the “Parent Common Stock”) equal to the Closing Per Share Merger Consideration, subject to the provisions of the Merger Agreement.

C. The Holder is the record and/or beneficial owner of certain shares of Parent Common Stock or securities that are convertible into, exercisable for, or exchangeable for shares of Parent Common Stock.

D. As a condition of, and as a material inducement for Parent and the Company to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of Parent (these actions, collectively, “Transfer”).

(b) In furtherance of the foregoing, Parent will (i) place an irrevocable stop order on all Lock-up Shares, including those that may be covered by a registration statement, and (ii) notify Parent’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Parent’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means the period commencing at the Effective Time and ending on the date that is six months after the date on which the Effective Time occurs.

Annex A-91

The restrictions set forth herein shall not apply to:

(1) Transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended);

(2) Transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family or to a charitable organization;

(3) by virtue of the laws of descent and distribution upon death of the Holder;

(4) by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(5) Transfers to a partnership, limited liability company or other entity of which the Holder and/or the Holder’s immediate family are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(6) in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; and

(7) the entry, by the Holder, at any time after the effective time of the Merger, of any trading plan providing for the sale of Parent Common Stock by the Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Parent Common Stock during the Lock-up Period and no public announcement or filing is voluntarily made or required to be made regarding such plan during the Lock-up Period;

in the case of clauses (1) through (6) where such transferee agrees to be bound in writing by the terms of this Agreement.

In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of Parent and Parent’s Subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of Parent being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of Parent with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, subject to the Enforceability Exceptions, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), (i) any Company Common Stock or any Company Securities exercisable for, exchangeable for, or convertible into Company Common Stock, or any economic interest in or derivative of such securities, or (ii) any Parent Common Stock or any securities of Parent exercisable for, exchangeable for, or convertible into Parent Common Stock, or any economic interest in or derivative of such securities, other than those securities specified on the signature page hereto. For purposes of this Agreement, the shares of Parent Common Stock beneficially owned by the Holder as of the Effective Time are collectively referred to as the “Lock-up Shares.”

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

Annex A-92

5. Termination of the Merger Agreement. This Agreement shall be binding upon the parties in accordance with Section 8 hereof, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligation hereunder.

6. Notices. Any notices required or permitted to be sent hereunder shall be given in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, (i) if delivered by 5:00 PM Eastern Time on a Business Day, on the date of delivery, and (ii) otherwise on the first Business Day after such delivery; (b) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt; or (c) three Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to Parent, to:

Yotta Acquisition Corporation

1185 Avenue of the Americas

Suite 301

New York, NY 10036

Attention:

Email:

with a copy to (which shall not constitute notice):

Loeb & Loeb

345 Park Avenue, 19th Floor

New York, NY 10154

Attention: Mitchell S. Nussbaum, Esq.

E-mail: mnussbaum@loeb.com

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

with a copy to (which shall not constitute notice):

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Attention: Joseph M. Lucosky, Esq.

Email: jlucosky@lucbro.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

7. Captions and Headings. The captions and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one and the same agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

9. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Parent and its successors and assigns.

Annex A-93

10. Severability. A determination by a court or other legal authority that any provision of this Agreement is invalid, illegal or unenforceable shall not affect the validity or enforceability of any other term or provision hereof. The parties shall cooperate in good faith to modify (or cause such court or other legal authority to modify) this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

Annex A-94

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

YOTTA ACQUISITION CORPORATION

By:
Name:
Title:

Naturalshrimp, incorporated

By:
Name:
Title:

[Signature Page to Lock-up Agreement]

Annex A-95

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF HOLDER:

By:
Name:
Title:
Address:
Attention:
Email:

NUMBER OF LOCK-UP SHARES: __________

[Signature Page to Lock-up Agreement]

Annex A-96

Annex B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

YOTTA ACQUISITION CORPORATION

Pursuant to Section 242 and 245

of the

Delaware General Corporation Law

Yotta Acquisition Corporation, a corporation existing under the laws of the State of Delaware, by its Chief Executive Officer, hereby certifies as follows:

1. The name of the corporation is Yotta Acquisition Corporation.

2. The original Certificate of Incorporation of Yotta Acquisition Corporation was filed in the office of the Secretary of State of the State of Delaware on March 8, 2021.

3. A Certificate of Amendment was filed by Yotta Acquisition Corporation in the office of the Secretary of State of the State of Delaware on January 3, 2022.

4. An Amended and Restated Certificate of Incorporation was filed by Yotta Acquisition Corporation in the Office of the Secretary of State of the State of Delaware on April 19, 2022.

5. This Amended and Restated Certificate of Incorporation: (a) restates, integrates and amends the Certificate of Incorporation of Yotta Acquisition Corporation as heretofore amended; and (b) was duly adopted by the directors and stockholders of Yotta Acquisition Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”).

6. This Amended and Restated Certificate of Incorporation shall be hereinafter referred to as the “Certificate of Incorporation.”

7. The text of the Certificate of Incorporation is hereby amended and restated to read in full as follows:

ARTICLE I

NAME OF THE CORPORATION

The name of the corporation is NaturalShrimp Incorporated (hereinafter referred to as the “Corporation”).

ARTICLE II

AGENT

The address of the Corporation’s registered office in the State of Delaware is ________________________. The name of its registered agent at that address is ______________.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

STOCK

Section 4.1 Authorized Stock. The total number of shares of capital stock that the Corporation is authorized to issue is 210,000,000 shares, having a par value of $0.0001 per share, of which 200,000,000 shares shall be designated as common stock (the “Common Stock”) and 10,000,000 shares shall be designated as preferred stock (the “Preferred Stock”).

Annex B-1

Section 4.2 Common Stock.

(a)	Voting. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation).

(b)	Dividends. Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends out of any funds of the Corporation legally available therefor when, as and if declared by the Board of Directors.

(c)	Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Section 4.3 Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Article IV, the Board of Directors is hereby authorized to provide by resolution and by causing the filing of a Preferred Stock Designation for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers (including voting powers, whether full, limited or no voting powers), preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

Section 4.4 Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1 Powers of the Board. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

Section 5.2 Election.

(a)	Ballot Not Required. Election of directors need not be by ballot unless the bylaws of the Corporation (the “Bylaws”) so provide.

(b)	Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws.

Annex B-2

ARTICLE VI
AMENDMENTS

Section 6.1 Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

Section 6.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VII
EXCULPATION

Section 7.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.

Section 7.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article IX that adversely affects any right of a director or officer shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

ARTICLE VIII
FORUM AND JURISDICTION

Section 8.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the GDCL or this Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, and (b) any action or claim arising under the Exchange Act or Securities Act of 1933, as amended.]

Section 8.2 Jurisdiction. If any action the subject matter of which is within the scope of Section 10.1 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 10.1 (an “FSC Enforcement Action”), and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 8.3 Severability. If any provision or provisions of this Article VIIIX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

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ARTICLE IX
COMPROMISE WITH CREDITORS AND/OR STOCKHOLDERS

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer on this ___ day of ________________, 2022.

NATURALSHRIMP INCORPORATED

By:
Gerald Easterling, Chief Executive Officer

[Signature Page to Amended and Restated Certificate of Incorporation]

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Annex C

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1. Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3. Without discounting for lack of marketability or minority status.

(Added to NRS by 1995, 2087; A 2009, 1720)

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

(Added to NRS by 1995, 2087; A 2009, 1721)

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NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger;

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180; or

(3) If the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

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(f) Any corporate action not described in this subsection pursuant to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, must not challenge the corporate action creating the entitlement unless the action is unlawful or constitutes or is the result of actual fraud against the stockholder or the domestic corporation.

3. Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814; 2019, 109)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger; shares of stock not issued and outstanding on date of first announcement of proposed action.

1. There is no right of dissent pursuant to paragraph (a), (b), (c) or (f) of subsection 1 of NRS 92A.380 in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, Ê unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2. The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or

(b) The day before the effective date of such corporate action if:

(1) There is no meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or

(2) The corporate action is a merger described in NRS 92A.133.

3. Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action to accept for such shares anything other than:

(a) Cash;

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(b) Any security or other proprietary interest of any other entity, including, without limitation, shares, equity interests or contingent value rights, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective; or

(c) Any combination of paragraphs (a) and (b).

4. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5. There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

6. There is no right of dissent with respect to any share of stock that was not issued and outstanding on the date of the first announcement to the news media or to the stockholders of the terms of the proposed action requiring dissenter’s rights.

(Added to NRS by 1995, 2088; A 2009, 1722; 2013, 1285; 2019, 110, 2495; 2021, 1521)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

(Added to NRS by 1995, 2089; A 2009, 1723)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenter’s rights is submitted for approval pursuant to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those stockholders of record entitled to exercise dissenter’s rights.

2. If a corporate action creating dissenter’s rights is submitted for approval pursuant to a written consent of the stockholders or taken without a vote of the stockholders, the domestic corporation:

(a) May send an advance notice statement with respect to the proposed corporate action; and

(b) If the proposed corporate action is taken, the domestic corporation shall notify in writing all stockholders of record entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723; 2013, 1286; 2019, 111; 2021, 1522)

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NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, a statement of intent with respect to the proposed corporate action; and

(b) Must not vote, or cause or permit to be voted, any of the stockholder’s shares of such class or series in favor of the proposed corporate action.

2. If a proposed corporate action creating dissenter’s rights is taken without a vote of the stockholders or submitted for approval pursuant to a written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) If an advance notice statement is sent by the subject corporation pursuant to NRS 92A.410, must deliver a statement of intent with respect to any class or series of shares to the subject corporation by the date specified in the advance notice statement; and

(b) Must not consent to or approve the proposed corporate action with respect to such class or series.

3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723; 2013, 1286; 2021, 1523)

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

2. The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724; 2013, 1286)

NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1. A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a) Demand payment;

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(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2. If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3. Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4. A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5. The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

(Added to NRS by 1995, 2090; A 2009, 1725)

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation’s principal office is located;

(b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

Ê The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares; and

(c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

(Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725; 2013, 1287)

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NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1. A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3. Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4. Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

(Added to NRS by 1995, 2091; A 2009, 1725; 2013, 1287)

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2. A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

(Added to NRS by 1995, 2091; A 2009, 1726)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2. A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the

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proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815; 2013, 1288)

NRS 92A.500 Assessment of costs and fees in certain legal proceedings.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of NRS 17.117 or N.R.C.P. 68.

(Added to NRS by 1995, 2092; A 2009, 1727; 2015, 2566; 2019, 276)

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (referred to as the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Yotta’s Certificate of Incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and Yotta’s bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

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In addition, effective upon the consummation of the business combination, Yotta will enter into indemnification agreements with each of our directors and officers. These agreements will require Yotta to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to Yotta, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Yotta also intends to enter into indemnification agreements with its future directors.

Item 21. Exhibits and Financial Statements Schedules

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
2.1#	Merger Agreement dated as of October 24, 2022, by and among Yotta Acquisition Corporation, Yotta Merger Sub, Inc. and NaturalShrimp Incorporated (included as Annex A to this proxy statement/information statement/prospectus).	Form 8-K	001-41357	2.1	October 25, 2022
3.1	Amended and Restated Certificate of Incorporation of Yotta.	Form 8-K	001-41357	3.1	April 22, 2022
3.2	Form of Second Amended and Restated Certificate of Incorporation of Yotta (included as Annex B to this proxy statement/information statement/prospectus).	Form S-4
3.3	Bylaws of Yotta.	Form S-1	333-263415	3.3	March 10, 2022
4.1	Specimen Unit Certificate of Yotta Acquisition Corporation	Form S-1	333-263415	4.1	March 10, 2022
4.2	Specimen Common Stock Certificate of Yotta Acquisition Corporation	Form S-1/A	333-263415	4.2	March 10, 2022
4.3	Specimen Warrant Certificate of Yotta Acquisition Corporation	Form S-1/A	333-263415	4.3	March 10, 2022
4.4	Specimen Right Certificate of Yotta Acquisition Corporation	Form S-1	333-263415	4.4	March 10, 2022
4.5	Warrant Agreement, dated April 19, 2022, by and between Continental Stock Transfer & Trust Company and Yotta Acquisition Corporation.	Form 8-K	001-41357	4.1	April 22, 2022
4.6	Rights Agreement, dated April 19, 2022, by and between Continental Stock Transfer & Trust Company and Yotta Acquisition Corporation.	Form 8-K	001-41357	4.2	April 22, 2022
5.1**	Opinion of Loeb & Loeb LLP regarding the validity of the securities	Form S-4		5.1
10.1	Letter Agreement, dated April 19, 2022, by and among the Sponsor, Yotta Acquisition Corporation. and Chardan Capital Markets	Form 8-K	001-41357	10.2	April 22, 2022
10.2	Letter Agreement, dated April 19, 2022, by and among Yotta Acquisition Corporation, its directors and officers and Chardan Capital Markets	Form 8-K	001-41357	10.3	April 22, 2022
10.3	Investment Management Trust Agreement, dated April 19, 2022, by and between Continental Stock Transfer & Trust Company and Yotta Acquisition Corporation	Form 8-K	001-41357	10.2

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		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
10.4	Stock Escrow Agreement, dated April 19, 2022, by and among Yotta Acquisition Corporation, Continental Stock Transfer & Trust Company and the initial stockholders.	Form 8-K	001-41357	10.4	April 22, 2022
10.5	Registration Rights Agreement, dated April 19, 2022, by and among Yotta Acquisition Corporation, the Sponsor and the initial stockholders.	Form 8-K	001-41357	10.5	April 22, 2022
10.6	Form of Indemnity Agreement	Form 8-K	001-41357	10.7	April 22, 2022
10.7	Subscription Agreement, dated April 19, 2022, by and between Yotta and the Sponsor	Form 8-K	001-41357	10.6	April 22, 2022
10.8	Administrative Services Agreement, dated April 19, 2022, between Yotta and the Sponsor	Form 8-K	001-41357	10.8	April 22, 2022
10.9	Form of Sponsor Support Agreement dated as of October 24, 2022 by and among NaturalShrimp Incorporated and certain stockholders of Yotta Acquisition Corporation	Form 8-K	001-41357	10.1	October 24, 2022
10.10	Form of Company Support Agreement dated as of October 24, 2022 by and among Yotta Acquisition Corporation, NaturalShrimp, Incorporated and certain stockholders of NaturalShrimp Incorporated	Form 8-K	001-41357	10.2	October 24, 2022
10.11	Form of Company Lock-Up Agreement.	Form 8-K	001-41357	10.3	October 24, 2022
10.12	Form of Sponsor Lock-Up Agreement	Form 8-K	001-41357	10.4	October 24, 2022
10.15**	Form of Amended and Restated Registration Rights Agreement.	Form S-4
21.1***	List of Subsidiaries.	Form S-4	333-269113	21.1	January 4, 2023
23.1	Consent of Marcum LLP, independent registered public accounting firm of Yotta.	Form S-4
23.2	Consent of Turner, Stone & Company, L.L.P., independent registered public accounting firm of NaturalShrimp.	Form S-4
23.3**	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).	Form S-4
24.1***	Power of Attorney (see signature page)	Form S-4	333-269113	24.1	January 4, 2023
99.1**	Consent of Dr. Paraic J. Mulgrew to be named as a director.
99.2**	Consent of Edward Johnson to be named as a director.
99.3**	Consent of Thomas B. Pickens III to be named as a director.
99.4**	Consent of Dr. Edward R. Rashid
99.5**	Preliminary Proxy Card.	Form S-4

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Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
101.INS	Inline XBRL Instance Document.	Form S-4
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.	Form S-4
101.SCH	Inline XBRL Taxonomy Extension Schema Document.	Form S-4
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.	Form S-4
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.	Form S-4
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.	Form S-4
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).	Form S-4
107***	Filing Fee Table	Form S-4	333-269113	107	January 4, 2023

*	Indicates management contract or compensatory plan or arrangement.
**	To be filed by amendment
***	Previously filed.
#	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 22. Undertakings

a.	The undersigned registrant hereby undertakes:

i.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

ii.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

iii.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

iv.	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference

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into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

v.	That, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

vi.	The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable Form.

vii.	The undersigned registrant hereby undertakes as follows: that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

viii.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

b.	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

c.	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of April, 2023.

Yotta Acquisition Corporation

By:	/s/ Hui Chen
Name:	Hui Chen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hui Chen	Chief Executive Officer	April 25, 2023
Hui Chen	(Principal Executive Officer)

/s/ Robert Labbe	Chief Financial Officer and Director	April 25, 2023
Robert Labbe	(Principal Financial and Accounting Officer)

*/s/ Brandon Miller	Director	April 25, 2023
Brandon Miller

*/s/ Daniel M. McCabe	Director	April 25, 2023
Daniel M. McCabe

*/s/ Michael Lazar	Director	April 25, 2023
Michael Lazar

*By:	/s/ Hui Chen	April 25, 2023
Hui Chen
Power of Attorney

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